UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STONEMOR PARTNERS L.P.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

On September 27, 2018, StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP, and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), entered into a Merger and Reorganization Agreement, as amended to date, (the “Merger Agreement”), pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion) and Merger Sub will be merged with and into the Partnership (the “Merger”). Upon consummation of the Merger the holders of common units (“common units”) and Series A Convertible Preferred Units (“preferred units” and together with our common units, the “units”) of the Partnership, each representing limited partner interests in the Partnership, will become stockholders in the Company, and the Partnership will become a wholly-owned subsidiary of the Company.

The conflicts committee of the board of directors of GP (the “Conflicts Committee”) (which consisted of independent directors) has determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Partnership and its unitholders (other than GP and unitholders affiliated with GP) and have unanimously approved the Merger Agreement and the transactions contemplated thereby.

If the Merger is completed, each common unit that is outstanding (as defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 27, 2019 (the “Partnership Agreement”)), excluding any common units held by StoneMor LP Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP, will be converted into the right to receive one share of common stock, par value $0.01 per share of the Company (the “Company Shares”), which will have been duly authorized and will be validly issued, fully paid and nonassessable. In addition, any preferred units that remain outstanding will be converted into the right to receive a number of Company Shares equal to the then prevailing Series A Conversion Rate (as defined in the Partnership Agreement), which will have been duly authorized and will be validly issued, fully paid and nonassessable. Any outstanding award of phantom units granted pursuant to a phantom unit agreement will be treated as common units pursuant to the terms of the Merger Agreement.

The Partnership will hold a special meeting of the unitholders, in connection with the proposed Merger (the “Partnership Unitholder Meeting”). At the Partnership Unitholder Meeting, the unitholders will be asked to vote on the proposal to approve the Merger Agreement (the “Merger proposal”) and to approve the adjournment of the Partnership Unitholder Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement (the “Adjournment proposal”). Approval of the Merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding units.

We cannot complete the Merger unless the unitholders approve the Merger proposal. Accordingly, your vote is very important regardless of the number of units you own. Voting instructions are set forth inside this proxy statement/prospectus.

The Conflicts Committee recommends that the unitholders vote FOR the Merger proposal and FOR the Adjournment proposal. In considering the recommendation of the Conflicts Committee with respect to the Merger proposal, unitholders should be aware that some of GP’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as Partnership common unitholders. See “Proposal 1: The Merger—Interests of Certain Persons in the Merger.”

This proxy statement/prospectus provides you with detailed information about the proposed Merger and related matters. You are encouraged to read the entire document carefully. In particular, see “Risk Factors” beginning on page 26 of this proxy statement/prospectus for a discussion of risks relevant to the Merger and the Company’s business following the Merger.

The common units are listed on the NYSE under the symbol “STON.” The last reported sale price of the common units on the NYSE on November 12, 2019 was $1.076.

Joseph M. Redling
President, Chief Executive Officer and Director
StoneMor GP LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or has determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated November 15, 2019 and is being first mailed to unitholders on or about November 15, 2019.

StoneMor Partners L.P.

3600 Horizon Blvd.

Suite 100

Trevose, Pennsylvania 19053

NOTICE OF PARTNERSHIP UNITHOLDER MEETING

TO BE HELD ON DECEMBER 20, 2019

To the unitholders of StoneMor Partners L.P.:

A special meeting of unitholders (the “Partnership Unitholder Meeting”) of StoneMor Partners L.P. (the “Partnership”) will be held on December 20, 2019 at 10:00 a.m., local time, at Courtyard Philadelphia Bensalem, 3280 Tillman Road, Bensalem, PA 19020, for the following purpose:

•

to consider and vote upon a proposal to approve the Merger and Reorganization Agreement dated September 27, 2018, as amended to date, (the “Merger Agreement”), which is referred to as the “Merger proposal” and

•

to approve the adjournment of the Partnership Unitholder Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement (which is referred to as the “Adjournment proposal”).

Approval of the Merger proposal requires the affirmative vote of holders of at least a majority of the outstanding common units (“common units”) and Series A Convertible Preferred Units (“preferred units” and together with our common units, the “units”) of the Partnership, each representing limited partner interests in the Partnership, voting together as a single class, for the approval of the Merger Agreement.

We cannot complete the merger of Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), with and into the Partnership with the Partnership becoming a wholly-owned subsidiary of StoneMor Inc. (the “Company”), a Delaware corporation created upon the conversion of GP from a Delaware limited partnership to a Delaware corporation (the “Conversion”) pursuant to the Merger Agreement (the “Merger”), unless the unitholders approve the Merger proposal. Accordingly, your vote is very important regardless of the number of units you own.

The conflicts committee (the “Conflicts Committee”) of the board of directors of GP (the “GP Board”) (which consisted of independent directors) has determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Partnership and the unitholders (other than GP and unitholders affiliated with GP), and, subject to the approval and authorization of the Conversion and the transactions contemplated thereby by the GP Board and StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (which approval was subsequently obtained), have unanimously approved the Merger Agreement and the transactions contemplated thereby. The Conflicts Committee recommends that the unitholders vote FOR the Merger proposal and FOR the Adjournment proposal. For more information regarding the recommendation of the Conflicts Committee with respect to the Merger proposal, including the obligations of the Conflicts Committee in making such determination under the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of June 27, 2019, see “Proposal 1: The Merger—Recommendation of the Conflicts Committee and their Reasons for the Merger.”

In considering the recommendation of the Conflicts Committee, unitholders should be aware that some of GP’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as Partnership common unitholders. See “Proposal 1: The Merger—Interests of Certain Persons in the Merger.”

Only unitholders of record at the close of business on November 4, 2019 are entitled to notice of and to vote at the Partnership Unitholder Meeting. A list of unitholders entitled to vote at the Partnership Unitholder Meeting will be available for inspection at the Partnership’s offices in Trevose, Pennsylvania, for any purpose relevant to the Partnership Unitholder Meeting during normal business hours for a period of ten days before the meeting and at the Partnership Unitholder Meeting. References to the Partnership Unitholder Meeting in this proxy statement/prospectus are to such unitholder meeting as adjourned or postponed.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE PARTNERSHIP UNITHOLDER MEETING, PLEASE SUBMIT YOUR PROXY IN ONE OF THE FOLLOWING WAYS:

•	If you hold your units in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee when voting your units.

•	If you hold your units in your own name, you may submit your proxy by:

•	using the toll-free telephone number shown on the proxy card;

•	using the Internet website shown on the proxy card; or

•	marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. It requires no postage if mailed in the United States.

The enclosed proxy statement/prospectus provides a detailed description of the Merger and the Merger Agreement as well as the Company’s common stock, par value $0.01 per share. You are urged to read this proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. If you have any questions concerning the Merger or this proxy statement/prospectus, would like additional copies or need help voting your units, please contact the Partnership’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street- 22nd Floor

New York, NY 10005

Toll Free # 800-967-4607

E-mail Address: StoneMor@dfking.com

By order of the Board of Directors of

StoneMor GP LLC,

Andrew Axelrod
Chairman of the Board of Directors
StoneMor GP LLC

IMPORTANT NOTE ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) constitutes a prospectus of the Company under Section 5 of the Securities Act of 1933, as amended, with respect to the Company Shares to be issued in the Merger pursuant to the Merger Agreement. This proxy statement/prospectus also constitutes a proxy statement of the Partnership under Section 14(a) of the Securities Exchange Act of 1934, as amended, with respect to the solicitation of proxies for the Partnership Unitholder Meeting to approve the Merger proposal.

You can obtain any of the documents incorporated by reference into this document from the Partnership. See “Where You Can Find More Information” beginning on page 100. This information is also available to you without charge upon your request in writing or by telephone from the Partnership at the following addresses and telephone numbers:

StoneMor Partners L.P.

3600 Horizon Blvd., Suite 100

Attention: Investor Relations

Trevose, Pennsylvania 19053

Telephone: (215) 826-2945

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this proxy statement/prospectus.

You may obtain certain of these documents at the Partnership’s website, https://www.stonemor.com/, by selecting “Investors” and then selecting “Financial Reports—SEC Filings.” Information contained on the Partnership’s website is expressly not incorporated by reference into this proxy statement/prospectus.

In order to receive timely delivery of requested documents in advance of the Partnership Unitholder Meeting, your request should be received no later than December 13, 2019. If you request any documents, the Partnership will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

No one has been authorized to give any information or make any representation about the Merger or the Partnership that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this proxy statement/prospectus. Therefore, if anyone distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell or solicitations of offers to exchange or purchase the securities offered by this proxy statement/prospectus or the solicitation of proxies are unlawful or you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. All information in this document concerning the Partnership has been furnished by the Partnership.

Presentation of Financial and Operating Data

Unless otherwise indicated, the historical financial and operating information presented in this prospectus is that of the Partnership. Because GP has no separate operating activities apart from those conducted by the Partnership and its subsidiaries and, subsequent to the Merger, the Company’s operating cash flows will consist of distributions from the Partnership on the partnership interests that it owns, the information that is material to investors in the Company is that of the Partnership. In addition, GP’s results of operations do not differ materially from the results of operations of the Partnership, and the Partnership will continue to be the Company’s sole operating subsidiary subsequent to the Merger.

The historical financial statements of the Partnership are included in the Annual Report Amendment on Form 10-K/A of the Partnership for the year ended December 31, 2018 (the “Annual Report Amendment”) and in the Quarterly Report on Form 10-Q of the Partnership for the quarter ended September 30, 2019 (the “Quarterly Report”), which are attached to this proxy statement/prospectus as Annexes B and C, respectively.

PROXY STATEMENT/PROSPECTUS

i

ii

iii

QUESTIONS AND ANSWERS ABOUT

THE MERGER AND THE PARTNERSHIP UNITHOLDER MEETING

Important Information and Risks. The following are brief answers to some questions that you, a unitholder of StoneMor Partners L.P. (the “Partnership”), may have regarding the proposed merger. You should read and consider carefully the remainder of this proxy statement/prospectus, including the Risk Factors beginning on page 26 and the attached Annexes C and D, because the information in this section does not provide all of the information that might be important to you.

Q:	What is the proposed transaction and why am I receiving these materials?

A:

On September 27, 2018, the Partnership, StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (as amended, the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation (the “Conversion”) to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such Conversion), Merger Sub will be merged with and into the Partnership and the Partnership will become a wholly-owned subsidiary of the Company (the “Merger”) and the holders of common units (“common units”) and Series A Convertible Preferred Units (“preferred units” and together with our common units, the “units”) of the Partnership, each representing limited partner interests in the Partnership, will become stockholders in the Company.

You are receiving this document because the Merger cannot be completed without the approval of the Partnership’s unitholders.

Q:	Why are the Partnership and GP proposing the Merger?

A:

The goal of the Merger is to transition the Partnership and its affiliates from a master limited partnership structure into corporate form. The Partnership and GP believe that the Merger will benefit the unitholders through simplifying the Partnership’s organizational structure, establishing more traditional corporate governance and improving capital markets access. See “Proposal 1: The Merger—Recommendation of the Conflicts Committee and their Reasons for the Merger.”

Q:	What will the unitholders receive in the Merger?

A:

If the Merger is completed, each common unit that is outstanding (as defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 27, 2019 (the “Partnership Agreement”)), excluding any common units held by StoneMor LP Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“LP Sub”), will be converted into the right to receive one share of common stock, par value $0.01 per share, of the Company (the “Company Shares”), which will have been duly authorized and will be validly issued, fully paid and nonassessable (such consideration, the “Merger Consideration”). In addition, any preferred units that remain outstanding will be converted into the right to receive a number of Company Shares equal to the then prevailing Series A Conversion Rate (as defined in the Partnership Agreement), which will have been duly authorized and will be validly issued, fully paid and nonassessable. Phantom units granted pursuant to a phantom unit agreement (“Phantom Units”) will be treated as common units pursuant to the terms of the Merger Agreement.

Q:	Where will my shares or units trade after the Merger?

A:	The Company Shares will trade on the New York Stock Exchange (“NYSE”) under the symbol “STON.” The common units will no longer be publicly traded after the completion of the Merger.

Q:	What happens to my future distributions or dividends, if any?

A:

Restrictions under our debt agreements currently prohibit us from making distributions. However, once the Merger is completed, no distributions declared or made with respect to Company Shares, if any, with a record date after the effective time of the Merger (the “Effective Time”) will be paid to unitholders with respect to the Company Shares that such holder would be entitled to receive in accordance with the Merger Agreement until such holder has delivered the required documentation and surrendered certificates (a “Certificate”) or book-entry units as contemplated by the Merger Agreement. Subject to applicable law, following compliance with the exchange procedures set forth in the Merger Agreement, if any distributions are paid or payable, there will be paid to such holder of the Company Shares issuable in exchange therefor, without interest, promptly after the time of such compliance, the amount of distributions with a record date after the Effective Time theretofore paid with respect to the Company Shares and payable with respect to such Company Shares and at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such compliance payable with respect to such Company Shares. See “Market Prices and Dividend Distribution Information.”

Q:	When and where will the Partnership Unitholder Meeting be held?

A:

The special meeting of the unitholders, in connection with the proposed Merger (the “Partnership Unitholder Meeting”) will be held at Courtyard Philadelphia Bensalem, 3280 Tillman Road, Bensalem, PA 19020 on December 20, 2019 at 10:00 a.m., local time.

Q:	Who is entitled to vote at the Partnership Unitholder Meeting?

A:

The record date for the Partnership Unitholder Meeting is November 4, 2019. Only unitholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Partnership Unitholder Meeting.

Q:	What constitutes a quorum at the Partnership Unitholder Meeting?

A:

The holders of a majority of the outstanding units represented in person or by proxy (by submitting a properly executed proxy card or properly submitting a proxy by telephone or Internet) will constitute a quorum and will permit the Partnership to conduct the proposed business at the Partnership Unitholder Meeting. Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes (if any) will not be considered present at the Partnership Unitholder Meeting for purposes of determining the presence of a quorum and will not be included in the vote.

Q:	What is the vote required to approve the proposals?

A:

Approval of the Merger proposal requires the affirmative vote of at least a majority of the outstanding common units and preferred units, voting as a single class. Abstentions, failures to vote and broker non-votes (if any) will have the same effect as votes AGAINST the Merger proposal.

The directors and executive officers of GP beneficially owned directly or through the Axar Entities and the ACII Entities (as such terms are defined below), in the aggregate, 59.1% of the outstanding units as of the record date. GP and the Partnership believe that the directors and executive officers of GP will vote in favor of the Merger proposal.

Pursuant to that certain Voting and Support Agreement (as amended to date, the “Voting and Support Agreement”), dated as of September 27, 2018, entered into by and among the Partnership, GP, GP Holdings, Axar Capital Management, LP, a Delaware limited partnership (“Axar”), Axar GP, LLC, a Delaware limited liability company (“Axar GP”), Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership (together with Axar and Axar GP, the “Axar Entities”), Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors, LLC (“ACII” and together with GP Holdings, the “ACII Entities”), the Axar Entities and the ACII Entities have agreed to vote or cause to be voted all units beneficially owned by the Axar Entities and ACII Entities, respectively, in favor of the Merger proposal. The Axar Entities and ACII Entities beneficially own 54% and 5.2% of the outstanding units, respectively, as of the record date.

Approval of the Adjournment proposal requires the affirmative vote of the majority of the outstanding units entitled to vote and that are present in person or by proxy at the Partnership Unitholder Meeting. Abstentions and broker non-votes will have the same effect as votes AGAINST the Adjournment proposal, but failures to vote will have no effect on the adoption of the Adjournment proposal.

Q:	How do I vote my units if I hold them in my own name?

A:

After you have read this proxy statement/prospectus carefully, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or the Internet as soon as possible in accordance with the instructions provided under “The Partnership Unitholder Meeting—Voting Procedures—Voting by Unitholders.”

Q:	If my units are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote them for me?

A:

As a general rule, absent specific instructions from you, your bank, broker or other nominee is not allowed to vote your units on any proposal on which your bank, broker or other nominee does not have discretionary authority. The Merger proposal and Adjournment proposal are non-discretionary matters for which banks, brokers or other nominees do not have discretionary authority to vote. To instruct your bank, broker or other nominee how to vote, you should follow the directions that your bank, broker or other nominee provides to you.

Please note that you may not vote your units held in “street name” by returning a proxy card directly to the Partnership or by voting in person at the Partnership Unitholder Meetings, unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee on how to vote your units, your bank, broker or other nominee cannot vote your units, which will have the same effect as a vote AGAINST the Merger proposal. Abstentions and broker non-votes will have the same effect as votes AGAINST the Adjournment proposal, but failures to vote will have no effect on the adoption of the Adjournment proposal. You should therefore provide your bank, broker or other nominee with instructions as to how to vote your units.

Q:	When do you expect the Merger to be completed?

A:

We currently expect the Merger to close in the fourth quarter of 2019. A number of conditions must be satisfied before the Company and the Partnership can complete the Merger, including the approval of the Merger Agreement by the unitholders. Although the Company and the Partnership cannot be certain when all of the conditions to the Merger will be satisfied, the Company and the Partnership expect to complete the Merger as soon as practicable following the Partnership Unitholder Meeting (assuming the Merger proposal is approved by the unitholders), which will be held on December 20, 2019. See “The Merger Agreement—Conditions to Completion of the Merger” and “Risk Factors—Risks Related to the Merger.”

Q:	How does the Conflicts Committee recommend that the unitholders vote?

A:

The conflicts committee (the “Conflicts Committee”) of the board of directors of GP (the “GP Board”) (which consisted of independent directors) recommends that unitholders vote FOR the Merger proposal and FOR the Adjournment proposal.

On September 27, 2018, the Conflicts Committee determined that the Merger Agreement and transactions contemplated thereby are fair to, and in the best interests of, the Partnership and the unitholders (other than GP and unitholders affiliated with GP), and, subject to the approval and authorization of the Conversion and the transactions contemplated thereby by the GP Board and GP Holdings (which approval was subsequently obtained), have unanimously approved the Merger Agreement and transactions contemplated thereby. The Conflicts Committee recommends that the unitholders vote FOR the Merger proposal. The Conflicts Committee’s approval constitutes “Special Approval,” as such term is defined by the Partnership Agreement. For more information regarding the recommendation of the Conflicts Committee, including the obligations of the Conflicts Committee in making such determination under the Partnership Agreement, see “Proposal 1: The Merger—Recommendation of the Conflicts Committee and their Reasons for the Merger.”

In considering the recommendation of the Conflicts Committee with respect to the Merger proposal, the unitholders should be aware that some of GP’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as unitholders. See “Proposal 1: The Merger—Interests of Certain Persons in the Merger.”

Q:	What are the expected U.S. federal income tax consequences of the Merger to a unitholder?

A:

In general, United States (“U.S.”) holders (as defined in the section titled “Material U.S. Federal Income Tax Consequences”) are not expected to recognize gain from the Merger, except to the extent that the unitholder’s allocable share of the Partnership’s liabilities exceeds the unitholder’s tax basis in its units exchanged for Company Shares. As a consequence, each unitholder should consult its own tax advisor to determine the U.S. federal income tax consequences of the Merger based on its tax basis in its units and its allocable share of the Partnership’s liabilities. Please read “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the expected material U.S. federal income tax consequences of the Merger.

Q:	What are the expected U.S. federal income tax consequences for a Unitholder of the ownership of Company Shares after the Merger is completed?

A:

The Company will be classified as a corporation for U.S. federal income tax purposes and will be subject to U.S. federal income tax on its taxable income. As such, other than as described below with respect to tax reporting for the 2018 tax year and the 2019 short tax year, Schedule K-1 tax reporting will no longer be required. After the Merger is completed, distributions of cash by the Company to a stockholder who is a U.S. holder (as defined in the section titled “Material U.S. Federal Income Tax Consequences”) generally will be included in such U.S. holder’s income as ordinary dividend income to the extent of the Company’s current or accumulated “earnings and profits”, as determined under U.S. federal income tax principles and will be reported to such holder on a Form 1099-DIV. A portion of cash distributed to a U.S. holder by the Company after the Merger may exceed the Company’s current or accumulated earnings and profits. Distributions of cash in excess of the Company’s current or accumulated earnings and profits will be treated as a non-taxable return of capital reducing a U.S. holder’s adjusted tax basis in its Company Shares and, to the extent the distribution exceeds such U.S. holder’s adjusted tax basis, as capital gain from the sale or exchange of those Company Shares. Further, a U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemptions, or other taxable disposition of Company Shares in an amount equal to the difference, if any, between (i) the amount realized upon the disposition of such Company Shares and (ii) the U.S. holder’s adjusted tax basis in such Company Shares. See “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the expected material U.S. federal income tax consequences of owning and disposing of Company Shares received in connection with the Merger.

Q:	Are unitholders entitled to appraisal rights?

A:

No. The unitholders are not entitled to appraisal rights in connection with the Merger under applicable law or contractual appraisal rights under the Partnership’s organizational documents or the Merger Agreement.

Q:	What if I do not vote?

If you vote “abstain” on your proxy card, do not vote in person or by proxy or a broker non-vote is made, it will have the same effect as a vote AGAINST the Merger proposal. Abstentions and broker non-votes will have the same effect as votes AGAINST the Adjournment proposal, but failures to vote will have no effect on the adoption of the Adjournment proposal. If you sign and return your proxy card, but do not indicate how you want to vote, your proxy will be counted as a vote FOR the Merger proposal and FOR the Adjournment proposal.

Q:	If I am planning to attend the Partnership Unitholder Meeting in person, should I still vote by proxy?

A:

Yes. Whether or not you plan to attend the Partnership Unitholder Meeting, you should vote by proxy. Your units will not be voted if you do not vote by proxy or do not vote in person at the Partnership Unitholder Meeting.

Q:	Who may attend the Partnership Unitholder Meeting?

A:

The unitholders (or their authorized representatives) and the Partnership’s invited guests may attend the Partnership Unitholder Meeting. All attendees should be prepared to present government-issued photo identification (such as a driver’s license or passport) for admittance.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. If you own your units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of GP, as applicable, at or before the Partnership Unitholder Meeting;

•	appearing and voting in person at Partnership Unitholder Meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of GP at or before the Partnership Unitholder Meeting.

Your presence without voting at the Partnership Unitholder Meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

Q:	What should I do if I receive more than one set of voting materials for the Partnership Unitholder Meeting?

A:

You may receive more than one set of voting materials for the Partnership Unitholder Meeting and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold units. Additionally, if you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it.

Q:	Whom do I call if I have further questions about voting, the Partnership Unitholder Meeting or the Merger?

A:

Unitholders who have questions about the Merger, including the procedures for voting their units, or who desire additional copies of this proxy statement/prospectus or additional proxy cards should contact:

D.F. King & Co., Inc.

48 Wall Street- 22nd Floor

New York, NY 10005

Toll Free # 800-967-4607

E-mail Address: StoneMor@dfking.com

or

StoneMor Partners L.P.

3600 Horizon Blvd., Suite 100

Attention: Investor Relations

Trevose, Pennsylvania 19053

Telephone: (215) 826-2945

SUMMARY

This summary highlights some of the information in this proxy statement/prospectus. It may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the terms of the Merger, you should read carefully this document, and the Annexes to this document, including the full text of the Merger Agreement included as Exhibit 10.75 to the Partnership’s Annual Report attached in Annex D. See “Where You Can Find More Information” beginning on page 100.

The Parties

StoneMor GP Holdings LLC

StoneMor GP Holdings LLC, or “GP Holdings”, is a Delaware limited liability company that currently owns all of the membership interests in GP. GP Holdings also owns 2,332,878 common units and, through its sole ownership of GP, owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement, “IDRs”) in the Partnership and controls the governance of the Partnership.

StoneMor GP LLC

StoneMor GP LLC, or GP, is a Delaware limited liability company formed in April 2004. GP does not directly own any operating assets; therefore, its main source of revenue is from general and limited partner interests, including IDRs, in the Partnership.

GP’s principal executive offices are located at 3600 Horizon Boulevard, Trevose, Pennsylvania 19053 and its telephone number is 215-826-2800.

StoneMor Partners L.P.

StoneMor Partners L.P., or the Partnership, is a publicly-traded Delaware limited partnership providing funeral and cemetery products and services in the death care industry in the U.S. The Partnership’s common units are listed on the NYSE under the symbol “STON.”

The Partnership’s principal executive offices are located at 3600 Horizon Boulevard, Trevose, Pennsylvania 19053 and its telephone number is 215-826-2800.

Additional information about the Partnership, including but not limited to information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, changes in accountants, market risk, unit ownership of beneficial owners and management, directors and executive officers, executive compensation and related party transactions is set forth in the Partnership’s Annual Report on Form 10-K of the Partnership for the year ended December 31, 2018, as amended by the Form 10-K/A filed on August 28, 2019 (the “Annual Report”) and the Quarterly Report on Form 10-Q of the Partnership for the quarter ended September 30, 2019 (the “Quarterly Report”), which are included herewith as Annexes D and C, respectively, and which are incorporated herein by reference. See also “Where You Can Find More Information” beginning on page 100.

Relationships Between the Parties

GP does not directly own any operating assets; therefore, its main source of revenue is from general and limited partner interests, including IDRs, in the Partnership. All of GP’s cash flows are generated from the distributions GP receives from the Partnership. At the record date, GP’s interests in the Partnership consist of the following:

•	a 1.04% general partner interest (the “GP Interest”); and

•	all of the outstanding IDRs.

Completed Recapitalization Transactions and Related Rights Offering

Preferred Placement and Notes Offering

On June 27, 2019, the Partnership closed a $447.5 million recapitalization transaction, consisting of (i) a private placement (the “Preferred Placement”) of $62.5 million of liquidation value of preferred units and (ii) a concurrent private placement of $385.0 million, pursuant to the Indenture (the “Indenture”), of 9.875%/11.500% Senior Secured PIK Toggle Notes due June 2024 (the “Notes”) of the Partnership to certain financial institutions (the “Notes Offering” and together with the Preferred Placement, the “Recapitalization Transactions”). The issuers of the Notes will pay quarterly interest at either a fixed rate of 9.875% per annum in cash or, at their periodic option through January 30, 2022, a fixed rate of 7.50% per annum in cash plus a fixed rate of 4.00% per annum payable in kind. The Notes were issued at a price equal to 96.5% of par. The net proceeds of the Recapitalization Transactions were used to fully repay the Partnership’s outstanding senior notes due in June 2021 and retire the revolving credit facility due in May 2020, as well as for associated transaction expenses, cash collateralization of existing letters of credit and other needs under the former credit facility, with the remaining balance available for general corporate purposes.

Board Reconstitution

In connection with the closing of the Recapitalization Transactions, the GP Board was reconstituted. Directors Martin R. Lautman, Ph.D., Leo J. Pound, Robert A Sick and Fenton R. Talbott resigned as directors and, pursuant to the Amended and Restated Limited Liability Company Agreement of GP, the authorized number of directors was reduced to seven and Andrew Axelrod, David Miller and Spencer Goldenberg were elected to the GP Board to fill the vacancies created by the resignations and pursuant to the designation of the Axar Special Member (as defined herein). The reconstituted board is comprised of Andrew Axelrod, David Miller, Spencer Goldenberg, Robert B. Hellman, Jr., Stephen Negrotti, Patricia Wellenbach and Joseph M. Redling. Mr. Axelrod serves as the chairman of the GP Board. On June 27, 2019, also in connection with the closing of the Recapitalization Transactions, GP, GP Holdings and Axar Special Member LLC, a wholly-owned subsidiary of Axar (“Axar Special Member”), entered into the Third Amended and Restated Limited Liability Company Agreement of GP, pursuant to which the Axar Special Member was admitted as a member with the right to designate three-sevenths of the GP Board and through such interest holds a number of control rights.

Rights Offering

On October 25, 2019, the Partnership completed a rights offering (the “Rights Offering”) to address the dilutive effects of the Preferred Placement. Pursuant to the terms of the Rights Offering, the Partnership distributed to each qualified holder one non-transferable subscription right to purchase 1.24 common units for each common unit held by such qualified holder as of the record date for the Rights Offering at a subscription price of $1.20 per common unit. A total of 3,039,380 common units were issued in connection with the Rights Offering. The gross proceeds of the Rights Offering were used to redeem 3,039,380 of the Series A Preferred Units, including 1,921,315 from Axar. Additional information relating to the Rights Offering can be found in the Partnership’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2019 and any amendments thereto.

C-Corporation Conversion

Pre-Closing Transactions

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time on the date of closing of the transactions contemplated by the Merger Agreement (the “Closing Date”) and as more particularly described in “The Merger Agreement—Pre-Closing Transactions,” (a) GP Holdings will contribute to GP 2,332,878 common units (the “GP Holdings’ common units”) and immediately following receipt thereof, GP will contribute the GP Holdings’ common units to LP Sub, and LP Sub will be admitted as a limited partner of the Partnership (the “Contribution”); (b) GP will convert into the Company (the “Conversion”) and (c) GP Holdings will receive as a result of the Conversion and as consideration for the pre-closing transactions and the Merger, 5,282,878 Company Shares, subject to adjustment pursuant to the Merger Agreement, as if GP Holdings held 5,282,878 common units immediately prior to the Effective Time, representing 2,332,878 GP Holdings’ common units owned by LP Sub and the agreed upon valuation (in common units) of 2,950,000 common units (the “GP Merger Consideration”) in exchange for the 1.04% General Partner Interest (as defined in the Partnership Agreement), the IDRs and for the governance and all other economic and other rights associated with the GP Interest held indirectly by GP Holdings immediately prior to the Conversion.

Merger

Subject to the terms and conditions of the Merger Agreement, and in accordance with the Delaware Revised Uniform Limited Partnership Act, 6 Deck. §17-101 et seq (“DRULPA”) and Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq (“DLLCA”), at the Effective Time, Merger Sub will merge with and into the Partnership, the separate existence of Merger Sub will cease and the Partnership will survive and continue to exist as a Delaware limited partnership (the Partnership, as the surviving entity in the Merger, sometimes being referred to herein as the ”Surviving Entity”).

Blocker Corp Transaction

In the Merger Agreement, GP and the Partnership acknowledge that one or more of the purchasers of preferred units in the Notes Offering (each, a “Purchaser”) made such investment through one or more newly-formed U.S. “blocker entities” (i) whose only asset would be its direct or indirect ownership of preferred units (each, a “Blocker Corp”) and cash or other consideration received as a result of ownership of such preferred units and (ii) whose only liabilities would be liabilities incurred in connection with the ownership of such equity interests (such as taxes payable).

Pursuant to the terms of the Merger Agreement, if any Purchaser shall so request at least five business days prior to the consummation of the transactions contemplated by the Merger Agreement, any such Blocker Corp (or, as applicable, any such Purchaser) shall have the right to be merged with, or contributed to (or, as applicable, to cause such Blocker Corp to be merged with or contributed to), the Company in a transaction intended to be tax-free under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) section 368 or Code section 351, in exchange for the Company Shares such Purchaser would have received as Merger Consideration without any discount (such transaction, the “Blocker Corp Transaction”). In the event that one or more Purchasers requests such a transaction or transactions, such transactions shall occur concurrently or immediately prior to or following the Merger, as applicable.

The Contribution, Conversion, Merger and Blocker Corp Transaction are together referred to as the “C-Corporation Conversion.” The purpose of the C-Corporation Conversion is to transition the Partnership and its affiliates from a master limited partnership structure to a corporate form. As a result of the C-Corporation Conversion, the Partnership unitholders will become stockholders of the Company, and the Partnership will become a wholly-owned subsidiary of the Company.

The charts on the following page show the structure of the Partnership and its affiliates before and after giving effect to the C-Corporation Conversion:

Beginning Structure:

Resulting Structure:

The Merger Consideration

As a result of the Merger and the transactions contemplated thereby, each common unit that is outstanding, including Phantom Units that will be treated as common units pursuant to the terms of the Merger Agreement, excluding any common units held by LP Sub, will be converted into the right to receive one Company Share, which will have been duly authorized and will be validly issued, fully paid and nonassessable. Each preferred unit that is outstanding will be converted into the right to receive a number of Company Shares equal to the then prevailing Series A Conversion Rate (as defined in the Partnership Agreement), which will have been duly authorized and will be validly issued, fully paid and nonassessable.

All units (excluding any common units held by LP Sub), when converted as a result of and pursuant to the Merger, will cease to be outstanding and will automatically be canceled and cease to exist. At the Effective Time, each holder of a Certificate and each holder of non-certificated units represented by book-entry (“Book-Entry Units”), other than LP Sub, will cease to be a unitholder of the Partnership and cease to have any rights with respect thereto, except the right to receive such unitholder’s portion of the Merger Consideration and any distributions in accordance with the terms of the Merger Agreement, and in each case, to be issued or paid upon surrender of such Certificate or Book-Entry Unit in accordance with the terms of the Merger Agreement, without interest.

All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time will be converted into and become limited partner interests in the Surviving Entity, which limited partner interests will be duly authorized and validly issued, fully paid (to the extent required under the Partnership

Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA), such that following the Effective Time, LP Sub will be the sole holder of common units of the Surviving Entity.

The GP Interest issued and outstanding immediately prior to the Effective Time will remain outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company will continue to be the sole general partner of the Partnership.

The Company will continue to own 100% of the IDRs, which remain outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement.

All of the limited liability company interest of GP will be cancelled.

Treatment of Equity Awards

2004 Director Phantom Unit Awards

Immediately prior to the Effective Time, any then outstanding award of phantom units granted to a member of the GP Board under the Partnership’s 2004 equity plan pursuant to a phantom unit agreement that provides for the deferral of the receipt of such phantom units shall, without any action on the part of the holder thereof, vest, to the extent unvested, and be paid out pursuant to the terms of the applicable award agreement.

2014 Director Phantom Unit Awards

Immediately prior to the Effective Time, any then outstanding award of phantom units granted to a member of the GP Board under the Partnership’s 2014 equity plan pursuant to a phantom unit agreement that provides for the deferral of the receipt of such phantom units shall, without any action on the part of the holder thereof, be assumed and converted into an award denominated in Company Shares. Each such converted award shall (i) continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and (ii) cover the number of Company Shares equal to the number of common units that were subject to the phantom unit award prior to the Effective Time.

Phantom Units

Immediately prior to the Effective Time, any then outstanding award of phantom units that is not a phantom award granted to a member of the GP Board under either of the Partnership’s equity plans shall, without any action on the part of the holder or beneficiary thereof, be assumed and converted into an award denominated in Company Shares. Each such converted award shall (i) continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and (ii) cover the number of Company Shares equal to the number of common units that were subject to the phantom unit award prior to the Effective Time.

Restricted Units

Immediately prior to the Effective Time, any then outstanding award of restricted units under the Partnership’s 2014 equity plan shall, without any action on the part of the holder or beneficiary thereof, be assumed and converted into an award denominated in Company Shares. Each such converted award shall (i) continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and (ii) cover the number of Company Shares equal to the number of common units that were subject to the restricted unit award prior to the Effective Time.

Unit Appreciation Rights

Immediately prior to the Effective Time, any then outstanding award of unit appreciation rights under the Partnership’s 2004 equity plan shall, without any required action on the part of any holder or beneficiary thereof, (i) immediately vest and any forfeiture restrictions applicable to such award shall immediately lapse and (ii) shall be assumed by the Company and converted into a stock appreciation right denominated in Company Shares. Each such converted award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time, including the exercise price.

Post-Merger Governance

Following the consummation of the C-Corporation Conversion, the Company’s Board of Directors (the “Company Board”) will consist of the current members of the GP Board which members are listed below. The Company Board will be staggered and each member will be designated as a Class I, Class II or Class III director. The Company Board will also have the following committees: Audit Committee; Compensation, Nominations & Governance Committee and Trust & Compliance Committee. Initial membership in each of the foregoing committees is also set forth below.

Director	Class	Committee(s)
Axelrod	III	Trust and Compliance
Redling	III	Trust and Compliance
Miller*	III	Nom/Gov/Comp, Audit
Hellman*	II	Nom/Gov/Comp
Negrotti*	II	Audit
Goldenberg*	I	Nom/Gov/Comp, Audit
Wellenbach*	I	Nom/Gov/Comp, Trust and Compliance

*	Indicates independent for NYSE purposes.

Partnership Unitholder Meeting

Where and when: The Partnership Unitholder Meeting will take place at Courtyard Philadelphia Bensalem, 3280 Tillman Road, Bensalem, PA 19020 on December 20, 2019 at 10 a.m., local time.

What you are being asked to vote on: At the Partnership Unitholder Meeting, unitholders will vote on the Merger proposal and the Adjournment proposal. Unitholders also may be asked to consider other matters as may properly come before the Partnership Unitholder Meeting. At this time, the Partnership knows of no other matters that will be presented for the consideration of the unitholders at the Partnership Unitholder Meeting.

Who may vote: You may vote at the Partnership Unitholder Meeting if you owned units at the close of business on the record date of November 4, 2019. On that date, there were 91,680,264 units outstanding on a fully converted basis. You may cast one vote for each outstanding unit that you owned on the record date.

What vote is needed: Approval of the Merger proposal requires the affirmative vote of at least a majority of the outstanding units. Abstentions, failures to vote and broker non-votes (if any) will have the same effect as votes AGAINST the Merger proposal. Approval of the Adjournment proposal requires the affirmative vote of the majority of the outstanding units entitled to vote and that are present in person or by proxy at the Partnership Unitholder Meeting. Abstentions and broker non-votes will have the same effect as votes AGAINST the Adjournment proposal, but failures to vote will have no effect on the adoption of the Adjournment proposal.

Pursuant to the Voting and Support Agreement, the Axar Entities and the ACII Entities have agreed to vote or cause to be voted all units beneficially owned by the Axar Entities and ACII Entities, respectively, in favor of the Merger proposal. The Axar Entities and ACII Entities beneficially owned approximately 54% and 5.2% of the outstanding units, respectively, as of the record date.

The directors and executive officers of GP beneficially owned directly or through the Axar Entities and the ACII Entities, in the aggregate, 59.1% of the outstanding units as of the record date. GP and the Partnership believe that the directors and executive officers of GP will vote in favor of the Merger proposal.

Recommendation of the Conflicts Committee and their Reasons for the Merger

The Conflicts Committee (which consisted of independent directors), by unanimous vote, (a) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Partnership and the unitholders (other than GP and unitholders affiliated with GP), (b) subject to the approval and authorization of the Conversion and the transactions contemplated thereby by the GP Board and GP Holdings (which approval was subsequently obtained), approved the Merger Agreement and the transactions contemplated thereby (excluding the Conversion) (the foregoing constituting Special Approval, as such term is defined in the Partnership Agreement), (c) directed that the Merger Agreement be submitted to a vote of the unitholders and (d) resolved its recommendation of adoption of the Merger Agreement by the unitholders.

In the course of reaching their decisions to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the Conflicts Committee and the GP Board considered a number of factors in their deliberations. For a more complete discussion of these factors, see “Proposal 1: The Merger—Recommendation of the Conflicts Committee and their Reasons for the Merger.”

Opinion of the Financial Advisor to the Conflicts Committee

In connection with the Merger, the Conflicts Committee’s financial advisor, Raymond James & Associates, Inc. (“Raymond James”), delivered its oral opinion as of September 25, 2018, addressed to the Conflicts Committee, which was confirmed by delivery of a written opinion dated September 26, 2018, that based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Raymond James in preparing the opinion, as of the date of the opinion, the GP Merger Consideration to be delivered to GP Holdings in the Merger pursuant to the Merger Agreement is fair from a financial point of view, to the unitholders (other than GP and unitholders affiliated with GP).

Raymond James provided its opinion solely for the information and assistance of the Conflicts Committee (in its capacity as such) in connection with its evaluation of the financial terms of the Merger, and it relates only to the fairness from a financial point of view, of the GP Merger Consideration to be delivered to GP Holdings in the Merger pursuant to the Merger Agreement. Raymond James’s opinion did not address the underlying business decision of GP to effect the Merger, the relative merits of the Merger as compared to any other alternative business strategies or opportunities that might exist for the Partnership or the effect of any other transaction in which the Partnership might engage or consider. The full text of Raymond James’s written opinion, dated September 26, 2018, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Raymond James is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. The description of Raymond James’s opinion set forth below is qualified in its entirety by reference to the full text of Raymond James’s opinion, which you are encouraged to read carefully and in its entirety. Raymond James’s opinion is not intended to be and does not constitute a recommendation as to how any securityholder should vote or act on any matters relating to the proposed Merger or otherwise. Raymond James’s opinion speaks as of the date rendered, and Raymond James has no obligation to update, revise or reaffirm its opinion.

Interests of Certain Persons in the Merger

In considering the recommendations of the Conflicts Committee, the unitholders should be aware that some of the directors and executive officers of the GP and of the Partnership have interests in the transactions that may differ from, or may be in addition to, the interests of unitholders generally. These interests may present such directors and executive officers with actual or potential conflicts of interests. The Conflicts Committee was aware of these interests and considered them, among other matters, prior to providing their approvals and recommendations with respect to the Merger Agreement. See “Proposal 1: The Merger—Interests of Certain Persons in the Merger.”

The Merger Agreement

Conditions to Completion of the Merger

The obligations of each party to the Merger Agreement to consummate the Merger Agreement and the transactions contemplated thereby, including the Pre-Closing Transactions and the Merger, are conditioned upon the satisfaction at or prior to the closing of the transactions contemplated by the Merger Agreement (the “Closing”) of each of the following, subject to the satisfaction or waiver of such conditions in accordance with the Merger Agreement:

•

the Merger Agreement and the transactions contemplated thereby, including the Merger, the Conversion and Contribution, being approved and adopted by the affirmative vote or consent of holders of a majority of outstanding units (“Partnership Unitholder Approval”) in accordance with applicable law and the Partnership Agreement;

•

no order, decree or injunction of any governmental authority being in effect and no law being enacted or adopted, that enjoins, prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated by the Merger Agreement;

•

(i) each of the representations and warranties contained in the Merger Agreement of the Partnership, GP and GP Holdings (each acting in its individual capacity, the “StoneMor Parties”) being true and correct in all material respects as of the date of the Merger Agreement and upon the Closing Date, with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which have been true and correct in all material respects as of such date; (ii) each of the covenants of the StoneMor Parties to be performed and complied with pursuant to the Merger Agreement on or prior to the Closing Date being duly performed and complied with in all material respects by the StoneMor Parties; and (iii) the Company receiving a certificate signed by an authorized person of GP Holdings dated the Closing Date, to the effect, as applicable, set forth in the foregoing clauses (i) and (ii);

•

(i) each of the representations and warranties contained herein of Merger Sub being true and correct in all material respects as of the date of the Merger Agreement and upon the Closing Date, with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; (ii) each of the covenants of Merger Sub to be performed and complied with pursuant to the Merger Agreement on or prior to the Closing Date being duly performed and complied with by Merger Sub in all material respects; and (iii) the Partnership receiving a certificate signed by an executive officer of Merger Sub, dated the Closing Date to the effect, as applicable, set forth in the foregoing clauses (i) and (ii);

•

the registration statement (as defined below) becoming effective under the Securities Act of 1933, as amended (the “Securities Act”) and no stop order suspending the effectiveness of the registration statement being issued and no proceedings for that purpose being initiated or threatened by the SEC;

•	the Company Shares being approved for listing on the NYSE or any other National Securities Exchange, subject to official notice of issuance;

•

the Credit Agreement, dated as of August 4, 2016, among StoneMor Operating LLC, the other borrowers party thereto, the lenders party thereto, Capital One, National Association, as administrative agent and the other agents party thereto (the “Credit Agreement”) and any other documents entered into in connection with the Credit Agreement, being amended, amended and restated, or otherwise modified in a manner that permits the consummation of the C-Corporation Conversion and the other transactions contemplated by the Merger Agreement (the “Credit Agreement Amendment”) (the need for the Credit Agreement Amendment has been eliminated as a result of the refinancing of the Credit Agreement); and

•

the GP Board or a committee thereof adopting the Company Amended and Restated 2019 Long-Term Incentive Plan (as amended from time to time, the “Company Long-Term Incentive Plan”) as of the Effective Time and authorizing all equity awards granted thereunder as of the Effective Time.

Partnership Conflicts Committee Recommendation and Change in Recommendation

The Merger Agreement requires that the Partnership, through the Conflicts Committee, recommend to the unitholders approval of the Merger Agreement (the “Partnership Conflicts Committee Recommendation”) unless the Conflicts Committee has concluded that recommending to the unitholders approval of the Merger Agreement would be inconsistent with its duties to the unitholders under the Partnership Agreement or applicable law, and the Partnership is obligated to use commercially reasonable efforts to obtain from the unitholders the Partnership Unitholder Approval. Notwithstanding the foregoing, at any time prior to obtaining the Partnership Unitholder Approval, the Conflicts Committee may withdraw, modify or qualify in any manner adverse to any party to the Merger Agreement the Partnership Conflicts Committee Recommendation (any such action, a “Change in Recommendation”) if the Conflicts Committee concludes in good faith, after consultation with its outside legal advisors and financial advisors, that the failure to make a Change in Recommendation would be inconsistent with its duties under the Partnership Agreement or applicable law, subject to certain limitations described under “The Merger Agreement—Partnership Conflicts Committee Recommendation and Change in Recommendation.” The Partnership’s obligations to hold the Partnership Unitholder Meeting for the purposes of obtaining the Partnership Unitholder Approval will not be affected by the withdrawal or modification of the Partnership Conflicts Committee Recommendation or the Special Approval of the Merger Agreement or the transactions contemplated by the Merger Agreement.

Partnership Unitholder Approval

The Partnership has agreed to establish a record date for, duly call, give notice of, convene and hold the Partnership Unitholder Meeting for the purpose of obtaining the Partnership Unitholder Approval. See “The Partnership Unitholder Meeting.”

Termination of the Merger Agreement

The Merger Agreement may be terminated and the transactions contemplated thereby, including the Conversion and the Merger, may be abandoned at any time prior to the Effective Time, whether before or after Partnership Unitholder Approval:

•	by either the Partnership or Merger Sub upon written notice to the other, if:

•

the Closing has not been consummated on or before March 31, 2020 (the “Termination Date”); provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to the Partnership or Merger Sub, as applicable, whose failure to fulfill any material obligation under the Merger Agreement or other material breach of the Merger Agreement has been the primary cause of, or resulted in, the failure of the Closing and the transactions contemplated by the Merger Agreement to have been consummated on or before such date;

•	the Partnership Unitholder Meeting and any postponements or adjournments thereof have concluded and the Partnership Unitholder Approval has not been obtained;

•

any governmental authority has issued an order, decree or injunction that is in effect enjoining, prohibiting or otherwise making illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to the Partnership or Merger Sub, as applicable, whose failure to fulfill any material obligation under the Merger Agreement or other material breach of the Merger Agreement has been the primary cause of, or resulted in, such issuance;

•

there has been a material breach in any of the representations or warranties set forth in the Merger Agreement on the part of any of the other parties (treating the StoneMor Parties as one party and Merger Sub as one party for the purposes of determining termination rights), which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party will have the right to terminate the Merger Agreement pursuant to this clause unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by the Merger Agreement under Section 6.4 of the Merger Agreement (in the case of a breach of representation or warranty by Merger Sub) or Section 6.3 of the Merger Agreement (in the case of a breach of representation or warranty by the StoneMor Parties);

•

there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of any of the other parties, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party will have the right to terminate the Merger Agreement pursuant to this clause unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by the Merger Agreement under Section 6.4 of the Merger Agreement (in the case of a breach of covenants or agreements by Merger Sub) or Section 6.3 of the Merger Agreement (in the case of a breach of covenants or agreements by the StoneMor Parties);

•

by the Partnership upon written notice to GP Holdings, if the Conflicts Committee has made a Change in Recommendation; provided, however, that the Partnership will not have the right to terminate the Merger Agreement pursuant to this clause if the Partnership Unitholder Approval has been obtained prior to the time of such termination; or

•

by GP, upon written notice to the Partnership and Merger Sub, (a) if GP has concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the consummation of the C-Corporation Conversion would be inconsistent with its duties under the Partnership Agreement or applicable law, or (b) if there has been a Material Adverse Effect (as defined in the Merger Agreement) on the Partnership.

Termination Expenses

The Merger Agreement provides that if the Merger Agreement is terminated because the Closing has not been consummated on or before the Termination Date, and subject to certain other conditions as more particularly set forth in the Merger Agreement (such as there being a change in certain tax laws or other events not reasonably within the control of GP or its affiliates that would have a material adverse effect on the ability to consummate the transactions contemplated by the Merger Agreement) and as described in more detail herein, GP and GP Holdings will reimburse the Partnership all out-of-pocket costs and expenses (including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses) incurred by the Partnership in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby.

Conflicts Committee

The Merger Agreement provides that prior to the earlier of the Effective Time and the termination of the Merger Agreement, neither the GP Board nor GP Holdings will, without the consent of the Conflicts Committee, eliminate the Conflicts Committee, or revoke or diminish the authority of the Conflicts Committee, or, except in the event of a material breach of his or her obligations as a director of GP or for cause, remove or cause the removal of any director of the GP Board that is a member of the Conflicts Committee either as a member of such board or such committee, or appoint any additional director to the GP Board or the Conflicts Committee, in each case without the affirmative vote of the GP Board, including the affirmative vote of a majority of members of the Conflicts Committee. For the avoidance of doubt, the foregoing limitations will not apply to the filling of any vacancies caused by the death, incapacity or resignation of any director in accordance with the provisions of Third Amended and Restated Limited Liability Company Agreement, dated June 27, 2019, as amended (the “GP LLC Agreement”).

Material U.S. Federal Income Tax Consequences of the Merger

The U.S. federal income tax consequences of the Merger to a unitholder will depend, in part, on the Unitholder’s own personal tax situation. The tax discussions contained herein focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States and that hold their common units as capital assets, and these discussions have only limited application to other unitholders, including those subject to special tax treatment. unitholders are urged to consult their tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of the Merger that will be applicable to them.

In general, U.S. holders (as defined in the section titled “Material U.S. Federal Income Tax Consequences”) are not expected to recognize gain from the Merger, except to the extent that the unitholder’s allocable share of the Partnership’s liabilities exceeds the unitholder’s tax basis in its common units exchanged for Company Shares. Please read “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the Merger.

Other Information Related to the Merger

Blocker Corp Transaction

In the Merger Agreement, GP and the Partnership acknowledge that one or more of the purchasers of preferred units in the Notes Offering (each, a “Purchaser”) made such investment through one or more newly-formed U.S. “blocker entities” (i) whose only asset would be its direct or indirect ownership of preferred units (each, a “Blocker Corp”) and cash or other consideration received as a result of ownership of such preferred units and (ii) whose only liabilities would be liabilities incurred in connection with the ownership of such equity interests (such as taxes payable).

The Merger Agreement provides if any Purchaser shall so request at least five business days prior to the consummation of the transactions contemplated by the Merger Agreement, any such Blocker Corp (or, as applicable, any such Purchaser) shall have the right to be merged with, or contributed to (or, as applicable, to cause such Blocker Corp to be merged with or contributed to), the Company in a transaction intended to be tax-free under Code section 368 or Code section 351, in exchange for the Company Shares such Purchaser would have received as Merger Consideration without any discount. In the event that one or more Purchasers requests such a transaction or transactions, such transactions shall occur concurrently or immediately prior to or following the Merger, as applicable.

The Merger Agreement requires that any such Purchaser be responsible for and shall indemnify the Company for any taxes of the Blocker Corp for taxable periods or portions thereof ending on or prior to the Closing, to the extent such taxes exceed the amount of cash held by the Blocker Corp at the time of such merger or contribution.

No Appraisal Rights

No dissenters’ or appraisal rights will be available with respect to the Merger or the other transactions contemplated by the Merger Agreement.

Regulatory Matters

No filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) is required in connection with entry into the Merger Agreement. See “The Merger Agreement—Regulatory Matters” for a general discussion of approvals of governmental authorities required pursuant to the terms of the Merger Agreement.

Listing of Company Shares

The Company expects to obtain approval to list, on the NYSE, the Company Shares, which approval is a condition to the Merger.

Accounting Treatment of the Merger

The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). Because GP controls the Partnership both before and after the Merger and related transactions, the changes in GP’s ownership interest in the Partnership will be accounted for as an equity transaction, and no gain or loss will be recognized in GP’s consolidated statements of operations resulting from the Merger. The proposed Merger represents GP’s acquisition of noncontrolling interests in the Partnership.

Pending Litigation

There is no pending litigation relating to the Merger Agreement.

Comparison of the Rights of the Company Stockholders and Partnership Unitholders

A limited partnership is inherently different from a corporation. Ownership interests in a limited partnership are therefore fundamentally different from ownership interests in a corporation. Unitholders will own Company Shares following the completion of the Merger, and their rights associated with the Company Shares will be governed by the Company’s organizational documents and the Delaware General Corporation Law (the “DGCL”), which differ in a number of respects from the Partnership Agreement and DRULPA.

Summary of Risk Factors

You should consider carefully all the risk factors together with all of the other information included in this proxy statement/prospectus before deciding how to vote. The risks related to the C-Corporation Conversion, including the Merger, the Partnership’s and GP’s businesses, the units and Company Shares and risks resulting from the C-Corporation Conversion are described under “Risk Factors” beginning on page 26. Some of these risks include, but are not limited to, those described below:

•	The Partnership and GP may fail to complete the C-Corporation Conversion if certain required conditions, many of which are outside each of the companies’ control, are not satisfied;

•	The failure of the Partnership to consummate the C-Corporation Conversion by March 31, 2020 and such failure continuing for five business days constituting an event of default under the Indenture;

•

Failure to complete the C-Corporation Conversion, or significant delays in completing the C-Corporation Conversion could negatively impact the price of the common units or value of Company Shares and future businesses and financial results of the Partnership or the Surviving Entity;

•

Certain directors and executive officers of the Partnership may have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of the unitholders generally;

•	The Merger Consideration to be received by the unitholders is fixed and will not be adjusted for changes affecting the Partnership or GP;

•

The opinion of the Conflicts Committee’s financial advisor will not be updated to reflect changes in circumstances arising between the delivery of the opinion and the completion of the C-Corporation Conversion;

•	The unitholders will not be entitled to appraisal rights in connection with the Merger;

•	Financial projections prepared by the Partnership and GP may not prove to be reflective of actual future results;

•	The Partnership and GP will incur substantial transaction-related costs in connection with the C-Corporation Conversion;

•

The Partnership and GP may become subject to class action lawsuits relating to the C-Corporation Conversion, which could materially adversely affect their businesses, financial conditions and operating results;

•

The unaudited pro forma condensed consolidated financial statements included in this proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the Partnership’s or Surviving Entity’s financial condition or results of operations following the C-Corporation Conversion;

•	The Company Shares to be received by unitholders as a result of the Merger have different rights than the common units;

•	If the Merger is approved by the unitholders, the date that the unitholders will receive the Merger Consideration is uncertain;

•	The price of Company Shares may be volatile and holders of Company Shares could lose a significant portion of their investments;

•	There may be future dilution of the Company Shares, which could adversely affect the market price of the Company Shares;

•	Sales of a substantial amount of Company Shares in the public market following consummation of the Merger could adversely affect the market price of the Company Shares; and

•	The Partnership and GP are subject to contractual interim operating restrictions while the proposed Merger is pending, which could adversely affect each party’s business and operations.

In addition, please see our Annual Report for risks related to our business and our Quarterly Report for risks related to the Recapitalization Transactions.

COMPARATIVE PER SHARE AND PER UNIT INFORMATION

The following table sets forth the historical per share information of the Partnership and the unaudited pro forma per share information of the Company after giving pro forma effect to the proposed Merger and the transactions contemplated thereby, including Company’s issuance of a Company Share for each outstanding unit not owned by GP or its subsidiaries.

You should read this information in conjunction with the sections entitled “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Consolidated Financial Statements” and related notes included elsewhere in this proxy statement/prospectus or set forth in the Partnership’s Annual Report Amendment and the Partnership’s Quarterly Report, attached as Annexes B and C to this proxy statement/prospectus. The unaudited pro forma per share and unit information does not purport to represent what the actual results of operations of the Partnership and the Company would have been had the proposed Merger been completed in another period or to project the Partnership’s and the Company’s results of operations that may be achieved if the proposed Merger is completed.

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Historical—StoneMor Partners L.P.
Net loss per limited partner unit (basic and diluted) (1)	$(2.56)		$(1.90)
Distributions per unit declared for the period (2)	$—		$—
Book value per unit (3)	$(2.71)		$(0.17)
Pro forma—The Company (Unaudited)
Net loss per share (basic and diluted)	$(1.17)		$(0.95)
Dividends per share declared for the period	$—		$—
Book value per share	$(0.85)	$	n/a

(1)

Net loss per limited partner unit is computed independently for each quarter and the full year based upon respective average units outstanding. Therefore, the sum of the quarterly per unit amounts may not equal the annual per share amounts.

(2)

The Partnership has not had sufficient cash from operations to pay distributions to its unitholders after it has paid its expenses, including the expenses of GP, funded merchandise and perpetual care trusts and established necessary cash reserves, and the Partnership may not have sufficient cash to resume paying distributions or restore them to previous levels.

(3)

Based on the Partnership’s net book value of $(104.0 million) and $(6.6 million) for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively, as reported on its Quarterly Report and Annual Report Amendment, which are attached as Annex C and B, respectively, to this proxy statement/prospectus.

MARKET PRICES AND DIVIDEND DISTRIBUTION INFORMATION

The common units are traded on the NYSE under the ticker symbol “STON.” GP is a private company and its equity interests are not publicly traded.

As of November 4, 2019, the record date for the Partnership Unitholder Meeting, GP Holdings is the only holder of GP membership interests of GP.

As of November 4, 2019, the record date for the Partnership Unitholder Meeting, there were 42,636,311 common units outstanding held by 43 holders of record.

The following table presents per unit closing prices for common units on September 27, 2018, the last trading day before the public announcement of the Merger, and November 8, 2019, the last practicable trading day prior to the printing of this proxy statement/prospectus, in each case as reported on the NYSE.

	common units	Company Equivalent per common unit
September 27, 2018	$4.90	$4.90
November 8, 2019	$1.16	$1.16

COMMITMENTS AND CONTINGENCIES

Legal

The Partnership is currently subject to class or collective actions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for related state law claims that certain of its officers and directors breached their fiduciary duty to the Partnership and its unitholders. The Partnership could also become subject to additional claims and legal proceedings relating to the factual allegations made in these actions. While management cannot reasonably estimate the potential exposure in these matters at this time, if the Partnership does not prevail in any such proceedings, the Partnership could be required to pay substantial damages or settlement costs, subject to certain insurance coverages. Management has determined that, based on the status of the claims and legal proceedings against the Partnership, the amount of the potential losses cannot be reasonably estimated at this time. These actions are summarized below.

•

Anderson v. StoneMor Partners, LP, et al., No. 2:16-cv-6111, filed on November 21, 2016, in the United States District Court for the Eastern District of Pennsylvania. The plaintiffs in this case (as well as Klein v. StoneMor Partners, LP, et al., No. 2:16-cv-6275, filed in the United States District Court for the Eastern District of Pennsylvania on December 2, 2016, which has been consolidated with this case) brought an action on behalf of a putative class of the holders of Partnership units and allege that the Partnership made misrepresentations to investors in violation of Section 10(b) of the Exchange Act by, among other things and in general, failing to clearly disclose the use of proceeds from debt and equity offerings by making allegedly false or misleading statements concerning (a) the Partnership’s strength or health in connection with a particular quarter’s distribution announcement, (b) the connection between operations and distributions and (c) the Partnership’s use of cash from equity offerings and its credit facility. Plaintiffs sought damages from the Partnership and certain of its officers and directors on behalf of the class of Partnership unitholders, as well as costs and attorneys’ fees. Lead plaintiffs have been appointed in this case, and the lead plaintiffs filed a Consolidated Amended Class Action Complaint on April 24, 2017. Defendants filed a motion to dismiss that Consolidated Amended Complaint on June 8, 2017. The motion was granted on October 31, 2017, and the court entered judgment dismissing the case on November 30, 2017. Plaintiffs filed a notice of appeal on December 29, 2017. Oral argument was held before the United States Court of Appeals for the Third Circuit on November 1, 2018. The Partnership expects the court to render a decision in the near future, but there can be no assurance as to when the court will issue its ruling.

•

Bunim v. Miller, et al., No. 2:17-cv-519-ER, pending in the United States District Court for the Eastern District of Pennsylvania, and filed on February 6, 2017. The plaintiff in this case brought, derivatively on behalf of the Partnership, claims that GP’s officers and directors aided and abetted in breaches of GP’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings, by allegedly failing to clearly disclose the use of proceeds from debt and equity offerings, and by allegedly approving unsustainable distributions. The plaintiff also claims that these actions and misrepresentations give rise to causes of action for gross mismanagement, unjust enrichment, and, in connection with a purportedly misleading proxy statement filed in 2014, violations of Section 14(a) of the Exchange Act. The derivative plaintiff seeks an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as general compliance and governance changes. This case has been stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

•

Muth v. StoneMor G.P. LLC, et al., December Term, 2016, No. 1196 and Binder v. StoneMor G.P. LLC, et al., January Term, 2017, No. 4872, both pending in the Court of Common Pleas for Philadelphia County, Pennsylvania, and filed on December 20, 2016 and February 3, 2017, respectively. In these cases, the plaintiffs brought, derivatively on behalf of the Partnership, claims that GP’s officers and directors aided and abetted in breaches of GP’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings and by failing to clearly disclose the use of proceeds from debt and equity offerings, as well as approving unsustainable distributions. The plaintiffs also claim that these actions and misrepresentations give rise to a cause of action for unjust enrichment. The derivative plaintiffs seek an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as alterations to the procedures for electing members to the board of GP, and other compliance and governance changes. These cases have been consolidated and stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

The Philadelphia Regional Office of the Securities and Exchange Commission, Enforcement Division, is continuing its investigation of the Partnership as to whether violations of federal securities laws have occurred. The investigation relates to, among other things, our prior restatements, financial statements, internal control over financial reporting, public disclosures, use of non-GAAP financial measures, matters pertaining to unitholder distributions and the sources of funds therefor and information relating to protection of our confidential information and our policies regarding insider trading. We are continuing to cooperate with the SEC staff.

The Partnership is party to other legal proceedings in the ordinary course of its business but does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or cash flows. The Partnership carries insurance with coverage and coverage limits that it believes to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect the Partnership against all contingencies, management believes that the insurance protection is reasonable in view of the nature and scope of the operations.

RISK FACTORS

In addition to the other matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the approval of the Merger Agreement and the transactions contemplated thereby as described in this proxy statement/prospectus. In addition, you should read and carefully consider the risks associated with each of the Partnership and GP and their respective businesses. Risks associated with our business can be found in the Partnership’s Annual Report, which is included herewith as Annex D. Risks related to the Recapitalization Transactions can be found in the Partnership’s Quarterly Report, which is included herewith as Annex C. Realization of any of the risks described below or any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” could have a material adverse effect on the Partnership’s, GP’s or the Surviving Entity’s businesses, financial conditions, cash flows and results of operations.

Risks Related to the Merger

The Partnership and GP may fail to complete the C-Corporation Conversion if certain required conditions, many of which are outside each of the companies’ control, are not satisfied.

Completion of the C-Corporation Conversion is subject to various customary closing conditions, including, but not limited to, (i) the Partnership Unitholder Approval, (ii) the absence of any order of injunction prohibiting the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, (iii) the Credit Agreement Amendment (the need for the Credit Agreement Amendment has been eliminated as a result of the refinancing of the Credit Agreement ), (iv) subject to certain exceptions and materiality standards, the accuracy of the representations and warranties of the parties to the Merger Agreement and (v) the performance and compliance by the parties to the Merger Agreement in all material respects with agreements and covenants contained in the Merger Agreement. Despite the best efforts of the parties, they may not be able to satisfy the various closing conditions in a timely fashion or at all. See “The Merger Agreement—Conditions to Completion of the Merger” for a complete list of closing conditions to the C-Corporation Conversion.

The failure of the Partnership to complete the C-Corporation Conversion by March 31, 2020 will result in an event of default under the indenture governing the Notes.

The Indenture requires that the Partnership consummate the C-Corporation Conversion by no later than March 31, 2020, subject to a grace period of five business days. If we are not able to consummate the C-Corporation Conversion by March 31, 2020, subject to such grace period, the holders of the Notes may declare an event of default under the Indenture and all amounts owing under the Notes may become due and payable.

Failure to complete the C-Corporation Conversion could negatively impact the price of the common units or the value of Company Shares and future businesses and financial results of the Partnership or the Surviving Entity.

If the C-Corporation Conversion is not completed, or if there are significant delays in completing the C-Corporation Conversion, the Partnership’s or the Surviving Entity’s future businesses and financial results could be negatively affected, and each of the parties will be subject to several risks, including the following:

•

payment for certain costs relating to the Merger for which GP and GP Holdings may be liable to the Partnership, whether or not the Merger is completed, such as legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses;

•

negative reactions from the financial markets, including declines in the price of common units due to the fact that current prices may reflect a market assumption that the C-Corporation Conversion will be completed;

•	negative reactions from the Partnership’s lenders, including increased difficulty in refinancing the Partnership’s debt;

•

diverted attention of management of each of the Partnership and GP to the C-Corporation Conversion rather than to the Partnership’s and GP’s operations and pursuit of other opportunities that could have been beneficial to either of the parties; and

•

negative impact on the Partnership’s and the Surviving Entity’s future growth plans, including with regard to potential acquisitions, for which the C-Corporation Conversion is expected to provide a stronger foundation.

Certain directors and executive officers of GP may have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of the unitholders generally.

Directors and executive officers of GP are parties to agreements or participants in other arrangements that give them interests in the Merger that may be different from, or in addition to, your interests as a unitholder. These and other different interests are described under “Proposal 1: The Merger—Interests of Certain Persons in the Merger.” You should consider these interests in voting on the Merger.

The Merger Consideration to be received by the common unitholders is fixed and will not be adjusted for changes affecting the Partnership or GP.

Under the Merger Agreement, each common unit will be converted into the right to receive one Company Share. The Merger Consideration is fixed and will not be adjusted prior to completion of the Merger for changes in the businesses, operations, results and prospects of the Partnership or GP. Such changes may affect the value of the Merger Consideration a common unitholder will receive upon completion of the Merger or may affect the market value of the common units prior to completion of the Merger. Market assessments of the benefits of the Merger and general and industry-specific market and economic conditions may also have an effect on the market prices of the common units and Company Shares.

The opinion of the Conflicts Committee’s financial advisor will not be updated to reflect changes in circumstances arising between the delivery of the opinion and the completion of the C-Corporation Conversion.

The opinion rendered by Raymond James, the Conflicts Committee’s financial advisor, was based upon the information available to it as of the date of the opinion. The Conflicts Committee has not obtained an updated opinion from Raymond James as of the date of this proxy statement/prospectus, and Raymond James has no obligation to update its opinion. Changes in the operations and prospects of the Partnership or GP, general market and economic conditions and other factors that may be beyond the control of the Partnership or GP, and on which Raymond James’s opinion was based, may significantly alter the price of the common units by the time the C-Corporation Conversion is completed. The opinion does not speak as of the time the C-Corporation Conversion will be completed or as of any date other than September 26, 2018, the day prior to the signing of the Merger Agreement. Because the Conflicts Committee’s financial advisor will not be updating its opinion, which was issued in connection with the signing of the Merger Agreement, the opinion will not address the fairness of the GP Merger Consideration, from a financial point of view, at the time the C-Corporation Conversion is completed. The Conflict Committee’s recommendation that the unitholders vote FOR the Merger proposal and FOR the Adjournment proposal, however, is made as of the date of this proxy statement/prospectus. For a description of the opinion that the Conflicts Committee received from its financial advisor, please refer to “Proposal 1: The Merger—Opinion of the Financial Advisor to the Conflicts Committee.”

The unitholders will not be entitled to appraisal rights in connection with the Merger.

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. No dissenters’ or appraisal rights will be available with respect to the Merger or the other transactions contemplated by the Merger Agreement under applicable law or contractual appraisal rights under the Partnership Agreement or the Merger Agreement.

Because the common units are listed on the NYSE, and are expected to continue to be so listed on the record date for the Partnership Unitholder Meeting, and because unitholders will receive Company Shares in connection with the Merger, which are expected to be listed on the NYSE upon the Effective Time, unitholders will not be entitled to appraisal rights in the Merger with respect to their common units.

Financial projections prepared by the Partnership may not prove to be reflective of actual future results.

In connection with the C-Corporation Conversion, the Partnership prepared and the Partnership and the Conflicts Committee considered, among other things, internal financial forecasts for the Partnership and GP, respectively. They speak only as of the date made and will not be updated. These financial projections were not provided with a view to public disclosure, are subject to significant economic, competitive, industry and other uncertainties and may not be achieved in full, at all or within projected timeframes. In addition, the failure of the Partnership and GP to achieve projected results could have a material adverse effect on the price of Company Shares, their financial positions and ability to maintain or increase dividends following the Merger.

The Partnership and GP will incur substantial transaction-related costs in connection with the C-Corporation Conversion.

The Partnership and GP expect to incur substantial expenses in connection with completing the C-Corporation Conversion, including fees paid to legal, financial and accounting advisors, filing fees and printing costs. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.

The Partnership and GP may become subject to class action lawsuits relating to the C-Corporation Conversion, which could materially adversely affect their businesses, financial conditions and operating results.

The Partnership and GP and their directors and officers may become subject to class action lawsuits relating to the C-Corporation Conversion, including the Merger, and other additional lawsuits that may be filed. Such litigation is very common in connection with public merger transactions, including C-Corporation Conversions, regardless of any merits related to the underlying transaction. While the Partnership and GP will evaluate and defend against any actions vigorously, the costs of the defense of such lawsuits and other effects of such litigation could have an adverse effect on each of their businesses, financial conditions and operating results.

One of the conditions to consummating the C-Corporation Conversion is that no order, decree or injunction of any governmental authority will be in effect that enjoins, prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. Consequently, if any lawsuit is filed challenging the C-Corporation Conversion and is successful in obtaining an injunction preventing the parties to the Merger Agreement from consummating the C-Corporation Conversion, such injunction may prevent the C-Corporation Conversion from being completed in the expected timeframe, or at all

The unaudited pro forma condensed consolidated financial statements included in this proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the Partnership’s or Surviving Entity’s financial condition or results of operations following the C-Corporation Conversion.

The unaudited pro forma condensed consolidated financial statements contained in this proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the financial condition or results of operations of the

Partnership and the Surviving Entity following the C-Corporation Conversion for several reasons. The actual financial condition and results of operations of the entities following the C-Corporation Conversion may not be consistent with, or evident from, these unaudited pro forma condensed consolidated financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the financial condition or results of operations of the Partnership and the Surviving Entity following the C-Corporation Conversion. Any potential decline in the financial condition or results of operations of the Partnership or the Surviving Entity may cause significant declines in the price of the Company Shares after completion of the C-Corporation Conversion. See “Unaudited Pro Forma Condensed Consolidated Financial Statements.”

The Company Shares to be received by unitholders as a result of the Merger have different rights than the common units.

Following completion of the Merger, unitholders will no longer hold common units, but will instead be holders of Company Shares. There are important differences between the rights of unitholders and the rights of holders of Company Shares. See “Comparison of the Rights of Company Stockholders and Partnership Unitholders” for a discussion of these different rights.

If the Merger is approved by the unitholders, the date that the unitholders will receive the Merger Consideration is uncertain.

As described in this proxy statement/prospectus, completing the C-Corporation Conversion, including the proposed Merger is subject to several conditions, not all of which are controllable by the Partnership or GP. Accordingly, if the proposed Merger is approved by the unitholders, the date that those unitholders will receive Merger Consideration depends on the completion date of the Merger, which is uncertain.

Risks Related to the Ownership of Company Shares

The price of Company Shares may be volatile, and holders of Company Shares could lose a significant portion of their investments.

The market price of the Company Shares could be volatile, and holders of Company Shares may not be able to resell their Company Shares at or above the price of common units that were exchanged for such Company Shares at the time of signing of the Merger Agreement due to fluctuations in the market price of the Company Shares, including changes in price caused by factors unrelated to the Surviving Entity’s operating performance or prospects.

Specific factors that may have a significant effect on the market price for the Company Shares include:

•	the Surviving Entity’s operating and financial performance and prospects and the trading price of the Company Shares;

•	quarterly variations in the rate of growth of the Surviving Entity’s financial indicators, such as free cash flow per share of a Company Share, net income and revenues;

•	levels and maturity dates of the Surviving Entity’s indebtedness;

•	changes in estimates of the Surviving Entity’s revenue or earnings or publication of research reports relating to the Surviving Entity by analysts;

•	speculation by the press or investment community relating to the Surviving Entity;

•	purchases or sales of Company Shares by holders;

•	announcements by the Surviving Entity or its competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, securities offerings or capital commitments;

•	general market conditions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	adverse changes in tax laws or regulations; and

•	domestic and international economic, legal and regulatory factors related to the Surviving Entity’s performance.

There may be future dilution of the Company Shares, which could adversely affect the market price of the Company Shares.

The Company is not restricted from issuing additional Company Shares. The Company may issue Company Shares to raise cash for future activities, including debt reduction, acquisitions or other purposes. The Company may also acquire interests in other companies by using a combination of cash and Company Shares or just Company Shares. The Company may also issue securities convertible into, or exchangeable for or that represent the right to receive, Company Shares. Any of these events may dilute the ownership interests of holders of Company Shares, reduce the Company’s earnings per share or have an adverse effect on the price of Company Shares.

Sales of a substantial amount of Company Shares in the public market could adversely affect the market price of the Company Shares.

Sales of a substantial amount of Company Shares in the public market, or the perception that these sales may occur, could reduce the market price of Company Shares. The Company Shares will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of the Surviving Entity’s “affiliates” as such term is defined in Rule 144 under the Securities Act. The size of future issuances of Company Shares or securities convertible into Company Shares is unpredictable, as is the effect, if any, that future issuances and sales of Company Shares will have on the market price of Company Shares.

The Partnership and GP are subject to contractual interim operating restrictions while the proposed Merger is pending, which could adversely affect each party’s business and operations.

Under the terms of the Merger Agreement, each of the Partnership, GP and GP Holdings are subject to certain restrictions on the conduct of its business prior to completing the C-Corporation Conversion, which may adversely affect their ability to execute certain of its business strategies. Such limitations could negatively affect each party’s businesses and operations prior to the completion of the C-Corporation Conversion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including the documents incorporated herein by reference, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act by the use of forward-looking statements, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding future financial position, business strategy, budgets, projected costs and plans and objectives of management for our future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks.

Risks and uncertainties that may affect the C-Corporation Conversion, including the Merger or actual results, include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the diversion of management in connection with the C-Corporation Conversion and the Partnership and the Surviving Entity’s abilities to realize fully or at all the anticipated benefits of the C-Corporation Conversion;

•	the outcome of any legal proceedings that may be instituted against the Partnership or GP and others relating to the Merger Agreement;

•	the effect of the announcement of the C-Corporation Conversion on customer relationships, operating results and business generally;

•	the risks that the proposed C-Corporation Conversion disrupts current plans and operations;

•	the amount of the costs, fees, expenses and charges related to the C-Corporation Conversion;

•	the failure to obtain the Partnership Unitholder Approval and to satisfy the other conditions to the consummation of the C-Corporation Conversion;

•	the failure to realize a lower long-term cost of capital and other anticipated benefits of the proposed C-Corporation Conversion;

•	our ability to maintain adequate cash flow and liquidity necessary to fund our capital expenditures, meet working capital needs and improve our operations;

•	our ability to successfully implement our turnaround strategy including matters related to acceleration of performance improvements;

•	our level of indebtedness and compliance with debt covenants;

•	our ability to successfully effect asset sales and improve operating performance to reduce our level of indebtedness;

•	the level of creditworthiness of our counterparties to various transactions;

•	changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment;

•	weather and other natural phenomena;

•	industry changes, including the impact of consolidations and changes in competition;

•	the ability to maintain necessary licenses, permits and other approvals;

•	the ability to attract, train, motivate and retain a high caliber sale force;

•	uncertainties associated with the volume and timing of pre-need sales of cemetery services and products;

•	increased use of cremation;

•	changes in religious beliefs;

•	changes in the death rate;

•	changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies;

•	the ability to successfully compete in the cemetery and funeral home industry;

•	litigation or legal proceedings that could expose us to significant liabilities and damage our reputation;

•	the effects of cyber security attacks due to our significant reliance on information technology;

•	uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts;

•	general economic, market and business conditions; and

•

other factors and uncertainties discussed in this proxy statement/prospectus and the Partnership’s filings with the SEC, including the Partnership’s Annual Report, attached as Annex D to this proxy statement/prospectus, and the Annual Report Amendment attached as Annex B, as such risks may be updated or supplemented in the Partnership’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review carefully the risk factors described under “Risk Factors” in this proxy statement/prospectus.

THE PARTIES

StoneMor GP Holdings LLC

StoneMor GP Holdings LLC, or “GP Holdings”, is a Delaware limited liability company that currently owns all of the membership interests in GP. GP Holdings also owns 2,332,878 common units and, through its sole ownership of GP, owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement, “IDRs”) in the Partnership and controls the governance of the Partnership.

StoneMor GP LLC

StoneMor GP LLC, or GP, is a Delaware limited liability company formed in April 2004. GP does not directly own any operating assets; therefore, its main source of revenue is from general and limited partner interests, including IDRs, in the Partnership.

GP’s principal executive offices are located at 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, and its telephone number is 215-826-2800.

StoneMor Partners L.P.

StoneMor Partners L.P., or the Partnership, is a publicly-traded Delaware limited partnership providing funeral and cemetery products and services in the death care industry in the U.S. The Partnership’s common units are listed on the NYSE under the symbol “STON.”

The Partnership’s principal executive offices are located at 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, and its telephone number is 215-826-2800.

Additional information about the Partnership, including but not limited to information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, changes in accountants, market risk, unit ownership of beneficial owners and management, directors and executive officers, executive compensation and related party transactions is set forth in the Partnership’s Annual Report and the Quarterly Report, which are included herewith as Annexes D and C, respectively, and which are incorporated herein by reference. See also “Where You Can Find More Information” beginning on page  100.

Relationships Between the Parties

GP does not directly own any operating assets; therefore, its main source of revenue is from general and limited partner interests, including IDRs, in the Partnership. All of GP’s cash flows are generated from the distributions GP receives from the Partnership. At the record date, GP’s interests in the Partnership consist of the following:

•	a 1.04% general partner interest; and

•	all of the outstanding IDRs.

THE PARTNERSHIP UNITHOLDER MEETING

Time, Place and Date. The Partnership Unitholder Meeting will be held at Courtyard Philadelphia Bensalem, 3280 Tillman Road, Bensalem, PA 19020 on December 20, 2019, at 10 a.m., local time.

Purpose. The purpose of the Partnership Unitholder Meeting is to consider and vote the Merger proposal and to approve the Adjournment proposal.

On September 27, 2018, the Conflicts Committee determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Partnership and the unitholders (other than GP and unitholders affiliated with GP), and, subject to the approval and authorization of the C-Corporation Conversion and the transactions contemplated thereby by the GP Board and GP Holdings (which approval was subsequently obtained), have unanimously approved the Merger Agreement and the transactions contemplated thereby. The Conflicts Committee recommends that the unitholders vote FOR the Merger proposal and FOR the Adjournment proposal. The Conflicts Committee’s approval of the Merger proposal constitutes “Special Approval,” as such term is defined by the Partnership Agreement. For more information regarding the recommendation of the Conflicts Committee, including the obligations of the Conflicts Committee in making such determination under the Partnership Agreement, see “Proposal 1: The Merger—Recommendation of the Conflicts Committee and their Reasons for the Merger.”

In considering the recommendation of the Conflicts Committee with respect to the Merger proposal, the unitholders should be aware that some of GP’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as unitholders. See “Proposal 1: The Merger—Interests of Certain Persons in the Merger.”

Unitholders also may be asked to consider other matters as may properly come before the Partnership Unitholder Meeting. At this time, the Partnership knows of no other matters that will be presented for the consideration of the unitholders at the Partnership Unitholder Meeting.

Quorum. The holders of a majority of the outstanding units represented in person or by proxy (by submitting a properly executed proxy card or properly submitting your proxy by telephone or Internet) will constitute a quorum and will permit the Partnership to conduct the proposed business at the Partnership Unitholder Meeting. Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes (if any) will not be considered present at the Partnership Unitholder Meeting for purposes of determining the presence of a quorum and will not be included in the vote.

Record Date. The unitholder record date for the Partnership Unitholder Meeting is the close of business on November 4, 2019.

Units Entitled to Vote. Unitholders may vote at the Partnership Unitholder Meeting if they owned units at the close of business on the record date. Unitholders may cast one vote for each unit owned on the record date.

Votes Required. Approval of the Merger proposal requires the affirmative vote of at least a majority of the outstanding units. Abstentions, failures to vote and broker non-votes (if any) will have the same effect as votes AGAINST the Merger proposal. Approval of the Adjournment proposal requires the affirmative vote of the majority of the outstanding units entitled to vote and that are present in person or by proxy at the Partnership Unitholder Meeting. Abstentions and broker non-votes will have the same effect as votes AGAINST the Adjournment proposal, but failures to vote will have no effect on the adoption of the Adjournment proposal.

All of the directors and executive officers of GP beneficially owned directly or through the Axar Entities and the ACII Entities, in the aggregate, approximately 59.1% of the outstanding units as of the record date. GP and the Partnership believe that the directors and executive officers of GP will vote in favor of the Merger proposal.

Units Outstanding. As of the record date, there were 42,636,311 common units outstanding held by 43 holders of record. As of the record date, there were 49,043,953 preferred units outstanding held by 3 holders of record. The common units and preferred units vote together as a single class.

Adjournment. Pursuant to the Partnership Agreement, in the absence of a quorum the Partnership Unitholder Meeting may be adjourned by the affirmative vote of holders of at least a majority of the outstanding units entitled to vote at the meeting (including outstanding common units owned by GP Holdings) represented either in person or by proxy. Even if a quorum is present, the Partnership Unitholder Meeting could be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Merger proposal if a majority of outstanding units entitled to vote and that are present in person or by proxy at the Partnership Unitholder Meeting are cast in favor of the Adjournment proposal. The meeting may be adjourned to a date within 45 days of the Partnership Unitholder Meeting without further notice other than by an announcement made at the Partnership Unitholder Meeting and without setting a new record date. References to the Partnership Unitholder Meeting in this proxy statement/prospectus are to such unitholder meeting as adjourned or postponed.

Voting Procedures

Voting by Unitholders. If you hold units in your own name, you may submit your proxy using any of the following methods:

•	call the toll-free telephone number listed on your proxy card and follow the recorded instructions;

•	go to the Internet website listed on your proxy card and follow the instructions provided;

•	complete, sign and mail your proxy card in the postage-paid envelope; or

•	attend the Partnership Unitholder Meeting and vote in person.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your units will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your units will be voted FOR the Merger proposal and FOR the Adjournment proposal.

Revocation. If you hold your units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of GP at or before the Partnership Unitholder Meeting;

•	appearing and voting in person at the Partnership Unitholder Meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of GP at or before the Partnership Unitholder Meeting.

Your presence without voting at the Partnership Unitholder Meeting will not automatically revoke your proxy, and any revocation during the Partnership Unitholder Meeting will not affect votes previously taken.

Validity. The inspectors of election will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of proxies. Their determination will be final and binding. The GP Board has the right to waive any irregularities or conditions as to the manner of voting. The Partnership may accept your proxy by any form of communication permitted by applicable law so long as the Partnership is reasonably assured that the communication is authorized by you.

Solicitation of Proxies. The accompanying proxy is being solicited by GP on behalf of the GP Board. The expenses of preparing, printing and mailing the proxy and materials used in the solicitation will be borne by the Partnership.

D.F. King & Co., Inc. has been retained by the Partnership to aid in the solicitation of proxies for a fee of $14,500.00, plus reasonable out-of-pocket expenses. In addition to the mailing of this proxy statement/prospectus, proxies may also be solicited from unitholders by personal interview, telephone, fax or other electronic means by directors and officers of GP and employees of affiliates of the Partnership who provide services to the Partnership, who will not receive additional compensation for performing that service. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of units held by those persons, and the Partnership will reimburse them for any reasonable expenses that they incur.

Units Held in Street Name. If you hold units in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee when voting your units or when granting or revoking a proxy.

As a general rule, absent specific instructions from you, your bank, broker or other nominee is not allowed to vote your units on any proposal on which your bank, broker or other nominee does not have discretionary authority. The Merger proposal and Adjournment proposal are non-discretionary matters for which banks, brokers or other nominees do not have discretionary authority to vote. To instruct your bank, broker or other nominee how to vote, you should follow the directions that your bank, broker or other nominee provides to you.

Please note that you may not vote your units held in “street name” by returning a proxy card directly to the Partnership or by voting in person at the Partnership Unitholder Meetings unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee on how to vote your units, your bank, broker or other nominee cannot vote your units, which will have the same effect as a vote AGAINST the Merger proposal. Abstentions and broker non-votes will have the same effect as votes AGAINST the Adjournment proposal, but failures to vote will have no effect on the adoption of the Adjournment proposal. You should therefore provide your bank, broker or other nominee with instructions as to how to vote your units.

PROPOSAL 1: THE MERGER

Overview

On September 27, 2018, the Partnership, GP, GP Holdings, and Merger Sub entered into the Merger Agreement, pursuant to which, among other things, the Partnership will transition to the Company.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation among the GP Board, the Conflicts Committee or the representatives of the Partnership and other parties.

In addition to the key meetings and events described below, the GP Board and senior management of GP regularly review and discuss the Partnership’s business, operational direction, performance and prospects, as well as strategic opportunities to create or enhance value for the Partnership’s unitholders.

On December 30, 2016, GP Holdings acquired $20 million of common units using funds invested in GP Holdings by ACII. In connection with ACII’s investment in GP Holdings, certain other members of GP Holdings, including Larry Miller and William Shane, the former CEO and CFO, respectively, of the Partnership, were entitled to exercise preemptive rights to maintain their respective common ownership percentages of GP Holdings.

During the first half of 2017, Messrs. Miller and Shane, ACII and Axar held discussions regarding a possible financing by Axar of the exercise by Messrs. Miller and Shane of their preemptive rights in GP Holdings. The transaction ultimately did not move forward.

On June 19, 2017, Andrew Axelrod, sole member of the general partner of Axar, advised Robert B. Hellman, Jr., Chairman of the GP Board, that Axar had reached an agreement to purchase the equity interests in GP Holdings held by Messrs. Miller and Shane for a combination of cash and an earnout based on future distributions. Over the following weeks, the parties continued to discuss the potential buyout, but the transaction ultimately did not move forward.

From time to time, the GP Board has considered the costs and benefits of being structured as a corporation rather than a master limited partnership, including, among other things, the Partnership’s limited ability to make distributions as a result of its existing financing arrangements and the reduced corporate tax rate resulting from the enactment of the 2017 Tax Cuts and Jobs Act (the “Jobs Act”). Members of the GP Board also informally discussed trends in the industry with the Partnership’s legal and financial advisors, including the significant number of transactions announced and being considered following the enactment of the Jobs Act that would convert a master limited partnership to a corporate structure, eliminate or “reset” incentive distribution rights, create more streamlined business structures and improve costs of capital.

On March 9, 2018, Axar, the Partnership’s largest unitholder as of the date thereof, filed a Schedule 13D announcing its intention to actively pursue discussions with the GP Board regarding the potential of converting the Partnership’s structure from a master limited partnership to a corporation for U.S. Federal income tax purposes. In the filing, Axar noted that such a transaction would result in a more liquid market for the Partnership’s equity securities, and improve the Partnership’s opportunities for capital raising, senior management recruitment and other strategic transactions. Axar also noted that the recent reductions of corporate tax rates effective for 2018 made such a conversion more attractive than under prior tax rates.

Following Axar’s filing, the GP Board determined that it would be willing to engage in discussions with Axar regarding a potential conversion and Mr. Hellman called Mr. Axelrod to initiate these discussions.

Following execution of a confidentiality agreement on March 15, 2018, Mr. Hellman had several substantive discussions with Mr. Axelrod regarding the Partnership’s performance and prospects and the potential benefits of a conversion.

During March of 2018, Mr. Hellman, in his capacity as chairman of the GP Board and as trustee under the Voting and Investment Trust Agreement for the benefit of ACII, continued exploratory discussions with Axar regarding the advantages and disadvantages, as well as potential timing and structure of a potential conversion.

On April 9, 2018, Axar distributed to Mr. Hellman an initial draft of a non-binding term sheet pursuant to which the Partnership would convert to a corporation and the holders of common units would have the right to elect to receive cash for a portion of their common units in lieu of shares of the converted corporation. In addition, Axar (or its affiliates) and American Infrastructure Funds (or its affiliates) would invest $75 million in the Partnership in exchange for mandatorily convertible preferred equity in the Partnership, of which up to $25 million would be used to fund merger consideration for holders of common units who exercise the cash election.

On April 20, 2018, GP engaged Evercore Group L.L.C. (“Evercore”) to assist GP in evaluating a restructuring of the Partnership into a corporate entity. A written engagement letter was entered into on April 24, 2018. Based on preliminary discussions regarding the potential benefits of a conversion to a corporate entity, including simplifying the Partnership’s organizational structure, establishing more traditional corporate governance, and improving capital markets access by being available to a larger investor base, with the support of Axar and ACII, the GP Board determined that it would be appropriate to delegate to the Conflicts Committee the authority to formally evaluate a potential conversion.

On May 11, 2018, the Conflicts Committee held a telephonic meeting with Mr. Hellman to discuss GP’s proposal to transition the Partnership from a publicly-traded master limited partnership to a Delaware corporation.

On May 16, 2018, the initial draft of a non-binding memorandum of understanding with an attached non-binding term sheet (collectively, the “Draft MOU”) between GP Holdings, the Partnership, ACII and Axar was distributed by GP Holdings and ACII to Axar. The Draft MOU provided that each of Axar and ACII would agree to certain standstill provisions during the term of the Draft MOU, including not to acquire additional equity interests in the Partnership seek representation on the GP Board, participate in solicitations of proxies with respect to any voting securities of the Partnership, or make public announcements regarding business combinations or other extraordinary transactions involving the Partnership. The Draft MOU outlined the basic terms of a merger agreement to effect the corporate C-Corporation Conversion, material economic terms, as well as execution and delivery of a voting and support agreement concurrent with the signing of the merger agreement pursuant to which ACII and Axar would agree to support the transaction on the terms to be provided in the merger agreement and certain restrictive covenants prior to the closing or termination of the merger agreement, including not to transfer its common units, acquire additional equity interests in the Partnership if such acquisition could cause such party, together with its affiliates, to own beneficially in excess of 19.99% of any Partnership Securities (as defined in the Partnership Agreement) of any class then outstanding, or seek representation on the GP Board. Finally, the Draft MOU provided a summary of a nomination and director voting agreement to be entered into concurrently with the voting and support agreement and the merger agreement that would entitle ACII and Axar to certain nomination rights to the board of directors of the Company following the closing of merger.

On May 17, 2018, the GP Board determined by unanimous consent to delegate to the Conflicts Committee, comprised of Patricia Wellenbach and Stephen J. Negrotti, the authority to (i) consider, review, evaluate and analyze a series of proposed transactions to transition the Partnership’s structure from a publicly-traded master limited partnership to StoneMor Inc., a newly formed publicly-traded Delaware corporation, (ii) control the negotiation with the Partnership, its affiliates, its representatives and any other person the Conflicts Committee deems appropriate, (iii) determine whether the proposed transactions are in the best interests of the Partnership and all of its unitholders (other than GP and unitholders affiliated with GP) and consider whether to provide “Special Approval” as contemplated by Section 7.9(a) of the Partnership Agreement and (iv) if Special Approval and all requisite approvals of the public unitholders are provided, to take such other action as is necessary or advisable to consummate the proposed transactions. The Conflicts Committee was given the authority to not approve the proposed transaction.

On May 25, 2018, Axar provided a revised draft of the Draft MOU to representatives of ACII and GP Holdings and their legal counsel. For the duration of May, June and July, discussions ensued among Mr. Hellman and Mr. Axelrod, as well as Vinson & Elkins, LLP (“V&E”), counsel to the Partnership, and Schulte Roth & Zabel LLP (“Schulte”), counsel to Axar, regarding the open issues in the Draft MOU. The material open issues centered around the restrictive covenants to be contained in the voting and support agreement and the nomination and director voting agreement and the ownership thresholds for Axar to retain its board nomination rights under the nomination and director voting agreement.

During May of 2018, the Conflicts Committee met numerous times to discuss process and conduct interviews to engage financial and legal advisors. On June 8, 2018 and June 13, 2018, respectively, the Conflicts Committee retained Drinker Biddle & Reath LLP (“DBR”), as its legal advisor, and Raymond James, as its financial advisor.

In June of 2018, GP Holdings submitted a written proposal to the Conflicts Committee regarding the potential transaction to transition the Partnership’s structure from a publicly-traded master limited partnership to a newly formed Delaware corporation taxed as a Subchapter C corporation, the common stock of which would be listed for trading on a national securities exchange. The proposal outlined that the transaction would be accomplished through, among other transactions, the cancellation of the IDRs held by GP and related governance control represented by StoneMor GP’s GP Interest in exchange for 4,000,000 common units, the cancellation of the 1.04% economic interest of GP’s general partner in the Partnership in exchange for 399,356 common units, and a merger pursuant to which each of the common units would be converted into one share of common stock of the Company, with the Partnership surviving such merger as a subsidiary of the Company. The proposal also noted that GP Holdings was preparing a proposed draft of the definitive agreements for the Conflicts Committee’s evaluation.

During June of 2018, Mr. Hellman, representatives of management, and V&E had numerous discussions to review and discuss the potential transaction and the various workstreams related thereto.

On June 11, 2018, the Conflicts Committee met with a representative of GP Holdings to discuss the process for receiving the GP’s proposal for the potential transactions, and the Conflicts Committee also met with representatives of DBR to discuss the process proposed by GP Holdings.

On June 15, 2018, the Conflicts Committee held a telephonic meeting with representatives of GP Holdings and its advisors where GP Holdings formally presented its proposal to convert the Partnership into a Delaware corporation, an overview of the proposed transactions and the anticipated timeline for considering the proposed transactions. Following the call with management, the Conflicts Committee held a telephonic meeting with DBR and Raymond James to discuss the proposal, the related materials and transaction process.

On June 18, 2018, the Conflicts Committee held a telephonic meeting with representatives of Raymond James and Evercore as part of its financial due diligence review, during which Evercore presented information about the Partnership’s financial history and situation.

On June 20, 2018, the Conflicts Committee held a telephonic meeting with representatives of DBR and V&E as part of its legal due diligence review, during which representatives of V&E provided an overview of the Partnership’s legal structure, material agreements and SEC filing compliance. Counsel also discussed the proposed transaction structure.

On June 22, 2018, V&E provided an initial draft of the Merger Agreement to DBR. The initial draft contained placeholders for the key economic terms that remained unresolved among the parties following the delivery of the earlier proposal on June 15, 2018.

On June 28, 2018, the Conflicts Committee and representatives of DBR and Raymond James convened meetings in the offices of the Partnership in Trevose, Pennsylvania. The Conflicts Committee and its advisors met with various members of the Partnership’s finance team during which the finance team presented information about the historical operations, results of operations and financial condition of the Partnership, projections and planned strategies.

On each of June 29, 2018, July 2, 2018 and July 9, 2018, the Conflicts Committee held a telephonic meeting with Raymond James and DBR to discuss Raymond James’s continuing analysis and valuation work in respect of GP’s proposal.

On each of July 13, 2018, July 18, 2018 and July 20, 2018, the Conflicts Committee held a telephonic meeting with representatives of several of the Partnership’s largest unitholders to understand the unitholders’ perspectives and concerns relative to a possible transaction such as was being evaluated by the Conflicts Committee.

DBR and V&E had several discussions in early July of 2018 regarding the draft Merger Agreement and the structure and timing of the transaction.

On July 20, 2018, Oaktree Capital Management LP and certain of its affiliates (collectively, “Oaktree”) filed a Schedule 13D announcing their intention to continuously evaluate the Partnership’s businesses and prospects, alternative investment opportunities and all factors deemed relevant in determining whether to acquire additional common units or to dispose of common units as well as their interest in, and intentions with respect to, the Partnership and their investment in the securities of the Partnership. Oaktree also indicated that it may formulate a plan with respect to such matters, and, from time to time, hold discussions with or make formal proposals to the GP Board and/or management of GP, the management of the Partnership, other holders of common units and other relevant parties, including third parties, regarding such matters.

On July 22, 2018, Mr. Hellman and a representative of GP Holdings met with the Conflicts Committee in Philadelphia, Pennsylvania to discuss the economic terms of the proposed transaction. The Conflicts Committee discussed its valuation analysis, its understanding of the major unitholders’ perspectives and its rationale for presenting a counterproposal to GP’s proposal.

On July 27, 2018, the Conflicts Committee held a telephonic meeting with representatives of DBR and Raymond James to discuss Raymond James’s continuing valuation analysis and GP’s existing rights under the Partnership Agreement.

On July 30, 2018, Mr. Negrotti spoke to Mr. Hellman to present the Conflicts Committee’s counterproposal that in exchange for cancellation of the GP Interest, IDRs and the governance and all other economic and other rights associated with the general partnership interest held indirectly by GP Holdings immediately prior to the Conversion, GP Holdings would receive 2,550,000 common units. The counterproposal was an alternative to GP’s proposal for GP Holdings to receive 4,399,356 common units. Mr. Hellman did not accept the counterproposal.

On July 31, 2018, GP Holdings, ACII and Axar signed the MOU (the “Executed MOU”). Pursuant to the Executed MOU, Axar and ACII indicated on a non-binding basis, among other things, to support the C-Corporation Conversion to transition the Partnership from a Delaware limited partnership into a newly formed Delaware corporation whose common stock was expected to be listed for trading on the NYSE. The Executed MOU contemplated the settlement of the IDRs and the GP Interest in exchange for such consideration to be agreed by the Conflicts Committee, ACII and GP Holdings. The Executed MOU also contemplated certain post-conversion governance provisions relating to the Company, including that the merger agreement for the C-Corporation Conversion would provide for a nine member board of directors, with ACII having the right to designate two directors and Axar having the right to designate one director, so long as each retains specified amounts of common stock of the Company, as well as a standstill agreement to be entered into by each of Axar and ACII limiting their respective actions with respect to the Company, so long as each has board representation. The Executed MOU also contemplated that, if definitive agreements relating to the C-Corporation Conversion were entered into, each of ACII and Axar would have the right to participate, pro rata, based on its respective ownership percentage of the outstanding equity, in future equity raises, if any, by the Partnership or its affiliates. On August 1, 2018, each of Axar and ACII filed amendments to its previously filed Schedule 13D summarizing their entry into the Executed MOU and providing that the Executed MOU may result in the Reporting Persons being deemed a “group” with the other party and certain of its affiliates within the meaning of Section 13(d) of the Exchange Act, although each party disclaimed membership in a group with the other party.

On August 2, 2018, the Partnership executed a non-disclosure agreement with Oaktree in order to engage in discussions prompted by Oaktree’s previously filed Schedule 13D.

Over the next few weeks, the Partnership, ACII and GP Holdings continued to evaluate the structure of the potential transaction with the assistance of V&E. At various points, Mr. Hellman met with representatives of management to solicit its feedback on the proposed transactions.

During early August of 2018, the Conflicts Committee met regularly with its legal and financial advisors to discuss valuation analysis and various legal considerations. On August 6, 2018 and August 8, 2018, the Conflicts Committee held telephonic meetings with major unitholders during which they obtained further understanding of the unitholders’ perspectives about aspects of the potential transaction. During this period, informal communications also continued between members of the Conflicts Committee and Mr. Hellman.

On August 13, 2018, Mr. Negrotti presented to Mr. Hellman the Conflicts Committee’s revised counterproposal that GP Holdings would receive 2,950,000 common units (increased from 2,550,000) in exchange for cancellation of the GP Interest, IDRs and all other economic and other rights associated with the GP Interest held indirectly by GP Holdings immediately prior to the C-Corporation Conversion.

On August 14, 2018, the Conflicts Committee held a telephonic meeting with representatives of DBR and Raymond James to discuss the tentative agreement in principle reached with Mr. Hellman regarding the proposed exchange ratio and to discuss other open issues related to the transaction.

On August 21, 2018, DBR, on behalf of the Conflicts Committee, provided comments to the initial draft of the Merger Agreement that had been provided by V&E and raised a number of diligence questions to management of the Partnership. The principal issues raised in DBR’s comments to the Merger Agreement included (i) the inclusion of a provision requiring GP and GP Holdings to reimburse the Partnership for out-of-pocket expenses incurred in connection with the transaction if the Partnership terminated the Merger Agreement for specified reasons, (ii) representations disclosing agreements between GP and its affiliates (other than the Partnership) and any Partnership unitholder in its capacity as such and (iii) the inclusion of restrictive and affirmative covenants regarding the operation of the business of the Partnership, GP and GP Holdings during the period between signing and the earlier of closing or termination of the Merger Agreement. Certain key economic terms, such as the number of common units for which GP’s GP Interest and IDRs would be exchanged, remained as a bracketed placeholder in DBR’s draft while the parties continued ongoing negotiations concerning these economic terms.

On August 24, 2018, V&E sent a revised draft of the Merger Agreement to DBR. The revised Merger Agreement rejected the Conflicts Committee’s requests for expense reimbursement and interim operating covenant provisions. The revised Merger Agreement retained a bracketed placeholder for the number of common units for which GP’s GP Interest in the Partnership would be exchanged. Following the circulation of the revised draft of the Merger Agreement, V&E and DBR had a series of discussions regarding the material revisions. Separately, Mr. Hellman had several conversations with Mr. Negrotti regarding the open issues and the timeline of the transaction.

During the remainder of August of 2018 into September of 2018, the Conflicts Committee continued to meet regularly with DBR to discuss items in the Merger Agreement and matters related to the corporate governance documents and structure of the resulting publicly-traded corporation that would be effective following the transaction.

On August 29, 2018, DBR distributed a revised draft of the Merger Agreement to V&E reinserting an expense reimbursement by GP and GP Holdings, if the Partnership terminated the Merger Agreement in certain instances and a more limited set of interim operating covenant provisions. The draft also included that GP may terminate the Merger Agreement at any time so long as with its notice of termination GP paid the Partnership reimbursement for out-of-pocket expenses incurred by GP, GP Holdings and the Conflicts Committee in connection with the C-Corporation Conversion. DBR also included that GP’s GP Interest would be exchanged for 2,950,000 common units, replacing the bracketed placeholder from the prior drafts.

On August 31, 2018, V&E distributed to DBR a revised draft of the Merger Agreement along with a list of the significant issues still outstanding, including interim operating covenants and termination and reimbursement rights. For purposes of the draft, V&E retained that GP’s GP Interest would be exchanged for 2,950,000 common units. V&E also circulated to DBR drafts of the amended and restated bylaws and certificate of formation for StoneMor Inc. and other ancillary agreements. On the afternoon of August 31, 2018, DBR and V&E discussed the open issues in the Merger Agreement.

On September 5, 2018, V&E and DBR had additional discussions regarding the Merger Agreement and the Company’s governing documents. Following the discussion, DBR distributed revised drafts of the governing documents to V&E.

On September 6, 2018, the Conflicts Committee held a telephonic meeting with representatives of DBR and Raymond James to discuss various matters. Raymond James presented an updated valuation analysis of the proposed C-Corporation Conversion.

In early September of 2018, V&E distributed initial drafts of the Voting and Support Agreement and Nomination and Director Voting Agreement to Axar’s counsel and over the course of the next few weeks, finalized the terms based on the Executed MOU, including negotiated items such as standstill provisions. In addition, Axar provided comments to the Amended and Restated Bylaws of the Company and the Amended and Restated Certificate of Incorporation for the Company.

On September 9, 2018, Mr. Hellman and Mr. Negrotti discussed the remaining open issues in the Merger Agreement, specifically, interim operating covenants and rights to termination and expense reimbursement. On September 11, 2018, V&E distributed a revised draft of the Merger Agreement to DBR reflecting the negotiations between Mr. Hellman and Mr. Negrotti. The draft limited restrictions on interim operations to operating in the ordinary course and provided that GP could terminate the Merger Agreement at any time but that GP and GP Holdings would be required to reimburse the Partnership for out-of-pocket expenses of the Conflicts Committee and the Partnership in connection with the transaction if the Partnership does not otherwise have the right to terminate pursuant to the Merger Agreement for certain reasons and there has not been a change in tax law that could reasonably be expected to have a material adverse effect on the Conversion. In the draft, V&E reinserted the bracketed placeholder for the number of common units for which GP’s GP Interest and IDRs in the Partnership would be exchanged.

During the months of August and September, representatives of management, the GP Board and the Conflicts Committee, together with their legal, tax and financial advisors, continued to evaluate the structure of the C-Corporation Conversion and the business, financial, tax and accounting implications of each structure. Following detailed discussions among the parties, the parties agreed to the following structure for the C-Corporation Conversion: (i) GP would convert to a corporation and change its name to StoneMor Inc., and (ii) a newly formed Merger Sub would be merged with and into the Partnership, and the Partnership would become a wholly-owned subsidiary of the Company and the holders of common units would become stockholders in the Company on a one-for-one basis of common units to the Company’s common stock. ACII, the GP Board and the Conflicts Committee ultimately determined, and Axar approved, that the conversion of GP into a corporation and the merger of the Partnership into a newly formed subsidiary of the Partnership was the favored alternative for achieving the objectives of decreasing the Partnership’s equity cost of capital, simplifying its tax structure and financial reporting obligations and minimizing potential disruption to commercial arrangements and that such alternative could be completed on the most efficient and expedited basis for the Partnership.

During the week of September 10, 2018, Mr. Hellman and the Conflicts Committee and their respective advisors engaged in a series of conversations regarding the material open issues and the timing of the C-Corporation Conversion. As a result of such conversations, on September 20, 2018, V&E distributed to DBR and Schulte a revised draft of the Merger Agreement providing that, among other things, before giving effect to the transactions contemplated by the Merger, as result of the conversion of GP into a Delaware corporation and as consideration for the Pre-Closing Transactions (as defined in the Merger Agreement) and the Merger, GP Holdings would receive a certain number of common units (left blank in the draft) representing the common units owned by LP Sub and an agreed upon valuation (in common units) in exchange for the GP Interest, the IDRs and for the governance and all other economic and other rights associated with the General Partnership Interest held indirectly by GP Holdings immediately prior to the C-Corporation Conversion.

On September 18, 2018, the Conflicts Committee held a telephonic meeting with representatives of DBR and Raymond James. DBR presented an update on the transaction structure, agreement documentation and related status. Raymond James presented the analysis performed and considerations made by Raymond James to date in connection with the formulation of its opinion.

Between September 20 and September 23, 2018, V&E, DBR, the Conflicts Committee and Mr. Hellman, in consultation with representatives of Partnership management, negotiated the remaining terms of the Merger Agreement, post-conversion Company organizational documents and other ancillary agreements. In addition, representatives of Axar and ACII and their respective counsel finalized the terms of the Voting and Support Agreement and the Nomination and Director Voting Agreement.

On September 23, 2018, DBR circulated its comments to the September 20, 2018 draft of the Merger Agreement. These included that prior to the Merger, 2,950,000 common units would be issued to GP Holdings in exchange for the GP Interest, the IDRs and the governance and all other economic and other rights associated with the General Partnership Interest held indirectly by GP Holdings immediately prior to the Conversion. In addition, the revisions included additional diligence requests as a result of the final structure.

On September 24, 2018, V&E circulated to DBR, the Conflicts Committee, Axar and Schulte a substantially final version of the Merger Agreement and proposed final versions of the Voting and Support Agreement, Nomination and Director Voting Agreement, and post-conversion governing documents of the Company. The draft accepted the Conflicts Committee’s proposal in DBR’s September 23rd draft that 2,950,000 common units would be issued to GP Holdings in exchange for the GP Interest, IDRs and other rights, provided that following the Closing the initial board of directors of the Company would consist of nine directors, including two designees of ACII, one designee of Axar, and the Chief Executive Officer of the Company. The Conflicts Committee subsequently held a telephonic meeting with DBR, Raymond James and Hunton Andrews Kurth LLP, legal advisors to Raymond James (“Hunton Andrews Kurth”), to discuss the drafts received from V&E.

On September 25, 2018, the Conflicts Committee held a telephonic meeting with representatives from DBR, Raymond James and Hunton Andrews Kurth. Representatives of Raymond James presented an update of the Raymond James analysis and delivered Raymond James’s oral opinion addressed to the Conflicts Committee, which was subsequently confirmed by delivery of a written opinion on September 26, 2018, that based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Raymond James in preparing the opinion, as of the date of the opinion, the GP Merger Consideration to be delivered to GP Holdings in the Merger pursuant to the Merger Agreement is fair from a financial point of view, to the unitholders (other than GP and unitholders affiliated with GP).

On September 25, 2018, the GP Board held a meeting during which Mr. Hellman reported that there would be a meeting with the Partnership’s lenders on September 27, 2018 to discuss the potential conversion to a corporation, V&E and Mr. Hellman presented the terms of the potential conversion and answered questions from GP Board members and the Conflicts Committee reported on their process and open issues in the documentation. The GP Board also discussed the timing of the potential conversion, if necessary approvals were obtained, and Mr. Hellman noted that the conversion could not be completed until the Partnership’s filings with the SEC were current, which would likely mean a closing in the first or second quarter of 2019.

On the morning of September 27, 2018, the Conflicts Committee held a telephonic meeting with representatives of DBR to discuss the final issues in the Merger Agreement and the approvals needed to consummate the C-Corporation Conversion.

Upon further negotiations amongst all of the parties, together with their counsel, the parties further agreed that, in addition to other termination rights in the Merger Agreement and subject to certain conditions, (i) either the Partnership or Merger Sub had the right to terminate if the Closing had not been consummated on or before June 30, 2019 and in certain instances, such a termination would require GP and GP Holdings to reimburse the Partnership all out-of-pocket expenses incurred by the Partnership in connection with the transaction and (ii) GP had the right to terminate at any time if it concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the consummation of the transaction would be inconsistent with its duties under its organizational documents or applicable law or if there has been a material adverse effect on the Partnership. On September 26, 2018, V&E distributed to DBR and Schulte a further revised draft of the Merger Agreement reflecting the foregoing positions.

On the afternoon of September 27, 2018, the GP Board held a special meeting during which Mr. Hellman, together with V&E, summarized the final terms of the Merger Agreement and Ms. Wellenbach reviewed with the GP Board the Conflicts Committee’s process in evaluating, negotiating and ultimately recommending the proposed transaction to the GP Board and its rationale therefor. Ms. Wellenbach advised the GP Board that a fairness opinion had been received from Raymond James and the Conflicts Committee had, subject to the approval of the C-Corporation Conversion and the transactions contemplated thereby by the GP Board and GP Holdings, (i) approved the Merger Agreement, such approval intended to constitute “Special Approval” under the Partnership Agreement, (ii) recommended submission of the Merger Agreement to the Partnership’s unitholders for approval, and (iii) recommended that the Partnership’s unitholders approve the Merger Agreement, including the transactions contemplated thereby. After discussion of various considerations relating to the proposed C-Corporation Conversion, the GP Board determined that the form, terms and provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair and reasonable to and in the best interests of GP and declared it advisable for GP to enter into the Merger Agreement, and the GP Board approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger.

On the afternoon of September 27, 2018, the Merger Agreement, Voting and Support Agreement and Nomination and Director Voting Agreement were executed, and on the morning of September 28, 2018, the Partnership issued a press release announcing the execution of the Merger Agreement.

In January of 2019, Mr. Axelrod advised Mr. Hellman that Axar desired to acquire common units in excess of the percentage allowed pursuant to the Voting and Support Agreement and the Nomination and Director Voting Agreement. Mr. Axelrod and Mr. Hellman, together with V&E and Schulte, discussed considerations related to increasing the permitted percentage.

In December 2018, the Conflicts Committee discussed with Mr. Hellman Axar’s desire to acquire additional common units. After discussing considerations related to Axar’s request with its counsel, the Conflicts Committee confirmed to Mr. Hellman its agreement to permit the request.

On January 25, 2019, the GP Board held a meeting to discuss, among other things, amending the Voting and Support Agreement and Nomination and Director Voting Agreement to increase the limit on the percentage of Partnership Securities (as defined in the Partnership Agreement) that Axar is permitted to own, together with its affiliates, from 19.99% to 27.49% of any Partnership Securities of any class then outstanding. The GP Board also discussed waiving the provision in clause (iii) of the definition of “outstanding” in the Partnership Agreement which provides that if at any time “any Person or Group (other than GP or its Affiliates) beneficially owns 20% or more of any outstanding Partnership Securities of any class then outstanding, then all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement” (the “20% Waiver”) to allow Axar to continue to possess such voting rights, including in respect of voting for the Merger as required, and pursuant to the terms of the Voting and Support Agreement. Following discussion among the GP Board, the amendments to the Voting and Support Agreement, Nomination and Director Voting Agreement and the 20% Waiver were unanimously approved by the GP Board. On February 4, 2019, the First Amendment to the Voting and Support Agreement and the First Amendment to the Nomination and Director Voting Agreement were executed.

On January 25, 2019, the GP Board discussed the Eighth Amendment and Waiver to the Credit Agreement (the “Eighth Amendment”) to be entered into among the Partnership, StoneMor Operating LLC, a wholly-owned subsidiary of the Partnership, the other borrowers party thereto, the lenders party thereto and Capital One, National Association, as administrative agent. Modifications to the Credit Agreement introduced by the Eighth Amendment, among other things, (i) permit the consummation of the C-Corporation Conversion; (ii) add to the Credit Agreement a separate last out revolving tranche B credit facility in the aggregate amount of $35 million to be provided by certain affiliates of Axar as the initial lenders, to be collateralized by a security interest in substantially all assets of the Partnership and the borrowers that were held for the benefit of the Credit Agreement lenders before the Eighth Amendment effective date and to bear interest at a fixed rate of 8.0% and (iii) include a waiver of events of default continuing on the Eighth Amendment effective date. Following discussion among the GP Board, the Eighth Amendment was unanimously approved by the GP Board. On February 4, 2019, the Eighth Amendment was executed. On the same day, $15 million of the last out revolving tranche B credit facility were drawn down. Additional information relating to the Eighth Amendment and related matters can be found in the Partnership’s Annual Report, attached as Annex D to this proxy statement/prospectus.

Between the execution of the Merger Agreement and the end of March of 2019, the Partnership worked with its counsel and auditors to become current with respect to the filing of its periodic reports required under the Exchange Act.

On April 30, 2019, the parties to each of the Merger Agreement and the Voting and Support Agreement, with the approval of the GP Board and the Conflicts Committee, executed amendments to each document, extending the termination dates set forth in each agreement to October 1, 2019.

On June 27, 2019, in connection with the completion of the Recapitalization Transactions, the parties to each of the Merger Agreement, Voting and Support Agreement and Director Nomination and Voting Agreement, with the approval of the GP Board and the Conflicts Committee, executed certain amendments thereto and entered into certain other definitive agreements to give effect to the Preferred Placement and Notes Offering.

Additional information relating to the Recapitalization Transactions can be found in the Partnership’s Periodic Report on Form 8-K filed with the SEC on June 28, 2019, as amended.

Recommendation of the Conflicts Committee and their Reasons for the Merger

By vote at a meeting of the members of the Conflicts Committee on September 27, 2018, the Conflicts Committee, by unanimous vote, (a) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Partnership and the unitholders (other than GP and unitholders affiliated with GP), (b) subject to the approval and authorization of the C-Corporation Conversion and the transactions contemplated thereby by the GP Board and GP Holdings (which approval was subsequently obtained), approved the Merger Agreement and the transactions contemplated thereby, including the Merger (the foregoing constituting Special Approval), (c) directed that the Merger Agreement be submitted to a vote of the unitholders, and (d) resolved its recommendation of adoption of the Merger Agreement by the unitholders. In evaluating the Merger Agreement and the transactions contemplated thereby, the Conflicts Committee considered information supplied by management of Partnership, consulted with its legal and financial advisors and considered a number of factors in reaching its determination, approval and recommendation. The Conflicts Committee also consulted with its legal counsel regarding its duties and obligations.

In the course of determining that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Partnership and the unitholders (other than GP and unitholders affiliated with GP), the Conflicts Committee considered, in addition to the matters discussed under “Background of the Merger,” the following factors, which the Conflicts Committee believe supports their decisions:

•

The Conflicts Committee’s and GP’s senior management’s expectations that the transactions contemplated by the Merger Agreement would simplify the organizational structure for investors and facilitate a more transparent and streamlined governance structure that would permit the common unitholders to benefit from enhanced voting and other rights as stockholders of a corporation as opposed to unitholders of a master limited partnership controlled by a general partner;

•

The Conflicts Committee’s and GP’s senior management’s expectations that a corporate structure would result in certain administrative cost savings and synergies and could be expected to reduce the Surviving Entity’s cost of capital, broaden its potential investor base and access to capital, and provide greater flexibility for merger and acquisition activity;

•	The input the Conflicts Committee received from the Partnership’s unitholders regarding advisability of the C-Corporation Conversion and appropriate valuation;

•

The financial analyses prepared by Raymond James, as financial advisor to the Conflicts Committee, and the oral opinion, as of September 25, 2018, addressed to the Conflicts Committee, which was confirmed by delivery of a written opinion dated September 26, 2018, that based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Raymond James in preparing the opinion, as of the date of the opinion, the GP Merger Consideration to be delivered to GP Holdings in the Merger pursuant to the Merger Agreement is fair from a financial point of view, to the unitholders (other than GP and unitholders affiliated with GP), as more fully described below under “Opinion of the Financial Advisor to the Conflicts Committee;”

•	Current and historical conditions in the cemetery and funeral home industry generally;

•	Current and historical financial market conditions, including the current and historical trading prices of the common units;

•

The Conflicts Committee and the Partnership’s senior management’s knowledge of and familiarity with the Partnership’s assets both as a result of the Partnership’s historic operations and due diligence; and

•

The Conflicts Committee and the Partnership’s senior management’s knowledge of and familiarity with the Partnership’s business, operations and financial condition, and its and their assessment of the Partnership’s prospects.

In addition, the Conflicts Committee considered a number of factors relating to the procedural safeguards involved in the negotiation of the Merger Agreement, including those discussed below, each of which supported their determinations with respect to the Merger:

•

The GP Board delegated to the Conflicts Committee the full power and authority of the GP Board to (i) review and evaluate the terms and conditions of the proposed transaction, (ii) negotiate on behalf of the Partnership the terms and conditions of the proposed transaction, (iii) make any recommendation to the unitholders regarding the proposed transaction and (iv) determine whether or not to grant “Special Approval” pursuant to the Partnership Agreement with respect to the proposed transaction;

•	The Conflicts Committee had no obligation to approve or recommend any transaction;

•

The Conflicts Committee is composed of members who each satisfy the requirements for serving on the Conflicts Committee as required under the Partnership Agreement, including the requirement that all members of the Conflicts Committee be independent directors;

•

The Merger Agreement provides that without the consent of the Conflicts Committee, the GP Board and GP Holdings may not eliminate the Conflicts Committee, or revoke or diminish the authority of the Conflicts Committee, or, except in the event of a material breach of his or her obligations as a director of GP or for cause, remove or cause the removal of any director of the GP Board that is a member of the Conflicts Committee either as a member of such board or such committee, or appoint any additional director to the GP Board or the Conflicts Committee in each case without the affirmative vote of the GP Board, including the affirmative vote of a majority of members of the Conflicts Committee;

•	Any amendment, supplement or waiver of the Merger Agreement pursuant to the Merger Agreement requires the approval of the Conflicts Committee;

•

The Conflicts Committee selected and retained its own legal and financial advisors with knowledge and experience with respect to transactions similar to the C-Corporation Conversion, master limited partnerships (“MLPs”), the industry in which the Partnership operates generally, and the Partnership particularly, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the C-Corporation Conversion, including the Merger;

•	The members of the Conflicts Committee will not personally benefit from completion of the Merger in a manner different from other unaffiliated unitholders;

•	The compensation received by the members of the Conflicts Committee was in no way contingent upon their approval of the Merger Agreement;

•

The Conflicts Committee members received no separate compensation for serving on the Conflicts Committee in connection with its consideration of the C-Corporation Conversion, other than the reimbursement of out-of-pocket expenses and committee fees of $125,000 to each member of the Conflicts Committee from the time of formation to August 30, 2019;

•

The terms and conditions of the Merger Agreement were determined through arm’s-length negotiations among the Conflicts Committee, the GP Board, and their respective representatives and advisors. The consideration to be received by GP Holdings in exchange for the GP Interest, the IDRs and the governance and all other economic and other rights associated with the General Partnership Interest held indirectly by GP Holdings immediately prior to the Conversion was reduced from 4,399,356 common units proposed at the time of the initial proposal to 2,950,000 common units under the terms of the Merger Agreement;

•	The Conflicts Committee believed, based on the nature of the negotiations, that the consideration to be received by GP Holdings was the lowest that GP was willing to accept; and

•

The Merger Agreement affords the Conflicts Committee the ability to change its recommendation if the Conflicts Committee has concluded in good faith after consultation with its outside legal advisors and financial advisors, that the failure to make a change in recommendation would be inconsistent with its duties under the Partnership Agreement or applicable law, subject to certain limitations, as more particularly set forth in the Merger Agreement.

In the course of reaching the determinations and making the recommendation described above, the Conflicts Committee also considered the following risks and potentially negative factors related to the Merger Agreement and the transactions contemplated thereby:

•	The possibility that potential alternative transaction structures may be more beneficial to the unitholders than the C-Corporation Conversion;

•	There is risk that the potential benefits expected to be realized in the C-Corporation Conversion might not be fully realized, or might not be realized within the expected time period;

•

The C-Corporation Conversion may not be completed in a timely manner, or at all, which could result in significant costs and disruption to the Partnership’s normal business or negatively impact the trading price of the common units;

•	Unitholders will be forgoing any potential benefits that could be realized by remaining unitholders of the Partnership;

•	The Company Shares may not trade at expected valuations;

•	The Surviving Entity and the Partnership may not achieve their projected financial results;

•	The Partnership and GP will incur substantial transaction-related costs in connection with the C-Corporation Conversion;

•	The unitholders will not be entitled to appraisal rights in connection with the Merger;

•

The Partnership and GP may become subject to class action lawsuits relating to the C-Corporation Conversion, which could materially adversely affect their businesses, financial conditions and operating results;

•

Certain directors and executive officers of the Partnership may have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of the unitholders generally; and

•

The risks of the type and nature described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement/prospectus and under the heading “Risk Factors” in the Partnership’s Annual Report and the Partnership’s Quarterly Report, attached as Annex D and C, respectively, to this proxy statement/prospectus, and subsequent reports the Partnership files under the Exchange Act. See “Where You Can Find More Information.”

The Conflicts Committee considered all of the foregoing factors as a whole and, on balance, concluded that they supported a determination to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The foregoing discussion of the information and factors considered by the Conflicts Committee includes the material factors, but is not exhaustive. In view of the wide variety of factors considered by the Conflicts Committee in connection with its evaluation of the proposed Merger and the complexity of these matters, the Conflicts Committee did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their decisions. The Conflicts Committee evaluated the factors described above, among other factors, and in each case reached a consensus that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Partnership and the unitholders (other than GP and unitholders affiliated with GP). In considering the factors described above, and any other factors, individual members of the Conflicts Committee may have viewed factors differently or given weight or merit to different factors. The Conflicts Committee approved the Merger Agreement and the transactions contemplated thereby, including the Merger on the totality of the information presented to and considered by it.

In considering the approval of the Merger Agreement by the Conflicts Committee, you should be aware that certain directors and executive officers of the Partnership may have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of the unitholders generally. The Conflicts Committee was aware of these interests and considered them when approving the Merger Agreement and the transactions contemplated thereby, including the Merger. See “Proposal 1: The Merger—Interests of Certain Persons in the Merger.”

The explanation of the reasoning of the Conflicts Committee and certain other information presented in this section are forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Conflicts Committee recommends that the unitholders vote FOR the Merger proposal and FOR the Adjournment proposal, if necessary, at the time of the special meeting.

Opinion of the Financial Advisor to the Conflicts Committee

In connection with the Merger, the Conflicts Committee requested that Raymond James evaluate the fairness from a financial point of view, of the GP Merger Consideration to be delivered to GP Holdings in the Merger pursuant to the Merger Agreement. On September 25, 2018, at a meeting of the Conflicts Committee held to evaluate the Merger, Raymond James delivered an oral opinion, as of September 25, 2018, addressed to the Conflicts Committee, which was confirmed by delivery of a written opinion dated September 26, 2018, to the effect that based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Raymond James in preparing the opinion, as of the date of the opinion, the GP Merger Consideration to be delivered to GP Holdings in the Merger pursuant to the Merger Agreement is fair from a financial point of view, to the unitholders (other than GP and unitholders affiliated with GP).

Raymond James’s opinion did not address the underlying business decision of GP to effect the Merger, the relative merits of the Merger as compared to any other alternative business strategies or opportunities that might exist for the Partnership, or the effect of any other transaction in which the Partnership might engage or consider. The full text of Raymond James’s written opinion, dated September 26, 2018, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Raymond James, is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. The description of Raymond James’s opinion set forth below is qualified in its entirety by reference to the full text of Raymond James’s opinion, which you are encouraged to read carefully and in its entirety. Raymond James’s opinion is not intended to be and does not constitute a recommendation as to how any securityholder should vote or act on any matters relating to the proposed Merger or otherwise. Raymond James’s opinion speaks as of the date rendered and Raymond James has no obligation to update, revise or reaffirm its opinion.

In arriving at its opinion, Raymond James:

•	reviewed the financial terms and conditions as stated in the draft of the Merger Agreement, dated as of September 24, 2018 (as used in this section, the “Draft Agreement”);

•

reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Partnership made available to it by the Partnership, including, but not limited to, financial projections prepared by the management of the Partnership relating to the Partnership for the periods ending December 31, 2018 through 2022, as approved for its use by the Conflicts Committee (the “Projections”);

•	reviewed the Partnership’s recent public filings and certain other publicly available information regarding the Partnership;

•	reviewed financial, operating and other information regarding the Partnership and the industry in which it operates;

•	reviewed the financial and operating performance of the Partnership and those of other selected public companies that it deemed to be relevant;

•	considered the publicly available financial terms of certain transactions it deemed to be relevant;

•

reviewed the current and historical market prices and trading volume for the common units and the current market prices of the publicly traded securities of certain other companies that it deemed to be relevant;

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as it deemed appropriate; and

•	discussed with members of the senior management of the Partnership certain information relating to the aforementioned and any other matters that it deemed relevant to its inquiry.

Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Partnership or otherwise reviewed by or discussed with Raymond James, and Raymond James undertook no duty or responsibility to, nor did it, independently verify any such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Partnership. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with the Conflict Committee’s consent, assumed that the Projections and such other information and data had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Partnership, and Raymond James relied upon the Partnership to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the Projections or the assumptions on which they are based. Raymond James assumed that the final form of the Draft Agreement would be substantially similar to the draft reviewed by Raymond James, and that the Merger and C-Corporation Conversion will be consummated substantially in accordance with the terms of the Draft Agreement without waiver or amendment of any conditions substantially thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Draft Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Draft Agreement without being waived. Raymond James relied upon and assumed, without independent verification, that (i) the Merger and C-Corporation Conversion will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Merger and C-Corporation Conversion will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or C-Corporation Conversion the Partnership that would be material to Raymond James’s analyses or its opinion.

Raymond James’s opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of September 25, 2018 and any material change in such circumstances and conditions would require a reevaluation of the opinion, which Raymond James is under no obligation to undertake. Raymond James relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Partnership since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there is no information or any facts that would make any of the information it reviewed incomplete or misleading in any material respect.

Raymond James expressed no opinion as to the underlying business decision to effect the Merger or C-Corporation Conversion, the structure or tax consequences of the Merger or C-Corporation Conversion or the availability or advisability of any alternatives to the Merger and C-Corporation Conversion. Raymond James provided market intelligence for comparable MLP simplification transactions to the Conflicts Committee. Raymond James did not, however, make any recommendations to the Conflicts Committee with respect to the proposed Merger and C-Corporation Conversion. Raymond James also did not recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Merger. Raymond James did not solicit indications of interest with respect to a transaction involving the Partnership nor did it advise the Partnership with respect to its strategic alternatives. Raymond James did not express any opinion as to the likely trading range of Company Shares following the Merger and C-Corporation Conversion, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time. Raymond James’s opinion is limited to the fairness, from a financial point of view, to the unitholders (other than GP and unitholders affiliated with GP) of the GP Merger Consideration to be delivered by the Partnership to GP Holdings.

Raymond James expressed no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the GP Board to approve or consummate the Merger or C-Corporation Conversion. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or will be obtained from the appropriate professional sources.

Furthermore, Raymond James relied, with the consent of the Conflicts Committee, on the fact that the Partnership has been assisted by legal, accounting and tax advisors and, with the consent of the Conflicts Committee, relied upon and assumed the accuracy and completeness of the assessments by the Partnership and its advisors as to all legal, accounting and tax matters with respect to the Partnership and the Merger and C-Corporation Conversion.

In formulating its opinion, Raymond James considered only what it understood to be the consideration to be paid by the Partnership as is described herein under “The Merger Agreement—Pre-Closing Transactions—Conversion” and “The Merger Agreement—The Merger Consideration,” and it did not consider and it expressed no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Partnership’s officers, directors or employees, or class of such persons, whether relative to the compensation received by the Partnership or otherwise. Raymond James was not requested to opine as to, and the opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Merger and C-Corporation Conversion to the holders of any class of securities, creditors, or other constituencies of the Partnership, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the Merger or C-Corporation Conversion to any one class or group of the Partnership’s or any other party’s security holders or other constituencies vis-a-vis any other class or group of the Partnership’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger or C-Corporation Conversion amongst or within such classes or groups of security holders or other constituents). Raymond James did not express any opinion as to the impact of the Merger and C-Corporation Conversion on the solvency or viability of the Partnership or GP or the ability of the Partnership or GP to pay their respective obligations when they come due.

The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Raymond James believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create an incomplete or potentially misleading view of the process underlying its analyses and opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before September 25, 2018, and is not necessarily indicative of current market conditions.

Material Financial Analyses

The following summarizes the material financial analyses conducted by Raymond James and reviewed with the Conflicts Committee at its meeting on September 25, 2018, which analyses were considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to the Partnership or the contemplated Merger or C-Corporation Conversion.

Selected MLP Simplification Transaction Analysis. In its selected transaction analysis, Raymond James examined MLP simplification transactions that were deemed relevant to the Partnership’s proposed simplification Merger and C-Corporation Conversion. Raymond James examined the valuation multiples of transaction value compared to the MLP’s annualized cash flow paid to its general partner; transaction value compared to the MLP’s peak cash flow to its general partner; and transaction value paid to the general partner as a percent of total MLP equity value, where such information was publicly available. Raymond James reviewed the mean and median relative valuation multiples for the selected transactions and compared them to corresponding valuation multiples implied for the Partnership under the proposed Merger and C-Corporation Conversion. The results of the precedent MLP simplification transaction analysis are summarized below:

MLP	General Partner	Transaction Value/ Annualized GP Cash Flow	Transaction Value/ Peak GP Cash Flow	GP Value Paid as a % of Total MLP Equity Value
NuStar Energy L.P.	NuStar GP Holdings, LLC	8.4x	NM	15.9%
Energy Transfer Equity, L.P.	USA Compression Holdings, LLC	14.0x	6.6x	0.2%
Memorial Production Partners LP	Memorial Production Partners GP LLC	20.8x	0.0x	0.3%
Royal Energy Resources, Inc.	Rhino Resource Partners, LP	NM	0.0x	10.3%
Legacy Reserves LP	Legacy Reserves GP, LLC	NM	0.0x	0.9%
Kirby Corporation	K-Sea Transportation Partners L.P.	NM	3.3x	0.7%
Median		14.0x	0.0x	0.8%
Mean		14.4x	2.0x	4.7%
Partnership Implied Amount		NM	3.9x	1.9%

Raymond James applied the median and mean valuation metrics to the Partnership’s annualized GP cash flow, peak GP cash flow and equity value in order to determine the implied range of common units of the Partnership (which will then be exchanged on a one-for-one basis for Company Shares in the Merger) and then compared those implied numbers of common units to the 2,950,000 agreed-upon number of common units of the Partnership in the C-Corporation Conversion and the subsequent Merger. The results of the precedent MLP simplification transaction analysis are summarized below.

	Implied common units
	Transaction Value/ Annualized GP Cash Flow	Transaction Value/ Peak GP Cash Flow	GP Value Paid as a % of Total MLP Equity Value
Low	—	1,583	79,842
Median	—	29,654	306,195
Mean	—	1,573,888	1,819,261
High	—	5,224,925	6,125,926
Agreed-upon common units in Merger	2,950,000	2,950,000	2,950,000

Although none of the selected transactions are directly comparable to the Merger and C-Corporation Conversion, the selected transactions were chosen because they share, in Raymond James’s professional judgment and experience, similar characteristics of (i) acquiring the GP Interest and IDRs, (ii) instituting governance by common unitholders instead of control by the general partner, (iii) having general partner interests that are relatively uneconomic, and (iv) having dormant IDRs. Raymond James determined, using its professional judgment, that the selected transactions were appropriate for purposes of this analysis.

Sum of the Parts Analysis. Raymond James performed a sum of the parts valuation analysis, which included: (i) a discounted cash flow analysis of the Merger synergies attributable to GP, (ii) a valuation of the transfer of control of the Partnership from GP to the unitholders (and then to the Company stockholders in the Merger), (iii) a discounted cash flow analysis of the anticipated future cash flows payable to GP and (iv) a valuation of GP’s 1.04% ownership interest in the Partnership.

Discounted Cash Flow of Merger Synergies and Cost Savings Analysis. Raymond James analyzed the discounted present value of the Partnership’s projected cash flow synergy savings from its proposed simplification Merger for the years ending December 31, 2019 through 2023, based on the Projections.

Raymond James performed a discounted cash flow analysis based on the Projections that calculated terminal value using a terminal multiple methodology. Consistent with the periods reflected in the Projections, Raymond James used calendar year 2023 as the final year for such analysis and applied terminal multiples, selected in Raymond James’ professional judgment and experience, ranging from 3.0x to 7.0x, to the synergy savings in order to derive a range of present implied synergy values for the Partnership at the end of 2023.

The projected cash flows and terminal values were discounted using rates ranging from 15.0% to 25.0%, which, based on Raymond James’s professional judgment and experience, reflected the weighted average after-tax cost of equity capital associated with executing the Partnership’s business plan. The resulting range of present implied synergy values was allocated between GP and the Partnership based on the Projections. Raymond James applied percentages, selected by the Conflicts Committee, ranging from 50.0% to 70.0% to the synergy savings in order to derive a range of present implied synergy values attributable to GP’s willingness to complete the simplification Merger and C-Corporation Conversion.

The resulting range of synergy values attributable to GP was divided by the Partnership’s current common unit price in order to arrive at a range of common units considered to be a fair value and compared them to the number of common units agreed to in the C-Corporation Conversion and Merger which, for purposes of Raymond James’ analysis and its opinion, and with the Conflicts Committee’s consent, Raymond James assumed was 2,950,000 units. The results of the discounted cash flow analysis are summarized below.

Valuation of Control Premium Analysis. Raymond James analyzed the academic body of work that exists on the valuation of control of a company in the absence of an actual acquisition or sale of the enterprise. Raymond James found that corporate control has material value, which has been measured by researchers looking at public companies with dual-classes of listed shares that carry differing voting powers. The typical value of control was found to be between a low of 2% and a high of 12% of the company’s equity value. The results of this control premium analysis are summarized below.

Discounted Cash Flow Analysis of Expected Future GP Cash Flow. Raymond James analyzed the discounted present value of the Partnership’s projected cash flows to GP (including with respect to the IDRs) for the years ending December 31, 2019 through 2023 based on the Projections. The expected present value cash flow to GP for each projected year was $0. Therefore, there is no value attributed to future cash flows expected to be paid to GP, including with respect to the IDRs.

Valuation of GP’s General Partnership Interest in the Partnership. Raymond James analyzed the value of GP’s 1.04% general partnership interest in the Partnership. At the time of the opinion, to give a party a 1.04%

stake in the Partnership, the Partnership would have to issue 404,900 common units to that party. The results of this valuation analysis are summarized below.

Summary of the Sum of the Parts Analysis.

	Implied common units
	Minimum	Median	Mean	Maximum
Synergies / Cost Savings	808,073	1,212,110	1,242,565	1,816,817
Control Premium	770,557	3,082,227	3,082,227	4,623,340
Present Value of GP Cash Flows and IDRs	—	—	—	—
1.04% GP Interest	404,900	404,900	404,900	404,900
Total Implied common units	1,983,530	4,699,237	4,729,692	6,845,057
Agreed-upon common units in Merger	2,950,000	2,950,000	2,950,000	2,950,000

Additional Considerations. For services rendered in connection with the delivery of its opinion, the Partnership paid Raymond James a non-refundable cash fee of $300,000, which was not contingent upon the successful completion of the Merger and C-Corporation Conversion or on the conclusion reached in the opinion. The Partnership will also reimburse Raymond James for its reasonable expenses (including, without limitation, the fees and disbursements of its outside legal counsel) incurred in connection with Raymond James’s services, and will indemnify Raymond James against certain liabilities arising out of its engagement.

The delivery of Raymond James’s opinion was approved by an opinion committee of Raymond James.

The Conflicts Committee selected Raymond James as its financial advisor, because Raymond James is a globally-recognized firm that is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has not directly or indirectly provided any services to the Partnership in the past two years, other than as an affiliate of Raymond James, which serves as a co-documentation agent and lender under the Credit Agreement and receives customary compensation as provided in the Credit Agreement. In the ordinary course of business, Raymond James may trade in the securities of the Partnership or the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to the Partnership, the Company or other participants in the Merger in the future, for which Raymond James may receive compensation. As of the date of Raymond James’s opinion, no such services were contemplated, other than possibly in connection with the Credit Agreement Amendment.

No Appraisal Rights

No dissenters’ or appraisal rights will be available with respect to the Merger or the other transactions contemplated by the Merger Agreement under applicable law or contractual appraisal rights, the Partnership Agreement or the Merger Agreement.

Regulatory Matters

No filing under the HSR Act is required in connection with entry into the Merger Agreement. See “The Merger Agreement—Regulatory Matters” for a general discussion of approvals of governmental authorities required pursuant to the terms of the Merger Agreement.

Listing of the Company Shares to be Issued in the Merger; Delisting and Deregistration of the common units

GP expects to obtain approval to list, on the NYSE, the Company Shares to be issued pursuant to the Merger Agreement, which approval is a condition to the Merger. Upon completion of the Merger, the common units currently listed on the NYSE will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Accounting Treatment

The Merger will be accounted for in accordance with ASC 805. Because GP controls the Partnership both before and after the Merger and related transactions, the changes in GP’s ownership interest in the Partnership will be accounted for as an equity transaction and no gain or loss will be recognized in GP’s consolidated statements of operations resulting from the Merger. The proposed Merger represents GP’s acquisition of noncontrolling interests in the Partnership.

Pending Litigation

There is no pending litigation relating to the Merger Agreement.

Interests of Certain Persons in the Merger

In considering the recommendations of the Conflicts Committee, the unitholders should be aware that some of the directors and executive officers of GP and of the Partnership have interests in the transactions that may differ from, or may be in addition to, the interests of unitholders generally. These interests may present such directors and executive officers with actual or potential conflicts of interests, and these interests, to the extent material, are described below. The Conflicts Committee was aware of these interests and considered them, among other matters, prior to providing their respective approvals and recommendations with respect to the Merger Agreement.

No Severance Payments

No executive officer of GP is entitled to or will receive any severance payments in connection with the Merger.

Security Ownership of Directors and Officers and Certain Unitholders

The following table sets forth, the beneficial ownership of the common units and preferred units of the Partnership as of November 8, 2019, on a fully diluted basis. Unless otherwise indicated, the beneficial owner named in the table is deemed to have sole voting and sole dispositive power of the units set forth opposite such beneficial owner’s name.

	Position	Beneficial Ownership of Common Units		Beneficial Ownership of Preferred Units		Beneficial Ownership of Common Shares Upon the C-Corporation Conversion
Name of Beneficial Owner		Amount of Beneficial Ownership	Percent of Class	Amount of Beneficial Ownership	Percent of Class	Amount of Beneficial Ownership	Percent of Class
Joseph M. Redling	President Chief Executive Officer and a Director	1,442,305	3.4%	—	0.0%	1,442,305	1.5%
Jeffrey DiGiovanni	Chief Financial Officer and Senior Vice President	40,349	0.1%	—	0.0%	40,349	0.0%
Garry P. Herdler (1)	Chief Financial Officer and Senior Vice President	205,021	0.5%	—	0.0%	205,021	0.2%
James S. Ford (2)	Former Chief Operating Officer and Senior Vice President	119,887	0.3%	—	0.0%	119,887	0.1%
Mark L. Miller (3)	Former Chief Financial Officer and Senior Vice President	29,273	0.1%	—	0.0%	29,273	0.0%
Tom Connolly (4)	Senior Vice President of Business Planning and Operations	—	0.0%	—	0.0%	—	0.0%
Austin K. So	General Counsel, Chief Legal Officer and Secretary	114,267	0.3%	—	0.0%	114,267	0.1%
Robert B. Hellman, Jr. (5)	Director	4,738,608	11.1%	—	0.0%	7,688,608	8.1%
Spencer E. Goldenberg	Director	—	0.0%	—	0.0%	—	0.0%
Stephen J. Negrotti	Director	13,584	0.0%	—	0.0%	13,584	0.0%
Andrew Axelrod (6)	Director	11,674,095	27.4%	37,843,176	77.2%	49,517,271	52.3%
David Miller	Director	—	0.0%	905,945	1.8%	905,945	1.0%
Patricia D. Wellenbach	Director	6,064	0.0%	—	0.0%	6,064	0.0%
All current directors and officers as a group (10 persons)		18,383,453	43.1%	38,749,121	79.0%	57,132,574	60.4%
Axar Capital Management, L.P. 1330 Avenue of the Americas, 30th Floor, New York, NY 10019 (6)		11,674,095	27.4%	37,843,176	77.2%	49,517,271	52.3%
American Cemeteries Infrastructure Investors, LLC 950 Tower Lane, Suite 800, Foster City, CA 94404 (5)		2,364,162	5.5%	—	0.0%	2,364,162	2.5%
Mangrove Partners 645 Madison Avenue, 14th Floor, New York, NY 10022 (7)		—	0.0%	10,294,832	21.0%	10,294,832	10.9%

*	Less than one percent
(1)

On September 18, 2019, the Partnership announced the resignation of Gary P. Herdler as Chief Financial Officer and Senior Vice President of the GP, and the appointment of Jeffrey DiGiovanni as Chief Financial Officer and Senior Vice President, effective September 18, 2019. Mr. Herdler will remain with the GP as a financial advisor for a transitional period through December 31, 2019.

(2)	James S. Ford resigned effective October 1, 2019, as Chief Operating Officer and Senior Vice President.
(3)	On April 15, 2019, the Partnership announced the retirement of Mark L. Miller as Chief Financial Officer and Senior Vice President of GP.
(4)	On October 1, 2019, Tom Connelly was appointed Senior Vice President of Business Planning and Operations.
(5)

Mr. Hellman’s beneficial ownership includes 41,567 common units held by Mr. Hellman directly, 2,332,878 common units held by StoneMor GP Holdings, LLC, and 2,364,162 common units held by American Cemeteries Infrastructure Investors, LLC, referred to as

“ACII.” AIM Universal Holdings, LLC, referred to as “AUH,” is the sole manager of ACII. Ms. Judy Bornstein and Messrs. Matthew P. Carbone and Robert B. Hellman Jr. are managing members of AUH, collectively referred to as the “managing members.” The managing members may be deemed to share voting and dispositive power over the common units held by ACII. ACII is owned by its members: American Infrastructure MLP Fund II, L.P., referred to as “AIM II,” American Infrastructure MLP Founders Fund II, L.P., referred to as “AIM FFII,” and AIM II Delaware StoneMor, Inc., referred to as “AIM II StoneMor.” AIM II StoneMor is owned by American Infrastructure MLP Management II, L.L.C., referred to as “AIM Management II,” and AIM II Offshore, L.P., referred to as “AIM II Offshore.” AIM Management II is the general partner of AIM II, AIM FFII and AIM II Offshore. Mr. Hellman is a managing member of AIM Management II and the president of AIM II StoneMor. Pursuant to the terms of the Merger Agreement, StoneMor GP Holdings, LLC will receive an aggregate of 5,282,878 shares in StoneMor Inc. upon conversion in consideration of its current total holdings, the general partner interest and the Incentive Distribution Rights.
(6)

Information other than percentage of class beneficially owned is based on the Schedule 13D/A filed on June 28, 2019. Axar Capital Management, LP, a Delaware limited partnership, serves as the investment manager (the “Investment Manager”) to certain funds and/or managed accounts that hold the securities listed in this table. Axar GP, LLC, a Delaware limited liability company (“Axar GP”), serves as general partner to the Investment Manager. Mr. Andrew Axelrod, the Chairman of the Board of Directors of the Partnership, serves as the sole member of Axar GP.

(7)

Information is based on publicly filed information. The preferred units are held by MPF InvestCo 6, LLC, MPF InvestCo 7, LLC, MPF Investco 8, LLC, The Mangrove Partners Fund, L.P. and The Mangrove Partners Fund (Cayman Partnership), L.P, (collectively referred to as the “Mangrove Entities”) and beneficial ownership is claimed by Mangrove Partners, which serves as the investment manager of the Mangrove Entities, and Nathaniel August, who is the principal of Mangrove Partners.

Treatment of Equity Awards

Unless otherwise stated in this proxy statement/prospectus, pursuant to the Merger Agreement and the approvals of the Compensation Committee and the GP Board, any outstanding and unvested equity awards granted under the Partnership’s 2004 and 2014 equity plans and held by the members of the GP Board and our executive officers will be converted and restated into comparable awards based on Company Shares.

•

Immediately prior to the Effective Time, each then outstanding award of phantom units granted to a member of the GP Board under the Partnership’s 2004 equity plan, pursuant to a phantom unit agreement that provides for the deferral of the receipt of such phantom units shall, without any action on the part of the award holder, vest, to the extent unvested, and be paid out as if a common unit.

•

Immediately prior to the Effective Time, each then outstanding award of phantom units granted to a member of the GP Board under the Partnership’s 2014 equity plan pursuant to a phantom unit agreement that provides for the deferral of the receipt of such phantom units shall, without any action on the part of the award holder, be assumed and converted into an award denominated in Company Shares. Each such converted award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and shall cover the number of Company Shares equal to the number of common units underlying such phantom unit award.

•

Immediately prior to the Effective Time, each then outstanding award of phantom units that is not a phantom award granted to a member of the GP Board under either of the Partnership’s equity plans shall, without any action on the part of the award holder, be assumed and converted into an award denominated in Company Shares. Each such converted award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and shall cover the number of Company Shares equal to the number of common units underlying such phantom unit award.

•

Immediately prior to the Effective Time, each then outstanding award of restricted units previously granted under the Partnership’s 2014 equity plan shall, without any required action on the part of the award holder, be assumed and converted into an award denominated in Company Shares. Each such converted award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and shall cover the number of Company Shares equal to the number of common units underlying such restricted unit award.

•

Immediately prior to the Effective Time, each then outstanding award of unit appreciation rights under the Partnership’s 2004 equity plan shall, without any required action on the part of the award holder, immediately vest and any forfeiture restrictions applicable to such award shall lapse and such award shall be assumed and converted into a stock appreciation right denominated in Company Shares. Each such award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time, including the exercise price.

As of the date of this proxy statement/prospectus, the members of the GP Board and our executive officers held the following numbers of outstanding awards under the Partnership’s 2004 and 2014 equity plans to be assumed by the Company and converted at the Effective Time (expressed in number of common units underlying such awards):

Name	Number of Outstanding Phantom Units to be Converted (#)(1)	Number of Outstanding Restricted Units to be Converted (#)(1)	Number of Outstanding UARs to be Converted (#)(1)
Joseph M. Redling	0	515,625	0
James S. Ford	0	0	0
Austin K. So	0	0	0
Robert B. Hellman, Jr.	0	0	0
Martin R. Lautman, Ph.D.	0	0	0
Stephen J. Negrotti	0	0	0
Patricia D. Wellenbach	0	0	0
Garry P. Herdler	0	0	0

(1)

As the common units are being converted directly into awards based on Company Shares, no monetary value is being received by our executive officers as a direct result of the conversion. See “Quantification of Potential Payments to Named Executive Officers in Connection with the Merger.”

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

Item 402(t) of Regulation S-K requires disclosure of compensation arrangements or understandings with GP’s and Partnership’s named executive officers concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise related to the Merger. At this time, neither GP nor the Partnership have plans to grant new equity awards to the named executive officers in connection with the Merger other than the conversion and exchange of existing equity awards. No named executive officer holds any unvested awards that, pursuant to the terms of the Merger Agreement shall receive accelerated vesting in connection with the Merger. Neither GP nor the Partnership have entered into any new compensatory agreements with any named executive officer at this time, and neither party expects to enter into a new compensatory agreement with such executives prior to the closing of the Merger. Further, the Merger will not constitute a “change in control” transaction under the applicable compensation arrangements, thus there are no change in control payments due to the named executive officers in connection with the Merger. As a result, there are no payments that will be made to named executive officers that are based on or otherwise related to the Merger.

Where You Can Find More Information

The executive compensation information required by Item 18 of the Form S-4, which is included in Item 11 of the Partnership’s Annual Report, and is attached as Annex D to this proxy statement/prospectus, is incorporated herein.

The Partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. Copies of the Annual Report, the Annual Report Amendment and the Quarterly Report are attached to this proxy statement/prospectus as Annexes D, B and C, respectively. These reports contain additional information about the Partnership.

The Partnership will make these materials available for inspection and copying by any of its unitholders, or a representative of any unitholder who is so designated in writing, at its principal executive offices during regular business hours, at the following address:

StoneMor Partners, LP

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

The Partnership also makes available free of charge on its internet websites at www.stonemor.com the reports and other information filed with the SEC, as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The Partnership’s website or the information contained on its website, is not part of this proxy statement/prospectus or the documents incorporated by reference.

The SEC maintains an Internet website that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information that the Partnership files with the SEC by reference to its name or its SEC file number.

In addition to the information provided in this proxy statement/prospectus, including but not limited to the Partnership’s business, properties, legal proceedings, financial condition and results of operations, the Annual Report and the Quarterly Report contain the historical financial statements of the Partnership that are included in this proxy statement prospectus. GP is providing the consolidated financial statements of the Partnership due to its control of the Partnership and the fact that GP’s only cash-generating assets consist of its partnership interests in the Partnership, in addition to the fact that GP has no independent operations. As a result, GP’s results of operations do not differ materially from the results of operations and cash flows of the Partnership, which are included in the Annual Report, the Annual Report Amendment and the Quarterly Report included herein as Annex D, B and C, respectively.

THE MERGER AGREEMENT

The following describes the material provisions of the Merger Agreement, which is included in Annex D and incorporated by reference herein. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The Partnership and GP encourage you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger as it is the legal document governing the Merger. The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement.

Factual disclosures about the Partnership or GP or any of their respective subsidiaries or affiliates contained in this proxy statement/prospectus or their respective public reports filed with the SEC may supplement, update or modify the factual disclosures about the Partnership or GP or their respective subsidiaries or affiliates contained in the Merger Agreement and described in these summaries. The representations, warranties and covenants made in the Merger Agreement by the Partnership and GP, as applicable, were qualified and subject to important limitations agreed to by the Partnership and GP, respectively, in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders or unitholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone.

Effect of the Merger

Subject to the terms and conditions of the Merger Agreement, and in accordance with the DRULPA and DLLCA, at the Effective Time, Merger Sub will merge with and into the Partnership, the separate existence of Merger Sub will cease and the Partnership will survive and continue to exist as a Delaware limited partnership.

Pre-Closing Transactions

In accordance with the terms of the Merger Agreement, the following transactions will occur immediately prior to the Effective Time on the Closing Date (such transactions collectively, the “Pre-Closing Transactions”) with such Pre-Closing Transactions to take effect in the order set forth below on the Closing Date:

Contribution

First, GP Holdings will and, effective as of 12:01 a.m. Eastern time on the Closing Date, contribute, grant, transfer, assign and convey to GP, and GP will, effective as of 12:01 a.m. Eastern time on the Closing Date, accept, all right, title and interest in and to the GP Holdings common units, and immediately following receipt thereof, GP will contribute, grant, transfer, assign and convey to LP Sub, and GP will cause LP Sub to accept, all right, title and interest in and to the GP Holdings’ common units (such transactions collectively, the “Contribution”) and LP Sub will be admitted as a limited partner of the Partnership.

Conversion

Upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DLLCA and the DGCL, GP will file or cause to be filed with the Secretary of State of the State of Delaware a properly executed certificate of conversion (the “Certificate of Conversion”), pursuant to which GP will be converted into the Company, as well as a certificate of incorporation of the Company (the “Charter”), and will make or cause to be made all other filings or recordings required under the DLLCA and DGCL in connection with such Conversion (as defined in the Merger Agreement). The Certificate of Conversion will provide that the Conversion will become effective at 12:05 a.m. (Eastern time) upon the Closing Date or at such other time as is agreed to by the parties to the Merger Agreement and specified in the Certificate of Conversion (the time at which the Conversion becomes effective is herein referred to as the “Conversion Effective Time”). From and after the Conversion Effective Time, the Charter will be the certificate of incorporation of the Company and the Bylaws of the Company attached as an exhibit to the Merger Agreement (the “Bylaws”), will be the bylaws of the Company, in each case, until duly amended in accordance with the terms thereof and applicable law, consistent with the obligations set forth in the Merger Agreement. As of the Conversion Effective Time and before giving effect to the transactions contemplated by the Merger, GP Holdings will be the sole stockholder of the Company and will receive as a result of the Conversion and as consideration for the Pre-Closing Transactions and the Merger, 5,282,878 Company Shares, subject to adjustment pursuant to the terms of the Merger Agreement as if GP Holdings held 5,282,878 common units immediately prior to the Effective Time representing 2,332,878 GP Holdings’ common units owned by LP Sub and the agreed upon valuation (in common units) of 2,950,000 common units in exchange for the GP Interest, the IDRs and the governance and all other economic and other rights associated with the GP Interest held indirectly by GP Holdings immediately prior to the Conversion. The Conversion will have all of the effects prescribed under the DLLCA and DGCL.

Effective Time; Closing

Subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance therewith, the Merger will become effective upon the later to occur of: (i) the filing with the Secretary of State of the State of Delaware of a properly executed certificate of merger (the “Certificate of Merger”); and (ii) the Effective Time, which date will be no earlier than the Conversion Effective Time, in accordance with the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA. At the Closing, the Company will cause the Certificate of Merger to be duly filed with the Secretary of State of the State of Delaware.

Conditions to Completion of the Merger

The obligations of each party to the Merger Agreement to consummate the Merger Agreement and the transactions contemplated thereby, including the Conversion are conditioned upon the satisfaction at or prior to the Closing of each of the following, subject to the satisfaction or waiver of such conditions in accordance with the Merger Agreement:

•

the Merger Agreement and the transactions contemplated thereby, including the Merger, the Conversion and Contribution, receiving Partnership Unitholder Approval in accordance with applicable law and the Partnership Agreement;

•

no order, decree or injunction of any governmental authority being in effect, and no law being enacted or adopted, that enjoins, prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated by the Merger Agreement;

•

(i) each of the representations and warranties contained in the Merger Agreement of the Partnership, GP and GP Holdings (each acting in its individual capacity) being true and correct in all material respects as of the date of the Merger Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which have been true and correct in all material respects as of such date; (ii) each of the covenants of the StoneMor Parties to be performed and complied with pursuant to the Merger Agreement on or prior to the Closing Date being duly performed and complied with in all material respects by the StoneMor Parties; and (iii) the Company receiving a certificate signed by an authorized person of GP Holdings, dated the Closing Date, to the effect, as applicable, set forth in the foregoing clauses (i) and (ii);

•

(i) each of the representations and warranties contained herein of Merger Sub being true and correct in all material respects as of the date of the Merger Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; (ii) each of the covenants of Merger Sub to be performed and complied with pursuant to the Merger Agreement on or prior to the Closing Date being duly performed and complied with by Merger Sub in all material respects; and (iii) the Partnership receiving a certificate signed by an executive officer of Merger Sub, dated the Closing Date, to the effect, as applicable, set forth in the foregoing clauses (i) and (ii);

•

the registration statement (as defined herein) becoming effective under the Securities Act and no stop order suspending the effectiveness of the registration statement being issued and no proceedings for that purpose being initiated or threatened by the SEC;

•	the Company Shares being approved for listing on the NYSE or any other national securities exchange, subject to official notice of issuance;

•

the Credit Agreement and the Credit Agreement Amendment permitting the consummation of the Conversion and other transactions contemplated by the Merger Agreement (the need for which have been eliminated as a result of the refinancing of the Credit Agreement); and

•	the GP Board or a committee thereof adopting the Company Long-Term Incentive Plan as of the Effective Time and authorizing all equity awards granted thereunder as of the Effective Time.

For purposes of the Merger Agreement, the term “Material Adverse Effect” means, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on a StoneMor Party’s results of operations, operating business or financial condition in a manner that would impact a decision to conduct the ongoing business in corporate juridical form, as opposed to continuing in partnership form; provided, however, that “Material Adverse Effect” does not include any change, effect, event or occurrence resulting from (a) entering into the Merger Agreement or the announcement of the transactions contemplated by the Merger Agreement, (b) general market, economic, financial, regulatory or political conditions, (c) any outbreak of hostilities, war or terrorism, (d) any earthquakes, hurricanes, tornadoes, floods or other natural disasters, (e) any effect that generally affects the death care industry or (f) any changes in applicable laws.

For purposes of the Merger Agreement, except where expressly provided otherwise, none of the Partnership, the Company or GP (as applicable) and each of their respective subsidiaries are deemed to be subsidiaries of the Partnership.

Partnership Conflicts Committee Recommendation and Change in Recommendation

The Conflicts Committee, by unanimous vote, has previously (a) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Partnership and the unitholders (other than GP and unitholders affiliated with GP), (b) subject to the approval and authorization of the Conversion and the transactions contemplated thereby by the GP Board and GP Holdings, approved the Merger Agreement and the transactions contemplated thereby, including the Merger (the foregoing constituting Special Approval (as defined in the Partnership Agreement)), (c) directed that the Merger Agreement be submitted to a vote of the unitholders, and (d) resolved its recommendation of adoption of the Merger Agreement by the unitholders.

Each of (i) the board of directors of GP Holdings, on behalf of GP Holdings, in its individual capacity and in its capacity as the sole member of GP, and immediately following the Conversion, as the sole stockholder of the

Company, and (ii) the GP Board on behalf of GP and in its capacity as the sole member of Merger Sub has approved the Merger Agreement and the transactions contemplated thereby. See “Proposal 1: The Merger—Recommendation of the Conflicts Committee and their Reasons for the Merger.”

For more information regarding the recommendation of the Conflicts Committee, including the obligations of each of the foregoing in making each of their determination under the application organizational documents, see “Proposal 1: The Merger—Recommendation of the Conflicts Committee and their Reasons for the Merger.”

The Merger Agreement requires that the Partnership, through the Conflicts Committee, recommend to the unitholders approval of the Merger Agreement (the “Partnership Conflicts Committee Recommendation”) unless the Conflicts Committee has concluded that recommending to the unitholders approval of the Merger Agreement would be inconsistent with its duties to the unitholders under the Partnership Agreement or applicable law, and the Partnership is obligated to use commercially reasonable efforts to obtain from the unitholders the Partnership Unitholder Approval. Notwithstanding the foregoing, at any time prior to obtaining the Partnership Unitholder Approval, the Conflicts Committee may make a Change in Recommendation if the Conflicts Committee concludes in good faith, after consultation with its outside legal advisors and financial advisors, that the failure to make a Change in Recommendation would be inconsistent with its duties under the Partnership Agreement or applicable law; provided, however, that the Conflicts Committee is not entitled to exercise its rights to make a Change in Recommendation pursuant to this sentence unless the Partnership has provided to GP Holdings five Business Days’ prior written notice advising GP Holdings that the Conflicts Committee intends to take such action and specifying the reasons therefor in reasonable detail. No Change in Recommendation will (i) change the approval of the Merger Agreement and the transactions contemplated thereby or any other approval of the Conflicts Committee or (ii) relieve the Partnership of any of its obligations under the Merger Agreement, including its obligation to hold a Partnership Unitholder Meeting (as defined herein). Without limiting the generality of the foregoing, the Partnership’s obligations to hold the Partnership Unitholder Meeting for the purposes of obtaining the Partnership Unitholder Approval will not be affected by the withdrawal or modification of the Partnership Conflicts Committee Recommendation or the Special Approval of the Merger Agreement or the transactions contemplated by the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary, the Partnership may postpone or adjourn the Partnership Unitholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (ii) for the absence of quorum and (iii) to the extent reasonably necessary to ensure that any supplement or amendment to the proxy statement/prospectus that the GP Board has determined, after consultation with outside legal counsel, is necessary under applicable law is provided to the unitholders within the minimum amount of time reasonably practicable prior to the Partnership Unitholder Meeting. Without the written consent of the Conflicts Committee, no matter will be submitted for action at the Partnership Unitholder Meeting except (i) the approval of the Merger Agreement and the Merger, (ii) matters reasonably related to the approval of the Merger Agreement and the Merger and (iii) matters related to financing in connection with the Merger Agreement or the Merger.

Partnership Unitholder Approval

The Partnership has agreed to establish a record date for, duly call, give notice of, convene and hold the Partnership Unitholder Meeting for the purpose of obtaining the Partnership Unitholder Approval. See “The Partnership Unitholder Meeting.”

The Merger Consideration

As a result of the Merger and the transactions contemplated thereby, each common unit that is outstanding, including Phantom Units that will be treated as common units pursuant to the terms of the Merger Agreement, excluding any common units held by LP Sub, will be converted into the right to receive one Company Share, which will have been duly authorized and will be validly issued, fully paid and nonassessable. Each preferred unit that is outstanding will be converted into the right to receive a number of Company Shares equal to the then prevailing Series A Conversion Rate (as defined in the Partnership Agreement), which will have been duly authorized and will be validly issued, fully paid and nonassessable.

All units (excluding any common units held by LP Sub), when converted as a result of and pursuant to the Merger, will cease to be outstanding and will automatically be canceled and cease to exist. At the Effective Time, each holder of a Certificate and each holder of Book-Entry Units, other than LP Sub, will cease to be a unitholder of the Partnership and (except as provided in the Merger Agreement) cease to have any rights with respect thereto, except the right to receive such holder’s portion of the Merger Consideration and any distributions in accordance with the terms of the Merger Agreement, and in each case, to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with the terms of the Merger Agreement, without interest.

All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time will be converted into and become limited partner interests in the Surviving Entity, which limited partner interests will be duly authorized and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA), such that following the Effective Time, LP Sub will be the sole holder of common units of the Surviving Entity.

The General Partner Interest (as defined in the Partnership Agreement) issued and outstanding immediately prior to the Effective Time will remain outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company will continue to be the sole general partner of the Partnership.

The IDRs issued and outstanding immediately prior to Effective Time will remain outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company will continue to own 100% of the IDRs.

All of the limited liability company interest of GP will be cancelled.

Consideration Received by GP Holdings

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time on the date of closing of the transactions contemplated by the Merger Agreement (the “Closing Date”) (a) GP Holdings will contribute to GP 2,332,878 common units (the “GP Holdings’ common units”) and immediately following receipt thereof, GP will contribute to the GP Holdings’ common units to LP Sub and LP Sub will be admitted as a limited partner of the Partnership (the “Contribution”); and (b) GP will convert into the Company. GP Holdings will receive as a result of the Conversion and as consideration for the pre-closing transactions and the Merger, 5,282,878 Company Shares, subject to adjustment pursuant to the Merger Agreement as if GP Holdings held 5,282,878 common units immediately prior to the Effective Time representing 2,332,878 GP Holdings’ common units owned by the LP Sub and the agreed upon valuation (in common units) of 2,950,000 common units (the “GP Merger Consideration”) in exchange for the General Partner Interest, the IDRs and for the governance and all other economic and other rights associated with the General Partnership Interest held indirectly by GP Holdings immediately prior to the Conversion.

Treatment of Equity Awards

The Merger Agreement provides for each of the following with respect to outstanding equity awards previously granted under the Partnership’s equity plans:

•

Immediately prior to the Effective Time, each then outstanding award of phantom units granted to a member of the GP Board under the Partnership’s 2004 equity plan pursuant to a phantom unit agreement that provides for the deferral of the receipt of such phantom units shall, without any action on the part of the award holder, vest, to the extent unvested, and be paid out as if a common unit;

•

Immediately prior to the Effective Time, each then outstanding award of phantom units granted to a member of the GP Board under the Partnership’s 2014 equity plan pursuant to a phantom unit that provides for the deferral of the receipt of such phantom units shall, without any action on the part of the award holder, be assumed and converted into an award denominated in Company Shares. Each such converted award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and shall cover the number of Company Shares equal to the number of common units underlying such phantom unit award;

•

Immediately prior to the Effective Time, each then-outstanding award of phantom units that is not a phantom award granted to a member of the GP Board under either of the Partnership’s equity plans shall, without any action on the part of the award holder, be assumed and converted into an award denominated in Company Shares. Each such converted award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and shall cover the number of Company Shares equal to the number of common units underlying such phantom unit award;

•

Immediately prior to the Effective Time, each then-outstanding award of restricted units previously granted under the Partnership’s 2014 equity plan shall, without any required action on the part of the award holder, be assumed and converted into an award denominated in Company Shares. Each such converted award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time and shall cover the number of Company Shares equal to the number of common units underlying such restricted unit award; and

•

Immediately prior to the Effective Time, each then-outstanding award of unit appreciation rights under the Partnership’s 2004 equity plan shall, without any required action on the part of the award holder, immediately vest and any forfeiture restrictions applicable to such award shall lapse and such award shall be assumed and converted into a stock appreciation right denominated in Company Shares. Each such award shall continue to have and be subject to the same terms and conditions as were applicable immediately before the Effective Time, including the exercise price;

Adjustments to Prevent Dilution

In the event of any subdivisions, reclassifications, recapitalizations, splits, combinations or distributions in the form of equity interests with respect to the units or the Company Shares prior to the Effective Time, the number of Company Shares to be distributed in connection with the Pre-Closing Transactions and the Merger will be correspondingly adjusted to provide the holders of Company Shares the same economic effect as contemplated by the Merger Agreement prior to such event.

Withholding

The Surviving Entity and American Stock Transfer and Trust Company, LLC (the “Exchange Agent”) will be entitled to deduct and withhold from the consideration otherwise issuable or payable pursuant to the Merger Agreement to any unitholders such amounts as the Surviving Entity or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local or foreign tax law, with respect to the making of such issuance or payment. To the extent that amounts are so deducted and withheld by the Surviving Entity or the Exchange Agent, such amounts will be treated for all purposes of the Merger Agreement as having been issued or paid to the unitholder in respect of whom such deduction and withholding was made by the Surviving Entity or the Exchange Agent, as the case may be.

Dividends and Distributions

No distributions declared or made with respect to Company Shares with a record date after the Effective Time will be paid to the unitholder with respect to the Company Shares that such holder would be entitled to receive in accordance with the Merger Agreement until such holder shall deliver the required documentation and surrender any Certificate as contemplated by the Merger Agreement. Subject to applicable law, following compliance with the exchange procedures set forth in the Merger Agreement, there will be paid to such holder of the Company Shares issuable in exchange therefor, without interest, promptly after the time of such compliance, the amount of distributions with a record date after the Effective Time theretofore paid with respect to the Company Shares and payable with respect to such Company Shares and at the appropriate payment date, the amount of distributions with a record date after the Effective Time, but prior to such surrender and a payment date subsequent to such compliance payable with respect to such Company Shares.

No Dissenters’ Rights

No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by the Merger Agreement.

Filings

Pursuant to the Merger Agreement, the Partnership and GP have agreed to jointly prepare and file with the SEC a registration statement on Form S-4 (the “registration statement”), in which a proxy statement/prospectus, which the Partnership and GP will jointly prepare and file with the SEC (the “proxy statement/prospectus”), will be included as a prospectus. Each of the Partnership and GP will use its commercially reasonable efforts to have the registration statement declared effective under the Securities Act as promptly as practicable after such filing and keep the registration statement effective for so long as necessary to consummate the transactions contemplated by the Merger Agreement. Each of the Partnership and GP will use its commercially reasonable efforts to cause the proxy statement to be mailed to the unitholders as promptly as practicable after the registration statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, including by incorporation by reference, the registration statement or the proxy statement/prospectus will be made by any party without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or GP or the Company, as applicable, or any of their respective affiliates, directors or officers, is discovered by the Partnership or GP or the Company, as applicable, that should be set forth in an amendment or supplement to either the registration statement or the proxy statement/prospectus, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly notify the other parties hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the unitholders.

Regulatory Matters

No approval of any governmental authority is necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger, the Conversion and the Contribution, other than (a) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing and declaration of effectiveness, as applicable, of the proxy statement/prospectus and the registration statement, and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of Merger, the Charter and the Certificate of Conversion with the Secretary of State of the State of Delaware, or (c) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE or any other National Securities Exchange (collectively, the “Required Approvals”), and no consents or approvals of, or filings, declarations or registrations with, any governmental authority are necessary for the execution, delivery and performance of the Merger Agreement by such party and the consummation by such party of the transactions contemplated by the Merger Agreement, other than the Required Approvals and such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby, including the Conversion and the Merger, may be abandoned at any time prior to the Effective Time whether before or after Partnership Unitholder Approval:

•	by either the Partnership or Merger Sub upon written notice to the other, if:

•

the Closing has not been consummated on or before the Termination Date; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to the Partnership or Merger Sub, as applicable, whose failure to fulfill any material obligation under the Merger Agreement or other material breach of the Merger Agreement has been the primary cause of or resulted in the failure of the Closing and the transactions contemplated by the Merger Agreement to have been consummated on or before such date;

•	the Partnership Unitholder Meeting and any postponements or adjournments thereof have concluded and the Partnership Unitholder Approval has not been obtained;

•

any governmental authority has issued an order, decree or injunction that is in effect enjoining, prohibiting or otherwise making illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to the Partnership or Merger Sub, as applicable, whose failure to fulfill any material obligation under the Merger Agreement or other material breach of the Merger Agreement has been the primary cause of, or resulted in, such issuance;

•

there has been a material breach in any of the representations or warranties set forth in the Merger Agreement on the part of any of the other parties (treating the StoneMor Parties as one party and Merger Sub as one party for the purposes of determining termination rights), which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party will have the right to terminate the Merger Agreement pursuant to this clause unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by the Merger Agreement under Section 6.4 of the Merger Agreement (in the case of a breach of representation or warranty by Merger Sub) or Section 6.3 of the Merger Agreement (in the case of a breach of representation or warranty by the StoneMor Parties); or

•

there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of any of the other parties, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party will have the right to terminate the Merger Agreement pursuant to this clause unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by the Merger Agreement under Section 6.4 of the Merger Agreement (in the case of a breach of covenants or agreements by Merger Sub) or Section 6.3 of the Merger Agreement (in the case of a breach of covenants or agreements by the StoneMor Parties);

•

by the Partnership upon written notice to GP Holdings, if the Conflicts Committee has made a Change in Recommendation; provided, however, that the Partnership will not have the right to terminate the Merger Agreement pursuant to this clause if the Partnership Unitholder Approval has been obtained prior to the time of such termination; or

•

by GP, upon written notice to the Partnership and Merger Sub, (a) if GP has concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the consummation of the

C-Corporation Conversion would be inconsistent with its duties under the Partnership Agreement or applicable law or (b) if there has been a Material Adverse Effect (as defined in the Merger Agreement) on the Partnership.

Termination Expenses

The Merger Agreement provides that if the Merger Agreement is terminated because the Closing has not been consummated on or before the Termination Date, and subject to certain other conditions as more particularly set forth in the Merger Agreement (such as there being a change in certain tax laws or other events not reasonably within the control of GP or its affiliates that would have a material adverse effect on the ability to consummate the transactions contemplated by the Merger Agreement), GP and GP Holdings will reimburse the Partnership all out-of-pocket costs and expenses (including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses) incurred by the Partnership in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby.

Conduct of the StoneMor Parties

Under the Merger Agreement, from and after the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, GP, GP Holdings and their respective controlling affiliates are prohibited from entering into any agreement, transaction or arrangement with the Partnership or any of its subsidiaries (as defined in the Merger Agreement) without the prior written consent of the Conflicts Committee except (i) actions taken by GP solely in its capacity as the general partner of the Partnership, (ii) as otherwise provided in the Merger Agreement or (iii) for any such agreement, transaction or arrangement entered into in the ordinary course of business consistent with past practice.

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Merger existing as of the date of the Merger Agreement in favor of the Indemnitees (as defined in the Partnership Agreement) as provided in the Partnership Agreement (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement or other organizational documents of any of the Partnership’s subsidiaries) and indemnification agreements of the Partnership, GP or any of their subsidiaries (the “Indemnitees”) will, as of the Effective Time, be assumed by the Company in the transactions contemplated by the Merger Agreement, without further action, and shall survive the transactions contemplated by the Merger Agreement and will continue in full force and effect in accordance with their terms.

For a period of not less than six years after the Merger, the Bylaws of the Company will contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers that are set forth in the Partnership Agreement, which provisions will not be amended, repealed or otherwise modified for a period of not less than six years after the Merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger, were Indemnitees, unless such modification is required by law and then only to the minimum extent required by law.

Conflicts Committee

The Merger Agreement provides that prior to the earlier of the Effective Time and the termination of the Merger Agreement, neither the GP Board nor GP Holdings will, without the consent of the Conflicts Committee, eliminate the Conflicts Committee, or revoke or diminish the authority of the Conflicts Committee, or, except in the event of a material breach of his or her obligations as a director of GP or for cause, remove or cause the removal of any director of the GP Board that is a member of the Conflicts Committee either as a member of such board or such committee, or appoint any additional director to the GP Board or the Conflicts Committee, in each case without the affirmative vote of the GP Board, including the affirmative vote of a majority of members of the Conflicts Committee. For the avoidance of doubt, the foregoing limitations will not apply to the filling of any vacancies caused by the death, incapacity or resignation of any director in accordance with the provisions of the GP LLC Agreement.

Voting

Concurrently with the execution and delivery of the Merger Agreement, as a condition and inducement to the parties’ willingness to enter into the Merger Agreement, the Partnership, GP and certain Unitholders (the “Supporting Unitholders”) entered into a Voting and Support Agreement dated as of September 27, 2018 (as amended) included as Exhibits 10.71 and 10.74 to the Annual Report, attached as Annex D, as amended to date, pursuant to which, among other things, the Supporting Unitholders have agreed, subject to the terms and conditions set forth therein, to vote (or cause the vote of, as applicable) all of the units owned by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The agreement was subsequently amended to provide for an extended termination date. Additional information relating to this amendment can be found in the Partnership’s Periodic Report on Form 8-K filed with the SEC on June 28, 2019.

Waiver; Amendment

Subject to compliance with applicable law, prior to the Closing, any provision of the Merger Agreement may be waived in writing by the party or parties benefited by the provision and approved by the Conflicts Committee in the case of the Partnership and executed in the same manner as the Merger Agreement or amended or modified at any time, whether before or after the Partnership Unitholder Approval, by an agreement in writing between the parties hereto approved by the Conflicts Committee in the case of the Partnership and executed in the same manner as the Merger Agreement; provided that after the Partnership Unitholder Approval, no amendment will be made that requires further Partnership Unitholder Approval without such approval.

Remedies; Specific Performance

The Merger Agreement provides that the parties are entitled to an injunction or injunctions to prevent any breach of the Merger Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which the parties to the Merger Agreement are entitled at law or in equity.

Representations and Warranties

The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement to each of the other parties thereto, which relate to, among other things:

•	organization, standing and authority;

•	capitalization;

•	approvals of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	absence of any conflicts with organizational documents, material laws and material agreements created by such transactions and the voting requirements for such transactions;

•	brokers;

•	regulatory approvals;

•	transactions with unitholders; and

•	no other representations and warranties.

Blocker Corp Transaction

In the Merger Agreement, GP and the Partnership acknowledge that one or more of the purchasers of preferred units in the Notes Offering (each, a “Purchaser”) made such investment through one or more newly-formed U.S. “blocker entities” (i) whose only asset would be its direct or indirect ownership of preferred units (each, a “Blocker Corp”) and cash or other consideration received as a result of ownership of such preferred units and (ii) whose only liabilities would be liabilities incurred in connection with the ownership of such equity interests (such as taxes payable).

The Merger Agreement provides if any Purchaser shall so request at least five business days prior to the consummation of the transactions contemplated by the Merger Agreement, any such Blocker Corp (or, as applicable, any such Purchaser) shall have the right to be merged with or contributed to (or, as applicable, to cause such Blocker Corp to be merged with or contributed to) the Company in a transaction intended to be tax-free under Code section 368 or Code section 351, in exchange for the Company Shares such Purchaser would have received as Merger Consideration without any discount (the “Blocker Corp Transaction”). In the event that one or more Purchasers requests such a transaction or transactions, such transactions shall occur concurrently or immediately prior to or following the Merger, as applicable.

The Merger Agreement requires that any such Purchaser be responsible for and shall indemnify the Company for any taxes of the Blocker Corp for taxable periods or portions thereof ending on or prior to the Closing, to the extent such taxes exceed the amount of cash held by the Blocker Corp at the time of such merger or contribution.

Additional Agreements

The Merger Agreement also contains covenants relating to, among others, the use of commercially reasonable efforts to consummate the C-Corporation Conversion, access to information, press releases, reporting requirements under Section 16(a) of the Exchange Act, fees and expenses, takeover statutes, notification requirements and registration rights.

COMPARISON OF THE RIGHTS OF COMPANY STOCKHOLDERS AND PARTNERSHIP UNITHOLDERS

The Company is a corporation and the Partnership is a limited partnership. Ownership interests in a limited partnership are fundamentally different from ownership interests in a corporation. The rights of unitholders are governed by the Partnership Agreement and the DRULPA. If the Merger is completed, the rights of the Company stockholders will be governed by the Charter, Bylaws and the DGCL. There are many differences between the rights of unitholders and the rights of Company stockholders. Some of these, such as distribution/dividend and voting rights, are significant. The following description summarizes the material differences that may affect the rights of the Company stockholders and the Partnership unitholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Unitholders should read carefully the relevant provisions of the Charter and Bylaws. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.”

Purpose and Term of Existence

The Company	The Partnership
The Company’s stated purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Company is to have perpetual existence.

The Partnership’s purpose under the Partnership Agreement is limited to any business activity that is approved by GP and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that GP will not cause the Partnership to engage, directly or indirectly, in any business activity that GP determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

The Partnership will have a perpetual existence unless terminated pursuant to the terms of the Partnership Agreement.

Authorized Capital

The Company	The Partnership

The Company’s authorized capital stock consists of:

•  200,000,000 shares of common stock, $0.01 par value per share; and

•  10,000,000 shares of preferred stock, $0.01 par value per share.

No Company Shares or shares of preferred stock are outstanding as of the date of this proxy statement/prospectus, and, as of the record date, we estimate there will be no outstanding Company Shares and no outstanding shares of preferred stock.

The authorized equity interests of the Partnership consist of common units, preferred units, the IDRs and the GP Interest.

As of the record date, there were 42,636,311 common units and 49,043,953 preferred units outstanding, each representing limited partnership interests in the Partnership. As of the record date, we expect that the IDRs and general partner interest will be outstanding.

As a limited partnership, the Partnership does not have authorized capital. Rather, the Partnership Agreement authorizes the Partnership to issue an unlimited number of additional partnership securities

The Company	The Partnership

for the consideration and on the terms and conditions determined by GP without the approval of any limited partners.

Holders of preferred units are entitled to receive any distributions made to holders of common units on an as-converted basis. Holders of any additional common units the Partnership issues will be entitled to share equally with the then-existing unitholders in the Partnership’s distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing unitholders in the Partnership’s net assets.

In accordance with Delaware law and the provisions of the Partnership Agreement, the Partnership may also issue additional partnership securities that, as determined by GP, may have special voting rights to which common units and preferred units are not entitled. Subject to certain exceptions as more specifically set forth in the Partnership Agreement, the Partnership is prohibited from issuing equity securities, which may effectively rank senior to the common units and preferred units.

Upon the issuance of additional partnership securities, GP will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its percentage interest in the Partnership. GP’s percentage interest in the Partnership will be reduced if the Partnership issues additional units in the future (other than the issuance of units issued in connection with a reset of the incentive distribution target levels relating to GP’s IDRs or the issuance of units upon conversion of outstanding partnership securities) and GP does not contribute a proportionate amount of capital to the Partnership to maintain its percentage interest. Moreover, GP will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, the Partnership issues those securities to persons other than GP and its affiliates, to the extent necessary to maintain the percentage interest of GP and its affiliates, including such interest represented by common units that existed immediately prior to each issuance. Unitholders will not have preemptive rights to acquire additional common units or other partnership securities.

Dividends / Distributions

The Company	The Partnership

Subject to the provisions of the Charter and the DGCL, the Company may pay dividends on shares of its capital stock from lawfully available funds from time to time, which dividends may be paid in either cash, property or capital stock.

Quarterly Distributions of Available Cash.

Pursuant to the terms of the Indenture, it is not permitted to pay distributions. The disclosure as follows sets forth the general description of Quarterly Distributions as it appears in the Partnership Agreement:

Within 45 days after the end of each quarter, the Partnership distributes all of the Partnership’s available cash from operating surplus for any quarter to unitholders of record on the applicable record date as follows:

•  first, to GP and the common and subordinated unitholders in accordance with their respective percentage interests until there has been distributed in respect of each common and subordinated unit then-outstanding an amount equal to $0.4625 per unit for such quarter (the “Minimum Quarterly Distribution”);

•  second, 100% to GP and the common and subordinated unitholders in accordance with their respective percentage interests, until there has been distributed in respect of each common and subordinated unit then outstanding an amount equal to the excess of the $0.5125 per unit per quarter (the “First Target Distribution”) over the Minimum Quarterly Distribution for such quarter;

•  third, (a) to GP in accordance with its percentage interest; (b) 13% to the holders of the IDRs, pro rata; and (c) to all common and subordinated unitholders, pro rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (a) and (b) of this clause, until there has been distributed in respect of each common and subordinated unit then outstanding an amount equal to the excess of the $0.5875 per unit per quarter (the “Second Target Distribution”) the over the First Target Distribution for such quarter;

•  fourth, (a) to GP in accordance with its percentage interest; (b) 23% to the holders

The Company	The Partnership

of the IDRs, pro rata; and (c) to all common and subordinated unitholders, pro rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (a) and (b) of this clause, until there has been distributed in respect of each common and subordinated unit then outstanding an amount equal to the excess of $0.7125 per unit per quarter over the Second Target Distribution for such Quarter; and

•  Thereafter, (a) to GP in accordance with its percentage interest; (b) 48% to the holders of the IDRs, pro rata, and (c) to all common and subordinated unitholders, pro rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (a) and (b) of this clause.

The term “available cash,” for any quarter, means the sum of (i) all cash and cash equivalents of the partnership group on hand at the end of that quarter, and (ii) all additional cash and cash equivalents of the partnership group on hand immediately prior to the date of the distribution of available cash resulting from borrowings for working capital purposes subsequent to the end of that quarter less the amount of cash reserves established by GP to:

•  provide for the proper conduct of the Partnership’s business (including reserves for future capital expenditures and for anticipated future credit needs);

•  comply with applicable law or any loan agreements, security agreements, mortgages, debt instruments or other agreements; or

•  provide funds for distributions for any one or more of the upcoming four quarters.

Minimum Quarterly Distribution. The Partnership will distribute to the unitholders on a quarterly basis at least $0.4625 per unit to the extent the Partnership has sufficient cash from the Partnership’s operations after establishment of cash reserves and payment of fees and expenses, including payments to GP. However, there is no guarantee that the Partnership will pay the minimum quarterly distribution on the common units in any quarter.

The Company	The Partnership

Even if the cash distribution policy is not modified or revoked, the amount of distributions paid under the policy and the decision to make any distribution is determined by GP, taking into consideration the terms of the Partnership Agreement.

General Partner Interest and Incentive Distribution Rights. GP is currently entitled to 1.04% of all quarterly distributions that the Partnership makes prior to the liquidation. GP has the right, but not the obligation, to contribute a proportionate amount of capital to the Partnership to maintain its current general partner interest. GP’s 1.04% interest in these distributions may be reduced if the Partnership issues additional units in the future and GP does not contribute a proportionate amount of capital to the Partnership to maintain its 1.04% general partner interest.

GP also currently holds IDRs that entitle it to receive increasing percentages, up to a maximum of 48% of the cash the Partnership distributes from operating surplus (as defined below) in excess of $0.4625 per unit per quarter.

Business Combinations

The Company	The Partnership

Under the DGCL, the consummation of a merger or consolidation generally requires the adoption of a resolution approving an agreement of merger or consolidation and declaring its advisability by the board of directors of a corporation that is a constituent corporation in the merger or consolidation and requires that the agreement of merger or consolidation be adopted by the affirmative vote of holders of a majority of the outstanding stock of that corporation entitled to vote thereon. There are limited exceptions under the DGCL providing that a merger may be effected without stockholder approval, including that no vote of the stockholders of a constituent corporation is required where that constituent corporation is the surviving corporation and:

•  such corporation’s certificate of incorporation is not amended in the merger;

•  each share of stock outstanding immediately before the effective date of the merger will be an identical share of stock immediately after the effective date of the merger; and

A merger, consolidation or conversion of the Partnership requires the prior consent of GP. However, GP will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or the limited partners, including any duty to act in good faith or in the best interest of the Partnership or the limited partners.

In addition, the Partnership Agreement generally prohibits GP, without the prior approval of a majority of outstanding common units and preferred units, voting as a single class on an as-converted basis (a “unit majority”), from causing the Partnership to, among other things, sell, exchange or otherwise dispose of all or substantially all of the assets of the partnership group in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on the Partnership’s behalf the sale, exchange or other disposition of all or substantially all of the assets of

The Company	The Partnership

•  either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

The DGCL contains a business combination statute that protects domestic corporations subject to its provisions from hostile takeovers and from actions following such a takeover, by prohibiting some transactions once an acquirer has gained a significant holding in the corporation unless certain requirements are met. Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 262 of the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware, referred to as appraisal rights, in connection with certain statutory the Partnership’s subsidiaries. GP may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership’s assets without that approval. GP may also sell all or substantially all of the Partnership’s assets under a foreclosure or other realization upon those encumbrances without that approval.

If the conditions specified in the Partnership Agreement are satisfied, GP may convert the Partnership or any of its subsidiaries into a new limited liability entity or merge the Partnership or any of its subsidiaries into, or convey all of the Partnership’s assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in the Partnership’s legal form into another limited liability entity, GP has received an opinion of counsel, and the governing instruments of the new entity provide the limited partners and GP with the same rights and obligations as contained in the Partnership Agreement. The unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of the Partnership’s assets or any other similar transaction or event.

The Company	The Partnership

mergers or consolidations if the stockholder has neither voted in favor of nor consented in writing to the merger or consolidation and has complied with the other requirements of Section 262.

However, no appraisal rights are available under Delaware law to holders of shares of any class of stock which is either (1) listed on a national securities exchange, or (2) held of record by more than 2,000 stockholders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders;

•  cash instead of fractional shares of such stock; or

•  any combination of the above three bullets.

Appraisal rights are not available under Delaware law in the event of the sale of all or substantially all of a corporation’s assets, any merger or consolidation in which the corporation is a constituent corporation or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation’s certificate of incorporation. The Charter does not grant such rights.

Although Company Shares are being paid in the Merger, the Company is not one of the constituent corporations in the Merger and thus no appraisal rights are available to the Company stockholders in connection with the Merger.

Management by Board of Directors / General Partner

The Company	The Partnership

In accordance with the DGCL, except as otherwise provided in the DGCL and the Charter, the Company’s business and affairs are managed by or under the direction of the Company Board.

The Charter and Bylaws provide that the number of directors will be fixed by the board of directors, but in no case will the number of directors be less than three nor more than fifteen.

GP conducts, directs and manages all activities of the Partnership. Except as otherwise expressly provided in the Partnership Agreement, all management powers over the business and affairs of the Partnership will be exclusively vested in GP, and no limited partner has any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under

The Company	The Partnership

applicable law or that are granted to GP under any other provision of the Partnership Agreement, GP, subject to restrictions on GP’s authority, will have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers and effectuate all purposes.

Restrictions on the General Partner’s Authority. Except as otherwise provided in the Partnership Agreement, GP may not sell, exchange or otherwise dispose of all or substantially all of the assets of the partnership group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of the Partnership’s subsidiaries) without the approval of a unit majority; provided, however, that such restriction does not preclude or limit GP’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the partnership group and does not apply to any forced sale of any or all of the assets of the partnership group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of a unit majority, GP may not, on behalf of the Partnership, except as otherwise permitted, consent to any amendment to First Amended and Restated Operating Agreement of StoneMor Operating LLC or, except as expressly permitted, take any action permitted to be taken by a member of the StoneMor Operating LLC, in either case, that would adversely affect the Limited Partners in any material respect or, except as permitted under the Partnership Agreement, elect or cause the Partnership to elect a successor general partner of the Partnership.

Nomination and Election of Directors / General Partner

The Company	The Partnership

The Company’s directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until the annual meetings of stockholders in 2020, 2021 and 2022, respectively.

Directors are elected by the affirmative vote of the holders of a plurality of the shares present who are entitled to vote on the election of directors.

Unitholders have no right to elect the general partner unless GP has been removed or withdrawn, as described below, and have no right to elect the directors of GP.

The Company	The Partnership

At a meeting of the Company stockholders, only such nominations of persons for the election of directors and such other business may be conducted as is been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (1) specified in the Company’s notice of meeting, (2) otherwise properly brought before the meeting by or at the direction of the Company Board or (3) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record at the time such notice of meeting is given, who is entitled to vote at the meeting and who complies with the procedures described under “Stockholder Proposals and Director Nominations.”

Each director chosen will hold office until the annual meeting of stockholders held after his or her election at which such director’s term expires and will serve until his successor will have been duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Removal of Directors; Withdrawal or Removal of General Partner

The Company	The Partnership

The Charter provides that any one or more of the directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting together as a single class.

Withdrawal of the General Partner. GP may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the Partnership Agreement. Notwithstanding the information above, GP may withdraw without unitholder approval upon 90 days’ notice to the limited partners, if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than GP and its affiliates. In addition, the Partnership Agreement permits GP in some instances to sell or otherwise transfer all of its general partner interest in the Partnership without the approval of the unitholders.

Upon withdrawal of GP under any circumstances, other than as a result of a transfer by GP of all or a part of its general partner interest in the Partnership, a unit majority, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel cannot be obtained, the Partnership will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in

The Company	The Partnership

writing to continue the Partnership’s business and to appoint a successor general partner.

Removal of the General Partner. GP may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by GP and its affiliates, and the Partnership receives an opinion of counsel. Any removal of GP is also subject to the approval of a successor general partner by the vote of a unit majority. The ownership of more than 33 1/3% of the outstanding units by GP and its affiliates would give them the practical ability to prevent GP’s removal.

The Partnership Agreement also provides that, if GP is removed as GP under circumstances where cause does not exist and units held by GP and its affiliates are not voted in favor of that removal, GP will have the right to require the general partner successor to purchase GP’s general partner interests and IDRs in exchange for an amount in cash equal to the fair market value of those interests at that time.

In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates the Partnership Agreement, a successor general partner will have the option to purchase GP interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the unitholders, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its IDRs for fair market value. In each case, the fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days after the effective date of the departing general partner’s departure, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

The Company	The Partnership

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner interest and its IDRs will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, the Partnership is required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for the Partnership’s benefit.

Filling Vacancies on the Board; Replacing the General Partner

The Company	The Partnership

Subject to the rights of the holders of any class of series or stock having a preference over the Company Shares as to dividends or upon liquidation to elect additional directors, vacancies resulting from death, resignation, disqualification, removal or other cause, and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Company Board or by a sole remaining director (and not by stockholders).

See “Removal of Directors; Withdrawal or Removal of General Partner.”

Transfer of General Partner Interest and Incentive Distribution Rights

The Company	The Partnership
Not applicable.	GP and its affiliates may at any time transfer units to one or more persons without unitholder approval. GP or any other holder of IDRs may transfer any or all of its IDRs without unitholder approval.

Change of Management Provisions

The Company	The Partnership
See “Description of the Company Capital Stock—Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation, the Company’s Bylaws and Delaware Law.”

The Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove GP or otherwise change the management of GP. If any person or group other GP and its affiliates acquires beneficial ownership of 20% or more of any class of partnership securities, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from GP or its affiliates and any transferees of that person or group approved by GP, to any person or group who acquires the units with the prior approval of the GP Board, to the holders of preferred units with respect to their ownership of preferred units or common units issued upon conversion of the preferred units or to any preferred unitholders in connection with any vote, consent or approval of the preferred unitholders as a separate class.

The Partnership Agreement also provides that, if GP is removed as GP under circumstances where cause does not exist and units held by GP and its affiliates are not voted in favor of that removal, GP will have the right to convert its general partner units and its IDRs into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

Limited Call Rights

The Company	The Partnership
None.

If at any time GP and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, GP will have the right, which it may assign in whole or in part to any of its affiliates or to the Partnership, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by GP, on at least 10 but not more than 60 days’ notice. The purchase price in the event of the purchase is the greater of:

•  the highest price paid by either of GP or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which GP first mails notice of its election to purchase those limited partner interests; and

The Company	The Partnership
• the current market price as of the date three days before the date the notice is mailed.

Preemptive Rights

The Company	The Partnership
None.	None.

Amendment of Governing Documents

The Company	The Partnership

The affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors voting together as a single class, is required to amend, alter or repeal any provision of the certificate of incorporation.

The Charter and Bylaws provide that Company Board is expressly authorized to adopt, amend or repeal the Bylaws in any manner not inconsistent with the DGCL and the Charter, as it may deem appropriate for the management of the Company.

In further respect of stockholders’ power to alter or repeal bylaws, the Bylaws may not be adopted, altered, amended or repealed by the stockholders of the corporation except by the vote of holders of not less than 66 2/3% in voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors voting together as a single class, except where other provisions of the Bylaws or any provision of law otherwise permits a lesser vote or no vote for the amendment of certain bylaws

General. Amendments to the Partnership Agreement may be proposed only by or with the consent of GP. However, GP will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or the limited partners, including any duty to act in good faith or in the best interests of the Partnership or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, GP is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment.

Except as described below, an amendment must be approved by a unit majority.

.

Prohibited Amendments. No amendment may be made that would:

•  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by the Partnership to GP or any of its affiliates without the consent of GP, which consent may be given or withheld at its option;

The Company	The Partnership

•  amend, alter, change, repeal or rescind any provision of the Partnership Agreement that establishes a percentage of outstanding units required to take action, in any respect, that would have the effect of reducing such voting percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of outstanding units whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced; or

•  have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests, unless approved by the holders of not less than a majority of the outstanding partnership interests of the class affected.

The provision of the Partnership Agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by GP and its affiliates).

No Unitholder Approval. GP may generally make amendments to the Partnership Agreement without the approval of any limited partner or assignee to reflect: a change in the Partnership’s name, the location of the Partnership’s principal place of business, the Partnership’s registered agent or the Partnership’s registered office; the admission, substitution, withdrawal or removal of partners in accordance with the Partnership Agreement; a change that GP determines to be necessary or appropriate to qualify or continue the Partnership’s qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither the Partnership nor the Partnership operating partnership nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes; a change that GP determines (i) does not adversely affect the limited partners (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect, (ii) to be necessary or appropriate to (a) satisfy any

The Company	The Partnership
requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the DRULPA) or (b) facilitate the trading of the units (including the division of any class or classes of outstanding units into different classes to facilitate uniformity of tax consequences within such classes of units) or comply with any rule, regulation, guideline or requirement of any national securities exchange on which the units are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the GP pursuant to the Partnership Agreement or (iv) is required to effect the intent expressed in the registration statement or the intent of the provisions of the Partnership Agreement or is otherwise contemplated by the Partnership Agreement; a change in the Partnership’s fiscal year and related changes including the dates on which distributions are to be made by the Partnership; an amendment that is necessary, in the opinion of the Partnership’s counsel, to prevent the Partnership or GP or the directors, officers, agents or trustees of GP from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed; an amendment that GP determines to be necessary or appropriate for the authorization of additional partnership securities; any amendment expressly permitted in the Partnership Agreement to be made by GP acting alone; an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Partnership Agreement; any amendment that GP determines to be necessary or appropriate for the formation by the Partnership of, or the Partnership’s investment in, any corporation, partnership or other entity, as otherwise permitted by the Partnership Agreement; conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or any other amendments substantially similar to any of the matters described in the clauses above.

The Company	The Partnership

Opinion of Counsel and Unitholder Approval. For amendments of the type not requiring unitholder approval, GP will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in the Partnership’s being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes in connection with any of the amendments. No amendments to the Partnership Agreement other than those described above under “No Unitholder Approval” above will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class, unless the Partnership first obtains an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of the Partnership’s limited partners.

Voting Rights; Meetings; Action by Written Consent

The Company	The Partnership

The Charter provides that each Company Share is entitled to one vote on all matters on which stockholders are generally entitled to vote. Except as may be provided in the Charter or in a preferred stock designation, the Company Shares shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of preferred stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

The Charter provides that special meetings of stockholders of the corporation may be called pursuant to a resolution adopted by the Company Board, or upon the written request to the Company Board submitted by stockholders owning at least twenty percent (20%) of the entire capital stock of the Company issued and outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting.

The Charter provides that any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

Except as described below regarding a person or group owning 20% or more of any class of any partnership securities then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of the limited partners and to act upon matters for which approvals may be solicited.

Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting, if consents in writing describing the action so taken are signed by holders of the minimum percentage of the outstanding partnership securities necessary to authorize or take that action at a meeting. Meetings of the limited partners may be called by GP or by holders owning at least 20% of the outstanding limited partner interests of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding partnership securities of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any such action requires approval by holders of a greater percentage, in which case the quorum will be the greater percentage.

The Company	The Partnership

Each record holder of a common unit has a vote according to his percentage interest in the Partnership, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than GP and its affiliates, or a direct or subsequently approved transferee of GP or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of partnership securities then-outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. common units held in nominee or street name account will be voted by the broker or other nominee, in accordance with the instruction of the beneficial owner, unless the arrangement between the beneficial owner and his nominee provides otherwise.

The holder of a preferred unit is entitled to one vote for each common unit into which such preferred unit is convertible (whether or not such right to convert is exercisable at such time). The holders of preferred units are entitled to vote as a single class with the holders of common units on all matters submitted to the limited partners for a vote.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under the Partnership Agreement will be delivered to the record holder by the Partnership or by the transfer agent.

Stockholder Proposals and Director Nominations

The Company	The Partnership

The Bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and stockholder nomination of candidates for election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with specified information. Generally, that notice must be given to the Secretary of the Company no later than the 90th day, and no earlier than the 120th day, in advance of the anniversary of the previous year’s annual meeting.

Not applicable.

Indemnification and Limitation on Liability

The Company	The Partnership

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL does not permit exculpation for liability:

•  for breach of duty of loyalty;

•  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•  under Section 174 of the DGCL (unlawful dividends and stock repurchases); or

•  for transactions from which the director derived improper personal benefit.

The Charter eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

The Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees, agents and other persons to the fullest extent permitted by law. The Bylaws expressly authorize the Company to maintain insurance providing indemnification for its directors, officers, employees and agents for any expense, liabilities or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Under the Partnership Agreement, in most circumstances, the Partnership will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•  GP;

•  any departing general partner;

•  any person who is or was an affiliate of a general partner or any departing general partner;

•  any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•  any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of GP, any departing general partner, an affiliate of GP or an affiliate of any departing general partner; and

•  any person designated by GP.

Any indemnification under these provisions will only be out of the Partnership’s assets. GP will not be personally liable for or have any obligation to contribute or loan funds or assets to the Partnership to enable the Partnership to effectuate indemnification. The Partnership may purchase insurance against liabilities asserted against and expenses incurred by persons for the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify the person against liabilities under the Partnership Agreement.

Conflicts of Interest; Fiduciary Duties

The Company	The Partnership

Under the DGCL, a transaction involving an interested officer or director is not void or voidable solely because of the officer’s or director’s interest if:

•  the material facts are disclosed or made known to the board of directors (or committee thereof) and a majority of the disinterested directors vote to authorize the transaction in

GP of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto

The Company	The Partnership

good faith, even though the disinterested directors be less than a quorum;

•  the material facts are disclosed or made known to the stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of the stockholders; or

•  the transaction is fair to the corporation at the time it is authorized, approved or ratified by the board of directors (or committee thereof) or the stockholders.

(including being a limited partner in the Partnership), (ii) will not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (a) its performance as general partner or managing member, if any, of one or more Group Members (as defined in the Partnership Agreement) or as described in or contemplated by the registration statement or (b) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except as permitted in the Omnibus Agreement (as defined in the Partnership Agreement), will not engage in the ownership or operation of cemeteries or funeral homes, or the sale of cemetery or funeral home products or services, in any state or territory of the U.S.

Except as restricted in the Partnership Agreement and the Omnibus Agreement, each indemnitee (other than GP) will have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same will constitute a breach of the Partnership Agreement or any duty expressed or implied by law to any Group Member or any partner or assignee. None of any Group Member, any limited partner or any other person will have any rights by virtue of the Partnership Agreement, any Group Member agreement or the partnership relationship established by the Partnership Agreement in any business ventures of any indemnitee.

Subject to certain terms in the Omnibus Agreement, engaging in competitive activities by any indemnitees (other than GP) has been approved by the Partnership and all its partners, it is not a breach of any fiduciary duty or any other obligation of any type whatsoever of any indemnitee for the indemnitees (other than GP) to engage in such business interests and activities in preference to or to the exclusion of the Partnership; and, except as set forth in the Omnibus Agreement, the indemnitees have no obligation under the Partnership Agreement or as a result of any duty expressed or implied by law to present business opportunities to the Partnership.

The Company	The Partnership

GP and each of its affiliates may acquire units or other partnership securities in addition to those acquired on the closing date and, except as otherwise provided in the Partnership Agreement, will be entitled to exercise, at their option, all rights relating to all units or other partnership securities acquired by them. The term “affiliates” when used in this section with respect to GP will not include any Group Member.

Taxation

The Company	The Partnership
See “Material U.S. Federal Income Tax Consequences.”

The Partnership is classified as a partnership for U.S. federal income tax purposes and, generally, is not subject to entity-level U.S. federal income taxes.

Each unitholder receives a Schedule K-1 from the Partnership reflecting such unitholder’s share of the Partnership’s items of income, gain, loss and deduction for each taxable year following the end of such taxable year.

DESCRIPTION OF THE COMPANY CAPITAL STOCK

The authorized capital stock of the Company will consist of 200,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

The following summary of the Company’s capital stock and the Charter and Bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to the Charter and Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Except as provided by law or in a preferred stock designation, the Company stockholders will be entitled to one vote for each share held of record on all matters submitted to a vote of the Company stockholders and will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, the Company stockholders, as such, will not be entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, the Company stockholders will be entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the Company Board out of funds legally available for dividend payments. All outstanding Company Shares will be fully paid and non-assessable. The Company stockholders will have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Company Shares. In the event of any liquidation, dissolution or winding-up of the Company’s affairs, the Company stockholders will be entitled to share ratably in the Company’s assets that are remaining after payment or provision for payment of all of the Company’s debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The Charter will authorize the Company Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Company Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation, the Company’s Bylaws and Delaware Law

Some provisions of Delaware law and the Charter and the Bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of the Company by means of a tender offer, a proxy contest or otherwise and removal of the Company’s incumbent officers and directors. These provisions may also have the effect of preventing changes in the Company’s management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that the Company stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that might result in a premium over the market price for the Company Shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Company.

Delaware Law

The Company will be subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time as such person becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition (in one or a series of transactions) of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Charter and Bylaws

Among other things, the Charter and Bylaws will:

•

provide advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company stockholders, which may preclude the Company stockholders from bringing matters before the Company stockholders at an annual or special meeting;

•	these procedures will provide that notice of stockholder proposals must be timely given in writing to the Company’s corporate secretary prior to the meeting at which the action is to be taken; and

•

generally, to be timely, notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year;

•

provide the Company Board the ability to authorize undesignated preferred stock, which makes it possible for the Company Board to issue, without the Company stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company and which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company;

•	provide that the authorized number of directors may be changed only by resolution of the Company Board;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the Company stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of the Company’s then-outstanding common stock;

•	provide that the Charter and Bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of the Company’s then-outstanding common stock;

•

provide that special meetings of the Company stockholders may only be called by the Company Board or stockholders owning at least twenty percent (20%) of the entire capital stock of the Company issued and outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting; and

•	provide that the Bylaws can be amended or repealed by the Company Board or the Company stockholders.

Limitation of Liability and Indemnification Matters

The Charter will limit the liability of the Company’s directors for monetary damages for breach of their fiduciary duty as directors, except for the following liabilities that cannot be eliminated under the DGCL:

•	for any breach of their duty of loyalty to the Company or the Company stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for an unlawful payment of dividends or an unlawful stock purchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment or repeal.

The Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL. The Bylaws will also permit the Company to purchase insurance on behalf of any of its officers, directors, employees or agents or any person who is or was serving at its request as an officer, director, employee or agent of another enterprise for any expense, liability or loss asserted against such person and incurred by any such person in any such capacity, or arising out of that person’s status as such, regardless of whether DGCL would permit indemnification.

The Company expects to enter into indemnification agreements with each of its directors and officers. The agreements will provide that the Company will indemnify and hold harmless each indemnitee for certain expenses to the fullest extent permitted or authorized by law, including the DGCL, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if the Company and the indemnitee are jointly liable in the proceeding, the Company will contribute funds to the indemnitee for his or her expenses in proportion to relative benefit and fault of the Company and the indemnitee in the transaction giving rise to the proceeding. The indemnification agreements will also provide that the Company will indemnify the indemnitee for monetary damages for actions taken as its director or officer or for serving at its request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he or she reasonably believed to be in the Company’s best interests and, in all other cases, not opposed to the Company’s best interests and (ii) in the case of a criminal proceeding, the indemnitee must have had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements will also provide that the Company must advance payment of certain expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is it is ultimately determined that the indemnitee is not entitled to indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for the Company Shares is American Stock Transfer and Trust Company, LLC.

Listing

The Company Shares will trade on the NYSE under the symbol “STON.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the expected material U.S. federal income tax consequences of (i) the Merger to unitholders that are U.S. holders (as defined below) and (ii) the ownership and disposition of Company Shares by such U.S. holders who receive Company Shares pursuant to the Merger. This discussion is limited to U.S. holders who hold their units, and, if applicable, will hold their Company Shares received in connection with the Merger, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax consequences discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion does not address the U.S. federal income tax consequences to unitholders that are not U.S. holders. Non-U.S. holders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Merger and the ownership and disposition of any Company Shares received pursuant to the Merger.

This discussion is based on the provisions of the Code, applicable U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular facts and circumstances. In addition, this discussion does not address any tax consequences under any U.S. federal laws other than those pertaining to income taxes, nor does it address any tax consequences arising under the Medicare tax on certain investment income or arising under the laws of any state, local, or foreign jurisdiction. Furthermore, this discussion does not apply to U.S. holders that may be subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers or brokers in stocks, securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	regulated investment companies or mutual funds;

•	holders of units that acquired those units as compensation or through a tax-qualified retirement plan;

•	holders of restricted units or bonus units granted under any benefit plan of the Partnership;

•	holders subject to Section 1061 of the Code;

•	certain former citizens or long-term residents of the U.S.; and

•

holders of units or, if applicable, Company Shares that hold such units or Company Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of units or Company Shares, as applicable, that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (as defined in the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds units or Company Shares, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding units should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger and the ownership and disposition of Company Shares received in connection with the Merger to them.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF COMPANY SHARES RECEIVED IN CONNECTION WITH THE MERGER. EACH UNITHOLDER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF COMPANY SHARES RECEIVED IN CONNECTION WITH THE MERGER, TAKING INTO ACCOUNT ITS OWN PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Merger to U.S. Holders of units

In General

While the characterization of the Merger for U.S. federal income tax purposes is not free from doubt, we intend to take the position that the Merger will constitute an “interests-over” transaction, in which the unitholders are deemed to contribute their units to the Company in exchange for Company Shares, resulting in the termination of the Partnership (the “Interests-Over form”). Under this characterization, a unitholder should not recognize gain from the Merger, except to the extent that the unitholder’s allocable share of the Partnership’s liabilities exceeds the unitholder’s tax basis in its units exchanged for Company Shares. As a consequence, in order to determine the U.S. federal income tax consequences of the Merger, each unitholder should consult its own tax advisor regarding its tax basis in its units and its allocable share of the Partnership’s liabilities. It is anticipated that most unitholders will not recognize a material amount of gain as a consequence of the Merger, but if a unitholder (i) purchased units between October 1, 2008, and December 31, 2008 or (ii) owned subordinated units of the Partnership and still holds the units into which such subordinated units converted, that unitholder may recognize a significant amount of gain depending on its individual circumstances. Further, the IRS could disagree with Interests-Over form and assert an alternative characterization, which, if upheld, could result in unitholders recognizing additional gain. We urge each unitholder to consult its own tax advisor regarding the risk of an alternative treatment.

The foregoing description of the tax characterization of the Merger is based on the assumption that the unitholders will own, in the aggregate, at least 80% of the Company Shares outstanding immediately after the Merger, excluding from the numerator any Company Shares received in connection with the Merger that are sold after the Merger pursuant to a plan or arrangement established before the Merger (the “Control Assumption”). The Control Assumption should be correct unless, contrary to the knowledge of the Partnership, a group of unitholders holding more than 20% of the units agree prior to the Merger to sell the Company Shares they receive in connection with the Merger. If the Control Assumption were not correct, a unitholder would recognize gain or loss in connection with the Merger equal to the difference between:

•

the sum of (i) the fair market value of the Company Shares received in exchange for the unitholder’s units and (ii) the unitholder’s share of the Partnership’s nonrecourse liabilities immediately prior to the Merger; and

•

the unitholder’s adjusted tax basis in its units exchanged for those Company Shares (which includes the unitholder’s share of the Partnership’s nonrecourse liabilities immediately prior to the Merger).

Gain or loss recognized by a unitholder generally would be taxable as capital gain or loss. However, a portion of this gain or loss would be separately computed and taxed as ordinary income or loss to the extent attributable to Section 751 property. Passive losses that were not deductible by a unitholder in prior taxable periods, because they exceed a unitholder’s share of the Partnership’s income, may become available to offset a portion of the gain recognized by the unitholder.

Tax Basis and Holding Period in the Company Shares Received in Connection with the Merger

Under the Interests-Over form, a unitholder’s aggregate basis in its Company Shares received in exchange for units in connection with the Merger should equal the unitholder’s aggregate basis in its units immediately before the Merger, reduced by the unitholder’s share of the Partnership’s liabilities deemed assumed by the Company, and increased by the gain, if any, recognized by the unitholder in connection with the Merger.

If the Interests-Over form applies, a unitholder will have a split holding period in the Company Shares received. In general, a unitholder’s holding period for Company Shares received in exchange for units should include the unitholder’s holding period for those units. However, to the extent that the value of Company Shares received by a Unitholder is attributable to a unitholder’s share of the Partnership’s Section 751 property, a unitholder’s holding period for Company Shares received in exchange for units should begin on the day following the Merger.

Tax Consequences to U.S. Holders of Owning and Disposing of Company Shares Received in Connection with the Merger

Distributions on the Company Shares

Distributions with respect to the Company Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, such distribution will first be treated as a non-taxable return of capital to the extent of (and reducing, but not below zero) the U.S. holder’s adjusted tax basis in its Company Shares and thereafter be treated as capital gain from the sale or exchange of such Company Shares. Non-corporate U.S. holders that receive distributions on the Company Shares that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at the reduced long-term capital gains rate, provided certain holding period requirements are met. Corporate U.S. holders will be able to utilize the corporate dividends-received deduction with respect to such distributions.

Gain or Loss on Disposition of the Company Shares

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemptions or other taxable disposition of Company Shares in an amount equal to the difference, if any, between (i) the amount realized upon the disposition of such Company Shares and (ii) the U.S. holder’s adjusted tax basis in such Company Shares. A U.S. holder’s tax basis in its Company Shares generally will be equal to the amount paid for those Company Shares reduced (but not below zero) by distributions received on such stock that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Company Shares sold or disposed of is more than one year at the time of such taxable disposition. Long-term capital gains of individuals are generally subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS in connection with distributions made on, or proceeds from the disposition of, Company Shares received in connection with the Merger. A U.S. holder may be subject to U.S. backup withholding on distributions made on, or proceeds from the disposition of, Company Shares received in connection with the Merger, unless such U.S. holder provides the applicable withholding agent with proof of its exemption from backup withholding or furnishes the applicable withholding agent with its taxpayer identification number, certified under penalties of perjury, and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

PROPOSAL 2: THE ADJOURNMENT PROPOSAL

The special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary or appropriate, to obtain additional proxies if there are not sufficient votes to approve the Merger proposal. The GP Board does not intend to propose adjournment of the special meeting if there are sufficient votes to approve the merger proposal.

Vote Required and the Conflicts Committee’s Recommendation

Approval of the Adjournment proposal requires the affirmative vote of the majority of the outstanding units entitled to vote and that are present in person or by proxy at the Partnership Unitholder Meeting.

The Conflicts Committee recommends that unitholders vote “FOR” the adjournment proposal.

UNITHOLDER PROPOSALS

Under applicable Delaware law and the Partnership Agreement, the Partnership is not required to hold an annual meeting of the unitholders. Under the Partnership Agreement, special meetings of the limited partners may be called by GP or by limited partners owning 20% or more of the outstanding units of the class or classes for which a meeting is proposed. Such limited partners may call a special meeting by delivering to GP one or more requests in writing stating that the signing limited partners wish to call a special meeting and indicating the general or specific purposes for which such special meeting is to be called. However, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership. Doing so would jeopardize the limited partners’ limited liability under Delaware law or the law of any other state in which the Partnership is qualified to do business.

LEGAL MATTERS

The validity of the Company Shares to be issued in the Merger will be passed upon for GP by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The audited 2017 financial statements as of and for the year ended December 31, 2017 (before retrospective adjustments to the financial statements to reflect the impact of adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as disclosed in Part II “Item 8, Note 1 General under captions Reclassifications and Adjustments to Prior Period Financial Statements and Recently Issued Accounting Standard Updates—Adopted in the Current Period of the Partnership and its subsidiaries, (not presented herein) appearing in the Partnership’s Annual Report Amendment included herein as Annex B) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein in Annex B and elsewhere in the registration statement (which report expresses an unqualified opinion on the financial statements). The retrospective adjustments to the financial statements as of and for the year ended December 31, 2017 have been audited by Grant Thornton LLP. The 2017 financial statements as of and for the year ended December 31, 2017 appearing in the Annual Report on Form 10-K/A in Annex B included in this Prospectus have been so included in reliance upon the reports of Deloitte & Touche LLP and Grant Thornton LLP given upon their authority as experts in accounting and auditing.

The audited financial statements as of and for the year ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 contained in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership files annual, quarterly and current reports and other information with the SEC under the Exchange Act. The filings are also available to the public at the SEC’s website at http://www.sec.gov. In addition, documents filed by the Partnership can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

The Partnership also makes available free of charge on its website, http://www.stonemor.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on the Partnership’s website is not part of this proxy statement/prospectus.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the Partnership’s historical audited consolidated statement of operations for the year ended December 31, 2018 included in the Partnership’s 2018 Annual Report Amendment on Form 10-K/A and the historical unaudited condensed consolidated balance sheet as of September 30, 2019 and statement of operations for the nine months ended September 30, 2019 included in the Partnership’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019, which are attached as Annex B and C, respectively, to this proxy statement/prospectus.

The historical audited consolidated statement of operations for the year ended December 31, 2018 and the historical unaudited condensed consolidated balance sheet and statement of operations for the nine months ended September 30, 2019 give effect to the C-Corporation Conversion, as described in this Form S-4, as if the C-Corporation Conversion had occurred on January 1, 2018. The pro forma adjustments, which primarily consist of the conversion of the Partnership’s common and preferred units to common stock and the impact of the change in the Partnership’s tax status on its assets and deferred tax liabilities, are based upon available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the impact of the C-Corporation Conversion on our historical financial statements and are intended for informational purposes only. The pro forma adjustments are described in the accompanying notes to these unaudited consolidated pro forma financial statements.

The unaudited pro forma consolidated financial statements should not be considered indicative of actual results that would have been achieved had the C-Corporation Conversion been consummated on the date indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with the Partnership’s historical consolidated financial statements and the related notes, which are included in Annexes B and C to this proxy statement/prospectus.

StoneMor Partners Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2018

(in thousands)

	Actual	Adjustments resulting from the Rights Offering and the C-Corporation Conversion(1)		Pro Forma Presentation
Revenues:
Cemetery
Interments	$76,902	$—		$76,902
Merchandise	75,412	—		75,412
Services	67,278	—		67,278
Investment and other	42,343	—		42,343
Funeral home
Merchandise	25,652	—		25,652
Services	28,539	—		28,539

Total revenues	316,126	—		316,126

Costs and Expenses:
Cost of goods sold	54,647	—		54,647
Cemetery expense	78,708	—		78,708
Selling expense	62,538	—		62,538
General and administrative expense	43,081	(1,580	)(1)	41,501
Corporate overhead	53,281	—		53,281
Depreciation and amortization	11,736	—		11,736
Funeral home expense
Merchandise	6,579	—		6,579
Services	22,159	—		22,159
Other	15,787	—		15,787

Total costs and expenses	348,516	(1,580)		346,936

Gain/(loss) on acquisitions and divestitures	691	—		691
Legal settlement	—	—		—
Loss on early extinguishment of debt	—	—		—
Other losses	(12,195)	—		(12,195)
Loss on impairment of long-lived assets	—	—		—
Interest expense	(30,602)	—		(30,602)

Loss from continuing operations before income taxes	(74,496)	1,580		(72,916)
Income tax benefit (expense)	1,797	(19,042	)(2)	(17,245)

Net loss	$(72,699)	$(17,462)		$(90,161)

(1)	Represents legal costs incurred related to the C-Corporation, which are non-recurring.
(2)

The Merger Transaction created a change in tax status for the Partnership. This resulted in an increase in long-term deferred tax liabilities which could not be offset by net operating carryovers. The largest of these liabilities was the result of the book/tax differences in cemetery properties which are estimated to be recoverable over the next 100-300 years.

StoneMor Partners Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2019

(in thousands)

	Actual	Adjustments resulting from the Rights Offering and the C-Corporation Conversion		Pro Forma Presentation
Revenues:
Cemetery
Interments	$52,544	$—		$52,544
Merchandise	51,870	—		51,870
Services	50,400	—		50,400
Investment and other	29,474	—		29,474
Funeral home
Merchandise	17,920	—		17,920
Services	20,907	—		20,907
				—

Total revenues	223,115	—		223,115

Costs and Expenses:
Cost of goods sold	31,263	—		31,263
Cemetery expense	57,245	—		57,245
Selling expense	44,839	—		44,839
General and administrative expense	33,430	(414	)(1)	33,016
Corporate overhead	38,145	—		38,145
Depreciation and amortization	8,120	—		8,120
Funeral home expense
Merchandise	5,227	—		5,227
Services	16,363	—		16,363
Other	11,046	—		11,046

Total costs and expenses	245,678	(414)		245,264

Gain/Loss on acquisitions and divestitures	—	—		—
Loss on early extinguishment of debt	(8,478)	—		(8,478)
Other losses, net	(3,558)	—		(3,558)
Loss on impairment of long-lived assets	—	—		—
Loss on impairment of goodwill	(24,862)			(24,862)
Interest expense	(35,282)	—		(35,282)

Income/(loss) from continuing operations before income taxes	(94,743)	414		(94,329)
Income tax benefit (expense)	(4,841)	(7,264	)(2)	(12,105)

Net Loss	$(99,584)	$(6,850)		$(106,434)

(1)	Represents legal costs incurred related to the Rights Offering and C-Corporation Conversion, which are non-recurring.
(2)

The increase in income tax expense for the nine months ended September 30, 2019, is due to the loss of the benefit for net operating loss carryovers under the Internal Revenue Service Section 382 Limitations as a result of the Recapitalization and Refinancing Transaction that occurred on June 27, 2019. The Merger Transaction created additional deferred tax liabilities primarily associated with the book/tax differences in cemetery properties, which are estimated to be recoverable over the next 100-300 years.

StoneMor Partners Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2019

(in thousands except notes to pro forma data)

	Actual	Adjustments resulting from the Rights Offering and the C-Corporation Conversion		Pro Forma Presentation
Assets
Current Assets:
Cash and cash equivalents	$43,515	$(2,771	)(1)	$40,744
Restricted cash	20,580	—		20,580
Accounts receivable, net of allowance	61,470	—		61,470
Prepaid expenses	5,630	—		5,630
Other current assets	18,148	—		18,148

Total current assets	149,343	(2,771)		146,572
Long-term accounts receivable—net of allowance	78,138	—		78,138
Cemetery property	328,612	—		328,612
Property and Equipment, net of accumulated depreciation	108,992	—		108,992
Merchandise trusts, restricted, at fair value	519,529	—		519,529
Perpetual care trusts, restricted, at fair value	343,028	—		343,028
Deferred selling and obtaining costs	113,601	—		113,601
Deferred tax assets	55	106	(2)	161
Goodwill	—	—		—
Intangible assets	56,562	—		56,562
Other assets	32,663	—		32,663

Total assets	$1,730,523	$(2,665)		$1,727,858

Liabilities and partners’ capital
Current liabilities
Accounts payable and accrued liabilities	$64,585	$—		$64,585
Accrued interest	—	—		—
Current portion, long-term debt	503	—		503

Total current liabilities	65,088	—		65,088
Long-term debt, net of deferred financing costs	362,173	—		362,173
Deferred revenues	943,555			943,555
Deferred tax liabilities	11,264	26,412	(2)	37,676
Perpetual care trust corpus	343,028	—		343,028
Other long term liabilities	51,940	—		51,940

Total liabilities	1,777,048	26,412		1,803,460
Series A Preferred Units	62,500	(62,500	)(3)	—
Original Issue Discount on Series A Preferred Units	(5,000)	5,000	(3)	—

Net Preferred Units	57,500	(57,500)		—
Total liabilities and Preferred Units	1,834,548	(31,088)		1,803,460
Equity (deficit)
General partner	(5,026)	5,026	(4)	—
Common partner	(98,999)	98,999	(4)	—
Common Stock	—	946	(4)	946
Additional paid in capital	—	93,652	(4)	93,652
Retained Deficit	—	(170,200	)(5)	(170,200)

Total Deficit	(104,025)	28,423		(75,602)
Total liabilities and partners’ equity	$1,730,523	$(2,665)		$1,727,858

(1)	Merger Transaction expenses will be paid from current cash. The following reflects an estimate of those expenses

Legal Fees	$2,100,000
Accounting Fees	250,000
SEC Registration Fees	13,758
Other Fees	407,500

Total Transaction Fees	$2,771,258

(2)

The Merger Transaction created a change in tax status for the Partnership. The change required recording additional deferred tax liabilities associated with the Partnership’s activities. The most significant of those book/tax differences related to differences in cemetery properties, which are expected to be recovered of the next 100-300 years. In the pro forma income statement for the period ending September 30, 2019, the Recapitalization and Refinancing Transaction that occurred on June 27, 2019, resulted in the elimination of the benefit for the net operating loss carryovers under the Internal Revenue Service Section 382 Limitations. This further increased the book/tax differences associated with the Merger Transaction.

(3)	To record full conversion of the Series A Preferred Units upon the completion of the the Rights Offering and the C-Corporation conversion.
(4)

To remove the Partnership historical equity and reflect the conversion of the limited partnership common units to $0.01 par value common shares under the conversion provision of the Merger Agreement. The amount gives rise to all unvested units vesting, conversion of the full issuance of the Series A Preferred Units and issuance of the General Partner Shares. The amount reflected below does not include 515,625 unvested Executive Officer Unit Award.

Total shares issued and deemed outstanding as of September 30, 2019	39,565,454
Full Conversion of the Series A preferred	52,083,334
General Partner Shares	2,950,000

94,598,788
Par value	$0.01

Adjustment to Common Stock	945,987.88

(5)	Represents the net impact of Merger Agreement on retained deficit

ANNEX A

September 26, 2018

Conflicts Committee of the Board of Directors

StoneMor Partners, L.P.

3600 Horizon Blvd

Trevose, PA 19053

Members of the Conflicts Committee of the Board of Directors:

We understand that StoneMor GP Holdings LLC (“GP Holdings”), StoneMor GP LLC (the “General Partner”) and StoneMor Partners, L.P. (StoneMor, or the “Company”) propose to enter into the Agreement (defined below) pursuant to which, among other things, (i) GP Holdings will contribute all of its common units in StoneMor to the General Partner, and immediately following receipt thereof, the General Partner will contribute all of such common units to StoneMor LP Holdings, LLC, a wholly-owned subsidiary of the General Partner (“LP Sub”) and LP Sub will be admitted as a limited partner of StoneMor, (ii) StoneMor will then convert to a Delaware corporation (the “Conversion”) to be named “StoneMor Inc.” (following the Conversion, the General Partner is referred to herein as the “Corporation”). Pursuant to the Agreement, GP Holdings will receive 2.95 million shares (the “Merger Consideration”) of the common stock of the Corporation (“Common Stock”) with respect to its 1.04% General Partner interest in StoneMor, and the incentive distribution rights and the governance and all other economic and other rights associated with the General Partner interest, and (iii) a newly organized subsidiary of the Corporation will be merged with and into StoneMor (the “Merger”) with StoneMor surviving as a limited partnership and with the Corporation as its sole general partner and LP Sub as its sole limited partner and each outstanding common unit (other than those held by LP Sub), will be converted into the right to receive one share of Common Stock of the Corporation. In addition, GP Holdings will receive one share of Common Stock with respect to each common unit in StoneMor that had been contributed to the General Partner and then by the General Partner to LP Sub, which common units will therefore remain outstanding following the Merger and not be converted into Common Stock. The Conversion and the Merger, together, are referred to herein as the “Transaction”. The Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Conflicts Committee as to whether, as of the date hereof, the Merger Consideration to be delivered to GP Holdings in the Merger pursuant to the Agreement is fair from a financial point of view to the holders (other than the General Partner and unitholders affiliated with the General Partner) of the Company’s limited partnership units (the “Unitholders”).

In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

1.

reviewed the financial terms and conditions as stated in the draft of the Merger and Reorganization Agreement by and among the Company, GP Holdings, the General Partner, and Hans Merger Sub, LLC dated as of September 24th, 2018 (the “Agreement”)

2.

reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including, but not limited to,

880 Carillon Parkway // St. Petersburg, FL 33716

T 727.567.1000 // raymondjames.com

Raymond James & Associates, Inc., member New York Stock Exchange/SIPC

Conflicts Committee of the Board of Directors

StoneMor Partners, L.P.

September 26, 2018

financial projections prepared by the management of the Company relating to the Company for the periods ending December 31st, 2018 through 2022, as approved for our use by the Conflicts Committee (the “Projections”);

3.	reviewed the Company’s recent public filings and certain other publicly available information regarding the Company;

4.	reviewed financial, operating and other information regarding the Company and the industry in which it operates;

5.	reviewed the financial and operating performance of the Company and those of other selected public companies that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions we deemed to be relevant;

7.

reviewed the current and historical market prices and trading volume for the Common Units, and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate; and

9.	discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Merger and Transaction will be consummated substantially in accordance with the terms of the Agreement without waiver or amendment of any conditions substantially thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Merger and Transaction will be consummated in a manner that complies in all respects with all applicable

880 Carillon Parkway // St. Petersburg, FL 33716

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Raymond James & Associates, Inc., member New York Stock Exchange/SIPC

Conflicts Committee of the Board of Directors

StoneMor Partners, L.P.

September 26, 2018

international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger and Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or Transaction or the Company that would be material to our analyses or this Opinion.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of September 25th, 2018 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

We express no opinion as to the underlying business decision to effect the Merger or Transaction, the structure or tax consequences of the Merger or Transaction or the availability or advisability of any alternatives to the Transaction. We provided market intelligence for comparable MLP simplification transactions to the Conflicts Committee. We did not, however, make any recommendations to the Conflicts Committee with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Merger. We did not solicit indications of interest with respect to a transaction involving the Company nor did we advise the Company with respect to its strategic alternatives. This letter does not express any opinion as to the likely trading range of StoneMor stock following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of StoneMor at that time. Our opinion is limited to the fairness, from a financial point of view, to the Unitholders of the Merger Consideration to be delivered by the Company to GP Holdings.

We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger or Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

Furthermore, we have relied, with the consent of the Special Committee, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Special Committee, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Merger and Transaction.

880 Carillon Parkway // St. Petersburg, FL 33716

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Raymond James & Associates, Inc., member New York Stock Exchange/SIPC

Conflicts Committee of the Board of Directors

StoneMor Partners, L.P.

September 26, 2018

In formulating our opinion, we have considered only what we understand to be the consideration to be paid by the Company as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the compensation received by the Company or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Merger or Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-a-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger or Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or the General Partner or the ability of the Company or the General Partner to pay their respective obligations when they come due.

The delivery of this opinion was approved by an opinion committee of Raymond James.

Raymond James will receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or the General Partner or other participants in the Transaction in the future, for which Raymond James may receive compensation; however, no agreement to provide any such services is currently in place or contemplated by us.

It is understood that this Opinion is for the information of the Conflicts Committee of the Board of Directors of StoneMor (solely in each director’s capacity as such) in evaluating the proposed Merger and does not constitute a recommendation to any unitholder of the Company regarding how said unitholder should vote on the proposed Transaction. Furthermore, this Opinion should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be reproduced or used for any other purpose without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement.

880 Carillon Parkway // St. Petersburg, FL 33716

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Raymond James & Associates, Inc., member New York Stock Exchange/SIPC

Conflicts Committee of the Board of Directors

StoneMor Partners, L.P.

September 26, 2018

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be delivered to StoneMor GP Holdings, LLC in the Merger pursuant to the Agreement is fair from a financial point of view, to the Unitholders.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

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Raymond James & Associates, Inc., member New York Stock Exchange/SIPC

Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

Amendment No. 1

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to                 .

Commission File Number: 001-32270

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Units	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K/A or any amendment to this Form 10-K/A.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of the common units held by non-affiliates of the registrant was approximately $90.5 million as of June 30, 2018 based on $6.03, the closing price per common unit as reported on the New York Stock Exchange on June 29, 2018.

The number of the registrant’s outstanding common units at March 29, 2019 was 38,260,471.

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-K/A (the “Amendment”) is being filed to amend the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Original 10-K”), filed by StoneMor Partners L.P. (the “Partnership”) with the U.S. Securities and Exchange Commission on April 3, 2019 (the “Original Filing Date”), in two respects. First, we amended Note 1 in Part II, Item 8. Financial Statements and Supplementary Data to add a tabular presentation of the reclassification adjustments discussed in the paragraph captioned “Reclassifications and Adjustments to Prior Period Financial Statements.” Second, the Report of Independent Registered Public Accounting Firm issued by Grant Thornton LLP (“Grant Thornton”) and included in such Item 8 has been amended to add a new second paragraph regarding Grant Thornton’s audit of the reclassification adjustments described in such Note 1 and to specify that the date of its report as to such Note 1 is August 28, 2019. This change to Grant Thornton’s report does not affect Grant Thornton’s unqualified opinion on the Partnership’s consolidated financial statements included in the Original 10-K or the Amendment or Grant Thornton’s qualified opinion on the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2018.

Except as described above, no changes have been made to the Original 10-K and the Amendment does not modify, amend or update in any way any of the financial or other information contained in the Original 10-K. The Amendment does not reflect events that may have occurred subsequent to the Original Filing Date.

Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the Amendment also contains new certifications pursuant to Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, which are filed and furnished herewith, respectively. Because the Amendment does not contain or amend any disclosure with respect to Items 307 and 308 of Regulation S-K, paragraphs 4 and 5 of the certifications pursuant to Section 302 have been omitted.

FORM 10-K/A OF STONEMOR PARTNERS L.P.

PART II

Item 8.	Financial Statements and Supplementary Data	B-4

PART IV

Item 15.	Exhibits and Financial Statement Schedules	B-67

	Signatures	B-76

PART II

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Unitholders

StoneMor Partners L.P.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheet of StoneMor Partners L.P. (a Delaware Partnership) and subsidiaries (the “Partnership”) as of December 31, 2018, and the related consolidated statements of operations, partners’ capital, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

We also have audited the reclassification adjustments to the 2017 financial statements to conform the presentation of consolidated results of operations to the current year presentation, as described in Note 1 under the caption Reclassifications and Adjustments to Prior Period Financial Statements. In our opinion, such reclassification adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2017 financial statements of the Company other than with respect to such reclassification adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2017 financial statements taken as a whole.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Partnership’s internal control over financial reporting as of December 31, 2018, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated April 2, 2019 expressed an adverse opinion.

Change in accounting principle

As discussed in Note 1 to the consolidated financial statements, the Partnership has changed its method of accounting for revenue recognition for the year ended December 31, 2018 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification (Topic 606), Revenue from Contracts with Customers.

Basis for opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Grant Thornton LLP

We have served as the Partnership’s auditor since 2018.

Philadelphia, Pennsylvania

April 2, 2019 (except for Note 1, as to which the date is August 28, 2019)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of StoneMor GP LLC and Unitholders of StoneMor Partners L.P.

Opinion on the Financial Statements

We have audited, before the effects of the retrospective adjustments to reflect the impact of adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as disclosed in Note 1 under captions Reclassifications and Adjustments to Prior Period Financial Statements and Recently Issued Accounting Standard Updates—Adopted in the Current Period (“Note 1”) to the consolidated financial statements, the consolidated balance sheet of StoneMor Partners L.P. and subsidiaries (the “Partnership”) as of December 31, 2017, the related consolidated statements of operations, partners’ capital, and cash flows, for the year ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”) (the 2017 financial statements before the effects of the retrospective adjustments discussed in Note 1 to the financial statements are not presented herein). In our opinion, the 2017 financial statements, before the effects of the adjustments to retrospectively apply the change in accounting discussed in Note 1 to the financial statements, present fairly, in all material respects, the financial position of the Partnership as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting discussed in Note 1 to the financial statements, and accordingly, we do not express an opinion or any other form of assurance about whether such retrospective adjustments are appropriate and have been properly applied. Those retrospective adjustments were audited by other auditors.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

July 16, 2018

We began serving as the Partnership’s auditor in 1999. In 2018 we became the predecessor auditor.

STONEMOR PARTNERS L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$18,147	$6,821
Accounts receivable, net of allowance	57,928	79,116
Prepaid expenses	4,475	4,580
Assets held for sale	757	1,016
Other current assets	17,009	21,453

Total current assets	98,316	112,986

Long-term accounts receivable, net of allowance	87,148	105,935
Cemetery property	330,841	333,404
Property and equipment, net of accumulated depreciation	112,716	114,090
Merchandise trusts, restricted, at fair value	488,248	515,456
Perpetual care trusts, restricted, at fair value	330,562	339,928
Deferred selling and obtaining costs	112,660	126,398
Deferred tax assets	86	84
Goodwill	24,862	24,862
Intangible assets	61,421	63,244
Other assets	22,241	19,695

Total assets	$1,669,101	$1,756,082

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$59,035	$43,023
Accrued interest	1,967	1,781
Current portion, long-term debt	798	1,002

Total current liabilities	61,800	45,806

Long-term debt, net of deferred financing costs	320,248	317,693
Deferred revenues	914,286	912,626
Deferred tax liabilities	6,675	9,638
Perpetual care trust corpus	330,562	339,928
Other long-term liabilities	42,108	38,695

Total liabilities	1,675,679	1,664,386

Commitments and contingencies
Partners’ (deficit) capital:
General partner interest	(4,008)	(2,959)
Common limited partners’ interest	(2,570)	94,655

Total partners’ (deficit) capital	(6,578)	91,696

Total liabilities and partners’ capital	$1,669,101	$1,756,082

See Accompanying Notes to Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Years Ended December 31,
	2018	2017
Revenues:
Cemetery:
Interments	$76,902	$75,077
Merchandise	75,412	75,602
Services	67,278	70,704
Investment and other	42,343	55,313
Funeral home:
Merchandise	25,652	27,767
Services	28,539	33,764

Total revenues	316,126	338,227

Costs and Expenses:
Cost of goods sold	54,647	51,899
Cemetery expense	78,708	76,857
Selling expense	62,538	66,083
General and administrative expense	43,081	39,111
Corporate overhead	53,281	51,964
Depreciation and amortization	11,736	13,183
Funeral home expenses:
Merchandise	6,579	7,131
Services	22,159	22,929
Other	15,787	19,743

Total costs and expenses	348,516	348,900

Gain on acquisitions and divestitures	691	858
Loss on goodwill impairment	—	(45,574)
Other losses, net	(12,195)	(2,045)

Operating loss	(43,894)	(57,434)

Interest expense	(30,602)	(27,345)

Loss from operations before income taxes	(74,496)	(84,779)

Income tax benefit	1,797	9,621

Net loss	$(72,699)	$(75,158)

General partner’s interest	$(757)	$(782)
Limited partners’ interest	$(71,942)	$(74,376)
Net loss per limited partner unit (basic and diluted)	$(1.90)	$(1.96)
Weighted average number of limited partners’ units outstanding (basic and diluted)	37,959	37,948

See Accompanying Notes to Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(dollars in thousands)

	Partners’ Capital
	Outstanding Common Units	Common Limited Partners	General Partner	Total
December 31, 2016	37,863,496	$192,268	$(1,914)	$190,354
Issuance of common units	—	744	—	744
Common unit awards under incentive plans	16,098	1,045	—	1,045
Net loss	—	(74,376)	(782)	(75,158)
Cash distributions	—	(24,282)	(263)	(24,545)
Unit distributions paid in kind	78,342	(744)	—	(744)

December 31, 2017	37,957,936	$94,655	$(2,959)	$91,696

Cumulative effect of accounting change	—	(27,805)	(292)	(28,097)

January 1, 2018	37,957,936	$66,850	$(3,251)	$63,599

Common unit awards under incentive plans	709	2,522	—	2,522
Net loss	—	(71,942)	(757)	(72,699)

December 31, 2018	37,958,645	$(2,570)	$(4,008)	$(6,578)

See Accompanying Notes to Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(72,699)	$(75,158)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	7,808	10,525
Depreciation and amortization	11,736	13,183
Provision for cancellations	7,358	6,244
Non-cash compensation expense	2,523	1,045
Non-cash interest expense	5,985	4,479
Gain on acquisitions and divestitures	(691)	(858)
Loss on goodwill impairment	—	45,574
Other losses, net	12,195	1,843
Changes in assets and liabilities:
Accounts receivable, net of allowance	4,498	(17,074)
Merchandise trust fund	4,295	46,695
Other assets	2,618	1,410
Deferred selling and obtaining costs	(4,819)	(9,508)
Deferred revenues	37,405	(9,049)
Deferred taxes, net	(2,591)	(10,439)
Payables and other liabilities	10,836	6,064

Net cash provided by operating activities	26,457	14,976

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(12,172)	(10,789)
Cash paid for acquisitions	(1,667)	—
Proceeds from divestitures	—	1,241
Proceeds from asset sales	1,276	627

Net cash used in investing activities	(12,563)	(8,921)

Cash Flows From Financing Activities:
Cash distributions	—	(24,545)
Proceeds from borrowings	29,880	103,292
Repayments of debt	(28,493)	(88,951)
Cost of financing activities	(3,955)	(1,600)

Net cash used in financing activities	(2,568)	(11,804)

Net increase (decrease) in cash and cash equivalents	11,326	(5,749)
Cash and cash equivalents—Beginning of period	6,821	12,570

Cash and cash equivalents—End of period	$18,147	$6,821

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$25,606	$22,901
Cash paid during the period for income taxes	$1,725	$2,756
Non-cash investing and financing activities:
Acquisition of assets by financing	$2,673	$2,705
Classification of assets as held for sale	$543	$1,016

See Accompanying Notes to Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	GENERAL

Nature of Operations

StoneMor Partners L.P. (the “Partnership”) is a provider of funeral and cemetery products and services in the death care industry in the United States. As of December 31, 2018, the Partnership operated 322 cemeteries in 27 states and Puerto Rico, of which 291 were owned and 31 were operated under lease, management or operating agreements. The Partnership also owned and operated 90 funeral homes, including 42 located on the grounds of cemetery properties that we own, in 17 states and Puerto Rico.

Basis of Presentation

The consolidated financial statements included in this Annual Report on Form 10-K/A have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of each of the Partnership’s 100% owned subsidiaries. These statements also include the accounts of the merchandise and perpetual care trusts in which the Partnership has a variable interest and is the primary beneficiary. The Partnership operates 31 cemeteries under long-term lease, operating or management agreements. The operations of 16 of these managed cemeteries have been consolidated.

The Partnership operates 15 cemeteries under long-term leases and other agreements that do not qualify as acquisitions for accounting purposes. As a result, the Partnership did not consolidate all of the existing assets and liabilities related to these cemeteries. The Partnership has consolidated the existing assets and liabilities of the merchandise and perpetual care trusts associated with these cemeteries as variable interest entities since the Partnership controls and receives the benefits and absorbs any losses from operating these trusts. Under the long-term leases, and other agreements associated with these properties, which are subject to certain termination provisions, the Partnership is the exclusive operator of these cemeteries and earns revenues related to sales of merchandise, services and interment rights, and incurs expenses related to such sales, including the maintenance and upkeep of these cemeteries. Upon termination of these agreements, the Partnership will retain all of the benefits and related contractual obligations incurred from sales generated during the agreement period. The Partnership has also recognized the existing customer contract-related performance obligations that it assumed as part of these agreements.

Total revenues derived from the cemeteries under these agreements totaled approximately $52.3 million and $59.0 million for the years ended December 31, 2018 and 2017, respectively.

Reclassifications and Adjustments to Prior Period Financial Statements

The following reclassifications outlined in the table below were made to the consolidated statement of operations for the year ended December 31, 2017 to conform the presentation of revenues for Cemetery Operations to the corresponding presentation in the consolidated statement of operations for the year ended December 31, 2018. These reclassifications were made primarily to (1) present revenue related to interment rights separately from Merchandise revenue and (2) to reclassify revenue related to the installation of certain cemetery merchandise items from Merchandise revenue to Services revenue. These reclassifications had no further impact on the consolidated statement of operations for the year ended December 31, 2017 and had no impact on the previously reported consolidated balance sheet as of December 31, 2017 and the consolidated statement of cash flows for the year ended December 31, 2017.

Financial Statement Line Item	2017 As Previously Reported	Reclassifications	2017 As Adjusted
Revenues:
Cemetery:
Interments	$—	$75,077	$75,077
Merchandise	159,546	(83,944)	75,602
Services	62,435	8,269	70,704
Investment and other	54,715	598	55,313

Total Cemetery Revenues	$276,696	$—	$276,696

Merger and Reorganization Agreement

On September 27, 2018, the Partnership, StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion), the Partnership will become a wholly owned subsidiary of the Company and the unitholders of the Partnership will become stockholders in the Company.

Upon the terms and subject to the conditions set forth in the Merger Agreement, GP Holdings shall contribute the 2,332,878 common units representing limited partner interests in the Partnership (the “Common Units”) owned by it (the “GP Holdings’ Common Units”) to GP and immediately following receipt thereof, GP shall contribute the GP Holdings’ Common Units to StoneMor LP Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“LP Sub”) and LP Sub shall be admitted as a limited partner of the Partnership; (ii) GP shall convert into the Company (the “Conversion”) and all of the limited liability company interests of GP held by GP Holdings prior to the Conversion shall be canceled; (iii) as part of the Conversion and before giving effect to the Merger (as defined below), GP Holdings will be the sole stockholder of StoneMor Inc. and, as consideration for the Conversion and the Merger, will receive 2,332,878 shares of common stock, par value $0.01 per share, of StoneMor Inc. (the “Company Shares”) (subject to adjustment as provided in the Merger Agreement) with respect to the 2,332,878 Common Units held by LP Sub immediately prior to the Conversion, and 2,950,000 Company Shares (the “General Partner Shares”) (also subject to adjustment as provided in the Merger Agreement) with respect to the 1.04% general partner interest, the incentive distribution rights and the governance and all other economic and other rights associated with the general partner interest held indirectly by GP Holdings through the GP immediately prior to the Conversion.

Pursuant to the Merger Agreement, (i) any then outstanding awards of phantom units granted to a member of the GP Board under the StoneMor Partners L.P. Long-Term Incentive Plan(as amended April 19, 2010) (the “2004 Partnership Equity Plan”), (ii) any then outstanding award of Phantom Units granted to a member of the GP Board under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan (the “2014 Partnership Equity Plan”),

which was also renamed the StoneMor Amended and Restated 2018 Long-Term Incentive Plan (the “Restated Plan”), (iii) any then outstanding award of Phantom Units that is not a 2004 Director Deferred Phantom Unit Award or a 2014 Director Deferred Phantom Unit Award granted under either the 2004 Partnership Equity Plan or the 2014 Partnership Equity Plan (a “Phantom Award”), (iv) any then outstanding award of restricted units (“Restricted Units”) granted under the 2014 Partnership Equity Plan, (v) any then outstanding award of unit appreciation rights (“UARs”) granted under the 2004 Partnership Equity Plan (a “UAR Award”) shall, without any required action on the part of the holder thereof, be assumed by the Company and converted into an award denominated in Company Shares.

At the Effective Time, Merger Sub shall be merged with and into the Partnership (the “Merger”), with the Partnership surviving and with the Company as its sole general partner and LP Sub as its sole holder of Common Units and each outstanding Common Unit, including certain phantom units granted to members of the GP Board under the 2004 Partnership Equity Plan but excluding any Common Units held by LP Sub, being converted into the right to receive one Company Share. All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become limited partner interests in the surviving entity. Following the Effective Time, the general partnership interests in the Partnership issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged subject to such changes as are set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 9, 2008, as amended as of November 3, 2017 (the “LPA”), and the Company shall continue to be the sole general partner of the Partnership.

Per the terms of the Merger Agreement each Party shall bear its own expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation and delivery of the Merger Agreement and compliance therewith, whether or not the transactions contemplated by the Merger Agreement are effected. The Partnership has incurred $2.1 million in legal and other expenses for the transactions contemplated by the Merger Agreement through December 31, 2018.

Uses and Sources of Liquidity

The Partnership’s primary sources of liquidity are cash generated from operations and borrowings under its revolving credit facility. As a master limited partnership (“MLP”), the Partnership’s primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of its operating strategy, the Partnership expects to fund:

•	working capital deficits through cash generated from operations, additional borrowings, and sales of underperforming properties;

•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations, additional borrowings or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution relates (see “Summary of Significant Accounting Policies” section below regarding revenue recognition), which will reduce the amount of additional borrowings or asset sales needed; and

•

any cash distributions the Partnership is permitted and determines to pay in accordance with its partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While the Partnership relies heavily on its cash flows from operating activities and borrowings under its credit facility to execute its operational strategy and meet its financial commitments and other short-term financial needs, the Partnership cannot be certain that sufficient capital will be generated through operations or available to the Partnership to the extent required and on acceptable terms. Moreover, although the Partnership’s cash flows from operating activities have been positive, the Partnership has experienced negative financial trends which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

the Partnership has continued to incur net losses for the years ended December 31, 2018 and 2017 and has an accumulated deficit as of December 31, 2018, due to an increased competitive environment, an increase in professional fees and compliance costs and an increase in consulting fees associated with the Partnership’s adoption and implementation of the Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers incurred in the year ended December 31, 2018 and 2017;

•

decline in billings coupled with the increase in professional, compliance and consulting expenses, tightened the Partnership’s liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated the Partnership’s ability to pay distributions;

•

the Partnership’s failure to comply with certain debt covenants required by the Partnership’s credit facility due to the Partnership’s inability to complete a timely filing of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as exceeding of the maximum consolidated leverage ratio financial covenant for the quarters ended December 31, 2017 and March 31, 2018, exceeding the maximum consolidated secured net leverage ratio financial covenant for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018 and not being able to achieve the minimum consolidated fixed charge coverage ratio for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018. As further disclosed in the credit facility subsection in Note 10 Long-Term Debt, these failures constituted defaults that the Partnership’s lenders agreed to waive; and

•

the provision for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

During 2018 and to date in 2019, the Partnership has implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period, which includes the January 2019 Restructuring actions as further discussed in Note 19 Subsequent Events;

•

the Partnership engaged a financial advisor to advise the Partnership in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility including debt and equity financing vehicles, however, at this time the Partnership has no commitments to obtain any additional funds, and there can be no such assurance such funds will be available on acceptable terms or at all;

•	complete sales of certain assets and businesses to provide supplemental liquidity; and

•	for the reasons disclosed above, the Partnership was not in compliance with certain of its amended credit facility covenants as of December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018

and December 31, 2018. These failures constituted defaults that the lenders agreed to waive pursuant to the Sixth Amendment and Waiver, the Seventh Amendment and Waiver and the Eighth Amendment and Waiver to the Partnership’s credit facility on June 12, 2018, July 13, 2018 and February 4, 2019, respectively, as disclosed in the credit facility subsection in Note 10 Long-Term Debt and in Note 19 Subsequent Events. Moreover, based on the Partnership’s forecasted operating performance, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, the Partnership does not believe it is probable that the Partnership will further breach the covenants under its amended credit facility for the next twelve-month period. However, there is no certainty that the Partnership’s actual operating performance and cash flows will not be substantially different from forecasted results, and no certainty the Partnership will not need further amendments to its credit facility in the future. Factors that could impact the significant assumptions used by the Partnership in assessing its ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

•	being unable to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If the Partnership’s planned and implemented actions are not completed and cash savings realized and the Partnership fails to improve its operating performance and cash flows, or the Partnership is not able to comply with the covenants under its amended credit facility, the Partnership may be forced to limit its business activities, implement further modifications to its operations, further amend its credit facility and/or seek other sources of capital, and the Partnership may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact the Partnership’s access to inventory or services that are important to the operation of the Partnership’s business. Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Partnership’s revolving credit facility prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on the Partnership’s results of operations and financial condition. The ability of the Partnership to meets its obligations at December 31, 2018, and to continue as a going concern is dependent upon achieving the action plans noted above. The consolidated financial statements for the year ended December 31, 2018 were prepared on the basis of a going concern which contemplates that the Partnership will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should the Partnership be required to liquidate its assets. The ability of the Partnership to meet its obligations at December 31, 2018, and to continue as a going concern is dependent upon the availability of a refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility, continued ability to manage expenses and increased sales. As such, the consolidated financial statements included in this Annual Report on Form 10-K/A do not include any adjustments that might result from the outcome of these uncertainties.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Partnership’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, as well as the reported amounts of revenue and expense during the reporting periods. The Partnership’s consolidated financial statements are based on a number of significant estimates, including revenue and expense accruals, depreciation and amortization, merchandise trust and perpetual care trust asset valuation, allowance for cancellations, unit-based compensation, deferred revenues, deferred merchandise trust investment earnings, deferred selling and obtaining costs, assets and liabilities obtained through business combinations, income taxes, hurricane-related losses and goodwill including any interim assessment for impairment. As a result, actual results could differ from those estimates.

Revenues

The Partnership’s revenues are derived from contracts with customers through sale and delivery of death care products and services. Primary sources of revenue are derived from (1) cemetery and funeral home operations generated both at the time of death (“at-need”) and prior to the time of death (“pre-need”), classified on the Statements of Operations as Interments, Merchandise and Services and (2) investment income which includes income earned on assets maintained in perpetual care and merchandise trusts related to sales of cemetery and funeral home merchandise and services occurring prior to the time of death and required to be maintained in the trust by state law as well as interest earned on pre-need installment contracts. Investment income is presented within Investment and other for Cemetery revenue and Services for Funeral home revenue

Cemetery and Funeral Home Operations

Revenue is measured based on the consideration specified in a contract with a customer, and is net of any sales incentives and amounts collected on behalf of third parties. Pre-need contracts are price guaranteed, providing for future merchandise and services at prices prevailing when the agreements are signed. The Partnership recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer.

Sales taxes assessed by a governmental authority are excluded from revenue.

Any shipping and handling costs that are incurred after control over a product has transferred to a customer are accounted for as a fulfillment cost and are included in cost of goods sold.

Investment income is earned on certain payments received from the customer on pre-need contracts, which are required by law to be deposited into the merchandise and service trusts. Amounts are withdrawn from the merchandise trusts when the Partnership fulfills the performance obligations. Earnings on these trust funds, which are specifically identifiable for each performance obligation, are also included in total transaction price. Pre-need contracts are generally subject to financing arrangements on an installment basis, with a contractual term not to exceed 60 months. Interest income is recognized utilizing the effective interest method. For those contracts that do not bear a market rate of interest, the Partnership imputes such interest based upon the prime rate at the time of origination plus 375 basis points in order to segregate the principal and interest component of the total contract value. The Partnership has elected to not adjust the transaction price for the effects of a significant financing component for contracts that have payment terms under one year.

At the time of a non-cancellable pre-need sale, the Partnership records an account receivable in an amount equal to the total contract value less unearned finance income and any cash deposit paid. The revenue from both the sales and interest income from trusted funds are deferred until the merchandise is delivered or the services are performed. For a sale in a cancellable state, an account receivable is only recorded to the extent control has transferred to the customer for interment rights, merchandise or services for which the Partnership has not collected cash. The amounts collected from customers in states in which pre-need contracts are cancellable may be subject to refund provisions. The Partnership estimates the fair value of its refund obligation under such contracts on a quarterly basis and records such obligations within the other long-term liabilities line item on its Condensed Consolidated Balance Sheet.

Nature of Goods and Services

The following is a description of the principal activities, separated by reportable segments, from which the Partnership generates its revenue. As discussed more fully in Note 18 Segment Information, the Partnership operates two reportable segments: Cemetery Operations and Funeral Home Operations.

Cemetery Operations

The Cemetery Operations segment principally generates revenue from (1) providing rights to inter remains in a specific cemetery property inventory space such as burial lots and constructed mausoleum crypts (“Interments”), (2) sales of cemetery merchandise which includes markers (i.e., method of identifying a deceased person in a burial space, crypt or niche), base (i.e., the substrate upon which a marker is placed), vault (i.e., a container installed in the burial lot in which the casket is placed), caskets, cremation niches and other cemetery related items (“Merchandise”) and (3) service revenues, including opening and closing (“O&C”), a service of digging and refilling burial spaces to install the burial vault and place the casket into the vault, cremation services and fees for installation of cemetery merchandise (“Services”). Products and services may be sold separately or in packages. For packages, the Partnership accounts for individual products and services separately as they are distinct (i.e., the product or service is separately identifiable from other items in the package and the customer can benefit from it on its own or with other resources that are readily available to the customer). The consideration (including any discounts) is allocated among separate products and services in a package based on their relative stand-alone selling prices. The stand-alone selling price is determined by management based upon local market conditions and reasonable ranges for both merchandise and services which is the best estimate of the stand-alone price. For items that are not sold separately (e.g., second interment rights), the Partnership estimates stand-alone selling prices using the best estimate of market value. The Partnership estimated the stand-alone selling price using inputs such as average selling price and list price broken down by each geographic location. Additionally the Partnership considered typical sales promotions that could have impacted the stand-alone selling price estimates.

Interments revenue is recognized when control transfers, which is when the property is available for use by the customer. For pre-construction mausoleum contracts, the Partnership will only recognize revenue once the property is constructed and the customer has obtained substantially all of the remaining benefits of the property. Sales taxes collected are recognized on a net basis in our condensed consolidated financial statements.

Merchandise revenue and deferred investment earnings on merchandise trusts are recognized when a customer obtains control of the product. This usually occurs when the customer takes possession of the product (title has transferred to the customer and the merchandise is either installed or stored, at the direction of the customer, at the vendor’s warehouse or a third-party warehouse at no additional cost to the Partnership). The amount of revenue recognized is adjusted for expected refunds, which are estimated based on applicable law, general business practices and historical experience observed specific to the respective performance obligation. The estimate of the refund obligation is reevaluated on a quarterly basis. In addition, we are entitled to retain, in certain jurisdictions, a portion of collected customer payments when a customer cancels a pre-need contract; these amounts are also recognized in revenue at the time the contract is cancelled.

Service revenue is recognized when the services are performed and the performance obligation is thereby satisfied.

The cost of goods sold related to merchandise and services reflects the actual cost of purchasing products and performing services and the value of cemetery property depleted through the recognized sales of interment rights. The costs related to the sales of lots and crypts are determined systematically using a specific identification method under which the total value of the underlying cemetery property and the lots available to be sold at the location are used to determine the cost per lot.

Funeral Home Operations

Our Funeral Home Operations segment principally generates revenue from (1) sales of funeral home merchandise which includes caskets and other funeral related items (“Merchandise”) and (2) service revenues, including services such as family consultation, the removal of and preparation of remains and the use of funeral home facilities for visitation and services of remembrance (“Services”). Our funeral home operations also include revenues related to the sale of term and whole life insurance on an agency basis, in which we earn a commission from the sales of these policies. Insurance commission revenue is reported within service revenues. Products and services may be sold separately or in packages. For packages, the Partnership accounts for individual products and services separately as they are distinct (i.e., the product or service is separately identifiable from other items in the package and the customer can benefit from it on its own or with other resources that are readily available to the customer). The consideration (including any discounts) is allocated among separate products and services based on their relative stand-alone selling prices. The relative stand-alone selling price is determined by management’s best estimate of the stand-alone price based upon the list price at each location. Funeral Home Operations primarily generate revenues from at-need sales.

Merchandise revenue is recognized when a customer obtains control of the product. This usually occurs when the customer takes possession of the product (title has transferred to the customer and the merchandise is either installed or stored, at the direction of the customer, at the vendor’s warehouse or a third-party warehouse). The amount of revenue recognized is adjusted for expected refunds, which are estimated based on applicable law, general business practices and historical experience observed specific to the respective performance obligations. The estimate of the refund obligation is reevaluated on a quarterly basis.

Service revenue is recognized when the services are performed and the performance obligation is thereby satisfied.

Costs related to the delivery or performance of merchandise and services are charged to expense when merchandise is delivered or services are performed.

Deferred Selling and Obtaining Costs

The Partnership defers certain costs (i.e., commissions and bonuses) that are incremental to obtaining pre-need cemetery and funeral contracts. The Partnership calculates the deferred selling costs asset by dividing total deferred selling and obtaining expenses by total deferrable revenues and multiplying such percentage by the periodic change in gross deferred revenues. Such costs are recognized when the associated performance obligation is fulfilled based upon the net change in deferred revenues. All other selling costs are expensed as incurred. Additionally, the Partnership has elected the practical expedient of not recognizing incremental costs to obtain as incurred when the amortization period otherwise would have been one year or less.

As of December 31, 2018, we had $112.7 million in deferred incremental direct selling costs included in Deferred charges and other assets. These deferred costs are classified as long-term on our Condensed Consolidated Balance Sheet because the Partnership does not control the timing of the delivery of the merchandise or performance of the services as they are generally provided at the time of need. During the year ended December 31, 2018, the Partnership recognized $4.8 million from deferred incremental direct selling costs.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments purchased with an original maturity of three months or less from the time they are acquired to be cash equivalents.

Accounts Receivable, Net of Allowance

The Partnership sells pre-need cemetery contracts whereby the customer enters into arrangements for future merchandise and services prior to the time of need. These sales are usually made using interest-bearing installment contracts not to exceed 60 months. The interest income is recorded as revenue when the interest amount is considered realizable and collectible, which typically coincides with cash payment. Interest income is not recognized until payments are collected in accordance with the contract. At the time of a pre-need sale, the Partnership records an account receivable in an amount equal to the total contract value less unearned finance income and any cash deposit paid, net of an estimated allowance for customer cancellations. The Partnership recognizes an allowance for cancellation of these receivables based upon its historical experience, which is recorded as a reduction in accounts receivable and a corresponding offset to deferred revenues. The Partnership recognizes an allowance for cancellation of receivables related to recognized contracts as an offset to revenue.

Management evaluates customer receivables for impairment based upon its historical experience, including the age of the receivables and the customers’ payment histories.

Assets Held for Sale

We classify our assets or entities as held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset or entity;

•	the asset or entity is available for immediate sale in its present condition;

•	an active program to locate a buyer and other actions required to complete the plan to sell have been initiated;

•	the sale is probable and transfer is expected to be completed within one year;

•	the asset or entity is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

When the disposals of an entity or components of an entity that are classified as held for sale represent a strategic shift that has, or will have, a major effect on an entity’s operations and financial results, we account for such disposals as discontinued operations. Otherwise, when the held for sale criteria is met but the disposal does not meet the criteria to be treated as discontinued operations, the assets or disposal group are reclassified from the corresponding balance sheet line items to held for sale. Assets classified as held for sale are carried at the lower of cost or market, with any gain or loss recorded in “Other losses, net” in the condensed consolidated statement of operations.

The Partnership classified certain assets of two cemeteries and two funeral homes at December 31, 2018 and two cemeteries and three funeral homes at December 31, 2017 as held for sale. The contributions of revenues and earnings by these assets in 2018 and 2017 were not material. Assets held for sale consisted of the following at the date indicated (in thousands):

	2018	2017
Cemetery property	$350	$128
Buildings and improvements	407	718
Funeral home land	—	170

Assets held for sale	$757	$1,016

Cemetery Property

Cemetery property consists of developed and undeveloped cemetery land, constructed mausoleum crypts and lawn crypts and other cemetery property. Cemetery property is stated at cost or, upon acquisition of a business, at the fair value of the assets acquired.

Property and Equipment

Property and equipment is stated at cost or, upon acquisition of a business, at the fair value of the assets acquired and depreciated on a straight-line basis. Maintenance and repairs are charged to expense as incurred, whereas additions and major replacements are capitalized and depreciation is recorded over their estimated useful lives as follows:

Buildings and improvements	10 to 40 years
Furniture and equipment	3 to 10 years
Leasehold improvements	over the shorter of the term of the lease or the life of the asset

Merchandise Trusts

Pursuant to state law, a portion of the proceeds from pre-need sales of merchandise and services is put into trust (the “merchandise trust”) until such time that the Partnership meets the requirements for releasing trust principal, which is generally delivery of merchandise or performance of services. All investment earnings generated by the assets in the merchandise trusts (including realized gains and losses) are deferred until the associated merchandise is delivered or the services are performed (see Note 7).

Perpetual Care Trusts

Pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. The perpetual care trust principal does not belong to the Partnership and must remain in this trust in perpetuity, while interest and dividends may be released and used to defray cemetery maintenance costs, which are expensed as incurred. The Partnership consolidates the trust into its financial statements because the trust is considered a variable interest entity for which the Partnership is the primary beneficiary. Earnings from the perpetual care trusts are recognized in current cemetery revenues (see Note 8).

Fair Value Measurements

The Partnership measures the available-for-sale securities held by its merchandise and perpetual care trusts at fair value on a recurring basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Partnership utilizes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of the asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2—inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The categorization of the asset or liability within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. For additional disclosures for all of our available-for-sale securities, see Note 7 and Note 8.

Inventories

Inventories are classified within other current assets on the Partnership’s consolidated balance sheets and include cemetery and funeral home merchandise valued at the lower of cost or net realizable value. Cost is determined primarily on a specific identification basis using a first-in, first-out method. Inventories were approximately $7.5 million and $12.1 million at December 31, 2018 and 2017, respectively. Refer to Note 3 Impairment and Other Losses, for further information regarding impairment of inventories.

Impairment of Long-Lived Assets

The Partnership monitors the recoverability of long-lived assets, including cemetery property, property and equipment and other assets, based on estimates using factors such as current market value, future asset utilization, business and regulatory climate and future undiscounted cash flows expected to result from the use of the related assets, at a location level. The Partnership’s policy is to evaluate an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. An impairment charge is recorded to write-down the asset to its fair value if the sum of future undiscounted cash flows is less than the carrying value of the asset.

Other-Than-Temporary Impairment of Trust Assets

The Partnership determines whether or not the impairment of a fixed maturity debt security is other-than-temporary by evaluating each of the following:

•	Whether it is the Partnership’s intent to sell the security. If there is intent to sell, the impairment is considered to be other-than-temporary.

•

If there is no intent to sell, the Partnership evaluates if it is not more likely than not that it will be required to sell the debt security before its anticipated recovery. If the Partnership determines that it is more likely than not that it will be required to sell an impaired investment before its anticipated recovery, the impairment is considered to be other-than-temporary.

The Partnership further evaluates whether or not all assets in the trusts have other-than-temporary impairments based upon a number of criteria including the severity of the impairment, length of time a security has been in a loss position, changes in market conditions and concerns related to the specific issuer.

If an impairment is considered to be other-than-temporary, the cost basis of the security is adjusted downward to its fair value.

For assets held in the perpetual care trusts, any reduction in the cost basis due to an other-than-temporary impairment is offset with an equal and opposite reduction in the perpetual care trust corpus and has no impact on earnings.

For assets held in the merchandise trusts, any reduction in the cost basis due to an other-than-temporary impairment is recorded in deferred revenue.

Goodwill

The Partnership tests goodwill for impairment at least annually or if impairment indicators arise by comparing its reporting units’ estimated fair values to carrying values. Because quoted market prices for the reporting units are not available, the Partnership’s management must apply judgment in determining the estimated fair value of these reporting units.

The Partnership’s management uses all available information to make these fair value determinations, including the present values of expected future cash flows using discount rates commensurate with the risks involved in the Partnership’s assets and the available market data of the industry group. A key component of these fair value determinations is a reconciliation of the sum of the fair value calculations to the Partnership’s market capitalization. The observed market prices of individual trades of an entity’s equity securities (and thus its computed market capitalization) may not be representative of the fair value of the entity as a whole. Management will continue to evaluate goodwill at least annually, or more frequently if events or circumstances indicate that the carrying value of a reporting unit exceeds its fair value.

In the fourth quarter of 2017, the Partnership early adopted ASU 2017-04, Intangibles-Goodwill and Other (Topic 350) which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Instead, impairment is defined as the amount by which the carrying value of the reporting unit exceeds its fair value, up to the total amount of goodwill. Additionally, during the fourth quarter of 2018, we changed our annual goodwill impairment test date from December 31st to October 1st, which necessitated completing a test as of October 1, 2018 so that no more than 12 months elapsed between annual tests.

Intangible Assets

The Partnership has other acquired intangible assets, most of which have been recognized as a result of acquisitions and long-term lease, management and operating agreements. The Partnership amortizes these intangible assets over their estimated useful lives and periodically tests them for impairment.

Accounts Payable and Accrued Liabilities

The Partnership records liabilities for expenses incurred related to the current period in accounts payable and accrued liabilities on the Partnership’s consolidated balance sheets. At December 31, 2018 and 2017, accounts payable and accrued liabilities was comprised of accounts payable of $29.8 million and $18.5 million, respectively, accrued expenses of $21.7 million and $15.9 million, respectively, benefits and payroll liabilities of $6.9 million and $5.7 million, respectively, and tax liabilities of $3.1 million and $2.9 million, respectively. The $5.6 million increase in accrued expenses related to professional fee expenses.

Deferred Revenues

Revenues from the sale of services and merchandise as well as any investment income from the merchandise trusts is deferred until such time that the services are performed or the merchandise is delivered.

In addition to amounts deferred on new contracts and investment income and unrealized gains on our merchandise trusts, deferred revenues include deferred revenues from pre-need sales that were entered into by entities prior to the Partnership’s acquisition of those entities or the assets of those entities. The Partnership provides for a profit margin for these deferred revenues to account for the projected future costs of delivering products and providing services on pre-need contracts that the Partnership acquired through acquisition. These revenues and their associated costs are recognized when the related merchandise is delivered or services are performed and are presented on a gross basis on the consolidated statements of operations.

Income Taxes

The Partnership is not subject to U.S. federal and most state income taxes. The partners of the Partnership are liable for income tax in regard to their distributive share of the Partnership’s taxable income. Such taxable income may vary substantially from net income reported in the accompanying consolidated financial statements. Certain corporate subsidiaries are subject to federal and state income tax. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership records a valuation allowance against its deferred tax assets if it deems that it is more likely than not that some portion or all of the recorded deferred tax assets will not be realizable in future periods.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act made broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property, changing the lives of post-2017 net operating loss carryovers and imposing limitations on deductibility of certain executive compensation.

Net Loss per Common Unit

Basic net income (loss) attributable to common limited partners per unit is computed by dividing net income (loss) attributable to common limited partners, which is determined after the deduction of the general partner’s interest, by the weighted average number of common limited partner units outstanding during the period. Net income (loss) attributable to common limited partners is determined by deducting net income (loss) attributable to participating securities, if applicable, and net income (loss) attributable to the general partner’s units. The general partner’s interest in net income (loss) is calculated on a quarterly basis based upon its units and incentive distributions to be distributed for the quarter, with a priority allocation of net income to the general partner’s incentive distributions, if any, in accordance with the partnership agreement, and the remaining net income (loss) allocated with respect to the general partner’s and limited partners’ ownership interests.

The Partnership presents net income (loss) per unit under the two-class method for master limited partnerships, which considers whether the incentive distributions of a master limited partnership represent a participating security when considered in the calculation of earnings per unit under the two-class method. The two-class method considers whether the partnership agreement contains any contractual limitations concerning distributions to the incentive distribution rights that would impact the amount of earnings to allocate to the incentive distribution rights for each reporting period. If distributions are contractually limited to the incentive distribution rights’ share of currently designated available cash for distributions as defined under the partnership agreement, undistributed earnings in excess of available cash should not be allocated to the incentive distribution rights. Under the two-class method, management of the Partnership believes the partnership agreement contractually limits cash distributions to available cash; therefore, undistributed earnings in excess of available cash are not allocated to the incentive distribution rights.

The following is a reconciliation of net income (loss) allocated to the common limited partners for purposes of calculating net income (loss) attributable to common limited partners per unit (in thousands):

	Years Ended December 31,
	2018	2017
Net loss	$(72,699)	$(75,158)
Less: Incentive distribution right (“IDR”) payments to general partner	—	—

Net loss to allocate to general and limited partners	(72,699)	(75,158)
General partner’s interest excluding IDRs	(757)	(782)

Net loss attributable to common limited partners	$(71,942)	$(74,376)

Diluted net income (loss) attributable to common limited partners per unit is calculated by dividing net income (loss) attributable to common limited partners, less income allocable to participating securities, by the sum of the weighted average number of common limited partner units outstanding and the dilutive effect of unit awards, as calculated by the treasury stock or if converted methods, as applicable. These awards consist of common units that are contingently issuable upon the satisfaction of certain vesting conditions and common units issuable upon the exercise of certain unit appreciation rights awards under the terms of the Partnership’s long-term incentive plans (see Note 13).

The following table sets forth the reconciliation of the Partnership’s weighted average number of common limited partner units used to compute basic net income (loss) attributable to common limited partners per unit with those used to compute diluted net income (loss) attributable to common limited partners per unit (in thousands):

	Years Ended December 31,
	2018	2017
Weighted average number of common limited partner units—basic	37,959	37,948
Add effect of dilutive incentive awards (1)	—	—

Weighted average number of common limited partner units—diluted	37,959	37,948

(1)

The diluted weighted average number of limited partners’ units outstanding presented on the consolidated statement of operations does not include 1,333,572 units and 289,937 units for the years ended December 31, 2018 and 2017, respectively, as their effects would be anti-dilutive.

Recently Issued Accounting Standard Updates—Adopted in the Current Period

Revenue

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 outlines a single comprehensive model for companies to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In addition, these updates enhance the disclosure requirements relating to revenue recognition and related cash flows. Additionally, the new revenue standard (“ASC 606”) requires the deferral of incremental direct selling costs to the period in which the related revenue is recognized. ASC 606, the new revenue standard, was effective for annual reporting periods (including interim reporting periods within those periods) beginning January 1, 2018.

The Partnership adopted the new revenue standard as of January 1, 2018 using the modified retrospective method and applying the new standard to all contracts with customers. Therefore, the comparative financial information has not been restated and continues to be reported under the accounting standards in effect that period. The Partnership elected to aggregate the effects of all contract modifications that occurred prior to the date of adoption when (i) identifying the satisfied and unsatisfied performance obligations, (ii) determining the transaction price and (iii) allocating the transaction price to the satisfied and unsatisfied performance obligations, rather than retrospectively restating the contracts for those modifications.

The new revenue standard, as amended, requires that we recognize revenue in the amount to which we expect to be entitled for delivery of promised goods and services to our customers. The new revenue standard also resulted in enhanced revenue-related disclosures, including any significant judgments and changes in judgments. Additionally, the new revenue standard requires the deferral of incremental direct selling costs to the period in which the related revenue is recognized.

The standard primarily impacts the manner in which we recognize (a) certain nonrefundable up-front fees and (b) incremental costs to acquire pre-need and at-need contracts (i.e., selling costs). The nonrefundable fees will be deferred and recognized as revenue when the underlying goods and services are delivered to the customer. The incremental direct selling costs will be deferred and recognized by specific identification upon the delivery of the underlying goods and services. The Partnership recorded a total net impact of $28.1 million decrease to the opening balance sheet of partners’ capital which was comprised of the adjustment to deferred revenue, the adjustment to deferred selling expense, establishment of the refund liability and the corresponding tax impact. Further, under the new revenue standard, the amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts may only be recognized to the extent that control has transferred to the customer for interments, merchandise or services for which the Partnership has not collected cash. Accordingly, we reclassified approximately $11.4 million of accounts receivable, net of allowance and $14.1 million of long-term receivables, net of allowance for a total of $25.5 million for unfulfilled performance obligations on cancelable preneed contracts to deferred revenue, net. As a result of adoption of the new revenue standard, we have also eliminated our previous cancellation reserve on these performance obligations in the amount of $12.9 million, which resulted in an increase in deferred revenue and accounts receivable.

As noted above, due to the adoption of ASC 606, the Partnership recorded a $6.4 million decrease to the opening balance of partners’ capital primarily related to the timing of the recognition of nonrefundable upfront fees partially offset by an increase to the opening balance of partners’ capital due to the timing of revenue recognition for interment rights which are now recognized when the property is available for use by the customer.

The Partnership recorded an $18.6 million decrease to the opening balance of partners’ capital due to the write-down of certain recoverable selling and obtaining costs that were determined not to be incremental costs to acquire under ASC 606.

In addition, the Partnership established a $2.1 million reserve representing the fair value of the refund obligation that may arise due to state law provisions that include a guarantee of customer funds collected on unfulfilled performance obligations and maintained in trust, which may be refundable due to the exercise of customer cancellation rights. As a result, the Partnership recorded a $3.5 million decrease to the opening balance of partners’ capital and an increase in Other Long-Term Liabilities.

Additionally, the Partnership recognized a tax benefit of $0.4 million as a result of adoption, which was an increase to the opening balance of partners’ capital.

The information presented for the period prior to January 1, 2018 has not been restated and is reported under FASB ASC 605.

The cumulative effect of adopting the new revenue standard impacted the Partnership’s consolidated January 1, 2018 balance sheet as follows (in thousands):

Balance Sheet	Balance as of December 31, 2017	Impact of Adoption of FASB ASC 606	Balance as of January 1, 2018
Assets
Current Assets:
Cash and cash equivalents	$6,821	$—	$6,821
Accounts receivable, net of allowance	79,116	(6,122)	72,994
Prepaid expenses	4,580	—	4,580
Assets held for sale	1,016	—	1,016
Other current assets	21,453	—	21,453

Total current assets	112,986	(6,122)	106,864

Long-term accounts receivable—net of allowance	105,935	(6,527)	99,408
Cemetery property	333,404	(2,020)	331,384
Property and equipment, net of accumulated depreciation	114,090	—	114,090
Merchandise trusts, restricted, at fair value	515,456	—	515,456
Perpetual care trusts, restricted, at fair value	339,928	—	339,928
Deferred selling and obtaining costs	126,398	(18,557)	107,841
Deferred tax assets	84	7	91
Goodwill	24,862	—	24,862
Intangible assets	63,244	—	63,244
Other assets	19,695	—	19,695

Total assets	$1,756,082	$(33,219)	$1,722,863

Liabilities and partners’ capital
Current liabilities
Accounts payable and accrued liabilities	$43,023	$1,329	$44,352
Accrued interest	1,781	—	1,781
Current portion, long-term debt	1,002	—	1,002

Total current liabilities	45,806	1,329	47,135
Long-term debt, net of deferred financing costs	317,693	—	317,693
Deferred revenues, net	912,626	(9,558)	903,068
Deferred tax liabilities	9,638	(367)	9,271
Perpetual care trust corpus	339,928	—	339,928
Other long term liabilities	38,695	3,474	42,169

Total liabilities	1,664,386	(5,122)	1,659,264

Partners’ capital
General partner	(2,959)	(292)	(3,251)
Common partner	94,655	(27,805)	66,850

Total partners’ equity	91,696	(28,097)	63,599

Total liabilities and partners’ equity	$1,756,082	$(33,219)	$1,722,863

In accordance with FASB ASC 606 under the modified retrospective approach, the Partnership is required to disclose the impact of the new revenue standard by comparing the results of the current reporting period under FASB ASC 605. The impact of adopting ASC 606 on the Partnership’s condensed consolidated statement of operations for the year ended December 31, 2018 is as follows:

	Year Ended December 31, 2018
Statement of Operations	As Reported Under FASB ASC 606	Balances if Reported Under FASB ASC 605	Impact of Adoption
Revenues:
Cemetery:
Interments	$76,902	$69,111	$7,791
Merchandise	75,412	69,578	5,834
Services	67,278	68,642	(1,364)
Investment and other	42,343	53,787	(11,444)
Funeral home:	—
Merchandise	25,652	25,540	112
Services	28,539	28,998	(459)

Total revenues	$316,126	$315,656	$470

Costs and Expenses:
Cost of goods sold	$54,647	$55,934	$(1,287)
Cemetery expenses	78,708	78,708	—
Selling expense	62,538	60,763	1,775
General and administrative expense	43,081	42,720	361
Corporate overhead	53,281	53,281	—
Depreciation and amortization	11,736	11,736	—
Funeral home expenses:	—
Merchandise	6,579	6,579	—
Services	22,159	22,201	(42)
Other	15,787	15,755	32

Total costs and expenses	$348,516	$347,677	$839

Gain on acquisitions and divestitures	$691	$691
Other losses, net	(12,195)	(12,195)	—
Interest expense	(30,602)	(30,602)	—

Loss before income taxes	(74,496)	(74,127)	(369)
Income tax benefit (expense)	1,797	1,314	483

Net loss	$(72,699)	$(72,813)	$114

The impact of the adoption on the December 31, 2018 balance sheet was not material. The cumulative impact of the adoption on the statement of cash flows only impacted certain line items in cash flows from operating activities. Total net cash provided by operating activities did not change as a result of the adoption. The decreased net loss of $0.1 million for the year ended December 31, 2018, respectively, was offset by changes in costs of lots sold, provision for bad debt, and changes in the balances of accounts receivable, deferred selling and obtaining cost, deferred revenues and deferred taxes, net.

Financial Instruments

In the first quarter of 2016, the FASB issued Update No. 2016-01, Financial Instruments (Subtopic 825-10) (“ASU 2016-01”). The core principle of ASU 2016-01 is that all equity investments should be measured at fair value with changes in the fair value recognized through operations. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application was not permitted for the key aspects of the amendment. The adoption of ASU 2016-01 on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures. These changes in fair value will be offset by a corresponding change in deferred merchandise trust gains (losses) within “Deferred revenues, net” and in “Perpetual care trust corpus” on the Partnership’s condensed consolidated balance sheet.

In the first quarter of 2018, the FASB issued Update No. 2018-03, Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2018-03”). The amendments clarify certain aspects of the guidance in Update 2016-01. The adoption of ASU 2018-03 on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Cash Flows

In the third quarter of 2016, the FASB issued Update No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The core principle of ASU 2016-15 is to provide cash flow statement classification guidance. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

In the fourth quarter of 2016, the FASB issued Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The core principle of ASU 2016-18 is to provide guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Business Combinations

In the first quarter of 2017, the FASB issued Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments were effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Income Taxes

In the first quarter of 2018, the FASB issued Update No. 2018-05, Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”). The amendments in this update added various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118. The amendment was effective upon issuance. The adoption of ASU 2018-05 on January 1, 2018, did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Recently Issued Accounting Standard Updates—Not Yet Effective as of December 31, 2018

Presentation

In August 2018, the Securities and Exchange Commission (“SEC”) adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of shareholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The final rule was effective on November 5, 2018, as such, the Partnership plans to use the new presentation of a condensed consolidated statement of shareholders’ equity within its interim financial statements beginning in its Form 10-Q for the quarter ending March 31, 2019. Other than the new presentation, the Partnership does not anticipate any material impact to its consolidated financial statements and related disclosures upon adoption.

Leases

In the first quarter of 2016, the FASB issued Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The core principle of ASU 2016-02 is that all leases create an asset and a liability for lessees and recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases or disclosure of key information about leasing arrangements. In addition, the new standard offers specific accounting guidance for a lessee, a lessor, and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. This new standard will be effective for the Partnership on January 1, 2019.

In the first quarter of 2018, the FASB issued Update No. 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”). The amendments in this update provide an optional transition practical expedient to not evaluate under Topic 842 existing or expired land easements that were not previously accounted for as leases under Topic 840, Leases. An entity that elects the practical expedient must evaluate new or modified land easements under Topic 842 beginning at the date that the entity adopts Topic 842. An entity that does not elect this practical expedient must evaluate all existing or expired land easements in connection with the adoption of the new lease requirements in Topic 842 to assess whether they meet the definition of a lease. The amendments in this Update affect the amendments in Update 2016-02, which are not yet effective but may be early adopted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Update 2016-02. An entity that early adopted Topic 842 should apply the amendments in this Update upon issuance.

In July 2018, the FASB issued Update No. 2018-10 Codification Improvements to Topic 842, Leases (“ASU 2018-10”) and issued Update No. 2018-11 Leases (Topic 842) Targeted Improvements (“ASU 2018-11”). ASU 2018-10 provides certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 provides companies an option to apply the transition provisions of ASU 2016-02 at its adoption date instead of at the earliest comparative period presented in its financial statements and to provide lessors with a practical expedient to reduce the cost and complexity of implementing ASU 2016-02.

ASU 2016-02 provides for certain practical expedients when adopting the guidance. The Partnership plans to elect the package of practical expedients allowing the Partnership to not reassess whether any expired or existing contracts are, or contain, leases, the lease classification for any expired or existing leases or initial direct costs for any expired or existing leases. The Partnership does not plan to apply the hindsight practical expedient allowing the Partnership to use hindsight when determining the lease term (i.e., evaluating the Partnership’s option to renew or terminate the lease or to purchase the underlying asset) and assessing impairment of expired or existing leases. The Partnership plans to apply the land easements practical expedient allowing the Partnership to not assess whether any expired or existing land easements are, or contain, leases if they were not previously accounted for as leases under the existing leasing guidance. Instead, the Partnership will continue to apply its existing accounting policies to historical land easements. The Partnership elects to apply the short-term lease exception; therefore, the Partnership will not record a right-of-use asset or corresponding lease liability for leases with a term of twelve months or less and instead recognize a single lease cost allocated over the lease term, generally on a straight-line basis. The Partnership plans to elect the practical expedient to not separate lease components from non-lease components and instead account for both as a single lease component for all asset classes.

The Partnership plans to adopt this guidance in the first quarter of 2019 using the optional transition method. Consequently, the Partnership’s reporting for the comparative periods presented in the consolidated financial statements will continue to be in accordance with ASC Topic 840, Leases. The Partnership has reviewed its existing leases and has begun the implementation of a lease module that interfaces with our current general ledger system. This module will serve as our lease repository and ensure completeness of our lease population. The Partnership is completing our valuation of the right of use asset and lease liability based on the present value of the lease payments. The adoption of this guidance will result in the addition of right-of-use assets and corresponding lease obligations to the consolidated balance sheet and will not have a material impact on the Partnership’s results of operations or cash flows.

Credit Losses

In the second quarter of 2016, the FASB issued Update No. 2016-13, Credit Losses (Topic 326) (“ASU 2016-13”). The core principle of ASU 2016-13 is that all assets measured at amortized cost basis should be presented at the net amount expected to be collected using historical experience, current conditions and reasonable and supportable forecasts as a basis for credit loss estimates, instead of the probable initial recognition threshold used under current GAAP. The amendment is effective for annual reporting periods beginning after December 15, 2019. Early application is permitted. The Partnership plans to adopt the requirements of ASU 2016-13 upon its effective date of January 1, 2020, and is evaluating the potential impact of the adoption on its financial position, results of operations and related disclosures.

2.	ACQUISITIONS

On January 19, 2018, the Partnership acquired six cemetery properties in Wisconsin and their related assets, net of certain assumed liabilities, for cash consideration of $2.5 million, of which $0.8 million was paid at closing. These properties had been managed by the Partnership since August 2016. The Partnership has accounted for the purchase of these properties, which were not material individually or in the aggregate, under the acquisition method of accounting. The Partnership did not complete any acquisitions during the year ended December 31, 2017.

3.	IMPAIRMENT & OTHER LOSSES

Inventory

Merchandise is sold to both at-need and pre-need customers. Merchandise allocated to service pre-need contractual obligations is recorded at cost and managed and stored by the Partnership until the Partnership services the underlying customer contract.

Merchandise stored at certain locations may be exposed to changes in weather conditions. Primarily due to weather related deterioration over a number of years, the Partnership recorded inventory impairment charges of approximately $3.4 million for the year ended December 31, 2018. This impairment loss related to damaged and excess inventory and is included in cost of goods sold for the year ended December 31, 2018 in the accompanying consolidated statements of operations as this merchandise was utilized to fulfill the Partnership’s contractual obligations to at-need and pre-need customers.

Due to enhanced inventory control procedures implemented in late 2018, the Partnership determined that certain merchandise inventory allocated to pre-need customers had been damaged due to weather related deterioration occurring over a number of years or had otherwise been deemed impractical for use by management as a result of past operating practices relating to inventory. During the 2018, the Partnership recorded an estimated impairment loss of approximately $8.9 million related to this damaged and unusable merchandise. The impairment loss is included in other losses in the accompanying consolidated statement of operations for the year ended December 31, 2018. The loss recorded represents management’s best estimate. This impairment was based on estimates and assumptions that have been deemed reasonable by management and included percentages of merchandise deemed unusable. Management’s assessment process relied on estimates and assumptions that are inherently uncertain, and unanticipated events or circumstances may occur that might cause the Partnership to change those estimates and assumptions.

Impairment of Long-Lived Assets

The Partnership recorded an impairment of cemetery property due to circumstances which indicated that the assets carrying value may not be recovered. The Partnership recorded a $2.8 million impairment charge included in “Other losses, net on the consolidated statement of operations during the year ended December 31, 2018, as the sum of future undiscounted cash flows were less than the carrying value of the asset.

Assets Held for Sale

The Partnership recorded a loss on impairment of $0.2 million and $1.0 million in “Other losses, net” in December 31, 2018 and 2017 respectively because the net book value of the assets of two of these funeral home properties exceeded their estimated fair value.

In addition, for those assets that do not currently meet the classification as discontinued operations or held for sale but where, as a result of strategic discussions with third parties, information is identified that an asset may be impaired, an interim assessment of impairment is performed to determine whether the carrying value is impaired. During 2018 and 2017, the Partnership conducted an interim assessment with regards to certain assets held for use. As a result of 2017 assessment of two funeral homes with a net book value of $0.9 million and recognized a loss on impairment of $0.4 million in “Other losses, net” on the consolidated statement of operations during the year ended December 31, 2017, resulting in an updated net book value of $0.5 million. During the year ended December 31, 2018, there was no loss on impairment recognized by Partnership.

4.	ACCOUNTS RECEIVABLE, NET OF ALLOWANCE

Long-term accounts receivable, net, consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Customer receivables (1)	$167,017	$225,380
Unearned finance income (1)	(17,000)	(20,534)
Allowance for contract cancellations (1)	(4,941)	(19,795)

Accounts receivable, net of allowance	145,076	185,051
Less: Current portion, net of allowance	57,928	79,116

Long-term portion, net of allowance	$87,148	$105,935

Activity in the allowance for contract cancellations was as follows (in thousands):

	Years Ended December 31,
	2018	2017
Balance, beginning of period (1)	$19,795	$26,153
Cumulative effect of accounting changes	(12,876)	—
Provision for bad debt (1)	7,358	6,244
Charge-offs, net	(9,336)	(12,602)

Balance, end of period	$4,941	$19,795

(1)

Upon adoption of ASC 606, the Partnership reclassified amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts to deferred revenue, net. As a result, the Partnership also eliminated the allowance for cancellation of these performance obligations. As the Partnership is now presenting the accounts receivable net of cancellable contracts, the allowance for cancellations was removed and the allowance on accounts receivable is represented by the provision for bad debt.

5.	CEMETERY PROPERTY

Cemetery property consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Cemetery land	$255,708	$256,856
Mausoleum crypts and lawn crypts	75,133	76,548

Cemetery property	$330,841	$333,404

Due to the hurricanes in Florida and Puerto Rico during September 2017, the Partnership incurred damages at certain locations of $0.8 million, which was substantially covered by insurance proceeds.

6.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Buildings and improvements	$129,971	$125,337
Furniture and equipment	58,706	57,514
Funeral home land	14,185	14,185

Property and equipment, gross	202,862	197,036
Less: Accumulated depreciation	(90,146)	(82,946)

Property and equipment, net of accumulated depreciation	$112,716	$114,090

Depreciation expense was $9.9 million and $10.9 million for the years ended December 31, 2018 and 2017, respectively.

7.	MERCHANDISE TRUSTS

At December 31, 2018 and 2017, the Partnership’s merchandise trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly as well as through mutual and investment funds.

All of these investments are carried at fair value. All of these investments subject to the fair value hierarchy are considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 15. There were no Level 3 assets.

As discussed in Note 1, when we receive a payment from a customer, we deposit the amount required by law into the merchandise trusts that may be subject to cancellation on demand by the customer. The Partnership’s merchandise trusts related to states in which customers may cancel contracts with us comprise 53.3% of the total merchandise trust as of December 31, 2018.

The merchandise trusts are variable interest entities (“VIE”) of which the Partnership is deemed the primary beneficiary. The assets held in the merchandise trusts are required to be used to purchase the merchandise and provide the services to which they relate. If the value of these assets falls below the cost of purchasing such merchandise and providing such services, the Partnership may be required to fund this shortfall.

The Partnership included $8.7 million and $9.1 million of investments held in trust as required by law by the West Virginia Funeral Directors Association at December 31, 2018 and December 31, 2017, respectively in its merchandise trust assets. These trusts are recognized at their account value, which approximates fair value.

A reconciliation of the Partnership’s merchandise trust activities for the years ended December 31, 2018 and 2017 is presented below (in thousands):

	Years Ended December 31,
	2018	2017
Balance—beginning of period	$515,456	$507,079
Contributions	66,408	59,983
Distributions	(79,862)	(81,634)
Interest and dividends	27,228	24,762
Capital gain distributions	543	1,149
Realized gains and losses, net	(1,012)	17,762
Other than temporary impairment	(28,555)	—
Taxes	(347)	(1,272)
Fees	(3,855)	(3,095)
Unrealized change in fair value	(7,756)	(9,278)

Balance—end of period	$488,248	$515,456

During the years ended December 31, 2018 and 2017, purchases of available for sale securities were approximately $117.7 million and $374.5 million, respectively. During the years ended December 31, 2018 and 2017, sales, maturities and paydowns of available for sale securities were approximately $109.5 million and $368.1 million, respectively. Cash flows from pre-need contracts are presented as operating cash flows in our consolidated statement of cash flows.

The cost and market value associated with the assets held in the merchandise trusts as of December 31, 2018 and 2017 were as follows (in thousands):

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$16,903	$—	$—	$16,903
Fixed maturities:
U.S. governmental securities	2	392	—	(147)	245
Corporate debt securities	2	1,311	29	(328)	1,012

Total fixed maturities		1,703	29	(475)	1,257

Mutual funds—debt securities	1	187,840	262	(2,645)	185,457
Mutual funds—equity securities	1	45,023	110	(18)	45,115
Other investment funds (1)		210,655	388	(7,784)	203,259
Equity securities	1	18,097	1,327	(213)	19,211
Other invested assets	2	8,398	2	(17)	8,383

Total investments		$488,619	$2,118	$(11,152)	$479,585

West Virginia Trust Receivable		8,663	—	—	8,663

Total		$497,282	$2,118	$(11,152)	$488,248

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have redemption periods ranging from 1 to 30 days, and private credit funds, which have lockup periods of two to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018, there were $71.0 million in unfunded commitments to the private credit funds, which are callable at any time.

December 31, 2017	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$10,421	$—	$—	$10,421
Fixed maturities:
U.S. governmental securities	2	196	1	(65)	132
Corporate debt securities	2	1,204	52	(242)	1,014

Total fixed maturities		1,400	53	(307)	1,146

Mutual funds—debt securities	1	222,450	1,522	(1,211)	222,761
Mutual funds—equity securities	1	71,500	2,399	(6,292)	67,607
Other investment funds (1)		171,044	522	(401)	171,165
Equity securities	1	21,808	2,715	(277)	24,246
Other invested assets	2	9,013	—	—	9,013

Total investments		$507,636	$7,211	$(8,488)	$506,359

West Virginia Trust Receivable		9,097	—	—	9,097

Total		$516,733	$7,211	$(8,488)	$515,456

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet.

This asset class is composed of fixed income funds and equity funds which have redemption periods ranging from 1 to 90 days, and private credit funds, which have lockup periods of four to eight years with two potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2017, there were $52.1 million in unfunded commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of December 31, 2018 and 2017 were as follows below (in thousands):

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$137	$108	$—
Corporate debt securities	68	873	55	16

Total fixed maturities	$68	$1,010	$163	$16

December 31, 2017	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$78	$54	$—
Corporate debt securities	76	801	125	11

Total fixed maturities	$76	$879	$179	$11

Temporary Declines in Fair Value

The Partnership evaluates declines in fair value below cost for each asset held in the merchandise trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the merchandise trusts as of December 31, 2018 and 2017 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$243	$147	$243	$147
Corporate debt securities	103	2	549	326	652	328

Total fixed maturities	103	2	792	473	895	475

Mutual funds—debt securities	46,005	2,011	1,195	634	47,200	2,645
Mutual funds—equity securities	131	18	—	—	131	18
Other investment funds	169,929	7,784	—	—	169,929	7,784
Equity securities	—	—	597	213	597	213
Other invested assets	—	4	790	13	790	17

Total	$216,168	$9,819	$3,374	$1,333	$219,542	$11,152

	Less than 12 months		12 months or more		Total
December 31, 2017	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$112	$65	$112	$65
Corporate debt securities	150	50	361	192	511	242

Total fixed maturities	150	50	473	257	623	307

Mutual funds—debt securities	102,526	912	1,462	299	103,988	1,211
Mutual funds—equity securities	51,196	6,292	—	—	51,196	6,292
Other investment funds	48,140	401	—	—	48,140	401
Equity securities	2,906	255	390	22	3,296	277

Total	$204,918	$7,910	$2,325	$578	$207,243	$8,488

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its merchandise trust assets for other-than-temporary declines in fair value on a quarterly basis. During the year ended December 31, 2018, the Partnership determined, based on its review, that there were 214 securities with an aggregate cost basis of approximately $285.5 million and an aggregate fair value of approximately $256.9 million, resulting in an impairment of $28.6 million, with such impairment considered to be other-than-temporary due to credit indicators. Accordingly, the Partnership adjusted the cost basis of these assets to their current value and offset this change against deferred merchandise trust revenue. This adjustment to deferred revenue will be reflected within the Partnership’s consolidated statement of operations in future periods as the underlying merchandise is delivered or the underlying service is performed. During the year ended December 31, 2017, the Partnership determined that there were no other than temporary impairments to the investment portfolio in the merchandise trust.

8.	PERPETUAL CARE TRUSTS

At December 31, 2018 and 2017, the Partnership’s perpetual care trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly as well as through mutual and investment funds.

All of these investments are carried at fair value. All of the investments subject to the fair value hierarchy are considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 15. There were no Level 3 assets. The perpetual care trusts are VIEs for which the Partnership is the primary beneficiary.

A reconciliation of the Partnership’s perpetual care trust activities for the years ended December 31, 2018 and 2017 is presented below (in thousands):

	Years Ended December 31,
	2018	2017
Balance—beginning of period	$339,928	$333,780
Contributions	13,162	9,505
Distributions	(18,390)	(17,491)
Interest and dividends	22,198	17,978
Capital gain distributions	808	708
Realized gains and losses, net	473	1,061
Other than temporary impairment	(18,038)	—
Taxes	(237)	(252)
Fees	(4,412)	(2,280)
Unrealized change in fair value	(4,930)	(3,081)

Balance—end of period	$330,562	$339,928

During the years ended December 31, 2018 and 2017, purchases of available for sale securities were approximately $59.4 million and $86.0 million, respectively. During the years ended December 31, 2018 and 2017, sales, maturities and paydowns of available for sale securities were approximately $51.1 million and $69.2 million, respectively. Cash flows from perpetual care trust related contracts are presented as operating cash flows in our consolidated statement of cash flows.

The cost and market value associated with the assets held in the perpetual care trusts as of December 31, 2018 and 2017 were as follows (in thousands):

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$12,835	$—	$—	$12,835
Fixed maturities:
U.S. governmental securities	2	960	4	(121)	843
Corporate debt securities	2	4,883	161	(321)	4,723

Total fixed maturities		5,843	165	(442)	5,566

Mutual funds—debt securities	1	108,451	227	(837)	107,841
Mutual funds—equity securities	1	19,660	304	(142)	19,822
Other investment funds (1)		165,284	3,039	(4,607)	163,716
Equity securities	1	20,025	826	(145)	20,706
Other invested assets	2	56	20	—	76

Total investments		$332,154	$4,581	$(6,173)	$330,562

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from two to eight years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018 there were $94.5 million in unfunded commitments to the private credit funds, which are callable at any time.

December 31, 2017	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$9,456	$—	$—	$9,456
Fixed maturities:
U.S. governmental securities	2	506	4	(46)	464
Corporate debt securities	2	5,365	148	(191)	5,322

Total fixed maturities		5,871	152	(237)	5,786

Mutual funds—debt securities	1	141,511	1,974	(712)	142,773
Mutual funds—equity securities	1	32,707	1,757	(1,771)	32,693
Other investment funds (1)		124,722	2,630	(533)	126,819
Equity securities	1	22,076	1,648	(1,570)	22,154
Other invested assets	2	247	—	—	247

Total investments		$336,590	$8,161	$(4,823)	$339,928

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 90 days, and private credit funds, which have lockup periods ranging from four to ten years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2017 there were $92.2 million in unfunded commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of December 31, 2018 and 2017, were as follows below (in thousands):

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$416	$395	$32
Corporate debt securities	705	3,702	265	51

Total fixed maturities	$705	$4,118	$660	$83

December 31, 2017	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$263	$163	$38
Corporate debt securities	708	4,280	338	97

Total fixed maturities	$708	$4,543	$501	$135

Temporary Declines in Fair Value

The Partnership evaluates declines in fair value below cost of each individual asset held in the perpetual care trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the perpetual care trusts as of December 31, 2018 and 2017 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$790	$121	$790	$121
Corporate debt securities	405	15	2,902	306	3,307	321

Total fixed maturities	405	15	3,692	427	4,097	442

Mutual funds—debt securities	21,867	591	2,814	246	24,681	837
Mutual funds—equity securities	1,382	141	—	1	1,382	142
Other investment funds	101,536	4,607	—	—	101,536	4,607
Equity securities	241	16	583	129	824	145

Total	$125,431	$5,370	$7,089	$803	$132,520	$6,173

	Less than 12 months		12 months or more		Total
December 31, 2017	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$399	$46	$399	$46
Corporate debt securities	994	20	2,271	171	3,265	191

Total fixed maturities	994	20	2,670	217	3,664	237

Mutual funds—debt securities	37,090	289	12,793	423	49,883	712
Mutual funds—equity securities	16,668	1,754	36	17	16,704	1,771
Other investment funds	42,606	533	—	—	42,606	533
Equity securities	9,516	1,510	112	60	9,628	1,570

Total	$106,874	$4,106	$15,611	$717	$122,485	$4,823

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its perpetual care trust assets for other-than-temporary declines in fair value on a quarterly basis. During the year ended December 31, 2018, the Partnership determined that there were 176 securities with an aggregate cost basis of approximately $181.4 million and an aggregate fair value of approximately $163.3 million, resulting in an impairment of $18.1 million, with such impairment considered to be other-than-temporary. Accordingly, the Partnership adjusted the cost basis of these assets to their current value and offset this change against the liability for perpetual care trust corpus. During the year ended December 31, 2017, the Partnership determined that there were no other-than-temporary impairments to the investment portfolio in the perpetual care trusts.

9.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The Partnership has recorded goodwill of approximately $24.9 million as of December 31, 2018 and 2017. This amount represents the excess of the purchase price over the fair value of identifiable net assets acquired.

The changes in the carrying amounts of goodwill by reportable segment were as follows (in thousands):

	Cemetery Operations	Funeral Home Operations	Total
December 31, 2016	24,862	45,574	70,436

Impairment of goodwill	—	(45,574)	(45,574)

December 31, 2017	$24,862	$—	$24,862

Activity	—	—	—

December 31, 2018	$24,862	$—	$24,862

The Partnership tests goodwill for impairment at each year end by comparing its reporting units’ estimated fair values to carrying values. The Partnership completed its annual goodwill impairment assessment as of October 1, 2018 and concluded that goodwill was not impaired. The Partnership will continue to evaluate the goodwill at least annually or more frequently if impairment indicators arise.

As a result of such assessment during 2017, management concluded that the carrying amount of the goodwill related to the Funeral Home Operations reporting unit was greater than its fair value. Based on the discounted cash flow method of the income approach to valuation, management and the audit committee determined the fair value of the Funeral Home Operations reporting unit and concluded that the goodwill was fully impaired. This impairment charge will not result in any current or future cash expenditures. Consideration was given within the valuation of the Funeral Home Operations reporting unit to the changes made during 2017 to the pre-need sales funding structure, erosion of market capitalization and achievability of the reporting unit’s forecasted EBITDA margin relative to its historical operating performance.

Intangible Assets

The Partnership has intangible assets with finite lives recognized in connection with acquisitions and long-term lease, management and operating agreements. The Partnership amortizes these intangible assets over their estimated useful lives.

The following table reflects the components of intangible assets at December 31, 2018 and 2017 (in thousands):

	December 31, 2018			December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets
Lease and management agreements	$59,758	$(4,565)	$55,193	$59,758	$(3,569)	$56,189
Underlying contract value	6,239	(1,482)	$4,757	6,239	(1,326)	4,913
Non-compete agreements	2,853	(2,603)	$250	5,016	(4,156)	860
Other intangible assets	1,577	(356)	$1,221	1,777	(495)	1,282

Total intangible assets	$70,427	$(9,006)	$61,421	$72,790	$(9,546)	$63,244

Amortization expense for intangible assets was $1.8 million and $2.2 million for the years ended December 31, 2018 and 2017, respectively. The following is estimated amortization expense related to intangible assets with finite lives for the periods noted below (in thousands):

2019	$1,398
2020	$1,278
2021	$1,213
2022	$1,210
2023	$1,206

10.	LONG-TERM DEBT

Total debt consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Credit facility	$155,739	$153,423
7.875% Senior Notes, due June 2021	173,613	173,098
Notes payable—acquisition debt	92	304
Notes payable—acquisition non-competes	—	378
Insurance and vehicle financing	1,294	1,280
Less deferred financing costs, net of accumulated amortization	(9,692)	(9,788)

Total debt	321,046	318,695
Less current maturities	(798)	(1,002)

Total long-term debt	$320,248	$317,693

Credit Facility

On August 4, 2016, our 100% owned subsidiary, StoneMor Operating LLC (the “Operating Company”) entered into a Credit Agreement (the “Original Credit Agreement”) among each of the Subsidiaries of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders identified therein, Capital One, National Association (“Capital One”), as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. In addition, on the same date, the Partnership, the Borrowers and Capital One, as Administrative Agent, entered into the Guaranty and Collateral Agreement (the “Guaranty Agreement,” and together with the Credit Agreement, “New Agreements”). Capitalized terms which are not defined in the following description of the New Agreements shall have the meaning assigned to such terms in the New Agreements, as amended.

On March 15, 2017, the Borrowers, Capital One, as Administrative Agent and acting in accordance with the written consent of the Required Lenders, entered into the First Amendment to Credit Agreement. Those parties subsequently entered into a Second Amendment and Limited Waiver on July 26, 2017, a Third Amendment and Limited Waiver effective as of August 15, 2017, a Fourth Amendment to Credit Agreement dated September 29, 2017, a Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, a Sixth Amendment and Waiver to Credit Agreement dated June 12, 2018 and a Seventh Amendment and Waiver to the Credit Agreement dated July 13, 2018. We refer to the Original Credit Agreement, as so amended, as the “Original Amended Agreement.” On February 4, 2019, the Partnership, the Borrowers, Capital One, as Administrative Agent and the Lenders entered into an Eighth Amendment and Waiver to Credit Agreement (the “Eighth Amendment”). See Note 19 for a detailed discussion of the changes to the Original Amended Agreement effected by the Eighth Amendment.

The Original Amended Agreement provided for up to $175.0 million initial aggregate amount of Revolving Commitments, which were subject to borrowing base limitations. Prior to the Eighth Amendment, the Operating Company could also request the issuance of Letters of Credit for up to $15.0 million in the aggregate, of which there were $9.4 million outstanding at December 31, 2018 and $7.5 million outstanding at December 31, 2017. Prior to the Eighth Amendment, the Maturity Date under the Original Amended Agreement was the earlier of (i) August 4, 2021 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness (at present, such date is December 1, 2020, which is six months prior to the June 1, 2021 maturity date of outstanding 7.875% senior notes).

As of December 31, 2018, the outstanding amount of borrowings under the Original Amended Agreement was $155.7 million, which was used to pay down outstanding obligations under the Partnership’s prior credit agreement, to pay fees, costs and expenses related to the New Agreements and to fund working capital needs. Prior to the Eighth Amendment, proceeds of the Loans under the Original Amended Agreement could be used to finance the working capital needs and for other general corporate purposes of the Borrowers and Guarantors, including acquisitions and distributions permitted under the Original Amended Agreement.

Each Borrowing under the Original Amended Credit Agreement is comprised of Base Rate Loans or Eurodollar Loans. The Loans comprising each Base Rate Borrowing (including each Swingline Loan) bear interest at the Base Rate plus the Applicable Rate, and the Loans comprising each Eurodollar Borrowing bear interest at the Eurodollar Rate plus the Applicable Rate.

Prior to the Sixth Amendment and Waiver, the Applicable Rate was determined based on the Consolidated Leverage Ratio of the Partnership and its Subsidiaries and ranged from 1.75% to 3.75% for Eurodollar Rate Loans and 0.75% to 2.75% for Base Rate Loans and between 0.30% and 0.50% for unused commitment fee. The Sixth Amendment and Waiver redetermined the Applicable Rate based on the Consolidated Secured Net Leverage Ratio of the Partnership and its Subsidiaries and increased the minimum and maximum Applicable Rate by 0.50% to be in the range between 2.25% to 4.25% for Eurodollar Rate Loans and 1.25% to 3.75% for Base Rate Loans (but in no event less that the Applicable Rate that would be in effect if calculated as set forth in the Original Amended Agreement not giving effect to the Sixth Amendment and Waiver and the Seventh Amendment and Waiver). As of December 31, 2018, the Applicable Rate for Eurodollar Rate Loans was 4.25% and for Base Rate Loans was 3.25%. Prior to the Eighth Amendment, the Original Amended Agreement also required the Borrowers to pay a quarterly unused commitment fee, which accrued at the Applicable Rate on the amount by which the commitments under the Original Amended Agreement exceeded the usage of such commitments, and which is included within interest expense on the Partnership’s condensed consolidated statements of operations. On December 31, 2018, the weighted average interest rate on outstanding borrowings under the Original Amended Agreement was 7.2%

Prior to the Eighth Amendment, the Original Amended Agreement contained financial covenants, pursuant to which the Partnership will not permit:

•

until June 12, 2018, the ratio of Consolidated Funded Indebtedness (net of unrestricted cash and cash equivalents in an of up to $5.0 million) to Consolidated EBITDA, or the Consolidated Leverage Ratio, as of the last day of any fiscal quarter, commencing on September 30, 2016, determined for the period of four consecutive fiscal quarters ending on such date (the “Measurement Period”), to be greater than 4.25 to 1.00 for periods ended in 2018 and 4.00 to 1:00 for the period ended March 31, 2018;

•

after June 12, 2018, the ratio of Consolidated Secured Funded Indebtedness to Consolidated EBITDA, or the Consolidated Secured Net Leverage Ratio, to be greater than 5.75:1.00 for the period ended June 30, 2018 and the period ended September 30, 2018, 5.50:1.00 for the period ended December 31, 2018, 5.00:1.00 for periods ending in fiscal 2019 and 4.50:1.00 for periods ending in fiscal 2020;

•

until June 12, 2018, the ratio of Consolidated EBITDA to Consolidated Debt Service, or the Consolidated Debt Service Coverage Ratio, as of the last day of any fiscal quarter, commencing on September 30, 2016 to be less than 2.50 to 1.00 for any Measurement Period; and

•

the ratio of Consolidated EBITDA (reduced, among other things, by the amount of maintenance and growth capital expenditures not financed with debt (other than Revolving Commitments), taxes and certain restricted payments including distributions paid in cash) to Consolidated Fixed Charges, or the Consolidated Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, commencing on December 31, 2017, to be less than 1:00 to 1:00 for any Measurement Period in 2018, 1:10 to 1:00 for any Measurement Period in 2019 and 1.20 to 1.00 for any Measurement Period in 2020.

Additional covenants include customary limitations, subject to certain exceptions, on, among others: (i) the incurrence of Indebtedness; (ii) granting of Liens; (iii) fundamental changes and dispositions; (iv) investments, loans, advances, guarantees and acquisitions; (v) swap agreements; (vi) transactions with Affiliates;

(vii) Restricted Payments; (viii) restrictive agreements; (ix) amendments to organizational documents and indebtedness; (x) prepayment of indebtedness; and (xi) Sale and Leaseback Transactions. The Original Amended Agreement also prohibited distributions to the Partnership’s partners unless the Consolidated Leverage Ratio (determined based on Consolidated EBITDA calculated giving effect to amendments under the Sixth Amendment) was not greater than 7.50:1.00 and the Revolving Credit Availability was at least $25.0 million.

The Borrowers’ obligations under the Original Amended Agreement are guaranteed by the Partnership and the Borrowers. Pursuant to the Guaranty Agreement, the Borrowers’ obligations under the Original Amended Agreement are secured by a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Partnership’s and Borrowers’ assets, whether then owned or thereafter acquired, excluding certain excluded assets, which include, among others: (i) Trust Accounts, certain proceeds required by law to be placed into such Trust Accounts and funds held in such Trust Accounts; and (ii) Excluded Real Property, including owned and leased real property that may not be pledged as a matter of law.

The Partnership was not in compliance with the facility’s maximum Consolidated Leverage Ratio for the periods ended March 31, 2018 and December 31, 2017, which constituted defaults that the lenders agreed to waive pursuant to the Sixth Amendment and Waiver. In addition, the Partnership’s failure to timely file its 2017 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the period ended March 31, 2018 constituted defaults under its revolving credit facility. Under the Sixth Amendment and Waiver, the lenders agreed to waive such defaults and extend the dates by which certain reports were required to be filed, and under the Seventh Amendment and Waiver, the lenders agreed to waive our failure to timely file the 2017 Annual Report on Form 10-K on or before the previously extended filing deadline and agreed to further extend the dates by which certain reports were required to be filed. Under the Eighth Amendment and Waiver, the lenders agreed to waive defaults resulting from our failure to comply with the facility’s maximum Consolidated Secured Net Leverage Ratio and minimum Consolidated Fixed Charge Coverage Ratio for the periods ended June 30, September 30 and December 31, 2018 and our failure to timely file the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 on or before the previously extended filing deadlines and agreed to further extend the dates by which these reports were required to be filed. See Note 19 in Part II, Item 8. Financial Statements and Supplementary Data, for further detail regarding the extended filing deadlines for our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018.

Senior Notes

On May 28, 2013, the Partnership issued $175.0 million aggregate principal amount of 7.875% Senior Notes due 2021 (the “Senior Notes”). The Partnership pays 7.875% interest per annum on the principal amount of the Senior Notes, payable in cash semi-annually in arrears on June 1 and December 1 of each year. The net proceeds from the offering of the Senior Notes were used to retire a $150.0 million aggregate principal amount of 10.25% Senior Notes due 2017 and the remaining proceeds were used for general corporate purposes. The Senior Notes were issued at 97.832% of par resulting in gross proceeds of $171.2 million with an original issue discount of approximately $3.8 million. The Partnership incurred debt issuance costs and fees of approximately $4.6 million. These costs and fees are deferred and will be amortized over the life of the Senior Notes. The Senior Notes mature on June 1, 2021.

The Partnership may redeem the Senior Notes at any time, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Percentage
2018	101.969%
2019 and thereafter	100.000%

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Senior Notes will have the right to require the Partnership to purchase that holder’s Senior Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest.

The Senior Notes are jointly and severally guaranteed by certain of the Partnership’s subsidiaries. The Indenture governing the Senior Notes contains covenants, including limitations of the Partnership’s ability to incur additional indebtedness and liens, make certain dividends, distributions, redemptions or investments, enter into certain transactions with affiliates, make certain asset sales, and engage in certain mergers, consolidations or sales of all or substantially all of the Partnership’s assets, among other items. As of December 31, 2018, the Partnership was in compliance with these covenants.

11.	INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act made broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property, changing the lives of post-2017 net operating loss carryovers and imposing limitations on deductibility of certain executive compensation.

The Tax Act reduced the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate, the Partnership re-measured its ending net deferred tax liabilities at December 31, 2017 at the rate at which they are expected to reverse in the future and recognized a non-cash tax benefit of $6.5 million, in 2017. As of December 31, 2018, the re-measurement of the ending net deferred tax liabilities are completed in accordance with SAB 118 and no material adjustment related to the re-measurement were noted. In 2018 the partnership recognized a benefit for post 2017 federal net operating losses and deferred tax assets which offset long life deferred tax liabilities of approximately of $3.1 million.

The Partnership is not subject to U.S. federal and most state income taxes. The partners of the Partnership are liable for income tax in regard to their distributive share of the Partnership’s taxable income. Such taxable income may vary substantially from net income reported in the accompanying consolidated financial statements. Certain corporate subsidiaries are subject to federal and state income tax. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership records a valuation allowance against its deferred tax assets if it deems that it is more likely than not that some portion or all of the recorded deferred tax assets will not be realizable in future periods.

Income tax benefit for the years ended December 31, 2018 and 2017 consisted of the following (in thousands):

	Years Ended December 31,
	2018	2017
Current provision:
State	$(693)	$(681)
Federal	—	—
Foreign	(101)	(137)

Total	(794)	(818)

Deferred provision:
State	(23)	(373)
Federal	2,725	10,898
Foreign	(111)	(86)

Total	2,591	10,439

Total income tax benefit	$1,797	$9,621

A reconciliation of the federal statutory tax rate to the Partnership’s effective tax rate is as follows:

	Years Ended December 31,
	2018	2017
Computed tax provision (benefit) at the applicable statutory tax rate	21.0%	35.0%
State and local taxes net of federal income tax benefit	(1.1)%	(1.1)%
Tax exempt (income) loss	(1.5)%	(1.2)%
Change in current year valuation allowance	(18.3)%	(24.1)%
Partnership earnings not subject to tax	2.0%	6.3%
Changes in tax due to Tax Act and ASC 606 retroactive impact	0.5%	(7.7)%
Changes in valuation allowance due to Tax Act	—%	15.1%
Permanent differences	(0.1)%	(10.9)%
Other	—%	—%

Effective tax rate	2.5%	11.4%

The rate adjustment related to the change in valuation allowance due to the Tax Act was caused by changes in the federal tax rate and effective state rates and the creation of future unlimited-life deferred tax assets that are available to offset existing long-term deferred tax liabilities.

Significant components of the deferred tax assets and liabilities were as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets:
Prepaid expenses	$5,102	$5,538
State net operating loss	24,162	19,305
Federal net operating loss	84,017	74,109
Foreign net operating loss	2,106	2,306
Other	55	55
Valuation allowance	(89,066)	(73,759)

Total deferred tax assets	26,376	27,554

Deferred tax liabilities:
Property, plant and equipment	2,119	4,104
Deferred revenue related to future revenues and accounts receivable	25,021	27,175
Deferred revenue related to cemetery property	5,825	5,829

Total deferred tax liabilities	32,965	37,108

Net deferred tax liabilities	$6,589	$9,554

Net deferred tax assets and liabilities were classified on the consolidated balance sheets as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets	$86	$84

Noncurrent assets	86	84

Deferred tax assets	26,290	27,470
Deferred tax liabilities	32,965	37,108

Noncurrent liabilities	6,675	9,638

Net deferred tax liabilities	$6,589	$9,554

At December 31, 2018, the Partnership had available approximately $0.1 million of alternative minimum tax credit carryforwards and approximately $396.6 million and $500.7 million of federal and state net operating loss carryforwards, respectively, a portion of which expires annually.

Management periodically evaluates all evidence both positive and negative in determining whether a valuation allowance to reduce the carrying value of deferred tax assets is required. The vast majority of the Partnership’s taxable subsidiaries continue to accumulate deferred tax assets that on a more likely than not basis will not be realized. A full valuation allowance continues to be maintained on these taxable subsidiaries. The valuation allowance decreased in 2017 primarily due to a decrease in deferred tax liabilities that will reverse outside the carryforward period for our deferred tax assets, partially offset by an increase in net deferred tax assets that are not more likely than not to be realized. The valuation allowance increased in 2018 due to increases in deferred tax assets that are not more likely than not expected to be realized.

At December 31, 2018, based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believed it was more likely than not that the Partnership will realize the benefits of these deductible differences. The amount of deferred tax assets considered realizable could be reduced in the future if estimates of future taxable income during the carryforward period are reduced.

In accordance with applicable accounting standards, the Partnership recognizes only the impact of income tax positions that, based upon their merits, are more likely than not to be sustained upon audit by a taxing authority. To evaluate its current tax positions in order to identify any material uncertain tax positions, the Partnership developed a policy of identifying and evaluating uncertain tax positions that considers support for each tax position, industry standards, tax return disclosures and schedules and the significance of each position. It is the Partnership’s policy to recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense. At December 31, 2018 and 2017, the Partnership had no material uncertain tax positions.

The Partnership is not currently under examination by any federal or state jurisdictions. The federal statute of limitations and certain state statutes of limitations are open from 2013 forward.

12.	DEFERRED REVENUES AND COSTS

The Partnership defers revenues and all direct costs associated with the sale of pre-need cemetery merchandise and services until the merchandise is delivered or the services are performed. The Partnership recognizes deferred merchandise and service revenues as deferred revenues within long-term liabilities on its consolidated balance sheets. The Partnership recognizes deferred direct costs associated with pre-need cemetery merchandise and service revenues as deferred selling and obtaining costs within long-term assets on its consolidated balance sheets. The Partnership also defers the costs to obtain new pre-need cemetery and new prearranged funeral business as well as the investment earnings on the prearranged services and merchandise trusts.

Deferred revenues and related costs consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Deferred contract revenues	$830,602	$808,549
Deferred merchandise trust revenue	92,718	105,354
Deferred merchandise trust unrealized gains (losses)	(9,034)	(1,277)

Deferred revenues	$914,286	$912,626

Deferred selling and obtaining costs	$112,660	$126,398

Deferred revenues presented in the table above are net of the allowance for contract cancellations disclosed in Note 4.

The activity in deferred selling and obtaining costs was as follows (in thousands):

December 31, 2018
Deferred selling and obtaining costs, beginning of period	$126,398
Cumulative effect of accounting change	(18,557)
Change in deferred selling and obtaining costs	4,819

Deferred selling and obtaining costs, end of period	$112,660

For the year ended December 31, 2018, the Partnership recognized $58.7 million of the deferred revenue balance at December 31, 2017 as revenue. Also during the year ended December 31, 2018, the Partnership recognized $4.8 million from deferred incremental direct selling costs.

The components of deferred revenues, net in the Partnership’s Condensed Consolidated Balance Sheet at December 31, 2018 and December 31, 2017 were as follows (in thousands):

	December 31, 2018	December 31, 2017
Deferred revenue	$937,708	$912,626
Amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts (1)	(23,422)	—

Deferred revenue, net	$914,286	$912,626

(1)

Prior to the adoption of “Revenue from Contracts with Customers” on January 1, 2018, amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts were included in “Accounts Receivable and Long-term accounts receivable, net of allowance.”

The Partnership cannot estimate the period when it expects its remaining performance obligations will be recognized because certain performance obligations will only be satisfied at the time of death. The Partnership expects to service 55% of its deferred revenue in the first 4-5 years and approximately 80% of its deferred revenue within 18 years.

13.	LONG-TERM INCENTIVE AND RETIREMENT PLANS

2018 Long-Term Incentive Plan

Effective August 22, 2018, the General Partner’s Board of Directors (the “Board”) adopted the Stonemor Amended and Restated 2018 Long-Term Incentive Plan (“2018 LTIP”), which amended and restated the Stonemor Partners L.P. 2014 Long-Term Incentive Plan (“2014 LTIP”) that had been approved by the Board and the Partnership’s unitholders in 2014. The 2018 LTIP increased the number of units that may be delivered with respect to awards from 1,500,000 common units plan to 2,000,000 common units. The Compensation and Nominating and Governance Committee of the Board (the “Compensation Committee”) administers the 2018 LTIP.

The 2018 LTIP permits the grant of awards, which may be in the form of phantom units, restricted units, unit appreciation rights (“UAR”), options, performance awards, cash awards, distribution equivalent rights or other equity awards, including performance factors for each, covering an aggregate of 2,000,000 common units, a number that the Board may increase by up to 100,000 common units per year. At December 31, 2018, the estimated number of common units to be issued upon vesting of outstanding awards under this plan, assuming the satisfaction of the maximum conditions for performance factors, was 1,122,601. As of December 31, 2018, a cumulative number of 34,036 common units had been issued, leaving 843,363 common units available for future grants under the plan, assuming no increases by the Board.

Phantom Unit Awards

Phantom units represent contingent rights to receive a common unit or an amount of cash, or a combination of both, based upon the value of a common unit. Phantom units become payable, in cash or common units, at the Partnership’s election, upon the separation of directors and executives from service or upon the occurrence of certain other events specified in the underlying agreements. Phantom units are subject to terms and conditions determined by the Compensation Committee. In tandem with phantom unit grants, the Compensation Committee may grant distribution equivalent rights (“DERs”), which are the right to receive an amount in cash or common units equal to the cash distributions made by the Partnership with respect to common unit during the period that the underlying phantom unit is outstanding. All phantom units outstanding under the 2018 LTIP at December 31, 2018 contain tandem DERs to the extent there were distributions.

The following table sets forth the 2018 LTIP phantom unit award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	108,602	117,630
Granted (1)	354,104	41,732
Settled in common units or cash (1)	(709)	(16,098)
Forfeiture	(87,536)
Performance vesting forfeiture	(29,512)	(34,662)

Outstanding, end of period (2)	344,949	108,602

(1)

The weighted-average grant date fair value for the unit awards on the date of grant was $6.72 and $8.11 for the years ended December 31, 2018 and 2017, respectively. The intrinsic values of unit awards vested during the years ended December 31, 2018 and 2017 were $2.4 million and $0.4 million, respectively.

(2)	Based on the closing price of the common units on December 31, 2018, the estimated intrinsic value of the outstanding unit awards was $2.4 million at December 31, 2018.

Restricted Unit Awards

A restricted unit is a common unit that is subject to a restricted period established by the Compensation Committee, during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. The Compensation Committee determines the number of restricted units to be granted, the period of time when the restricted units are subject to vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the Compensation Committee may establish. Upon or as soon as reasonably practical following the vesting of a restricted unit, the participant is entitled to receive a certificate evidencing ownership of the unit or to have the restrictions removed from any certificate that may have previously been delivered so that the unit will be unrestricted. Recipients of restricted unit awards are entitled to unit distributions rights (“UDRs”), representing the right to receive distributions made with respect to the Partnership’s common units. Such UDRs may be payable in cash or as additional restricted units and may be subject to forfeiture and withheld until the restricted units to which they relate cease to be subject to forfeiture, all as determined by the Compensation Committee. All restricted units outstanding under the 2018 LTIP at December 31, 2018 provided for current payment of UDRs in cash at the time the related distributions were paid to the Partnership’s unitholders.

The following table sets forth the 2018 LTIP restricted unit award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	—	—
Granted (1)	780,949	—
Settled in common units or cash (1)	—	—
Performance vesting forfeiture	—	—

Outstanding, end of period (2)	780,949	—

(1)	The weighted-average grant date fair value for the unit awards on the date of grant was $3.98 for the year ended December 31, 2018.

2004 Long-Term Incentive Plan

The Compensation Committee administers the Partnership’s 2004 Long-Term Incentive Plan (“2004 LTIP”). The 2004 LTIP permitted the grant of awards, which were permitted to be in the form of phantom units, restricted units, unit appreciation rights (“UAR”) or other equity awards. At December 31, 2018, the estimated number of common units to be issued upon vesting and exercise of outstanding awards under this plan was 219,306, based upon the closing price of our common units at December 31, 2018. A cumulative number of 626,188 common units had been issued under the 2004 LTIP as of December 31, 2018. There were no awards available for grant under the 2004 LTIP at December 31, 2017 because no new awards were permitted to be made after its expiration on September 10, 2014.

Phantom Unit Awards

Phantom units were credited to participants’ mandatory deferred compensation accounts in connection with DERs accruing on phantom units received under the 2004 LTIP. These DERs continue to accrue until the underlying securities are issued. The following table sets forth the 2004 LTIP activity related to DERs credited as phantom units to the participant’s accounts for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	219,306	205,510
Granted (1)	—	13,796
Settled in common units or cash	—	—

Outstanding, end of period (2)	219,306	219,306

(1)	The weighted-average grant date fair value for the phantom unit awards on the date of grant was $9.70 for the year ended December 31, 2017.
(2)	Based on the closing price of the common units on December 31, 2018, the estimated intrinsic value of the outstanding restricted phantom units was $0.5 million.

Unit Appreciation Rights Awards

UAR awards represent a right to receive an amount equal to the closing price of the Partnership’s common units on the date preceding the exercise date less the exercise price of the UARs, to the extent the closing price of the Partnership’s common units on the date preceding the exercise date is in excess of the exercise price. This amount is then divided by the closing price of the Partnership’s common units on the date preceding the exercise date to determine the number of common units to be issued to the participant. UAR awards are subject to terms and conditions determined by the Compensation Committee, which may include vesting restrictions. UAR awards granted through December 31, 2018 have a five-year contractual term beginning on the grant date and vest ratably over a period of 48 months beginning on the grant date. All of the UARs outstanding at December 31, 2018 are vested. The following table sets forth the UAR award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	58,646	66,355
Granted	—	—
Exercised	—	—
Forfeited	(43,646)	(7,709)

Outstanding, end of period (1)	15,000	58,646

Exercisable, end of period	15,000	57,081

Based on the closing price of the common units on December 31, 2018 the outstanding UARs had no intrinsic value and the weighted average remaining contractual life for outstanding UAR awards at December 31, 2018 was 0.1 years.

Total compensation expense for restricted unit award activity for the year ended December 31, 2018, was approximately $0.4 million. Total compensation expense for phantom unit awards under both the 2004 LTIP and the 2018 LTIP was approximately $2.0 million and $0.4 million for the years ended December 31, 2018 and 2017, respectively

At December 31, 2018, the Partnership had no unrecognized compensation expense related to unvested UAR awards. The Partnership recognized total compensation expense for UAR awards of $0.1 million for each of the years ended December 31, 2018 and 2017.

14.	COMMITMENTS AND CONTINGENCIES

Legal

The Partnership is currently subject to class or collective actions under the Securities Exchange Act of 1934 and for related state law claims that certain of our officers and directors breached their fiduciary duty to the Partnership and its unitholders. The Partnership could also become subject to additional claims and legal proceedings relating to the factual allegations made in these actions. While management cannot reasonably estimate the potential exposure in these matters at this time, if the Partnership does not prevail in any such proceedings, the Partnership could be required to pay substantial damages or settlement costs, subject to certain insurance coverages. Management has determined that, based on the status of the claims and legal proceedings against us, the amount of the potential losses cannot be reasonably estimated at this time. These actions are summarized below.

•

Anderson v. StoneMor Partners, LP, et al., No. 2:16-cv-6111, filed on November 21, 2016, in the United States District Court for the Eastern District of Pennsylvania. The plaintiffs in this case (as well as Klein v. StoneMor Partners, LP, et al., No. 2:16-cv-6275, filed in the United States District Court for the Eastern District of Pennsylvania on December 2, 2016, which has been consolidated with this case) brought an action on behalf of a putative class of the holders of Partnership units and allege that the Partnership made misrepresentations to investors in violation of Section 10(b) of the Securities Exchange Act of 1934 by, among other things and in general, failing to clearly disclose the use of proceeds from debt and equity offerings by making allegedly false or misleading statements concerning (a) the Partnership’s strength or health in connection with a particular quarter’s distribution announcement, (b) the connection between operations and distributions and (c) the Partnership’s use of cash from equity offerings and its credit facility. Plaintiffs sought damages from the Partnership and certain of its officers and directors on behalf of the class of Partnership unitholders, as well as costs and attorneys’ fees. Lead plaintiffs have been appointed in this case, and filed a Consolidated Amended Class Action Complaint on April 24, 2017. Defendants filed a motion to dismiss that Consolidated Amended Complaint on June 8, 2017. The motion was granted on October 31, 2017, and the court entered judgment dismissing the case on November 30, 2017. Plaintiffs filed a notice of appeal on December 29, 2017. Oral argument was held before the United States Court of Appeals for the Third Circuit on November 1, 2018. The Partnership expects the court to render a decision in the near future, but there can be no assurance as to when the court will issue its ruling.

•

Bunim v. Miller, et al., No. 2:17-cv-519-ER, pending in the United States District Court for the Eastern District of Pennsylvania, and filed on February 6, 2017. The plaintiff in this case brought, derivatively on behalf of the Partnership, claims that StoneMor GP’s officers and directors aided and abetted in breaches of StoneMor GP’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings, by allegedly failing to clearly disclose the use of proceeds from debt and equity offerings, and by allegedly approving unsustainable distributions. The plaintiff also claims that these actions and misrepresentations give rise to causes of action for gross mismanagement, unjust enrichment, and (in connection with a purportedly misleading proxy statement filed in 2014) violations of Section 14(a) of the Securities Exchange Act of 1934. The derivative plaintiff seeks an award of damages, attorneys’

fees and costs in favor of the Partnership as nominal plaintiff, as well as general compliance and governance changes. This case has been stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

•

Muth v. StoneMor G.P. LLC, et al., December Term, 2016, No. 1196 and Binder v. StoneMor G.P. LLC, et al., January Term, 2017, No. 4872, both pending in the Court of Common Pleas for Philadelphia County, Pennsylvania, and filed on December 20, 2016 and February 3, 2017, respectively. In these cases, the plaintiffs brought, derivatively on behalf of the Partnership, claims that StoneMor GP’s officers and directors aided and abetted in breaches of StoneMor GP’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings and by failing to clearly disclose the use of proceeds from debt and equity offerings, as well as approving unsustainable distributions. The plaintiffs also claim that these actions and misrepresentations give rise to a cause of action for unjust enrichment. The derivative plaintiffs seek an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as alterations to the procedures for electing members to the board of StoneMor GP, and other compliance and governance changes. These cases have been consolidated and stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

The Philadelphia Regional Office of the Securities and Exchange Commission, Enforcement Division, is continuing its investigation of the Partnership as to whether violations of federal securities laws have occurred. The investigation relates to, among other things, our prior restatements, financial statements, internal control over financial reporting, public disclosures, use of non-GAAP financial measures, matters pertaining to unitholder distributions and the sources of funds therefor and information relating to protection of our confidential information and our policies regarding insider trading. We are continuing to cooperate with the SEC staff.

The Partnership is party to other legal proceedings in the ordinary course of its business but does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or cash flows. The Partnership carries insurance with coverage and coverage limits that it believes to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect the Partnership against all contingencies, management believes that the insurance protection is reasonable in view of the nature and scope of the operations.

Leases

In 2017, the Partnership entered into capital leases that had aggregate gross and net asset values of $1.9 million and $1.8 million, respectively, at December 31, 2018. The Partnership has noncancelable leases for equipment and office space that expire at various dates with initial terms ranging from one to twenty-four years. Certain leases provide the Partnership with the option to renew for additional periods. Where leases contain escalation clauses, rent abatements, and/or concessions, the Partnership applies them in the determination of straight-line rent expense over the lease term. Leasehold improvements are amortized over the shorter of the lease term or asset life, which may include renewal periods where the renewal is reasonably assured, and is included in the determination of straight-line rent expense. Rent expense for operating leases for the years ended December 31, 2018 and 2017 was $4.9 million and $4.5, respectively. The aggregate amount of remaining future minimum lease payments as of December 31, 2018 is as follows (in thousands):

	Operating	Capital
2019	$4,349	$1,499
2020	2,765	1,196
2021	2,130	949
2022	1,539	558
2023	1,184	89
Thereafter	5,737	—

Total	$17,704	$4,291

Less: Interest on capital leases		(875)

Total principal payable on capital leases		$3,416

Other

In connection with the Partnership’s 2014 lease and management agreements with the Archdiocese of Philadelphia, it has committed to pay aggregate fixed rent of $36.0 million in the following amounts:

Lease Years 1-5 (May 28, 2014-May 31, 2019)	None
Lease Years 6-20 (June 1, 2019-May 31, 2034)	$1,000,000 per Lease Year
Lease Years 21-25 (June 1, 2034-May 31, 2039)	$1,200,000 per Lease Year
Lease Years 26-35 (June 1, 2039-May 31, 2049)	$1,500,000 per Lease Year
Lease Years 36-60 (June 1, 2049-May 31, 2074)	None

The fixed rent for lease years 6 through 11, an aggregate of $6.0 million, is deferred. If, prior to May 31, 2024, the Archdiocese terminates the agreements pursuant to a lease year 11 termination or the Partnership terminates the agreements as a result of a default by the Archdiocese, the Partnership is entitled to retain the deferred fixed rent. If the agreements are not terminated, the deferred fixed rent will become due and payable on or before June 30, 2024.

15.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Management has established a hierarchy to measure the Partnership’s financial instruments at fair value, which requires it to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs represent market data obtained from independent sources; whereas, unobservable inputs reflect the Partnership’s own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. The hierarchy defines three levels of inputs that may be used to measure fair value:

•	Level 1—Unadjusted quoted market prices in active markets for identical, unrestricted assets or liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the same contractual term of the asset or liability.

•

Level 3—Unobservable inputs that the entity’s own assumptions about the assumptions market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

The Partnership’s current assets and liabilities and customer receivables on its consolidated balance sheets are similar to cash basis financial instruments, and their estimated fair values approximate their carrying values due to their short-term nature and thus are categorized as Level 1. The Partnership’s merchandise and perpetual care trusts consist of investments in debt and equity marketable securities and cash equivalents, are carried at fair value, and are considered either Level 1 or Level 2 (see Note 7 and Note 8). Where quoted prices are available in an active market, securities are classified as Level 1 investments pursuant to the fair value measurement hierarchy.

Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or an income approach fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. These securities are classified as Level 2 investments pursuant to the fair value measurements hierarchy. Certain investments in the merchandise and perpetual care trusts are excluded from the fair value leveling hierarchy in accordance with GAAP. These funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy.

The Partnership’s other financial instruments at December 31, 2018 and 2017 consist of its Senior Notes and outstanding borrowings under its revolving credit facility (see Note 10). The estimated fair values of the Partnership’s Senior Notes at December 31, 2018 and 2017 were $162.50 million and $173.30 million, respectively, based on trades made on those dates, compared with the carrying amounts of $173.6 million and $173.1 million, respectively. At December 31, 2018 and 2017 , the carrying values of outstanding borrowings under the Partnership’s revolving credit facility (see Note 10), which bears interest at variable interest rates with maturities of 90 days or less, approximated their estimated fair values. The Senior Notes and the credit facility are valued using Level 2 inputs.

The Partnership may be required to measure certain assets and liabilities at fair value on a nonrecurring basis in accordance with GAAP from time to time. These adjustments to fair value usually result from impairment charges. In 2017, as discussed in Note 9, in connection with its annual goodwill impairment assessment, the Partnership recorded a loss on goodwill impairment of $45.6 million related to our Funeral Home Operations reporting unit. This impairment was recorded by comparing the estimated fair value of the reporting unit to its carrying value. The fair value of the reporting unit was derived using discounted cash flow analyses based on Level 3 inputs.

The lower of cost or estimated fair value of assets held for sale at December 31, 2018 and 2017 were $0.8 million and $1.0 million respectively with an original net book value of $1.9 million prior to an adjustment of $0.2 million and $0.9 million during December 31, 2018 and 2017 respectively. Assets held for sale are valued at lower of cost or estimated fair value based on broker comparables and estimates at the time the assets are classified as held for sale. These assets held for sale are classified as Level 3 pursuant to the fair value measurement hierarchy. In addition, the Partnership had $0.9 million of assets held for use that were impaired by $0.4 million during 2017, resulting in an updated net book value of $0.5 million.

16.	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Partnership’s Senior Notes are guaranteed by StoneMor Operating LLC and its 100% owned subsidiaries, other than the co-issuer, as described below. The guarantees are full, unconditional, joint and several. The

Partnership, or the “Parent,” and its 100% owned subsidiary, Cornerstone Family Services of West Virginia Subsidiary Inc., are the co-issuers of the Senior Notes. The Partnership’s consolidated financial statements as of and for the years ended December 31, 2018 and 2017 include the accounts of cemeteries operated under long-term lease, operating or management agreements. For the purposes of this note, these entities are deemed non-guarantor subsidiaries, as they are not 100% owned by the Partnership. The Partnership’s consolidated financial statements also contain merchandise and perpetual care trusts that are also non-guarantor subsidiaries for the purposes of this note.

The financial information presented below reflects the Partnership’s standalone accounts, the combined accounts of the subsidiary co-issuer, the combined accounts of the guarantor subsidiaries, the combined accounts of the non-guarantor subsidiaries, the consolidating adjustments and eliminations and the Partnership’s consolidated accounts as of and for the years ended December 31, 2018 and 2017 For the purpose of the following financial information, the Partnership’s investments in its subsidiaries and the guarantor subsidiaries’ investments in their respective subsidiaries are presented in accordance with the equity method of accounting (in thousands):

CONDENSED CONSOLIDATING BALANCE SHEETS

December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$16,298	$1,849	$—	$18,147
Assets held for sale	—	—	757	—	—	757
Other current assets	—	3,718	64,167	11,527	—	79,412

Total current assets	—	3,718	81,222	13,376	—	98,316
Long-term accounts receivable	—	3,118	71,708	12,322	—	87,148
Cemetery and funeral home property and equipment	—	806	409,201	33,550	—	443,557
Merchandise trusts	—	—	—	488,248	—	488,248
Perpetual care trusts	—	—	—	330,562	—	330,562
Deferred selling and obtaining costs	—	5,511	88,705	18,444	—	112,660
Goodwill and intangible assets	—	—	25,676	60,607	—	86,283
Other assets	—	—	19,403	2,924	—	22,327
Investments in and amounts due from affiliates eliminated upon consolidation	61,875	(586)	539,997	—	(601,286)	—

Total assets	$61,875	$12,567	$1,235,912	$960,033	$(601,286)	$1,669,101

Liabilities and Partners’ Capital
Current liabilities	$—	$184	$60,216	$1,400	$—	$61,800
Long-term debt, net of deferred financing costs	68,453	105,160	146,635	—	—	320,248
Deferred revenues	—	32,147	770,337	111,802	—	914,286
Perpetual care trust corpus	—	—	—	330,562	—	330,562
Other long-term liabilities	—	—	33,553	15,230	—	48,783
Due to affiliates	—	—	173,613	543,543	(717,156)	—

Total liabilities	68,453	137,491	1,184,354	1,002,537	(717,156)	1,675,679

Partners’ capital	(6,578)	(124,924)	51,556	(42,502)	115,870	(6,578)

Total liabilities and partners’ capital	$61,875	$12,567	$1,235,910	$960,035	$(601,286)	$1,669,101

CONDENSED CONSOLIDATING BALANCE SHEETS (continued)

December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$4,216	$2,605	$—	$6,821
Assets held for sale	—	—	1,016	—	—	1,016
Other current assets	—	3,882	83,901	17,366	—	105,149

Total current assets	—	3,882	89,133	19,971	—	112,986
Long-term accounts receivable	—	2,179	89,275	14,481	—	105,935
Cemetery and funeral home property and equipment	—	738	411,936	34,820	—	447,494
Merchandise trusts	—	—	—	515,456	—	515,456
Perpetual care trusts	—	—	—	339,928	—	339,928
Deferred selling and obtaining costs	—	6,171	98,639	21,588	—	126,398
Goodwill and intangible assets	—	—	26,347	61,759	—	88,106
Other assets	—	—	16,995	2,784	—	19,779
Investments in and amounts due from affiliates eliminated upon consolidation	159,946	82,836	556,783	—	(799,565)	—

Total assets	$159,946	$95,806	$1,289,108	$1,010,787	$(799,565)	$1,756,082

Liabilities and Partners’ Capital
Current liabilities	$—	$72	$44,380	$1,354	$—	$45,806
Long-term debt, net of deferred financing costs	68,250	104,848	144,595	—	—	317,693
Deferred revenues	—	33,469	773,516	105,641	—	912,626
Perpetual care trust corpus	—	—	—	339,928	—	339,928
Other long-term liabilities	—	—	34,149	14,184	—	48,333
Due to affiliates	—	—	173,098	576,025	(749,123)	—

Total liabilities	68,250	138,389	1,169,738	1,037,132	(749,123)	1,664,386

Partners’ capital	91,696	(42,583)	119,370	(26,345)	(50,442)	91,696

Total liabilities and partners’ capital	$159,946	$95,806	$1,289,108	$1,010,787	$(799,565)	$1,756,082

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

Year Ended December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$6,382	$266,550	$52,271	$(9,077)	$316,126
Total costs and expenses	—	(13,666)	(285,578)	(58,349)	9,077	(348,516)
Other loss	—	(445)	(9,510)	(1,549)	—	(11,504)
Net loss from equity investment in subsidiaries	(63,084)	(54,573)	—	—	117,657	—
Interest expense	(5,434)	(8,348)	(15,787)	(1,033)	—	(30,602)

Income (loss) from continuing operations before income taxes	(68,518)	(70,650)	(44,325)	(8,660)	117,657	(74,496)
Income tax benefit	—	—	1,797	—	—	1,797

Net income (loss)	$(68,518)	$(70,650)	$(42,528)	$(8,660)	$117,657	$(72,699)

Year Ended December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$7,788	$279,399	$58,981	$(7,941)	$338,227
Total costs and expenses	—	(12,306)	(290,850)	(53,685)	7,941	(348,900)
Other loss	—	—	(46,761)	—	—	(46,761)
Net loss from equity investment in subsidiaries	(69,724)	(71,281)	—	—	141,005	—
Interest expense	(5,434)	(8,348)	(12,623)	(940)	—	(27,345)

Income (loss) from continuing operations before income taxes	(75,158)	(84,147)	(70,835)	4,356	141,005	(84,779)
Income tax benefit	—	—	9,621	—	—	9,621

Net income (loss)	$(75,158)	$(84,147)	$(61,214)	$4,356	$141,005	$(75,158)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

Year Ended December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$—	$370	$39,943	$(73)	$(13,783)	$26,457
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(370)	(11,510)	(683)	—	(12,563)

Net cash used in investing activities	—	(370)	(11,510)	(683)	—	(12,563)

Cash Flows From Financing Activities:
Cash distributions	—	—	—	—	—	—
Payments to affiliates	—	—	(13,782)	—	13,782	—
Net borrowings and repayments of debt	—	—	1,387	—	—	1,387
Other financing activities	—	—	(3,955)	—	—	(3,955)

Net cash used in financing activities	—	—	(16,350)	—	13,782	(2,568)

Net decrease in cash and cash equivalents	—	—	12,082	(756)	—	11,326
Cash and cash equivalents—Beginning of period	—	—	4,216	2,605	—	6,821

Cash and cash equivalents—End of period	$—	$—	$16,298	$1,849	$—	$18,147

Year Ended December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$24,545	$103	$28,488	$167	$(38,327)	$14,976
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(103)	(7,831)	(987)	—	(8,921)

Net cash used in investing activities	—	(103)	(7,831)	(987)	—	(8,921)

Cash Flows From Financing Activities:
Cash distributions	(24,545)	—	—	—	—	(24,545)
Payments to affiliates	—	—	(38,327)	—	38,327	—
Net borrowings and repayments of debt	—	—	14,341	—	—	14,341
Other financing activities	—	—	(1,600)	—	—	(1,600)

Net cash used in financing activities	(24,545)	—	(25,586)	—	38,327	(11,804)

Net decrease in cash and cash equivalents	—	—	(4,929)	(820)	—	(5,749)
Cash and cash equivalents—Beginning of period	—	—	9,145	3,425	—	12,570

Cash and cash equivalents—End of period	$—	$—	$4,216	$2,605	$—	$6,821

17.	ISSUANCES OF LIMITED PARTNER UNITS

On November 19, 2015, the Partnership entered into an equity distribution agreement (“ATM Equity Program”) with a group of banks (the “Agents”) whereby it may sell, from time to time, common units representing limited partner interests having an aggregate offering price of up to $100,000,000. No common units were issued under the ATM Equity Program during the year ended December 31, 2018 or 2017.

Pursuant to a Common Unit Purchase Agreement, dated May 19, 2014, by and between the Partnership and American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company (“ACII”), the Partnership issued 78,342 paid-in-kind units to ACII in lieu of cash distributions of $0.7 million during the year ended December 31, 2017.

18.	SEGMENT INFORMATION

The Partnership’s operations include two reportable operating segments, Cemetery Operations and Funeral Home Operations. These operating segments reflect the way the Partnership manages its operations and makes business decisions as of December 31, 2018. Operating segment data for the periods indicated was as follows (in thousands):

	Years Ended December 31,
	2018	2017
STATEMENT OF OPERATIONS DATA:
Cemetery Operations:
Revenues	$261,935	$276,696
Operating costs and expenses	(238,974)	(233,950)
Depreciation and amortization	$(8,037)	(8,909)

Segment income	$14,924	$33,837

Funeral Home Operations:
Revenues	$54,191	$61,531
Operating costs and expenses	(44,525)	(49,803)
Depreciation and amortization	(2,744)	(3,080)

Segment income	$6,922	$8,648

Reconciliation of segment income to net loss:
Cemetery Operations	$14,924	$33,837
Funeral Home Operations	6,922	8,648

Total segment income	21,846	42,485

Corporate overhead	(53,281)	(51,964)
Corporate depreciation and amortization	(955)	(1,194)
Loss on goodwill impairment	—	(45,574)
Other losses, net	(11,504)	(1,187)
Interest expense	(30,602)	(27,345)
Income tax benefit (expense)	1,797	9,621

Net loss	$(72,699)	$(75,158)

CASH FLOW DATA:
Capital expenditures:
Cemetery Operations	$9,025	$10,048
Funeral Home Operations	2,839	426
Corporate	308	315

Total capital expenditures	$12,172	$10,789

	December 31,
	2018	2017
BALANCE SHEET DATA:
Assets:
Cemetery Operations	$1,508,667	$1,594,091
Funeral Home Operations	136,064	152,934
Corporate	24,370	9,057

Total assets	$1,669,101	$1,756,082

Goodwill:
Cemetery Operations	$24,862	$24,862
Funeral Home Operations	—	—

Total goodwill	$24,862	$24,862

19.	SUBSEQUENT EVENTS

Credit Agreements

On February 4, 2019, StoneMor Operating LLC (the “Operating Company”), a wholly-owned subsidiary of the Partnership, the Subsidiaries (as defined in the Amended Credit Agreement) of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders party thereto and Capital One, National Association (“Capital One”), as Administrative Agent (in such capacity, the “Administrative Agent”), entered into the Eighth Amendment and Waiver to Credit Agreement (the “Eighth Amendment” and the Original Amended Agreement, as further amended by the Eighth Amendment, the “Amended Credit Agreement”) which further amended the Credit Agreement dated August 4, 2016 (as previously amended by that certain First Amendment to Credit Agreement dated as of March 15, 2017, Second Amendment and Limited Waiver dated July 26, 2017, Third Amendment and Limited Waiver effective August 15, 2017, Fourth Amendment to Credit Agreement dated as of September 29, 2017, Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, Sixth Amendment and Waiver to Credit Agreement dated June 12, 2018 and Seventh Amendment and Waiver to Credit Agreement dated July 13, 2018, the “Original Amended Agreement”), dated as of August 4, 2016, among the Borrowers, the Lenders, Capital One, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. Capitalized terms not otherwise defined herein have the same meanings as specified in the Amended Credit Agreement.

The Eighth Amendment added to the Amended Credit Agreement a separate last out revolving credit facility (the “Tranche B Revolving Credit Facility”) in the aggregate amount of $35.0 million to be provided by certain affiliates of Axar Capital Management as the initial lenders under the Tranche B Revolving Credit Facility (the “Tranche B Revolving Lenders”) on the following terms (as further detailed in the Eighth Amendment):

•

the aggregate amount of the Tranche B Revolving Commitments is $35.0 million; such Commitments were utilized in the amount of $15.0 million, which is reduced by a $0.7 million Original Issue Discount on the Eighth Amendment effective date. The remaining $20 million in commitments may be utilized in the amount of $5.0 million (or any integral multiple thereof) from time to time until April 30, 2019, provided that any borrowings resulting in the outstanding principal amount of the Tranche B Revolving Credit Facility being in excess of $25.0 million require, as a condition to such borrowings, that the Partnership receive a fairness opinion with respect to the Tranche B Revolving Credit Facility;

•	Tranche B Revolving Credit Facility Maturity Date is one business day after the maturity date of the original revolving credit facility (the “Tranche A Revolving Credit Facility”);

•	the interest rate applicable to the loans made under the Tranche B Revolving Credit Facility is 8.00% per annum, payable quarterly in arrears;

•

borrowings under the Tranche B Revolving Credit Facility on the effective date of the Eighth Amendment (the “Eighth Amendment Effective Date”) were subject to an original issue discount in the amount of $0.7 million; and

•	upon the repayment or prepayment of the Tranche B Revolving Credit Facility in full, the Tranche B Revolving Lenders will receive additional interest in the amount of $0.7 million.

The Eighth Amendment also amended certain terms of the Original Amended Agreement to:

•	reduce the Tranche A Revolving Credit Availability Period to end on the Eighth Amendment Effective Date, which precludes borrowings under the Tranche A Revolving Credit Facility after such date;

•

reduce the amount of the Letter of Credit Sublimit from $15.0 million to $9.4 million, plus the principal amount of loans under the Tranche A Revolving Credit Facility that become subject to optional prepayment after the Eighth Amendment Effective Date, and permit the issuance of letters of credit under the Tranche A Revolving Credit Facility after the Eight Amendment Effective Date;

•

modify the Tranche A Revolving Credit Facility Maturity Date to be the earlier of (i) May 1, 2020 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness;

•

redetermine the Applicable Rate to be 4.50% for Eurodollar Rate Loans and 3.50% for Base Rate Loans from the Eighth Amendment Effective Date to February 28, 2019; 4.75% and 3.75%, respectively, from March 1, 2019 to March 31, 2019; 5.50% and 4.50%, respectively, from April 1, 2019 to April 30, 2019; 5.75% and 4.75%, respectively, from May 1, 2019 to May 31, 2019; and 6.00% and 5.00%, respectively, from June 1, 2019;

•	discontinue the accrual of the commitment fee after the Eighth Amendment Effective Date;

•

provide for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash, in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

•

amend the definition of “Consolidated Net Income” for purposes of calculating the Consolidated EBITDA to exclude, for the time period from January 1, 2018 to January 1, 2019, (i) any non-recurring charges for adjustments made to cost of goods sold for merchandise inventory impairment related to excess and damaged inventory of the Partnership or a subsidiary of the Partnership (and any reversal thereof) incurred during the Fiscal Year ended December 31, 2018 in an aggregate amount not to exceed $5.0 million and (ii) any non-recurring charges for the establishment of liability reserves required for future obligations of the Partnership or a Subsidiary of the Partnership to deliver allocated merchandise to customers (and any reversal thereof) incurred during the Fiscal Year ended December 2018 in an aggregate amount not to exceed $15.0 million;

•

amend the definition of “Consolidated EBITDA” for purposes of calculating the financial covenant to (i) adjust the limit on add backs for non-recurring cash expenses, losses, costs and charges to $17.0 million for each Measurement Period ended on or after April 1, 2018 and (ii) remove a separate add back for non-recurring cash expenses, costs and charges relating to “non-ordinary course of business” legal matters;

•

remove the Consolidated Secured Net Leverage Ratio and Consolidated Fixed Charge Coverage Ratio and replace them with a covenant requiring the Partnership to ensure that its Consolidated EBITDA is not less than the following amounts for the four quarters ending on the following dates: (i) $18.0 million for the period ended March 31, 2018; (ii) $13.0 million for the period ended June 30, 2018; (iii) $2.5 million for the period ended September 30, 2018; (iv) ($3.0 million) for the period ended December 31, 2018; (v) $1.0 million for the period ending March 31, 2019; (vi) $3.5 million for the period ending June 30, 2019; (vii) $8.0 million for the period ending September 30, 2019; (viii) $8.25 million for the period ending December 31, 2019; and (ix) $9.25 million for the period ending March 31, 2020;

•

provide for mandatory prepayments in an amount equal to 100% of the net cash proceeds from (i) sale/leaseback transactions and certain other permitted dispositions of assets and (ii) incurrence of certain indebtedness (including any indebtedness not permitted under the Amended Credit Agreement) in an amount exceeding $5.0 million;

•

extend the deadline for filing the Partnership’s Form 10-Q for the period ended March 31, 2018 to the later of February 6, 2019 and the date that is two Business Days following the Eighth Amendment Effective Date and for the periods ended June 30, 2018 and September 30, 2018 to February 15, 2019;

•

add a covenant requiring the Partnership and the Administrative Borrower to use their reasonable best efforts to consummate the transactions contemplated under the Merger Agreement (as defined below) by May 15, 2019 (the “C-Corporation Conversion”); modify the definition of “Change in Control” and several covenants, including but not limited to reporting covenants and covenants restricting fundamental changes, dispositions, investments, acquisitions and transactions with affiliates to permit the C-Corporation Conversion and to permit the Partnership to be a wholly-owned subsidiary of StoneMor Inc. (as defined below);

•

add a covenant requiring the Administrative Borrower to engage Houlihan Lokey or any other acceptable financial advisor by no later than the second business day after the Eighth Amendment Effective Date to advise it in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility (such refinancing, the “Refinancing”);

•

add a covenant requiring the Administrative Borrower to retain Carl Marks & Co. or another acceptable consultant of recognized national standing on or prior to the Eighth Amendment Effective Date, who shall (i) assist the Administrative Borrower in further developing its financial planning and analysis function; (ii) prepare a detailed analysis of G&A expenses and other overhead and develop cost savings initiatives and (iii) present a monthly written update to the Administrative Agent and the Lenders on progress; and

•	amend other provisions of the Original Amended Agreement in connection with the foregoing.

In addition, in the Eighth Amendment, the Administrative Agent and Lenders party thereto waived existing defaults under the Original Amended Agreement as a result of the Partnership’s failure to (i) deliver the financial statements for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 and the related compliance certificates; (ii) comply with the facility’s maximum Consolidated Secured Net Leverage Ratio for each period ended June 30, 2018, September 30, 2018 and December 31, 2018 (iii) comply with the facility’s minimum Fixed Charge Coverage Ratio for each period ended June 30, 2018, September 30, 2018 and December 31, 2018; and (iv) inaccuracies in representations and warranties resulting from such defaults. The effectiveness of the Eighth Amendment was subject to the satisfaction of certain conditions, including the payment to the Tranche A Revolving Lenders of a fee in the aggregate amount of $0.8 million.

Loan Agreement with a Related Party

On February 4, 2019, the Partnership entered into the Eighth Amendment with, among other parties, certain affiliates of Axar Capital Management (collectively, “Axar”) to provide an up to $35.0 million bridge financing in the form of the Tranche B Revolving Credit Facility, of which $15.0 million was drawn down immediately. Borrowings under the financing arrangement are collateralized by a perfected first priority security interest in substantially all assets of the Partnership and the Borrowers held for the benefit of the existing Tranche A Revolving Lenders and bear interest at a fixed rate of 8.0%. Borrowings under Tranche B Revolving Credit Facility “Eighth Amendment Effective Date” are subject to an original issue discount in the amount of $0.7 million, which was recorded as original issue discount and will pay additional interest in the amount $0.7 million at the termination and payment in full of the financing arrangement, which will be accreted to interest expense over the term of the financing arrangement, As of March 15, 2019, Axar beneficially owned approximately 20.2% of the Partnership’s outstanding common units. Axar also has exposure to an additional 1,520,149 Common Units pursuant to certain cash-settled equity swaps which mature on June 20, 2022 in accordance with information included in Axar’s filing on Form 4 which was filed with the SEC on March 18, 2019. In addition, the Partnership’s board of directors has separately approved an amendment to the voting and standstill agreement and director voting agreement with Axar to permit Axar to acquire up to 27.5% of the Partnership common units outstanding.

On March 29, 2019, the Partnership had additional borrowing of $10.0 million under the Tranche B Revolving Credit Facility.

January 2019 Restructuring

On January 31, 2019, the Partnership announced a restructuring initiative implemented as part of its ongoing organizational review. This restructuring is intended to further integrate, streamline and optimize the Partnership’s operations.

As part of this restructuring, the Partnership will undertake certain cost reduction initiatives, including a reduction of approximately 45 positions of its workforce, primarily related to corporate functions in Trevose, a streamlining of general and administrative expenses and an optimization of location spend. The Partnership expects to incur cash charges of approximately $0.5 million to $0.7 million of employee separation and other benefit-related costs in connection with the January 2019 restructuring initiative. Substantially all of these cash payments are anticipated to be made by the end of 2019 and the Partnership anticipates that substantially all of the actions associated with this restructuring will be completed by the end of 2019. Under this restructuring, separation costs are expensed over the requisite service period, if any. There were no expenses recorded for the year ended December 31, 2018 related to the January 2019 restructuring initiative.

Amendment and Restatement of 2018 LTIP

On March 27, 2019, the Board of Directors of our General Partner approved the amendment and restatement of the 2018 LTIP, which was renamed the StoneMor Amended and Restated 2019 Long-Term Incentive Plan (“2019 Plan”). The amendments were made to (i) increase the number of common units of the Partnership reserved for delivery under the plan from 2,000,000 to 4,000,000 and (ii) make certain other clarifying changes and updates to the 2018 LTIP.

The 2019 LTIP provides for the grant, from time to time, at the discretion of the board of directors of the General Partner or the Compensation, Nominating and Governance and Compliance Committee of the board of directors, of equity-based incentive compensation awards. Subject to adjustments in the event of certain transactions or changes in capitalization in accordance with 2019 LTIP, 4,000,000 common units of the Partnership have been reserved for delivery pursuant to awards under the 2019 LTIP. Common units that have been forfeited, cancelled, exercised, settled in cash, or otherwise terminated or expired without deliver will be available for future deliver.

20.	QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following summarizes certain quarterly results of operations:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands, except per unit data)
Year Ended December 31, 2018
Revenues	$77,945	$81,571	$73,185	$83,425
Gross loss	(8,026)	(8,738)	(10,016)	(5,610)
Net loss	(17,923)	(17,017)	(17,225)	(20,534)
General partner’s interest in net loss for the period	(187)	(177)	(179)	(214)
Limited partners’ interest in net loss for the period	(17,736)	(16,840)	(17,046)	(20,320)
Net loss per limited partner unit (basic and diluted)	$(0.47)	$(0.44)	$(0.45)	$(0.54)
Year Ended December 31, 2017
Revenues	$82,946	$85,952	$84,034	$85,295
Gross profit (loss)	(1,049)	(3,113)	(2,348)	(4,163)
Net loss (1)	(8,561)	(11,582)	(9,576)	(45,439)
General partner’s interest in net income (loss) for the period	(89)	(121)	(99)	(473)
Limited partners’ interest in net loss for the period	(8,472)	(11,461)	(9,477)	(44,966)
Net loss per limited partner unit (basic and diluted)	$(0.22)	$(0.30)	$(0.25)	$(1.18)

(1)	Net loss in the fourth quarter of 2017 includes loss on goodwill impairment of $45.6 million.

Gross profit (loss) is computed based upon total revenues less total costs and expenses per the consolidated statements of operations for each quarter.

Net income (loss) per limited partner unit is computed independently for each quarter and the full year based upon respective average units outstanding. Therefore, the sum of the quarterly per unit amounts may not equal the annual per share amounts.

21.	SUPPLEMENTAL CONSOLIDATED CASH FLOW INFORMATION

The tables presented below provide supplemental information to the consolidated statements of cash flows regarding contract origination and maturity activity included in the pertinent captions on the Partnership’s consolidated statements of cash flows (in thousands):

	Years Ended December 31,
	2018	2017
Pre-need/at-need contract originations (sales on credit)	$(126,199)	$(104,896)
Cash receipts from sales on credit (post-origination)	130,697	87,822

Changes in Accounts receivable, net of allowance	$4,498	$(17,074)

Deferrals:
Cash receipts from customer deposits at origination, net of refunds	$146,279	$146,624
Withdrawals of realized income from merchandise trusts during the period	15,582	12,551
Pre-need/at-need contract originations (sales on credit)	126,199	104,896
Undistributed merchandise trust investment earnings, net	(2,725)	(36,461)
Recognition:
Merchandise trust investment income, net withdrawn as of end of period	(9,618)	(11,738)
Recognized maturities of customer contracts collected as of end of period	(188,897)	(199,074)
Recognized maturities of customer contracts uncollected as of end of period	(49,415)	(25,847)

Changes in Deferred revenues	$37,405	$(9,049)

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Financial Statements

(1)	The following financial statements of StoneMor Partners L.P. are included in Part II, Item 8. Financial Statements and Supplementary Data:

Reports of Independent Registered Public Accounting Firms

Consolidated Balance Sheets as of December 31, 2018 and 2017

Consolidated Statements of Operations for the years ended December 31, 2018 and 2017

Consolidated Statements of Partners’ Capital for the years ended December 31, 2018 and 2017

Consolidated Statements of Cash Flows for the years ended December 31, 2018 and 2017

Notes to Consolidated Financial Statements

(2)	Other schedules have not been included either because they are not applicable or because the information is included elsewhere in this Annual Report on Form 10-K.

(b)	Exhibits are listed in the Exhibit Index, which is included below.

Exhibit Index

Exhibit Number	Description

3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004 (Exhibit 3.1)).

3.2*	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008, as amended by Amendment No. 1 to Second Amended Agreement of Limited Partnership of StoneMor Partners L.P. dated as of November 3, 2017 (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017).

4.1.1*	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, including Form of 7 7/8% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.1.2*	Registration Rights Agreement, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the Initial Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers listed on Schedule A to the Purchase Agreement (incorporated by reference to Exhibit 4.4 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.1.3*	Supplemental Indenture No. 1, dated as of August 8, 2014, by and among Kirk & Nice, Inc., Kirk & Nice Suburban Chapel, Inc., StoneMor Operating LLC, and Osiris Holding of Maryland Subsidiary, Inc., subsidiaries of StoneMor Partners L.P. (or its successor), and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

Exhibit Number	Description

4.1.4*	Supplemental Indenture No. 2, dated as of September 1, 2016, by and among StoneMor Wisconsin LLC, StoneMor Wisconsin Subsidiary LLC, subsidiaries of StoneMor Partners L.P., and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

4.2*	Registration Rights Agreement, dated as of May 21, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.1*†	StoneMor Partners L.P. Long-Term Incentive Plan, as amended April 19, 2010 (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement filed on June 4, 2010).

10.2*†	Form of the Director Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.3*†	Form of the Key Employee Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.4*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 27, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 1, 2006).

10.5*†	Director Restricted Phantom Unit Agreement by and between StoneMor GP LLC and Robert Hellman dated June 23, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 23, 2009).

10.6*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.7*†	Form of the Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.8*†	Director Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2.8 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

10.9*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of April 2, 2012 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

10.10*†	Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 7, 2012 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 13, 2012).

10.11*†	Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of October 22, 2013 (incorporated by reference to Exhibit 10.7.11 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

10.12*†	Form of Director Restricted Phantom Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of November 11, 2014 (incorporated by reference to Exhibit 10.7.12 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014).

Exhibit Number	Description

10.13*†	Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of December 31, 2015 by and between StoneMor GP LLC and David L. Meyers (incorporated by reference to Exhibit 10.7.15 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

10.14*†	Amended and Restated Employment Agreement, executed July 22, 2013 and retroactive to January 1, 2013, by and between StoneMor GP, LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 26, 2013).

10.15*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Lawrence Miller, Robert B. Hellman, Jr., Fenton R. Talbott, Martin R. Lautman, William Shane, Allen R. Freedman, effective September 20, 2004 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.16*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Howard Carver and Peter Grunebaum, effective February 16, 2007 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.17*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Leo J. Pound and Jonathan Contos, dated February 26, 2015 (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

10.18*†	Settlement Agreement by and among StoneMor Indiana LLC, StoneMor Operating LLC, StoneMor Partners L.P., Chapel Hill Associates, Inc., Chapel Hill Funeral Home, Inc., Covington Memorial Funeral Home, Inc., Covington Memorial Gardens, Inc., Forest Lawn Memorial Chapel Inc., Forest Lawn Memory Gardens Inc., Fred W. Meyer, Jr. by James R. Meyer as Special Administrator to the Estate of Fred W. Meyer, Jr., James R. Meyer, Thomas E. Meyer, Nancy Cade, and F.T.J. Meyer Associates, LLC dated June 21, 2010 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 25, 2010).

10.19*†	Omnibus Agreement by and among McCown De Leeuw & Co. IV, L.P., McCown De Leeuw & Co. IV Associates, L.P., MDC Management Company IV, LLC, Delta Fund LLC, Cornerstone Family Services LLC, CFSI LLC, StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.4 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.20*†	Amendment No. 1 to Omnibus Agreement entered into on, and effective as of, January 24, 2011 by and among MDC IV Trust U/T/A November 30, 2010, MDC IV Associates Trust U/T/A November 30, 2010, Delta Trust U/T/A November 30, 2010 (successors respectively to McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw IV Associates, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and MDC Management Company IV, LLC, a California limited liability company), Cornerstone Family Services LLC, a Delaware limited liability company, CFSI LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited partnership, StoneMor GP LLC, a Delaware limited liability company, for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on January 28, 2011).

10.21*†	Contribution, Conveyance and Assumption Agreement by and among StoneMor Partners L.P., StoneMor GP LLC, CFSI LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

Exhibit Number	Description

10.22*†	Letter Agreement by and between Austin So and StoneMor GP LLC, dated January 28, 2017 (incorporated by reference to Exhibit 10.36 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016).

10.23*	Lease Agreement, dated as of September 26, 2013, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 2, 2013).

10.24*	Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 26, 2014).

10.25*	Amendment No. 2 to Lease Agreement, dated as of May 28, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P. (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

10.26*	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor Florida LLC, StoneMor Florida Subsidiary LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, StoneMor North Carolina Funeral Services, Inc., Loewen [Virginia] LLC, Loewen [Virginia] Subsidiary, Inc., Rose Lawn Cemeteries LLC, Rose Lawn Cemeteries Subsidiary, Incorporated, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, CMS West Subsidiary LLC, S.E. Funeral Homes of Florida, LLC, S.E. Cemeteries of Florida, LLC, S.E. Combined Services of Florida, LLC, S.E. Cemeteries of North Carolina, Inc., S.E. Funeral Homes of North Carolina, Inc., Montlawn Memorial Park, Inc., S.E. Cemeteries of Virginia, LLC, SCI Virginia Funeral Services, Inc., George Washington Memorial Park, Inc., Sunset Memorial Park Company and S.E. Mid- Atlantic Inc. (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.27*†	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, Laurel Hill Memorial Park LLC, Laurel Hill Memorial Park Subsidiary, Inc., StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, S.E. Cemeteries of North Carolina, Inc., Clinch Valley Memorial Cemetery, Inc., and S.E. Acquisition of Pennsylvania, Inc. (incorporated by reference to Exhibit 2.2 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.28*	Common Unit Purchase Agreement, dated as of May 19, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.29*	Underwriting Agreement, dated April 15, 2016, by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, and Raymond James & Associates, Inc., as representative of the underwriters named therein (incorporated by reference to Exhibit 1.1 of Registrant’s Current Report on Form 8-K filed on April 20, 2016).

10.30*	Letter Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

10.31*	Confidentiality, Nondisclosure and Restrictive Covenant Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

Exhibit Number	Description

10.32*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.33*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Austin So (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.34*	Credit Agreement, dated as of August 4, 2016, by and among StoneMor Operating LLC, the other Borrowers party thereto, the Lenders party thereto, Capital One, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank of Pennsylvania, as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents (incorporated by reference to Exhibit 10.5 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.35*	First Amendment to Credit Agreement, dated as of March 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 16, 2017).

10.36*	Second Amendment and Limited Waiver to Credit Agreement, dated as of July 26, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 28, 2017).

10.37*	Third Amendment and Limited Waiver to Credit Agreement, effective as of August 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on August 17, 2017).

10.38*	Fourth Amendment to Credit Agreement dated as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 5, 2017).

10.39*	Fifth Amendment to Credit Agreement, dated as of December 22, 2017 but effective as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.40*	Sixth Amendment and Waiver to Credit Agreement, effective as of June 12, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.41*	Seventh Amendment and Waiver to Credit Agreement, effective as of July 13, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.49 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

Exhibit Number	Description

10.42*	Eighth Amendment and Waiver to Credit Agreement, effective as of February 4, 2019, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on February 4, 2018).

10.43*	Guaranty and Collateral Agreement, dated as of August 4, 2016, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Grantors party thereto and Capital One, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.6 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.44*	Common Unit Purchase Agreement, dated as of December 30, 2016, by and between StoneMor Partners L.P. and StoneMor GP Holdings LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on January 4, 2017).

10.45*†	Separation Agreement and General Release, dated as of March 27, 2017, by and between StoneMor GP Holdings LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 28, 2017).

10.46*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 17, 2017).

10.47*†	Employment Agreement dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.48*†	Indemnification Agreement, dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.49*†	Employment Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.50*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.51*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Robert A. Sick (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.52*†	Employment Agreement dated March 1, 2018 by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 2, 2018).

10.53*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 1, 2018, by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 2, 2018)

10.54*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2017 Award) (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

Exhibit Number	Description

10.55*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2018 Award) (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.56*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2017 Award) (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.57*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2018 Award) (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.58*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 19, 2018, by and between StoneMor GP LLC and Mark L. Miller (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.59*†	Form of 2017 Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.60*†	Form of Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.61*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.62*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.63*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.64*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.65*†	Employment Agreement by and between Austin K. So and StoneMor GP LLC, dated June 15, 2018 (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.66*†	Employment Agreement by and between Joseph M. Redling and StoneMor GP LLC, dated June 29, 2018 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 3, 2018).

10.67*†	Executive Restricted Unit Award Agreement dated July 18, 2018 by and between StoneMor GP LLC and Joseph M. Redling (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 24, 2018).

10.68*†	Agreement dated July 26, 2018 by and between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 30, 2018).

Exhibit Number	Description

10.69*†	Letter Agreement, dated September 5, 2018, by and between StoneMor GP LLC and Jeffrey DiGiovanni (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 11, 2018).

10.70*†	StoneMor Amended and Restated 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 21, 2018).

10.71*	Voting and Support Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 28, 2018).

10.72*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.73*†	Letter Agreement dated October 12, 2018 between StoneMor Partners L.P. and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.74*	First Amendment to Voting and Support Agreement, dated February 4, 2019, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on February 4, 2019).

10.75*	Merger and Reorganization Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP Holdings LLC, StoneMor GP LLC and Hans Merger Sub, LLC (incorporated by reference to Exhibit 10.75 of Registrant’s Annual Report on Form 10-K filed on April 3, 2019).

10.76*†	StoneMor Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 2, 2019).

16.1*	Letter from Deloitte & Touche LLP date December 6, 2018 (incorporated by reference to Exhibit 16.1 of Registrant’s Current Report on Form 8-K filed on December 6, 2018).

21.1*	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of Registrant’s Annual Report on Form 10-K filed on April 3, 2019).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Deloitte & Touche LLP.

31.1	Certification pursuant to Exchange Act Rule 13a-14(a) of Joseph M. Redling, President and Chief Executive Officer.

31.2	Certification pursuant to Exchange Act Rule 13a-14(a) of Garry P. Herdler, Chief Financial Officer and Senior Vice President.

32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Joseph M. Redling, President and Chief Executive Officer (furnished herewith).

32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Garry P. Herdler, Chief Financial Officer and Senior Vice President (furnished herewith).

99.1*	Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, entered into by StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

Exhibit Number	Description

99.2*	Amendment No. 1, dated as of November 17, 2015, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, entered into by StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.2 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

99.3*	Amendment No. 2, dated as of May 17, 2017, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.3 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

99.4*	Amendment No. 3, dated as of March 19, 2018, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.4 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

101	Attached as Exhibit 101 to this report are the following Interactive Data Files formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2018 and 2017; (ii) Consolidated Statements of Operations for the years ended December 31, 2018, 2017 and 2016; (iii) Consolidated Statements of Partners’ Capital; (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2018, 2017 and 2016; and (v) Notes to the Consolidated Financial Statements. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of StoneMor Partners L.P.

*	Incorporated by reference, as indicated
†	Management contract, compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC, its General Partner

August 28, 2019		By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

Exhibit 31.1

CERTIFICATION

I, Joseph M. Redling, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2018, of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: August 28, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Garry P. Herdler, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2018, of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: August 28, 2019	By:	/s/ Garry P. Herdler
Garry P. Herdler
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to Amendment No. 1 to the Annual Report of the Partnership on Form 10-K/A for the year ended December 31, 2018 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 28, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to Amendment No. 1 to the Annual Report of the Partnership on Form 10-K/A for the year ended December 31, 2018 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 28, 2019	By:	/s/ Garry P. Herdler
Garry P. Herdler
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

ANNEX C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2019

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to                 .

Commission File Number: 001-32270

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (215) 826-2800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	STON	NYSE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.    Yes  ☐    No  ☐

The number of the registrant’s outstanding common units at November 6, 2019 was 42,636,311.

FORM 10-Q OF STONEMOR PARTNERS L.P.

PART 1 – FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$43,515	$18,147
Restricted cash	20,580	—
Accounts receivable, net of allowance	61,470	57,928
Prepaid expenses	5,630	4,475
Other current assets	18,148	17,766

Total current assets	149,343	98,316

Long-term accounts receivable, net of allowance	78,138	87,148
Cemetery property	328,612	330,841
Property and equipment, net of accumulated depreciation	108,992	112,716
Merchandise trusts, restricted, at fair value	519,529	488,248
Perpetual care trusts, restricted, at fair value	343,028	330,562
Deferred selling and obtaining costs	113,601	112,660
Deferred tax assets	55	86
Goodwill	—	24,862
Intangible assets	56,562	61,421
Other assets	32,663	22,241

Total assets	$1,730,523	$1,669,101

Liabilities, Redeemable Convertible Preferred Units and Partners’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$64,585	$59,035
Accrued interest	—	1,967
Current portion, long-term debt	503	798

Total current liabilities	65,088	61,800

Long-term debt, net of deferred financing costs	362,173	320,248
Deferred revenues	943,555	914,286
Deferred tax liabilities	11,264	6,675
Perpetual care trust corpus	343,028	330,562
Other long-term liabilities	51,940	42,108

Total liabilities	1,777,048	1,675,679

Commitments and contingencies

Redeemable convertible preferred units:
Series A	57,500	—

Total redeemable convertible preferred units	57,500	—
Partners’ deficit:
General partner interest	(5,026)	(4,008)
Common limited partners’ interest	(98,999)	(2,570)

Total partners’ deficit	(104,025)	(6,578)

Total liabilities, redeemable convertible preferred units and partners’ deficit	$1,730,523	$1,669,101

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Cemetery:
Interments	$15,605	$17,716	$52,544	$58,130
Merchandise	18,014	18,023	51,870	51,766
Services	17,068	16,419	50,400	50,647
Investment and other	10,063	9,247	29,474	30,785
Funeral home:
Merchandise	5,572	5,581	17,920	19,532
Services	6,829	6,199	20,907	21,841

Total revenues	73,151	73,185	223,115	232,701

Costs and Expenses:
Cost of goods sold	10,677	12,866	31,263	39,387
Cemetery expense	18,362	19,407	57,245	57,828
Selling expense	14,609	14,251	44,839	47,673
General and administrative expense	11,033	10,916	33,430	32,037
Corporate overhead	11,595	12,876	38,145	39,868
Depreciation and amortization	2,647	2,737	8,120	8,853
Funeral home expenses:
Merchandise	1,896	1,341	5,227	4,927
Services	5,351	5,493	16,363	16,593
Other	3,422	3,314	11,046	12,315

Total costs and expenses	79,592	83,201	245,678	259,481

Other gains (losses), net	(129)	702	(3,558)	(4,503)

Operating loss	(6,570)	(9,314)	(26,121)	(31,283)
Interest expense	(12,765)	(7,638)	(35,282)	(22,858)
Loss on debt extinguishment	—	—	(8,478)	—
Loss on impairment of goodwill	(24,862)	—	(24,862)	—

Loss from operations before income taxes	(44,197)	(16,952)	(94,743)	(54,141)
Income tax benefit (expense)	1,545	(273)	(4,841)	1,976

Net loss	$(42,652)	$(17,225)	$(99,584)	$(52,165)

General partner’s interest	$(426)	$(179)	$(1,018)	$(543)
Limited partners’ interest	$(42,226)	$(17,046)	$(98,566)	$(51,622)
Net loss per limited partner unit (basic and diluted)	$(1.09)	$(0.45)	$(2.56)	$(1.36)
Weighted average number of limited partners’ units outstanding (basic and diluted)	38,916	37,959	38,438	37,959

Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF PREFERRED UNITS AND PARTNERS’ EARNINGS (DEFICIT) (UNAUDITED)

(dollars in thousands, except units)

	Redeemable Convertible Preferred Unit		Partners’ Deficit
	Series A
	Number of Outstanding Preferred Units	Value of Outstanding Preferred Units	Outstanding Common Units	Common Limited Partners	General Partner	Total
Three Months Ended March 31, 2019
December 31, 2018	—	$—	37,958,645	$(2,570)	$(4,008)	$(6,578)
Common unit awards under incentive plans	—	—	301,826	277	—	277
Net loss	—	—	—	(22,300)	(234)	(22,534)

March 31, 2019	—	$—	38,260,471	$(24,593)	$(4,242)	$(28,835)

Three Months Ended June 30, 2019
March 31, 2019	—	$—	38,260,471	$(24,593)	$(4,242)	$(28,835)
Common unit awards under incentive plans	—	—	1,273,376	2,287	2	2,289
Issuance of Series A convertible preferred units, net of issuance	52,083,333	57,500	—	—	—	57,500
Net loss	—	—	—	(34,041)	(357)	(34,398)

June 30, 2019	52,083,333	$57,500	39,533,847	$(56,347)	$(4,597)	$(3,444)

Three Months Ended September 30, 2019
June 30, 2019	52,083,333	$57,500	39,533,847	$(56,347)	$(4,597)	$(3,444)
Common unit awards under incentive plans	—	—	31,983	250	(2)	248
Units repurchased and retired related to unit-based compensation	—	—	(376)	(677)	—	(677)
Net loss	—	—	—	(42,225)	(427)	(42,652)

September 30, 2019	52,083,333	$57,500	39,565,454	$(98,999)	$(5,026)	$(46,525)

	Redeemable Convertible Preferred Unit		Partners’ Earnings (Deficit)
	Series A
	Number of Outstanding Preferred Units	Value of Outstanding Preferred Units	Outstanding Common Units	Common Limited Partners	General Partner	Total
Three Months Ended March 31, 2018
December 31, 2017	—	$—	37,957,936	$94,655	$(2,959)	$91,696
Cumulative effect of accounting change	—	—	—	(27,805)	(292)	(28,097)

January 1, 2018	—	$—	37,957,936	$66,850	$(3,251)	$63,599
Common unit awards under incentive plans	—	—	709	158	—	158
Net loss	—	—	—	(17,736)	(187)	(17,923)

March 31, 2018	—	$—	37,958,645	$49,272	$(3,438)	$45,834

Three Months Ended June 30, 2018
March 31, 2018	—	$—	37,958,645	$49,272	$(3,438)	$45,834
Common unit awards under incentive plans	—	—	—	1,755	—	1,755
Net loss	—	—	—	(16,840)	(177)	(17,017)

June 30, 2018	—	$—	37,958,645	$34,187	$(3,615)	$30,572

Three Months Ended September 30, 2018
June 30, 2018	—	$—	37,958,645	$34,187	$(3,615)	$30,572
Common unit awards under incentive plans	—	—	—	113	—	113
Net loss	—	—	—	(17,046)	(179)	(17,225)

September 30, 2018	—	—	37,958,645	$17,254	$(3,794)	$13,460

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(99,584)	$(52,165)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	5,339	5,850
Depreciation and amortization	8,120	8,853
Provision for bad debt	5,380	3,776
Non-cash compensation expense	2,814	2,026
Loss on debt extinguishment	8,478	—
Loss on impairment of goodwill	24,862	—
Non-cash interest expense	12,435	4,576
Non-cash impairment charge and other losses, net	3,558	4,503
Changes in assets and liabilities:
Accounts receivable, net of allowance	(14,305)	5,574
Merchandise trust fund	(11,137)	(6,917)
Other assets	(1,339)	(2,047)
Deferred selling and obtaining costs	(1,850)	(4,780)
Deferred revenues	23,860	40,361
Deferred taxes, net	4,620	(2,545)
Payables and other liabilities	1,994	12,346

Net cash (used in) provided by operating activities	(26,755)	19,411

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(5,743)	(10,164)
Cash paid for acquisitions	—	(1,667)
Proceeds from divestitures	1,250	—
Proceeds from asset sales	—	954

Net cash used in investing activities	(4,493)	(10,877)

Cash Flows From Financing Activities:
Proceeds from issuance of redeemable convertible preferred units, net	57,500	—
Proceeds from borrowings	406,087	23,880
Repayments of debt	(366,644)	(27,924)
Principal payment on finance leases	(1,098)	—
Cost of financing activities	(17,972)	(3,268)
Units repurchased and retired related to unit-based compensation	(677)	—

Net cash provided by (used in) financing activities	77,196	(7,312)

Net increase in cash, cash equivalents and restricted cash	45,948	1,222
Cash, cash equivalents and restricted cash—Beginning of period	18,147	6,821

Cash, cash equivalents and restricted cash—End of period	$64,095	$8,043

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$24,444	$15,809
Cash paid during the period for income taxes	1,470	1,517
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,759	$—
Operating cash flows from finance leases	370	—
Financing cash flows from finance leases	1,098	—
Non-cash investing and financing activities:
Acquisition of assets by financing	$2,234	$1,620
Classification of assets as held for sale	—	543

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	GENERAL

Nature of Operations

StoneMor Partners L.P. (the “Partnership”) is a provider of funeral and cemetery products and services in the death care industry in the United States. As of September 30, 2019, the Partnership operated 321 cemeteries in 27 states and Puerto Rico, of which 291 were owned and 30 were operated under lease, management or operating agreements. The Partnership also owned and operated 89 funeral homes, including 42 located on the grounds of cemetery properties that the Partnership owns, in 17 states and Puerto Rico.

The Partnership’s cemeteries provide cemetery property interment rights, such as burial lots, lawn and mausoleum crypts, and cremation niches. Cemetery merchandise is comprised of burial vaults, caskets, grave markers and memorials and cemetery services, which include the installation of this merchandise and other service items. The Partnership sells these products and services both at the time of death, which is referred to as at-need, and prior to the time of death, which is referred to as pre-need.

The Partnership’s funeral home services include family consultation, the removal and preparation of remains, insurance products and the use of funeral home facilities for visitation and memorial services.

Basis of Presentation

The accompanying condensed consolidated financial statements, which are unaudited have been prepared in accordance with the requirements of the Quarterly Report on Form 10-Q and accounting principles generally accepted in the United States (“GAAP”) for interim reporting. They do not include all disclosures normally made in financial statements contained in Annual Reports on Form 10-K. In management’s opinion, all adjustments necessary for a fair presentation of the Partnership’s financial position, results of operations and cash flows for the periods disclosed have been made. The balance sheet at December 31, 2018 has been derived from the audited consolidated financial statement as of December 31, 2018, as presented in the Partnership’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with Securities and Exchange Commission (“SEC”) on August 28, 2019 (the “Amended Annual Report”). The interim unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and the related notes thereto presented in the Amended Annual Report. The results of operations for the nine months ended September 30, 2019 may not necessarily be indicative of the results of operations for the full year ended December 31, 2019.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of each of the Partnership’s 100% owned subsidiaries. These statements also include the accounts of the merchandise and perpetual care trusts in which the Partnership has a variable interest and is the primary beneficiary. The Partnership operates 30 cemeteries under long-term leases, operating agreements and management agreements. The operations of 16 of these managed cemeteries have been consolidated. On May 10, 2019, the Partnership terminated one of the management agreements and recorded a $2.1 million loss upon the termination, which is included in Other losses, net in the accompanying unaudited condensed consolidated statements of operations for the nine months ended September 30, 2019.

The Partnership operates 14 cemeteries under long-term leases and other agreements that do not qualify as acquisitions for accounting purposes. As a result, the Partnership did not consolidate all of the existing assets and liabilities related to these cemeteries. The Partnership has consolidated the existing assets and liabilities of the merchandise and perpetual care trusts associated with these cemeteries as variable interest entities, since the Partnership controls and receives the benefits and absorbs any losses from operating these trusts. Under the long-term leases, and other agreements associated with these properties, which are subject to certain termination provisions, the Partnership is the exclusive operator of these cemeteries and earns revenues related to sales of merchandise, services and interment rights and incurs expenses related to such sales, including the maintenance and upkeep of these cemeteries. Upon termination of these agreements, the Partnership will retain all of the benefits and related contractual obligations incurred from sales generated during the agreement period. The Partnership has also recognized the existing customer contract-related performance obligations that it assumed as part of these agreements.

Recapitalization Transactions

Series A Preferred Offering

On June 27, 2019, funds and accounts affiliated with Axar Capital, a related party and the largest holder of the Partnership’s outstanding common units of record, and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Partnership entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement” and the transactions contemplated thereby, the “Preferred Offering”) pursuant to which the Partnership sold to the Purchasers an aggregate of 52,083,333 of the Partnership’s Series A Preferred Units (the “preferred units”) representing limited partner interests in the Partnership with certain rights, preferences and privileges as are set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019 (the “Third Amended Partnership Agreement”). The purchase price for the preferred units sold pursuant to the Series A Purchase Agreement was $1.1040 per preferred unit, reflecting an 8% discount to the liquidation preference of each preferred unit, for an aggregate purchase price of $57.5 million.

Senior Secured Notes

Concurrently with the closing of the Preferred Offering, discussed above, the Partnership completed a private placement of $385.0 million of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Senior Secured Notes”) of the Partnership to certain financial institutions (the “Notes Offering,” and collectively with the Preferred Offering, the “Recapitalization Transactions”) pursuant to the terms of an indenture dated June 27, 2019 by and among the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc. (“Cornerstone” and, collectively with the Partnership, the “Issuers”), certain direct and indirect subsidiaries of the Partnership (the “Guarantors”), the initial purchasers party thereto and Wilmington Trust, National Association, as trustee (the “Indenture”). The net proceeds of the Recapitalization Transactions were used to fully repay the then-outstanding senior notes due in June 2021, retire the Partnership’s revolving credit facility due in May 2020 and pay the associated transaction expenses, with the remaining balance reserved for general corporate purposes. The Partnership is to pay quarterly interest at either a fixed rate of 9.875% per annum in cash or, at their periodic option through January 30, 2022, a fixed rate of 7.50% per annum in cash plus a fixed rate of 4.00% per annum payable in kind. The Senior Secured Notes will require cash interest payments at 9.875% for all interest periods after January 30, 2022.

Proposed C-Corporation Conversion

On September 27, 2018, StoneMor GP LLC (the “general partner”) and the Partnership publicly announced a plan to convert from a master limited partnership structure to a more traditional C-Corporation structure. Accordingly, the general partner and the Partnership entered into a Merger and Reorganization Agreement (as amended to date, the “Merger Agreement”) with StoneMor GP Holdings and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the general partner, providing for a series of transactions and resulting in (i) the general partner converting into a Delaware corporation to be named “StoneMor Inc.” and (ii) Hans Merger Sub merging with and into the Partnership (the “Merger”) with the

Partnership surviving and with StoneMor Inc. as its sole general partner, in each case, pursuant to the terms of the Merger Agreement (collectively, the “C-Corporation Conversion”). At the consummation of the Merger, which is anticipated to be no later than the end of the fourth quarter of 2019, the general partner will complete its transition to a new publicly traded Delaware corporation, StoneMor Inc.

Going Concern and Uses and Sources of Liquidity

The Partnership’s primary sources of liquidity are cash generated from operations and the remaining balance of the proceeds from the sale of the Senior Secured Notes. As a master limited partnership (“MLP”), the Partnership’s primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of its operating strategy, the Partnership expects to fund:

•

working capital deficits through available cash, including the remaining balance of the proceeds from the sale of the Senior Secured Notes, cash generated from operations and divestitures of non-core assets;

•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution relates (see “Summary of Significant Accounting Policies” section below regarding revenue recognition), which will reduce the amount of additional borrowings or asset sales needed; and

•

any cash distributions the Partnership is permitted and determines to pay in accordance with its partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While the Partnership relies heavily on its available cash and cash flows from operating activities to execute its operational strategy and meet its financial commitments and other short-term financial needs, the Partnership cannot be certain that sufficient capital will be generated through operations or be available to the Partnership to the extent required and on acceptable terms. The Partnership has experienced negative financial trends, including use of cash in operating activities, which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

the Partnership has continued to incur net losses for the nine months ended September 30, 2019 and has an accumulated deficit and negative cash flows from operating activities as of September 30, 2019, due to an increased competitive environment, increased expenses due to the proposed C-Corporation Conversion and increases in professional fees and compliance costs; and

•

a decline in billings coupled with the increase in professional, compliance and consulting expenses tightened the Partnership’s liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated the Partnership’s ability to pay distributions.

During 2018 and 2019, the Partnership implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

sold an aggregate of 52,083,333 of the Partnership’s preferred units, representing limited partner interests in the Partnership, for an aggregate purchase price of $57.5 million and completed a private placement of $385.0 million of the Senior Secured Notes. The net proceeds of both transactions were used to fully repay the then-outstanding senior notes due in June 2021 and retire the Partnership’s revolving credit facility due in May 2020;

•	continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period; and

•	identify and complete sales of select assets to provide supplemental liquidity.

Based on the Partnership’s forecasted operating performance, planned actions to improve profitability, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, the Partnership does not believe it is probable that the Partnership will breach the covenants under the Indenture for the next twelve-month period. However, there is no certainty that the Partnership’s actual operating performance and cash flows will not be substantially different from forecasted results and no certainty the Partnership will not need amendments to the Indenture in the future and such amendments will be granted. Factors that could impact the significant assumptions used by the Partnership in assessing its ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	failing to achieve cost reduction targets;

•	inability to achieve and capitalize on its divestiture strategy;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

•	inability to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If the Partnership’s planned, implemented and not yet implemented actions are not completed or implemented and cash savings are not realized, or the Partnership fails to improve its operating performance and cash flows or the Partnership is not able to comply with the covenants under the Indenture, the Partnership may be forced to limit its business activities, limit its ability to implement further modifications to its operations or limit the effectiveness of some actions that are included in its forecasts, amend its Indenture and/or seek other sources of capital, and the Partnership may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact the Partnership’s access to inventory or services that are important to the operation of the Partnership’s business. Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Indenture effectively prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on the Partnership’s results of operations and financial condition. The ability of the Partnership to continue as a going concern is dependent upon achieving the action plans noted above. The unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2019 were prepared on the basis of a going concern, which contemplates that the Partnership will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should the Partnership be required to liquidate its assets.

Summary of Significant Accounting Policies

Refer to Note 1 to the Partnership’s audited consolidated financial statements included in Item 8 of its Amended Annual Report for the complete summary of significant accounting policies.

Use of Estimates

The preparation of the Partnership’s unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions as described in its Amended Annual Report. These estimates and assumptions may affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. As a result, actual results could differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments purchased with an original maturity of three months or less from the time they are acquired to be cash equivalents. Cash and Cash Equivalents was $43.5 million and $18.1 million as of September 30, 2019 and December 31, 2018, respectively.

Restricted Cash

Cash that is restricted from withdrawal or use under the terms of certain contractual agreement is recorded as restricted cash. Restricted cash was $20.6 million as of September 30, 2019, primarily related to cash collateralization of the Partnership’s letters of credit and surety bonds. There was no restricted cash as of December 31, 2018.

Revenues

The Partnership’s revenues are derived from contracts with customers through sale and delivery of death care products and services. Primary sources of revenue are derived from (1) cemetery and funeral home operations generated both at the time of death (“at-need”) and prior to the time of death (“pre-need”), which are classified on the unaudited condensed consolidated statements of operations as Interments, Merchandise and Services, (2) investment income, which includes income earned on assets maintained in perpetual care and merchandise trusts related to sales of cemetery and funeral home merchandise and services occurring prior to the time of death that are required to be maintained in the trust by state law and (3) interest earned on pre-need installment contracts. Investment income is presented within Investment and other for Cemetery revenue and Services for Funeral home revenue. Revenue is measured based on the consideration specified in a contract with a customer and is net of any sales incentives and amounts collected on behalf of third parties. Pre-need contracts are price guaranteed, providing for future merchandise and services at prices prevailing when the agreements are signed. The Partnership recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Sales taxes assessed by a governmental authority are excluded from revenue.

Deferred Revenues

Revenues from the sale of services and merchandise as well as any investment income from the merchandise trusts is deferred until such time that the services are performed or the merchandise is delivered. In addition, for amounts deferred on new contracts and investment income and unrealized gains on our merchandise trusts, deferred revenues include deferred revenues from pre-need sales that were entered into by entities prior to the Partnership’s acquisition of those entities or the assets of those entities. The Partnership provides for a profit margin for these deferred revenues to account for the projected future costs of delivering products and providing services on pre-need contracts that the Partnership acquired through acquisition. These revenues and their associated costs are recognized when the related merchandise is delivered or services are performed and are presented on a gross basis on the unaudited condensed consolidated statements of operations.

Accounts Receivable, Net of Allowance

The Partnership sells pre-need cemetery contracts whereby the customer enters into arrangements for future merchandise and services prior to the time of need. These sales are usually made using interest-bearing installment contracts not to exceed 60 months. The interest income is recorded as revenue when the interest amount is considered realizable and collectible, which typically coincides with cash payment. Interest income is not recognized until payments are collected in accordance with the contract. At the time of a pre-need sale, the Partnership records an account receivable in an amount equal to the total contract value less unearned finance income and any cash deposit paid, net of an estimated allowance for customer cancellations. The Partnership recognizes an allowance for cancellation of these receivables based upon its historical experience, which is recorded as a reduction in accounts receivable and a corresponding offset to deferred revenues. The Partnership recognizes an allowance for cancellation of receivables related to recognized contracts as an offset to revenue. Management evaluates customer receivables for impairment based upon its historical experience, including the age of the receivables and the customers’ payment histories

Leases

The Partnership leases a variety of assets throughout its organization, such as office space, funeral homes, warehouses and equipment. The Partnership has both operating and finance leases. The Partnership’s operating leases primarily include office space, funeral homes and equipment. The Partnership’s finance leases primarily consist of vehicles and certain IT equipment. The Partnership determines whether an arrangement is or contains a lease at the inception of the arrangement based on the facts and circumstances in each contract. Leases with an initial term of 12 months or less are not recorded on the balance sheet and the Partnership recognizes lease expense for these leases on a straight-line basis over the lease term. For lease agreements with an initial term in excess of 12 months, the Partnership records the lease liability and Right of Use (“ROU”) asset at commencement date based upon the present value of the sum of the remaining minimum rental payments, which exclude executory costs. Certain adjustments to the ROU asset may be required for items such as initial direct costs paid or incentives received.

Certain leases provide the Partnership with the option to renew for additional periods, with renewal terms that can extend the lease term for periods ranging from 1 to 30 years. Where leases contain escalation clauses, rent abatements and/or concessions, the Partnership applies them in the determination of lease expense. The exercise of lease renewal options is at the Partnership’s sole discretion, and the Partnership is only including the renewal option in the lease term when the Partnership can be reasonably certain that the Partnership will exercise the additional options.

As most of the Partnership’s leases do not provide an implicit rate, the Partnership uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Partnership evaluates the term of the lease, type of asset and its weighted average cost of capital to determine its incremental borrowing rate used to measure the ROU asset and lease liability.

The Partnership calculates operating lease expense ratably over the lease term plus any reasonably assured renewal periods. The Partnership considers reasonably assured renewal options, fixed escalation provisions and residual value guarantees in its calculation. Leasehold improvements are amortized over the shorter of the lease term or asset life, which may include renewal periods where the renewal is reasonably assured, and are included in the determination of straight-line rent expense. The depreciable life of assets and leasehold improvements are generally limited by the expected lease term.

The Partnership’s leases also typically have lease and non-lease components, which are generally accounted for separately and not included in the measurement of the ROU asset and lease liability.

Net Loss per Common Unit

Basic net loss attributable to common limited partners per unit is computed by dividing net loss attributable to common limited partners, which is determined after the deduction of the general partner’s interest, by the weighted average number of common limited partner units outstanding during the period. Net loss attributable to common limited partners is determined by deducting net loss attributable to participating securities, if applicable, and net loss attributable to the general partner’s units. The general partner’s interest in net loss is calculated on a quarterly basis based upon its units and incentive distributions to be distributed for the quarter, with a priority allocation of net income to the general partner’s incentive distributions, if any, in accordance with the partnership agreement and the remaining net loss allocated with respect to the general partner’s and limited partners’ ownership interests.

The Partnership presents net loss per unit under the two-class method for MLP, which considers whether the incentive distributions of an MLP represent a participating security when considered in the calculation of earnings per unit under the two-class method. The two-class method considers whether the partnership agreement contains any contractual limitations concerning distributions to the incentive distribution rights that would impact the amount of earnings to allocate to the incentive distribution rights for each reporting period. If distributions are contractually limited to the incentive distribution rights’ share of currently designated available cash for distributions, as defined under the partnership agreement, undistributed earnings in excess of available cash should not be allocated to the incentive distribution rights. Under the two-class method, management believes the partnership agreement contractually limits cash distributions to available cash; therefore, undistributed earnings in excess of available cash are not allocated to the incentive distribution rights.

The following is a reconciliation of net loss allocated to the common limited partners for purposes of calculating net loss attributable to common limited partners per unit (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(42,652)	$(17,225)	$(99,584)	$(52,165)
Less: Incentive distribution right (“IDR”) payments to general partner	—	—	—	—

Net loss to allocate to general and limited partners	(42,652)	(17,225)	(99,584)	(52,165)
General partner’s interest excluding IDRs	(426)	(179)	(1,018)	(543)

Net loss attributable to common limited partners	$(42,226)	$(17,046)	$(98,566)	$(51,622)

Diluted net loss attributable to common limited partners per unit is calculated by dividing net loss attributable to common limited partners, less income allocable to participating securities, by the sum of the weighted average number of common limited partner units outstanding and the dilutive effect of unit awards, as calculated by the treasury stock or if converted methods, as applicable. These awards consist of common units that are contingently issuable upon the satisfaction of certain vesting conditions and common units issuable upon the exercise of certain unit appreciation rights awards under the terms of the Partnership’s long-term incentive plans.

The following table sets forth the reconciliation of the Partnership’s weighted average number of common limited partner units used to compute basic net loss attributable to common limited partners per unit with those used to compute diluted net loss attributable to common limited partners per unit (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Weighted average number of common limited partner units—basic	38,916	37,959	38,438	37,959
Effect of dilutive incentive awards(1)	—	—	—	—

Weighted average number of common limited partner units—diluted	38,916	37,959	38,438	37,959

(1)

For the three and nine months ended September 30, 2019, the diluted weighted average number of limited partner units outstanding presented on the unaudited condensed consolidated statement of operations does not include 563,183 units as their effects would be anti-dilutive. In addition, all outstanding Preferred Units are exempt for purposes of calculating the diluted weighted average number of common limited partner units, as their conversion is not based on meeting a contingency derived from the Partnership’s unit price. The Preferred Units are convertible upon the completion of the Rights Offering (defined herein), which occurred early in the fourth quarter of 2019. For further detail on the Rights Offering, see Note 17 Subsequent Events. For the three and nine months ended September 30, 2018, the diluted weighted average number of limited partner units outstanding presented on the unaudited condensed consolidated statement of operations does not include 560,839 units, as their effects would be anti-dilutive.

Recently Adopted Accounting Standards

Leases

The Partnership adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), and subsequently-issued related ASUs, using the modified retrospective approach, as of January 1, 2019. The core principle of ASU 2016-02 is that all leases create an asset and a liability for lessees and recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases or disclosure of key information about leasing arrangements. In addition, the new standard offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases.

ASU 2016-02 provides for certain practical expedients when adopting the guidance. The Partnership elected the package of practical expedients allowing the Partnership to not reassess whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases or initial direct costs for any expired or existing leases. The Partnership did not apply the hindsight practical expedient. The Partnership applied the land easements practical expedient allowing the Partnership to not assess whether any expired or existing land easements are or contain leases, if they were not previously accounted for as leases under the existing leasing guidance. Instead, the Partnership will continue to apply its existing accounting policies to historical land easements. The Partnership elected to apply the short-term lease exception; therefore, the Partnership did not record a ROU asset or corresponding lease liability for leases with a term of twelve months or less and instead recognized a single lease cost allocated over the lease term, generally on a straight-line basis. The Partnership is separating lease components from non-lease components, as it did not elect the applicable practical expedient. The Partnership has excluded maintenance, taxes and insurance costs from the calculation of the initial lease liability in the transition. Non-lease components are accounted for separately from the lease, recorded as maintenance, taxes and insurance and expensed as incurred.

The Partnership adopted the new guidance on January 1, 2019 and as a result of the adoption, the Partnership recorded:

•	a $1.1 million reclassification from Intangible assets to Other assets for below market lease intangibles;

•

a $0.1 million and $0.2 million reclassification from Accounts payable and accrued liabilities and Other long-term liabilities, respectively, to Other assets for a deferred gain on a sale leaseback transaction;

•	a $0.3 million and $3.5 million reclassification from Accounts payable and accrued liabilities and Other long-term liabilities, respectively, to Other assets for a rent incentive;

•	a $15.3 million increase to Other assets for operating lease right-of-use assets; and

•	a $2.2 million and $13.1 million increase to Accounts payable and accrued liabilities and Other long-term liabilities, respectively, for operating lease liabilities.

The foregoing adjustments resulted in the creation of a net ROU asset of $12.3 million and operating lease liability of $15.3 million as of the adoption date.

In connection with the adoption of these new lease standards, the Partnership implemented internal controls to ensure that its contracts are properly evaluated to determine applicability under ASU 2016-02 and that the Partnership properly applies ASU 2016-02 in accounting for and reporting on all its qualifying leases.

Stock Compensation

In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. This amendment was effective for fiscal years and interim periods within fiscal years beginning after December 15, 2018. The Partnership adopted this standard effective January 1, 2019. The adoption of this standard did not have an impact on the Partnership’s unaudited condensed consolidated financial statements, as the Partnership has only issued units to employees or nonemployee directors and has previously recognized its nonemployee directors unit-based payments in line with its recognition of unit-based payments to employees, using the grant-date fair value of the equity instruments issued, amortized over the requisite service period.

Presentation

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of partners’ deficit for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The final rule was effective on November 5, 2018; as such, the Partnership used the new presentation of a condensed consolidated statement of Partners’ deficit within its interim financial statements in this Quarterly Report on Form 10-Q for the nine months ended September 30, 2019.

Recently Issued Accounting Standard Updates—Not Yet Effective

Credit Losses

In June 2016, FASB issued ASU No. 2016-13, Credit Losses (Topic 326) (“ASU 2016-13”). The core principle of ASU 2016-13 is that all assets measured at amortized cost basis should be presented at the net amount expected to be collected using historical experience, current conditions and reasonable and supportable forecasts as a basis for credit loss estimates, instead of the probable initial recognition threshold used under current GAAP. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses (“ASU 2018-09”), which clarified that receivables arising from operating leases are not within the scope of Accounting Standards Codification (“ASC”) 326-20, Financial Instruments-Credit Losses-Measured at Amortized Cost, and should be accounted for in accordance with ASC 842. In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”), which include clarifications to the amendments issued in ASU 2016-13. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments-Credit Losses (Topic 326), which provides entities that have certain instruments within the scope of ASC 326-20 with an option to irrevocably elect the fair value option in ASC 825, Financial Instruments, upon adoption of ASU 2016-13. Each of these amendments are effective for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Partnership plans to adopt the requirements of these amendments upon their effective date of January 1, 2023, using the modified-retrospective method, and is evaluating the potential impact of the adoption on its financial position, results of operations and related disclosures.

Variable Interest Entities

In October 2018, the FASB issued ASU No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). The core principle of ASU 2018-17 is that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. ASU 2018-17 is effective for fiscal years beginning after December 15, 2019. The Partnership plans to adopt the requirements of these amendments upon their effective date of January 1, 2020 retrospectively and is evaluating the potential impact of the adoption on its financial position, results of operations and related disclosures.

Fair Value Measurement

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). This standard removed, modified and added disclosure requirements from ASC 820, Fair Value Measurements. The Partnership plans to adopt the requirements of this amendment upon its effective date of January 1, 2020 prospectively and does not expect the adoption of this standard to have a significant impact on its consolidated financial statements, as this standard primarily addresses disclosure requirements for Level 3 fair value measurements, and it has no Level 3 fair value instruments.

Internal-Use Software

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software: Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract. The amendments in this standard aligned the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Partnership plans to adopt the requirements of this amendment upon its effective date of January 1, 2020 prospectively and does not expect the adoption of this standard to have a significant impact on its consolidated financial statements.

2.	IMPAIRMENT & OTHER LOSSES

Goodwill Impairment Assessment

Due to a decline in the market value of the Partnership’s unit values and the Partnership’s significant under-performance relative to historical or projected future operating results noted during the nine months ended September 30, 2019, management conducted an interim goodwill impairment assessment as of September 30, 2019. As a result of such assessment, management concluded on November 4, 2019 that the carrying value of its Cemetery Operations reporting unit exceeded its fair value, and the Partnership’s goodwill was fully impaired as of September 30, 2019. The Partnership recognized a $24.9 million impairment charge included in Loss on impairment of goodwill in the accompanying unaudited condensed consolidated statement of operations during the three and nine months ended September 30, 2019.

Impairment of Long-Lived Assets

The Partnership recorded an impairment of cemetery property due to circumstances that indicated the assets’ carrying value may not be recovered. The Partnership recorded a $1.5 million impairment charge included in Other losses, net on the accompanying unaudited condensed consolidated statement of operations during the nine months ended September 30, 2019, as the sum of future undiscounted cash flows was less than the carrying value of the assets.

Termination of Management Agreement

The Partnership operates certain of its cemeteries under long-term leases, operating agreements and management agreements. On May 10, 2019, the Partnership terminated one of the management agreements and recorded a $2.1 million loss, which is included in Other losses, net on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019.

3.	ACCOUNTS RECEIVABLE, NET OF ALLOWANCE

Long-term accounts receivable, net, consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Customer receivables	$162,967	$167,017
Unearned finance income	(17,254)	(17,000)
Allowance for bad debt	(6,105)	(4,941)

Accounts receivable, net of allowance	139,608	145,076
Less: Current portion, net of allowance	61,470	57,928

Long-term portion, net of allowance	$78,138	$87,148

Activity in the allowance for bad debt was as follows (in thousands):

	September 30, 2019	December 31, 2018
Balance, beginning of period	$4,941	$19,795
Cumulative effect of accounting changes	—	(12,876)
Provision for bad debt	5,380	7,358
Charge-offs, net	(4,216)	(9,336)

Balance, end of period	$6,105	$4,941

Management evaluates customer receivables for impairment based upon its historical experience, including the age of the receivables and the customers’ payment histories.

4.	CEMETERY PROPERTY

Cemetery property consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Cemetery land	$255,624	$255,708
Mausoleum crypts and lawn crypts	72,988	75,133

Cemetery property(1)	$328,612	$330,841

(1)	The Partnership recorded an impairment of cemetery property during the nine months ended September 30, 2019. For further details see Note 2 Impairment & Other Losses.

5.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Buildings and improvements	$130,181	$129,971
Furniture and equipment	59,883	58,706
Funeral home land	14,185	14,185

Property and equipment, gross	204,249	202,862
Less: Accumulated depreciation	(95,257)	(90,146)

Property and equipment, net of accumulated depreciation	$108,992	$112,716

Depreciation expense was $2.3 million for the three months ended September 30, 2019 and 2018 and $7.1 million and $7.5 million for the nine months ended September 30, 2019 and 2018, respectively.

6.	MERCHANDISE TRUSTS

At September 30, 2019 and December 31, 2018, the Partnership’s merchandise trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly and through mutual and investment funds. All of these investments are carried at fair value. All of these investments are subject to the fair value hierarchy and considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 13 Fair Value of Financial Instruments. There were no Level 3 assets. When the Partnership receives a payment from a pre-need customer, the Partnership deposits the amount required by law into the merchandise trusts that may be subject to cancellation on demand by the pre-need customer. The Partnership’s merchandise trusts related to states in which pre-need customers may cancel contracts with the Partnership comprises 53.6% of the total merchandise trust as of September 30, 2019. The merchandise trusts are variable interest entities (“VIE”) of which the Partnership is deemed the primary beneficiary. The assets held in the merchandise trusts are required to be used to purchase the merchandise and provide the services to which they relate. If the value of these assets falls below the cost of purchasing such merchandise and providing such services, the Partnership may be required to fund this shortfall.

The Partnership included $9.3 million and $8.7 million of investments held in trust as required by law by the West Virginia Funeral Directors Association at September 30, 2019 and December 31, 2018 respectively, in its merchandise trust assets. These trusts are recognized at their account value, which approximates fair value.

A reconciliation of the Partnership’s merchandise trust activities for the nine months ended September 30, 2019 and 2018 is presented below (in thousands):

	Nine months ended September 30,
	2019	2018
Balance—beginning of period	$488,248	$515,456
Contributions	40,440	49,762
Distributions	(45,256)	(53,321)
Interest and dividends	22,537	20,486
Capital gain distributions	363	405
Realized gains and losses, net	2,063	(258)
Other than temporary impairment	(2,816)	(11,977)
Taxes	(655)	(337)
Fees	(3,206)	(3,049)
Unrealized change in fair value	17,811	2,860

Balance—end of period	$519,529	$520,027

During the nine months ended September 30, 2019 and 2018, purchases of available for sale securities were approximately $42.2 million and $78.3 million, respectively. During the nine months ended September 30, 2019 and 2018, sales, maturities and paydowns of available for sale securities were approximately $30.7 million and $66.6 million, respectively. Cash flows from pre-need contracts are presented as operating cash flows in the Partnership’s unaudited condensed consolidated statement of cash flows.

The cost and market value associated with the assets held in the merchandise trusts as of September 30, 2019 and December 31, 2018 were as follows (in thousands):

September 30, 2019	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$182,560	$—	$—	$182,560
Fixed maturities:
U.S. governmental securities	2	488	10	(95)	403
Corporate debt securities	2	816	13	(116)	713

Total fixed maturities		1,304	23	(211)	1,116

Mutual funds—debt securities	1	117,566	4,937	(79)	122,424
Mutual funds—equity securities	1	47,346	3,035	(1)	50,380
Other investment funds(1)		130,952	2,410	(2,524)	130,838
Equity securities	1	13,293	1,175	(4)	14,464
Other invested assets	2	8,403	16	—	8,419

Total investments		$501,424	$11,596	$(2,819)	$510,201

West Virginia Trust Receivable		9,328	—	—	9,328

Total		$510,752	$11,596	$(2,819)	$519,529

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have redemption periods ranging from 1 to 30 days, and private credit funds, which have lockup periods of one to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of September 30, 2019, there were $63.3 million in unfunded investment commitments to the private credit funds, which are callable at any time.

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$16,903	$—	$—	$16,903
Fixed maturities:
U.S. governmental securities	2	392	—	(147)	245
Corporate debt securities	2	1,311	29	(328)	1,012

Total fixed maturities		1,703	29	(475)	1,257

Mutual funds—debt securities	1	187,840	262	(2,645)	185,457
Mutual funds—equity securities	1	45,023	110	(18)	45,115
Other investment funds(1)		210,655	388	(7,784)	203,259
Equity securities	1	18,097	1,327	(213)	19,211
Other invested assets	2	8,398	2	(17)	8,383

Total investments		$488,619	$2,118	$(11,152)	$479,585

West Virginia Trust Receivable		8,663	—	—	8,663

Total		$497,282	$2,118	$(11,152)	$488,248

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet.

This asset class is composed of fixed income funds and equity funds, which have redemption periods ranging from 1 to 30 days, and private credit funds, which have lockup periods of two to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018, there were $71.0 million in unfunded investment commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of September 30, 2019 and December 31, 2018 were as follows below (in thousands):

September 30, 2019	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$112	$30	$246	$16
Corporate debt securities	96	598	18	—

Total fixed maturities	$208	$628	$264	$16

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$137	$108	$—
Corporate debt securities	68	873	55	16

Total fixed maturities	$68	$1,010	$163	$16

Temporary Declines in Fair Value The Partnership evaluates declines in fair value below cost for each asset held in the merchandise trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the merchandise trusts as of September 30, 2019 and December 31, 2018 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
September 30, 2019	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$110	$—	$397	$95	$507	$95
Corporate debt securities	75	6	424	110	499	116

Total fixed maturities	185	6	821	205	1,006	211

Mutual funds—debt securities	15,178	79	—	—	15,178	79
Mutual funds—equity securities	242	1	—	—	242	1
Other investment funds	69,464	2,524	—	—	69,464	2,524
Equity securities	5	4	—	—	5	4
Other invested assets	—	—	—	—	—	—

Total	$85,074	$2,614	$821	$205	$85,895	$2,819

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$243	$147	$243	$147
Corporate debt securities	103	2	549	326	652	328

Total fixed maturities	103	2	792	473	895	475

Mutual funds—debt securities	46,005	2,011	1,195	634	47,200	2,645
Mutual funds—equity securities	131	18	—	—	131	18
Other investment funds	169,929	7,784	—	—	169,929	7,784
Equity securities	—	—	597	213	597	213
Other invested assets	—	4	790	13	790	17

Total	$216,168	$9,819	$3,374	$1,333	$219,542	$11,152

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its merchandise trust assets for other-than-temporary declines in fair value on a quarterly basis. During the three months ended September 30, 2019, the Partnership determined, based on its review, that there were 62 securities with an aggregate cost basis of approximately $4.8 million and an aggregate fair value of approximately $4.3 million, resulting in an impairment of $0.5 million, with such impairment considered to be other-than-temporary. During the three months ended September 30, 2018, the Partnership determined, based on its review, that there were 37 securities with an aggregate cost basis of approximately $62.1 million and an aggregate fair value of approximately $61.3 million, resulting in an impairment of $0.8 million, with such impairment considered to be other-than-temporary. During the nine months ended September 30, 2019, the Partnership determined, based on its review, that there were 87 securities with an aggregate cost basis of approximately $96.7 million and an aggregate fair value of approximately $93.9 million, resulting in an impairment of $2.8 million, with such impairment considered to be other-than-temporary. During the nine months ended September 30, 2018, the Partnership determined, based on its review, that there were 122 securities with an aggregate cost basis of approximately $227.9 million and an aggregate fair value of approximately $215.9 million, resulting in an impairment of $12.0 million, with such impairment considered to be other-than-temporary due to credit indicators. Accordingly, the Partnership adjusted the cost basis of these assets to their current value and offset these changes against deferred merchandise trust revenue. These adjustments to deferred revenue will be reflected within the Partnership’s unaudited condensed consolidated statements of operations in future periods as the underlying merchandise is delivered or the underlying service is performed.

7.	PERPETUAL CARE TRUSTS

At September 30, 2019 and December 31, 2018, the Partnership’s perpetual care trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly as well as through mutual and investment funds.

All of these investments are carried at fair value. All of the investments subject to the fair value hierarchy are considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 14 Fair Value of Financial Instruments. There were no Level 3 assets. The perpetual care trusts are VIEs for which the Partnership is the primary beneficiary.

A reconciliation of the Partnership’s perpetual care trust activities for the nine months ended September 30, 2019 and 2018 is presented below (in thousands):

	Nine months ended September 30,
	2019	2018
Balance—beginning of period	$330,562	$339,928
Contributions	5,520	10,795
Distributions	(16,709)	(13,790)
Interest and dividends	15,621	17,416
Capital gain distributions	1,134	612
Realized gains and losses, net	2,303	353
Other than temporary impairment	(1,297)	(7,449)
Taxes	(634)	(292)
Fees	(2,388)	(4,087)
Unrealized change in fair value	8,916	1,536

Balance—end of period	$343,028	$345,022

During the nine months ended September 30, 2019 and 2018, purchases of available for sale securities were approximately $42.5 million and $56.4 million, respectively. During the nine months ended September 30, 2019 and 2018, sales, maturities and paydowns of available for sale securities were approximately $28.1 million and $49.4 million, respectively. Cash flows from perpetual care trust related contracts are presented as operating cash flows in Partnership’s unaudited condensed consolidated statements of cash flows.

The cost and market value associated with the assets held in the perpetual care trusts as of September 30, 2019 and December 31, 2018 were as follows (in thousands):

September 30, 2019	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$87,453	$—	$—	$87,453
Fixed maturities:
U.S. governmental securities	2	1,081	44	(54)	1,071
Corporate debt securities	2	2,025	21	(145)	1,901

Total fixed maturities		3,106	65	(199)	2,972

Mutual funds—debt securities	1	70,425	2,730	(59)	73,096
Mutual funds—equity securities	1	16,685	1,528	(18)	18,195
Other investment funds(1)		143,050	7,143	(5,024)	145,169
Equity securities	1	14,968	1,177	(18)	16,127
Other invested assets	2	16	—	—	16

Total investments		$335,703	$12,643	$(5,318)	$343,028

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from one to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of September 30, 2019 there were $41.2 million in unfunded investment commitments to the private credit funds, which are callable at any time.

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$12,835	$—	$—	$12,835
Fixed maturities:
U.S. governmental securities	2	960	4	(121)	843
Corporate debt securities	2	4,883	161	(321)	4,723

Total fixed maturities		5,843	165	(442)	5,566

Mutual funds—debt securities	1	108,451	227	(837)	107,841
Mutual funds—equity securities	1	19,660	304	(142)	19,822
Other investment funds(1)		165,284	3,039	(4,607)	163,716
Equity securities	1	20,025	826	(145)	20,706
Other invested assets	2	56	20	—	76

Total investments		$332,154	$4,581	$(6,173)	$330,562

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from two to eight years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018 there were $94.5 million in unfunded investment commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of September 30, 2019 and December 31, 2018, were as follows below (in thousands):

September 30, 2019	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$60	$70	$821	$119
Corporate debt securities	203	1,536	163	—

Total fixed maturities	$263	$1,606	$984	$119

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$416	$395	$32
Corporate debt securities	705	3,702	265	51

Total fixed maturities	$705	$4,118	$660	$83

Temporary Declines in Fair Value

The Partnership evaluates declines in fair value below cost of each individual asset held in the perpetual care trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the perpetual care trusts as of September 30, 2019 and December 31, 2018 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
September 30, 2019	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$1,021	$54	$1,021	$54
Corporate debt securities	76	45	1,889	100	1,965	145

Total fixed maturities	76	45	2,910	154	2,986	199

Mutual funds—debt securities	11,348	59	3	—	11,351	59
Mutual funds—equity securities	505	18	—	—	505	18
Other investment funds	67,147	5,024	—	—	67,147	5,024
Equity securities	176	18	—	—	176	18

Total	$79,252	$5,164	$2,913	$154	$82,165	$5,318

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$790	$121	$790	$121
Corporate debt securities	405	15	2,902	306	3,307	321

Total fixed maturities	405	15	3,692	427	4,097	442

Mutual funds—debt securities	21,867	591	2,814	246	24,681	837
Mutual funds—equity securities	1,382	141	—	1	1,382	142
Other investment funds	101,536	4,607	—	—	101,536	4,607
Equity securities	241	16	583	129	824	145

Total	$125,431	$5,370	$7,089	$803	$132,520	$6,173

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its perpetual care trust assets for other-than-temporary declines in fair value on a quarterly basis. During the three months ended September 30, 2019, the Partnership determined that there were 49 securities with an aggregate cost basis of approximately $6.6 million and an aggregate fair value of approximately $6.0 million, resulting in an impairment of $0.6 million, with such impairment considered to be other-than-temporary. During the three months ended September 30, 2018, the Partnership determined that there were 49 securities with an aggregate cost basis of approximately $40.0 million and an aggregate fair value of approximately $39.4 million, resulting in an impairment of $0.6 million, with such impairment considered to be other-than-temporary. During the nine months ended September 30, 2019, the Partnership determined that there were 68 securities with an aggregate cost basis of approximately $35.8 million and an aggregate fair value of approximately $34.5 million, resulting in an impairment of $1.3 million, with such impairment considered to be other-than-temporary. During the nine months ended September 30, 2018, the Partnership determined that there were 116 securities with an aggregate cost basis of approximately $158.0 million and an aggregate fair value of approximately $150.6 million, resulting in an impairment of $7.4 million, with such impairment considered to be other-than-temporary. Accordingly, the Partnership adjusted the cost basis of these assets to their current value with the offset going against the liability for perpetual care trust corpus.

8.	LONG-TERM DEBT

Total debt consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
9.875%/11.500% Senior Secured PIK Toggle Notes, due June 2024	376,166	$—
7.875% Senior Notes, due June 2021	—	173,613
Credit facility	—	155,739
Notes payable—acquisition debt	—	92
Insurance and vehicle financing	790	1,294
Less deferred financing costs, net of accumulated amortization	(14,280)	(9,692)

Total debt	362,676	321,046
Less current maturities	(503)	(798)

Total long-term debt	$362,173	$320,248

Senior Secured Notes

On June 27, 2019, StoneMor Partners L.P. (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc. (“Cornerstone” and, collectively with the Partnership, the “Issuers”), certain direct and indirect subsidiaries of the Partnership (the “Guarantors”), the initial purchasers party thereto (the “Initial Purchasers”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) entered into an indenture (the “Indenture”) with respect to the 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024.

Pursuant to the terms of the Indenture, the Initial Purchasers purchased Senior Secured Notes in the aggregate principal amount of $385.0 million in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof. The gross proceeds from the sale of the Senior Secured Notes was $371.5 million, less advisor fees (including a placement agent fee of approximately $7.0 million), legal fees, mortgage costs and other closing expenses, as well as cash funds for collateralization of existing letters of credit and credit card needs under the former credit facility.

The Issuers can elect to pay interest at either a fixed rate of 9.875% per annum in cash or, at their option through January 30, 2022, a fixed rate of 7.50% per annum in cash plus a fixed rate of 4.00% per annum payable in kind by increasing the principal amount of the Senior Secured Notes or by issuing additional Senior Secured Notes. The Senior Secured Notes will require cash interest payments at 9.875% for all interest periods after January 30, 2022. Interest is payable quarterly in arrears on the 30th day of each March, June, September and December, commencing September 30, 2019. The Partnership elected the cash plus payable in kind option to pay its September 30, 2019 interest payment, resulting in a $4.0 million increase in the outstanding principal amount of the Senior Secured Notes. The Senior Secured Notes mature on June 30, 2024.

The Senior Secured Notes are senior secured obligations of the Issuers. The Issuers’ joint and several obligations under the Senior Secured Notes and the Indenture are jointly and severally guaranteed (the “Note Guarantees”) by each subsidiary of the Partnership (other than Cornerstone) that the Partnership has caused or will cause to become a Guarantor pursuant to the terms of the Indenture. In addition, the Issuers, the Guarantors and the Collateral Agent entered into a Collateral Agreement (the “Collateral Agreement”). Pursuant to the Indenture and the Collateral Agreement, the Issuers’ obligations under the Indenture and the Senior Secured Notes and the Guarantors’ Note Guarantees are secured by a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Issuers’ and the Guarantors’ assets, whether now owned or hereafter acquired, excluding certain assets which include, among others: (a) trust and other fiduciary accounts and amounts required to be deposited or held therein and (b) unless encumbered by a mortgage existing on the date of the Indenture, owned and leased real property that (i) may not be pledged as a matter of law or without governmental approvals, (ii) is not operated or intended to be operated as a cemetery, crematory or funeral home or (iii) is the subject of specified immaterial leases.

The Issuers may redeem the Senior Secured Notes at their option, in whole or in part, at any time for a redemption price equal to the principal balance thereof, accrued and unpaid interest thereon and, if applicable, a premium (the “Applicable Premium”) calculated as follows:

•

If redeemed before June 27, 2021, the sum of 4% of the principal amount so redeemed plus the excess of (i) the interest that would have accrued on the principal amount of the redeemed Senior Secured Notes from the redemption date through June 27, 2021 assuming an interest rate of 11.500% per annum over (ii) the interest that would have accrued on the principal amount of the redeemed Senior Secured Notes from the redemption date through June 27, 2021 at an interest rate equal to the then-applicable rate on United States Treasury securities for the period most nearly equaling that time period plus 0.50%;

•	If redeemed on or after June 27, 2021 and before June 27, 2022, 4% of the principal amount so redeemed;

•	If redeemed on or after June 27, 2022 and before June 27, 2023, 2% of the principal amount so redeemed; and

•	If redeemed on or after June 27, 2023, no premium will be payable.

The Issuers are obligated to redeem the Senior Secured Notes with the net cash proceeds of certain dispositions described in the Indenture, tax refunds, insurance or condemnation proceeds and certain other extraordinary receipts. The redemption price for such redemptions is the principal balance of the Senior Secured Notes being redeemed, all accrued and unpaid interest thereon plus, with respect to redemptions from asset dispositions with net proceeds in excess of $55.0 million, an Applicable Premium of 2% of the principal amount so redeemed.

The Issuers are also obligated to use 75% of any Excess Cash Flow, less any amount paid in any voluntary redemption of the Senior Secured Notes during the applicable period or subsequent thereto and prior to the applicable redemption date, to redeem the Senior Secured Notes at a redemption price equal to the principal balance thereof and all accrued and unpaid interest thereon.

All interest payable in connection with the redemption of any the Senior Secured Notes is payable in cash.

The Indenture requires the Issuers and the Guarantors, as applicable, to comply with various affirmative covenants regarding, among other matters, delivery to the Trustee of financial statements and certain other information or reports filed with the SEC and the maintenance and investment of trust funds and trust accounts into which certain sales proceeds are required by law to be deposited.

The Indenture includes financial covenants pursuant to which the Issuers will not permit:

•	the Operating Cash Flow Amount for the six months ending December 31, 2019 to be less than $20.0 million;

•

the ratio of the sum of the Operating Cash Flow Amount plus Cash Interest Expense to Cash Interest Expense, or the Consolidated Interest Coverage Ratio, for the nine months ended March 31, 2020 and the twelve months ending as of each date from June 30, 2020 onwards, as set forth below, to be less than:

March 31, 2020	0.40x
June 30, 2020	0.75x
September 30, 2020	1.00x
December 31, 2020	1.15x
March 31, 2021	1.25x
June 30, 2021	1.30x
September 30, 2021	1.35x
December 31, 2021	1.45x
March 31, 2022 and each quarter end thereafter	1.50x

•

the aggregate amount of Capital Expenditures for the prior four fiscal quarters as of the last day of any fiscal quarter beginning with the fiscal quarter ended September 30, 2019 to be more than $20.0 million;

•

the average daily balance of Unrestricted Cash and unrestricted Permitted Investments of the Partnership and its subsidiaries as of the end of any day for any 10-business day period to be less than $20.0 million during the quarter ended September 30, 2019, $15.0 million during the quarter ending December 31, 2019 and $12.5 million during any subsequent quarter; or

•

the ratio of the (a) the sum of Unrestricted Cash, accounts receivable and merchandise trust account balances to (b) the aggregate principal or face amount of Consolidated Funded Indebtedness, or Asset Coverage Test, for the applicable measurement period as of the last day of any fiscal quarter beginning with the fiscal quarter ended September 30, 2019, to be less than 1.60:1.00.

The Indenture requires the Issuers and the Guarantors, as applicable, to comply with certain other covenants including, but not limited to, covenants that, subject to certain exceptions, limit the Issuers’ and the Guarantors’ ability to: (i) incur additional indebtedness; (ii) grant liens; (iii) engage in certain sale/leaseback, merger, consolidation or asset sale transactions; (iv) make certain investments; (v) pay dividends or make distributions; (vi) engage in affiliate transactions and (vii) amend its organizational documents.

The Indenture provides for certain events of default, the occurrence and continuation of which could, subject to certain conditions, cause all amounts owing under the Senior Secured Notes to become due and payable, including but not limited to the following:

•	failure by the Issuers to pay any interest on any Senior Secured Note when it becomes due and payable that remains uncured for five business days;

•

failure by the Issuers to pay the principal on any of the Senior Secured Notes when it becomes due and payable, whether at the due date thereof, at a date fixed for redemption, by acceleration or otherwise;

•

failure by the Issuers to comply with the agreement and covenants relating to maintenance of its legal existence, providing notice of any default or event of default or use of proceeds from the sale of the Senior Secured Notes or any of the negative covenants in the Indenture;

•

failure by the Issuers to comply with any other agreement or covenant contained in the Indenture, the Collateral Agreement or any other Note Document that remains uncured for a period of 15 days after the earlier of written notice and request for cure from the Trustee or holders of at least 25% of the aggregate principal amount of the Senior Secured Notes;

•	the acceleration of or the failure to pay at final maturity indebtedness (other than the Senior Secured Notes) in a principal amount exceeding $5.0 million;

•	the occurrence of a Change in Control;

•	certain bankruptcy or insolvency proceedings involving an Issuer or any subsidiary;

•	the C-Corporation Conversion shall not have occurred on or before March 31, 2020 and such default remains uncured for a period of five business days; and

•

failure by the Partnership or any subsidiary to maintain one or more licenses, permits or similar approvals for the conduct of its business where the sum of the revenue associated therewith represents the lesser of (i) 15% of the Partnership’s and its Subsidiaries’ consolidated revenue and (ii) $30.0 million, and such breach is not cured within 30 days.

At the option of holders holding a majority of the outstanding principal amount of the Senior Secured Notes (and automatically upon any default for failure to pay principal of the Senior Secured Notes when due and payable or certain bankruptcy or insolvency proceedings involving an Issuer), the interest rate on the Senior Secured Notes will increase to 13.50% per annum, payable in cash.

Registration Rights Agreement

In connection with the sale of the Senior Secured Notes, on June 27, 2019, the Issuers, the Guarantors party thereto and the Initial Purchasers entered into a Registration Rights Agreement (the “Notes Registration Rights Agreement”), pursuant to which the Issuers and the Guarantors agreed, for the benefit of the holders of the Notes, to use their commercially reasonable efforts to file a registration statement with the SEC with respect to a registered offer to exchange the Senior Secured Notes for new “exchange” notes having terms substantially identical in all material respects to the Senior Secured Notes, with certain exceptions (the “Exchange Offer”). The Issuers have agreed to use their commercially reasonable efforts (i) to consummate the Exchange Offer on or before July 14, 2020 (the “Exchange Date”) and (ii) upon the occurrence of certain events described in the Notes Registration Rights Agreement which result in the inability to consummate the Exchange Offer, to cause a shelf registration statement covering resales of the Notes to be declared effective.

If the Issuers fail to comply with their obligations under the Notes Registration Rights Agreement, additional interest will accrue on the Notes at a rate of 0.25% per annum (increasing by an additional 0.25% per annum with respect to each subsequent 90-day period that occurs after the date on which such default occurs, up to a maximum additional interest rate of 1.00%) from and including the date on which any such default shall occur to but excluding the earlier of (x) the date on which all such defaults have been cured and (y) the date on which the Notes are freely tradeable by persons other than affiliates of the Issuers pursuant to Rule 144 under the Securities Act.

Deferred Financing Costs

In connection with the Tranche B revolving credit facility established in February 2019, the Partnership incurred debt issuance costs and fees of approximately $3.0 million during the three months ended March 31, 2019, which was being amortized over the life of the Tranche B revolving credit facility, using the straight-line method. In connection with the issuance of its Senior Secured Notes, the Partnership incurred debt issuance costs and fees of approximately $14.3 million during nine months ended September 30, 2019, which have been deferred and are being amortized over the life of the Senior Secured Notes, using the effective interest method. No debt issuance costs or fees were incurred during the three months ended September 30, 2019.

In connection with the retirement of its revolving credit facilities and its $175.0 million, 7.875% senior notes due 2021, the Partnership wrote-off unamortized deferred financing fees of $6.9 million, during the nine months ended September 30, 2019, which is presented in loss on debt extinguishment in the accompanying unaudited condensed consolidated statement of operations.

9.	REDEEMABLE CONVERTIBLE PREFERRED UNITS AND PARTNERS’ DEFICIT

Redeemable Convertible Preferred Units

On June 27, 2019, funds and accounts affiliated with Axar Capital Management LP (“Axar”) and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Partnership entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement”) pursuant to which the Partnership sold to the Purchasers an aggregate of 52,083,333 of the Partnership’s Series A Preferred Units (the “Preferred Units”) representing limited partner interests in the Partnership with certain rights, preferences and privileges as are set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019 (the “Third Amended Partnership Agreement”). The purchase price for the Preferred Units sold pursuant to the Series A Purchase Agreement (the “Purchased Units”) was $1.1040 per Purchased Unit, reflecting an 8% discount to the liquidation preference of each Preferred Unit, for an aggregate purchase price of $57.5 million.

Pursuant to the Series A Purchase Agreement, the Partnership agreed to file a registration statement on Form S-1 with the SEC as promptly as practicable to effect a $40.2 million rights offering of common units representing limited partnership interests in the Partnership (“Common Units”) to all holders of Common Units (other than the Purchasers, American Infrastructure Funds LP and their respective affiliates) with a purchase price of $1.20 per Common Unit (the “Rights Offering”), and agreed to use its reasonable best efforts to complete the Rights Offering within 100 days after the Closing Date. The Rights Offering occurred early in the fourth quarter of 2019, and the proceeds from the Rights Offering were used to redeem certain of the Preferred Units as described below. For further detail on the Rights Offering and the related redemption of certain Preferred Units, see Note 17 Subsequent Events.

Under the Series A Purchase Agreement, the Partnership also granted the Purchasers a preemptive right to purchase a pro rata share of any subsequent issuance of Common Units or shares of common stock of the corporation (“Common Stock”) into which the General Partner is converted in the C-Corporation Conversion or rights to acquire any such securities, for so long as the Purchaser continues to hold any Preferred Units, any Common Units or Common Stock issued upon conversion thereof.

The Preferred Units have the following rights, preferences and privileges, among others as set forth in the Third Amended Partnership Agreement:

•

Conversion: The Preferred Units are convertible at the option of the holders thereof at any time beginning 10 days after completion of the Rights Offering and shall automatically be converted upon consummation of the C-Corporation Conversion, in each case at an initial conversion rate of one Common Unit or one share of Common Stock, as applicable, for each Preferred Unit. Subject to customary exceptions, the conversion rate for each Preferred Unit is subject to adjustment (a) proportionately, in the event of distributions made in the form of interests in the Partnership, any split, combination or similar recapitalization of Common Units and certain other specified transactions with respect to interests in the Partnership, (b) upon any issuance or deemed issuance by the Partnership prior to consummation of the Rights Offering of Common Units for a price per Common Unit less than the Series A Liquidation Preference (as defined below), to the rate determined by dividing the Series A Liquidation Preference by the price per Common Unit in such issuance or deemed issuance and (c) upon any issuance or deemed issuance by the Partnership after consummation of the Rights Offering of Common Units for a price per Common Unit less than the Series A Liquidation Preference, to a rate determined on a weighted average anti-dilution adjustment basis.

•

Voting: The holder of a Preferred Unit is entitled to one vote for each Common Unit into which such Preferred Unit is convertible (whether or not such right to convert is exercisable at such time). The holders of Preferred Units are entitled to vote as a single class with the holders of Common Units on all matters submitted to the limited partners for a vote. In addition, the affirmative vote of the holders of at least 60% of the outstanding Preferred Units is required to:

•

Amend the Third Amended Partnership Agreement or the Partnership’s Certificate of Limited Partnership if such amendment would be adverse (other than in a de minimus manner) to any of the rights, preferences or privileges of the Preferred Units;

•	Pay any distribution from Capital Surplus (as defined in the Third Amended Partnership Agreement); or

•

Issue any class or series of interest in the Partnership that, with respect to distributions, is senior to or pari passu with the Preferred Units, or modify the terms of any existing class or series of interest in the Partnership to so provide.

•

Distributions: Holders of Preferred Units are entitled to participate in any distributions made to holders of Common Units on an as-converted basis (whether or not such right to convert is exercisable at such time), and any such distributions with respect to Preferred Units shall be excluded in calculating the distributions or allocations of income or gain to holders of incentive distribution rights under the Third Amended Partnership Agreement.

•

Redemption: Upon completion of the Rights Offering, the Partnership is obligated to use 100% of the net proceeds thereof to redeem up to 33,487,904 Preferred Units held by Axar and the other Purchasers at a redemption price of $1.20 per Preferred Unit.

•

Liquidation: Upon any liquidation, dissolution or winding up of the Partnership, holders of Preferred Units are entitled to receive a payment of $1.20 per Preferred Unit (the “Series A Liquidation Preference”) before payments are made to any other class or series of interest in the Partnership ranking junior to the Preferred Units, including Common Units.

•	Restrictions on Transfer: Holders of Preferred Units may not transfer such Preferred Units other than to one or more affiliates without the approval of the Partnership.

The Series A Purchase Agreement included various representations, warranties, covenants, indemnification and other provisions which are customary for a transaction of this nature.

The Partnership offered and sold the Purchased Units in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Partnership relied on this exemption from registration based in part on representations made by the Purchasers in the Series A Purchase Agreement.

Contingent Beneficial Conversion Feature

The Partnership accounts for potential beneficial conversion features under FASB ASC Topic 470-20, Debt – Debt with conversion and Other Options (“ASC 470-20”), which states that conversion terms of preferred units triggered by future events not controlled by the issuer shall be accounted for as contingent conversion options. Accordingly, the conversion feature of the Preferred Units is not considered an embedded derivative that requires bifurcation. The Partnership determined that its commitment in connection with the sale of the Preferred Units to use its best efforts to complete the Rights Offering is analogous to an initial public offering and considered to be a contingency outside the control of the holder. The guidance in ASC 470 states that a contingent beneficial conversion feature in an instrument shall not be recognized in earnings until the contingency is resolved. The beneficial conversion will be measured using the intrinsic value calculated at the date the contingency is resolved using the conversion price and trading value of the Partnership’s Common Units at the date the Preferred Units were issued. Accordingly, the Partnership will evaluate any discounts and any beneficial conversion features upon the resolution of the contingency. The Series A Preferred is convertible upon the completion of the Rights Offering, which occurred early in the fourth quarter of 2019.

The Partnership has the obligation to redeem a portion of the Series A Preferred from the net proceeds of the Rights Offering. Upon exercise of the redemption right, any previously recognized accretion of deemed dividends will be reversed in the period of redemption and reflected as income attributable to common unitholders in the Partnership’s consolidated statements of operations, along with the related per unit amounts.

For further detail on the Rights Offering, see Note 17 Subsequent Events.

10.	DEFERRED REVENUES AND COSTS

The Partnership defers revenues and all direct costs associated with the sale of pre-need cemetery merchandise and services until the merchandise is delivered or the services are performed. The Partnership recognizes deferred merchandise and service revenues as customer contract liabilities within long-term liabilities on its consolidated balance sheets. The Partnership recognizes deferred direct costs associated with pre-need cemetery merchandise and service revenues as deferred selling and obtaining costs within long-term assets on its consolidated balance sheets. The Partnership also defers the costs to obtain new pre-need cemetery and new prearranged funeral business as well as the investment earnings on the prearranged services and merchandise trusts. Such costs are recognized when the associated performance obligation is fulfilled based upon the net change in the customer contract liabilities. All other selling costs are expensed as incurred. Additionally, the Partnership has elected the practical expedient of not recognizing incremental costs to obtain as incurred when the amortization period otherwise would have been one year or less

Deferred revenues and related costs consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Deferred contract revenues	$830,038	$830,602
Deferred merchandise trust revenue	104,740	92,718
Deferred merchandise trust unrealized gains (losses)	8,777	(9,034)

Deferred revenues	$943,555	$914,286

Deferred selling and obtaining costs	$113,601	$112,660

For the three and nine months ended September 30, 2019, the Partnership recognized $13.7 million and $54.7 million, respectively, of the customer contract liabilities balance that existed at December 31, 2018 as revenue.

The components of the customer contract liabilities, net in the Partnership’s consolidated balance sheets at September 30, 2019 and December 31, 2018 were as follows (in thousands):

	September 30, 2019	December 31, 2018
Customer contract liabilities	$972,767	$937,708
Amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts	(29,212)	(23,422)

Customer contract liabilities, net	$943,555	$914,286

The Partnership expects to service 55% of its deferred revenue in the first 4-5 years and approximately 80% of its deferred revenue within 18 years. The Partnership cannot estimate the period when it expects its remaining performance obligations will be recognized, because certain performance obligations will only be satisfied at the time of death.

11.	LONG-TERM INCENTIVE PLAN

On April 15, 2019, the Compensation and Nominating and Governance Committee (the “Committee”) of the Board approved the award of 1,015,047 phantom unit awards consisting of 494,421 phantom units subject to time-based vesting (“TVUs”) and 520,626 phantom units subject to performance-based vesting (“PVUs”) to certain members of the general partner’s senior management. The awards of phantom units were made under the Partnership’s Amended and Restated 2019 Long-Term Incentive Plan (“LTIP”).

The TVUs shall vest, if at all, in three equal annual installments on each April 3 (or first business day thereafter) commencing on April 3, 2020. The PVUs shall vest based on the extent, if any, to which the Committee determines that the performance conditions established by the Committee for calendar years 2019, 2020 and 2021 have been achieved or waived in writing, as follows:

•

if the “threshold” performance condition with respect to a calendar year has been achieved or waived but not the “target” condition, then 25% of the PVUs subject to vesting with respect to such year (rounded down to the nearest whole phantom unit) shall vest;

•	if the “target” performance condition with respect to a calendar year has been achieved or waived, then 50% of the PVUs subject to vesting with respect to such year shall vest; and

•	if the “maximum” performance condition with respect to a calendar year has been achieved or waived, then 100% of the PVUs subject to vesting with respect to such year shall vest.

Also on April 15, 2019, an additional 275,000 restricted units were awarded to an officer of the general partner pursuant to his employment agreement, which units vest in equal quarterly installments over a four year period commencing July 15, 2019, the three month anniversary of the grant date.

The Recapitalization Transactions, described in Note 1 General, resulted in a Change of Control as defined in the LTIP. The Change of Control accelerated the vesting of certain awards, resulting in the immediate vesting of 1,351,493 phantom and restricted units. These awards were net settled with 376,351 units withheld to satisfy the participants’ tax withholding obligations, resulting in a net number of 975,142 common units being issued. The Partnership recognized $2.2 million in unit-based compensation expense related to this accelerated vesting. These units were delivered in the third quarter of 2019.

An aggregate of 238,553 phantom units issued under the LTIP and held in deferred compensation accounts for certain directors that either became payable as a result of the Recapitalization Transactions or had previously become payable were issued in the third quarter of 2019.

An aggregate of 48,924 restricted units vested in the second quarter of 2019 in accordance with the awards’ contractual vesting schedule, which were net settled with 17,629 units withheld to satisfy the participants’ tax withholding obligations, resulting in a net number of 31,295 common units being issued. In addition, 49,379 restricted units vested in the third quarter of 2019 in accordance with the awards’ contractual vesting schedule, which were net settled with 17,772 units withheld to satisfy the participants’ tax withholding obligations, resulting in a net number of 31,607 common units being issued.

12.	COMMITMENTS AND CONTINGENCIES

Legal

The Partnership is currently subject to class or collective actions under the Securities Exchange Act of 1934 and for related state law claims that certain of our officers and directors breached their fiduciary duty to the Partnership and its unitholders. The Partnership could also become subject to additional claims and legal proceedings relating to the factual allegations made in these actions. While management cannot reasonably estimate the potential exposure in these matters at this time, if the Partnership does not prevail in any such proceedings, the Partnership could be required to pay substantial damages or settlement costs, subject to certain insurance coverages. Management has determined that, based on the status of the claims and legal proceedings against us, the amount of the potential losses cannot be reasonably estimated at this time. These actions are summarized below.

•

Anderson v. StoneMor Partners, LP, et al., No. 2:16-cv-6111, filed on November 21, 2016, in the United States District Court for the Eastern District of Pennsylvania. The plaintiffs in this case (as well as Klein v. StoneMor Partners, LP, et al., No. 2:16-cv-6275, filed in the United States District Court for the Eastern District of Pennsylvania on December 2, 2016, which has been consolidated with this case) brought an action on behalf of a putative class of the holders of Partnership units and allege that the Partnership made misrepresentations to investors in violation of Section 10(b) of the Securities Exchange Act of 1934 by, among other things and in general, failing to clearly disclose the use of proceeds from debt and equity offerings by making allegedly false or misleading statements concerning (a) the Partnership’s strength or health in connection with a particular quarter’s distribution announcement, (b) the connection between operations and distributions and (c) the Partnership’s use of cash from equity offerings and its credit facility. Plaintiffs sought damages from the Partnership and certain of its officers and directors on behalf of the class of Partnership unitholders, as well as costs and attorneys’ fees. Lead plaintiffs have been appointed in this case, and filed a Consolidated Amended Class Action Complaint on April 24, 2017. Defendants filed a motion to dismiss that Consolidated Amended Complaint on June 8, 2017. The motion was granted on October 31, 2017, and the court entered judgment dismissing the case on November 30, 2017. Plaintiffs filed a notice of appeal on December 29, 2017. Oral argument was held before the United States Court of Appeals for the Third Circuit on November 1, 2018. On June 20, 2019, the Third Circuit affirmed the dismissal of plaintiffs’ case. On July 11, 2019, the plaintiffs filed a petition to have the appeal reheard by the entire Third Circuit, which the Third Circuit denied on September 16, 2019. Plaintiffs have 90 days from that date to file a petition for certiorari with the United States Supreme Court to seek discretionary review of the Third Circuit’s decision.

•

Bunim v. Miller, et al., No. 2:17-cv-519-ER, pending in the United States District Court for the Eastern District of Pennsylvania, and filed on February 6, 2017. The plaintiff in this case brought, derivatively on behalf of the Partnership, claims that the officers and directors of the Partnership’s general partner aided and abetted in breaches of the general partner’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings, by allegedly failing to clearly disclose the use of proceeds from debt and equity offerings, and by allegedly approving unsustainable distributions. The plaintiff also claims that these actions and misrepresentations give rise to causes of action for gross mismanagement, unjust enrichment, and (in connection with a purportedly misleading proxy statement filed in 2014) violations of Section 14(a) of the Securities Exchange Act of 1934. The derivative plaintiff seeks an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as general compliance and governance changes. This case has been stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

•

Muth v. StoneMor G.P. LLC, et al., December Term, 2016, No. 1196 and Binder v. StoneMor G.P. LLC, et al., January Term, 2017, No. 4872, both pending in the Court of Common Pleas for Philadelphia County, Pennsylvania, and filed on December 20, 2016 and February 3, 2017, respectively. In these cases, the plaintiffs brought, derivatively on behalf of the Partnership, claims that the officers and directors of the Partnership’s general partner aided and abetted in breaches of the general partner’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings and by failing to clearly disclose the use of proceeds from debt and equity offerings, as well as approving unsustainable distributions. The plaintiffs also claim that these actions and misrepresentations give rise to a cause of action for unjust enrichment. The derivative plaintiffs seek an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as alterations to the procedures for electing members to the board of the Partnership’s general partner, and other compliance and governance changes. These cases have been consolidated and stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

The Philadelphia Regional Office of the SEC, Enforcement Division, is continuing its investigation of the Partnership as to whether violations of federal securities laws have occurred. The investigation relates to, among other things, our prior restatements, financial statements, internal control over financial reporting, public disclosures, use of non-GAAP financial measures, matters pertaining to unitholder distributions and the sources of funds therefor and information relating to protection of our confidential information and our policies regarding insider trading. We are continuing to cooperate with the SEC staff.

The Partnership is party to other legal proceedings in the ordinary course of its business, but does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or cash flows. The Partnership carries insurance with coverage and coverage limits that it believes to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect the Partnership against all contingencies, management believes that the insurance protection is reasonable in view of the nature and scope of the operations.

Other

In connection with the Partnership’s 2014 lease and management agreements with the Archdiocese of Philadelphia, it has committed to pay aggregate fixed rent of $36.0 million in the following amounts:

Lease Years 1-5 (May 28, 2014-May 31, 2019)	None
Lease Years 6-20 (June 1, 2019-May 31, 2034)	$1,000,000 per Lease Year
Lease Years 21-25 (June 1, 2034-May 31, 2039)	$1,200,000 per Lease Year
Lease Years 26-35 (June 1, 2039-May 31, 2049)	$1,500,000 per Lease Year
Lease Years 36-60 (June 1, 2049-May 31, 2074)	None

The fixed rent for lease years 6 through 11, an aggregate of $6.0 million, is deferred. If prior to May 31, 2024, the Archdiocese terminates the agreements pursuant to a lease year 11 termination or the Partnership terminates the agreements as a result of a default by the Archdiocese, the Partnership is entitled to retain the deferred fixed rent. If the agreements are not terminated, the deferred fixed rent will become due and payable on or before June 30, 2024.

13.	LEASES

The Partnership leases a variety of assets throughout its organization, such as office space, funeral homes, warehouses and equipment. In addition the Partnership has a sale-leaseback related to one of its warehouses. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets and the Partnership recognizes lease expense for these leases on a straight-line basis over the lease term. For lease agreements with an initial term of more than 12 months, the Partnership measures the lease liability at the present value of the sum of the remaining minimum rental payments, which exclude executory costs.

Certain leases provide the Partnership with the option to renew for additional periods, with renewal terms that can extend the lease term for periods ranging from 1 to 30 years. The exercise of lease renewal options is at the Partnership’s sole discretion, and the Partnership is only including the renewal option in the lease term when the Partnership can be reasonably certain that it will exercise the renewal options. The Partnership does have residual value guarantees on the finance leases for its vehicles, but no residual guarantees on any of its operating leases.

Certain of the Partnership’s leases have variable payments with annual escalations based on the proportion by which the consumer price index (“CPI”) for all urban consumers increased over the CPI index for the prior comparative year.

The Partnership has the following balances recorded on its unaudited condensed consolidated balance sheet related to leases:

September 30, 2019
Assets:
Operating	$11,321
Finance	6,211

Total ROU assets(1)	$17,532

Liabilities:
Current
Operating	$2,080
Finance	1,236
Long-term
Operating	12,246
Finance	4,656

Total lease liabilities(2)	$20,218

(1)

The Partnership’s ROU operating assets and finance assets are presented within Other assets and Property and equipment, net of accumulated depreciation, respectively in its unaudited condensed consolidated balance sheet.

(2)

The Partnership’s current lease liabilities and long-term are presented within Accounts payable and accrued liabilities and Other long-term liabilities, respectively in its unaudited condensed consolidated balance sheet.

As most of the Partnership’s leases do not provide an implicit rate, the Partnership uses its incremental borrowing rate, based on the information available at commencement date, in determining the present value of lease payments. The Partnership used the incremental borrowing rate on January 1, 2019 for operating leases that commenced prior to that date. The weighted average borrowing rates for operating and finance leases were 9.9% and 8.4%, respectively as of September 30, 2019.

The components of lease expense were as follows:

		Nine months ended September 30, 2019
Lease cost	Classification
Operating lease costs	General and administrative expense	$2,687
Finance lease costs
Amortization of leased assets	Depreciation and Amortization	899
Interest on lease liabilities	Interest expense	370
Variable lease costs	General and administrative expense	—
Short-term lease costs	General and administrative expense	—

Net Lease costs		$3,956

(1)	The Partnership does not have any short-term leases with lease terms greater than one month.

Maturities of the Partnership’s lease labilities as of September 30, 2019, per ASC 842, Leases, were as follows:

Year ending December 31,	Operating	Finance
2019	$867	$484
2020	3,320	1,761
2021	2,830	1,922
2022	2,532	1,978
2023	2,279	763
Thereafter	8,495	43

Total	$20,323	$6,951

Less: Interest	5,997	1,059

Present value of lease liabilities	$14,326	$5,892

Minimum lease commitments remaining under the Partnership’s operating leases and capital leases, per ASC 840, Leases, as of December 31, 2018 were as follows:

Year ending December 31,	Operating	Capital
2019	$4,349	$1,499
2020	2,765	1,196
2021	2,130	949
2022	1,539	558
2023	1,184	89
Thereafter	5,737	—

Total	$17,704	$4,291

Less: Interest		(875)

Present value of lease liabilities		$3,416

Operating and finance lease payments include $3.3 million related to options to extend lease terms that are reasonably certain of being exercised and $2.0 million related to residual value guarantees. The weighted average remaining lease term for operating and finance leases was 7.2 years and 3.0 years, respectively as of September 30, 2019.

As of September 30, 2019, the Partnership does not have additional operating and finance leases that have not yet commenced nor any lease transactions with its related parties. In addition, as of September 30, 2019, the Partnership has not entered into any new sale-leaseback arrangements.

14.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Management has established a hierarchy to classify the inputs used to measure the Partnership’s financial instruments at fair value, pursuant to which the Partnership is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs represent market data obtained from independent sources; whereas, unobservable inputs reflect the Partnership’s own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. The hierarchy defines three levels of inputs that may be used to measure fair value:

•	Level 1 – Unadjusted quoted market prices in active markets for identical, unrestricted assets or liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the same contractual term of the asset or liability.

•

Level 3 – Unobservable inputs based on the entity’s own assumptions about the assumptions market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

The carrying value of the Partnership’s current assets and current liabilities on its consolidated balance sheets approximated or equaled their estimated fair values due to their short-term nature or imputed interest rates.

Recurring Fair Value Measurement

At September 30, 2019 and December 31, 2018, the two financial instruments measured by the Partnership at fair value on a recurring basis were its merchandise and perpetual care trusts, which consist of investments in debt and equity marketable securities and cash equivalents that are carried at fair value and are classified as either Level 1 or Level 2 (see Note 7 Merchandise Trusts and Note 8 Perpetual Care Trusts).

Where quoted prices are available in an active market, securities are classified as Level 1 investments pursuant to the fair value measurement hierarchy. Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or an income approach fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. These securities are classified as Level 2 investments pursuant to the fair value measurements hierarchy. Certain investments in the merchandise and perpetual care trusts are excluded from the fair value leveling hierarchy in accordance with GAAP. These funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy.

Non-Recurring Fair Value Measurement

The Partnership may be required to measure certain assets and liabilities at fair value, such as its indefinite-lived assets and long-lived assets, on a nonrecurring basis in accordance with GAAP from time to time. These adjustments to fair value usually result from impairment charges.

Other Financial Instruments

The Partnership’s other financial instruments at September 30, 2019 consisted of its Senior Secured Notes (see Note 8 Long-Term Debt) and at December 31, 2018 consisted of its Senior Notes and outstanding borrowings under its revolving credit facility.

•	At September 30, 2019, the estimated fair value of the Partnership’s Senior Secured Notes was $386.5 million, based on trades made on that date, compared with the carrying amount of $376.2 million.

•	At December 31, 2018, the estimated fair value of the Partnership’s Senior Notes was $162.5 million, based on trades made on that date, compared with the carrying amount of $173.6 million.

15.	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Partnership’s Senior Secured Notes are guaranteed by the Partnership’s 100% owned subsidiaries, other than the co-issuer, as described in Note 8 Long-Term Debt. The guarantees are full, unconditional, joint and several. The Partnership, or the “Parent,” and its 100% owned subsidiary, Cornerstone Family Services of West Virginia Subsidiary Inc., are the co-issuers of the Senior Secured Notes. The Partnership’s unaudited condensed consolidated financial statements as of September 30, 2019 and December 31, 2018 and for the three and nine months ended September 30, 2019 and 2018 include the accounts of cemeteries operated under long-term leases, operating agreements and management agreements. For the purposes of this note, these entities are deemed non-guarantor subsidiaries, as they are not 100% owned by the Partnership. The Partnership’s unaudited condensed consolidated financial statements also contain merchandise and perpetual care trusts that are also non-guarantor subsidiaries for the purposes of this note.

The financial information presented below reflects the Partnership’s standalone accounts, the combined accounts of the subsidiary co-issuer, the combined accounts of the guarantor subsidiaries, the combined accounts of the non-guarantor subsidiaries, the consolidating adjustments and eliminations and the Partnership’s consolidated accounts as of September 30, 2019 and December 31, 2018 and for the three and nine months ended September 30, 2019 and 2018. For the purpose of the following financial information, the Partnership’s investments in its subsidiaries and the guarantor subsidiaries’ investments in their respective subsidiaries are presented in accordance with the equity method of accounting (in thousands):

CONDENSED CONSOLIDATING BALANCE SHEETS (UNAUDITED)

September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$—	$—	$42,066	$1,449	$—	$43,515
Restricted cash	—	—	20,580	—	—	20,580
Other current assets	—	3,470	69,812	11,966	—	85,248

Total current assets	—	3,470	132,458	13,415	—	149,343
Long-term accounts receivable	—	2,906	64,918	10,314	—	78,138
Cemetery and funeral home property and equipment	—	696	404,948	31,960	—	437,604
Merchandise trusts	—	—	—	519,529	—	519,529
Perpetual care trusts	—	—	—	343,028	—	343,028
Deferred selling and obtaining costs	—	5,580	90,236	17,785	—	113,601
Intangible assets	—	—	187	56,375	—	56,562
Other assets	—	—	29,939	2,779	—	32,718
Investments in and amounts due from affiliates eliminated upon consolidation	—	—	649,920	—	(649,920)	—

Total assets	$—	$12,652	$1,372,606	$995,185	$(649,920)	$1,730,523

Liabilities, Redeemable Convertible Preferred Units and Partners’ Capital (Deficit)
Current liabilities	—	150	63,418	1,520	—	65,088
Long-term debt, net of deferred financing costs	—	—	362,173	—	—	362,173
Deferred revenues	—	32,926	797,538	113,091	—	943,555
Perpetual care trust corpus	—	—	—	343,028	—	343,028
Other long-term liabilities	—	—	46,820	16,384	—	63,204
Investments in and amounts due to affiliates eliminated upon consolidation	46,525	259,737	—	570,954	(877,216)	—

Total liabilities	46,525	292,813	1,269,949	1,044,977	(877,216)	1,777,048

Redeemable convertible preferred units	57,500	—	—	—	—	57,500

Partners’ capital (deficit)	(104,025)	(280,161)	102,657	(49,792)	227,296	(104,025)

Total liabilities, redeemable convertible preferred units and partners’ capital (deficit)	$—	$12,652	$1,372,606	$995,185	$(649,920)	$1,730,523

CONSOLIDATING BALANCE SHEET

December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$—	$—	$16,298	$1,849	$—	$18,147
Restricted cash	—	—	—	—	—	—
Other current assets	—	3,718	64,924	11,527	—	80,169

Total current assets	—	3,718	81,222	13,376	—	98,316
Long-term accounts receivable	—	3,118	71,708	12,322	—	87,148
Cemetery and funeral home property and equipment	—	806	409,201	33,550	—	443,557
Merchandise trusts	—	—	—	488,248	—	488,248
Perpetual care trusts	—	—	—	330,562	—	330,562
Deferred selling and obtaining costs	—	5,511	88,705	18,444	—	112,660
Goodwill and intangible assets	—	—	25,676	60,607	—	86,283
Other assets	—	—	19,403	2,924	—	22,327
Investments in and amounts due from affiliates eliminated upon consolidation	61,875	(586)	539,997	—	(601,286)	—

Total assets	$61,875	$12,567	$1,235,912	$960,033	$(601,286)	$1,669,101

Liabilities, Redeemable Convertible Preferred Units and Partners’ Capital (Deficit)
Current liabilities	$—	$184	$60,216	$1,400	$—	$61,800
Long-term debt, net of deferred financing costs	68,453	105,160	146,635	—	—	320,248
Deferred revenues	—	32,147	770,337	111,802	—	914,286
Perpetual care trust corpus	—	—	—	330,562	—	330,562
Other long-term liabilities	—	—	33,553	15,230	—	48,783
Due to affiliates	—	—	173,613	543,543	(717,156)	—

Total liabilities	68,453	137,491	1,184,354	1,002,537	(717,156)	1,675,679

Redeemable convertible preferred units	—	—	—	—	—	—

Partners’ capital (deficit)	(6,578)	(124,924)	51,556	(42,502)	115,870	(6,578)

Total liabilities, redeemable convertible preferred units and partners’ capital (deficit)	$61,875	$12,567	$1,235,910	$960,035	$(601,286)	$1,669,101

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)

Three Months Ended September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$1,257	$61,520	$12,154	$(1,780)	$73,151
Total costs and expenses	—	(3,336)	(64,596)	(13,440)	1,780	(79,592)
Other loss	—	—	(129)	—	—	(129)
Net loss from equity investment in subsidiaries	(42,652)	(33,050)	—	.	75,702	—
Interest expense	—	—	(12,486)	(279)	—	(12,765)
Loss on debt extinguishment	—	—	—	—	—	—
Loss on impairment of goodwill	—	—	(24,206)	(656)	—	(24,862)

Income (loss) from continuing operations before income taxes	(42,652)	(35,129)	(39,897)	(2,221)	75,702	(44,197)
Income tax benefit	—	—	1,545	—	—	1,545

Net income (loss)	$(42,652)	$(35,129)	$(38,352)	$(2,221)	$75,702	$(42,652)

Three Months Ended September 30, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$1,513	$61,254	$12,116	$(1,698)	73,185
Total costs and expenses	—	(3,192)	(68,979)	(12,728)	1,698	(83,201)
Other income	—	—	702	—	—	702
Net loss from equity investment in subsidiaries	(15,867)	(13,280)	—	—	29,147	—
Interest expense	(1,358)	(2,087)	(3,935)	(258)		(7,638)

Income (loss) from continuing operations before income taxes	(17,225)	(17,046)	(10,958)	(870)	29,147	(16,952)
Income tax expense	—	—	(273)	—	—	(273)

Net income (loss)	$(17,225)	$(17,046)	$(11,231)	$(870)	$29,147	$(17,225)

Nine Months Ended September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$4,260	$187,021	$36,354	$(4,520)	$223,115
Total costs and expenses	—	(11,894)	(197,511)	(40,793)	4,520	(245,678)
Other loss	—	—	(1,475)	(2,083)	—	(3,558)
Net loss from equity investment in subsidiaries	(94,405)	(74,333)	—	—	168,738	—
Interest expense	(4,241)	(5,909)	(24,311)	(821)	—	(35,282)
Loss on debt extinguishment	(938)	(1,441)	(6,099)	—	—	(8,478)
Loss on impairment of goodwill	—	—	(24,206)	(656)	—	(24,862)

Income (loss) from continuing operations before income taxes	(99,584)	(89,317)	(66,581)	(7,999)	168,738	(94,743)
Income tax expense	—	—	(4,841)	—	—	(4,841)

Net income (loss)	$(99,584)	$(89,317)	$(71,422)	$(7,999)	$168,738	$(99,584)

Nine Months Ended September 30, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$4,563	$196,638	$38,390	$(6,890)	$232,701
Total costs and expenses	—	(10,278)	(214,804)	(41,289)	6,890	(259,481)
Other loss	—	—	(4,503)	—	—	(4,503)
Net loss from equity investment in subsidiaries	(48,090)	(40,382)	—	—	88,472	—
Interest expense	(4,075)	(6,261)	(11,755)	(767)	—	(22,858)

Income (loss) from continuing operations before income taxes	(52,165)	(52,358)	(34,424)	(3,666)	88,472	(54,141)
Income tax benefit	—	—	1,976	—	—	1,976

Net income (loss)	$(52,165)	$(52,358)	$(32,448)	$(3,666)	$88,472	$(52,165)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

Nine Months Ended September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash used in (provided by) operating activities	$—	$212	$(16,712)	$(105)	$(10,150)	$(26,755)
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(188)	(4,158)	(147)	—	(4,493)
Payments to affiliates	(57,500)	—	—	—	57,500	—

Net cash used in investing activities	(57,500)	(188)	(4,158)	(147)	57,500	(4,493)

Cash Flows From Financing Activities:
Cash distributions	—	—	—	—	—	—
Payments from affiliates	—	—	47,350	—	(47,350)	—
Proceeds from issuance of redeemable convertible preferred units, net	57,500	—	—	—	—	57,500
Net borrowings and repayments of debt	—	(24)	38,517	(148)	—	38,345
Other financing activities	—	—	(18,649)	—	—	(18,649)

Net cash provided by (used in) financing activities	57,500	(24)	67,218	(148)	(47,350)	77,196

Net increase (decrease) in cash and cash equivalents and restricted cash	—	—	46,348	(400)	—	45,948
Cash and cash equivalents and restricted cash—Beginning of period	—	—	16,298	1,849	—	18,147

Cash and cash equivalents and restricted cash—End of period	$—	$—	$62,646	$1,449	$—	$64,095

Nine Months Ended September 30, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$—	$363	$29,462	$(78)	$(10,336)	$19,411
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(363)	(9,888)	(626)	—	(10,877)

Net cash used in investing activities	—	(363)	(9,888)	(626)	—	(10,877)

Cash Flows From Financing Activities:
Cash distributions	—	—	—	—	—	—
Payments to affiliates	—	—	(10,336)	—	10,336	—
Proceeds from issuance of redeemable convertible preferred units, net	—	—	—	—	—	—
Net borrowings and repayments of debt	—	—	(4,044)	—	—	(4,044)
Other financing activities	—	—	(3,268)	—	—	(3,268)

Net cash (used in) provided by financing activities	—	—	(17,648)	—	10,336	(7,312)

Net increase (decrease) in cash and cash equivalents and restricted cash	—	—	1,926	(704)	—	1,222
Cash and cash equivalents and restricted cash—Beginning of period	—	—	4,216	2,605	—	6,821

Cash and cash equivalents and restricted cash—End of period	$—	$—	$6,142	$1,901	$—	$8,043

16.	SEGMENT INFORMATION

Management operates the Partnership’s in two reportable operating segments: Cemetery Operations and Funeral Home Operations. These operating segments reflect the way the Partnership manages its operations and makes business decisions. Management evaluates the performance of these operating segments based on interments performed, interment rights sold, pre-need cemetery and at-need cemetery contracts written, revenue and segment profit (loss). As a percentage of revenue and assets, the Partnership’s major operations consist of its cemetery operations.

The following tables present financial information with respect to the Partnership’s segments (in thousands). Corporate costs represent those not directly associated with an operating segment, such as corporate overhead, interest expense and income taxes. Corporate assets primarily consist of cash and cash equivalents and restricted cash.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
STATEMENT OF OPERATIONS DATA:
Cemetery Operations:
Revenues	$60,750	$61,405	$184,288	$191,328
Operating costs and expenses	(54,681)	(57,440)	(166,777)	(176,925)
Depreciation and amortization	(1,853)	(1,858)	(5,735)	(6,043)

Segment operating profit	$4,216	$2,107	$11,776	$8,360

Funeral Home Operations:
Revenues	12,401	11,780	38,827	41,373
Operating costs and expenses	(10,669)	(10,148)	(32,636)	(33,835)
Depreciation and amortization	(602)	(652)	(1,788)	(2,066)

Segment operating profit	$1,130	$980	$4,403	$5,472

Reconciliation of segment operating profit to net loss:
Cemetery Operations	4,216	2,107	11,776	8,360
Funeral Home Operations	1,130	980	4,403	5,472

Total segment profit	5,346	3,087	16,179	13,832

Corporate overhead	(11,595)	(12,876)	(38,145)	(39,868)
Corporate depreciation and amortization	(192)	(227)	(597)	(744)
Other gains (losses), net	(129)	702	(3,558)	(4,503)
Loss on debt extinguishment	—	—	(8,478)	—
Loss on impairment of goodwill	(24,862)	—	(24,862)
Interest expense	(12,765)	(7,638)	(35,282)	(22,858)
Income tax benefit (expense)	1,545	(273)	(4,841)	1,976

Net loss	$(42,652)	$(17,225)	$(99,584)	$(52,165)

CASH FLOW DATA:
Capital expenditures:
Cemetery Operations	$411	$2,105	$4,222	$9,378
Funeral Home Operations	465	246	1,447	465
Corporate	29	187	74	321

Total capital expenditures	$905	$2,538	$5,743	$10,164

	September 30, 2019	December 31, 2018
BALANCE SHEET DATA:
Assets:
Cemetery Operations	$1,507,873	$1,508,667
Funeral Home Operations	146,708	136,064
Corporate	75,942	24,370

Total assets	$1,730,523	$1,669,101

Goodwill:
Cemetery Operations	$—	$24,862

17.	SUPPLEMENTAL CONSOLIDATED CASH FLOW INFORMATION

The tables presented below provide supplemental information to the unaudited condensed consolidated statements of cash flows regarding contract origination and maturity activity included in the pertinent captions on the Partnership’s unaudited condensed consolidated statements of cash flows (in thousands):

	Nine months ended September 30,
	2019	2018
Accounts Receivable
Pre-need/at-need contract originations (sales on credit)	(88,296)	$(95,267)
Cash receipts from sales on credit (post-origination)	73,991	100,841

Changes in accounts receivable, net of allowance	$(14,305)	$5,574

Customer Contract Liabilities
Deferrals:
Cash receipts from customer deposits at origination, net of refunds	$107,847	$114,132
Withdrawals of realized income from merchandise trusts during the period	6,699	13,815
Pre-need/at-need contract originations (sales on credit)	88,296	95,267
Undistributed merchandise trust investment earnings, net	8,367	357
Recognition:
Merchandise trust investment income, net withdrawn as of end of period	(6,985)	(7,211)
Recognized maturities of customer contracts collected as of end of period	(155,915)	(137,265)
Recognized maturities of customer contracts uncollected as of end of period	(24,449)	(38,734)

Changes in customer contract liabilities	$23,860	$40,361

18.	SUBSEQUENT EVENTS

Rights Offering

On September 25, 2019, the Partnership commenced its Rights Offering that entitled each unitholder of record (the “unitholder”) on September 26, 2019 (the “Record Date”) one non-transferable subscription right for each common unit held by the unitholder on the Record Date. Each subscription right entitled the unitholder to purchase 1.24 common units for each common unit held by the unitholder at a subscription price of $1.20 per common unit. Through the Rights Offering, which expired on October 25, 2019, 3,039,380 common units were purchased for a total of $3.6 million. The gross proceeds from the Rights Offering were used to redeem 3,039,380 of the Partnership’s outstanding Preferred Units on October 25, 2019 at a price of $1.20 per Preferred Unit.

Divestitures

As part of the Partnership’s recently launched asset sale program in the fourth quarter of 2019, the Partnership signed a non-binding letter of intent on one of its properties in October 2019 and received a $5.0 million refundable deposit. This asset sale is expected to be consummated in the first quarter of 2020.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s discussion and analysis presented below provides information to assist in understanding the Partnership’s financial condition and results of operations and should be read in conjunction with the Partnership’s unaudited condensed consolidated financial statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q. Unless the context otherwise requires, references to “we,” “us,” “our,” “StoneMor,” the “Company,” or the “Partnership” are to StoneMor Partners L.P. and its subsidiaries.

Certain statements contained in this Quarterly Report on Form 10-Q, including, but not limited to, information regarding our operating activities, the plans and objectives of our management and assumptions regarding our future performance and plans are forward-looking statements. When used in this Quarterly Report on Form 10-Q, the words “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this Quarterly Report on Form 10-Q. We believe the assumptions underlying the unaudited condensed consolidated financial statements are reasonable.

BUSINESS OVERVIEW

We are a publicly-traded Delaware master-limited partnership (“MLP”) and provider of funeral and cemetery products and services in the death care industry in the United States. As of September 30, 2019, we operated 321 cemeteries in 27 states and Puerto Rico, of which 291 were owned and 30 were operated under leases, operating agreements or management agreements. We also owned, operated or managed 89 funeral homes in 17 states and Puerto Rico. We are proposing to convert to a “C” Corporation which, if approved, is expected to be effective at the end of 2019. See Part 1. Item 1. Financial Statements (Unaudited)—Notes to the Unaudited Condensed Consolidated Financial Statements—Note 1 General of this Quarterly Report on Form 10-Q for further information related to the Merger and Reorganization Agreement.

Our revenue is derived from our Cemetery Operations and Funeral Home Operations segments. Our Cemetery Operations segment principally generates revenue from sales of interment rights, cemetery merchandise, which includes markers, bases, vaults, caskets and cremation niches and our cemetery services, which include opening and closing (“O&C”) services, cremation services and fees for the installation of cemetery merchandise. Our Funeral Home Operations segment principally generates revenue from sales of funeral home merchandise, which includes caskets and other funeral related items and service revenues, which include services such as family consultation, the removal of and preparation of remains and the use of funeral home facilities for visitation and prayer services. These sales occur both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our Funeral Home Operations segment also include revenues related to the sale of term and whole life insurance on an agency basis, in which we earn a commission from the sales of these insurance policies.

The pre-need sales enhance our financial position by providing a backlog of future revenue from both trust and insurance-funded pre-need funeral and cemetery sales. We believe pre-need sales add to the stability and predictability of our revenues and cash flows. Pre-need sales are typically sold on an installment plan. While revenue on the majority of pre-need funeral sales is deferred until the time of need, sales of pre-need cemetery property interment rights provide opportunities for full current revenue recognition when the property is available for use by the customer.

We also earn investment income on certain payments received from customers on pre-need contracts, which are required by law to be deposited into the merchandise and service trusts. Amounts are withdrawn from the merchandise and service trusts when the Partnership fulfills the performance obligations. Earnings on these trust funds, which are specifically identifiable for each performance obligation, are also included in the total transaction price. For sales of interment rights, a portion of the cash proceeds received are required to be deposited into a perpetual care trust. While the principal balance of the perpetual care trust must remain in the trust in perpetuity, we recognize investment income on such assets as revenue, excluding realized gains and losses from the sale of trust assets. Pre-need contracts are subject to financing arrangements on an installment basis, with a contractual term not to exceed 60 months. Interest income is recognized utilizing the effective interest method. For those contracts that do not bear a market rate of interest, the Partnership imputes such interest based upon the prime rate at the time of origination plus 150 basis points in order to segregate the principal and interest components of the total contract value.

Our revenue depends upon the demand for funeral and cemetery services and merchandise, which can be influenced by a variety of factors, some of which are beyond our control including demographic trends, such as population growth, average age, death rates and number of deaths. Our operating results and cash flows could also be influenced by our ability to remain relevant to the customers. We provide a variety of unique product and service offerings to meet the needs of our customers’ families. The mix of services could influence operating results, as it influences the average revenue per contract. Expense management, which includes controlling salaries, merchandise costs, corporate overhead and other expense categories, could also impact operating results and cash flows. Lastly, economic conditions, legislative and regulatory changes and tax law changes, all of which are beyond our control, could impact our operating results and cash flows.

For further discussion of our key operating metrics, see our Results of Operations and Liquidity and Capital Resources sections below.

RECENT EVENTS

The following are key events and transactions that occurred during 2019 through the date of issuance of the unaudited condensed consolidated financial statements contained in Part I, Item 1 of this Quarterly Report on Form 10-Q:

•

Recapitalization Transactions. On June 27, 2019, we closed a $447.5 million recapitalization transaction, consisting of (i) a private placement (the “Preferred Offering”) of $62.5 million of liquidation value of Series A Convertible Preferred Units of the Partnership (“Preferred Units”) and (ii) a concurrent private placement of $385.0 million of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Senior Secured Notes”) of the Partnership to certain financial institutions (the “Notes Offering” and together with the Preferred Offering, the “Recapitalization Transactions”). The net proceeds of the Recapitalization Transactions were used to fully repay our outstanding senior notes due in June 2021 and retire the revolving credit facility due in May 2020, as well as for associated transaction expenses, cash collateralization of existing letters of credit and other needs under the former credit facility, with the balance available for general corporate purposes;

•

Board Reconstitution. In connection with the closing of the Recapitalization Transactions, the board of directors of our general partner was reconstituted. Directors Martin R. Lautman, Ph.D., Leo J. Pound, Robert A Sick and Fenton R. Talbott resigned as directors and the authorized number of directors was reduced to seven. Andrew Axelrod, David Miller and Spencer Goldenberg were elected to the board of directors of the General Partner to fill the vacancies created by the resignations. The reconstituted board of directors is comprised of Messrs. Axelrod, Miller and Goldenberg, Robert B. Hellman, Jr., Stephen Negrotti, Patricia Wellenbach and Joseph M. Redling. Mr. Axelrod serves as the chairman of the board of directors of our general partner;

On June 27, 2019, also in connection with the closing of the Recapitalization Transactions, the general partner, StoneMor GP Holdings LLC, a Delaware limited liability company and formerly the sole member of GP (“GP Holdings”) and Axar Special Member LLC, a wholly-owned subsidiary of Axar (“Axar Special Member”), entered into the Third Amended and Restated Limited Liability Company

Agreement of the General Partner, pursuant to which the Axar Special Member was admitted as a member with the right to designate three-sevenths of the board of directors of the general partner and through such interest holds a number of control rights;

•	Change in Chief Financial Officer. On September 19, 2019, Jeffrey DiGiovanni became our Senior Vice President and Chief Financial Officer, replacing Garry P. Herdler;

•

Reduction in Workforce. On January 31, 2019, we announced a profit improvement initiative as part of our ongoing organizational review. This profit improvement initiative is intended to further integrate, streamline and optimize our operations. As part of this profit improvement initiative, during the nine months ended September 30, 2019, we have undertaken certain cost reduction initiatives, including a reduction of approximately 216 positions of our workforce, related to corporate functions in Trevose, Pennsylvania as well as our field operations, a streamlining of general and administrative expenses and an optimization of location spend; and

•

Lease accounting standard. Effective January 1, 2019, we adopted the new lease accounting standard as further discussed in Part 1. Item 1. Financial Statements (Unaudited)—Notes to the Unaudited Condensed Consolidated Financial Statements—Note 1 General of this Quarterly Report on Form 10-Q which resulted in an increase in other assets of $15.3 million and increases of $2.2 million and $13.1 million in accounts payable and accrued liabilities and other long-term liabilities, respectively, in the unaudited condensed consolidated balance sheet. The adoption did not have a material impact on our results of operations or cash flows.

•

Rights offering. On September 25, 2019, we commenced our Rights Offering that entitled each unitholder of record (the “unitholder”) on September 26, 2019 (the “Record Date”) to one non-transferable subscription right for each common unit held by the unitholder on the Record Date. Each subscription right entitled the unitholder to purchase 1.24 common units for each common unit held by the unitholder at a subscription price of $1.20 per common unit. Through the Rights Offering, which expired on October 25, 2019, 3,039,380 common units were purchased for a total of $3.6 million. The gross proceeds from the Rights Offering were used to redeem 3,039,380 of our outstanding Preferred Units on October 25, 2019 at a price of $1.20 per Preferred Unit.

•

Divestitures. As part of the Partnership’s recently launched asset sale program in the fourth quarter of 2019, the Partnership signed a non-binding letter of intent on one of its properties in October 2019 and received a $5.0 million refundable deposit. This asset sale is expected to be consummated in the first quarter of 2020.

GENERAL TRENDS AND OUTLOOK

We expect our business to be affected by key trends in the death care industry, based upon assumptions made by us and information currently available. Death care industry factors affecting our financial position and results of operations include, but are not limited to, demographic trends in terms of population growth, average age, death rates and cremation trends. In addition, we are subject to fluctuations in the fair value of equity and fixed-maturity debt securities held in our trusts. These values can be negatively impacted by contractions in the credit market and overall downturns in economic activity. Our ability to make payments on our debt depends on our success at managing operations with respect to these industry trends. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our actual results may vary materially from our expected results.

Business Strategies

We believe the Recapitalization Transactions demonstrate both strong underlying values of our asset base, as well as confidence in our ability to execute our turnaround plan. We believe the recapitalization of our balance sheet has reset our financial footing and helps position us to execute the following business strategies:

•

Execute on Financial Strategy. The Recapitalization Transactions have significantly extended our debt capital structure with a five-year maturity, which provides us with a meaningful liquidity improvement to execute our turnaround strategy, including the next phase of our performance improvement plans. In April 2019, we announced a turnaround strategy focused on four key goals: cash flow and liquidity, capital structure, strategic balance sheet/portfolio review, and performance improvement from cost reductions and revenue enhancement;

•

Implementation of New Strategic Initiatives. We view our substantial and diverse asset base as a strength, but we have prioritized the ways in which we view our assets. We believe that by tiering operating units by class and contribution, identifying and initiating a divestiture plan for select assets and prioritizing certain assets over others, we will be able to optimize results in our top tier properties and more efficiently manage our assets. From a portfolio review perspective, we continue to focus our resources on improving our “top tier” assets as we believe they possess the greatest potential for improved profitability. We are also minimizing costs and resources on our “lower-tier” assets to reduce the impact these assets have on profitability of the portfolio.

•

Improve Operating Efficiencies. We believe we have identified significant expense reduction opportunities in the next phase of this operational turnaround strategy with additional “4-wall level” operational savings, identified projects and industry benchmarking. In addition, we are focused on improving performance through cost reductions and revenue enhancement and executing on other long and short-term turnaround strategies that will allow us to meet our primary objectives on a continuing basis. The next phase of cost reduction and operational performance improvement opportunities have now been identified with a focus on prioritizing identified opportunities in procurement, sourcing, product hierarchy, field labor efficiencies, shared services and outsourcing. We believe that the execution of these initiatives will result in improved profitability and cash flow across the asset base. In terms of revenue enhancements, we believe we have identified the primary drivers of our sales productivity and pre-need sales issues and, while it is in the early stages, we remain focused on improving retention of sales personnel and optimizing staffing levels across our asset base; and

•

Complete C-Corporation Conversion. The Recapitalization Transactions, together with our cost structure and performance improvement efforts and the contemplated C-Corporation Conversion, are important steps to revitalizing our business and positioning us for future success.

RESULTS OF OPERATIONS

We have two distinct reportable segments, Cemetery Operations and Funeral Home Operations, which are supported by corporate costs and expenses.

Cemetery Operations

Overview

We are currently the second largest owner and operator of cemeteries in the United States of America. As of September 30, 2019, we operated 321 cemeteries in 27 states and Puerto Rico. We own 291 of these cemeteries, and we manage or operate the remaining 30 under leases, operating agreements or management agreements. Revenues from our Cemetery Operations segment accounted for approximately 83% of our total revenues for the three and nine months ended September 30, 2019.

Operating Results

Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018

The following table presents operating results for our Cemetery Operations segment for the three months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended September 30,
			Variance
	2019	2018	$	%
Interments	$15,605	$17,716	$(2,111)	(12%)
Merchandise	18,014	18,023	(9)	(0%)
Services	17,068	16,419	649	4%
Interest income	2,040	2,119	(79)	(4%)
Investment and other	8,023	7,128	895	13%

Total revenues	60,750	61,405	(655)	(1%)
Cost of goods sold	10,677	12,866	(2,189)	(17%)
Cemetery expense	18,362	19,407	(1,045)	(5%)
Selling expense	14,609	14,251	358	3%
General and administrative expense	11,033	10,916	117	1%
Depreciation and amortization	1,853	1,858	(5)	(0%)

Total costs and expenses	56,534	59,298	(2,764)	(5%)

Segment operating profit	$4,216	$2,107	$2,109	100%

The following table presents supplemental operating data for the three months ended September 30, 2019 and 2018:

	Three Months Ended September 30,
			Variance
SUPPLEMENTAL DATA:	2019	2018	#	%
Interments performed	12,510	12,876	(366)	(3%)
Net interment rights sold (1)
Lots	5,614	4,787	827	17%
Mausoleum crypts (including pre-construction)	347	235	112	48%
Niches	379	336	43	13%

Total net interment rights sold (1)	6,340	5,358	982	18%

Number of pre-need cemetery contracts written	8,836	9,067	(231)	(3%)
Number of at-need cemetery contracts written	13,191	13,892	(701)	(5%)

Number of cemetery contracts written	22,027	22,959	(932)	(4%)

(1)	Net of cancellations. Sales of double-depth burial lots are counted as two sales.

Cemetery interments revenues were $15.6 million for the three months ended September 30, 2019, a decrease of $2.1 million and 12% from $17.7 million for the three months ended September 30, 2018. The change was due to a decrease in pre-need lawn crypt sales of $1.9 million and a decrease in pre-need mausoleum revenue of $1.4 million, primarily driven by a reduction in the completion of construction projects of private estates and mausoleums. These decreases were partially offset by an increase in all at-need revenues totaling $0.6 million and a decrease in the cancellation reserve of $0.6 million.

Cemetery service revenues were $17.1 million for the three months ended September 30, 2019, an increase of $0.6 million and 4% from $16.4 million for the three months ended September 30, 2018. The change was due to an increase in pre-need grave openings.

Investment and other income was $8.0 million for the three months ended September 30, 2019, an increase of $0.9 million and 13% from $7.1 million for the three months ended September 30, 2018. The change was due to an increase in investment income of $1.2 million, partially offset by a net decrease of $0.3 million in various other sources of other income.

Cost of goods sold was $10.7 million for the three months ended September 30, 2019, a decrease of $2.2 million and 17% from $12.9 million for the three months ended September 30, 2018. The change was due to a decrease in costs primarily related to markers, lots and mausoleums with an impact of $1.4 million, combined with lower revenue activity with an impact of $0.8 million.

Cemetery expenses were $18.4 million for the three months ended September 30, 2019, a decrease of $1.0 million and 5% from $19.4 million for the three months ended September 30, 2018. The change was due to a decrease in payroll and related taxes of $0.8 million, a decrease in landscaping and lawncare of $0.6 million and a decrease in employee benefits of $0.4 million. These decreases were partially offset by increases in real estate taxes of $0.2 million, repairs and maintenance of $0.2 million, and various other expenses of $0.4 million.

Selling expenses were $14.6 million for the three months ended September 30, 2019, an increase of $0.4 million and 3% from $14.3 million for the three months ended September 30, 2018. The change was primarily due to an increase in marketing and advertising expenses of $0.9 million and an increase in regional overhead salaries and wages of $0.2 million. These increases were partially offset by a decrease in sales incentive compensation of $0.3 million as a result of a decrease in contracts written, a decrease in employee benefits of $0.3 million and a net decrease in various other expenses of $0.1 million.

Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

The following table presents operating results for our Cemetery Operations segment for the nine months ended September 30, 2019 and 2018 (in thousands):

	Nine Months Ended September 30,
			Variance
	2019	2018	$	%
Interments	$52,544	$58,130	$(5,586)	(10%)
Merchandise	51,870	51,766	104	0%
Services	50,400	50,647	(247)	(0%)
Interest income	5,815	6,671	(856)	(13%)
Investment and other	23,659	24,114	(455)	(2%)

Total revenues	184,288	191,328	(7,040)	(4%)
Cost of goods sold	31,263	39,387	(8,124)	(21%)
Cemetery expense	57,245	57,828	(583)	(1%)
Selling expense	44,839	47,673	(2,834)	(6%)
General and administrative expense	33,430	32,037	1,393	4%
Depreciation and amortization	5,735	6,043	(308)	(5%)

Total costs and expenses	172,512	182,968	(10,456)	(6%)

Segment operating profit	$11,776	$8,360	$3,416	41%

The following table presents supplemental operating data for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
			Variance
	2019	2018	#	%
SUPPLEMENTAL DATA:
Interments performed	39,048	41,550	(2,502)	(6%)
Net interment rights sold (1)
Lots	17,295	20,264	(2,969)	(15%)
Mausoleum crypts (including pre-construction)	904	1,082	(178)	(16%)
Niches	1,269	1,195	74	6%

Total net interment rights sold (1)	19,468	22,541	(3,073)	(14%)

Number of pre-need cemetery contracts written	27,336	30,776	(3,440)	(11%)
Number of at-need cemetery contracts written	41,063	43,895	(2,832)	(6%)

Number of cemetery contracts written	68,399	74,671	(6,272)	(8%)

(1)	Net of cancellations. Sales of double-depth burial lots are counted as two sales.

Cemetery interments revenues were $52.5 million for the nine months ended September 30, 2019, a decrease of $5.6 million and 10% from $58.1 million for the nine months ended September 30, 2018. The change was due to a decrease in pre-need lot sales of $2.5 million, a decrease in pre-need lawn crypt sales of $2.4 million and a decrease in pre-need mausoleum revenue of $1.3 million, primarily driven by a reduction in the completion of pre-construction projects of private estates and mausoleums. These decreases were partially offset by a net increase in various other interment revenues of $0.6 million.

Cemetery services revenues were $50.4 million for the nine months ended September 30, 2019, a decrease of $0.2 million from $50.6 million for the nine months ended September 30, 2018. The change was due to a decrease in at-need openings and closings of $1.5 million and a decrease in non-opening and closing pre-need services of $0.5 million. These decreases were partially offset by an increase in pre-need openings and closings of $1.2 million and an increase in revenues from non-opening and closing at-need services of $0.6 million.

Interest income was $5.8 million for the nine months ended September 30, 2019, a decrease of $0.9 million and 13% from $6.7 million for the nine months ended September 30, 2018. The change was primarily due to a decrease in accounts receivable outstanding driven by the accelerated collection of pre-need receivables in 2018.

Investment and other income was $23.7 million for the nine months ended September 30, 2019, a decrease of $0.5 million and 2% from $24.1 million for the nine months ended September 30, 2018. The change was due to land sales of $0.5 million in the prior period that did not recur in the current period, combined with a net decrease of $1.0 million in various other sources of other income. These decreases were partially offset by an increase in investment income of $1.0 million.

Cost of goods sold was $31.3 million the nine months ended September 30, 2019, a decrease of $8.1 million and 21% from $39.4 million for the nine months ended September 30, 2018. The change was due to a decrease of $2.9 million related to lower revenue activity and a $3.3 million decrease in costs primarily related to markers, caskets, lots and the servicing of contacts acquired through acquisition. These decreases were combined with $1.9 million of vault inventory adjustments and impairments that were recorded in the first quarter of 2018, but which did not recur in 2019.

Cemetery expenses were $57.2 million for the nine months ended September 30, 2019, a decrease of $0.6 million and 1% from $57.8 million for the nine months ended September 30, 2018. The change was due to decreases in payroll and related taxes of $2.3 million, employee benefits of $0.2 million and various other expenses of $0.1 million. These decreases were partially offset by an increase in repairs and maintenance of $0.9 million, an increase in landscaping and lawncare expense of $0.6 million, and an increase in real estate taxes of $0.5 million.

Selling expenses were $44.8 million for the nine months ended September 30, 2019, a decrease of $2.8 million and 6% from $47.7 million for the nine months ended September 30, 2018. The change was due to a decrease in sales incentive compensation of $2.6 million related to a decrease in contracts written in the current period and the elimination of an annual sales trip bonus, a decrease in other payroll of $0.5 million partially due to elimination of a telemarketing group, a decrease in related payroll taxes and benefits of $0.6 million and a decrease in various other expenses of $0.4 million. These decreases were partially offset by an increase in marketing and advertising expense of $1.3 million.

General and administrative expenses were $33.4 million for the nine months ended September 30, 2019, an increase of $1.4 million and 4% from $32.0 million for the nine months ended September 30, 2018. The change was due to an increase in payroll and related taxes of $3.6 million associated with the implementation of a general manager operating model, combined with an increase in the cost of surety bonds of $0.5 million. These increases were partially offset by decreases in insurance expense of $0.8 million, legal fees of $0.7 million, non-general manager related payroll of $0.5 million, employee benefits of $0.4 million and a net decrease in various other expenses of $0.3 million.

Depreciation and amortization expenses were $5.7 million for the nine months ended September 30, 2019, a decrease of $0.3 million and 5% from $6.0 million for the nine months ended September 30, 2018. The change was due to routine depreciation and amortization of the associated asset base.

Funeral Home Operations

Overview

As of September 30, 2019, we owned, operated or managed 89 funeral homes. These properties are located in 17 states and Puerto Rico. Revenues from Funeral Home Operations accounted for approximately 17% of our total revenues for the three and nine months ended September 30, 2019.

Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018

The following table presents operating results for our Funeral Home Operations for the three months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended September 30,
			Variance
	2019	2018	$	%
Merchandise	$5,572	$5,581	$(9)	(0%)
Services	6,829	6,199	630	10%

Total revenues	12,401	11,780	621	5%
Merchandise	1,896	1,341	555	41%
Services	5,351	5,493	(142)	(3%)
Depreciation and amortization	602	652	(50)	(8%)
Other	3,422	3,314	108	3%

Total expenses	11,271	10,800	471	4%

Segment operating profit	$1,130	$980	$150	15%

Funeral home services revenues were $6.8 million for the three months ended September 30, 2019, an increase of $0.6 million and 10% from $6.2 million for the three months ended September 30, 2018. The change was due to an increase in at-need service revenues of $0.4 million combined with a net increase in various other funeral home service revenues of $0.2 million.

Funeral home expenses were $11.3 million for the three months ended September 30, 2019, an increase of $0.5 million and 4% from $10.8 million for the three months ended September 30, 2018. The change was due to an increase in casket costs of $0.5 million, a gain on the disposal of assets of $0.2 million in 2018 that did not recur in 2019, and a net increase in various other expenses of $0.2 million. These increases were offset by a $0.4 million decrease in expenses driven by divestitures in 2018.

Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

The following table presents operating results for our Funeral Home Operations for the nine months ended September 30, 2019 and 2018 (in thousands):

	Nine Months Ended September 30,
			Variance
	2019	2018	$	%
Merchandise	$17,920	$19,532	$(1,612)	(8%)
Services	20,907	21,841	(934)	(4%)

Total revenues	38,827	41,373	(2,546)	(6%)
Merchandise	5,227	4,927	300	6%
Services	16,363	16,593	(230)	(1%)
Depreciation and amortization	1,788	2,066	(278)	(13%)
Other	11,046	12,315	(1,269)	(10%)

Total expenses	34,424	35,901	(1,477)	(4%)

Segment operating profit	$4,403	$5,472	$(1,069)	(20%)

Funeral home merchandise revenues were $17.9 million for the nine months ended September 30, 2019, a decrease of $1.6 million and 8% from $19.5 million for the nine months ended September 30, 2018. The change was due to a decrease in revenues from the maturing of pre-need contracts with an impact of $1.0 million, a net decrease in revenues from various other products of $0.4 million and a $0.2 million decrease in revenues driven by divestitures in 2018.

Funeral home services revenues were $20.9 million for the nine months ended September 30, 2019, a decrease of $0.9 million and 4% from $21.8 million for the nine months ended September 30, 2018. The change was due to a decrease in insurance commission revenue of $0.3 million, a decrease in revenues from the maturing of pre-need contracts with an impact of $0.2 million, a net decrease in at-need services of $0.2 million, and a net decrease in revenues from various other products and divestitures of $0.2 million.

Funeral home expenses were $34.4 million for the nine months ended September 30, 2019, a decrease of $1.5 million and 4% from $35.9 million for the nine months ended September 30, 2018. The change was due to savings of $1.8 million achieved with the elimination of the insurance sales group and a decrease in depreciation and amortization of $0.3 million related to routine depreciation and amortization of the associated asset base. In addition, there was a $0.4 million decrease in funeral home expenses related to divestitures in 2018. Partially offsetting these decreases was an increase in casket costs of $0.7 million, a gain on the disposal of assets of $0.2 million in 2018 that did not recur in 2019 and a net increase in various other expenses of $0.1 million.

Corporate

Operating Results

Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018

Corporate Overhead

We categorize corporate overhead as the following:

•	payroll related to employees operating at the corporate headquarters;

•	professional fees primarily consisting of legal fees, auditing and accounting fees, and fees for other third party service providers;

•	information technology;

•	stock compensation; and

•	expenses to operate the corporate headquarters.

In the current and prior year we incurred a number of expenses that are likely to not recur. They primarily consisted of severance from corporate reductions in force, C-Corporation conversion fees, ASC 606 implementation costs, financial advisory fees, executive placement fees and retention incentives, and are summarized in the following table:

	Three Months Ended September 30,
			Variance
	2019	2018	$	%
Corporate overhead	$11,595	$12,876	$(1,281)	(10%)
Non-recurring adjustments
Severance	457	434	23	5%
C-Corporation Conversion fees	614	982	(368)	(37%)
Other professional fees and other	1,124	1,741	(617)	(35%)

Total non-recurring adjustments	2,195	3,157	(962)	(30%)

Corporate overhead, adjusted	$9,400	$9,719	$(319)	(3%)

Corporate overhead expense was $11.6 million for the three months ended September 30, 2019, a decrease of $1.3 million and 10% from $12.9 million for the three months ended September 30, 2018. The change was due to the following:

•	savings in payroll and benefits of $0.6 million resulting primarily from a reduction in workforce earlier in the year;

•	a reduction in professional fees of $0.9 million primarily resulting from completion of the ASC 606 implementation project and C-Corporation conversion fees; and

•	an increase in payroll of $0.2 million due to severance and bonuses

Other Gains (Losses), Net

Other gains (losses), net was a loss of $0.1 million for the three months ended September 30, 2019, an increase of $0.8 million and 118% compared to a gain of $0.7 million for the three months ended September 30, 2018. The change was due to a gain from the sale of a funeral home and an unused cemetery building in the prior year that did not recur in the current period.

Interest Expense

Interest expense was $12.8 million for the three months ended September 30, 2019, an increase of $5.1 million and 67% from $7.6 million for the three months ended September 30, 2018. The change was due to the following:

•	an increase of $8.2 million related to a higher interest rate and principal on the Senior Secured Notes compared to the interest rate and principal under the prior revolving credit facility;

•	a decrease of $2.8 million resulting from the payoff of the revolving credit facility in the second quarter of 2019; and

•	a decrease of $0.3 million due to a longer amortization period for deferred financing fees.

Loss on Impairment of Goodwill

Loss on impairment of goodwill was $24.9 million for the three months ended September 30, 2019. During the current quarter, management conducted an interim goodwill impairment assessment. As a result of such assessment, management concluded on November 4, 2019 that the carrying value of our Cemetery Operations reporting unit exceeded its fair value, and our goodwill was fully impaired as of September 30, 2019, resulting in a $24.9 million impairment charge. This impairment charge will not result in any current or future cash expenditures. There was no goodwill impairment for the three months ended September 30, 2018.

Income Tax Benefit (Expense)

Income tax benefit was $1.5 million for the three months ended September 30, 2019 compared to $0.3 million of income tax expense for the three months ended September 30, 2018. The income tax benefit in the three months ended September 30, 2019 was due to our ability to use our net operating loss carryovers to offset deferred tax liabilities recorded in the second quarter of 2019. The income tax expense for the quarter ended September 30, 2018 was primarily driven by changes in the 2017 Tax Act, which allowed us to use post December 31, 2017 net operating losses against long-life deferred tax liabilities. Our effective tax rate differs from our statutory tax rate primarily, because our legal entity structure includes different tax filing entities, including partnerships with significant income that are not subject to entity level income taxes.

Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

Corporate Overhead

The following table summarizes our corporate overhead by expense category for the nine months ended September 30, 2019 and 2018 (in thousands):

	Nine Months Ended September 30,
			Variance
	2019	2018	$	%
Corporate overhead	$38,145	$39,868	$(1,723)	(4%)
Non-recurring adjustments
Severance	1,433	1,023	410	40%
C-Corporation Conversion fees	1,671	1,670	1	0%
Other professional fees and other	4,842	5,185	(343)	(7%)

Total non-recurring adjustments	7,946	7,878	68	1%

Corporate overhead, adjusted	$30,199	$31,990	$(1,791)	(6%)

Corporate overhead expense was $38.1 million for the nine months ended September 30, 2019, a decrease of $1.7 million and 4% from $39.9 million for the nine months ended September 30, 2018. The change was due to the following:

•	savings in payroll and benefits of $3.0 million resulting from a reduction in workforce earlier in the year;

•	a decrease in accounting fees of $1.2 million primarily related to accounting consulting and completion of the ASC 606 implementation project;

•	a decrease of $1.2 million in various other expenses, with the largest being recruiting with an impact of $0.5 million;

•	an increase in stock compensation expense of $0.8 million;

•	an increase in legal settlements of $0.9 million;

•	an increase in payroll of $1.0 million due to severance and bonuses; and

•

an increase of $1.0 million in other professional fees primarily resulting from fees paid to a financial advisor and fees paid to consultants; partially offset by fees paid to an interim executive in the prior year that were not incurred in the current period.

Corporate Depreciation and Amortization

Depreciation and amortization expense was $0.6 million for the nine months ended September 30, 20199, a decrease of $0.1 million and 20% from $0.7 million for the nine months ended September 30, 2018. The change was due to routine depreciation and amortization of the associated asset base.

Other Losses, Net

Other losses, net was $3.6 million for the nine months ended September 30, 2019, a decrease of $0.9 million and 21% from $4.5 million for the nine months ended September 30, 2018. Other losses, net for the nine months ended September 30, 2019 consisted primarily of a $2.1 loss on the termination of a management agreement and a $1.3 million impairment of cemetery property, both of which occurred in the second quarter of 2019. Other losses, net for the nine months ended September 30, 2018 consisted primarily of losses related to damaged merchandise of approximately $5.0 million, partially offset by a gain of $0.7 million from the sale of a funeral home and an unused cemetery building.

Interest Expense

Interest expense was $35.3 million for the nine months ended September 30, 2019, an increase of $12.4 million and 54% from $22.9 million for the nine months ended September 30, 2018. The change was due to the following:

•	an increase of $8.8 million related to a higher interest rate and principal on the Senior Secured Notes compared to the interest rate and principal under the prior revolving credit facility;

•	an increase of $3.4 million due to the write-off and amortization of deferred financing fees; and

•	an increase of $0.2 million related to higher interest and increased borrowings on the revolving credit facilities in the first half of 2019.

Loss on Debt Extinguishment

Loss on debt extinguishment was $8.5 million for the nine months ended September 30, 2019. This related to the write-off of deferred financing fees of $6.9 million and original issue discounts of $1.6 million associated with the refinancing of the senior notes and revolving credit facilities. For the nine months ended September 30, 2018 there was no loss on debt extinguishment.

Loss on Impairment of Goodwill

Loss on impairment of goodwill was $24.9 million for the nine months ended September 30, 2019. During the current quarter management conducted an interim goodwill impairment assessment. As a result of such assessment, management concluded on November 4, 2019 that the carrying value of our Cemetery Operations reporting unit exceeded its fair value, and our goodwill was fully impaired as of September 30, 2019, resulting in a $24.9 million impairment charge. This impairment charge will not result in any current or future cash expenditures. There was no goodwill impairment for the nine months ended September 30, 2018.

Income Tax Expense

Income tax expense was $4.8 million for the nine months ended September 30, 2019 compared to $2.0 million income tax benefit for nine months ended September 30, 2018. The income tax expense in the nine months ended September 30, 2019 was primarily due to IRC Section 382 limitations created by the Preferred Offering on our ability to use our net operating loss carryovers to offset existing deferred tax liabilities. The income tax benefit for the nine months ended September 30, 2018 was primarily driven by changes in the 2017 Tax Act with allowed us to use post December 31, 2017 net operating losses against long-life deferred tax liabilities. Our effective tax rate differs from our statutory tax rate primarily, because our legal entity structure includes different tax filing entities, including partnerships with significant income that are not subject to entity level income taxes.

LIQUIDITY AND CAPITAL RESOURCES

General

Our primary sources of liquidity are cash generated from operations and the remaining balance of the proceeds from the sale of the Senior Secured Notes. As a MLP, our primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of our operating strategy, we expect to fund:

•

working capital deficits through available cash, including the remaining balance of the proceeds from the sale of the Senior Secured Notes, cash generated from operations and divestitures of non-core assets;

•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution, which will reduce the amount of additional borrowings or asset sales needed; and

•

any cash distributions we are permitted and determine to pay in accordance with our partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While we rely heavily on our available cash and cash flows from operating activities to execute our operational strategy and meet our financial commitments and other short-term financial needs, we cannot be certain that sufficient capital will be generated through operations or be available to us to the extent required and on acceptable terms. We have experienced negative financial trends, including use of cash in operating activities, which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

we have continued to incur net losses for the three and nine months ended September 30, 2019 and have an accumulated deficit and negative cash flows from operating activities as of September 30, 2019, due to an increased competitive environment, increased expenses due to the proposed C-Corporation Conversion and increases in professional fees and compliance costs; and

•

a decline in billings coupled with the increase in professional, compliance and consulting expenses tightened our liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated our ability to pay distributions.

During 2018 and 2019, we implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

sold an aggregate of 52,083,333 of the Partnership’s preferred units, representing limited partner interests in the Partnership, for an aggregate purchase price of $57.5 million and completed a private placement of $385.0 million of the Senior Secured Notes. The net proceeds of both transactions were used to fully repay the then-outstanding senior notes due in June 2021 and retire our revolving credit facility due in May 2020;

•	continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period; and

•	identify and complete sales of select assets to provide supplemental liquidity.

Based on our forecasted operating performance, planned actions to improve profitability, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, we do not believe it is probable that we will breach the covenants under the Indenture for the next twelve-month period. However, there is no certainty that our actual operating performance and cash flows will not be substantially different from forecasted results, and no certainty we will not need amendments to the Indenture in the future. Factors that could impact the significant assumptions used by us in assessing our ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	failing to achieve cost reduction targets;

•	inability to achieve and capitalize on its divestiture strategy;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

•	inability to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If our planned, implemented and not yet implemented actions are not completed or implemented and cash savings are not realized, or we fail to improve our operating performance and cash flows or we are not able to comply with the covenants under the Indenture, we may be forced to limit our business activities, limit our ability to implement further modifications to our operations or limit the effectiveness of some actions that are included in our forecasts, amend the Indenture and/or seek other sources of capital, and we may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact our access to inventory or services that are important to the operation of our business. Given our level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Indenture effectively prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on our results of operations and financial condition. Our ability to meet our obligations at September 30, 2019, and to continue as a going concern, is dependent upon achieving the action plans noted above. The unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2019 were prepared on the basis of a going concern, which contemplates that we will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should we be required to liquidate its assets.

Goodwill

The Partnership’s goodwill balance was $24.9 million at September 30, 2019 and December 31, 2018. Due to a decline in the market value of the Partnership’s unit values and the Partnership’s significant under-performance relative to historical or projected future operating results noted during the nine months ended September 30, 2019, management conducted an interim goodwill impairment assessment as of September 30, 2019. This impairment charge will not result in any current or future cash expenditures. As a result of such assessment, management concluded on November 3, 2019 that the carrying value of the Partnership’s Cemetery Operations reporting unit exceeded its fair value, and the Partnership’s goodwill was fully impaired as of September 30, 2019. We recognized a $24.9 million impairment charge included in Other losses, net in the accompanying unaudited condensed consolidated statement of operations during the three and nine months ended September 30, 2019.

Cash Flows

The following table summarizes our unaudited condensed consolidated statements of cash flows by class of activities in thousands:

	Nine Months Ended September 30,
	2019	2018
Net cash provided by (used in) operating activities	$(26,755)	$19,411
Net cash used in investing activities	(4,493)	(10,877)
Net cash provided by (used in) financing activities	77,196	(7,312)

Significant sources and uses of cash during the Nine Months Ended September 30, 2019 and 2018

Operating Activities

Net cash used in operations was $26.8 million for the nine months ended September 30, 2019 compared to $19.4 million of net cash provided by operations during the nine months ended September 30, 2018. The following attributed to the decrease in cash outflows of $46.2 million:

•

Change in cash from accounts payable and accrued liabilities – $10.4 million: We aggressively managed our working capital in 2018 to maximize cash flows. Upon completion of the Recapitalization Transaction, we made a significant paydown on our payables.

•

Cash interest – $8.6 million: Cash interest paid during the nine months ended September 30, 2019 increased by $8.6 million as compared to the prior period, as we incurred more debt under the amended credit facility, which had higher debt service costs during the first half of 2018. In addition, our Senior Secured Notes, which we used to refinance our prior revolving credit facility at the end of the second quarter of 2018 have a higher interest rate and principal as compared to the prior revolving credit facility.

•

Impact of early payoff – $13.6 million: In order to improve the liquidity profile of the business in 2018, we ran an early payoff program. The early payoff program offered customers with outstanding pre-need receivable contracts the opportunity to pre-pay their outstanding balance at a 15% discount. This resulted in $13.6 million of net cash flow in the nine months ended September 30, 2018. This early payoff program was not run during the nine months ended September 30, 2019.

•

Merchandise trust distributions – $10.9 million: Distribution of excess income in our merchandise trusts during the nine months ended September 30, 2019 was $0.8 million as compared to $11.7 million during the prior period.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2019 was $4.5 million as compared to $10.9 million in the comparable 2018 period. The cash used in investing activities for the nine months ended September 30, 2019 was primarily attributable to capital expenditures of $5.7 million for both purchases and maintenance of property, plant and equipment, offset by proceeds from the termination of one of our management agreements of $1.3 million. Net cash used in investing activities during the nine months ended September 30, 2018 consisted of $10.2 million used for capital expenditures and $1.7 million used for acquisitions, partially offset by $1.0 million of proceeds from asset sales.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2019 increased $84.5 million from the nine months ended September 30, 2018 to $77.2 million, primarily due to net proceeds of $410.1 million and $57.5 million from the issuance of the Senior Secured Notes and the Preferred Offering, respectively, which were both related to our comprehensive recapitalization, as described in Note 8 Long-Term Debt and Note 9 Redeemable Convertible Preferred Units and Partners’ Deficit of the Unaudited Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q. These investing proceeds were offset by the repayment in full of the prior senior notes and revolving credit facilities of $366.6 million, the payment of $18.0 million in financing costs related to the debt refinancing and debt amendments and principal payments of $1.0 million for our finance leases. Net cash provided by financing activities during the nine months ended September 30, 2018 consisted primarily of $4.0 million of net proceeds from borrowings, partially offset by $3.3 million of financing costs.

The following table summarizes maintenance and expansion capital expenditures, excluding amounts paid for acquisitions, for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Maintenance capital expenditures	$553	$1,797	$1,646	$3,954
Expansion capital expenditures	352	741	4,097	6,210

Total capital expenditures	$905	$2,538	$5,743	$10,164

Contractual Obligations

In the normal course of business, we enter into various contractual and contingent obligations that impact or could impact our liquidity. The table below contains the significant changes from the Contractual Obligations disclosed in our 2018 Annual Report on Form 10-K filed on April 3, 2019 (the “Annual Report”). The changes are reflective of the refinancing of our senior notes and the issuance of our Senior Secured Notes (in thousands):

	Total	2019	2020-2022	2023-2025	2026+
Contractual Obligations:
Debt(1)	$714,744	$22,994	$145,538	$546,212	$—

Total	$714,744	$22,994	$145,538	$546,212	$—

(1)

Represents the interest payable and par value of our Senior Secured Notes (as defined herein) due and does not include the unamortized debt discounts of at September 30, 2019. This table assumes that we pay the fixed rate of 7.50% per annum in cash plus the fixed rate of 4.00% per annum payable in kind through January 30, 2022 and that current principal amounts outstanding under the Senior Secured Notes are not repaid until the maturity date of June 30, 2024.

Long-Term Debt and Redeemable Convertible Preferred Units

Senior Secured Notes

On June 27, 2019, StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc. and, collectively with the Partnership, certain direct and indirect subsidiaries of the Partnership, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, entered into an indenture with respect to the 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024.

For further detail on our Senior Secured PIK Toggle Notes due 2024, see Note 8 Long-Term Debt of Part I, Item 1. Financial Statements (Unaudited) of this Quarterly Report on Form 10-Q.

Redeemable Convertible Preferred Units

On June 27, 2019, funds and accounts affiliated with Axar Capital Management LP and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Partnership entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement”) pursuant to which the Partnership sold to the Purchasers an aggregate of 52,083,333 of the Partnership’s Series A Preferred Units (the “Preferred Units”) representing limited partner interests in the Partnership with certain rights, preferences and privileges as are set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019. The purchase price for the Preferred Units sold pursuant to the Series A Purchase Agreement (the “Purchased Units”) was $1.1040 per Purchased Unit, reflecting an 8% discount to the liquidation preference of each Preferred Unit, for an aggregate purchase price of $57.5 million. The terms of the sale of the Purchased Units were determined based on arms-length negotiations between the General Partner and Axar.

For further detail on our Redeemable Convertible Preferred Units, see Note 9 Redeemable Convertible Preferred Stock of Part I, Item 1. Financial Statements (Unaudited) of this Quarterly Report on Form 10-Q.

Surety Bonds

We have entered into arrangements with certain surety companies, whereby such companies agree to issue surety bonds on our behalf as financial assurance and/or as required by existing state and local regulations. The surety bonds are used for various business purposes; however, the majority of the surety bonds issued and outstanding have been used to support our pre-need sales activities.

When selling pre-need contracts, we may post surety bonds where allowed by state law. We post the surety bonds in lieu of trusting a certain amount of funds received from the customer. If we were not able to renew or replace any such surety bond, we would be required to fund the trust only for the portion of the applicable pre-need contracts for which we have received payments from the customers, less any applicable retainage, in accordance with state law. We have provided cash collateral to secure these surety bond obligations and may be required to provide additional cash collateral in the future under certain circumstances.

For the nine months ended September 30, 2019 and 2018, we had $91.4 million and $90.8 million, respectively, of cash receipts from sales attributable to related bond contracts. These amounts do not consider reductions associated with taxes, obtaining costs or other costs.

Surety bond premiums are paid annually and the bonds are automatically renewable until maturity of the underlying pre-need contracts, unless we are given prior notice of cancellation. Except for cemetery pre-construction bonds (which are irrevocable), the surety companies generally have the right to cancel the surety bonds at any time with appropriate notice. In the event a surety company were to cancel the surety bond, we are required to obtain replacement surety assurance from another surety company or fund a trust for an amount generally less than the posted bond amount. We do not expect that we will be required to fund material future amounts related to these surety bonds due to a lack of surety capacity or surety company non-performance.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our unaudited condensed consolidated financial statements and related notes included within Part I, Item 1. Financial Statements (unaudited) in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and disclosure of contingent assets and liabilities that arose during the reporting period and through the date our financial statements are filed with the SEC. Although we base our estimates on historical experience and various other assumptions we believe to be reasonable, actual results may differ from these estimates.

A critical accounting estimate or policy is one that requires a high level of subjective judgement by management and could have a material impact to our financial position, results of operations or cash flows if actuals vary significantly from our estimates.

There have been no significant changes to the critical accounting policies and estimates identified in our Annual Report, as described in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in that report.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary objective of the following information is to provide forward-looking quantitative and qualitative information about our potential exposure to market risks. The term “market” risk refers to the risk of gains or losses arising from changes in interest rates and prices of marketable securities. The disclosures are not meant to be precise indicators of expected future gains or losses, but rather indicators of reasonably possible gains or losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures. All of our market risk-sensitive instruments were entered into for purposes other than trading.

The trusts are invested in assets with the primary objective of maximizing income and distributable cash flow for trust distributions, while maintaining an acceptable level of risk. Certain asset classes in which the Partnership invests for the purpose of maximizing yield are subject to an increased market risk. This increased market risk will create volatility in the unrealized gains and losses of the trust assets from period to period.

INTEREST-BEARING INVESTMENTS

Our fixed-income securities subject to market risk consist primarily of certain investments in our merchandise trusts and perpetual care trusts. As of September 30, 2019, the fair value of fixed-income securities in our merchandise trusts and perpetual care trusts represented 0.2% and 0.9%, of the fair value of total trust assets, respectively. The aggregate of the quoted fair value of these fixed-income securities was $1.1 million and $3.0 million in the merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019. Holding all other variables constant, a hypothetical 1% change in variable interest rates on these fixed-income securities would change the fair market value of the assets in both our merchandise trusts and perpetual care trusts by less than $0.1 million based on discounted expected future cash flows. If these securities are held to maturity, no change in fair market value will be realized. Our money market and other short-term investments subject to market risk consist primarily of certain investments in our merchandise trusts and perpetual care trusts. As of September 30, 2019, the fair value of money market and short-term investments in our merchandise trusts and perpetual care trusts represented 35.1% and 25.5%, respectively, of the fair value of total trust assets. The aggregate of the quoted fair value of these money market and short-term investments was $182.6 million and $87.5 million in the merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019. Holding all other variables constant, a hypothetical 1% change in variable interest rates on these money market and short-term investments would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $1.8 million and $0.9 million, respectively, based on discounted expected future cash flows.

MARKETABLE EQUITY SECURITIES

Our marketable equity securities subject to market risk consist primarily of certain investments held in our merchandise trusts and perpetual care trusts. These assets consist of investments in both individual equity securities as well as closed and open-ended mutual funds. As of September 30, 2019, the fair value of marketable equity securities in our merchandise trusts and perpetual care trusts represented 2.8% and 4.7%, of the fair value of total trust assets, respectively. The aggregate of the quoted fair market value of these individual equity securities was $14.5 million and $16.1 million in our merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019, based on final quoted sales prices. Holding all other variables constant, a hypothetical 10% change in variable interest rates of the equity securities would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $1.4 million and $1.6 million, respectively, based on discounted expected future cash flows. As of September 30, 2019, the fair value of marketable closed and open-ended mutual funds in our merchandise trusts represented 33.3% of the fair value of total merchandise trust assets, 70.8% of which pertained to fixed-income mutual funds. As of September 30, 2019, the fair value of marketable closed and open-ended mutual funds in our perpetual care trusts represented 26.6% of total perpetual care trust assets, 80.1% of which pertained to fixed-income mutual funds. The aggregate of the quoted fair market value of these closed and open-ended mutual funds was $172.8 million and $91.3 million in the merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019, based on final quoted sales prices, of which $122.4 million and $73.1 million, respectively, pertained to fixed-income mutual funds. Holding all other variables constant, a hypothetical 10% change in the average market prices of the closed and open-ended mutual funds would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $17.3 million and $9.1 million, respectively, based on discounted expected future cash flows.

OTHER INVESTMENT FUNDS

Other investment funds are measured at fair value using the net asset value per share practical expedient. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from one to eight years with three potential one year extensions at the discretion of the funds’ general partners. This asset class has an inherent valuation risk as the values provided by investment fund managers may not represent the liquidation values obtained by the trusts upon redemption or liquidation of the fund assets. As of September 30, 2019, the fair value of other investment funds in our merchandise trusts and perpetual care trusts represented 25.2% and 42.3%, respectively, of the fair value of total trust assets. The fair market value of the holdings in these funds was $130.8 million and $145.2 million in our merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019, based on net asset value quotes.

ITEM 4.	CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

The Partnership maintains disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that such information is accumulated and communicated to our management, including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as appropriate, to allow timely decisions regarding required disclosure.

Our management, including the CEO and CFO, evaluated the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) under the Exchange Act as of September 30, 2019. Based on such evaluation, our CEO and CFO concluded the disclosure controls and procedures were not effective due to the material weaknesses in internal control over financial reporting described below.

Material Weaknesses in Internal Control over Financial Reporting

A material weakness (as defined in Rule 12b-2 under the Exchange Act) is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement in our annual or interim financial statements will not be prevented or detected on a timely basis. The deficiencies noted below could result in a material misstatement in our financial statements; therefore, they represent material weaknesses in our internal control over financial reporting.

We previously identified and reported material weaknesses in internal control over financial reporting as of December 31, 2018 in our Annual Report related to the following:

A.	Control environment, control activities and monitoring:

The Partnership did not design and maintain effective internal controls over financial reporting related to control environment, control activities and monitoring based on the criteria established in the Committee of Sponsoring Organization Internal Control Integrated Framework including more specifically:

•

Management did not implement effective oversight to support deployment of control activities due to (a) failure to establish clear accountability for the performance of internal control over financial reporting responsibilities in certain areas important to financial reporting and (b) failure to prioritize and implement related corrective actions in a timely manner.

•

Management did not maintain effective controls over sales contract origination occurring at its site locations. Specifically, there was no subsequent review of contract entry and no approved master pricing listing. In addition, there was no oversight monitoring at its corporate office related to cancelations and timely and accurate servicing for correct revenue recognition.

•

Management did not maintain effective controls over the accuracy and valuation of its merchandise inventory allocated to pre-need contracts. Specifically, the Partnership did not have effective controls over the assessment of condition and impairment of allocated and un-allocated merchandise inventory due to excessive or deterioration damage.

B.	Establishment and review of certain accounting policies:

The Partnership’s controls applicable to establishment, periodic review for ongoing relevance and consistent application of material accounting policies in conformity with generally accepted accounting principles (“GAAP”) including (i) revenue recognition and (ii) insurance-related assets and liabilities were not designed appropriately and thus failed to operate effectively. More specifically:

•	Management did not have effective segregation of duties, review and monitoring controls over revenue recognition with respect to the Accounting Standards Codification 606, Revenues from Contracts with

Customers, transition adjustment and subsequent calculations at a sufficient level of precision to timely detect misstatements in the related income statement and balance sheet account.

•	Management did not maintain effective completeness and accuracy controls at a level of precision to timely detect misstatements related to the insurance related assets and liabilities.

C.	Reconciliation of certain general ledger accounts to supporting details:

The Partnership’s controls over the reconciliation of amounts recorded in the general ledger to relevant supporting detail for “Cemetery property” and “Deferred revenues” on the consolidated balance sheets were not designed appropriately and thus failed to operate effectively. Management has identified that the specified general ledger account balances were not always reconciled to supporting documentation.

D.	Accurate and timely relief of deferred revenues and corresponding recognition of income statement impacts:

The Partnership’s internal controls designed to prevent a material misstatement in the recognized amount of “Deferred revenues” as of the balance sheet date were not designed appropriately. Specifically, the Partnership concluded that it did not design effective controls that would lead to a timely identification of a material error in “Deferred revenues” due to failure to accurately and timely relieve the liability when the service was performed or merchandise was delivered. Further, the Partnership’s review controls designed to detect such errors did not operate at the appropriate level of precision to identify such error. More specifically:

•

Management did not have effective segregation of duties over the preparation and subsequent review of its deferred revenue reconciliation process at a sufficient level of precision to timely detect potential misstatements of the related income statement and balance sheet accounts.

•

Management did not have effective review and monitoring controls over the revenue, cost of goods sold and deferred balances of pre-acquisition contracts at a sufficient level of precision to timely detect potential misstatements of the related income statement and balance sheet accounts.

•

Management did not have effective review and monitoring controls over the results of ongoing deferred revenue testing at a sufficient level of precision to detect potential misstatements of the related balance sheet accounts.

Notwithstanding these material weaknesses, based on the additional analysis and other post-closing procedures performed, management believes that the financial statements included in this report fairly present in all material respects our financial position, results of operations, capital position and cash flows for the periods presented in conformity with GAAP.

STATUS OF REMEDIATION OF MATERIAL WEAKNESSES

While we continue to make improvements to our internal control over financial reporting related to the material weaknesses described above, material weaknesses continue to exist, and we believe that the material weaknesses referenced above accurately reflect the material weaknesses in our internal control over financial reporting as of September 30, 2019. Management, with oversight from our Audit Committee, has identified and planned actions that we believe will remediate the material weaknesses described above once fully implemented and operating for a sufficient period of time, and we will continue to devote significant time and attention, including internal and external resources, to these remedial efforts.

We will test the ongoing operating effectiveness of the new remedial controls subsequent to implementation and consider the material weaknesses remediated after the applicable remedial controls operate effectively for a sufficient period of time.

Refer to the Annual Report for further details on the remediation efforts.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

During the fiscal quarter ended September 30, 2019, we continued to make improvements to our internal control over financial reporting with respect to material weaknesses that had been present at that time, and those remediation efforts remain ongoing. Other than as described above and in greater detail in our Annual Report, there were no changes in our internal control over financial reporting as defined in Rules 13a-15(d) and 15d-15(d) of the Exchange Act during the three months ended September 30, 2019 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

For information regarding our significant pending administrative and judicial proceedings involving regulatory, operating, transactional, environmental, and other matters, see Part 1. Item 1. Financial Statements (Unaudited)—Notes to the Unaudited Condensed Consolidated Financial Statements—Note 11 Commitments and Contingencies of this Quarterly Report on Form 10-Q.

We and certain of our subsidiaries are parties to legal proceedings that have arisen in the ordinary course of business. We do not expect such matters to have a material adverse effect on our unaudited condensed consolidated financial position, results of operations or cash flows. We carry insurance with coverage and coverage limits that we believe to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect us against such contingencies, we believe that our insurance protection is reasonable in view of the nature and scope of our operations.

ITEM 1A.	RISK FACTORS

In addition to the risk factors set forth below, we remain subject to the risk factors disclosed in Part I, Item 1A. Risk Factors of our Annual Report, which are incorporated by reference herein.

Our turnaround strategy may cause a disruption in operations and may not be successful.

In April 2019, we outlined and began implementing a turnaround strategy to return to profitability, which is focused on four key goals: cash flow and liquidity, capital structure, strategic balance sheet/portfolio review and performance improvement from cost reductions and revenue enhancement. The turnaround strategy may negatively impact our operations, which could include disruptions from the realignment of operational functions within the home office, sales of selected properties, changes in the administrative reporting structure and changes in our product assortments or marketing strategies. These changes could adversely affect our business operations and financial results. The impact of these disruptions may be material. These changes could also decrease the cash we have available to fund ongoing liquidity and working capital requirements, and we may experience periods of limited liquidity. In addition, we are currently not generating sufficient cash flow to cover the interest payments on our debt and meet our operating liquidity needs. If our turnaround strategy is not successful, takes longer than initially projected or is not executed effectively, our business operations, financial results, liquidity and cash flow will be adversely affected. Furthermore, no assurances can be given that our turnaround strategy, even if implemented properly, will result in a return to profitability.

We are under leadership of a new Board of Directors, who collectively have a limited operating history with the Partnership.

In connection with the Recapitalization Transactions, the Board of Directors of StoneMor GP LLC (the “general partner”) was reconstituted. Directors Martin R. Lautman, Ph.D., Leo J. Pound, Robert A Sick and Fenton R. Talbott resigned as directors and, pursuant to the Amended and Restated Limited Liability Company Agreement of the general partner, the authorized number of directors was reduced to seven. Andrew Axelrod, David Miller and Spencer Goldenberg were elected to the board of directors of the general partner to fill the vacancies created by the resignations. The reconstituted board of directors is comprised of Messrs. Axelrod, Miller and Goldenberg, Robert Hellman, Stephen Negrotti, Patricia Wellenbach and Joe Redling. Certain of our new board members have limited experience with our management team and our business. The ability of our new directors to quickly understand our business plans, operations and turnaround strategies will be critical to their ability to make informed and effective decisions about our strategy and operations, particularly given the competitive environment in which our businesses operate.

Our level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our debt obligations.

Our indebtedness requires significant interest and principal payments. As of September 30, 2019, we had $390.0 million of total debt (excluding debt issuance costs, debt discounts and capital lease obligations), consisting of $389.0 million of Senior Secured PIK Toggle Notes (the “Senior Secured Notes”) and $0.8 million of financed vehicles. The Issuers are to pay quarterly interest at either a fixed rate of 9.875% per annum in cash or, at their periodic option through January 30, 2022, a fixed rate of 7.50% per annum in cash plus a fixed rate of 4.00% per annum payable in kind. The Senior Secured Notes will require cash interest payments at 9.875% for all interest periods after January 30, 2022. We elected the cash plus payable in kind option to pay our September 30, 2019 interest payment, resulting in a $4.0 million increase in the outstanding principal amount of the Senior Secured Notes.

Our and our subsidiaries’ level of indebtedness could have important consequences to us, including:

•

continuing to require us and certain of our subsidiaries to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the funds available for operations and any future business opportunities;

•	limiting flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•	placing us at a competitive disadvantage compared to our competitors that have less indebtedness;

•	increasing our vulnerability to adverse general economic or industry conditions; and

•	limiting our ability to obtain additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements and increasing our cost of borrowing.

In addition, the indenture governing the Senior Secured Notes (the “Indenture”) prohibits us from incurring additional debt or liens for working capital expenditures, acquisitions or other purposes (subject to very limited exceptions), requires us to maintain a minimum liquidity level on a rolling ten business day basis and requires us to meet minimum interest and asset coverage ratios as of the end of each fiscal quarter. Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to repay our indebtedness and comply with the restrictive and financial maintenance covenants will be dependent on, among other things, the successful execution of our turnaround strategy. If we require additional capacity under the restrictive covenants to successfully execute our turnaround strategy or if we are unable to comply with the financial maintenance covenants, we will need to seek an amendment from a majority of the holders of the Senior Secured Notes. No assurances can be given that we will be successful in obtaining such an amendment and any failure to obtain such an amendment will have a material adverse effect on our business operations and our financial results.

Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not generate sufficient funds to service our debt and meet our business needs, such as funding working capital or the expansion of our operations. If we are not able to repay or refinance our debt as it becomes due, we may be forced to take certain actions, including reducing spending on day-to-day operations, reducing future financing for working capital, capital expenditures and general corporate purposes, selling assets or dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. In addition, our ability to withstand competitive pressures and to react to changes in our industry could be impaired. The trustee or holders of our debt could also accelerate amounts due in the event that we default, which could potentially trigger a default or acceleration of the maturity of our other debt, including the notes.

Additionally, our leverage could put us at a competitive disadvantage compared to our competitors that are less leveraged. These competitors could have greater financial flexibility to pursue strategic acquisitions and secure additional financing for their operations. Our leverage could also impede our ability to withstand downturns in our industry or the economy in general.

We have a history of operating losses and may not achieve or maintain profitability and positive cash flow.

We have incurred negative cash flows from operations and net losses for several years and have an accumulated deficit as of September 30, 2019, due to an increased competitive environment, increased expenses due to the proposed C-Corporation Conversion and increases in professional fees and compliance costs. To the extent that we continue to have negative operating cash flow in future periods, we may not have sufficient liquidity and we may not be able to successfully implement our turnaround strategy. We cannot predict if or when we will operate profitably and generate positive cash flows.

The prohibition on incurring additional debt in the Indenture, as well as future operating results, may require us to issue additional equity securities to finance our working capital and capital expenditure needs. Any such equity issuance may be at a price less than the then-current market price, which would result in dilution to your interest in the Partnership.

The Indenture prohibits us from incurring additional debt, including to fund working capital and capital expenditures, subject to very limited exceptions. This prohibition may require us to issue additional equity securities, which may be in the form of additional preferred units or common units, in order to provide us with sufficient cash to fund our working capital, liquidity and capital expenditure needs. There can be no assurance as to the price and terms on which such equity securities may be issued, and your equity interest in the Partnership may be materially diluted. Furthermore, there can be no assurances that we will be able to issue additional equity on any terms, in which case we may not have sufficient cash to fund our working capital, liquidity and capital expenditure needs and we may be unable to comply with one or more of the financial maintenance covenants in the Indenture.

Restrictions in the Indenture prohibit us from making distributions to you.

The Indenture prohibits us from making distributions to you. As a result, a return on any common units an investor may purchase may only be achieved if our common units trade at a premium to the price paid to acquire such common units.

We must comply with covenants in the Indenture. Failure to comply with these covenants, which may result from events that are not within our control, may result in an Event of Default under the Indenture, which would have a material adverse effect on the business and financial condition of the Partnership and on the trading price of our common units.

The operating and financial restrictions and covenants in the Indenture restrict our ability to finance future operations or capital needs, including working capital and other liquidity, or to expand or pursue our business activities. For example, the Indenture requires us to comply with various affirmative covenants regarding, among other matters, maintenance and investment of trust funds and trust accounts into which certain sales proceeds are required by law to be deposited, minimum liquidity and other covenants. The Indenture also includes other restrictive and financial maintenance covenants including, but not limited to:

•	covenants that, subject to certain exceptions, limit our ability to:

•	incur additional indebtedness, including entering into a working capital facility;

•	grant liens;

•	engage in certain sale/leaseback, merger, consolidation or asset sale transactions;

•	make certain investments;

•	pay dividends or make distributions;

•	engage in affiliate transactions;

•	amend our organizational documents;

•	make capital expenditures; and

•	covenants that require us to maintain:

•	a minimum liquidity level on a rolling ten business day basis;

•	a minimum interest coverage ratio on a trailing twelve month basis as of each fiscal quarter end; and

•	a minimum asset coverage ratio as of each fiscal quarter end.

The Indenture also provides for certain events of default, the occurrence and continuation of which could, subject to certain conditions, cause all amounts owing under the Senior Secured Notes to become due and payable, including but not limited to the following:

•	our failure to pay any interest on any senior secured note when it becomes due and payable that remains uncured for five business days;

•	our failure to pay the principal on any of the senior secured notes when it becomes due and payable, whether at the due date thereof, at a date fixed for redemption, by acceleration or otherwise;

•

our failure to comply with the agreements and covenants relating to maintenance of our legal existence, providing notice of any default or event of default or use of proceeds from the sale of the Senior Secured Notes or any of the restrictive or financial maintenance covenants in the Indenture;

•

our failure to comply with any other agreements or covenants contained in the Indenture or certain other agreements executed in connection with the Indenture that remains uncured for a period of 15 days after the earlier of written notice and request for cure from the Trustee or holders of at least 25% of the aggregate principal amount of the Senior Secured Notes;

•	the acceleration of, or the failure, to pay at final maturity indebtedness (other than the Senior Secured Notes) in a principal amount exceeding $5.0 million;

•	the occurrence of a Change in Control (as defined in the Indenture);

•	certain bankruptcy or insolvency proceedings involving an Issuer or any subsidiary;

•	the C-Corporation Conversion shall not have occurred on or before March 31, 2020 and such default remains uncured for a period of five business days; and

•

failure by the Partnership or any subsidiary to maintain one or more licenses, permits or similar approvals for the conduct of its business where the sum of the revenue associated therewith represents the lesser of (i) 15% of the Partnership’s and its subsidiaries’ consolidated revenue and (ii) $30.0 million, and such breach is not cured within 30 days.

At the option of holders holding a majority of the outstanding principal amount of the Senior Secured Notes (and automatically upon any default for failure to pay principal of the Senior Secured Notes when due and payable or certain bankruptcy or insolvency proceedings involving an Issuer), the interest rate on the senior secured notes will increase to 13.50% per annum, payable in cash.

Our ability to comply with the covenants and restrictions contained in the Indenture may be affected by events beyond our control, including prevailing economic, financial and industry conditions. As a result of changes in market or other economic conditions, our ability to comply with these covenants may be impaired.

If we violate any of the restrictions, covenants, ratios or tests in our Indenture, or fail to pay amounts thereunder when due, the trustee or the holders of at least 25% of the outstanding principal amount of our Senior Secured Notes will be able to accelerate the maturity of all amounts due under the Senior Secured Notes, cause cross-default and demand repayment of amounts outstanding. We might not have, or be able to obtain, sufficient funds to make these accelerated payments, and the failure to make such payments would have a material adverse effect on our business operations and our financial results. Additionally, any subsequent replacement of our debt obligations or any new indebtedness could have similar or greater restrictions.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance, our debt obligations depends, in part, on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, commodity risks and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investment decisions and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The Indenture restricts our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If we breach our covenants under our senior credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facilities, and the lenders could exercise their rights and we could be forced into bankruptcy or liquidation.

Our merchandise and perpetual care trust funds own investments in equity securities, fixed income securities and mutual funds, which are affected by financial market conditions that are beyond our control.

Pursuant to state law, a portion of the proceeds from pre-need sales of merchandise and services is put into merchandise trusts until such time that the Partnership meets the requirements for releasing trust principal, which is generally delivery of merchandise or performance of services. In addition, the Indenture also provides certain limitations on how the assets in the merchandise trusts may be invested. Generally, a majority of the investment earnings generated by the assets in the merchandise trusts, including realized gains and losses, are deferred until the associated merchandise is delivered or the services are performed.

Also, pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. The perpetual care trust principal does not belong to the Partnership and must remain in this trust in perpetuity while interest and dividends may be released and used to defray cemetery maintenance costs.

We have hired an outside managers to manage these trust’s assets. There is no guarantee these managers will achieve their objectives and deliver adequate returns, and their investment choices may result in losses. In addition our returns on these investments are affected by financial market conditions that are beyond our control.

If the investments in our trust funds experience significant declines, there could be insufficient funds in the trusts to cover the costs of delivering services and merchandise. Pursuant to state law, we may be required to cover any such shortfall in merchandise trusts with cash flows from operations, which could have a material adverse effect on our financial condition, results of operations or cash flows.

If the fair market value of these trusts, plus any other amount due to us upon delivery of the associated contracts, were to decline below the estimated costs to deliver the underlying products and services, we would record a charge to earnings to record a liability for the expected losses on the delivery of the associated contracts.

Our ability to use our Net Operating Losses and other Tax Assets is uncertain.

As of December 31, 2018, our corporate subsidiaries had net operating loss (“NOL”) carryforwards of approximately $396.6 million for U.S. federal income tax purposes and substantial similar tax assets at the federal and state levels. However, on June 27, 2019, we closed the Recapitalization Transactions. Along with other previous transfers of our interests, we believe the Recapitalization Transactions caused an “ownership change” for income tax purposes with respect to our corporate subsidiaries, which may significantly limit the corporate subsidiaries’ ability to use NOLs and certain other tax assets to offset future taxable income, possibly reducing the amount of cash available to our corporate subsidiaries and us to satisfy our obligations.

We are involved in Legal Proceedings.

We are involved in the disputes and legal proceedings as discussed in Part 1. Item 1. Financial Information—Notes to the Unaudited Condensed Consolidated Financial Statements—Note 11 Commitments and Contingencies of this Quarterly Report on Form 10-Q. Although Anderson v. StoneMor Partners, LP, et al., No. 2:16-cv-6111 was dismissed by the District Court of Pennsylvania, and that dismissal was affirmed by the Third Circuit on June 20, 2019, which also denied a petition for rehearing on September 16, 2019. Plaintiffs have 90 days from that date to file a petition for certiorari with the United States Supreme Court seeking discretionary review of the Third Circuit’s decision. We remain a party to other ongoing litigation against us. In addition, as a public company, we are also potentially susceptible to litigation, such as claims asserting violations of securities laws. Any such claims, with or without merit, if not resolved, could be time-consuming and result in costly litigation. There can be no assurance that an adverse result in any future proceeding would not have a potentially material adverse on our business, results of operations or financial condition.

Economic, financial and stock market fluctuations could affect future potential earnings and cash flows and could result in future intangible assets and long-lived asset impairments.

In addition to an annual review, we assess the impairment of goodwill, intangible assets and other long-lived assets whenever events or changes in circumstances indicate that the carrying value may be greater than fair value. Factors that could trigger an interim impairment review include, but are not limited to, a significant decline in the market value of our stock or debt values, significant under-performance relative to historical or projected future operating results, and significant negative industry or economic trends. If these factors occur, we may have a triggering event, which could result in an impairment of our goodwill. Throughout 2019, we determined there were triggering factors that required us to perform interim impairment assessments of our goodwill and long-lived assets. Based on the results of our interim goodwill impairment assessment for the third quarter of 2019, we concluded our goodwill was fully impaired as of September 30, 2019. Based on the results of our interim impairment tests of our long-lived assets throughout 2019, we concluded our long-lived assets were impaired by $1.5 million during the nine months ended September 30, 2019.

Our ability to generate preneed sales depends on a number of factors, including sales incentives and local and general economic conditions.

Significant declines in preneed sales would reduce our backlog and revenue and could reduce our future market share. On the other hand, a significant increase in preneed sales can have a negative impact on cash flow as a result of commissions and other costs incurred initially without corresponding revenue.

We are continuing to refine the mix of service and product offerings in both our funeral and cemetery segments, including changes in our sales commission and incentive structure. These changes could cause us to experience declines in preneed sales in the short-run. In addition, economic conditions at the local or national level could cause declines in preneed sales either as a result of less discretionary income or lower consumer confidence. Declines in preneed cemetery property sales reduces current revenue, and declines in other preneed sales would reduce our backlog and future revenue and could reduce future market share.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Purchases of Equity Securities

Issuer Purchases of Equity Securities
Period	(a) Total Number of Units Purchased(1)	(b) Average Price Paid per Unit(2)	(c) Total Number of Units Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Units that May Yet Be Purchased Under the Plans or Programs
July 1, 2019—July 18, 2019	17,438	$1.97	—	$—
August 1, 2019	376,351	1.80	—	—
September 1, 2019	167	1.10	—	—

Total	393,956	$1.81	—	$—

(1)

All of these units represent units that were withheld upon the vesting of awards under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan to satisfy certain tax obligations of the recipients of such awards arising from the vesting thereof and thus may be deemed to have been repurchased by the Partnership.

(2)	The value of the units withheld was the closing price of the Partnership’s common units on the last trading day before the date on which such units were withheld.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

On November 5, 2019, the Board of Directors of the general partner (the “Board’), based on the recommendation of its Compensation, Nominating and Governance Committee, approved a change effective January 1, 2020 in the compensation for the services of non-employee directors. The annual retainer was increased from $80,000 to $100,000 and all separate fees for attending meetings of the Board or any committee thereof were eliminated. The chair of the Board’s Audit Committee will receive an annual retainer of $25,000, and the chairs of the Board’s other standing committees will receive retainers of $10,000. Directors not affiliated with Axar Capital Management or American Infrastructure Funds will continue to defer $20,000 of their annual retainer in the form of restricted phantom units credited to a deferred compensation account under the Partnership’s Amended and Restated 2019 Long-Term Incentive Plan. Directors affiliated with Axar Capital Management or American Infrastructure Funds will receive their annual retainer in cash.

ITEM 6.	EXHIBIT INDEX

The documents listed in the Exhibit Index of this Quarterly Report on Form 10-Q are incorporated by reference or are filed with this Quarterly Report on Form 10-Q, in each case as indicated therein (numbered in accordance with Item 601 of Regulation S-K).

				Incorporated by Reference
Exhibit Number	Description	Filed/ Furnished Herewith		Form	Exhibit	Filing Date

10.1	Director Restricted Phantom Unit Agreement under StoneMor Amended and Restated 2019 Long-Term Incentive Plan by and among StoneMor GP LLC and Andrew M. Axelrod†	*		8-K	10.5	July 22, 2019

10.2	Director Restricted Phantom Unit Agreement under StoneMor Amended and Restated 2019 Long-Term Incentive Plan by and among StoneMor GP LLC and Spencer E. Goldenberg†	*		8-K	10.6	July 22, 2019

10.3	Director Restricted Phantom Unit Agreement under StoneMor Amended and Restated 2019 Long-Term Incentive Plan by and among StoneMor GP LLC and David Miller†	*		8-K	10.7	July 22, 2019

10.4	Indemnification Agreement by and among StoneMor GP LLC and Andrew M. Axelrod†	*		8-K	10.8	July 22, 2019

10.5	Indemnification Agreement by and among StoneMor GP LLC and Spencer E. Goldenberg†	*		8-K	10.9	July 22, 2019

10.6	Indemnification Agreement by and among StoneMor GP LLC and David Miller†	*		8-K	10.10	July 22, 2019

10.7	Consulting Agreement by and among StoneMor GP LLC and ORE Management LLC†	*		8-K	10.1	September 19, 2019

10.8	Severance Agreement and General Release and Waiver of Claims by and among StoneMor GP LLC and Garry P. Herdler†	*		8-K	10.2	September 19, 2019

10.9	Employment Agreement by and among StoneMor GP LLC and Jeffrey DiGiovanni†	*		8-K	10.3	September 19, 2019

10.10	Separation Agreement by and among StoneMor GP LLC and James Ford†	*		8-K	10.4	September 19, 2019

31.1	Certification pursuant to Exchange Act Rule 13a-14(a) of Joseph M. Redling, President and Chief Executive Officer

31.2	Certification pursuant to Exchange Act Rule 13a-14(a) of Jeffrey DiGiovanni, Chief Financial Officer and Senior Vice President

32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Joseph M. Redling, President and Chief Executive Officer	*	*

Incorporated by Reference
Exhibit Number	Description	Filed/ Furnished Herewith		Form	Exhibit	Filing Date

32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Jeffrey DiGiovanni, Chief Financial Officer and Senior Vice President	*	*

99.1	Third Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC dated as of June 27, 2019			8-K	99.2	June 28, 2019

101	Attached as Exhibit 101 to this report are the following Interactive Data Files formatted in XBRL (eXtensible Business Reporting Language): (i) Unaudited Condensed Consolidated Balance Sheets as of September 30, 2019, and December 31, 2018; (ii) Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2019, 2019 and 2018; (iii) Unaudited Condensed Consolidated Statements of Partners’ (Deficit) Capital; (iv) Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and 2018; and (v) Notes to the Unaudited Condensed Consolidated Financial Statements. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of StoneMor Partners L.P.

*	Incorporated by reference, as indicated
**	Furnished herewith
†	Management contract, compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC, its General Partner

Date: November 8, 2019		By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

Date: November 8, 2019		By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Chief Financial Officer and Senior Vice President

Exhibit 31.1

CERTIFICATION

I, Joseph M. Redling, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 8, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Jeffrey DiGiovanni, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 8, 2019	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to the Quarterly Report of the Partnership on Form 10-Q for the quarter ended September 30, 2019 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 8, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to the Quarterly Report of the Partnership on Form 10-Q for the quarter ended September 30, 2019 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 8, 2019	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

ANNEX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to                 .

Commission File Number: 001-32270

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard
Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Units	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of the common units held by non-affiliates of the registrant was approximately $90.5 million as of June 30, 2018 based on $6.03, the closing price per common unit as reported on the New York Stock Exchange on June 29, 2018.¹

The number of the registrant’s outstanding common units at March 29, 2019 was 38,260,471.

Documents incorporated by reference: None

¹

The aggregate market value of the common units set forth above equals the number of the registrant’s common units outstanding, reduced by the number of common units held by executive officers, directors and persons owning 10% or more of the registrant’s common units, multiplied by the closing price per the registrant’s common unit on June 30, 2018, the last business day of the registrant’s most recently completed second fiscal quarter. The information provided shall in no way be construed as an admission that any person whose holdings are excluded from this figure is an affiliate of the registrant or that any person whose holdings are included in this figure is not an affiliate of the registrant and any such admission is hereby disclaimed. The information provided herein is included solely for record keeping purposes of the Securities and Exchange Commission.

FORM 10-K OF STONEMOR PARTNERS L.P.

PART I

ITEM 1.	BUSINESS

OVERVIEW

Background

We were formed as a Delaware limited partnership in April 2004 to own and operate the assets and businesses previously owned and operated by Cornerstone Family Services, Inc., (“Cornerstone”), which was converted into CFSI LLC, a limited liability company (“CFSI”), prior to our initial public offering of common units representing limited partner interests on September 20, 2004. On May 21, 2014, Cornerstone Family Services LLC, a Delaware limited liability company (“CFS”), and its direct and indirect subsidiaries, CFSI LLC and StoneMor GP LLC, our general partner (“StoneMor GP” or “general partner”), completed a series of transactions (the “Reorganization”) to streamline the ownership structure of CFSI and StoneMor GP. As a result of the Reorganization, StoneMor GP became a 100% owned subsidiary of StoneMor GP Holdings LLC, a Delaware limited liability company (“GP Holdings”), formerly known as CFSI, and GP Holdings is owned by (i) a trustee of the trust established for the pecuniary benefit of American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company (“ACII”), which trustee has exclusive voting and investment power over approximately 89.01% of the membership interests in GP Holdings, and (ii) certain directors, affiliates of certain directors and current and former executive officers of our general partner. See Part III, Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, of this Annual Report on Form 10-K for a more detailed discussion of the Reorganization. In this Annual Report on Form 10-K, unless the context otherwise requires, references to “we,” “us,” “our,” “StoneMor,” the “Company,” or the “Partnership” are to StoneMor Partners L.P. and its subsidiaries.

This is the first Annual Report on Form 10-K we are filing as a smaller reporting company within the meaning of Rule 12b-2 under the Securities Exchange Act of 1034, as amended. As a smaller reporting company, we may choose to comply with certain scaled or non-scaled financial and non-financial disclosure requirements on an item by item basis.

Proposed Merger and Reorganization

On September 27, 2018, the Partnership, StoneMor GP, StoneMor GP Holdings LLC and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of StoneMor GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion), Merger Sub will be merged with and into the Partnership (the “Merger”), with the Partnership surviving and with the Company as its sole general partner, the Partnership will become a wholly owned subsidiary of the Company and the unitholders of the Partnership will become stockholders in the Company.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, without limitation: (a) approval of the Merger Agreement by the holders of a majority of the outstanding Common Units, (b) there being no law or injunction prohibiting the consummation of the Merger, (c) subject to specified materiality standards, the accuracy of the representations and warranties of the parties, (d) compliance by the parties in all material respects with their respective covenants, (e) the effectiveness of a registration statement on Form S-4, (f) the approval for listing of the Company shares to be issued in the Merger on the New York Stock Exchange or any other national securities exchange and (g) the Company’s assumption of a long-term incentive plan as specified in the Merger Agreement.

See “Part I—Item 1A. Risk Factors—”There can be no assurance that the proposed C-Corporation Conversion will be approved and ultimately consummated or that the anticipated benefits of any such transactions will be realized;” and “If the C-Corporation Conversion does not occur, we will not benefit from the expenses we have incurred in the pursuit of the C-Corporation Conversion” in this Annual Report on Form 10-K.

Products and Service Offerings

We are currently the second largest owner and operator of cemeteries and funeral homes in the United States. As of December 31, 2018, we operated 322 cemeteries in 27 states and Puerto Rico. We own 291 of these cemeteries and we manage or operate the remaining 31 under lease, management or operating agreements with the nonprofit cemetery companies that own the cemeteries. As of December 31, 2018, we also owned, operated or managed 90 funeral homes, including 42 located on the grounds of cemetery properties that we own, in 17 states and Puerto Rico.

The cemetery products and services that we sell include the following:

Interment Rights	Merchandise	Services
burial lots	burial vaults	installation of burial vaults
lawn crypts	caskets	installation of caskets
mausoleum crypts	grave markers and grave marker bases	installation of other cemetery merchandise
cremation niches	memorials	other service items
perpetual care rights

We sell these products and services both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our sales of real property, including burial lots (with and without installed vaults), lawn and mausoleum crypts and cremation niches, generally generate qualifying income sufficient for us to be treated as a partnership for federal income tax purposes. In 2018, we performed 54,773 burials and sold 30,063 interment rights (net of cancellations). Based on our sales of interment spaces in 2018, our cemeteries have an aggregate average remaining sales life of 223 years.

Our cemetery properties are located in Alabama, California, Colorado, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Mississippi, Missouri, New Jersey, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, Tennessee, Virginia, Washington, West Virginia and Wisconsin. Our cemetery operations accounted for approximately 83% and 82% of our revenues in 2018 and 2017, respectively.

Our primary funeral home products are caskets and related items. Our funeral home services include family consultation, the removal and preparation of remains, insurance products and the use of funeral home facilities for visitation and prayer services.

Our funeral homes are located in Alabama, California, Florida, Illinois, Indiana, Kansas, Maryland, Mississippi, Missouri, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, South Carolina, Tennessee, Virginia and West Virginia. Our funeral home operations accounted for approximately 17% and 18% of our consolidated revenues in 2018 and 2017, respectively. Our funeral home operations are conducted through various 100% owned subsidiaries that are treated as corporations for U.S. federal income tax purposes.

OPERATIONS

Segment Reporting and Related Information

We have two distinct reportable segments, which are classified as Cemetery Operations and Funeral Home Operations segments, both of which are supported by corporate costs and expenses.

We have chosen this level of organization and disaggregation of reportable segments because: (a) each reportable segment has unique characteristics that set it apart from the other segment; (b) we have organized our management personnel at these two operational levels; and (c) it is the level at which our chief decision makers evaluates performance.

Cemetery Operations

As of December 31, 2018, we operated 322 cemeteries. Our Cemetery Operations include sales of cemetery interment rights, merchandise and services and the performance of cemetery maintenance and other services. An interment right entitles a customer to a burial space in one of our cemeteries and the perpetual care of that burial space. Burial spaces, or lots, are parcels of property that hold interred human remains. Our cemeteries require a burial vault to be placed in each burial lot. A burial vault is a rectangular container, usually made of concrete but also made of steel or plastic, which sits in the burial lot and in which the casket is placed. The top of the burial vault is buried approximately 18 to 24 inches below the surface of the ground, and the casket is placed inside the vault. Burial vaults prevent ground settling that may create uneven ground surfaces. Ground settling typically results in higher maintenance costs and potential exposure for accidents on the property. Lawn crypts are a series of closely spaced burial lots with preinstalled vaults and may include other improvements, such as landscaping, sprinkler systems and drainage. A mausoleum crypt is an above ground structure that may be designed for a particular customer, which we refer to as a private mausoleum, or it may be a larger building that serves multiple customers, which we refer to as a community mausoleum. Cremation niches are spaces in which the ashes remaining after cremation are stored. Cremation niches are often part of community mausoleums, although we sell a variety of cremation niches to accommodate our customers’ preferences.

Grave markers, monuments and memorials are above ground products that serve as memorials by showing who is remembered, the dates of birth and death and other pertinent information. These markers, monuments and memorials include simple plates, such as those used in a community mausoleum or cremation niche, flush-to-the-ground granite or bronze markers, headstones or large stone obelisks.

One of the principal services we provide at our cemeteries is an “opening and closing,” which is the digging and refilling of burial spaces to install the vault and place the casket into the vault. With pre-need sales, there are usually two openings and closings, where permitted by applicable law. During the initial opening and closing, we install the burial vault in the burial space. Where permitted by applicable law, we usually perform this service shortly after the customer signs a pre-need contract. Advance installation allows us to withdraw the related funds from our merchandise trusts, making the amount in excess of our cost to purchase and install the vault available to us for other uses, and eliminates future merchandise trusting requirements for the burial vault and its installation. During the final opening and closing, we remove the dirt above the vault, open the lid of the vault, place the casket into the vault, close the vault lid and replace the ground cover. With at-need sales, we typically perform the initial opening and closing at the time we perform the final opening and closing. Our other services include the installation of other cemetery merchandise and the perpetual care related to interment rights.

Funeral Home Operations

As of December 31, 2018, we owned, operated or managed 90 funeral homes, 42 of which are located on the grounds of cemetery properties that we own. Our funeral homes offer a range of services to meet a family’s funeral needs, including family consultation, final expense insurance products, the removal and preparation of remains, provision of caskets and related funeral merchandise, the use of funeral home facilities for visitation, worship and performance of funeral services and transportation services. Funeral Home Operations primarily generate revenues from at-need sales.

Cremation Products and Services

We operate crematories at some of our cemeteries or funeral homes, but our primary crematory operations are sales of receptacles for cremated remains, such as urns, and the inurnment of cremated remains in niches or scattering gardens. While cremation products and services usually cost less than traditional burial products and services and take up less space than burials. We sell cremation products and services on both a pre-need and an at-need basis.

Seasonality

Although the death care business is relatively stable and predictable, our results of operations may be subject to seasonal fluctuations in deaths due to weather conditions and illness. We generally perform fewer initial openings and closings in the winter when the ground is frozen in many of the areas in which we operate. We may also experience declines in contracts written during the winter months due to inclement weather, which makes it more difficult for our sales staff to meet with customers.

Sales Contracts

Pre-need products and services are typically sold on an installment basis. At-need products and services are generally required to be paid for in full in cash by the customer at the time of sale. As a result of our pre-need sales, the backlog of unfulfilled pre-need performance obligations recorded in deferred revenues was $914.3 million and $912.6 million at December 31, 2018 and 2017, respectively.

Trusts

Sales of cemetery products and services are subject to a variety of state regulations. In accordance with these regulations, we are required to establish and fund two types of trusts, merchandise trusts and perpetual care trusts, to ensure that we can meet our future obligations. Our funding obligations are generally equal to a percentage of the sales proceeds or costs of the products and services we sell.

Sales Personnel, Training and Marketing

As of December 31, 2018, we employed 716 full-time commissioned salespeople 7 part-time commissioned salespeople and salaried sales managers and 25 full-time sales support and telemarketing employees. We had five regional sales vice presidents supporting our Cemetery Operations who report to the Chief Operating Officer. The regional sales vice presidents have dotted lines reporting to our National Vice President of Sales and Marketing. Individual salespersons are typically located at the cemeteries they serve and report directly to the cemetery sales manager. We have made a commitment to the ongoing education and training of our sales force and to salesperson retention in order to provide our customers high quality customer service and in an effort to comply with all applicable laws and requirements. Our training program includes classroom training at regional training locations, field training, periodically updated training materials that utilize media, such as web based modules, for interactive training and participation in industry seminars. We place special emphasis on training property sales managers, who are key elements to a successful pre-need sales program.

We reward our salespeople with incentives for attaining certain sales volume. Sales force performance is evaluated by sales budgets, sales mix and closing ratios, which are equal to the number of contracts written divided by the number of presentations that are made. Substantially all of our sales force is compensated based solely on performance. Commissions are augmented with various bonus and incentive packages in an effort to attract and retain a high quality, motivated sales force. We pay commissions to our sales personnel on pre-need contracts based upon a percentage of the value of the underlying contracts. Such commissions vary depending upon the type of interment right, merchandise and services sold. We also pay commissions on at-need contracts that are generally based upon a variable percentage based upon products selected on the contract. In addition, some cemetery managers receive an override commission that is equal to a percentage of the gross sales price of the contracts entered into by the salespeople assigned to the cemeteries they manage. All new sales managers that are hired are paid a salary plus a monthly bonus for reaching revenue targets.

We generate sales leads through digital marketing, direct mail, websites, funeral follow-up and sales force cold calling, with the assistance of database mining and other marketing resources. We have created a marketing department to allow us to use more sophisticated marketing techniques to focus more effectively our lead generation and direct sales efforts. Sales leads are referred to the sales force to schedule an appointment, either at the customer’s home or at the cemetery location.

Acquisitions

On January 19, 2018, the Partnership acquired six cemetery properties in Wisconsin and their related assets, net of certain assumed liabilities, for cash consideration of $2.5 million, of which $0.8 million was paid at closing. These properties had been managed by the Partnership since August 2016. The Partnership has accounted for the purchase of these properties, which were not material individually or in the aggregate, under the acquisition method of accounting. The Partnership did not complete any acquisitions during the year ended December 31, 2017.

Competition

Our cemeteries and funeral homes generally serve customers that live within a 10 to 15-mile radius of a property’s location. We face competition from other cemeteries and funeral homes located within this localized area. Most of these cemeteries and funeral homes are independently owned and operated, and most of these owners and operators are smaller than we are and have fewer resources than we do. We generally face limited competition from the two larger publicly held death care companies that have U.S. operations — Service Corporation International and Carriage Services, Inc. — as they do not directly operate cemeteries in the same local geographic areas where we operate.

Within a localized area of competition, we compete primarily for at-need sales because, in general, many of the independently owned, local competitors may not have pre-need sales programs. Most of these competitors do not have as many of the resources that are available to us to launch and grow a substantial pre-need sales program. The number of customers that cemeteries and funeral homes are able to attract is largely a function of reputation and heritage, although competitive pricing, professional service and attractive, well-maintained and conveniently located facilities are also important factors. The sale of cemetery and funeral home products and services on a pre-need basis has increasingly been used by many companies as an important marketing tool. Due to the importance of reputation and heritage, increases in customer base are usually gained over a long period of time.

Competitors within a localized area have an advantage over us if a potential customer’s family members are already buried in the competitor’s cemetery. If either of the two publicly held death care companies identified above operated, or in the future were to operate, cemeteries within close proximity of our cemeteries, they may offer more competition than independent cemeteries and may have a competitive advantage over us to the extent they have greater financial resources available to them due to their size and access to the capital markets.

We believe that we currently face limited competition for cemetery acquisitions. The two publicly held death care companies identified above, as well as Stewart Enterprises, Inc., which was acquired by Service Corporation International in December 2013, have historically been the industry’s primary consolidators, but have largely curtailed cemetery acquisition activity since 1999. Furthermore, these companies continue to generate the majority of their revenues from funeral home operations. Based on the relative levels of cemetery and funeral home operations of these publicly traded death care companies, which are disclosed in their filings with the Securities and Exchange Commission (the “SEC”), we believe that we are the only publicly held death care company that focuses a significant portion of its efforts on Cemetery Operations.

REGULATION

Our operations are subject to regulation, supervision and licensing under federal, state and local laws, which impacts the goods and services that we may sell and the manner in which we may furnish goods and services.

Cooling-Off Legislation

Each of the states where our current cemetery and funeral home properties are located has “cooling-off” legislation with respect to pre-need sales of cemetery and funeral home products and services. This legislation generally requires us to refund proceeds from pre-need sales contracts if canceled by the customer for any reason within three to thirty days from the date of the contract, depending on the state (and some states permit cancellation and require refund beyond thirty days) including until death. The Federal Trade Commission (“FTC”) also requires a cooling-off period of three business days for door to door sales, during which time a contract may be cancelled entitling a customer to a refund of the funds paid.

Trusting

Sales of cemetery interment rights and pre-need sales of cemetery and funeral home merchandise and services are generally subject to trusting requirements imposed by state laws in most of the states where we operate. See Critical Accounting Policies and Estimates in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 1, Note 7 and Note 8 in Part II, Item 8. Financial Statements and Supplementary Data, for further discussion regarding trusting.

Truth in Lending Act and Regulation Z

Our pre-need installment contracts are subject to the federal Truth-in-Lending Act (“TILA”) and the regulations thereunder, which are referred to as Regulation Z. TILA and Regulation Z promote the informed use of consumer credit by requiring us to disclose, among other things, the annual percentage rate, finance charges and amount financed when extending credit to consumers.

Other Consumer Credit-Related Laws and Regulations

As a provider of consumer credit and a business that generally deals with consumers, we are subject to various other state and federal laws covering matters such as credit discrimination, the use of credit reports, identity theft, the handling of consumer information, consumer privacy, marketing and advertising, debt collection, extensions of credit to service members and prohibitions on unfair or deceptive trade practices.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”)

Dodd-Frank created the new federal Bureau of Consumer Financial Protection (the “Bureau”). In addition to transferring to the Bureau rule-writing authority for nearly all federal consumer finance-related laws and giving the Bureau rule-writing authority in other areas, Dodd-Frank empowered the Bureau to conduct examinations and bring enforcement actions against certain consumer credit providers and other entities offering consumer financial products or services. While not presently subject to examination by the Bureau, we potentially could be in the future in connection with our pre-need installment contracts. The Bureau also has authority to conduct investigations and bring enforcement actions against providers of consumer financial services, including providers over which it may not currently have examination authority. The Bureau may seek penalties and other relief on behalf of consumers that are substantially in excess of the remedies available under such laws prior to Dodd-Frank. The Bureau has officially assumed rule-writing and enforcement authority for most federal consumer finance laws, as well as the authority to prohibit unfair, deceptive or abusive practices related to consumer financial products and services.

Telemarketing Laws

We are subject to the requirements of two federal statutes governing telemarketing practices, the Telephone Consumer Protection Act (“TCPA”) and the Telemarketing and Consumer Fraud and Abuse Prevention Act (“TCFAPA”). These statutes impose significant penalties on those who fail to comply with their mandates. The

Federal Communications Commission (“FCC”), is the federal agency with authority to enforce the TCPA, and the FTC has jurisdiction under the TCFAPA. The FTC and FCC jointly administer a national “do not call” registry, which consumers can join in order to prevent unwanted telemarketing calls. Primarily as a result of implementation of the “do not call” legislation and regulations, the percentage of our pre-need sales generated from telemarketing leads has decreased substantially in the past ten years. We are also subject to similar telemarketing consumer protection laws in all states in which we currently operate. These states’ statutes similarly permit consumers to prevent unwanted telephone solicitations. In addition, in cases where telephone solicitations are permitted, there are various restrictions and requirements under state and federal law in connection with such calls.

Occupational Safety and Health Act and Related Environmental Law Requirements

We are subject to the requirements of the Occupational Safety and Health Act (“OSHA”) and comparable state statutes. OSHA’s regulatory requirement, known as the Hazard Communication Standard, and similar state statutes require us to provide information and training to our employees about hazardous materials used or maintained for our operations. We may also be subject to Tier 1 or Tier 2 Emergency and Hazardous Chemical Inventory reporting requirements under the Emergency Planning and Community Right-to-Know Act (“EPCRA”), depending on the amount of hazardous materials maintained on-site at a particular facility (requiring reporting to federal, state and local authorities). We are also subject to the federal Americans with Disabilities Act and similar laws, which, among other things, may require that we modify our facilities to comply with minimum accessibility requirements for disabled persons.

Federal Trade Commission

Our funeral home operations are comprehensively regulated by the FTC under Section 5 of the Federal Trade Commission Act and a trade regulation rule for the funeral home industry promulgated thereunder, referred to as the “Funeral Rule.” The Funeral Rule requires funeral service providers to disclose the prices for their goods and services as soon as the subject of price arises in a discussion with a potential customer (this entails presenting various itemized price lists if the consultation is in person, and readily answering all price-related questions posed over the telephone), and to offer their goods and services on an unbundled basis. The Funeral Rule also prohibits misrepresentations in connection with our sale of goods and services, and requires that the consumer receive an itemized statement of the goods and services purchased. Through these regulations, the FTC sought to give consumers the ability to compare prices among funeral service providers and to avoid buying packages containing goods or services that they did not want. The unbundling of goods from services has also opened the way for third-party, discount casket sellers to enter the market, although they currently do not possess substantial market share.

In addition, our pre-need installment contracts for sales of cemetery and funeral home merchandise and services are subject to the FTC’s “Holder Rule,” which requires disclosure in the installment contract that any holder of the contract is subject to all claims and defenses that the consumer could assert against the seller of the goods or services, subject to certain limitations. These contracts are also subject to the FTC’s “Credit Practices Rule,” which prohibits certain credit loan terms and practices.

Future Enactments and Regulation

Federal and state legislatures and regulatory agencies frequently propose new laws, rules and regulations and new interpretations of existing laws, rules and regulations which, if enacted or adopted, could have a material adverse effect on our operations and on the death care industry in general. A significant portion of our operations is located in California, Pennsylvania, Michigan, New Jersey, Virginia, Maryland, North Carolina, Ohio, Indiana, Florida, West Virginia and Wisconsin and any material adverse change in the regulatory requirements of those states applicable to our operations could have a material adverse effect on our results of operations. We cannot predict the outcome of any proposed legislation or regulations or the effect that any such legislation or regulations, if enacted or adopted, might have on us.

Environmental Regulations and Liabilities

Our operations are subject to federal, state and local environmental regulations in three principal areas: (1) crematories for emissions to air that may trigger requirements under the Clean Air Act; (2) funeral homes for the management of hazardous materials and medical wastes; and (3) cemeteries and funeral homes for the management of solid waste, underground and above ground storage tanks and discharges to wastewater treatment systems and/or septic systems.

Clean Air Act

The Federal Clean Air Act and similar state laws, which regulate emissions into the air, can affect crematory operations through permitting and emissions control requirements. Our crematory operations may be subject to Clean Air Act regulations under federal and state law and may be subject to enforcement actions if these operations do not conform to the requirements of these laws.

Emergency Planning and Community Right-to-Know Act

As noted above, federal, state and local regulations apply to the storage and use of hazardous materials at our facilities. Depending on the types and quantities of materials we manage at any particular facility, we may be required to maintain and submit Material Safety Data Sheets and inventories of these materials to the regulatory authorities in compliance with EPCRA or similar state and local laws.

Clean Water Act

We are also subject to the Clean Water Act and corresponding state laws, as well as local requirements applicable to the treatment of sanitary and industrial wastewaters. Many of our funeral homes discharge their wastewaters into publicly operated treatment works, and may be subject to applicable limits as to contaminants that may be included in the discharge of their wastewater. Our cemeteries typically discharge their wastewaters from sanitary use and maintenance operations conducted onsite into septic systems, which are regulated under state and local laws. If there are violations of applicable local, state or federal laws pertaining to our discharges of wastewaters, we may be subject to penalties as well as an obligation to make operational changes or conduct required remediation.

Comprehensive Environmental Response, Compensation, and Liability Act

The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and similar state laws affect our cemetery and funeral home operations by, among other things, imposing investigation and remediation obligations for threatened or actual releases of hazardous substances that may endanger public health or welfare or the environment. Under CERCLA and similar state laws, strict, joint and several liability may be imposed upon generators, site owners and operators and others regardless of fault or the legality of the original disposal activity. Our operations include the use and off-site disposal of some materials that may meet the definition of “hazardous substances” under CERCLA or state laws and thus may give rise to liability if released to the environment through a spill or other release at our facilities. Should we acquire new properties with pre-existing conditions triggering CERCLA or similar state liability, we may become liable for responding to those conditions under CERCLA or similar state laws. We may become involved in proceedings, litigation or investigations at one or more sites where releases of hazardous substances have occurred, and we cannot assure you that the associated costs and potential liabilities would not be material.

Underground and Above Ground Storage Tank Laws and Solid Waste Laws

Federal, state and local laws regulate the installation, removal, operations and closure of underground storage tanks (“USTs”), and above ground storage tanks (“ASTs”), which are located at some of our facilities, as well as the management and disposal of solid waste. Most of the USTs and ASTs contain petroleum for heating our buildings or are used for vehicle maintenance or general operations. Depending upon the age and integrity of the USTs and ASTs, they may require upgrades, removal and/or closure, and remediation may be required if there has been a discharge or release into the environment. All of the aforementioned activities may require us to incur capital costs and expenses to ensure continued compliance with environmental requirements. Should we acquire properties with existing USTs and ASTs that are not in compliance with environmental law requirements, we may become liable for responding to releases to the environment or for costs associated with upgrades, removal and/or closure costs, and we cannot assure you that the costs or liabilities will not be material in that event. Solid wastes have been disposed of at some of our cemeteries, both lawfully and unlawfully. Prior to acquiring a cemetery, an environmental site assessment is usually conducted to determine, among other conditions, if a solid waste disposal area or landfill exists on the parcel which requires removal, cleanup or management. Depending upon the nature and extent of any such solid waste disposal areas, we may be required by applicable environmental law or the applicable regulatory authority to remove the waste materials or to conduct remediation and we cannot assure you that the costs or liabilities will not be material in that event.

Employees

As of December 31, 2018, our general partner and its affiliates employed 2,630 full-time, 301 part-time and 21 seasonal employees. Fifty-three of these employees are represented by various unions in Pennsylvania, Ohio, California, New Jersey and Illinois, and are subject to collective bargaining agreements that have expiration dates ranging from September 2020 to May 2023. We believe that our relationship with our employees is generally favorable.

Available Information

We file annual, quarterly and other reports, and any amendments to those reports, and other information with the Securities exchange Commission, (“SEC”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

We maintain an Internet website with the address of http://www.stonemor.com. The information on this website is not, and should not be considered, part of this Annual Report on Form 10-K and is not incorporated by reference into this document. This website address is only intended to be an inactive textual reference. Copies of our reports filed with, or furnished to, the SEC on Forms 10-K, 10-Q and 8-K, and any amendments to such reports, are available for viewing and copying at such Internet website, free of charge, as soon as reasonably practicable after filing such material with, or furnishing it to, the SEC.

ITEM 1A.	RISK FACTORS

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the risks set forth below. The risks described below should not be considered comprehensive and all-inclusive. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any events occur that give rise to the following risks, our business, financial condition or results of operations could be materially and adversely impacted. These risk factors should be read in conjunction with other information set forth in this Annual Report on Form 10-K, including our consolidated financial statements and the related notes. Many such factors are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on forward-looking statements that involve risks and uncertainties.

RISK FACTORS RELATED TO OUR STRATEGIES

Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

Our strategic plan is focused on efforts to revitalize the business, growing our revenue and managing our operating and non-recurring operating expenses. Many of the factors that impact our ability to execute our strategic plan, such as the number of deaths and general economic conditions, are beyond our control. Changes in operating conditions, such as supply disruptions and labor disputes, could negatively impact our operations. Our inability to leverage scale to drive cost savings, productivity improvements, preneed production, or earnings growth anticipated by management could affect our financial performance. Our inability to identify divestitures as planned or to realize expected synergies and strategic benefits could impact our financial performance. Our inability to deploy capital to maximize shareholder value could impact our financial performance. We cannot give assurance that we will be able to execute any or all of our strategic plan. Failure to execute any or all of our strategic plan could have a material adverse effect on our financial condition, results of operations, and cash flows.

There can be no assurance that the proposed C-Corporation Conversion will be approved and ultimately consummated or that the anticipated benefits of any such transactions will be realized.

The Merger Agreement contains certain termination rights and customary closing conditions, including unitholder approval, and other third party approvals. We cannot predict whether or when the proposed transactions will be approved by the requisite vote of the unitholders or other conditions precedent will be satisfied. Any changes in the market prices of our common units could affect whether the securityholders ultimately approve the proposed transactions. If the conditions precedent to closing the C-Corporation Conversion are not satisfied or waived, the C-Corporation Conversion will not occur, which may cause the market price of our common units to decline.

Uncertainties about the timing and effect of the proposed transactions may have an adverse effect on us. These uncertainties may have negative impacts on the market price of our common units, our businesses and financial results.

If the C-Corporation Conversion does not occur, we will not benefit from the expenses we have incurred in the pursuit of the C-Corporation Conversion.

The C-Corporation Conversion may not be completed. If the C-Corporation Conversion is not completed, we will have incurred substantial expenses for which we will have received no ultimate benefit. We expect to incur conversion-related expenses consisting of independent advisory, legal and accounting fees, and financial printing and other related charges, much of which may be incurred even if the C-Corporation Conversion is not completed.

RISK FACTORS RELATED TO OUR BUSINESS

Unfavorable publicity could affect our reputation and business.

Since our operations relate to life events involving emotional stress for our client families, our business is dependent on customer trust and confidence. Unfavorable publicity about our business generally or in relation to any specific location could affect our reputation and customers’ trust and confidence in our products and services, thereby having an adverse impact upon our sales and financial results.

Cemetery burial practice claims could have a material adverse impact on our financial results.

Our cemetery practices have evolved and improved over time. Most of our cemeteries have been operating for decades and, therefore, may have used practices and procedures that are outdated in comparison to today’s standards. When cemetery disputes occur, we may be subjected to litigation and liability for improper burial practices, including (i) burial practices of a different era that are judged today in hindsight as being outdated and (ii) alleged violations of our practices and procedures by one or more of our associates. In addition, since most of our cemeteries were acquired through various acquisitions, we may be subject to litigation and liability based upon actions or events that occurred before we acquired or managed the cemeteries. Claims or litigation based upon our cemetery burial practices could have a material adverse impact on our financial condition, results of operations and cash flows.

We recently have not had sufficient cash from operations to pay distributions to our unitholders after we have paid our expenses, including the expenses of our general partner, funded merchandise and perpetual care trusts and established necessary cash reserves, and we may not have sufficient cash to resume paying distributions or restore them to previous levels.

The amount of cash we can distribute on our units principally depends upon the amount of cash we generate from operations, which fluctuates from quarter to quarter based on, among other things:

•	the volume of our sales;

•	the prices at which we sell our products and services; and

•	the level of our operating and general and administrative costs.

Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, our revolving credit facility effectively prohibits us from making distributions to unitholders.

If we do not pay distributions or restore them to previous levels, the market price of our common units may decline materially or remain stagnant.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance, our debt obligations depends, in part, on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, commodity risks and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investment decisions and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The agreement relating to our senior credit facilities and the indenture governing our senior notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If we breach our covenants under our senior credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facilities, and the lenders could exercise their rights and we could be forced into bankruptcy or liquidation.

Our substantial level of indebtedness could materially adversely affect our ability to fulfill our debt obligations and to operate our business.

We have a substantial amount of debt, which requires significant interest and principal payments. As of March 31, 2019, we had approximately $190.2 million of total debt outstanding on our Amended Credit Agreement, which includes $165.1 million of total debt outstanding under our Tranche A Revolving Credit Facility in the form of letters of credit totaling approximately $9.4 million, and $155.7 million outstanding principal amount of Tranche A Revolving Loans, and $25.0 million of total debt outstanding under our Tranche B Revolving Credit Facility. We utilize our credit facility to finance our operations. In addition, as of March 31, 2019, we had $175.0 million aggregate principal amount of 7.875% Senior Notes due 2021 outstanding.

Leverage makes us more vulnerable to economic or business downturns and our cash flow available for operations is reduced by the cash flow we must dedicate to servicing our debt obligations. The amount of indebtedness we have could limit our flexibility in planning for, or reacting to, changes in the markets in which we compete, limit our ability to obtain additional financing, if necessary, for working capital expenditures, acquisitions or other purposes, and require us to dedicate more cash flow to service our debt than we desire. Our ability to satisfy our indebtedness as required by the terms of our debt will be dependent on, among other things, the successful execution of our long-term strategic plan. Our ability to incur additional debt is constrained by provisions contained in our existing debt documents.

We may not be able to secure refinancing for our existing indebtedness prior to maturity thereof.

Indebtedness under our Tranche A Revolving Credit Facility has a fixed maturity on May 1, 2020. Indebtedness under our Tranche B Revolving Credit Facility becomes due and payable on May 4, 2020. Our Amended Credit Agreement also requires us to undertake prompt efforts to seek to consummate its refinancing, including provisions that require the payment of ticking fees if we have not refinanced the facility prior to July 1, 2019 and on specified dates thereafter. In addition, the $175 million aggregate principal amount of our 7.875% Senior Notes is due on June 1, 2021. Although we will be seeking to refinance our credit facility prior to July 1, 2019, or in any event prior to maturity, such efforts may not be successful. If we are unable to secure refinancing for our credit facility indebtedness before maturity, we may be required to seek an extension from our lenders, which may not be obtainable, or may need to effect a comprehensive restructuring of our outstanding indebtedness.

Restrictions in our existing debt agreements prohibit our ability to make distributions to you or capitalize on acquisition, disposition and other business opportunities. Our General Partner suspended distributions during the first quarter of 2017 and does not expect to resume distributions until our indebtedness is refinanced.

The operating and financial restrictions and covenants in our credit facility and senior notes, and the indenture pursuant to which they were issued, restrict our ability to finance future operations or capital needs, including working capital, or to expand or pursue our business activities. For example, our indenture and our credit facility contain covenants that restrict or limit our ability to:

•	enter into any agreement of merger or acquisition;

•	sell, transfer, assign or convey assets;

•	grant certain liens;

•	incur or guarantee additional indebtedness;

•	make certain loans, advances and investments;

•	declare and pay dividends and distributions;

•	enter into transactions with affiliates; and

•	make voluntary payments or modifications of certain indebtedness.

In addition, our credit facility contains a covenant requiring us to maintain certain minimum EBITDA levels. Restrictions in our debt agreements also limit our ability to obtain future financings and require we use proceeds from most dispositions to prepay loans which cannot be re-borrowed.

Our ability to comply with the covenants and restrictions contained in our senior notes and the indenture pursuant to which they were issued and in our credit facility may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions continue to deteriorate, our ability to comply with these covenants may be impaired.

In addition, our credit facility effectively prohibits us from making distributions to our unitholders. The Amended Credit Agreement prohibits us from making distributions to unitholders unless we have at least $25.0 million in availability under the Tranche A Revolving Credit Facility and maintain a consolidated leverage ratio of not greater than 7.50:1.00. Neither test can be satisfied currently or is expected to be satisfied for the foreseeable future.

If we violate any of the restrictions, covenants, ratios or tests in our Amended Credit Agreement or the indenture pursuant to which the senior notes were issued, or fail to pay amounts thereunder when due, the lenders will be able to accelerate the maturity of all borrowings thereunder, cause cross-default and demand repayment of amounts outstanding, and our Tranche B Revolving Lenders’ commitment to make further loans to us under the Tranche B Revolving Credit Facility may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. Any subsequent replacement of our debt obligations or any new indebtedness could have similar or greater restrictions.

Our merchandise and perpetual care trust funds own investments in equity securities, fixed income securities and mutual funds, which are affected by financial market conditions that are beyond our control.

Pursuant to state law, a portion of the proceeds from pre-need sales of merchandise and services is put into merchandise trusts until such time that the Partnership meets the requirements for releasing trust principal, which is generally delivery of merchandise or performance of services. All investment earnings generated by the assets in the merchandise trusts, including realized gains and losses, generally are deferred until the associated merchandise is delivered or the services are performed.

Also, pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. The perpetual care trust principal does not belong to the Partnership and must remain in this trust in perpetuity while interest and dividends may be released and used to defray cemetery maintenance costs.

Our returns on these investments are affected by financial market conditions that are beyond our control. If the investments in our trust funds experience significant declines, there could be insufficient funds in the trusts to cover the costs of delivering services and merchandise. Pursuant to state law, we may be required to cover any such shortfall in merchandise trusts with cash flows from operations, which could have a material adverse effect on our financial condition, results of operations or cash flows. For more information related to our trust investments, see Note 7 and Note 8 to our consolidated financial statements in Part II, Item 8. Financial Statements and Supplementary Data.

If the fair market value of these trusts, plus any other amount due to us upon delivery of the associated contracts, were to decline below the estimated costs to deliver the underlying products and services, we would record a charge to earnings to record a liability for the expected losses on the delivery of the associated contracts.

We may be required to replenish our funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

In certain states, we have withdrawn allowable distributable earnings from our merchandise trusts, including gains prior to the maturity or cancellation of the related contract. Additionally, some states have laws that either require replenishment of investment losses under certain circumstances or impose various restrictions on withdrawals of future earnings when trust fund values drop below certain prescribed amounts. In the event of realized losses or market declines, we may be required to deposit portions or all of these amounts into the respective trusts in some future period. As of December 31, 2018, we had unrealized losses of approximately $7.1 million in the various trusts within these states, of which $4.2 million were in merchandise trust accounts and $2.9 million were in perpetual care trust accounts.

Any reductions in the principal or the earnings of the investments held in merchandise and perpetual care trusts could adversely affect our revenues and cash flow.

A substantial portion of our revenue is generated from investment returns that we realize from merchandise and perpetual care trusts. Unstable economic conditions have, at times, caused us to experience declines in the fair value of the assets held in these trusts. Future cash flows could be negatively impacted if we are forced to liquidate assets that are in impaired positions.

We invest primarily for generation of realized income. We rely on the earnings, interest and dividends paid by the assets in our trusts to provide both revenue and cash flow. Interest income from fixed-income securities is particularly susceptible to changes in interest rates and declines in credit worthiness while dividends from equity securities are susceptible to the issuer’s ability to make such payments.

Any decline in the interest rate environment or the credit worthiness of our debt issuers or any suspension or reduction of dividends could have a material adverse effect on our financial condition and results of operations.

In addition, any significant or sustained unrealized investment losses could result in merchandise trusts having insufficient funds to cover our cost of delivering products and services. In this scenario, we would be required to use our operating cash to deliver those products and perform those services, which would decrease our cash available for distribution.

Pre-need sales typically generate low or negative cash flow in the periods immediately following sales, which could adversely affect our ability to resume paying distributions to our unitholders.

When we sell cemetery merchandise and services on a pre-need basis, upon cash collection, we pay commissions on the sale to our salespeople and are required by state law to deposit a portion of the sales proceeds into a merchandise trust. In addition, most of our customers finance their pre-need purchases under installment contracts payable over a number of years. Depending on the trusting requirements of the states in which we operate, the applicable sales commission rates and the amount of the down payment, our cash flow from sales to customers through installment contracts is typically negative until we have collected the related receivable or until we purchase the products or perform the services and are permitted to withdraw funds we have deposited in the merchandise trust. To the extent we increase pre-need sales, state trusting requirements are increased or we delay the performance of the services or delivery of merchandise we sell on a pre-need basis, our cash flow from pre-need sales may be further reduced, and our ability to resume paying distributions to our unitholders could be adversely affected.

The cemetery and funeral home industry continues to be competitive.

We face competition in all of our markets. Most of our competitors are independent operations. Our ability to compete successfully depends on our management’s forward vision, timely responses to changes in the business environment, the ability of our cemeteries and funeral homes to maintain a good reputation and high professional standards as well as offer products and services at competitive prices. We have historically experienced price competition from independent cemetery and funeral home operators. If we are unable to compete successfully, our financial condition, results of operations and cash flows could be materially adversely affected.

Because fixed costs are inherent in our business, a decrease in our revenues can have a disproportionate effect on our cash flow and profits.

Our business requires us to incur many of the costs of operating and maintaining facilities, land and equipment regardless of the level of sales in any given period. For example, we must pay salaries, utilities, property taxes and maintenance costs on our cemetery properties and funeral homes regardless of the number of interments or funeral services we perform. If we cannot decrease these costs significantly or rapidly when we experience declines in sales, declines in sales can cause our margins, profits and cash flow to decline at a greater rate than the decline in our revenues.

Our failure to attract and retain qualified sales personnel and management could have an adverse effect on our business and financial condition.

Our ability to attract and retain a qualified sales force and other personnel is an important factor in achieving future success. Buying cemetery and funeral home products and services, especially at-need products and services, is very emotional for most customers, so our sales force must be particularly sensitive to our customers’ needs. We cannot assure you that we will be successful in our efforts to attract and retain a skilled sales force. If we are unable to maintain a qualified and productive sales force, our revenues may decline and our cash available for distribution may decrease.

Our success also depends upon the services and capabilities of our management team. Management establishes the “tone at the top” by which an environment of ethical values, operating style and management philosophy is fostered. The inability of our senior management team to maintain a proper “tone at the top” or the loss of services of one or more members of senior management as well as the inability to attract qualified managers or other personnel could have a material adverse effect on our business, financial condition and results of operations. We may not be able to locate or employ on acceptable terms qualified replacements for senior management or key employees if their services were no longer available. We do not maintain key employee insurance on any of our executive officers.

We may not be able to identify, complete, fund or successfully integrate our acquisitions, which could have an adverse effect on our results of operations.

A primary component of our business strategy has been to grow through acquisitions of cemeteries and funeral homes. We cannot assure you that we will be able to identify and acquire cemeteries or funeral homes on terms favorable to us or at all. We may face competition from other death care companies in making acquisitions. Historically, we have funded a significant portion of our acquisitions through borrowings. As amended, our revolving credit facility prohibits us from making future acquisitions funded by the Partnership or its subsidiaries, except for acquisitions for which the consideration is solely in the form of equity interests in the Partnership or cash proceeds from the issuance of such equity interests. Our ability to make acquisitions in the future may be limited by our inability to secure adequate financing, restrictions under our existing or future debt agreements, competition from third parties or a lack of suitable properties.

In addition, if we complete acquisitions, we may encounter various associated risks, including the possible inability to integrate an acquired business into our operations, diversion of management’s attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on our operations and financial performance. Also, when we acquire cemeteries that do not have an existing pre-need sales program or a significant amount of pre-need products and services that have been sold but not yet purchased or performed, the operation of the cemetery and implementation of a pre-need sales program after acquisition may require significant amounts of working capital. This may make it more difficult for us to make acquisitions.

If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

Future market share, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. In past years, we have implemented new product and service strategies based on results of customer surveys that we conduct on a continuous basis. However, we may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.

If the trend toward cremation in the United States continues, our revenues may decline, which could have an adverse effect on our business and financial condition.

We and other death care companies that focus on traditional methods of interment face competition from the increasing number of cremations in the United States. Industry studies indicate that the percentage of cremations has steadily increased and that cremations are performed for approximately 52% of the deaths in the United States. This percentage is expected to increase to approximately 58% by 2022. Because the products and services associated with cremations, such as niches and urns, produce lower revenues than the products and services associated with traditional interments, a continuing trend toward cremation may reduce our revenues.

Declines in the number of deaths in our markets can cause a decrease in revenues.

Declines in the number of deaths could cause at-need sales of cemetery and funeral home merchandise and services to decline and could cause a decline in the number of pre-need sales, both of which could decrease revenues. Changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in our markets or from quarter to quarter are not predictable. Generally, the number of deaths may fluctuate depending on weather conditions and illness.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Our ability to manage and maintain our internal reports effectively and integration of new business acquisitions depends significantly on our operational technology platform and other information systems. Some of our information technology systems may experience interruptions, delays or cessations of service or produce errors in connection with ongoing systems implementation work. Cybersecurity attacks in particular are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, misappropriation of our confidential or otherwise protected information and corruption of data. The failure of our systems to operate effectively or to integrate with other systems, or a breach in security or other unauthorized access of these systems, may also result in reduced efficiency of our operations and could require significant capital investments to remediate any such failure, problem or breach and to comply with applicable regulations, all of which could adversely affect our business, financial condition and results of operations.

Our business is subject to existing federal and state laws and regulations governing data privacy, security and cybersecurity in the United States. These regulations include privacy and security rules regarding employee-related and third-party information when a data breach results in the release of personally identifiable information, as well as those rules imposed by the banking and payment card industries to protect against identity theft and fraud in connection with the collection of payments from customers. Incidents in which we fail to protect our customers’ information against security breaches could result in monetary damages against us and could otherwise damage our reputation, harm our businesses and adversely impact our results of operations. If we fail to protect our own information, including information about our employees, we could experience significant costs and expenses as well as damage to our reputation.

The financial condition of third-party insurance companies that fund our pre-need funeral contracts and the amount of benefits those policies ultimately pay may impact our financial condition, results of operations or cash flows.

Where permitted, customers may arrange their pre-need funeral contract by purchasing a life insurance or annuity policy from third-party insurance companies. The customer/policy holder assigns the policy benefits to our funeral home to pay for the pre-need funeral contract at the time of need. For the sales of pre-need funeral contracts funded through life insurance policies, we receive commissions from third-party insurance companies. Additionally, there is a death benefit associated with the contract that may vary over the contract life. There is no guarantee that the value of the death benefit will increase or cover future increases in the cost of providing a funeral service. If the financial condition of the third-party insurance companies were to deteriorate materially because of market conditions or otherwise, there could be an adverse effect on our ability to collect all or part of the proceeds of the life insurance or annuity policy, including any increase in the death benefit. Failure to collect such proceeds could have a material adverse effect on our financial condition, results of operations or cash flows.

Partnership liquidity may be impacted by its ability to negotiate bonding arrangements with third-party insurance companies.

Where permitted, the Partnership may enter into bonding arrangements with insurance companies whereby pre-need performance obligations otherwise required to be trusted, may be insured through a process called bonding. In the event that the Partnership is unable to deliver on bonded pre-need contract sales at the time of need, the insurance company will provide cash sufficient to deliver goods for the respective pre-need sale item. On an ongoing basis, the Partnership must negotiate acceptable terms of these various bonding arrangements, and the insurance company may require us to provide cash collateral from time to time under certain circumstances. To the extent that the Partnership is unable to negotiate acceptable terms for such arrangements and thus is no longer able to maintain existing bonds, it would need to deposit the corresponding amounts in the merchandise trusts. In addition, the insurance companies may increasingly require the Partnership to provide cash collateral for such surety bonds in light of its financial condition. The Partnership we may be required to provide additional cash collateral from time to time under certain circumstances. Any of these actions would have an adverse impact on the Partnership’s liquidity.

REGULATORY AND LEGAL RISKS

Our operations are subject to regulation, supervision and licensing under numerous federal, state and local laws, ordinances and regulations, including extensive regulations concerning trusts/escrows, pre-need sales, cemetery ownership, funeral home ownership, marketing practices, crematories, environmental matters and various other aspects of our business.

If state laws or interpretations of existing state laws change or if new laws are enacted, we may be required to increase trust deposits or to alter the timing of withdrawals from trusts, which may have a negative impact on our revenues and cash flow.

We are required by most state laws to deposit specified percentages of the proceeds from our pre-need and at-need sales of interment rights into perpetual care trusts and proceeds from our pre-need sales of cemetery and funeral home products and services into merchandise trusts. These laws also determine when we are allowed to withdraw funds from those trusts. If those laws or the interpretations of those laws change or if new laws are enacted, we may be required to deposit more of the sales proceeds we receive from our sales into the trusts or to defer withdrawals from the trusts, thereby decreasing our cash flow until we are permitted to withdraw the deposited amounts. This could also reduce our cash available for distribution.

If state laws relating to the ownership of cemeteries and funeral homes or their interpretations change, or new laws are enacted, our business, financial condition and results of operations could be adversely affected.

Some states require cemeteries to be organized in the nonprofit form but may permit those nonprofit entities to contract with for-profit companies for management services. If state laws change or new laws are enacted that prohibit us from managing cemeteries in those states, then our business, financial condition and results of operations could be adversely affected. Some state laws restrict ownership of funeral homes to licensed funeral directors. If state laws change or new laws are enacted that prohibit us from managing funeral homes in those instances, then our business, financial condition and results of operations could be adversely affected.

We are subject to legal restrictions on our marketing practices that could reduce the volume of our sales, which could have an adverse effect on our business, operations and financial condition.

The enactment or amendment of legislation or regulations relating to marketing activities may make it more difficult for us to sell our products and services. For example, the federal “do not call” legislation has adversely affected our ability to market our products and services using telephone solicitation by limiting whom we may call and increasing our costs of compliance. As a result, we rely heavily on direct mail marketing and telephone follow-up with existing contacts. Additional laws or regulations limiting our ability to market through direct mail, over the telephone, through Internet and e-mail advertising or door-to-door may make it difficult to identify potential customers, which could increase our costs of marketing. Both increases in marketing costs and restrictions on our ability to market effectively could reduce our revenues and could have an adverse effect on our business, operations and financial condition, as well as our ability to make cash distributions to you.

We are subject to environmental and health and safety laws and regulations that may adversely affect our operating results.

Our cemetery and funeral home operations are subject to numerous federal, state and local environmental and health and safety laws and regulations. We may become subject to liability for the removal of hazardous substances and solid waste under CERCLA and other federal and state laws. Under CERCLA and similar state laws, strict, joint and several liability may be imposed on various parties, regardless of fault or the legality of the original disposal activity. Our funeral home, cemetery and crematory operations include the use of some materials that may meet the definition of “hazardous substances” under CERCLA or state laws and thus may give rise to liability if released to the environment through a spill or release. We cannot assure you that we will not face liability under CERCLA or state laws for any environmental conditions at our facilities, and we cannot assure you that these liabilities will not be material. Our cemetery and funeral home operations are subject to regulation of underground and above ground storage tanks and laws managing the disposal of solid waste. If new requirements under local, state or federal laws were to be adopted, and were more stringent than existing requirements, new permits or capital expenditures may be required.

Our funeral home operations are generally subject to federal and state laws and regulations regarding the disposal of medical waste, and are also subject to regulation by federal, state or local authorities under EPCRA. We are required by EPCRA to maintain and report to the regulatory authorities, if applicable thresholds are met, a list of any hazardous chemicals and extremely hazardous substances which are stored or used at our facilities.

Our crematory operations may be subject to regulation under the federal Clean Air Act and any analogous state laws. If new regulations applicable to our crematory operations were to be adopted, they could require permits or capital expenditures that could increase our costs of operation and compliance. We are also subject to the Clean Water Act and corresponding state laws, as well as local requirements applicable to the treatment of sanitary and industrial wastewaters. Many of our funeral homes discharge their wastewaters into publicly operated treatment works and may be subject to applicable limits as to contaminants that may be included in the discharge of their wastewater. Our cemeteries typically discharge their wastewaters from sanitary use and maintenance operations conducted onsite into septic systems, which are regulated under state and local laws. If there are violations of applicable local, state or federal laws pertaining to our discharges of wastewaters, we may be subject to penalties as well as an obligation to conduct required remediation.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

From time to time, we are party to various claims and legal proceedings, including, but not limited to, claims and proceedings regarding employment, cemetery or burial practices and other litigation. As set forth more fully in Part I, Item 3. Legal Proceedings, we are currently subject to class actions under the Securities Exchange Act of 1934 and the rules promulgated thereunder, and for related state law claims that certain of our officers and directors breached their fiduciary duty to the Company. We could also become subject to additional claims and legal proceedings relating to the factual allegations made in these actions. We are also subject to class or collective actions under the wage and hours provisions of the Fair Labor Standards Act and state wage and hour laws, including, but not limited to, national and state class or collective actions, or putative class or collective actions.

Generally, plaintiffs in class action litigation may seek to recover amounts which may be indeterminable for some period of time, although potentially large. Adverse outcomes in these pending cases (as well as other legal proceedings not specifically mentioned herein) may result in monetary damages or injunctive relief against us, as litigation and other claims are subject to inherent uncertainties. For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. We base our assessments, estimates and disclosures on the information available to us at the time. Actual outcomes or losses may differ materially from assessments and estimates. Costs to defend litigation claims and legal proceedings and the cost of actual settlements, judgments or resolutions of these claims and legal proceedings may negatively affect our business and financial performance. We hold insurance policies that may reduce cash outflows with respect to an adverse outcome of certain litigation matters, but exclude certain claims, such as claims arising under the Fair Labor Standards Act. To the extent that our management will be required to participate in or otherwise devote substantial amounts of time to the defense of these matters, such activities would result in the diversion of our management resources from our business operations and the implementation of our business strategy, which may negatively impact our financial position and results of operations. Any adverse publicity resulting from allegations made in litigation claims or legal proceedings may also adversely affect our reputation, which in turn, could adversely affect our results of operations.

RISK FACTORS RELATED TO AN INVESTMENT IN THE PARTNERSHIP

Our general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to your detriment.

GP Holdings, as the sole member of our general partner, owns all of the Class A units of our general partner. Conflicts of interest may arise between GP Holdings and its affiliates, including our general partner, on the one hand, and us and our unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of the unitholders. These conflicts include, among others, the following situations:

•

The Board of Directors of our general partner is elected by GP Holdings. Although our general partner has a fiduciary duty to manage us in good faith, the directors of our general partner also have a fiduciary duty to manage our general partner in a manner beneficial to GP Holdings, as the sole member of our general partner. By purchasing common units, unitholders will be deemed to have consented to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable law.

•

Our partnership agreement limits the liability of our general partner, reduces its fiduciary duties and restricts the remedies available to unitholders for actions that might, without the limitations, constitute breaches of fiduciary duty.

•

Our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuances of additional limited partner interests and reserves, each of which can affect the amount of cash that is distributed to unitholders.

•

Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf.

•	Our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates.

•

In some instances, our general partner may cause us to borrow funds or sell assets outside of the ordinary course of business in order to permit the payment of distributions, even if the purpose or effect of the borrowing is to make distributions in respect of incentive distribution rights.

Holders of our common units have limited voting rights and are not entitled to elect our general partner or its directors, which could reduce the price at which the common units will trade.

Unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not select our general partner or elect the Board of Directors of our general partner and will have no right to select our general partner or elect its Board of Directors in the future. We are not required to have a majority of independent directors on our board. The Board of Directors of our general partner, including the independent directors, is not chosen by our unitholders. As a result of these limitations, the price at which the common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

Our partnership agreement restricts the voting rights of unitholders owning 20% or more of our common units.

Unitholders’ voting rights are further restricted by the partnership agreement provision providing that any person that beneficially owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the Board of Directors of our general partner, cannot vote the units on any matter. In addition, the partnership agreement contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

Our general partner can transfer its ownership interest in us without unitholder consent under certain circumstances, and the control of our general partner may be transferred to a third party without unitholder consent.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in the partnership agreement on the ability of the owners of our general partner to transfer their ownership interest in the general partner to a third party. The new owner of our general partner would then be in a position to replace the Board of Directors and officers of the general partner with its own choices and thereby influence the decisions taken by the Board of Directors and officers. Such a change of control could require us to offer to repurchase notes at a premium issued under our indenture, significantly impacting available cash for distribution to our common unit holders.

We may issue additional common units without your approval, which would dilute your existing ownership interests.

We may issue an unlimited number of limited partner interests of any type without the approval of the unitholders.

The issuance of additional common units or other equity securities of equal or senior rank would have the following effects:

•	your proportionate ownership interest in us would decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	the relative voting strength of each previously outstanding unit may be diminished;

•	the market price of the common units may decline; and

•	the ratio of taxable income to distributions may increase.

Cost reimbursements due to our general partner may be substantial and will reduce the cash available for distribution to you.

Prior to making any distribution on the common units, we reimburse our general partner and its affiliates for all expenses they incur on our behalf. The reimbursement of expenses could adversely affect our ability to pay cash distributions to you. Our general partner determines the amount of these expenses. In addition, our general partner and its affiliates may provide us with other services for which we will be charged fees as determined by our general partner.

Establishing cash reserves reduces the amount of available cash for distribution to you.

Subject to the limitations on restricted payments contained in the indenture governing the 7.875% Senior Notes due 2021 and other indebtedness, the master partnership distributes all of our “available cash” each quarter to its limited partners and general partner. “Available cash” is defined in the master limited partnership’s partnership agreement, and it generally means, for each fiscal quarter, all cash and cash equivalents on hand on the date of determination for that quarter less the amount of cash reserves established at the discretion of the general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, the terms of any of our debt instruments or other agreements; or

•	provide funds for distributions to its unitholders and general partner for any one or more of the next four calendar quarters.

Our general partner reserved available cash starting the second quarter of 2017 to preserve capital resources and liquidity. We anticipate continuing to reserve available cash for such purposes which, when combined with the restrictions on distributions under our revolving credit facility, will continue to affect the amount of cash available for distribution to you.

Our general partner has a limited call right that may require you to sell your common units at an undesirable time or price.

If, at any time, our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the remaining common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon the sale of your common units.

You may be required to repay distributions that you have received from us.

Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Assignees who become substituted limited partners are liable for the obligations of the assignor to make contributions to the partnership. However, assignees are not liable for obligations unknown to the assignee at the time the assignee became a limited partner if the liabilities could not be determined from the partnership agreement. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

In addition to an annual review, we assess the impairment of goodwill and/or other intangible assets whenever events or changes in circumstances indicate that the carrying value may be greater than fair value. Factors that could trigger an interim impairment review include, but are not limited to, a significant decline in our stock price, significant underperformance relative to historical or projected future operating results, and significant negative industry or economic trends. If these factors occur, we may have a triggering event, which could result in an impairment of our goodwill and/or other intangible assets. If economic conditions worsen causing deterioration in our operating revenue, operating margins, and cash flows, we may have a triggering event that could result in an impairment of our goodwill and/or other intangible assets. Our cemetery segment, which had a goodwill balance of $24.9 million as of December 31, 2018, is more sensitive to market conditions and goodwill impairments because it is more reliant on preneed sales, which are impacted by customer discretionary spending.

Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting. Internal control over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements and may not prevent or detect misstatements because of its inherent limitations. If we do not maintain effective internal control over financial reporting or implement controls sufficient to provide reasonable assurance with respect to the preparation and fair presentation of our financial statements, we could be unable to file accurate financial reports on a timely basis, and our results of operations, investor confidence, and stock price could be materially adversely affected.

Our inability to timely file the periodic reports we are required to file under the Exchange Act may adversely affect our liquidity, the market for our common units and our business reputation.

We filed our Annual Report on Form 10-K for the year ended December 31, 2017, approximately four months after it was due. We filed our Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 2018, June 30, 2018 and September 30, 2018 approximately nine, six and three months, respectively, after they were due.

As a result of our inability to timely file our periodic reports under the Exchange Act, we will not be eligible to use Form S-3 registration statements until we have timely filed such periodic reports with the SEC for a period of twelve months.

The cumulative effect of these delayed filings may also affect the market for our common units if investors are unwilling to purchase our common units due to these filing deficiencies. The unavailability of Form S-3 registration statements may also impact our ability to raise capital in the public markets. In addition, our inability to timely file our periodic reports and the conclusion that our internal control over financial reporting is ineffective (as discussed in Part II, Item 9A. Controls and Procedures of this Annual Report on Form 10-K) may adversely affect our reputation among investors, securities analysts, customers, regulators, prospective employees and others with whom we interact on a regular basis.

The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and our financial results.

In the ordinary course, our businesses have sold preneed funeral and cemetery contracts for decades. To the extent these contracts will not be funded with the assignment of the proceeds of life insurance policies, depending on applicable state laws, we could be responsible for escheatment of the portion of the funds paid that relate to contracts which we are unlikely to fulfill. The application of unclaimed property laws could have a material adverse effect on our liquidity, cash flows, and financial results.

We have identified material weaknesses in our internal control over financial reporting and determined that our disclosure controls and procedures were not effective which could, if not remediated, result in additional material misstatements in our financial statements and may adversely affect our liquidity, the market for our common units and our business.

Our management is responsible for establishing and maintaining adequate disclosure controls and procedures and internal control over our financial reporting, as defined in Rules 13a- 15(e) and 13a-15(f), respectively, under the Securities Exchange Act of 1934. As disclosed in Part II, Item 9A. Controls and Procedures of this Annual Report on Form 10-K, management identified material weaknesses in our internal control over financial reporting and concluded our disclosure controls and procedures were not effective as of December 31, 2018. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our independent registered public accounting firm also expressed an adverse opinion on the effectiveness of our internal control over financial reporting.

We have commenced our remediation efforts as discussed in Part II, Item 9A. Controls and Procedures of this Annual Report on Form 10-K to address the material weaknesses in internal control over financial reporting and ineffective disclosure controls and procedures, which may include replacing and or enhancing our accounting systems in order to better perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. If accounting systems are not successfully implemented or we encounter other difficulties we might incur significant unexpected expenses in order to perform the Section 404 evaluation and our ability to file timely with the SEC may be adversely impacted. In addition, if our remedial measures are insufficient, or if additional material weaknesses or significant deficiencies in our internal controls occur in the future, we could be required to further restate our financial results, which could materially and adversely affect our business, results of operations and financial condition, restrict our ability to access the capital markets, require us to expend significant resources to correct the weaknesses or deficiencies, harm our reputation or otherwise cause a decline in investor confidence.

We have experienced significant changes in our senior management, which may have adversely affected our operations.

In March 2018, the resignation of Paul Grady as our President and Chief Executive Officer became effective, and he was succeeded by Leo J. Pound, who served as Acting Chief Executive Officer from March 2018 until July 2018. Joseph M. Redling began service as our President and Chief Executive Officer on July 18, 2018. We also have had several other changes in our senior management since January 1, 2018. These changes have led to diversion of time by both our management and our Board of Directors in focusing on recruiting and hiring suitable replacements and assisting in the transition of our new executives, which may have adversely affected our operations and may continue to do so until our new executives have completed their transitions into their new positions.

TAX RISKS TO COMMON UNITHOLDERS

Our tax treatment depends on our status as a partnership for federal income tax purposes as well as us not being subject to a material amount of entity-level taxation by individual states. If the Internal Revenue Service were to treat us as a corporation for federal income tax purposes or we become subject to additional amounts of entity-level taxation for state tax purposes, our cash available for distribution to you and payments on our debt obligations would be substantially reduced.

The anticipated after-tax economic benefit of an investment in our common units depends largely on us being treated as a partnership for federal income tax purposes.

Despite the fact that we are organized as a limited partnership under Delaware law, because our common units are publicly traded, we would be treated as a corporation for U.S. federal income tax purposes unless we satisfy a “qualifying income” requirement as set forth in Section 7704 of the Internal Revenue Code (“Code”). Based upon our current operations, we believe we satisfy the qualifying income requirement. However, no ruling has been or will be requested regarding our treatment as a partnership for U.S. federal income tax purposes. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated and taxed as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which was reduced to 21% as part of the 2017 Act. Distributions to our unitholders would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow through to our unitholders. Because a tax would be imposed upon us as a corporation, our cash available for distribution to our unitholders would be substantially reduced. Our net operating loss position would mitigate this cost. Therefore, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to the unitholders, likely causing a substantial reduction in the value of our common units. Moreover, treatment of us as a corporation could have a material adverse effect on our ability to make payments on our debt obligations.

Additionally, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. We currently own assets and conduct business in the majority of states and Puerto Rico, many of which impose a margin or franchise tax. In the future, we may expand our operations. Imposition of a similar tax on us in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders and payments on our debt obligations. Our partnership agreement provides that if a law is enacted, modified or interpreted in a manner that subject us to taxation as a corporation or otherwise subjects us to entity-level taxation for U.S. federal, state, local, or foreign income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law or interpretation on us.

The tax treatment of publicly traded partnerships or an investment in our units could be subject to potential legislative, judicial or administrative changes or differing interpretations, possibly applied on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial changes or differing interpretations at any time. From time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. Although there is no current legislative proposal, a prior legislative proposal would have eliminated the qualifying income exception to the treatment of all publicly traded partnerships as corporations, upon which we rely for our treatment as a partnership for U.S. federal income tax purposes.

In addition, on January 24, 2017, final regulations regarding which activities give rise to qualifying income within the meaning of Section 7704 of the Code (the “Final Regulations”) were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to be treated as a partnership for U.S. federal income tax purposes.

However, any modification to the U.S. federal income tax laws or to the regulations under Section 7704 of the Code may be applied retroactively and could make it more difficult or impossible for us to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will be enacted. Any similar or future legislation could negatively impact the value of an investment in our common units.

We have subsidiaries that will be treated as corporations for federal income tax purposes and subject to corporate-level income taxes.

Some of our operations are conducted through subsidiaries that are organized as Subchapter C corporations for U.S. federal income tax purposes. Accordingly, these corporate subsidiaries are subject to corporate-level tax, which reduces the cash available for distribution to our partnership and, in turn, to you. If the IRS were to successfully assert that these corporations have more tax liability than we anticipate or legislation was enacted that increased the corporate tax rate, the cash available for distribution could be further reduced.

Audit adjustments to the taxable income of our corporate subsidiaries for prior taxable years may reduce the net operating loss carryforwards of such subsidiaries and thereby increase their tax liabilities for future taxable periods.

Our business was conducted by an affiliated group of corporations during periods prior to the completion of our initial public offering and, since the initial public offering, continues to be conducted in part by corporate subsidiaries. The amount of cash dividends we receive from our corporate subsidiaries over the next several years will depend in part upon the amount of net operating losses available to those subsidiaries to reduce the amount of income subject to federal income tax they would otherwise pay. At December 31, 2018, the Partnership had available approximately $396.6 million and $500.7 million of federal and state net operating loss carryforwards, respectively, a portion of which expires annually. Net operating losses of $1.0 million expired in 2017 and net operating losses of $5.9 million will expire in 2018 if left unused. The amount of net operating losses available to reduce the income tax liability of our corporate subsidiaries in future taxable years could be reduced as a result of audit adjustments with respect to prior taxable years. Notwithstanding any limited indemnification rights we may have, any increase in the tax liabilities of our corporate subsidiaries because of a reduction in net operating losses will reduce our cash available for distribution.

Changes in the ownership of our units may result in annual limitations on our corporate subsidiaries’ ability to use their net operating loss carryforwards, which could increase their tax liabilities and decrease cash available for distribution in future taxable periods.

Our corporate subsidiaries’ ability to use their net operating loss carryforwards may be limited if changes in the ownership of our units causes our corporate subsidiaries to undergo an “ownership change” under applicable provisions of the Internal Revenue Code. In general, an ownership change will occur if the percentage of our units, based on the value of the units, owned by certain unitholders or groups of unitholders increases by more than fifty percentage points during a running three-year period. Recent changes in our ownership may result in an “ownership change.” A future ownership change may result from issuances of our units, sales or other dispositions of our units by certain significant unitholders, certain acquisitions of our units, and issuances, sales or other dispositions or acquisitions of interests in significant unitholders, and we will have little to no control over any such events. To the extent that an annual net operating loss limitation for any one year does restrict the ability of our corporate subsidiaries to use their net operating loss carryforwards, an increase in tax liabilities of our corporate subsidiaries could result, which would reduce the amount of cash available for distribution to you.

If the IRS were to contest the federal income tax positions we take, the market for our common units could be adversely impacted, and the cost of any such contest would reduce our cash available for distribution to our unitholders.

We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes or any other matter affecting us. The IRS may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with some or all of the positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. In addition, the cost of any contest between us and the IRS will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders.

There are limitations on the ability of a unitholder to utilize losses, and the IRS may not agree with the manner in which we allocate income, gain and loss among the unitholders.

There are a series of tax provisions that will, for some taxpayers, either prevent or defer the deduction of any net tax losses allocated to unitholders against other income; each unitholder should consult with its own tax advisor as to the applicability of these loss limitations. Further, under Section 704(b) of the Code, which governs allocations of a partnership, an allocation of income, gain, loss or deduction to a unitholder will not be given effect for federal income tax purposes unless it has “substantial economic effect” or is in accordance with the unitholder’s interest, taking into account all facts and circumstances. These allocation rules are extremely complex. If an allocation of income, gain, loss, deduction or credit is not given effect for federal income tax purposes by the Internal Revenue Service, such items may be reallocated among the unitholders. Such reallocations among the Partners could result in greater taxable income or losses being allocated to the unitholders with no change in cash flow.

If the IRS makes audit adjustments to our income tax returns for tax years beginning after December 31, 2017, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, in which case our cash available for distribution to our unitholders might be substantially reduced.

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. To the extent possible under the new rules, our general partner may elect to either pay the taxes (including any applicable penalties and interest) directly to the IRS or, if we are eligible, issue a revised Schedule K-1 to each unitholder with respect to an unaudited and adjusted return. Although our general partner may elect to have our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, there can be no assurance the election will be practical, permissible or effective in all circumstances. As a result, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own units in us during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders could be substantially reduced. These rules are not applicable for tax years beginning on or prior to December 31, 2017.

Even if unitholders do not receive any cash distributions from us, unitholders will be required to pay taxes on their share of taxable income including their share of income from the cancellation of debt.

Unitholders are required to pay federal income taxes and, in some cases, state and local income taxes on unitholders’ share of our taxable income, whether or not they receive cash distributions from us. Unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax due from them with respect to that income.

In response to current market conditions, we may engage in transactions to delever the Partnership and manage our liquidity that may result in income and gain to our unitholders without a corresponding cash distribution. For example, if we sell assets and use the proceeds to repay existing debt or fund capital expenditures, you may be allocated taxable income and gain resulting from the sale without receiving a cash distribution. Further, taking advantage of opportunities to reduce our existing debt, such as debt exchanges, debt repurchases or modifications of our existing debt, could result in “cancellation of indebtedness income” (also referred to as (“COD income”) being allocated to our unitholders as taxable income. Unitholders may be allocated COD income, and income tax liabilities arising therefrom may exceed cash distributions. The ultimate effect of any such allocations will depend on each unitholder’s individual tax position with respect to its units. Unitholders are encouraged to consult their tax advisors with respect to the consequences to them of COD income.

Tax gain or loss on the disposition of our common units could be more or less than unitholders expect.

If a unitholder sells common units, the unitholder will recognize gain or loss equal to the difference between the amount realized and that unitholder’s tax basis in those common units. Because distributions in excess of unitholders’ allocable share of our net taxable income decrease their tax basis in their common units, the amount, if any, of such prior excess distributions with respect to the units unitholders sell will, in effect, become taxable income to our unitholders if they sell such units at a price greater than their adjusted tax basis in those units, even if the price they receive is less than their original cost. In addition, because the amount realized includes a unitholder’s share of our nonrecourse liabilities, if they sell their units, unitholders may incur a tax liability in excess of the amount of cash they receive from the sale.

A substantial portion of the amount realized from the sale of your common units, whether or not representing gain, may be taxed as ordinary income to you due to potential recapture items, including depreciation recapture and other items. Thus, you may recognize both ordinary income and capital loss from the sale of your units if the amount realized on a sale of your units is less than your adjusted basis in the units. Net capital loss may only offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year. In the taxable period in which you sell your units, you may recognize ordinary income from our allocations of income and gain to you prior to the sale and from recapture items that generally cannot be offset by any capital loss recognized upon the sale of units.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

Investments in common units by tax-exempt entities, such as employee benefit plans and individual retirement accounts (or “IRAs”), and non-U.S. persons raise issues unique to them. For example, virtually all of our income allocated to unitholders that are exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to non-U.S. persons are subject to withholding taxes imposed at the highest effective tax rate applicable to such non-U.S. persons, and each non-U.S. person will be required to file U.S. federal tax returns and pay tax on its share of our taxable income. Any tax-exempt entity or non-U.S. person should consult its tax advisor before investing in our common units.

We treat each purchaser of our common units as having the same tax benefits without regard to the common units actually purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

Because we cannot match transferors and transferees of common units, we have adopted depreciation and amortization positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our unitholders. It also could affect the timing of these tax benefits or the amount of gain from any sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to a unitholder’s tax returns.

We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.

We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month (the “Allocation Date”), instead of on the basis of the date a particular unit is transferred. Similarly, we generally allocated certain deductions for depreciation of capital additions, gain or loss realized on a sale or other disposition of our assets and, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction based upon ownership on the Allocation Date. Treasury Regulations allow a similar monthly simplifying convention, but the regulations do not specifically authorize all aspects of our proration method. If the IRS were to challenge our proration method, we could be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

A unitholder whose units are the subject of a securities loan (e.g., a loan to a “short seller” to cover a short sale of units) may be considered to have disposed of those units. If so, the unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition.

Because there are no specific rules governing the U.S. federal income tax consequence of loaning a partnership interest, a unitholder whose units are the subject of a securities loan may be considered as having disposed of the loaned units. In that case, the unitholder may no longer be treated for tax purposes as a partner with respect to those units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan, any of our income, gain, loss or deduction with respect to those units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a securities loan are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units.

We have adopted certain valuation methodologies in determining a unitholder’s allocations of income, gain, loss and deduction. The IRS may challenge these methodologies or the resulting allocations, which could adversely affect the value of our common units.

In determining the items of income, gain, loss and deduction allocable to our unitholders, we must routinely determine the fair market value of our assets. Although we may, from time to time, consult with professional appraisers regarding valuation matters, we make many fair market value estimates using a methodology based on the market value of our common units as a means to measure the fair market value of our assets. The IRS may challenge these valuation methods and the resulting allocations of income, gain, loss and deduction.

A successful IRS challenge to these methods or allocations could adversely affect the timing or amount of taxable income or loss being allocated to our unitholders. It also could affect the amount of gain from our unitholders’ sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to our unitholders’ tax returns without the benefit of additional deductions.

The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for federal income tax purposes.

We will be considered to have terminated as a partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our termination would, among other things, result in the closing of our taxable year for all unitholders which would result in us filing two tax returns for one calendar year and could result in a significant deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a calendar year, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in taxable income for the unitholder’s taxable year that includes our termination. Our termination would not affect our classification as a partnership for federal income tax purposes, but it would result in us being treated as a new partnership for tax purposes. If we were treated as a new partnership, we would be required to make new tax elections and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests and the IRS grants special relief, among other things, the partnership may be permitted to provide only a single Schedule K-1 to unitholders for the two short tax periods included in the year in which the termination occurs. This provision was eliminated starting in 2018 as a result of the new tax reform legislation.

Our unitholders will likely be subject to state and local taxes and income tax return filing requirements in jurisdictions where they do not live as a result of investing in our common units.

In addition to U.S. federal income taxes, our unitholders will likely be subject to other taxes, including foreign, state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we conduct business or own property, even if our unitholders do not live in any of those jurisdictions. Our unitholders will likely be required to file foreign, state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, our unitholders may be subject to penalties for failure to comply with those requirements.

Currently, we own assets or conduct business in the majority of states and in Puerto Rico. Most of these various jurisdictions currently impose, or may in the future impose, an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own assets or do business in additional states that impose a personal income tax. It is your responsibility to file all United States federal, state and local tax returns.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 2.	PROPERTIES

CEMETERIES AND FUNERAL HOMES

The following table summarizes the distribution of our cemetery and funeral home properties by state as of December 31, 2018 as well as the average estimated remaining sales life in years for our cemeteries based upon the number of interment spaces sold during the most recent three years:

	Cemeteries	Funeral Homes	Cemetery Net Acres	Average Estimated Net Sales Life in Years	Number of Interment Spaces Sold in 2018
Alabama	9	6	305	188	744
California	7	7	271	69	1,177
Colorado	2	—	12	437	52
Delaware	1	—	12	169	16
Florida	9	27	278	90	890
Georgia	7	—	135	149	375
Illinois	11	2	438	56	4,320
Indiana	11	5	1,013	213	1,222
Iowa	1	—	89	392	117
Kansas	3	2	84	175	315
Kentucky	2	—	59	95	108
Maryland	10	1	716	171	665
Michigan	13	—	818	272	1,268
Mississippi	2	1	44	415	32
Missouri	6	3	277	289	507
New Jersey	6	—	341	55	817
North Carolina	19	2	619	165	1,452
Ohio	14	2	953	238	1,532
Oregon	7	10	162	245	429
Pennsylvania	68	8	5,319	355	6,049
Puerto Rico	7	4	209	115	472
Rhode Island	2	—	70	201	26
South Carolina	8	1	395	287	300
Tennessee	11	5	657	178	1,055
Virginia	34	2	1,183	217	2,001
Washington	3	—	33	58	178
West Virginia	33	2	1,404	487	745
Wisconsin	16	—	533	201	1,675

Total	322	90	16,429	223	28,539

We calculated estimated remaining sales life for each of our cemeteries by dividing the number of unsold interment spaces as of December 31, 2018 by the average number of interment spaces sold at that cemetery in the three most recent fiscal years. For purposes of estimating remaining sales life, we defined unsold interment spaces as unsold burial lots and unsold spaces in existing mausoleum crypts as of December 31, 2018. We defined interment spaces sold in the three most recent fiscal years as:

•	the number of burial lots sold, net of cancellations, over such period;

•	the number of spaces sold over such period in existing mausoleum crypts, net of cancellations; and

•	the number of spaces sold over such period in mausoleum crypts that we have not yet built, net of cancellations.

We count the sale of a double-depth burial lot as the sale of two interment spaces since a double-depth burial lot includes two interment rights. For the same reason we count an unsold double-depth burial lot as two unsold interment spaces. Because our sales of cremation niches were immaterial, we did not include cremation niches in the calculation of estimated remaining sales life. When calculating estimated remaining sales life, we did not take into account any future cemetery expansion. In addition, sales of an unusually high or low number of interment spaces in a particular year affect our calculation of estimated remaining sales life. Future sales may differ from previous years’ sales, and actual remaining sales life may differ from our estimates. We calculated the average estimated remaining sales life by aggregating unsold interment spaces and interment spaces sold on a state-by-state or company-wide basis. Based on the average number of interment spaces sold in the last three fiscal years, we estimate that our cemeteries have an aggregate average remaining sales life of 223 years.

The following table shows the cemetery properties that we owned or operated as of December 31, 2018, grouped by estimated remaining sales life:

	0 - 25 years	26 - 49 years	50 - 100 years	101 - 150 years	151 - 200 years	Over 200 years
Alabama	—	—	2	3	1	3
California	2	1	3	—	—	1
Colorado	—	—	1	—	—	1
Delaware	—	—	—	—	1	—
Florida	1	1	5	—	1	1
Georgia	1	—	2	1	1	2
Illinois	2	2	2	1	1	3
Indiana	—	—	1	3	2	5
Iowa	—	—	—	—	—	1
Kansas	—	—	2	—	—	1
Kentucky	1	—	—	—	1	—
Maryland	2	—	—	3	1	4
Michigan	—	—	2	3	4	4
Mississippi	—	—	—	—	—	2
Missouri	—	—	—	3	—	3
New Jersey	2	1	2	1	—	—
North Carolina	—	3	1	2	1	12
Ohio	—	—	2	3	1	8
Oregon	—	—	1	1	—	5
Pennsylvania	9	3	4	5	3	44
Puerto Rico	—	—	2	1	2	2
Rhode Island	—	—	1	—	—	1
South Carolina	—	—	2	1	—	5
Tennessee	—	—	2	2	—	7
Virginia	3	1	2	6	1	21
Washington	—	—	2	—	1	—
West Virginia	5	—	3	3	2	20
Wisconsin	1	—	2	1	2	10

Total	29	12	46	43	26	166

We believe that we have either satisfactory title to or valid rights to use all of our cemetery properties. The 31 cemetery properties that we manage or operate under long-term lease, operating or management agreements have nonprofit owners. We believe that these cemeteries have either satisfactory title to or valid rights to use these cemetery properties and that we have valid rights to use these properties under the long-term agreements. Although title to the cemetery properties is subject to encumbrances such as liens for taxes, encumbrances securing payment obligations, easements, restrictions and immaterial encumbrances, we do not believe that any of these burdens should materially detract from the value of these properties or from our interest in these properties, nor should these burdens materially interfere with the use of our cemetery properties in the operation of our business as described above. Many of our cemetery properties are located in zoned regions, and we believe that cemetery use is permitted for those cemeteries: (1) as expressly permitted under applicable zoning ordinances; (2) through a special exception to applicable zoning designations; or (3) as an existing non-conforming use.

OTHER

Our home office is located in a 57,000 square foot leased space in Trevose, Pennsylvania, with a lease that expires in 2028, with certain contractual renewal options. We are also tenants under various leases covering office spaces other than our corporate headquarters.

ITEM 3.	LEGAL PROCEEDINGS

For information regarding our significant pending administrative and judicial proceedings involving regulatory, operating, transactional, environmental, and other matters, see Item 8. Financial Statements and Supplementary Data—Notes to the Consolidated Financial Statements—Note 13, Contingencies and Commitments.

We and certain of our subsidiaries are parties to legal proceedings that have arisen in the ordinary course of business. We do not expect such matters to have a material adverse effect on our consolidated financial position, results of operations or cash flows. We carry insurance with coverage and coverage limits that we believe to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect us against such contingencies, we believe that our insurance protection is reasonable in view of the nature and scope of our operations.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR THE REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

MARKET INFORMATION

Our common units are listed on the New York Stock Exchange (“NYSE”) under the symbol “STON”. As of March 15, 2019, there were approximately eighteen thousand beneficial unitholders, forty-three unitholders of record and 38,223,861 common units outstanding, representing an approximately 99% limited partner interest in us.

ITEM 6.	SELECTED FINANCIAL DATA

As a smaller reporting company, we have elected not to provide the disclosure under this item.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion and analysis presented below provides information to assist in understanding our financial condition and results of operations and should be read in conjunction with the Partnership’s consolidated financial statements included in Part II, Item 8. Financial Statements and Supplementary Data.

Certain statements contained in this Annual Report on Form 10-K, including, but not limited to, information regarding our operating activities, the plans and objectives of our management, and assumptions regarding our future performance and plans are forward-looking statements. When used in this Annual Report on Form 10-K, the words “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this Annual Report on Form 10-K. We believe the assumptions underlying the consolidated financial statements are reasonable.

Our major risks are related to our substantial secured and unsecured indebtedness, our ability to refinance our secured indebtedness in the near term, uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact our ability to meet our financial projections and service our debt, as well as with our ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

Our additional risks and uncertainties include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; uncertainty of our ability to generate sufficient cash to service all of our indebtedness; the decline in the fair value of certain equity and debt securities held in trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in religious beliefs, changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; our ability to negotiate bonding arrangements with third-party insurance companies; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

Our risks and uncertainties are more particularly described in Part I, Item 1A. Risk Factors of this Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements included in this Annual Report on Form 10-K, which speak only as of the date the statements were made. Except as required by applicable laws, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

BUSINESS OVERVIEW

We are a publicly-traded Delaware master-limited partnership (“MLP”) and provider of funeral and cemetery products and services in the death care industry in the United States. As of December 31, 2018, we operated 322 cemeteries in 27 states and Puerto Rico, of which 291 were owned and 31 were operated under lease, management or operating agreements. We also owned, operated or managed 90 funeral homes in 17 states and Puerto Rico. We are proposing to convert to a “C” Corporation, which if, approved, will be effective during 2019. See Part 1, Item 1. Financial Statements, Note 1 General, to the consolidated financial statements for further information related to the Merger and Reorganization Agreement.

Our revenue is derived from Cemetery Operations and Funeral Home Operations. Our Cemetery Operation segment principally generates revenue from sales of interment rights, cemetery merchandise, which includes markers, bases, vaults, caskets, cremation niches and services including opening and closing (“O&C”), cremation services and fees for the installation of cemetery merchandise. Our Funeral Home Operations segment principally generates revenue from sales of funeral home merchandise, which includes caskets and other funeral related items and service revenues, including services such as family consultation, the removal of and preparation of remains and the use of funeral home facilities for visitation and prayer services. These sales occur both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our funeral home operations also include revenues related to the sale of term and whole life insurance on an agency basis, in which we earn a commission from the sales of these policies.

The pre-need sales enhance our financial position by providing a backlog of future revenue from both trust and insurance-funded pre-need funeral and cemetery sales. We believe pre-need sales add to the stability and predictability of our revenues and cash flows. Pre-need sales are typically sold on an installment plan. While revenue on the majority of pre-need funeral sales is deferred until the time of need, sales of pre-need cemetery property interment rights provide opportunities for full current revenue recognition when the property is available for use by the customer.

We also earn investment income on certain payments received from the customer on pre-need contracts, which are required by law to be deposited into the merchandise and service trusts. Amounts are withdrawn from the merchandise and service trusts when the Partnership fulfills the performance obligations. Earnings on these trust funds, which are specifically identifiable for each performance obligation, are also included in the total transaction price. For sales of interment rights, a portion of the cash proceeds received are required to be deposited into a perpetual care trust. While the principal balance of the perpetual care trust must remain in the trust in perpetuity, we recognize investment income on such assets as revenue, excluding realized gains and losses from the sale of trust assets. Pre-need contracts are subject to financing arrangements on an installment basis, with a contractual term not to exceed 60 months. Interest income is recognized utilizing the effective interest method. For those contracts that do not bear a market rate of interest, the Partnership imputes such interest based upon the prime rate at the time of origination plus 150 basis points in order to segregate the principal and interest components of the total contract value.

Our revenue depends upon the demand for funeral and cemetery services and merchandise, which can be influenced by a variety of factors, some of which are beyond our control including: demographic trends including population growth, average age, death rates and number of deaths. Our operating results and cash flows could also be influenced by our ability to remain relevant to the customer. We provide a variety of unique product and service offerings to meet the needs of our customer’s families. The mix of services could influence operating results, as it influences the average revenue per contract. Expense management including controlling salaries, merchandise costs, corporate overhead and other expense categories could also impact operating results and cash flows. Lastly, economic conditions, legislative and regulatory changes, and tax law changes, all of which are beyond our control could impact our operating results including cash flow.

For further discussion of our key operating metrics, see our Results of Operations and Liquidity and Capital Resources sections below.

RECENT EVENTS

The following key events and transactions occurred during 2018 and through the date of issuance of the attached financial statements as discussed in further detail in Results of Operations sections of Management’s Discussion and Analysis:

•	Joseph M. Redling became our President and Chief Executive Officer on July 18, 2018.

•

Patricia D. Wellenbach and Stephen J. Negrotti were appointed to the Board of Directors in April 2018, following the expiration of the terms of Allen Freedman and Howard Carver as members of the Board of Directors.

•	On September 27, 2018, the Partnership entered into a Merger and Reorganization Agreement, pursuant to which, the GP will convert from a Delaware Limited Liability Company into a Delaware Corporation

•

During 2018, the Board of Directors of our general partner appointed Stephen J. Negrotti and Patricia D. Wellenbach to serve on the Conflicts Committee for purposes of evaluating the propose conversion transaction and the agreements related thereto. The Conflicts Committee, which is authorized to exercise all of the power and authority of the Board of Directors in connection with investigating, reviewing and acting on matters referred or disclosed to it where a conflict of interest exists or arises and performing such other functions as the board may assign to the Conflicts Committee from time to time.

•

During the fourth quarter 2018, the Partnership approved certain strategic, operational and organizational steps for the Partnership to take to refocus its operations and enhance shareholder value. These actions were the result of a comprehensive assessment of the Partnership’s strengths and challenges, our cost structure and execution capabilities, and our most promising opportunities to drive future cash flow and earnings growth. The cost reduction initiatives include a reduction in headcount of approximately 45 corporate positions of our workforce, a streamlining of general and administrative expenses, optimizing spend and refocusing field operations.

•

On February 4, 2019, we amended and restated our existing Credit Agreement, which had been previously amended in June and July 2018, to modify its covenants to provide us with greater financial and operating flexibility.

•

On February 4, 2019, as part of the recent amendment to our credit facility, we have added a “last out” senior secured credit facility with Axar Capital Management, a related party, for up to $35.0 million. The proceeds of the facility will be used to finance the working capital needs and for other general corporate purposes to drive improvements in sales. We borrowed $15.0 million under this facility on February 4, 2019, and any borrowings resulting in the outstanding balance of this last-out facility exceeding $25.0 million were subject to receipt of a fairness opinion with respect to the last-out facility, which we have now obtained.

GENERAL TRENDS AND OUTLOOK

We expect our business to be affected by key trends in the death care industry, based upon assumptions made by us and information currently available. Death care industry factors affecting our financial position and results of operations include, but are not limited to, demographic trends in terms of population growth, average age and cremation trends. In addition, we are subject to fluctuations in the fair value of equity and fixed-maturity debt securities held in our trusts. These values can be negatively impacted by contractions in the credit market and overall downturns in economic activity. Our ability to make payments on our debt depends on our success at managing operations with respect to these industry trends. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our actual results may vary materially from our expected results.

Due to enhanced inventory control procedures implemented in late 2018, we recorded inventory impairment charges related to damaged and excess inventory and to certain excess inventory allocated to pre-need customers that had been damaged due to weather related deterioration or had otherwise been deemed impractical for use by management. These impairments resulted in an increase of $3.4 million to cost of goods sold and $8.9 million charge included in other losses for the year ended December 31, 2018. During 2017, we analyzed our contract cancellations on a consolidated basis. Based on accounts receivable collection and contract cancellation analyses performed at the individual cemetery and funeral home level we had a change in estimate regarding our allowance for contract cancellations as of December 31, 2017, which resulted in an increase of $6.5 million in total revenues for the year ended December 31, 2017.

We operate certain cemetery and funeral home properties in Florida and Puerto Rico, which were affected by hurricanes during September 2017. We incurred property damages of $0.8 million for the year ended December 31, 2017 before considering any insurance recoveries which we may be entitled to receive. During 2018, we received insurance proceeds to offset most of the losses incurred.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act makes broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property, changing the lives of post-2017 net operating loss carryovers and imposing limitations on deductibility of certain executive compensation.

RESULTS OF OPERATIONS

We have two distinct reportable segments, Cemetery Operations and Funeral Home Operations, which are supported by corporate costs and expenses. Additional information about our reportable segments are contained in Item. 1. Business and Item 8. Financial Statements and Supplementary Data - Note 18 Segment Information

Cemetery Operations

Overview

We are currently the second largest owner and operator of cemeteries in the United States of America. As of December 31, 2018 we operated 322 cemeteries in 27 states and Puerto Rico. We own 291 of these cemeteries and we manage or operate the remaining 31 under lease, operating or management agreements. Revenues from Cemetery Operations accounted for approximately 83% of our total revenues during the year ended December 31, 2018.

Operating Results

The following table presents operating results for our Cemetery Operations for the respective reporting periods (in thousands):

	Years Ended December 31,
	2018 As reported under FASB ASC 606	2017 As reported under FASB ASC 605
Interments	$76,902	$75,077
Merchandise	75,412	75,602
Services	67,278	70,704
Interest income	8,995	8,261
Investment and other	33,348	47,052

Total revenues	261,935	276,696
Cost of goods sold	54,647	51,899
Cemetery expense	78,708	76,857
Selling expense	62,538	66,083
General and administrative expense	43,081	39,111
Depreciation and amortization	8,037	8,909

Total costs and expenses	247,011	242,859

Segment income	$14,924	$33,837

The following table presents supplemental operating data for the periods presented (in thousands):

	Years Ended December 31,
SUPPLEMENTAL DATA:	2018	2017
Interments performed	54,773	54,109
Net interment rights sold (1)
Lots	27,044	28,235
Mausoleum crypts (including pre-construction)	1,334	1,926
Niches	1,685	1,857

Total net interment rights sold (1)	30,063	32,018

Number of pre-need cemetery contracts written	39,989	44,894
Number of at-need cemetery contracts written	57,664	59,387

Number of cemetery contracts written	97,653	104,281

(1)	Net of cancellations. Sales of double-depth burial lots are counted as two sales.

Cemetery interments revenues were $76.9 million for the year ended December 31, 2018, an increase of $1.8 million from $75.1 million for the year ended December 31, 2017. The increase was primarily due to the adoption of ASC 606 of $7.8 million. Partially offsetting this increase was a decrease due to increases in discounts and promotions of $2.8 million, a decline in pre-need crypt revenues of $1.9 million, a return to a normal level of cancellations of $0.9 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period and a net decrease in revenue from various other products totaling $0.4 million.

Cemetery merchandise revenues were $75.4 million for the year ended December 31, 2018, a decrease of $0.2 million from $75.6 million for the year ended December 31, 2017. The decrease was primarily due to a decline in pre-installation of vaults of $4.9 million, a decline in contracts serviced that were acquired through acquisitions in prior years of $4.3 million, an increase in discounts and promotions of $3.7 million and a return to a normal level of cancellations of $1.1 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period. Partially offsetting these decreases were an increase in pre-need markers serviced of $5.9 million, the adoption of ASC 606 of $5.8 million, an increase in at-need marker sales of $1.2 million and a net increase in revenue from various other products totaling $0.9 million. The declines in contracts serviced that were acquired through acquisitions and pre-installation of vaults for the current period were primarily due to a return to a normal level of recognition of sales compared to the prior year. The recognition of sales in the prior year was higher than normal due to constructive delivery of a large back-log of pre-need merchandise that became available to be serviced in that period.

Cemetery services revenues were $67.3 million for the year ended December 31, 2018, a decrease of $3.4 million from $70.7 million for the year ended December 31, 2017. The decrease was primarily due to a decrease of $4.3 million in pre-need opening and closing service revenues largely related to the decrease in pre-need vault installations, a decrease in at-need opening and closing revenues of $2.2 million, the adoption of ASC 606 of $1.4 million, and a return to a normal level of cancellations of $0.7 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period. Partially offsetting these decreases were an increase in revenue due to decreases in discounts and promotions of $3.8 million and a net increase in revenues from various other products totaling $1.4 million.

Interest income was $9.0 million for the year ended December 31, 2018, an increase of $0.7 million from $8.3 million for the year ended December 31, 2017. The increase was due to an increase in payments and a corresponding acceleration of interest received.

Investment and other income was $33.3 million for the year ended December 31, 2018, a decrease of $13.7 million from $47.1 million for the year ended December 31, 2017. The decrease was primarily due the adoption of ASC 606, which resulted in a reduction of document fees of $11.4 million. Under ASC 606, document fees are no longer considered a separate performance obligation and the associated revenues are allocated pro rata to the other performance obligations on the associated contracts. This was combined with a decrease in document fees of $1.3 million related to the decline in sales, a decrease in land sales of $0.8 million, and a net decrease of $0.2 million in various other sources of investment and other income.

Cost of goods sold was $54.6 million for the years ended December 31, 2018, an increase of $$2.7 million from $51.9 million for the year ended December 31, 2017. The increase was primarily the result of vault inventory adjustments and impairments, increases in the cost of merchandise associated with older contracts that were acquired through acquisitions and a return to a normal level of cancellations as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period. The adoption of ASC 606 was a decrease of $1.3 million.

Cemetery expenses were $78.7 million for the year ended December 31, 2018, an increase of $1.9 million from $76.9 million for the year ended December 31, 2017. The increase was primarily due to increases in real estate taxes of $1.8 million as a result of reassessment of certain properties under management, coupled with a $0.1 million increase in landscaping.

Selling expenses were $62.5 million for the year ended December 31, 2018, a decrease of $3.5 million from $66.1 million for the year ended December 31, 2017. The decrease was due to a reduction in compensation to sales personnel of $2.2 million primarily resulting from the decline in sales, a reduction in advertising and marketing expenses of $1.9 million, a reduction in travel and entertainment of $0.6 million, and a net decrease in various other expenses totaling $0.6 million. Partially offsetting these decreases was the adoption of ASC 606 of $1.8 million.

General and administrative expenses were $43.1 million for the year ended December 31, 2018, an increase of $4.0 million from $39.1 million for the year ended December 31, 2017. The increase was primarily due to increases in payroll of $2.1 million associated with the implementation of a general manager operating model, legal fees of $0.9 million, bad debt of $0.4 million, and various other expenses of $0.6 million, primarily surety bonds and insurance expense.

Depreciation and amortization expenses were $8.0 million for the year ended December 31, 2018, a decrease of $0.9 million from $8.9 million for the year ended December 31, 2017. The decrease was due to normal depreciation and amortization of the associated asset base.

Funeral Home Operations

Overview

As of December 31, 2018, we owned, operated or managed 90 funeral homes. These properties are located in 17 states and Puerto Rico. Revenues from Funeral Home Operations accounted for approximately 17% of our total revenues during the year ended December 31, 2018.

Operating Results

The following table presents operating results for our Funeral Home Operations for the respective reporting periods (in thousands):

	Years Ended December 31,
	2018 As reported under FASB ASC 606	2017 As reported under FASB ASC 605
Merchandise	$25,652	$27,767
Services	28,539	33,764

Total revenues	54,191	61,531
Merchandise	6,579	7,131
Services	22,159	22,929
Depreciation and amortization	2,744	3,080
Other	15,787	19,743

Total expenses	47,269	52,883

Segment income	$6,922	$8,648

Funeral home merchandise revenues were $25.7 million for the year ended December 31, 2018, a decrease of $2.1 million from $27.8 million for the year ended December 31, 2017. The decrease was primarily due to the impact of properties divested in the current year of $0.9 million, a return to a normal level of cancellations of $0.6 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period, a decrease in traditional casket sales of $0.5 million and a net decrease of $0.1 million in revenues from various other products.

Funeral home services revenues were $28.5 million for the year ended December 31, 2018, a decrease of $5.2 million from $33.8 million for the year ended December 31, 2017. The decrease was primarily due to a decrease in insurance commission revenues of $2.1 million resulting from selling fewer insurance contracts. This decrease was combined with the impact of properties divested in the current year of $0.9 million, a decrease in service revenues of $0.9 million primarily associated with cremation services, a return to a normal level of cancellations of $0.6 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period, the adoption of ASC 606 of $0.5 million and a net decrease of $0.2 million in revenues from various other services.

Funeral home expenses were $47.3 million for the year ended December 31, 2018, a decrease of $5.6 million from $52.9 million for the year ended December 31, 2017. The decrease was primarily due to savings of $2.9 million from elimination of the insurance sales group, the impact of properties divested in the current year of $1.5 million, a reduction in advertising and marketing of $0.4 million, a decrease in merchandise costs of $0.3 million associated with the decrease in revenues and a net decrease of $0.5 million in various other expenses.

Corporate Overhead

Corporate overhead expense was $53.3 million for the year ended December 31, 2018, an increase of $1.3 million from $52.0 million for the year ended December 31, 2017. The increase was primarily due to increases in consulting fees of $1.6 million primarily due to increased costs as a result of changes in senior management and legal fees related to the potential conversion to a C-Corp, stock compensation of $1.5 million and salaries and wages of $1.2 million and a net increase of $0.5 million in various other expenses. These increases were partially offset by a $3.5 million decrease in professional fees resulting from the completion of a review of our deferred contracts in the prior year.

Corporate Depreciation and Amortization

Depreciation and amortization expense was $1.0 million for the year ended December 31, 2018, a decrease of 0.2 million from $1.2 million for the year ended December 31, 2017. The decrease was primarily due to normal depreciation and amortization of the associated asset base.

Gains and Losses

Other losses, net for the year ended December 31, 2018 were $11.5 million, an increase of $6.7 million from $2.0 million for the year ended December 31, 2017. During 2018, the Partnership recorded an impairment charge relating to damaged and excess inventory and other long-lived assets. See Item 8, Note 3 for additional information.

For the year ended December 31, 2017, we incurred a net $0.9 million gain from the sales of certain cemetery and funeral home-related assets and businesses. For the year ended December 31, 2017, we recorded a loss on goodwill impairment of $45.6 million related to our Funeral Home Operations reporting unit.

Interest Expense

Interest expense was $30.6 million for the year ended December 31, 2018, an increase of $3.3 million from $27.3 million for the year ended December 31, 2017. The increase was principally due to a write-off of deferred financing costs associated with amending our debt agreement in the second quarter of 2018 combined with a higher weighted average interest rate and higher weighted average line of credit balance outstanding for the current year compared to the prior year.

Income Tax Benefit

Income tax benefit was $1.8 million for the year ended December 31, 2018 compared to $9.6 million for the year ended December 31, 2017. The benefit for the year ended December 31, 2018 was driven by changes in the Tax Act which allowed the Company to reduce its future long life deferred tax liabilities by post 2017 federal net operating loss carryovers. The benefit for the year ended December 31, 2017 was primarily driven by $11.6 million benefit as a result of the Tax Act, including a $6.5 million benefit due to the change in the federal tax rate and effective state rates and a $5.1 million benefit based on creation of long-lived assets due to the goodwill impairment recorded in the same period, which will create future unlimited-life carryovers. Our effective tax rate differs from our statutory tax rate primarily because our legal entity structure includes different tax filing entities, including partnerships with significant income that are not subject to entity level income taxes.

LIQUIDITY AND CAPITAL RESOURCES

General

Our primary sources of liquidity are cash generated from operations and borrowings under our revolving credit facility. As an MLP, our primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of our operating strategy, we expect to fund:

•	working capital deficits through cash generated from operations, additional borrowings and sales of underperforming properties;

•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations, additional borrowings or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution relates (see “Critical Accounting Policies and Estimates” regarding revenue recognition), which will reduce the amount of additional borrowings; and

•

any cash distributions we are permitted and determine to pay in accordance with our partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While the Partnership relies heavily on its cash flows from operating activities and borrowings under its credit facility to execute its operational strategy and meet its financial commitments and other short-term financial needs, the Partnership cannot be certain that sufficient capital will be generated through operations or available to the Partnership to the extent required and on acceptable terms. Moreover, although the Partnership’s cash flows from operating activities have been positive, the Partnership has experienced negative financial trends which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

the Partnership has continued to incur net losses for the years ended December 31, 2018 and 2017 and has an accumulated deficit as of December 31, 2018, due to an increased competitive environment, an increase in professional fees and compliance costs and an increase in consulting fees associated with the Partnership’s adoption and implementation of the Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers incurred in the year ended December 31, 2018 and 2017;

•

a decline in billings coupled with the increase in professional, compliance and consulting expenses, tightened the Partnership’s liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated the Partnership’s ability to pay distributions;

•

our failure to comply with certain covenants of our Credit Agreement (as defined below), as amended due to our inability to complete timely filings of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, exceeding the maximum consolidated leverage ratio financial covenant for the periods ended December 31, 2017 and March 31, 2018, exceeding the maximum consolidated secured net leverage ratio financial covenant for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018 and not being able to achieve the minimum consolidated fixed charge coverage ratio for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018. As disclosed in the credit facility subsection in Part II, Item 8. Financial Statements and Supplementary Data Note 1 General and Note 10 Long-Term Debt, these failures constituted defaults that our lenders have waived; and

•

the provision for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

During 2018 and to date in 2019, the Partnership has implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period, which includes the January 2019 Restructuring actions as further discussed in Note 17 Subsequent Events;

•	the Partnership engaged a financial advisor to advise the Partnership in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility including debt and equity financing vehicles, however, at this time the Partnership has no commitments to obtain any additional funds, and there can be no such assurance such funds will be available on acceptable terms or at all.

•	complete sales of certain assets and/or businesses to provide supplemental liquidity; and

•

for the reasons disclosed above, the Partnership was not in compliance with certain of its amended credit facility covenants as of December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. These failures constituted defaults that the lenders agreed to waive pursuant to the Sixth Amendment and Waiver, the Seventh Amendment and Waiver and the Eighth Amendment and Waiver to the Partnership’s credit facility on June 12, 2018, July 13, 2018 and February 4, 2019, respectively, as disclosed in the credit facility subsection in Note 10 Long-Term Debt and in Note 19 Subsequent Events. Moreover, based on the Partnership’s forecasted operating performance, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, the Partnership does not believe it is probable that the Partnership will further breach the covenants under its amended credit facility for the next twelve-month period. However, there is no certainty that the Partnership’s actual operating performance and cash flows will not be substantially different from forecasted results, and no certainty the Partnership will not need further amendments to its credit facility in the future. Factors that could impact the significant assumptions used by the Partnership in assessing its ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

•	being unable to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If the Partnership’s planned and implemented actions are not completed and cash savings realized and the Partnership fails to improve its operating performance and cash flows, or the Partnership is not able to comply with the covenants under its amended credit facility, the Partnership may be forced to limit its business activities, implement further modifications to its operations, further amend its credit facility and/or seek other sources of capital, and the Partnership may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact the Partnership’s access to inventory or services that are important to the operation of the Partnership’s business. Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Partnership’s revolving credit facility prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on the Partnership’s results of operations and financial condition. The ability of the Partnership to meets its obligations at December 31, 2018, and to continue as a going concern is dependent upon achieving the action plans noted above. The consolidated financial statements for the year ended December 31, 2018 were prepared on the basis of a going concern which contemplates that the Partnership will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should the Partnership be required to liquidate its assets. The ability of the Partnership to meet its obligations at December 31, 2018, and to continue as a going concern is dependent upon the availability of a refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility, continued ability to manage expenses and increase sales. As such, the consolidated financial statements included in this Annual Report on Form 10-K do not include any adjustments that might result from the outcome of these uncertainties.

Cash Flows

Net cash provided by operating activities was $26.5 million during the year ended December 31, 2018, an increase of $11.5 million from $15.0 million during the year ended December 31, 2017. The $11.5 million favorable movement in net cash provided by operating activities resulted from $44.1 million net cash inflow to fund changes in working capital and a $32.7 million decrease in net income excluding non-cash items. The increase in net working capital was primarily the result of managing our working capital through an increased focus on collection of accounts receivable. The decrease in net income excluding non-cash items was due to a decrease in revenues coupled with increased general and administrative expense due to increased consulting and professional fees resulting from the potential C-Corp conversion and due to various changes in our senior management.

Net cash used in investing activities was $12.6 million during the year ended December 31, 2018, an increase of $3.6 million from $8.9 million during the year ended December 31, 2017. Net cash used in investing activities during 2018 consisted of $12.2 million for capital expenditures and $1.7 million, partially offset by proceeds from asset sales of $1.3 million, respectively. The increase was primarily attributable to a $1.4 million increase capital expenditures during 2018 due to the construction of a funeral home on an existing cemetery location, $1.7 million cash paid for acquisitions during 2018, compared to $1.2 million in proceeds from divestitures in 2017, partially offset by a $0.6 million increase in proceeds from asset sales.

Net cash used in financing activities was $2.6 million for the year ended December 31, 2018, an increase of $9.2 million from $11.8 million used for the year ended December 31, 2017. Net cash used in financing activities during 2018 was driven by financing costs incurred of $4.0 million, partially offset by proceeds from long-term debt of $1.4 million. The increase in 2018 was due to $24.5 million in distributions in 2017 which did not occur in 2018, partially offset by a net decline of $13.0 million of proceeds from borrowings, net of repayments of debt and a $2.4 million increase in the cost of financing activities.

Capital Expenditures

Our capital requirements consist primarily of:

•	Expansion capital expenditures – we consider expansion capital expenditures to be capital expenditures that expand the capacity of our existing operations; and

•

Maintenance capital expenditures – we consider maintenance capital expenditures to be any capital expenditures that are not expansion capital expenditures – generally, this will include furniture, fixtures, equipment and major facility improvements that are capitalized in accordance with generally accepted accounting principles.

The following table summarizes maintenance and expansion capital expenditures, excluding amounts paid for acquisitions, for the periods presented (in thousands):

	Years Ended December 31,
	2018	2017
Maintenance capital expenditures	$4,383	$6,894
Expansion capital expenditures	7,789	3,895

Total capital expenditures	$12,172	$10,789

Long-Term Debt

Credit Facility

On August 4, 2016, StoneMor Operating LLC (the “Operating Company”), a 100% owned subsidiary of the Partnership, entered into the Credit Agreement (the “Credit Agreement”) among each of the Subsidiaries of the

Operating Company (together with the Operating Company, “Borrowers”), the Lenders identified therein, Capital One, National Association (“Capital One”), as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. In addition, on the same date, the Partnership, the Borrowers and Capital One, as Administrative Agent, entered into the Guaranty and Collateral Agreement (the “Guaranty Agreement,” and together with the Credit Agreement, “New Agreements”). Capitalized terms which are not defined in the following description of the New Agreements shall have the meaning assigned to such terms in the New Agreements, as amended.

On March 15, 2017, the Borrowers, Capital One, as Administrative Agent and acting in accordance with the written consent of the Required Lenders, entered into the First Amendment to Credit Agreement. Those parties subsequently entered into a Second Amendment and Limited waiver on July 26, 2017, a Third Amendment and Limited Waiver effective as of August 15, 2017, a Fourth Amendment to Credit Agreement dated September 29, 2017, a Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, a Sixth Amendment and Waiver dated as of June 12, 2018, a Seventh Amendment and Waiver dated as of July 13, 2018 and an Eighth Amendment and Wavier dated as of February 4, 2019. We refer to the Credit Agreement, as so amended, as the “Amended Credit Agreement.”

Prior to the Eighth Amendment, the Amended Credit Agreement provided for up to $175.0 million initial aggregate amount of Revolving Commitments, which were subject to borrowing base limitations. Under the Eighth Amendment, the Partnership can no longer draw on Revolving Commitments under the Tranche A Revolving Credit Facility but had availability of $20 million under the Tranche B Revolving Credit Facility (in addition to amounts drawn on February 4, 2019), which may be utilized in the amount of $5.0 million (or integral multiple thereof) from time to time until April 30, 2019, provided that borrowings on the last $10 million, which would result in the outstanding principal amount of the Tranche B Revolving Credit Facility being in excess of $25.0 million, would require that the Partnership receive a fairness opinion with respect to the Tranche B Revolving Credit Facility. The Operating Company may also request the issuance of Letters of Credit for up to $9.4 million (plus an amount equal to the principal amount of Tranche A Revolving Loans subject to the optional prepayment after the Eighth Amendment Effective Date) in the aggregate, of which there were $9.4 million outstanding at September 30, 2018 and $7.5 million outstanding at December 31, 2017. The Maturity Date under the Amended Credit Agreement is the earlier of (i) May 1, 2020 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness (at present, such date is December 1, 2020, which is six months prior to June 1, 2021 maturity date of outstanding 7.875% senior notes).

As of December 31, 2018, the outstanding amount of borrowings under the Amended Credit Agreement was $155.7 million, which was used to pay down outstanding obligations under the Partnership’s prior credit agreement, to pay fees, costs and expenses related to the New Agreements and to fund working capital needs. Generally, proceeds of the Loans made under the Tranche A Revolving Credit Facility under the Amended Credit Agreement could be used to finance the working capital needs and for other general corporate purposes of the Borrowers and Guarantors, including acquisitions and distributions permitted under the Amended Credit Agreement. Proceeds of the Loans made under the Tranche B Revolving Credit Facility under the Amended Credit Agreement can be used to finance the working capital needs and for other general corporate purposes of the Borrowers and Guarantors, and to pay fees and expenses related to the Tranche B Revolving Credit Facility. On the Eighth Amendment Effective Date, no part of the proceeds of loans made under the Tranche B Revolving Credit Facility may be used to make any payment of principal on the Tranche A Revolving Loans.

Each Borrowing under the Tranche A Revolving Credit Facility is comprised of Base Rate Loans or Eurodollar Loans. The Loans comprising each Base Rate Borrowing (including each Swingline Loan) bear interest at the Base Rate plus the Applicable Rate, and the Loans comprising each Eurodollar Borrowing bear interest at the Eurodollar Rate plus the Applicable Rate.

Prior to June 12, 2018, the Applicable Rate was determined based on the Consolidated Leverage Ratio of the Partnership and its Subsidiaries and ranged from 1.75% to 3.75% for Eurodollar Rate Loans, 0.75% to 2.75% for Base Rate Loans and between 0.30% and 0.50% for unused commitment fee. The Sixth Amendment increased the minimum and maximum Applicable Rate by 0.50% and redetermined the Applicable Rate based on the Consolidated Secured Net Leverage Ratio of the Partnership and its Subsidiaries to be in the range between 2.25% to 4.25% for Eurodollar Rate Loans and 1.25% to 3.25% for Base Rate Loans (but in no event less that the Applicable Rate that would be in effect if calculated as set forth in the Original Amended Agreement not giving effect to the Sixth Amendment and Waiver and the Seventh Amendment and Waiver). As a result of the Eighth Amendment, the Applicable Rate is as follows: 4.50% for Eurodollar Rate Loans and 3.50% for Base Rate Loans from February 4, 2019 to February 28, 2019; 4.75% and 3.75%, respectively, from March 1, 2019 to March 31, 2019; 5.50% and 4.50%, respectively, from April 1, 2019 to April 30, 2019; 5.75% and 4.75%, respectively, from May 1, 2019 to May 31, 2019 and 6.00% and 5.00%, respectively, from June 1, 2019. As of December 31, 2018, the Applicable Rate for Eurodollar Rate Loans was 4.25% and for Base Rate Loans was 3.25%. On December 31, 2018, the weighted average interest rate on outstanding borrowings under the Amended Credit Agreement was 7.2%

The Amended Credit Agreement contains a financial covenant, pursuant to which the Partnership could or will not permit its Consolidated EBITDA to be less than the following amounts for the four consecutive fiscal quarters ending on the following dates: (i) $18.0 million for the period ended March 31, 2018; (ii) $13.0 million for the period ended June 30, 2018 (iii) $2.5 million for the period ended September 30, 2018, (iv) ($3.0 million) for the period ended December 31, 2018, (v) $1.0 million for the period ending March 31, 2019, (vi) $3.5 million for the period ending June 30, 2019; (vii) $8.0 million for the period ending September 30, 2019, (viii) $8.25 million for the period ending December 31, 2019; and (ix) $9.25 million for the period ending March 31, 2020.

Additional covenants include customary limitations, subject to certain exceptions, on, among others: (i) the incurrence of Indebtedness; (ii) granting of Liens; (iii) fundamental changes and dispositions; (iv) investments, loans, advances, guarantees and acquisitions; (v) swap agreements; (vi) transactions with Affiliates; (vii) Restricted Payments; (viii) restrictive agreements; (ix) amendments to organizational documents and indebtedness; (x) prepayment of indebtedness; and (xi) Sale and Leaseback Transactions.

The Borrowers’ obligations under the Amended Credit Agreement are guaranteed by the Partnership and the Borrowers. Pursuant to the Guaranty Agreement, the Borrowers’ obligations under the Amended Credit Agreement are secured by a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Partnership’s and Borrowers’ assets, whether then owned or thereafter acquired, excluding certain excluded assets, which include, among others: (i) Trust Accounts, certain proceeds required by law to be placed into such Trust Accounts and funds held in such Trust Accounts; and (ii) Excluded Real Property, including owned and leased real property that may not be pledged as a matter of law.

Senior Notes

On May 28, 2013, we issued $175.0 million aggregate principal amount of 7.875% Senior Notes due 2021 (the “Senior Notes”). We pay 7.875% interest per annum on the principal amount of the Senior Notes, payable in cash semi-annually in arrears on June 1 and December 1 of each year. The net proceeds from the offering were used to retire a $150.0 million aggregate principal amount of 10.25% Senior Notes due 2017 and the remaining proceeds were used for general corporate purposes. The Senior Notes were issued at 97.832% of par resulting in gross proceeds of $171.2 million with an original issue discount of approximately $3.8 million. We incurred debt issuance costs and fees of approximately $4.6 million. These costs and fees are deferred and will be amortized over the life of these notes. The Senior Notes mature on June 1, 2021.

We may redeem the Senior Notes at any time, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Percentage
2018	101.969%
2019 and thereafter	100.000%

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the indenture governing the Senior Notes), each holder of the Senior Notes will have the right to require us to purchase that holder’s Senior Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest.

The Senior Notes are jointly and severally guaranteed by certain of our subsidiaries. The indenture governing the Senior Notes contains covenants, including limitations of our ability to incur certain additional indebtedness and liens, make certain dividends, distributions, redemptions or investments, enter into certain transactions with affiliates, make certain asset sales, and engage in certain mergers, consolidations or sales of all or substantially all of our assets, among other items. As of December 31, 2018, we were in compliance with these covenants.

Cash Distribution Policy

Our partnership agreement requires that we distribute 100% of available cash to our common unitholders and general partner within 45 days following the end of each calendar quarter in accordance with their respective percentage interests. Available cash consists generally of all of our cash receipts, less cash disbursements. Our general partner is granted discretion under the partnership agreement to establish, maintain and adjust reserves for future operating expenses, debt service, maintenance capital expenditures and distributions for the next four quarters. These reserves are not restricted by magnitude, but only by type of future cash requirements with which they can be associated.

Available cash is distributed to the common limited partners and the general partner in accordance with their ownership interests, subject to the general partner’s incentive distribution rights if quarterly cash distributions per limited partner unit exceed specified targets. Incentive distribution rights are generally defined as all cash distributions paid to our general partner that are in excess of its general partner ownership interest. The incentive distribution rights will entitle our general partner to receive the following increasing percentage of cash distributed by us as it reaches certain target distribution levels:

•	13.0% of all cash distributed in any quarter after each common unit has received $0.5125 for that quarter;

•	23.0% of all cash distributed in any quarter after each common unit has received $0.5875 for that quarter; and

•	48.0% of all cash distributed in any quarter after each common unit has received $0.7125 for that quarter.

On April 28, 2017, we announced a quarterly cash distribution of $0.33 per common unit pertaining to the results for the first quarter of 2017. The distribution was paid on May 15, 2017 to common unit holders of record as of the close of business on May 8, 2017. A part of or all of this quarterly cash distribution may be deemed to have been a return of capital for our limited partners if such quarterly cash distribution, when combined with all other cash distributions made during the calendar year, exceeds the partner’s share of taxable income for the corresponding period, depending upon the individual limited partner’s specific tax position. Because the Partnership’s general and limited partner interests have cumulative net losses as of the end of the period, the distribution represented a return of capital to those interests in accordance with US GAAP.

Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, our revolving credit facility effectively prohibits us from making distributions to unitholders.

We anticipate that we will use any cash generated from borrowings or asset sales for working capital and capital expenditures and provide a reserve to enhance our financial condition relative to the financial covenants in the Amended Credit Agreement.

Contractual Obligations and Contingencies

We have assumed various financial obligations and commitments in the ordinary course of conducting our business. We have contractual obligations requiring future cash payments related to debt maturities, interest on debt, operating lease agreements, liabilities to purchase merchandise related to our pre-need sales contracts and capital commitments to private credit funds.

A summary of our total contractual and contingent obligations as of December 31, 2018 is presented in the table below (in thousands):

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations:
Debt (1)	$394,536	$25,786	$368,712	$38	$—
Cemetery land purchase obligation (2)	19,369	2,298	5,041	5,665	6,365
Operating leases	17,704	4,349	4,895	2,723	5,737
Capital leases	4,291	1,499	2,145	647	—
Lease and management agreements (3)	37,292	—	—	—	—
Purchase commitments	488	488
Deferred revenues (4)	914,286	—	—	—	—

Total contractual obligations	1,387,966	34,420	380,793	9,073	12,102

Contingent Obligations:
Letters of credit (5)	9,419	—	—	—	—
Other investment funds (6)	165,552	—	—	—	—

Total contingent obligations	174,971	—	—	—	—

Total	$1,562,937	$34,420	$380,793	$9,073	$12,102

(1)

Represents the interest payable and par value of debt due and does not include the unamortized debt discounts of $1.4 million at December 31, 2018. This table assumes that current amounts outstanding under our Credit Facility are not repaid until the maturity date of August 4, 2021.

(2)	Represents the amounts due related to an agreement the Partnership entered into in 2017 to purchase cemetery land in annual installments beginning January 26, 2018 through January 26, 2025.
(3)

Represents the aggregate future rent payments, with interest, due pertaining to the agreements with the Archdiocese of Philadelphia, from 2025 through 2049, and does not include the unamortized discount. See “Agreements with the Archdiocese of Philadelphia” section below.

(4)

Total cannot be separated into periods because we are unable to anticipate when the merchandise and services will be delivered. This balance represents the revenues to be recognized from the total performance obligations on customer contracts.

(5)

We are occasionally required to post letters of credit, issued by a financial institution, to secure certain insurance programs or other obligations. Letters of credit generally authorize the financial institution to make a payment to the beneficiary upon the satisfaction of a certain event or the failure to satisfy an obligation. The letters of credit are posted for one-year terms and may be renewed upon maturity until such time as we have satisfied the commitment secured by the letter of credit. We are obligated to reimburse the issuer only if the beneficiary collects on the letter of credit. We believe it is unlikely that we will be required to fund a claim under our outstanding letters of credit. As of December 31, 2018, $9.4 million of our letters of credit were supported by our Revolving Credit Facility.
(6)

As of December 31, 2018, the perpetual care and merchandise trusts had $165.6 million in unfunded commitments to private credit funds. These capital commitments are callable at any time during the lockup periods which range from four to ten years with three potential one year extensions at the discretion of the funds’ general partners and will be funded using existing trust assets. This total cannot be separated into periods.

Not included in the above table are potential funding obligations related to our merchandise and service trusts. In certain states and provinces, we have withdrawn allowable distributable earnings including unrealized gains prior to the maturity or cancellation of the related contract. Additionally, some states have laws that either require replenishment of investment losses under certain circumstances or impose various restrictions when trust fund values drop below certain prescribed amounts. In the event that our trust investments do not recover from market declines, we may be required to deposit portions or all of these amounts into the respective trusts in some future period. As of December 31, 2018, we had unrealized losses of $7.1 million in the various trusts within these states.

Agreements with the Archdiocese of Philadelphia

In accordance with the lease and management agreements with the Archdiocese of Philadelphia, we have agreed to pay to the Archdiocese aggregate fixed rent of $36.0 million in the following amounts:

Lease Years 1-5 (May 28, 2014-May 31, 2019)	None
Lease Years 6-20 (June 1, 2019-May 31, 2034)	$1,000,000 per Lease Year
Lease Years 21-25 (June 1, 2034-May 31, 2039)	$1,200,000 per Lease Year
Lease Years 26-35 (June 1, 2039-May 31, 2049)	$1,500,000 per Lease Year
Lease Years 36-60 (June 1, 2049-May 31, 2074)	None

The fixed rent for lease years 6 through 11, an aggregate of $6.0 million is deferred. If, prior to May 31, 2024, the Archdiocese terminates the agreements pursuant to its right to do so in its sole discretion during lease year 11 or we terminate the agreements as a result of a default by the Archdiocese, we are entitled to retain the deferred fixed rent. If the agreements are not terminated, the deferred fixed rent will become due and payable on or before June 30, 2024.

Surety Bonds

We have entered into arrangements with certain surety companies whereby such companies agree to issue surety bonds on our behalf as financial assurance and/or as required by existing state and local regulations. The surety bonds are used for various business purposes; however, the majority of the surety bonds issued and outstanding have been used to support our preneed sales activities.

When selling preneed contracts, we may post surety bonds where allowed by state law. We post the surety bonds in lieu of trusting a certain amount of funds received from the customer. If we were not able to renew or replace any such surety bond, we would only be required to fund the trust for the portion of the applicable preneed contracts for which we have received payments from the customers, less any applicable retainage, in accordance with state law. We may be required to provide additional cash collateral from time to time under certain circumstances.

For the years ended December 31, 2018 and 2017, we had $91.4 and $87.7, respectively, of cash receipts from sales attributable to bonded contracts. These amounts do not consider reductions associated with taxes, obtaining costs or other costs.

Surety bond premiums are paid annually and the bonds are automatically renewable until maturity of the underlying preneed contracts, unless we are given prior notice of cancellation. Except for cemetery pre-construction bonds (which are irrevocable), the surety companies generally have the right to cancel the surety bonds at any time with appropriate notice. In the event a surety company were to cancel the surety bond, we are required to obtain replacement surety assurance from another surety company or fund a trust for an amount generally less than the posted bond amount. Management does not expect that we will be required to fund material future amounts related to these surety bonds due to a lack of surety capacity or surety company non-performance..

Off-Balance Sheet Arrangements

At December 31, 2018, we had letters of credit outstanding amounting to $9.4 million in the aggregate, which secure certain insurance programs or other obligations. The letters of credit not reflected as liabilities on our balance sheet. We have no other off-balance sheet arrangements, as defined in Item 303 of Regulation S-K, other than those disclosed on the Contractual Obligations and Commitments table above that have or are reasonably likely to have a current or future effect on our financial condition, results of operation or liquidity and capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with GAAP requires making estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of actual revenue and expenses during the reporting period. Although we base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, actual results may differ from the estimates on which our financial statements are prepared at any given point of time. Changes in these estimates could materially affect our financial position, results of operations or cash flows. Significant items that are subject to such estimates and assumptions include revenue and expense accruals, depreciation and amortization, merchandise trust and perpetual care trust asset valuation, allowance for cancellations, unit-based compensation, deferred revenues, deferred merchandise trust investment earnings, deferred selling and obtaining costs, assets and liabilities obtained through business combinations, income taxes, hurricane-related losses and goodwill including any interim assessment for impairment. A summary of the significant accounting policies we have adopted and followed in the preparation of our consolidated financial statements is included in Note 1 of Part II, Item 8. Financial Statements and Supplementary Data included in this report. The critical accounting policies and estimates we have identified are discussed below.

Revenue Recognition

We recognize revenue in an amount that reflects the consideration to which we expect to be entitled for the transfer of goods and services to our customers. We account for individual products and services separately as distinct performance obligations. Our performance obligations include the delivery of funeral and cemetery merchandise and services and cemetery property interment rights. Revenue is measured based on the consideration specified in a contract with a customer, and is net of any sales incentives and amounts collected on behalf of third parties. The consideration (including any discounts) is allocated among separate products and services in a package based on their relative stand-alone selling prices. The stand-alone selling price is determined by management based upon local market conditions and reasonable ranges for both merchandise and services which is the best estimate of the stand-alone price. For items that are not sold separately (e.g., second interment rights), we estimate stand-alone selling prices using the best estimate of market value. We estimated the stand-alone selling price using inputs such as average selling price and list price broken down by each geographic location. Additionally we considered typical sales promotions that could have impacted the stand-alone selling price estimates.

Revenue is recognized when control of the merchandise or services is transferred to the customer. Control transfers when merchandise is delivered or services are performed. For cemetery property interment rights, control transfers to the customer when the property is completed and available for use and the interment right has been sold and can no longer be marketed or sold to another customer.

On our at need contracts, we generally deliver the merchandise and perform the services at the time of need. Personalized marker merchandise and marker installation services sold on at need contracts are recognized when control is transferred to the customer, generally when the marker is delivered and installed in the cemetery. On our preneed contracts, we generally defer revenue associated with sales of preneed contracts and only recognize revenue when the control of the merchandise or the services is transferred to the customer, which is upon delivery of the merchandise or as services are performed, generally at the time of need. On certain preneed contracts, we may purchase the merchandise from vendors, which includes personalization, and may either store the merchandise at a vendor storage facility or at the cemetery location.

Pursuant to state law, all or a portion of the proceeds from funeral and cemetery merchandise or services sold on a preneed basis may be required to be paid into trust funds. We defer investment earnings related to these merchandise and service trusts until the associated merchandise is delivered or services are performed. A portion of the proceeds from the sale of cemetery property interment rights is required by state law to be paid by us into perpetual care trust funds to maintain the cemetery. This portion of the proceeds is not recognized as revenue. Investment earnings from these trusts are distributed to us regularly and recognized in current cemetery revenue.

We recognize revenue and record the cost of sales when control is transferred for the merchandise, which occurs upon delivery to the third-party storage facility or installation of the merchandise at the cemetery. For more information related to revenue, see Note 1 General and Note 12 Deferred Revenues and Costs in Part II, Item 8. Financial Statements and Supplementary Data.

Deferred Revenues

Revenues from the sale of services and merchandise, as well as any investment income from the merchandise trusts, are deferred until such time that the services are performed or the merchandise is delivered. In addition to amounts deferred on new contracts, investment income and unrealized gains and losses on our merchandise trusts, deferred revenues includes deferred revenues from pre-need sales that were entered into by entities prior to the acquisition of those entities by us, including entities that were acquired by Cornerstone Family Services, Inc. upon its formation in 1999. We provide for a profit margin for these deferred revenues to account for the projected future costs of delivering products and providing services on pre-need contracts that we acquired through acquisitions. These revenues and their associated costs are recognized when the related merchandise is delivered or the services are performed and are presented on a gross basis on the consolidated statements of operations.

Loss Contract Analysis

We perform an analysis annually to determine whether our preneed contracts are in a loss position, which would necessitate a charge to earnings. For this analysis, we add the sales prices of the underlying contracts and net realized earnings, then subtract net unrealized losses to derive the net amount of estimated proceeds for contracts as of the balance sheet date. We consider unrealized gains and losses based on current market prices quoted for the investments, and we do not include future expected returns on the investments in our analysis. We compare our estimated proceeds to the estimated direct costs to deliver our contracts, which consist primarily of funeral and cemetery merchandise costs and salaries, supplies and equipment related to the delivery of a preneed contract. If a deficiency were to exist, we would record a charge to earnings and a corresponding liability for the expected loss on delivery of those contracts from our backlog. As of December 31, 2018, no such charge was required. Due to the positive margins of our preneed contracts and the trust portfolio returns we have experienced in prior years, we believe there is currently capacity for additional market depreciation before a loss contract would result.

Accounts Receivable Allowance for Cancellations

Prior to the adoption of ASC 606, at the time of a pre-need sale, we recorded an account receivable in an amount equal to the total contract value less any cash deposit paid net of an estimated allowance for cancellations. Upon adoption of ASC 606, the Partnership reclassified amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts to deferred revenue, net. As a result, the Partnership also eliminated the allowance for cancellation of these performance obligations. As the Partnership is now presenting the accounts receivable net of cancellable contracts, the allowance for cancellations was removed and the allowance on accounts receivable is represented by the provision for bad debt.

We provide for bad debt by applying a cancellation rate to amounts included in Accounts Receivable that have been recognized in revenue. The cancellation rate is based upon a five year average rate by each specific location.

Other-Than-Temporary Impairment of Trust Assets

Assets held in our merchandise trusts are carried at fair value. Any change in unrealized gains and losses is reflected in the carrying value of the assets and is recognized as deferred revenue. Any and all investment income streams, including interest, dividends or gains and losses from the sale of trust assets, are offset against deferred revenue until such time that we deliver the underlying merchandise. Investment income generated from our merchandise trust is included in “Cemetery investment and other revenues”.

Pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. All principal must remain in this trust in perpetuity while interest and dividends may be released and used to defray cemetery maintenance costs, which are expensed as incurred. Assets in our perpetual care trusts are carried at fair value. Any change in unrealized gains and losses is reflected in the carrying value of the assets and is offset against perpetual care trust corpus.

We evaluate whether or not the assets in our merchandise and perpetual care trusts have an other-than-temporary impairment on a security-by-security basis. We determine whether or not the impairment of a fixed maturity debt security is other-than-temporary by evaluating each of the following:

•	Whether it is our intent to sell the security. If there is intent to sell, the impairment is considered to be other-than-temporary.

•

If there is no intent to sell, we evaluate if it is not more likely than not that we will be required to sell the debt security before its anticipated recovery. If we determine that it is more likely than not that we will be required to sell an impaired investment before its anticipated recovery, the impairment is considered to be other-than-temporary.

We further evaluate whether or not all assets in the trusts have other-than-temporary impairments based upon a number of criteria including the severity of the impairment, length of time a security has been in a loss position, changes in market conditions and concerns related to the specific issuer.

If an impairment is considered to be other-than-temporary, the cost basis of the security is adjusted downward to its fair value. For assets held in the perpetual care trusts, any reduction in the cost basis due to an other-than-temporary impairment is offset with an equal and opposite reduction in the perpetual care trust corpus and has no impact on earnings. For assets held in the merchandise trusts, any reduction in the cost basis due to an other-than-temporary impairment is recorded in deferred revenue.

Business Combinations

Tangible and intangible assets acquired and liabilities assumed are recorded at their fair value and goodwill or bargain gain is recognized for any difference between the price of acquisition and our fair value determination. We have customarily estimated our purchase costs and other related transactions known to us at closing of the acquisition. To the extent that information not available to us at the closing date subsequently becomes available during the allocation period, we may adjust goodwill, intangible assets, assets or liabilities associated with the acquisition.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired. We test goodwill for impairment by comparing the fair value of the reporting unit to its carrying amount, including goodwill. We determine the fair value of each reporting unit using a market multiple method to corroborate the value derived from using the income approach. We test goodwill for impairment annually, or more frequently whenever events or changes in circumstances indicate that the asset might be impaired. Our annual assessment has historically been performed as of December 31. However, during the fourth quarter of 2018, we changed our annual goodwill impairment test date from December 31st to October 1st, which necessitated completing a test as of October 1, 2018 so that no more than 12 months elapsed between annual tests.

In the fourth quarter of 2017, the Partnership early adopted ASU 2017-04, Intangibles-Goodwill and Other (Topic 350) which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Instead, impairment is defined as the amount by which the carrying value of the reporting unit exceeds its fair value, up to the total amount of goodwill. We do not record an impairment of goodwill in instances where the fair value of a reporting unit exceeds its carrying amount.

The Partnership conducts its evaluation of goodwill impairment at the reporting unit level on an annual basis, and more frequently if events or circumstances indicate that the carrying value of a reporting unit exceeds its fair value. As of October 1, 2018, the reporting unit with assigned goodwill was the Cemetery Operations segment. Goodwill impairment testing involves management judgment, requiring an assessment of whether the carrying value of the reporting unit can be supported by the fair value of the individual reporting unit using widely accepted valuation techniques, such as the market approach (earnings and price-to-book value multiples of comparable public companies) and/or the income approach (discounted cash flow (DCF) method).

The Partnership applied the DCF method and utilized a number of factors, including actual operating results, future business plans, economic projections, volatility of earnings, changes in senior management and market data. The DCF method of the income approach incorporated the reporting units’ forecasted cash flows, including a terminal value to estimate the fair value of cash flows beyond the final year of the forecasts. The discount rates utilized to obtain the net present value of the reporting units’ cash flows were estimated using the capital asset pricing model. Significant inputs to this model include a risk-free rate of return, beta (which is a measure of the level of non-diversifiable risk associated with comparable companies for each specific reporting unit), market equity risk premium and in certain cases an unsystematic (Partnership-specific) risk factor. The unsystematic risk factor is the input that specifically addresses uncertainty related to the Partnership’s projections of earnings and growth, including the uncertainty related to loss expectations. The Partnership utilized discount rates that it believes adequately reflect the risk and uncertainty in the financial markets generally and specifically in its internally developed forecasts. The Partnership estimated expected rates of equity returns based on historical market returns and risk/return rates for similar industries of the reporting unit. The Partnership uses its internal forecasts to estimate future cash flows, and actual results may differ from forecasted results.

The fair value determinations mentioned above require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the annual goodwill impairment test will prove to be accurate predictions of the future. Examples of events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately impact the estimated fair value of the aforementioned reporting units may include such items as follows:

•	a prolonged downturn in the business environment in which the reporting unit operates;

•	reporting unit performance which significantly differs from our assumptions;

•	volatility in equity and debt markets resulting in higher discount rates; and

•	unexpected regulatory changes.

The Partnership completed its annual goodwill impairment assessment as of October 1, 2018. As a result of such assessment, management concluded that the fair value of its Cemetery Operations reporting unit exceeded its carrying value by approximately 40.5%. While historical performance and current expectations have resulted in fair value of its Cemetery Operations reporting unit in excess of its carrying value, if our assumptions are not realized, it is possible that in the future an impairment charge may need to be recorded. The Partnership has sensitized certain key assumptions used to calculate Cemetery Operations reporting unit fair value, and note that either a 20% or greater shortfall of actual revenue growth to forecasted revenue growth or a 3.2% or greater increase in the discount rate would trigger impairment of the reporting unit. However, it is not possible at this time to determine if an impairment charge would result or if any such charge would be material.

Impairment of Long-Lived Assets

We assess the carrying values of our long-lived assets whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flow, undiscounted and without interest, expected to be generated by the asset.

In evaluating our assets for recoverability, we consider current market conditions, as well as our intent with respect to holding or disposing of the asset. Our intent with regard to the underlying assets might change as market conditions change, as well as other factors. Fair value is determined through various valuation techniques, including the income approach using a market discount rate, terminal capitalization rate and rental rate assumptions, or on the sales comparison approach to similar assets. If our analysis indicates that the carrying value of the asset is not recoverable, we recognize an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Assumptions and estimates used in the recoverability analyses for future cash flow, discount rates and capitalization rates are complex and subjective. Changes in economic and operating conditions or our intent with regard to our assets that occurs subsequent to our impairment analyses could impact these assumptions and result in future impairments of our assets.

Income Taxes

Our corporate subsidiaries are subject to both federal and state income taxes. We record deferred tax assets and liabilities to recognize temporary differences between the bases of assets and liabilities in our tax and GAAP balance sheets and for federal and state net operating loss carryforwards and alternative minimum tax credits.

We record a valuation allowance against our deferred tax assets if we deem that it is more likely than not that some portion or all of the recorded deferred tax assets will not be realizable in future periods.

In evaluating our ability to recover deferred tax assets, we consider all available positive and negative evidence, including our past operating results, recent cumulative losses and our forecast of future taxable income. In determining future taxable income, we make assumptions for the amount of taxable income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. These assumptions require us to make judgments about our future taxable income and are consistent with the plans and estimates we use to manage our business. Any reduction in estimated future taxable income may require us to record an additional valuation allowance against our deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period and could have a significant impact on our future earnings.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act made broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property and imposing limitations on deductibility of certain executive compensation.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting for the income tax effects of certain elements of the Tax Act. In accordance with SAB 118, we recognized the provisional tax impacts related to the remeasurement of deferred tax assets and liabilities and included these amounts in our consolidated financial statements for the year ended December 31, 2017. We have completed our analysis in 2018 and no material adjustments are noted. The ultimate impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions we have made, additional regulatory guidance that may be issued and actions we may take as a result of the Tax Act. For further information on the impacts of the Tax Act, see Note 11 in Part II, Item 8. Financial Statements and Supplementary Data.

As of December 31, 2018, our taxable corporate subsidiaries had federal and state net operating loss carryforwards of approximately $396.6 million and $500.7 million, respectively, a portion of which expires annually. Our ability to use such federal net operating loss carryforwards may be limited by changes in the ownership of our units deemed to result in an “ownership change” under the applicable provisions of the Internal Revenue Code of 1986, as amended.

Contingencies

We are subject to various legal proceedings in the ordinary course of business. Legal fees and other expenses related to litigation are expensed as incurred and included in general and administrative expenses. Contingent accruals are recorded in the Consolidated Statements of Operations when we determine that a loss related to a litigation matter is both probable and reasonably estimable. Due to the fact that legal proceedings and other contingencies are inherently unpredictable, our assessments involve significant judgments regarding future events.

Insurance loss reserves

We purchase comprehensive general liability, professional liability, automobile liability and workers’ compensation insurance coverages structured with high deductibles. This high-deductible insurance program means we are primarily self-insured for claims and associated costs and losses covered by these policies. Historical insurance industry experience indicates a high degree of inherent variability in assessing the ultimate amount of losses associated with casualty insurance claims. This is especially true with respect to liability and workers’ compensation exposures due to the extended period of time that transpires between when the claim might occur and the full settlement of such claim, which is often many years. We continually evaluate loss estimates associated with claims and losses related to these insurance coverages falling within the deductible of each coverage. Assumptions based on factors such as claim settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to both analyze and adjust our insurance loss reserves.

Recent Accounting Pronouncements and Accounting Changes

For discussion of recent accounting pronouncements and accounting changes, see Note 1 in Part II, Item 8. Financial Statements and Supplementary Data.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary objective of the following information is to provide forward-looking quantitative and qualitative information about our potential exposure to market risks. The term “market” risk refers to the risk of gains or losses arising from changes in interest rates and prices of marketable securities. The disclosures are not meant to be precise indicators of expected future gains or losses, but rather indicators of reasonably possible gains or losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures. All of our market risk-sensitive instruments were entered into for purposes other than trading.

The trusts are invested in assets with the primary objective of maximizing income and distributable cash flow for trust distributions, while maintaining an acceptable level of risk. Certain asset classes which the Partnership invests in for the purpose of maximizing yield are subject to an increased market risk. This increased market risk will create volatility in the unrealized gains and losses of the trust assets from period to period.

INTEREST-BEARING INVESTMENTS

Our fixed-income securities subject to market risk consist primarily of certain investments in our merchandise trusts and perpetual care trusts. As of December 31, 2018, the fair value of fixed-income securities in our merchandise trusts and perpetual care trusts represented 0.3% and 1.7%, of the fair value of total trust assets, respectively. The aggregate of the quoted fair value of these fixed-income securities was $1.3 million and $5.6 million in the merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018. Holding all other variables constant, a hypothetical 1% change in variable interest rates on these fixed-income securities would change the fair market value of the assets in both our merchandise trusts and perpetual care trusts by less than $0.1 million based on discounted expected future cash flows. If these securities are held to maturity, no change in fair market value will be realized. Our money market and other short-term investments subject to market risk consist primarily of certain investments in our merchandise trusts and perpetual care trusts. As of December 31, 2018, the fair value of money market and short-term investments in our merchandise trusts and perpetual care trusts represented 3.5% and 3.9%, respectively, of the fair value of total trust assets. The aggregate of the quoted fair value of these money market and short-term investments was $16.9 million and $12.8 million in the merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018. Holding all other variables constant, a hypothetical 1% change in variable interest rates on these money market and short-term investments would change the fair market value of the assets in both our merchandise trusts and perpetual care trusts by approximately $0.2 and $0.1 million, respectively, based on discounted expected future cash flows.

MARKETABLE EQUITY SECURITIES

Our marketable equity securities subject to market risk consist primarily of certain investments held in our merchandise trusts and perpetual care trusts. These assets consist of investments in both individual equity securities as well as closed and open-ended mutual funds. As of December 31, 2018, the fair value of marketable equity securities in our merchandise trusts and perpetual care trusts represented 3.9% and 6.3%, of the fair value of total trust assets, respectively. The aggregate of the quoted fair market value of these individual equity securities was $19.2 million and $20.7 million in our merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018, based on final quoted sales prices. Holding all other variables constant, a hypothetical 10% change in variable interest rates of the equity securities would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $1.9 million and $2.1 million, respectively, based on discounted expected future cash flows. As of December 31, 2018, the fair value of marketable closed and open-ended mutual funds in our merchandise trusts represented 42.7% of the fair value of total merchandise trust assets, 80.4% of which pertained to fixed-income mutual funds. As of December 31, 2018, the fair value of marketable closed and open-ended mutual funds in our perpetual care trusts represented 38.6% of total perpetual care trust assets, 84.5% of which pertained to fixed-income mutual funds. The aggregate of the quoted fair market value of these closed and open-ended mutual funds was $230.6 million and $127.7 million in the merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018, based on final quoted sales prices, of which $185.5 million and $107.8 million, respectively, pertained to fixed-income mutual funds. Holding all other variables constant, a hypothetical 10% change in the average market prices of the closed and open-ended mutual funds would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $23.1 million and $12.8 million, respectively, based on discounted expected future cash flows.

OTHER INVESTMENT FUNDS

Other investment funds are measured at fair value using the net asset value per share practical expedient. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from two to eight years with three potential one year extensions at the discretion of the funds’ general partners. This asset class has an inherent valuation risk as the values provided by investment fund managers may not represent the liquidation values obtained by the trusts upon redemption or liquidation of the fund assets. As of December 31, 2018, the fair value of other investment funds in our merchandise trusts and perpetual care trusts represented 41.6% and 49.5%, respectively, of the fair value of total trust assets. The fair market value of the holdings in these funds was $203.3 million and $163.7 million in our merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018, based on net asset value quotes.

DEBT INSTRUMENTS

Certain borrowings under our Amended Credit Facility bear interest at a floating rate, based on LIBOR, which is adjusted quarterly. This subjects us to increases in interest expense resulting from movements in interest rates. As of December 31, 2018, we had $155.7 million of borrowings outstanding under our credit facility, which generally bears interest at a variable rate.

Holding all other variables constant, a hypothetical 1% change in variable interest rates would change our consolidated interest expense for the year ended December 31, 2018 by approximately $1.6 million.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

[Please see Annex B]

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 29, 2018, the Audit Committee approved the engagement of Grant Thornton LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2018, effective immediately. On the same day, the Committee dismissed Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm, effective immediately.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through November 29, 2018, there were no (a) disagreements between the Partnership and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its audit report on the consolidated financial statements for such years.

ITEM 9A.	CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

The Partnership maintains disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to our management, including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as appropriate, to allow timely decisions regarding required disclosure.

Our management, including the CEO and CFO, evaluated the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) under the Exchange Act as of December 31, 2018. Based on such evaluation, our CEO and CFO concluded the disclosure controls and procedures were not effective due to the material weaknesses in internal control over financial reporting described below.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed under the supervision of our Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnership; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Partnership are being made only in accordance with authorizations of management and directors of the Partnership; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Partnership’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements on a timely basis. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies and procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Partnership’s annual or interim financial statements will not be prevented or detected on a timely basis.

Management previously identified and reported material weaknesses in its Annual Report on Form 10-K for the Year Ended December 31, 2017 filed on July 17, 2018. We conducted an evaluation of the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2018 based on the criteria set forth in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on our assessment, we concluded that the Partnership did not maintain effective internal control over financial reporting as of December 31, 2018 as a result of the material weaknesses described below:

A.	Control environment, control activities and monitoring:

The Partnership did not design and maintain effective internal control over financial reporting related to control environment, control activities and monitoring based on the criteria established in the COSO Framework including more specifically:

•

Management did not implement effective oversight to support deployment of control activities due to (a) failure to establish clear accountability for the performance of internal control over financial reporting responsibilities in certain areas important to financial reporting and (b) failure to prioritize and implement related corrective actions in a timely manner.

•

Management did not maintain effective controls over sales contract origination occurring at its site locations. Specifically, there was no subsequent review of contract entry and no approved master pricing listing. In addition there was no oversight monitoring at its corporate office related to cancelations and timely and accurate servicing for correct revenue recognition.

•

Management did not maintain effective controls over the accuracy and valuation of its merchandise inventory allocated to pre-need contracts. Specifically, the Partnership did not have effective controls over the assessment of condition and impairment of allocated and un-allocated merchandise inventory due to excessive or deterioration damage.

B.	Establishment and review of certain accounting policies:

The Partnership’s controls applicable to establishment, periodic review for ongoing relevance and consistent application of material accounting policies in conformity with GAAP including (i) revenue recognition and (ii) insurance-related assets and liabilities. More specifically:

•

Management did not have effective segregation of duties, review and monitoring controls over revenue recognition with respect to the ASC 606 transition adjustment and subsequent calculations at a sufficient level of precision to timely detect misstatements in the related income statement and balance sheet account.

•	Management did not maintain effective completeness and accuracy controls at a level of precision to timely detect misstatements related to the insurance related assets and liabilities.

C.	Reconciliation of certain general ledger accounts to supporting details:

The Partnership’s controls over the reconciliation of amounts recorded in the general ledger to relevant supporting detail for “Cemetery property” and “Deferred revenues” on the consolidated balance sheets were not designed appropriately and thus failed to operate effectively. Management has identified that the specified general ledger account balances were not always reconciled to supporting documentation.

D.	Accurate and timely relief of deferred revenues and corresponding recognition of income statement impacts:

The Partnership’s internal controls designed to prevent a material misstatement in the recognized amount of “Deferred revenues” as of the balance sheet date were not designed appropriately. Specifically, the Partnership concluded that it did not design effective controls that would lead to a timely identification of a material error in “Deferred revenues” due to failure to accurately and timely relieve the liability when the service was performed or merchandise was delivered. Further, the Partnership’s review controls designed to detect such errors did not operate at the appropriate level of precision to identify such error. More specifically:

•

Management did not have effective segregation of duties over the preparation and subsequent review of its deferred revenue reconciliation process at a sufficient level of precision to timely detect potential misstatements of the related income statement and balance sheet accounts.

•

Management did not have effective review and monitoring controls over the revenue, cost of goods sold and deferred balances of pre-acquisition contracts at a sufficient level of precision to timely detect potential misstatements of the related income statement and balance sheet accounts.

•

Management did not have effective review and monitoring controls over the results of ongoing deferred revenue testing at a sufficient level of precision to detect potential misstatements of the related balance sheet accounts.

Our management communicated the results of its assessment to the Audit Committee of the Board of Directors of our General Partner. Our independent registered public accounting firm, Grant Thornton LLP, has expressed an adverse opinion on our internal control over financial reporting as of December 31, 2018 in the audit report that appears below.

REMEDIATION EFFORTS

Management is committed to the remediation of the material weaknesses described above, as well as the continued improvement of our internal control over financial reporting. We have identified and implemented, and continue to implement, the actions described below to remediate the underlying causes of the control deficiencies that gave rise to the material weaknesses. As we continue our evaluation and improve our internal control over financial reporting, management may modify the actions described below or identify and take additional measures to address control deficiencies. Until the remediation efforts described below, including any additional measures management identifies as necessary, are completed, the material weaknesses described above will continue to exist.

A.	To address the material weakness in control environment, control activities and monitoring, the Partnership has completed, or is in the process of the following:

•	Performed a comprehensive review of current procedures to ensure compliance with the Partnership’s accounting policies and GAAP;

•

Enhanced the existing and developed more appropriate monitoring controls to provide reasonable assurance that the Partnership maintains sufficient oversight of the performance of internal control over financial reporting responsibilities;

•	Reassessing its existing framework used to identify and implement corrective actions on a timely, prioritized basis with defined accountability;

•

Enhancing the controls over sales contract origination occurring at site locations and re-training field personnel and developing additional oversight procedures at the corporate location to monitor compliance with approved policies and procedures and trust requirements; and

•	Enhancing the accuracy and valuation controls of its merchandise inventory and updating its inventory management system including a more thorough review of inventory utilization.

Management will continue to review such actions and progress with the Audit Committee. The remediation of this weakness in the control environment will contribute to the remediation of each of the additional material weaknesses described above.

B.

To address the material weakness associated with the establishment and periodic review of certain accounting policies for compliance with applicable GAAP that gave rise to potentially inaccurate or untimely revenue recognition and accounting for insurance-related assets and liabilities, management is performing a comprehensive review of the Partnership’s existing accounting policies to provide reasonable assurance of compliance with GAAP. More specifically:

•	Management has implemented controls over the input and output data related to the completeness and accuracy of the calculation provided by the actuary for the related assets and liabilities; and

•

Management is in process of enhancing its controls over the segregation of duties, review and monitoring controls over the ASC 606 calculations. In addition, management is in process of automating these calculations which are currently performed manually. Once completed the results will be subject to additional review and monitoring controls.

C.

To address the material weakness associated with controls over the reconciliation of amounts in certain general ledger accounts to relevant supporting details, management is in the process of reassessing its existing policies and designing procedures to govern the completion and review of business unit level account reconciliations. This includes automation of processes and designing and implementing enhanced controls over the preparation, analysis and review of significant accounts that operate at the appropriate level of precision to prevent or detect a material misstatement of such balances at period end. Management is refining its monitoring controls over the maintenance of cemetery property records to address the associated material weakness. Management is also refining system controls to assist with timely and accurate recognition of revenue and related costs and detective controls to appropriately monitor and review the recording of transactions.

D.

To address the material weakness regarding accurate and timely relief of deferred revenue and corresponding income statement impacts, the Partnership has reassessed the existing monitoring controls designed to identify material misstatements within “Deferred revenues.” The Partnership continues to refine system controls and introduce additional controls operating at an appropriately low level of detail intended to identify material misstatements in “Deferred revenues,” More specifically:

•

Management is in process of cross-training additional qualified accounting personnel to prepare the deferred revenue reconciliation, independent of the reviewer who is a member of the senior management team.

•

Management is in process of completing a special project to identify and record pre-acquisition contracts. Management has also designed review and monitoring controls that will be implemented upon the completion of this project.

•

Management has implemented site level testing as well as oversight testing at the corporate level. An error rate is being developed and utilized to ensure the related balance sheet accounts are properly stated. The error rate is being developed and subsequently will be reviewed by accounting senior management prior to utilization.

•	Management updated the Contract Servicing Policy and delivered training to all field General Manager and Administration personnel responsible for servicing activities.

•	Management delivered training to financial and non-financial personnel and the Audit Committee specific to ASC 606 – Revenue from Contracts with Customers; Contract Servicing Policy and Training

E.	To address the material weakness disclosed in its 2017 Annual Report on Form 10-K associated with the review of financial statement disclosures regarding the consolidated statements of cash flows and

Note 4 and Note 16, the Partnership has designed and implemented additional controls over the preparation and review of the consolidated statements of cash flows and Note 4 and Note 16 at a detailed level that ensures accurate and proper presentation of the financial statement disclosures in accordance with GAAP.

We believe these measures will remediate the material weaknesses noted. While we have completed some of these measures as of the date of this report, we have not completed and tested all of the planned corrective processes, enhancements, procedures and related evaluation that we believe are necessary to determine whether the material weaknesses have been fully remediated. We believe the corrective actions and controls need to be in operation for a sufficient period of time for management to conclude that the control environment is operating effectively and has been adequately tested through audit procedures. Accordingly, the material weaknesses have not been fully remediated as of the date of this report. As we continue to evaluate and work to remediate the control deficiencies that gave rise to the material weaknesses, we may determine that additional measures or time are required to address the control deficiencies or that we need to modify or otherwise adjust the remediation measures described above. We will continue to assess the effectiveness of our remediation efforts in connection with our evaluation of our internal control over financial reporting.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

Our remediation efforts were ongoing during our last fiscal quarter ended December 31, 2018. Other than the remediation steps described above, there were no other material changes in our internal control over financial reporting identified in management’s evaluation pursuant to Rules 13a-15(d) and 15d-15(d) of the Exchange Act during the quarter ended December 31, 2018 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of StoneMor GP LLC and Unitholders of StoneMor Partners L.P.

Opinion on Internal Control over Financial Reporting

We have audited the internal control over financial reporting of StoneMor Partners L.P. (a Delaware Partnership) and subsidiaries (the “Partnership”) as of December 31, 2018, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). In our opinion, because of the effect of the material weaknesses described in the following paragraphs on the achievement of the objectives of the control criteria, the Partnership has not maintained effective internal control over financial reporting as of December 31, 2018, based on criteria established in the 2013 Internal Control—Integrated Framework issued by COSO.

A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Partnership’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management’s assessment.

A.

The Partnership did not design and maintain effective internal control over financial reporting related to control environment, control activities and monitoring, including competency of resources and deployment and oversight of control activities.

B.

The Partnership’s controls applicable to establishment, periodic review for ongoing relevance and consistent application of certain material accounting policies in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) including revenue recognition and insurance-related assets and liabilities were not appropriately designed.

C.

The Partnership’s controls over the reconciliation of certain amounts recorded in the general ledger to relevant supporting details for “Cemetery property” and “Deferred revenues” on the consolidated balance sheet were not designed appropriately or failed to operate effectively.

D.	The Partnership’s internal controls designed to prevent a material misstatement in the accurate and timely relief of “Deferred revenues” as of the balance sheet date were not designed appropriately.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated financial statements of the Partnership as of and for the year ended December 31, 2018. The material weaknesses identified above were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2018 consolidated financial statements, and this report does not affect our report dated April 2, 2019, which expressed an unqualified opinion on those consolidated financial statements.

Basis for Opinion

The Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
April 2, 2019

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

PARTNERSHIP STRUCTURE AND MANAGEMENT

StoneMor GP, as our general partner, manages our operations and activities. Unitholders are not entitled to participate, directly or indirectly, in our management or operations.

Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business. Unitholders do not have the right to elect our general partner or its directors on an annual or other continuing basis. Our general partner may not be removed except by the vote of the holders of at least 66 2/3% of the outstanding common units, including units owned by our general partner and its affiliates. Robert B. Hellman, Jr. is the sole Trustee (the “Trustee”) under a Trust (the “Trust”) established pursuant to a Voting and Investment Trust Agreement by and between American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company (“ACII”), and Mr. Hellman, as Trustee, dated as of May 9, 2014, for the pecuniary benefit of ACII. In his capacity as Trustee, Mr. Hellman has exclusive voting and investment power over approximately 86.63% of membership interests in StoneMor GP Holdings LLC, a Delaware limited liability company (“GP Holdings”), which is the sole member of StoneMor GP. ACII is an affiliate of American Infrastructure Funds, L.L.C., an investment adviser registered with the SEC. Mr. Hellman, a director of our general partner, is a managing member of American Infrastructure Funds, L.L.C. and he is affiliated with (i) entities that own membership interests in ACII and (ii) AIM Universal Holdings, LLC which is the manager of ACII. Jonathan A. Contos, who served as a director of our general partner until February 9, 2018, was a Principal of American Infrastructure Funds, L.L.C. Robert A. Sick, a director of our general partner, has been an Operating Director of American Infrastructure Funds, L.L.C. since 2015. In addition to the Trust’s holdings of GP Holdings, Lawrence Miller, Vice Chairman of the Board of Directors of StoneMor GP until October 12, 2018 (6.53%, inclusive of family partnership holdings), William Shane, a former director of StoneMor GP (3.04%, inclusive of family partnership holdings), Allen Freedman, a former director of StoneMor GP (0.06%), Martin Lautman, a director of StoneMor GP (0.24%, along with Mr. Lautman’s spouse) and Michael Stache and Robert Stache, retired executive officers of StoneMor GP (each owning 1.8% through trusts with their respective spouses), collectively hold approximately 13.37% of membership interests in GP Holdings.

Pursuant to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated May 21, 2014, as amended (the “Second Amended and Restated LLC Agreement”), GP Holdings, as the sole member of StoneMor GP, is entitled to elect all directors of StoneMor GP.

DIRECTORS AND EXECUTIVE OFFICERS OF STONEMOR GP LLC

The following table shows information regarding the directors and executive officers of our general partner as of March 15, 2019. Each director is elected for one-year terms until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Name	Age	Positions with StoneMor GP LLC
Joseph M. Redling (1)	60	President, Chief Executive Officer and Director
Mark L. Miller	58	Chief Financial Officer and Senior Vice President
James S. Ford	64	Chief Operating Officer and Senior Vice President
Austin K. So	45	General Counsel, Chief Legal Officer and Secretary
Robert B. Hellman, Jr.	59	Chairman of the Board of Directors
Martin R. Lautman, Ph.D.	72	Director
Stephen J. Negrotti	67	Director
Leo J. Pound (1)	64	Director
Robert A. Sick	59	Director
Fenton R. Talbott	77	Director
Patricia D. Wellenbach	61	Director

(1)

Mr. Redling has served as President, Chief Executive Officer and a Member of the Board of Directors since July 18, 2018. R. Paul Grady served as President, Chief Executive Officer and a Member of the Board of Directors from May 17, 2017 until March 30, 2018. Leo J. Pound served as Interim Chief Executive Officer from March 30, 2018 until July 18, 2018.

EXECUTIVE OFFICERS AND BOARD MEMBERS

A brief biography for each executive officer who serves as a director of our general partner is included below.

Joseph M. Redling has served as President and Chief Executive Officer of our general partner since July 18, 2018. Prior to his appointment, Mr. Redling served as the Chief Operating Officer of Vonage Holdings. Inc., a billion-dollar communications company, where he managed the day to day operations of the company’s consumer and B2B businesses. Prior to Chief Operating Officer position he was President of Consumer Services for Vonage overseeing its large consumer business unit. Prior to that, Mr. Redling was President and Chief Executive Officer of Nutrisystem, Inc., a leader in the weight-loss industry. His experience also includes over a decade with Time Warner and AOL where he held a number of senior executive level roles including Chief Marketing Officer, President of Paid Services and Customer Management, President of the AOL Access Business and CEO of AOL International.

ADDITIONAL DIRECTORS

A brief biography for each non-executive director of our general partner is included below.

Robert B. Hellman, Jr., has served on the Board of Directors of our general partner since our formation in April 2004. Mr. Hellman co-founded American Infrastructure Funds (“AIM”) in 2006 and has been an infrastructure and private real assets investor for over 25 years. He has been an investor and director in a wide variety of industries, including agriculture, building materials, forest products, energy production and distribution, death care, entertainment, health and fitness, and real estate. On behalf of AIM, he currently holds three patents on the application of the design of innovative financial security structures. Mr. Hellman began his private equity career at McCown DeLeeuw in 1987, and previously was a consultant with Bain & Company, where he was one of the founding members of Bain’s Tokyo office. Mr. Hellman serves on the board of a number of private companies. He is also a member of the Board of the Stanford Institute for Economic Policy Research (SIEPR) and President of Stanford’s DAPER Investment Fund. He received an M.B.A. from the Harvard Business School with Baker Scholar honors, an M.S. in economics from the London School of Economics, and a B.A. in economics from Stanford University. Mr. Hellman brings to the Board extensive investment management and capital raising experience, combined with excellent leadership and strategic skills.

Martin R. Lautman, Ph.D., has served on the Board of Directors of our general partner since our formation in April 2004 and served as a director of Cornerstone from its formation in March 1999 through April 2004. Dr. Lautman is currently the Managing Director of Marketing Channels, Inc., a company that provides marketing and marketing research consulting services to the information industry and a partner in Musketeer Capital, a venture capital firm investing in early stage and growth stage companies. From 2005 to 2008, he served as the President and CEO of GfK Custom Research North America, a division of a public worldwide marketing services company headquartered in Nuremburg, Germany. Prior to that, he was the Senior Managing Director of ARBOR a U.S.-based marketing research agency, where he held several positions including Senior Managing Director. He has also served with Numex Corporation, a public machine tool manufacturing company, as President from 1987 to 1990 and as a director from 1991 to 1997. From 1986 to 2000, Dr. Lautman served on the Board of Advisors of Bachow Inc., a private equity firm specializing in high-tech companies and software. He is currently a board member of Require, a title release tracking company and an advisor to Phoenix International, a market research firm and three early stage fund and growth stage funds. Dr. Lautman is also the former Chairman of the Board of Penn Hillel where he served for four years and is now on the board of Hillel International. Dr. Lautman has lectured on marketing in The Cornell Hotel School and The Columbia University School of Business and has taught courses in both the Executive MBA and MBA programs in marketing management and marketing strategy in The Smeal School of Business of The Pennsylvania State University. He currently teaches Entrepreneurial Marketing in both the undergraduate and MBA programs in The Wharton School of Business of The University of Pennsylvania. Dr. Lautman brings to the Board marketing, sales and strategic planning expertise and experience with corporate compensation matters.

Stephen J. Negrotti has served on the Board of Directors of our general partner since April 2018. Mr. Negrotti was most recently President and CEO of Turner Investments Inc., an investment manager, from April 2014 until October 2015. He also served as a member of the Board of Directors and President of the Turner Family of Mutual Funds during that time. Mr. Negrotti has been self-employed as an independent certified public accountant and a consultant since October 2015 and was also employed in that capacity from January 2012 until joining Turner. Mr. Negrotti has over 40 years of finance and administration experience. He joined Ernst & Young in Philadelphia in 1976 and was a Partner at Ernst & Young LLP from 1986 through 2011, coordinating services to financial industry clients and acting as an advisor in Ernst & Young’s Global Private Equity practice in New York. Mr. Negrotti holds an MBA in Finance from Drexel University and a Bachelor’s degree in Accounting from The Pennsylvania State University. Mr. Negrotti brings to the Board significant experience in financial oversight and accounting matters

Leo J. Pound has served on the Board of Directors of our general partner since August 2014. He also served as Interim Chief Executive Officer of our general partner from March 30, 2018 until July 18, 2018, as Acting Chief Operating Officer of our general partner from April 16, 2017 until September 29, 2017 and as Interim Strategic Officer from July 19, 2018 until October 31, 2018. Mr. Pound has been a Principal of Pound Consulting Inc., which provides management-consulting services to both public and private enterprises, since July 2000. From February 1999 to July 2000, Mr. Pound was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Since 2013, Mr. Pound has served as the Chairman of the Audit Committee of Alliance Holdings, a private equity firm. From 2012 through December 2015, Mr. Pound was a director at Turner Long/Short Equity Offshore, an investment partnership managed by Turner Investments, Inc. He also serves as a director and the Chairman of the Audit Committee and a member of the Compensation Committee and Nominating Committee of Nixon Uniform Service & Medical Wear, a textile rental company. In December 2015, Mr. Pound joined the Board of Directors of Empire Petroleum Partners, a private wholesale fuel distributor, where he also serves as the Chairman of the Audit Committee. Mr. Pound previously served on the Board of Directors of NCO Group, Inc., an international provider of business process outsourcing services, from 2000 until 2011, and chaired its Audit Committee and was a member of its Nominating and Corporate Governance Committee. Mr. Pound is a Certified Public Accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Pound received a degree in Business Administration from LaSalle University where he majored in Accounting. Mr. Pound brings to the Board of audit practices and financial controls and systems and financial leadership experience.

Robert A. Sick has served on the Board of Directors of our general partner since May 2017. Mr. Sick has been an Operating Director at American Infrastructure MLP Funds since January 2015. Prior to that, Mr. Sick was the sole member and Managing Director of White Oak Capital, LLC, which he formed in April 2004, through which he has served as a transition chief executive officer, board member and senior adviser to more than 30 middle market companies, helping to lead them through management transitions, significant growth initiatives and other business transformations. From December 2013 through December 2014, he served as Chief Executive Officer of AutoNet Mobile Inc., a private company that makes wireless devices for use in moving vehicles. He has also served as a director of Safe Harbor Marinas LLC (September 2016 to present), Denbeste Water Solutions LLC (2014), Arrow Holdings LLC (June 2015 to present), Jacksonville Sound & Communications, Inc. (2015 to present), and Granite Holdings LLC (2015 to present), all of which are private companies. Mr. Sick brings to the Board significant executive leadership experience and experience in driving various strategic initiatives and creating long term value.

Fenton R. “Pete” Talbott has served on the Board of Directors of our general partner since our formation in April 2004 and had served as Chairman of the Board of Cornerstone from April 2000 through April 2004. Mr. Talbott served as the President of Talbott Advisors, Inc., a consulting firm, from January 2006 through January 2010. Mr. Talbott previously served as an operating affiliate of McCown De Leeuw & Co., LLC from November 1999 to December 2004 and currently serves as an operating affiliate of American Infrastructure Funds, L.L.C. Additionally, he served as the Chairman of the Board of Telespectrum International, an

international telemarketing and market-research company, from August 2000 to January 2001. Prior to 1999, Mr. Talbott held various executive positions with Comerica Bank, American Express Corporation, Bank of America, The First Boston Corp., CitiCorp., and other entities. He currently serves as a board member of the Preventative Medicine Research Institute, Kansas University Board of Trustees and Landmark Dividend, LLC. Mr. Talbott brings to the Board extensive operational and consulting expertise, experience with compensation matters and his significant professional contact base.

Patricia D. Wellenbach has served on the Board of Directors of our general partner since April 2018. She has been President and CEO of Philadelphia’s Please Touch Museum since November 2015. In such capacity, Ms. Wellenbach is responsible for management and oversight of one of the top 10 children’s museums in the country. The Museum employs 100 people and has a budget of $10.0 million. In addition, Ms. Wellenbach works closely with the Museum’s Board of Trustees and is a steward of a 100,000 square foot building on the National Historic Register. The building is owned by the City of Philadelphia and as such Ms. Wellenbach works closely with city leaders on the preservation of this historic landmark building. From February 2013 to October 2015, Ms. Wellenbach was President and CEO of Green Tree School and Services, a non-residential school and behavioral health clinic for children with autism and severe emotional disturbances. In such capacity, Ms. Wellenbach oversaw a budget of $9.0 million, managed the construction of a new facility and negotiated contracts with two unions. The complexity of the medical and educational needs of the children required Ms. Wellenbach to have experience with a high level of regulatory and compliance issues. From October 2007 to January 2013, Ms. Wellenbach advised companies as President and CEO of Sandcastle Strategy Group, LLC. Ms. Wellenbach currently serves on the Boards of Thomas Jefferson University (from July 2015) and the Philadelphia Mayor’s Cultural Advisory Board (from September 2016). Ms. Wellenbach previously was a member of the Board of Directors at the Reinvestment Fund, a CDFI fund that makes community impact investments in areas of work force development, charter schools, food access and other community needs, from March 2010 until December 2017. Ms. Wellenbach is also a member of the National Association of Corporate Directors, Women Corporate Directors, the Forum of Executive Women and the Pennsylvania Women’s Forum. Ms. Wellenbach holds a degree from the Boston College School of Nursing and a certificate from the UCLA Anderson School of Management’s Healthcare Executive Program. Ms. Wellenbach brings to the Board significant experience in managing complex businesses in transition and restructuring, merger and acquisition experience both as a chief executive officer and as a board member, and experience with risk, regulatory and compliance issues

EXECUTIVE OFFICERS (NON-BOARD MEMBERS)

A brief biography for each executive officer who does not serve as a director of our general partner is included below.

Mark L. Miller has served as Chief Financial Officer and Senior Vice President of our general partner since May 2017 and was a consultant to our general partner from February 2017 until May 2017. From October 2016 to February 2017, Mr. Miller provided consulting services to a distributor of flooring material. Mr. Miller was on sabbatical from full-time work endeavors from July 2015 to September 2016. From July 2012 through March 2015, Mr. Miller was Chief Financial Officer and Treasurer of CrossAmerica GP, LLC, the general partner of CrossAmerica Partners LP (formerly Lehigh Gas Partners LP), a NYSE-listed limited partnership and a wholesale and retail distributor of motor fuel and a leasee and subleasee of motor fuel retail distribution stores, convenience stores and gas stations. Thereafter, he assisted CrossAmerica for a transition period from March 2015 to June 2015. Prior to his experience with Cross America, Mr. Miller was Vice President of Acquisitions at Dunne Manning Inc. (formerly Lehigh Gas Corporation), where he managed acquisitions, divestitures, acquisition financing and working capital requirements since 2004. Prior to joining Dunne Manning Inc., Mr. Miller was the Chief Financial Officer for several middle market companies in various industries. Mr. Miller also spent six years with Deloitte & Touche LLP. Mr. Miller holds a Bachelor of Science degree in Accounting from Northeastern University and was a Certified Public Accountant.

James S. Ford has served as Chief Operating Officer and Senior Vice President of our general partner since March 1, 2018. Prior to joining StoneMor, Mr. Ford had most recently served as Senior Vice President and Chief Customer Officer of Foundation Partners Group, which owns and operates funeral homes and cemeteries in the United States, where he was employed from September 2014 through January 2018. In such capacity, Mr. Ford was responsible for all operations, sales and marketing activities of Foundation Partners Group. He previously held the position of Vice President, Business Optimization, at Foundation Partners Group where he led efforts to formulate and implement business strategies that drove organizational growth and expansion. From June 2004 to November 2013, Mr. Ford was Senior Vice President and Chief Operating Officer of Cremation Services with the Neptune Society in Plantation, Florida, a provider of cremation services. In such capacity, Mr. Ford’s responsibilities included oversight of Neptune Society’s operations and sales. Before his employment with Neptune Society, Mr. Ford held several senior management positions with Service Corporation International (SCI), a provider of funeral goods and services as well as cemetery property and services, during his 16 years with that company. Mr. Ford has served on the Boards of Directors of the Illinois, Michigan, and Wisconsin Cemetery Associations and the Board of Directors of the Indiana Funeral Directors Association. Mr. Ford attended Loyola University in Los Angeles where he studied Biology and was a licensed Funeral Director in California.

Austin K. So has served as General Counsel, Chief Legal Officer and Secretary of our general partner since July 5, 2016. Prior to joining our general partner, Mr. So was the Division General Counsel and Secretary of Heraeus Incorporated, a global manufacturing conglomerate, from 2012 to 2016. Leading a team of lawyers based in Germany, China and the U.S., Mr. So oversaw litigation, mergers and acquisitions, commercial transactions, government investigations, compliance, export control, trade law and other legal matters. From 2002 to 2012, Mr. So practiced both transactional law and litigation at corporate law firms in New York City. Mr. So received an A.B. from Harvard College and a J.D. from The University of Pennsylvania Law School.

BOARD MEETINGS AND EXECUTIVE SESSIONS, COMMUNICATIONS WITH DIRECTORS AND BOARD COMMITTEES

In 2018, the Board of Directors of our general partner held ten meetings. All directors then in office attended all of these meetings, either in person or by teleconference.

Our Board of Directors holds regular executive sessions, in which non-management board members meet without any members of management present. Mr. Hellman, Chairman of the Board of Directors and its Lead Director, presides at regular sessions of the non-management members of our Board of Directors.

Interested parties, including unitholders, may contact one or more members of our Board of Directors, including non-management directors individually or as a group, by writing to the director or directors in care of the Secretary of our general partner at our principal executive offices. A communication received from an interested party or unitholder will be promptly forwarded to the director or directors to whom the communication is addressed. We will not, however, forward sales or marketing materials or correspondence primarily commercial in nature, materials that are abusive, threatening or otherwise inappropriate, or correspondence not clearly identified as interested party or unitholder correspondence.

The Board of Directors of our general partner has an Audit Committee, a Conflicts Committee, a Trust and Compliance Committee and a Compensation and Nominating and Governance Committee. The Board of Directors of our general partner appoints the members of such committees. The members of the committees and a brief description of the functions performed by each committee are set forth below.

Audit Committee

The current members of the Audit Committee are Messrs. Lautman and Negrotti (Chairman) and Ms. Wellenbach. The primary responsibilities of the Audit Committee are to assist the Board of Directors of our general partner in its general oversight of our financial reporting, internal controls and audit functions, and it is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. The Audit Committee’s charter is posted on our website at www.stonemor.com under the “Investors” section. Information on our website does not constitute a part of this Annual Report on Form 10-K.

All current committee members qualify as “independent” under applicable standards established by the SEC and NYSE for members of audit committees. In addition, Mr. Negrotti has been determined by the Board of Directors of our general partner to have accounting or related financial management expertise and meet the qualifications of an “audit committee financial expert” in accordance with NYSE listing standards and SEC rules, as applicable. The “audit committee financial expert” designation is a disclosure requirement of the SEC related to Mr. Negrotti’s experience and understanding with respect to certain accounting, and auditing matters. The designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on Mr. Negrotti as a member of the Audit Committee and the Board of Directors of our general partner and it does not affect the duties, obligations or liabilities of any other member of the Board of Directors.

Conflicts Committee

The primary responsibility of the Conflicts Committee is to review matters that the directors believe may involve potential conflicts of interest. Members of the Conflicts Committee are appointed and the Conflicts Committee meets on an as-needed basis and determines if a proposed resolution of the conflict of interest is fair and reasonable to us. Members of the Conflicts Committee may not be officers or employees of our general partner or directors, officers, or employees of its affiliates and must meet the independence standards to serve on an audit committee of a board of directors established by the NYSE and certain other requirements. Any matters approved by the Conflicts Committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties it may owe us or our unitholders.

Conflicts of interest may arise between us and our unitholders, on the one hand, and our general partner and its affiliates, on the other hand. Additionally this Committee is responsible for engaging third party experts to perform fairness opinions as deemed necessary. As previously announced, Ms. Wellenbach and Mr. Negrotti were appointed as members of the Conflicts Committee for the purpose of considering, reviewing and making recommendations as to whether a change in our structure from a master limited partnership to a publicly traded Delaware corporation would be in the best interest of the Partnership and our public unitholders. The Board of Directors has approved a fixed fee of $75,000, each for their service on the Conflicts Committee for 2018.

Trust and Compliance Committee

The current members of the Trust and Compliance Committee are Messrs. Hellman (Chairman) and Sick and Ms. Wellenbach. The primary responsibilities of the Trust and Compliance Committee are to assist the Board in fulfilling its responsibility in the oversight management of merchandise trusts and perpetual care trusts (collectively, the “Trusts”) and to review and recommend an investment policy for the Trusts, including (i) asset allocation, (ii) acceptable risk levels, (iii) total return or income objectives, (iv) investment guidelines relating to eligible investments, diversification and concentration restrictions and (v) performance objectives for specific managers or other investments. The Trust and Compliance Committee also oversees matters of non-financial compliance, including our overall compliance with applicable legal and regulatory requirements.

Compensation and Nominating and Governance Committee

The current members of the Compensation and Nominating and Governance Committee (the “Compensation Committee”) are Messrs. Sick (Chairman), Hellman and Pound. The primary responsibilities of the Compensation Committee are to oversee compensation decisions for the non-management directors of our general partner and executive officers of our general partner (in the event they are to be paid by our general partner), as well as our long-term incentive plan and to select and recommend nominees for election to the Board of Directors of our general partner.

CODE OF ETHICAL CONDUCT FOR FINANCIAL MANAGERS, CODE OF BUSINESS CONDUCT AND ETHICS FOR DIRECTORS, THE CODE OF ETHICS POLICY, AND THE CORPORATE GOVERNANCE GUIDELINES

We adopted a Code of Ethical Conduct for Financial Managers which is applicable to our financial managers, including our principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethical Conduct for Financial Managers incorporates guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. If any amendments are made to the Code of Ethical Conduct for Financial Managers or if we or our general partner grants any waiver, including any implicit waiver, from a provision of the code to any of its financial managers, we will disclose the nature of such amendment or waiver on our website (www.stonemor.com) or in a report on Form 8-K. We also adopted a Code of Business Conduct and Ethics for Directors, a Code of Ethics Policy applicable to our officers and other employees, and Corporate Governance Guidelines, which constitute the framework for our corporate governance.

The Code of Ethical Conduct for Financial Managers, the Code of Business Conduct and Ethics for Directors, the Code of Ethics Policy, and the Corporate Governance Guidelines are publicly available on our website under the “Investors” section at www.stonemor.com. Information on our website does not constitute a part of this Annual Report on Form 10-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our general partner’s directors, officers and beneficial owners of more than 10% of common units, if any, are required to file reports of ownership and reports of changes in ownership with the SEC. Directors, officers and beneficial owners of more than 10% of our common units are also required to furnish us with copies of all such reports that are filed. Based solely on our review of copies of such forms and amendments and on written representations from reporting individuals, we believe that all of the directors and executive officers of our general partner filed the required reports on a timely basis under Section 16(a) of the Exchange Act during the year ended December 31, 2018.

ITEM 11.	EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the individuals listed in the table below, collectively referred to as our “named executive officers,” for all services rendered in all capacities to our subsidiaries and us during the years noted. The term “Stock” in the Summary Compensation Table and other tables included in this Part III, Item 11. Executive Compensation refer to common units of the Partnership.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation	All Other Compensation (3) ($)	Total ($)
Joseph M. Redling (4)	2018	$317,692	$325,000	$3,052,500	$—	$—	$3,695,192
Chief Executive Officer and President
Leo J. Pound (5)	2018	$425,000	$200,000	$—	$—	$584,851	$1,209,851
Former Interim Chief Executive Officer	2017	$420,000	$—	$—	$—	$147,468	$567,468
R. Paul Grady (6)	2018	$161,538	$—	$—	$—	$—	$161,538
Former Chief Executive Officer and President	2017	$380,770	$—	$—	$—	$25,000	$405,770
Mark L. Miller (7)	2018	$450,000	$75,000	$224,999	$—	$—	$749,999
Chief Financial Officer and Senior Vice President	2017	$287,577	$150,000	$159,034	$—	$113,575	$710,186
Austin K. So (8)	2018	$375,000	$200,000	$187,503	$—	$2,279	$764,782
General Counsel, Chief Legal Officer and Secretary	2017	$367,308	$293,750	$132,522	$—	$10,780	$804,360

(1)	Represents bonus amounts earned with respect to the applicable year except as otherwise indicated.
(2)

Represents the aggregate grant date fair value of awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). On July 18, 2018, Joseph M. Redling was issued 750,000 restricted units under the Partnership’s 2014 Long Term Incentive Plan (as now amended and restated, the “2018 Plan”), which vest in quarterly installments over a four year period. The amounts set forth for 2018 for Mark L. Miller and Austin K. So represent awards made under the 2018 Plan with aggregate fair values of $224,999 and $187,503, respectively, assuming the target condition is met in each of the three vesting periods for the units that vest based on achieving performance targets (“PVUs”). The amounts set forth for 2017 for Messrs. Miller and So represent awards that were intended to be made in 2017 but were delayed due to delinquencies in the filing of certain periodic reports by the Partnership with aggregate fair values of $159,634 and $132,522, respectively, assuming the target condition is met in each of the three vesting periods for the PVUs.

(3)	All other compensation for 2018 includes the following personal benefits:

	Benefit
Name	Airfare	Transportation	Cell Phone	Other
Leo J. Pound	$45,980	$12,880	$—	$6,991
Austin K. So	$—	$—	$1,530	$749

(4)

Mr. Redling commenced service as our Chief Executive Officer and President on July 18, 2018. The amount set forth under “Salary” is prorated for the service period. Mr. Redling’s annualized base salary is $700,000.

(5)

Mr. Pound served as Interim Chief Executive Officer from March 30, 2018 through July 17, 2018, as Interim Strategic Executive from July 18, 2018 through October 31, 2018 and as Acting Chief Operating Officer from April 16, 2017 through September 29, 2017. The amount set forth under “Salary” represents consulting fees we paid to his consulting firm for his service in 2018 as Interim Chief Executive Officer and in 2017 as Acting Chief Operating Officer. The amount set forth under “All Other Compensation” for 2018 includes $150,000 in consulting fees we paid to his consulting firm for his service as Interim Strategic Executive. The amounts set forth under “All Other Compensation” also include the compensation Mr. Pound received for his service as a director of StoneMor GP for 2018 and 2017, and is comprised of the following:

	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)	Total ($)
2018	$74,000	$20,000	$94,000
2017	$126,000	$21,468	$147,468

(1)

Mr. Pound was entitled to an annual retainer for services as a director of $80,000, which is received in cash, restricted phantom units or a combination of cash and restricted Phantom units, at his election. A minimum of $20,000 of the $80,000 annual retainer was required to be paid in restricted phantom units. In addition to the retainer, Mr. Pound was entitled to a meeting fee of $2,000 for each meeting of the board of directors attended in person and $1,500 for each committee meeting attended in person, a fee of $500 for participation in each board call that is greater than one hour, but less than two hours, and $1,000 for participation in each telephone board call that is two hours or more. In 2017, Mr. Pound also received a fee of $50,000 in 2017 for serving on the Executive Search Committee of the Board of Directors in 2017. Mr. Pound is also entitled to receive restricted phantom units pursuant to his distribution equivalent rights.

(2)

The restricted phantom units awarded as retainer compensation are credited to a mandatory deferred compensation account established for Mr. Pound. In addition, for each restricted phantom unit in such account, we credit the account, solely in additional restricted phantom units, an amount of distribution equivalent rights so as to provide Mr. Pound a means of participating on a one-for-one basis in distributions made to holders of our common units. Payment of Mr. Pound’s mandatory deferred compensation account will be made on the earliest of (i) his separation of service as a director, (ii) disability, (iii) unforeseeable emergency, (iv) death or (v) change of control of the Partnership or our general partners. Any such payment will be made at our election in our common units or cash

(6)	Mr. Grady served as our Chief Executive Officer and President from May 17, 2017 through March 29, 2018.
(7)

Mr. Miller’s bonus amount for 2017 represents the grant date fair value of the restricted units issued to him in March 2018 in accordance with ASC Topic 718. The amount set forth under “All Other Compensation” for 2017 is comprised of $88,575 in consulting fees we paid to his consulting firm for consulting services prior to his commencement of service as our Chief Financial Officer, a $10,000 reimbursement for legal fees incurred in connection with the negotiation of his employment agreement, and a $15,000 reimbursement for the premium for a supplemental directors’ and officers’ liability insurance policy.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table sets forth information with respect to outstanding equity awards at December 31, 2018 for our named executive officers.

	Stock Awards
Name (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)

Joseph M. Redling	703,125	$1,476,563
Mark L. Miller	50,281	$105,590
Austin K. So	34,774	$73,025

(1)	No unvested or unexercised equity awards were held at December 31, 2018 by any named executive officer not listed in this table.
(2)	Excludes a total of 48,875, 5,458, and 454 units that had vested for Messer’s Redling, Miller and So but as of December 31, 2018, had been issued.
(3)

The market value of these outstanding awards has been computed by multiplying the closing price of the common units on December 31, 2018 by the number of unvested units held by Messrs. Redling, Miller and So.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The following is a summary of certain material provisions of agreements between our general partner and our named executive officers.

Joseph M. Redling

Joseph M. Redling and our general partner are parties to an employment agreement dated June 29, 2018 pursuant to which Mr. Redling serves as Chief Executive Officer and Senior Vice President of our general partner. Mr. Redling’s initial base salary under the agreement is $700,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. Redling is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The target amount of the cash bonus is 100% of his base salary with respect to the applicable fiscal year and is to be based on specific individual and company performance goals established by the Compensation Committee and as described in his employment agreement. With respect to fiscal year 2018, the agreement provides that Mr. Redling was eligible for a pro-rated cash bonus based upon the time Mr. Redling was employed by StoneMor GP during fiscal year 2018.

The agreement also provided that Mr. Redling was entitled to receive an initial grant of restricted common units in the Partnership of 750,000 units. Such restricted common units will vest, if at all, in equal quarterly installments over the four year period following the date of grant and will have rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units was made on July 18, 2018, and is subject to such other terms and conditions as are set forth in the Executive Restricted Unit Agreement entered into between Mr. Redling and StoneMor GP at the time of grant.

Under the agreement, Mr. Redling is also entitled to participate in the 2018 Plan for the 2019 fiscal year and each fiscal year thereafter, to the extent that StoneMor GP offers the 2018 Plan to all senior executives of StoneMor GP. Mr. Redling’s participation in the 2018 Plan with respect to the 2019 fiscal year and in any future fiscal year, if offered by StoneMor GP, shall be in an annual amount equal to 150% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Executive Committee of the Board, in consultation with the Compensation Committee.

If Mr. Redling’s employment is terminated for any reason, Mr. Redling will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. Redling is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. Redling, but has not been received by him prior to the date of termination; (vi) accrued but unused vacation, to the extent Mr. Redling is eligible in accordance with StoneMor GP’s policies and (vii) any other payment or benefit (other than severance benefits) to which Mr. Redling may be entitled under the applicable terms of any written plan, program, policy, agreement, or corporate governance document of StoneMor GP, the Partnership or any of their successors or assigns.

If Mr. Redling’s employment is terminated by StoneMor GP without “Cause” and not for death or “Disability” or by Mr. Redling for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. Redling enters into a release as provided for in the agreement, Mr. Redling would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of 1.5 times his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing on the 60th day following the date of termination, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the agreement), all outstanding equity interests granted to Mr. Redling that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. Redling’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. Redling from directly or indirectly competing with StoneMor GP. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

R. Paul Grady

Mr. Grady and our general partner were parties to an employment agreement effective May 17, 2017 pursuant to which Mr. Grady served as President and Chief Executive Officer of our general partner. On February 26, 2018, Mr. Grady resigned as President, Chief Executive Officer and a director effective on March 30, 2018. Mr. Grady’s base salary was $600,000 per year. The agreement provided that Mr. Grady was eligible to receive an annual incentive cash bonus provided that, except for certain qualifying terminations of employment, he was employed on the last day of the fiscal year to which such bonus related, and provided further that he would not have been eligible for such bonus unless other senior executive team members had also earned a bonus for such fiscal year. The amount of the cash bonus was to be within a range of 0% to 150% of his base salary with respect to the applicable fiscal year. The agreement provided that, in lieu of all or a portion of any cash bonus with respect to the 2017 fiscal year, Mr. Grady would have been eligible to receive a grant of restricted common units in the Partnership with a value equal to $300,000. Such restricted common units would have vested, if at all, in equal monthly installments over the two year period following the date of grant and would have had rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units was to be made as promptly as practicable after the Partnership had filed all of its required reports under the Securities Exchange Act of 1934, as amended. Because Mr. Grady gave notice of his intention to resign prior to the grant of such units and such units would, as a result, have been forfeited effective upon his resignation, he did not receive any such award.

Under the agreement, Mr. Grady was also entitled to participate in our long-term incentive plan for the 2017 fiscal year and each fiscal year thereafter, to the extent that our general partner offered such long-term incentive plan to all of its senior executives. Because Mr. Grady’s resignation was effective prior to the date on which any of the awards made with respect to 2017 would have vested, Mr. Grady did not participate in the 2017 awards. The agreement also provided that Mr. Grady was entitled to a 4% profit participation in our general partner, which was forfeited in connection with his resignation. Our general partner also agreed to reimburse Mr. Grady for the cost of a supplemental directors’ and officers’ insurance policy for up to $5,000,000 and to pay up to $10,000 in attorneys’ fees incurred by Mr. Grady in connection with the review, negotiation and documentation of his agreement.

The agreement provided for certain benefits if Mr. Grady’s employment was terminated by our general partner with or without “Cause” or by Mr. Grady with or without “Good Reason” or in the event of Mr. Grady’s death or “Disability” of a “Change in Control” (as such terms are defined in the agreement). In connection with Mr. Grady’s voluntary resignation, no such benefits were payable.

The agreement also included customary covenants running during Mr. Grady’s employment and for 18 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with our general partner and prohibiting Mr. Grady from directly or indirectly competing with our general partner. The agreement also contained provisions relating to protection of our general partner’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

Mark L. Miller

Mark L. Miller and our general partner are parties to an employment agreement effective as of May 16, 2017 pursuant to which Mr. Miller serves as Chief Financial Officer and Senior Vice President of our general partner. Mr. Miller’s initial base salary under the agreement is $450,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. Miller is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided, except for certain qualifying terminations of employment, that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The amount of the cash bonus will be within a range of 0% to 112.5% of his base salary with respect to the applicable fiscal year, with a target bonus opportunity equal to 75% of his base salary. With respect to fiscal year 2017, the agreement provides that Mr. Miller was eligible for a pro-rated cash bonus based upon the time Mr. Miller was employed by StoneMor GP during fiscal year 2017. In addition, the agreement provides that, to the extent that the cash bonus payable to Mr. Miller with respect to the 2017 fiscal year, if any, is determined to exceed $100,000, only the amounts in excess of $100,000 shall be payable to Mr. Miller in cash.

The agreement provides that, in lieu of all or a portion of any cash bonus with respect to the 2017 fiscal year, Mr. Miller was entitled to receive a grant of restricted common units in the Partnership with a value equal to $100,000. Such restricted common units will vest, if at all, in equal monthly installments over the two year period following the date of grant and will have rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units was made on March 19, 2018, and is subject to such other terms and conditions as are set forth in the Executive Restricted Unit Agreement entered into between Mr. Miller and StoneMor GP at the time of grant.

Under the agreement, Mr. Miller is also entitled to participate in our long-term incentive plan for the 2017 fiscal year and each fiscal year thereafter, to the extent that StoneMor GP offers the 2018 Plan to all senior executives of StoneMor GP. Mr. Miller’s participation in the 2018 Plan with respect to the 2017 fiscal year and in any future fiscal year, if offered by StoneMor GP, shall be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Executive Committee of the Board, in consultation with the Compensation Committee. To the extent Mr. Miller’s employment terminates on account of “Retirement” (as such term is defined in the agreement) during a performance period applicable to a particular long-term incentive plan grant, the portion of such grant that is subject to performance goals shall be earned pro-rata based on actual performance and the number of months that Mr. Miller was employed during the performance period. To be eligible for a pro-rated portion of the grant in the event of a retirement, Mr. Miller must execute a release substantially in the form attached to his agreement.

The agreement also provides that Mr. Miller shall be entitled to a 1% profit participation in StoneMor GP, with the terms of such profit participation (including, but not limited to, vesting terms and distribution participation rights) being subject to and governed by the agreement to be entered into promptly following the effective date. StoneMor GP also agreed to reimburse Mr. Miller for the cost of a supplemental directors’ and officers’ insurance policy for up to $5,000,000.

If Mr. Miller’s employment is terminated by StoneMor GP for “Cause” or by Mr. Miller without “Good Reason” or in the event of Mr. Miller’s death or “Disability” (as such terms are defined in the agreement), Mr. Miller will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. Miller is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. Miller, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. Miller is eligible in accordance with StoneMor GP’s policies.

If Mr. Miller’s employment is terminated by StoneMor GP without “Cause” or by Mr. Miller for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. Miller enters into a release as provided for in the agreement, Mr. Miller would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing within 60 days following the date of termination, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the agreement), all outstanding equity interests granted to Mr. Miller that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. Miller’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. Miller from directly or indirectly competing with StoneMor GP. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

Austin K. So

In May 2016, Mr. So entered into a letter agreement with our general partner, which provided that Mr. So would receive an annual base salary of $275,000. Pursuant to the letter agreement, Mr. So was also eligible to receive, subject to mutually agreed terms and conditions: (i) an annual incentive bonus, with a target bonus equal to 25% of his annual base salary; (ii) an annual equity incentive award targeted at 25% of Mr. So’s base salary, which was subsequently increased to 50% in the discretion of the Compensation Committee; and (iii) salary continuation for a period of 6 months in case of Mr. So’s termination without cause, provided that he has been employed with the Company for a period of at least 12 months, but less than 24 months. Mr. So also entered into a Confidentiality, Nondisclosure, and Restrictive Covenant Agreement with our general partner, which contains customary non-solicitation, non-competition and confidentiality covenants.

In January 2017, Mr. So entered into a letter agreement with our general partner which provided that, effective as of February 1, 2017, his annual base salary increased to $375,000. In addition, Mr. So received a cash bonus of $100,000 in connection with the execution of this letter agreement. The letter agreement also provides that Mr. So is eligible to receive a quarterly retention bonus of $50,000 per quarter, payable in cash after the end of each quarter in 2017, and a quarterly retention bonus of $25,000 per quarter, payable in cash after the end of each quarter in 2018. In order to be eligible to receive a quarterly retention bonus with respect to a particular quarter, Mr. So must be employed by the general partner on the day the general partner pays the applicable retention bonus.

On June 15, 2018, Mr. So and our general partner entered into an employment agreement pursuant to which Mr. So continues to serve as General Counsel, Chief Legal Officer and Secretary of our general partner. The agreement superseded the letter agreements described above. Mr. So’s base salary under the agreement remains $375,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. So is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided that, except for certain qualifying terminations of employment, he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The amount of the cash bonus will be targeted at 50% of his base salary with respect to the applicable fiscal year. Mr. So remains entitled to receive a quarterly retention bonus of $25,000 per quarter, payable in cash after the end of each quarter in 2018, provided that he is employed by the general partner on the day the general partner pays the applicable retention bonus.

Under the agreement, Mr. So is also entitled to participate in the 2018 Plan to the extent that StoneMor GP offers the 2018 Plan to all senior executives of StoneMor GP. Mr. So’s participation in the 2018 Plan, if offered by StoneMor GP, shall be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Compensation Committee. To the extent Mr. So’s employment terminates on account of “Retirement” (as such term is defined in the agreement) during a performance period applicable to a particular 2018 Plan grant, the portion of such 2018 Plan grant that is subject to performance goals shall be earned pro-rata based on actual performance and the number of months that Mr. So was employed during the performance period. To be eligible for a pro-rated portion of the 2018 Plan grant in the event of a retirement, Mr. So must execute a release substantially in the form attached to his agreement.

If Mr. So’s employment is terminated by StoneMor GP for “Cause” or by Mr. So without “Good Reason” or in the event of Mr. So’s death or “Disability” (as such terms are defined in the agreement), Mr. So will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. So is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. So, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. So is eligible in accordance with StoneMor GP’s policies.

If Mr. So’s employment is terminated by StoneMor GP without “Cause” or by Mr. So for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. So enters into a release as provided for in the agreement, Mr. So would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing on the Company’s first payroll date following the expiration of the release revocation period, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the agreement), all outstanding equity interests granted to Mr. So that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. So’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. So from directly or indirectly competing with StoneMor GP. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Howard L. Carver (3)	$23,500	$20,000	$43,500
Jonathan A. Contos (4)	$—	$—	$—
Allen Freedman (3)	$87,500	$—	$87,500
Robert B. Hellman, Jr.	$100,500	$—	$100,500
Martin R. Lautman, Ph.D.	$53,500	$50,000	$103,500
Stephen J. Negrotti	$158,750	$15,000	$173,750
Leo J. Pound	$59,000	$20,000	$79,000
Robert A. Sick	$93,125	$—	$93,125
Fenton R. Talbott	$72,500	$20,000	$92,500
Patricia D. Wellenbach	$148,000	$15,000	$163,000

(1)

Each director denoted was entitled to an annual retainer of $80,000, which could be received in cash, restricted phantom units or a combination of cash and restricted phantom units at the director’s election. A minimum of $20,000 of the $80,000 annual retainer was required to be paid in restricted phantom units to each director. In addition to the retainers, the same directors were entitled to a meeting fee of $2,000 for each meeting of the board of directors attended in person and $1,500 for each committee meeting attended in person, a fee of $500 for participation by telephone in any board or committee meeting that is greater than one hour, but less than two hours, and $1,000 for participation by telephone in any board or committee meeting that is two hours or more. In addition, Mr. Freedman received an annual retainer of $15,000 as the Chairman of the Audit Committee, Mr. Talbott receives an annual retainer of $10,000 for serving as the Chairman of our Compensation and Nominating and Governance Committee and Mr. Carver received a fee of $50,000 for serving on the Executive Search Committee. Mr. Negrotti and Ms. Wellenbach received a fee of $75,000 for serving on the Conflicts Committee. Lastly, each director is entitled to receive restricted phantom units pursuant to their distribution equivalent rights. The cash amounts shown in the table above are those earned during 2018. For information regarding cash distributions that may be received by our directors by reasons of their ownership interests in our general partner or its affiliates see Part III, Item 13. Certain Relationships and Related Transactions, and Director Independence.

(2)

The restricted phantom units awarded as retainer compensation are credited to a mandatory deferred compensation account established for each such person. In addition, for each restricted phantom unit in such account, we credit the account, solely in additional restricted phantom units, an amount of distribution equivalent rights so as to provide the restricted phantom unit holders a means of participating on a one-for-one basis in distributions made to holders of our common units. Payments of the participant’s mandatory deferred compensation account will be made on the earliest of (i) separation of the participant from service as a director, (ii) disability, (iii) unforeseeable emergency, (iv) death or (v) change of control of the Partnership or our general partner. Any such payment will be made at our election in our common units or cash.

(3)	The terms of Messrs. Carver and Freedman as directors expired on May 1, 2018
(4)	Mr. Contos resigned effective February 9, 2018

LONG-TERM INCENTIVE PLANS

In 2004, our general partner adopted the StoneMor Partners L.P. Long-Term Incentive Plan, (as amended the “2004 Plan), for employees, consultants and directors of our general partner and its affiliates. The 2004 Plan permitted the grant of awards covering an aggregate of 1,124,000 common units in the form of unit options, unit appreciation rights, restricted units and phantom units. The 2004 Plan expired on September 10, 2014 pursuant to its terms. Although outstanding awards under the 2004 Plan continue in effect upon such expiration, no new awards were permitted under the 2004 Plan after September 10, 2014. The Board of Directors of our general partner unanimously approved the StoneMor Partners L.P. 2014 Long-Term Incentive Plan (the “2014 Plan”) effective September 24, 2014, subject to unitholder approval, and on November 13, 2014, at a special meeting of unitholders, the 2014 Plan was approved by unitholders. Generally, the terms of the 2014 Plan and the 2004 Plan are similar. The 2014 Plan provides us with more flexibility in granting various types of awards and includes, for example, unit awards, which were not part of the 2004 Plan. Effective August 22, 2018, the General Partner’s Board of Directors (the “Board”) adopted the 2018 Plan which amended and restated the 2014 Plan.

The 2018 Plan is intended to promote the interests of the Partnership, our general partner and their respective affiliates by providing to employees, consultants and directors of our general partner and its affiliates incentive compensation awards to encourage superior performance. The 2018 Plan is also contemplated to enhance our ability and the ability of our general partner and its affiliates to attract and retain the services of individuals who are essential for our growth and profitability and to encourage them to devote their best efforts to advancing our business.

Subject to adjustments due to recapitalization or reorganization, the maximum aggregate number of common units which may be issued pursuant to all awards under the 2018 Plan is 2,000,000 common units. The Board of Directors may increase such maximum aggregate number of common units by up to 100,000 common units per year. Common units withheld from an award or surrendered by a recipient to satisfy certain tax withholding obligations of the Partnership or an affiliate or in connection with the payment of an exercise price with respect to an award will not be considered to be common units delivered under the 2018 Plan. If any award is forfeited, canceled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of common units pursuant to the award, the common units subject to such award will be again available for awards under the 2018 Plan.

The 2018 Plan is administered by the Compensation Committee of the Board of Directors of our general partner. The Compensation Committee has full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of common units to be covered by awards; (iv) determine the terms and conditions of any award, including, without limitation, provisions relating to acceleration of vesting or waiver of forfeiture restrictions; (v) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled or forfeited; (vi) interpret and administer the 2018 Plan and any instrument or agreement relating to an award made under the 2018 Plan; (vii) establish, amend, suspend or waive such rules and regulations and delegate to and appoint such agents as it deems appropriate for the proper administration of the 2018 Plan; and (viii) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2018 Plan. The committee may correct any defect or supply any omission or reconcile any inconsistency in the 2018 Plan or an award agreement, as the committee deems necessary or appropriate.

Awards under the 2018 Plan may be in the form of: (i) phantom units; (ii) restricted units (including unit distribution rights, referred to as “UDRs”); (iii) options to acquire common units; (iv) UARs; (v) DERs; (vi) unit awards and cash awards; and (vii) substitute awards (viii) performance awards and (ix) other unit-based awards. Awards under the 2018 Plan may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the 2018 Plan or any other plan of the company or an affiliate. Awards granted in addition to or in tandem with other awards may be granted at either the same time as or at a different time from the other award. If an award is granted in substitution or exchange for another award, the Compensation Committee shall require the recipient to surrender the original award in consideration for the grant of the new award. Awards under the 2018 Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of our general partner, our Partnership or any affiliates, in which the value of common units subject to the award is equivalent in value to the cash compensation or in which the exercise price, grant price, or purchase price of the award in the nature of a right that may be exercised is equal to the fair market value of the underlying common units minus the value of the cash compensation surrendered. Summaries of the different types of awards are provided below:

Phantom Unit

A phantom unit entitles the grantee to receive a common unit upon the vesting of the phantom unit or, at the discretion of our Compensation Committee, the cash equivalent of the fair market value of a common unit (or a combination of such cash or common units). The Compensation Committee determines the number of phantom units to be granted, the period of time when the phantom units are subject to forfeiture, vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the Compensation Committee may establish, including whether DERs are granted with respect to phantom units.

Restricted Unit

A restricted unit is a grant of a common unit that is a common unit that is subject to a restricted period established by the Compensation Committee, during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. The Compensation Committee determines the number of restricted units to be granted, the period of time when the restricted units are subject to forfeiture, vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the Compensation Committee may establish. Upon or as soon as reasonably practical following the vesting of a restricted unit, the participant is entitled to receive a certificate evidencing ownership of the unit or to have the restrictions removed from any unit certificate that may have previously been delivered so that the unit will be unrestricted. Recipients of restricted unit awards are entitled to unit distributions rights (“UDRs”), representing the right to receive distributions made with respect to the Partnership’s common units. Such UDRs may be payable in cash or as additional restricted units and may be subject to forfeiture and withheld until the restricted units to which they relate cease to be subject to forfeiture, all as determined by the Compensation Committee.

Option

An option confers on the grantee the right to purchase common units at a specified exercise price during specified time periods The Compensation Committee determines the number of common units underlying each option, whether DERs also are to be granted with the common unit option, the exercise price and the conditions and limitations applicable to the exercise of the common unit option.

UAR

A UAR entitles the grantee to receive the excess of the fair market value of a common unit on the exercise date over the exercise price established for such UAR, which may be paid in cash or common units at the discretion of the Compensation Committee. The Compensation Committee determines the number of common units to be covered by each grant, whether DERs are granted with respect to such UAR, the exercise price and the conditions and the limitations applicable to the exercise of the UAR, which may include accelerated vesting upon the achievement of certain performance goals.

DER

A DER entitles the grantee to receive an amount, payable either in cash, common units and/or phantom units at the discretion of the Compensation Committee, equal to the cash distributions we make with respect to a common unit during the period the award is outstanding. At the discretion of the Compensation Committee, any award, other than a restricted unit or unit award, may include a tandem grant of DERs, which may provide that the DERs will be paid directly to the participant, be reinvested into additional awards, be credited to an account subject to the same restrictions as the tandem award, if any, or be subject to such other provisions and restrictions as determined by the Compensation Committee. The Compensation Committee may also grant DERs as stand-alone awards.

UDR

A UDR is a distribution made by us with respect to a restricted unit. At the discretion of the Compensation Committee, a grant of restricted units may also provide for a UDR, which may be subject to the same forfeiture and other restrictions as the restricted units. If restricted, the distributions will be held, without interest, until the restricted unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. The Compensation Committee may also provide that distributions be used to acquire additional restricted units. When there is no restriction on the UDRs, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by our Partnership to unitholders.

Unit Award

A unit award is a grant of a common unit, which is not subject to a restricted period during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. Unit awards are granted at the discretion of the Compensation Committee as a bonus or additional compensation or in lieu of cash compensation the recipient would otherwise be entitled to receive, in such amounts as the Compensation Committee determines to be appropriate.

Other Unit Based and Cash Awards

Other awards, denominated or payable in, valued in whole or in part by reference to or otherwise based on, or related to, common units, may be granted by the Compensation Committee, including convertible or exchangeable debt securities, other rights convertible or exchangeable into common units, purchase rights for common units and awards with value and payment contingent upon performance of our Partnership or any other factors designated by the Compensation Committee and awards valued by reference to the book value of our common units or the value of securities of or the performance of specified affiliates of our general partner or the Partnership. The Compensation Committee determines the terms and conditions of such other unit based awards. Additionally, cash awards may also be granted by the Compensation Committee, either as an element of or supplement to another award or independent of another award.

Performance Award

A performance award is an award under which the participant’s right to receive a grant and to exercise or receive a settlement of any award, and the vesting or timing of such award, is subject to performance conditions specified by the Compensation Committee. Performance conditions consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each criterion, as determined by the Compensation Committee. The achievement of performance conditions shall be measured over a performance period of up to ten years, as specified by the Compensation Committee. At the end of the applicable performance period, the Compensation Committee shall determine the amount, if any, of the potential performance award to which the recipient is entitled. The settlement of a performance award shall be in cash, common units or other awards or property at the discretion of the Compensation Committee.

Substitute Awards

Awards may be granted under the 2018 Plan in substitution for similar awards held by individuals who become participants of the 2018 Plan as a result of a merger or other transaction with the Partnership or an affiliate.

Change in Control

Upon a change of control of the Partnership or our general partner, the Compensation Committee may undertake one or more of the following actions, which may vary among individual holders and awards: (i) remove forfeiture restrictions on any award; (ii) accelerate the time of exercisability or lapse of a restricted period; (iii) provide for cash payment with respect to outstanding awards by requiring the mandatory surrender of all or some of outstanding awards; (iv) cancel awards that remain subject to a restricted period without payment to the recipient of the award; or (v) make certain adjustments to outstanding awards as the Compensation Committee deems appropriate.

If a director’s membership on the Board of Directors of our general partner or an affiliate terminates for any reason, or an employee’s employment with our general partner and its affiliates terminates for any reason, his or her unvested awards will be automatically forfeited unless, and then only to the extent that, our Compensation Committee or grant agreements provide otherwise.

The 2018 Plan became effective on the date of its approval by the Board of Directors of our general partner as of August 22, 2018. The 2018 Plan will continue in effect until the earliest of (i) the date determined by the Board of Directors of our general partner; (ii) the date that all common units available under the 2018 Plan have been delivered to participants; or (iii) the tenth anniversary of the approval of the 2018 Plan by the board. The authority of the Board of Directors or the Compensation Committee of our general partner’s Board of Directors to amend or terminate any award granted prior to such termination, as well as the awards themselves, will extend beyond such termination date.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, the beneficial ownership of the common units of StoneMor as of March 15, 2019 held by beneficial owners of 5% or more of the units, if any, by directors and named executive officers of our general partner and by all directors and executive officers of our general partner as a group. Unless otherwise indicated, the address for each unitholder is c/o StoneMor Partners L.P., 3600 Horizon Boulevard, Trevose, PA 19053. Unless otherwise indicated, the beneficial owner named in the table is deemed to have sole voting and sole dispositive power of the units set forth opposite such beneficial owner’s name.

Name of Beneficial Owner	Position	Amount of Beneficial Ownership	Percent of Class
Joseph M. Redling	President Chief Executive Officer and a Director	140,625	*
Mark L. Miller	Chief Financial Officer and Senior Vice President	17,971	*
Austin K. So	General Counsel, Chief Legal Officer and Secretary	4,766	*
Robert B. Hellman, Jr. (1)	Chairman of the Board of Directors	4,732,751	12.4%
Martin R. Lautman, Ph.D. (2)	Director	162,931	*
Stephen J. Negrotti	Director	—	*
Leo J. Pound (3)	Director	1,200	*
Robert A. Sick	Director	—	*
Fenton R. Talbott (4)	Director	18,435	*
Patricia D. Wellenbach	Director	—	*
All current directors and officers as a group (11 persons)		5,088,924	13.3%
Axar Capital Management, L.P. (5) 1330 Avenue of the Americas, 30th Floor, New York, NY 10019		7,667,548	20.1%
Oaktree Capital Management LP (6) 333 S Grand Ave, 28th FL, Los Angeles, CA 90071		4,477,857	11.7%
American Cemeteries Infrastructure Investors, LLC (2) 950 Tower Lane, Suite 800, Foster City, CA 94404		2,364,162	6.2%

*	Less than one percent
(1)

Mr. Hellman’s beneficial ownership includes 35,711 common units held by Mr. Hellman directly, 2,332,878 common units held by StoneMor GP Holdings, LLC, and 2,364,162 common units held by American Cemeteries Infrastructure Investors, LLC, referred to as “ACII.” AIM Universal Holdings, LLC, referred to as “AUH,” is the sole manager of ACII. Ms. Judy Bornstein and Messrs. Matthew P. Carbone and Robert B. Hellman Jr. are managing members of AUH, collectively referred to as the “managing members.” The managing members may be deemed to share voting and dispositive power over the common units held by ACII. ACII is owned by its members: American Infrastructure MLP Fund II, L.P., referred to as “AIM II,” American Infrastructure MLP Founders Fund II, L.P., referred to as “AIM FFII,” and AIM II Delaware StoneMor, Inc., referred to as “AIM II StoneMor.” AIM II StoneMor is owned by American Infrastructure MLP Management II, L.L.C., referred to as “AIM Management II,” and AIM II Offshore, L.P., referred to as “AIM II Offshore.” AIM Management II is the general partner of AIM II, AIM FFII and AIM II Offshore. Mr. Hellman is a managing member of AIM Management II and the president of AIM II StoneMor.

(2)

Includes 5,642 common units held by StoneMor GP Holdings, LLC, 3,500 common units held by Mr. Lautman’s spouse, and 6,000 common units held in both the P. Lautman Trust, M. Lautman Trust and the J. Lautman Trust for the benefit of the director’s children.

(3)	Includes 100 common units held by Mr. Pound’s spouse.
(4)	Mr. Talbott pledged 18,435 common units as security for his assets managed accounts with Enterprise Trust Company.
(5)	Information other than percentage of class beneficially owned is based on a Form 4 filed on March 18, 2019.
(6)	Information other than percentage of class beneficially owned is based on a Schedule 13D filed on July 20, 2018.

EQUITY COMPENSATION PLAN INFORMATION

The following table details information regarding our equity compensation plan as of December 31, 2018:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders—2004 Plan (1)	219,306	$1.54	278,506
Equity compensation plans approved by security holders—2018 Plan (2)	1,122,601	$—	843,363
Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	1,341,907	$1.54	1,121,869

(1)

Includes 219,306 restricted phantom units under the 2004 Plan. Although the 2004 Plan expired in September 2014 and we are unable to grant new awards under the 2004 Plan, phantom units granted under the 2004 Plan continue to accrue distribution equivalent rights each time we pay a distribution on our common units. Once phantom units vest, such phantom units as well as phantom units accrued in connection with distribution equivalent rights will be settled either in common units or cash, at our discretion.

(2)

Includes 703,125 restricted units and phantom units awarded or to be awarded under the 2018 Plan, a portion of which includes certain restricted units and phantom units to which the recipient would have been entitled but which had not yet been issued as of December 31, 2018 due to the Partnership’s delinquent periodic report filings with the SEC. Column (c) is comprised of 2,000,000 units approved for issuance under the 2018 Plan, less the phantom unit and restricted unit awards awarded to date under the 2018 Plan. The 2018 Plan initially permits the grant of awards covering an aggregate of 2,000,000 common units, a number that the Board may increase by up to 100,000 common units per year.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

INDEPENDENCE OF DIRECTORS

Even though most companies listed on the NYSE are required to have a majority of independent directors serving on the board of directors of the listed company, the NYSE does not require a listed limited partnership like us to have a majority of independent directors on the board of directors of its general partner.

RELATED PARTY TRANSACTIONS POLICY AND PROCEDURES

The Board of Directors of our general partner established the Conflicts Committee, which is authorized to exercise all of the power and authority of the Board of Directors in connection with investigating, reviewing and acting on matters referred or disclosed to it where a conflict of interest exists or arises and performing such other functions as the board may assign to the Conflicts Committee from time to time. Pursuant to the Conflicts Committee Charter, the Conflicts Committee is responsible for reviewing all matters involving a conflict of interest submitted to it by the Board of Directors or as required by any written agreement involving a conflict of interest to which we are a party. In approving or ratifying any transaction or proposed transaction, the Conflicts Committee determines whether the transaction complies with our policies on conflicts of interests.

DISTRIBUTIONS AND PAYMENTS TO OUR GENERAL PARTNER AND ITS AFFILIATES

We were formed as a Delaware limited partnership to own and operate cemetery and funeral home properties previously owned and operated by Cornerstone. The following table summarizes the distributions and payments to be made by us to our general partner and its affiliates in connection with our ongoing operation and any liquidation. These distributions and payments were determined by and among affiliated entities and, consequently, are not the result of arm’s-length negotiations.

Distributions of available cash to our general partner and its affiliates	We have generally made cash distributions of approximately 98-99% to the unitholders, including our general partner, in respect of any common units that it may own, and approximately 1-2% to our general partner. As of March 15, 2019 our general partner’s ownership percentage of the Partnership was 1.04%. Our general partner also holds incentive distribution rights. Pursuant to such rights, if distributions per common unit exceed target distribution levels, our general partner will be entitled to increasing percentages of the distributions above each level, up to approximately 48% of the distributions above the highest level plus its general partnership percentage interest. See Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Distribution Policy.

Payments to our general partner and its affiliates	Our general partner and its affiliates do not receive any management fee or other compensation for the management of our business and affairs, but they are reimbursed for all expenses that they incur on our behalf, including general and administrative expenses and corporate overhead. As the sole purpose of the general partner is to act as our general partner, substantially all of the expenses of our general partner are incurred on our behalf and reimbursed by us or our subsidiaries. Our general partner determines the expenses that are allocable to us in good faith.

Withdrawal or removal of our general partner	If our general partner withdraws or is removed, its general partner interest and its incentive distribution rights will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests.

Liquidation	Upon our liquidation, the unitholders and our general partner will be entitled to receive liquidating distributions according to their respective capital account balances.

OWNERSHIP INTERESTS IN OUR GENERAL PARTNER; RELATIONSHIP WITH GP HOLDINGS

Our general partner, StoneMor GP, owns our general partner interest, our incentive distribution rights and common units representing limited partner interests in the Partnership. As of March 15, 2019 (i) Mr. Hellman, as Trustee of the Trust, for the pecuniary benefit of ACII, has exclusive voting and investment power over approximately 86.63% of membership interests in GP Holdings, the sole member of StoneMor GP, and (ii) Lawrence Miller, former Vice Chairman of the Board of Directors of StoneMor GP (6.53%, inclusive of family partnership holdings), William Shane, a former director of StoneMor GP (3.04%, inclusive of family partnership holdings), Allen Freedman, a former director of StoneMor GP (0.06%), Martin Lautman, a director of StoneMor GP (0.24%, along with Mr. Lautman’s spouse) and, Michael Stache and Robert Stache, retired executive officers of StoneMor GP (each owning 1.75% through trusts with their respective spouses, collectively hold approximately 13.37% of membership interests in GP Holdings.

RELATIONSHIP WITH ACII

On May 21, 2014, the Partnership sold to ACII, 2,255,947 common units (the “Common Units”) representing limited partner interests in the Partnership (the “ACII Units”) at an aggregate purchase price of $55.0 million pursuant to a Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”), dated May 19, 2014, by and between the Partnership and ACII. In connection with the consummation of this private placement transaction, on May 21, 2014, the Partnership and ACII also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing ACII with certain registration rights as described below.

Pursuant to the Common Unit Purchase Agreement, commencing with the quarter ending June 30, 2014, ACII is entitled to receive distributions equal to those paid on the Common Units generally. Through the quarter ended June 30, 2018, such distributions were payable in cash, Common Units issued to ACII in lieu of cash distributions (the “PIK Units”), or a combination of cash and PIK Units, as determined by the Partnership in its sole discretion. If the Partnership elected to pay distributions through the issuance of PIK Units, the number of Common Units issued in connection with a quarterly distribution was the quotient of (A) the amount of the quarterly distribution paid on the Common Units by (B) the volume-weighted average price of the Common Units for the thirty (30) trading days immediately preceding the date a quarterly distribution is declared with respect to the Common Units. The ACII Units will receive any future cash distributions on the same basis as all other Common Units and the Partnership will no longer have the ability to elect to pay quarterly distributions in kind through the issuance of PIK Units. The Partnership issued 78,342 PIK Units to ACII in lieu of cash distributions of $0.7 million during the year ended December 31, 2017.

Pursuant to the Registration Rights Agreement, the Partnership was required to file a shelf registration statement (the “PIK Unit Registration Statement”) with the SEC on or prior to June 5, 2014 to register the offer and sale by ACII of a good faith estimate of the total number of PIK Units that may be issued to ACII under the Common Unit Purchase Agreement, and use its commercially reasonable efforts to cause the PIK Unit Registration Statement to be declared effective as soon as practicable thereafter. The registration statement was declared effective on June 25, 2014 but, due to the Partnership’s failure to timely file certain required reports with the SEC, ACII will not be able to use this registration statement to sell the shares registered thereunder until the Partnership has timely filed all reports it is required to file with the SEC under the Exchange Act for a period of twelve months. Since July 1, 2018, ACII has had the right to require the Partnership to prepare and file with the SEC a shelf registration statement (a “Demand Registration Statement”) to register the offer and sale of (a) the ACII Units purchased by ACII pursuant to the Common Unit Purchase Agreement or (b) PIK Units issued to ACII pursuant to the Common Unit Purchase Agreement but not included in the PIK Unit Registration Statement.

The Registration Rights Agreement also includes piggy-back registration rights as well as indemnification and other provisions, which are customary for a transaction of this nature.

ACII is an affiliate of American Infrastructure Funds, L.L.C., an investment adviser registered with SEC. Mr. Hellman, a director of our general partner, is a managing member of American Infrastructure Funds, L.L.C. and he is affiliated with entities that own membership interests in ACII and the entity that is the manager of ACII. Mr. Hellman is also the sole Trustee (the “Trustee”) under a Trust (the “Trust”) established pursuant to a Voting and Investment Trust Agreement by and between ACII and Mr. Hellman, as Trustee, dated as of May 9, 2014, for the benefit of ACII. Jonathan Contos, a former director of our general partner through February 9, 2018, was a Principal of American Infrastructure Funds, L.L.C.

Messrs. Hellman, Contos and Sick elected to have all compensation pertaining to their services rendered on the Board of Directors paid directly to ACII.

AGREEMENTS GOVERNING THE PARTNERSHIP

We, our general partner, our operating company and other parties have entered into various documents and agreements that effected the initial public offering transactions, including the vesting of assets in, and the assumption of liabilities by, us and our subsidiaries. These agreements are not the result of arm’s-length negotiations, and we cannot assure you that they, or any of the transactions that they provide for, have been effected on terms at least as favorable to the parties to these agreements as could have been obtained from unaffiliated third parties. All of the transaction expenses incurred in connection with these transactions, including the expenses associated with transferring assets into our subsidiaries, have been paid from the proceeds of the initial public offering.

LOAN AGREEMENT WITH RELATED PARTY

On February 4, 2019, the Partnership entered into the Eighth Amendment with, among other parties, certain affiliates of Axar Capital Management (collectively, “Axar”) to provide an up to $35.0 million bridge financing in the form of the Tranche B Revolving Credit Facility, of which $15.0 million was drawn down immediately. Borrowings under the financing arrangement are collateralized by a perfected first priority security interest in substantially all assets of the Partnership and the Borrowers held for the benefit of the existing Tranche A Revolving Lenders and bear interest at a fixed rate of 8.0%. Borrowings under Tranche B Revolving Credit Facility on the Eighth Amendment Effective Date are subject to an original issue discount in the amount of $0.7 million, which was recorded as original issue discount and will pay additional interest in the amount $0.7 million at the termination and payment in full of the financing arrangement, which will be accreted to interest expense over the term of the financing arrangement, As of March 12, 2019, Axar beneficially owned approximately 19.5% of the Partnership’s outstanding common units. Axar also has exposure to an additional 1,462,272 Common Units pursuant to certain cash-settled equity swaps which mature on June 20, 2022 in accordance with information included in Axar’s filing on Form 13D/A which was filed with the SEC on February 5, 2019. In addition, the Partnership’s board of directors has separately approved an amendment to the voting and standstill agreement and director voting agreement with Axar to permit Axar to acquire up to 27.5% of the Partnership common units outstanding.

MERGER AND REORGANIZATION AGREEMENT

On September 27, 2018, the Partnership, StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion), Merger Sub will be merged with and into the Partnership (the “Merger”), with the Partnership surviving and with the Company as its sole general partner, the Partnership will become a wholly owned subsidiary of the Company and the unitholders of the Partnership will become stockholders in the Company.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, without limitation: (a) approval of the Merger Agreement by the holders of a majority of the outstanding Common Units, (b) there being no law or injunction prohibiting the consummation of the Merger, (c) subject to specified materiality standards, the accuracy of the representations and warranties of the parties, (d) compliance by the parties in all material respects with their respective covenants, (e) the effectiveness of a registration statement on Form S-4, (f) the approval for listing of the Company Shares on the New York Stock Exchange or any other national securities exchange, (g) the amendment or modification of the Credit Agreement, dated as of August 4, 2016 among StoneMor Operating LLC, the other borrowers party thereto, the lenders party thereto, Capital One, National Association, as administrative agent and the other agents party thereto (the “Credit Agreement”) and any other documents entered into in connection with the Credit Agreement in a manner that permits the consummation of the Merger and the transactions contemplated by the Merger Agreement and (h) the Company’s assumption of a long-term incentive plan as specified in the Merger Agreement. A change in control of the Partnership may be deemed to have occurred if the Merger is completed. For further information regarding the Merger and the Merger Agreement, see Note 1 General in Part II, Item 8. Financial Statements and Supplementary Data.

OMNIBUS AGREEMENT

On September 20, 2004, we entered into an omnibus agreement (the “Omnibus Agreement”) with McCown De Leeuw, a private equity investment firm and a founder of Cornerstone, CFS, CFSI, our general partner and StoneMor Operating LLC.

Under the Omnibus Agreement, as long as our general partner is an affiliate of McCown De Leeuw, McCown De Leeuw will agree, and will cause its controlled affiliates to agree, not to engage, either directly or indirectly, in the business of owning and operating cemeteries and funeral homes (including the sales of cemetery and funeral home products and services) in the United States. On November 30, 2010, MDC IV Liquidating Trusts became successors to McCown De Leeuw, and McCown De Leeuw was subsequently terminated. The MDC IV Liquidating Trusts assumed and agreed to be bound by and perform all of the obligations and duties of McCown De Leeuw under the Omnibus Agreement.

CFSI had agreed to indemnify us for all federal, state and local income tax liabilities attributable to the operation of the assets contributed by CFSI to us prior to the 2004 closing of the public offering. CFSI had also agreed to indemnify us against additional income tax liabilities, if any, that arise from the consummation of the 2004 transactions related to our formation in excess of those believed to result at the time of the 2004 closing of our initial public offering. We had estimated that $600,000 of state income taxes and no federal income taxes would be due as a result of these formation transactions. CFSI had also agreed to indemnify us against the increase in income tax liabilities of our corporate subsidiaries resulting from any reduction or elimination of our net operating losses to the extent those net operating losses are used to offset any income tax gain or income resulting from the prior operation of the assets of CFSI contributed to us in 2004, or from our formation transactions in excess of such gain or income believed to result at the time of the 2004 closing of the initial public offering. Until all of its indemnification obligations under the Omnibus Agreement had been satisfied in full, CFSI was subject to limitations on its ability to dispose of or encumber its interest in our general partner or the common units held by it (except upon a redemption of common units by the partnership upon any exercise of the underwriters’ over-allotment option) and would also be prohibited from incurring any indebtedness or other liability. An amendment to the Omnibus Agreement dated January 24, 2011 was entered into by all parties to the Omnibus Agreement (and after due consideration approved by our Conflicts Committee, which retained independent counsel; the committee was chaired by Mr. Carver). An accompanying certification by our general partner established that as of the date of the amendment, CFSI’s indemnification obligations under the Omnibus Agreement were discharged and CFSI was no longer subject to the limitations and prohibition described above in this paragraph. Those indemnification obligations pertained to the taxable year 2004 of CFSI. To our knowledge, there has been no inquiry from or instigation of proceedings by any taxing authority, which could reasonably be expected to require indemnification under the Omnibus Agreement. We believe that all applicable statutes of limitations (including any extensions thereof) relating to the filing of all tax returns, which could reasonably be expected to require indemnification under the Omnibus Agreement have expired, except if there were certain omissions of gross income of more than 25% or fraud. Our general partner has certified to its knowledge there was no such omission or fraud. CFSI is also subject to certain limitations on its ability to transfer its interest in our general partner or the common units held by it if the effect of the proposed transfer would trigger an “ownership change” under the Internal Revenue Code that would limit our ability to use our federal net operating loss carryovers. Please read Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Income Taxes for more information.

The Omnibus Agreement may not be further amended without the prior approval of the Conflicts Committee if our general partner determines that the proposed amendment will adversely affect holders of our common units. Any further action, notice, consent, approval or waiver permitted or required to be taken or given by us under the indemnification provisions of the Omnibus Agreement as amended must be taken or given by the Conflicts Committee of our general partner.

MATTERS PERTAINING TO FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER

On October 12, 2018, a former President and Chief Executive Officer, Lawrence Miller, and the Partnership entered into a letter agreement (the “Agreement”) that resolved the number of units that vested upon Mr. Miller’s retirement as President and Chief Executive Officer in May 2017 pursuant to awards made under the Partnership’s 2014 Long-Term Incentive Plan (the “Plan”). The parties agreed that a total of 22,644 time-based units and 63,836 performance-based units vested under such awards in accordance with the terms of the Separation Agreement dated March 27, 2017 between Mr. Miller and StoneMor GP (the “Separation Agreement”). The parties also agreed that a total of $340,751.40 will be paid to Mr. Miller pursuant to distribution equivalent rights with respect to those units.

In connection with entering into the Agreement, Mr. Miller resigned as a director of StoneMor GP. The Partnership paid Mr. Miller his distribution equivalent rights in October 2018 and issued the vested units in February 2019, after it had filed all reports it is required to file under the Securities Exchange Act of 1934, as amended. The Agreement also included a customary release by Mr. Miller of any further claims with respect to the Plan, including the referenced awards, and any right to appoint a “Founder Director” under the terms of StoneMor GP’s Second Amended and Restated Limited Liability Company Agreement, as amended. During 2018, Mr. Miller received $528,000 as additional cash severance pursuant to the terms of the Separation Agreement.

PARENTS OF SMALLER REPORTING COMPANIES

As a smaller reporting company, we are required to list all “parents” of the Partnership showing the basis of control and, as to each such parent, the percentage of voting securities owned or other basis of control by its immediate parent. For this purpose, a “parent” is an affiliate that, directly or indirectly through one or more intermediaries, controls an entity. For a discussion of certain governance relationships affecting control of the Partnership, see Item 10. Directors, Executive Officers and Corporate Governance—Partnership Structure and Management. The following persons are or may be deemed to be “parents” of the Partnership:

Name	Basis of Control
StoneMor GP	General Partner

GP Holdings	Owner of 100% of the membership interests in the General Partner

Name	Basis of Control
Robert B. Hellman, Jr	Trustee of the Trust established under the Voting and Investment Trust Agreement by and between ACII and Mr. Hellman for the pecuniary benefit of ACII, in which capacity he has voting and investment power over approximately 86.63% of the membership interests in GP Holdings.

Axar Capital Management, L.P.	May be deemed a parent by virtue of its ownership of 7,667,548, or approximately 20.1%, of the Partnership’s outstanding common units.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees paid or accrued for professional services rendered by Grant Thornton LLP for the audit of our annual financial statements for fiscal year 2018 and audit-related service and all other services rendered by Grant Thornton LLP and professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal year 2017 and audit-related service and all other services. Tax fees were rendered by Deloitte & Touche LLP for fiscal years 2018 and 2017.

	Years Ended December 31,
	2018	2017
Audit fees	$1,688,500	$2,668,693
Audit-related fees	318,675	183,264
Tax fees	367,828	426,075

	$2,375,003	$3,278,032

The category of “Audit fees” includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC, such as the issuance of comfort letters and consents. The decrease in fees in 2018 was primarily the result of the audit work performed in 2017 due to the delayed filings.

The category of “Audit-related fees” includes fees for services related to employee benefit plan audits and accounting consultation.

The category of “Tax fees” includes fees for the consultation and preparation of federal, state, and local tax returns.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP and Deloitte & Touche LLP was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Financial Statements

(1)	The following financial statements of StoneMor Partners L.P. are included in Part II, Item 8. Financial Statements and Supplementary Data:

Reports of Independent Registered Public Accounting Firms

Consolidated Balance Sheets as of December 31, 2018 and 2017

Consolidated Statements of Operations for the years ended December 31, 2018 and 2017

Consolidated Statements of Partners’ Capital for the years ended December 31, 2018 and 2017

Consolidated Statements of Cash Flows for the years ended December 31, 2018 and 2017

Notes to Consolidated Financial Statements

(2)	Other schedules have not been included either because they are not applicable or because the information is included elsewhere in this Annual Report on Form 10-K.

(b)	Exhibits are listed in the Exhibit Index, which is included below.

Exhibit Index

Exhibit Number	Description
3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004 (Exhibit 3.1)).

3.2*	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008, as amended by Amendment No. 1 to Second Amended Agreement of Limited Partnership of StoneMor Partners L.P. dated as of November 3, 2017 (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017).

4.1.1*	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, including Form of 7 7/8% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.1.2*	Registration Rights Agreement, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the Initial Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers listed on Schedule A to the Purchase Agreement (incorporated by reference to Exhibit 4.4 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.1.3*	Supplemental Indenture No. 1, dated as of August 8, 2014, by and among Kirk & Nice, Inc., Kirk & Nice Suburban Chapel, Inc., StoneMor Operating LLC, and Osiris Holding of Maryland Subsidiary, Inc., subsidiaries of StoneMor Partners L.P. (or its successor), and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

Exhibit Number	Description
4.1.4*	Supplemental Indenture No. 2, dated as of September 1, 2016, by and among StoneMor Wisconsin LLC, StoneMor Wisconsin Subsidiary LLC, subsidiaries of StoneMor Partners L.P., and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

4.2*	Registration Rights Agreement, dated as of May 21, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.1*†	StoneMor Partners L.P. Long-Term Incentive Plan, as amended April 19, 2010 (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement filed on June 4, 2010).

10.2*†	Form of the Director Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.3*†	Form of the Key Employee Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.4*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 27, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 1, 2006).

10.5*†	Director Restricted Phantom Unit Agreement by and between StoneMor GP LLC and Robert Hellman dated June 23, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 23, 2009).

10.6*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.7*†	Form of the Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.8*†	Director Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2.8 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

10.9*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of April 2, 2012 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

10.10*†	Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 7, 2012 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 13, 2012).

10.11*†	Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of October 22, 2013 (incorporated by reference to Exhibit 10.7.11 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

10.12*†	Form of Director Restricted Phantom Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of November 11, 2014 (incorporated by reference to Exhibit 10.7.12 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014).

Exhibit Number	Description

10.13*†	Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of December 31, 2015 by and between StoneMor GP LLC and David L. Meyers (incorporated by reference to Exhibit 10.7.15 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

10.14*†	Amended and Restated Employment Agreement, executed July 22, 2013 and retroactive to January 1, 2013, by and between StoneMor GP, LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 26, 2013).

10.15*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Lawrence Miller, Robert B. Hellman, Jr., Fenton R. Talbott, Martin R. Lautman, William Shane, Allen R. Freedman, effective September 20, 2004 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.16*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Howard Carver and Peter Grunebaum, effective February 16, 2007 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.17*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Leo J. Pound and Jonathan Contos, dated February 26, 2015 (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

10.18*†	Settlement Agreement by and among StoneMor Indiana LLC, StoneMor Operating LLC, StoneMor Partners L.P., Chapel Hill Associates, Inc., Chapel Hill Funeral Home, Inc., Covington Memorial Funeral Home, Inc., Covington Memorial Gardens, Inc., Forest Lawn Memorial Chapel Inc., Forest Lawn Memory Gardens Inc., Fred W. Meyer, Jr. by James R. Meyer as Special Administrator to the Estate of Fred W. Meyer, Jr., James R. Meyer, Thomas E. Meyer, Nancy Cade, and F.T.J. Meyer Associates, LLC dated June 21, 2010 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 25, 2010).

10.19*†	Omnibus Agreement by and among McCown De Leeuw & Co. IV, L.P., McCown De Leeuw & Co. IV Associates, L.P., MDC Management Company IV, LLC, Delta Fund LLC, Cornerstone Family Services LLC, CFSI LLC, StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.4 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.20*†	Amendment No. 1 to Omnibus Agreement entered into on, and effective as of, January 24, 2011 by and among MDC IV Trust U/T/A November 30, 2010, MDC IV Associates Trust U/T/A November 30, 2010, Delta Trust U/T/A November 30, 2010 (successors respectively to McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw IV Associates, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and MDC Management Company IV, LLC, a California limited liability company), Cornerstone Family Services LLC, a Delaware limited liability company, CFSI LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited partnership, StoneMor GP LLC, a Delaware limited liability company, for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on January 28, 2011).

10.21*†	Contribution, Conveyance and Assumption Agreement by and among StoneMor Partners L.P., StoneMor GP LLC, CFSI LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

Exhibit Number	Description

10.22*†	Letter Agreement by and between Austin So and StoneMor GP LLC, dated January 28, 2017 (incorporated by reference to Exhibit 10.36 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016).

10.23*	Lease Agreement, dated as of September 26, 2013, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 2, 2013).

10.24*	Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 26, 2014).

10.25*	Amendment No. 2 to Lease Agreement, dated as of May 28, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P. (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

10.26*	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor Florida LLC, StoneMor Florida Subsidiary LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, StoneMor North Carolina Funeral Services, Inc., Loewen [Virginia] LLC, Loewen [Virginia] Subsidiary, Inc., Rose Lawn Cemeteries LLC, Rose Lawn Cemeteries Subsidiary, Incorporated, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, CMS West Subsidiary LLC, S.E. Funeral Homes of Florida, LLC, S.E. Cemeteries of Florida, LLC, S.E. Combined Services of Florida, LLC, S.E. Cemeteries of North Carolina, Inc., S.E. Funeral Homes of North Carolina, Inc., Montlawn Memorial Park, Inc., S.E. Cemeteries of Virginia, LLC, SCI Virginia Funeral Services, Inc., George Washington Memorial Park, Inc., Sunset Memorial Park Company and S.E. Mid- Atlantic Inc. (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.27†	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, Laurel Hill Memorial Park LLC, Laurel Hill Memorial Park Subsidiary, Inc., StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, S.E. Cemeteries of North Carolina, Inc., Clinch Valley Memorial Cemetery, Inc., and S.E. Acquisition of Pennsylvania, Inc. (incorporated by reference to Exhibit 2.2 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.28*	Common Unit Purchase Agreement, dated as of May 19, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.29*	Underwriting Agreement, dated April 15, 2016, by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, and Raymond James & Associates, Inc., as representative of the underwriters named therein (incorporated by reference to Exhibit 1.1 of Registrant’s Current Report on Form 8-K filed on April 20, 2016).

10.30*	Letter Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

10.31*	Confidentiality, Nondisclosure and Restrictive Covenant Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

Exhibit Number	Description

10.32*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.33*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Austin So (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.34*	Credit Agreement, dated as of August 4, 2016, by and among StoneMor Operating LLC, the other Borrowers party thereto, the Lenders party thereto, Capital One, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank of Pennsylvania, as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents (incorporated by reference to Exhibit 10.5 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.35*	First Amendment to Credit Agreement, dated as of March 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 16, 2017).

10.36*	Second Amendment and Limited Waiver to Credit Agreement, dated as of July 26, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 28, 2017).

10.37*	Third Amendment and Limited Waiver to Credit Agreement, effective as of August 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on August 17, 2017).

10.38*	Fourth Amendment to Credit Agreement dated as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 5, 2017).

10.39*	Fifth Amendment to Credit Agreement, dated as of December 22, 2017 but effective as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.40*	Sixth Amendment and Waiver to Credit Agreement, effective as of June 12, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.41*	Seventh Amendment and Waiver to Credit Agreement, effective as of July 13, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.49 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

Exhibit Number	Description

10.42*	Eighth Amendment and Waiver to Credit Agreement, effective as of February 4, 2019, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on February 4, 2018).

10.43*	Guaranty and Collateral Agreement, dated as of August 4, 2016, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Grantors party thereto and Capital One, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.6 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.44*	Common Unit Purchase Agreement, dated as of December 30, 2016, by and between StoneMor Partners L.P. and StoneMor GP Holdings LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on January 4, 2017).

10.45*†	Separation Agreement and General Release, dated as of March 27, 2017, by and between StoneMor GP Holdings LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 28, 2017).

10.46*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 17, 2017).

10.47*†	Employment Agreement dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.48*†	Indemnification Agreement, dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.49*†	Employment Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.50*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.51*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Robert A. Sick (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.52*†	Employment Agreement dated March 1, 2018 by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 2, 2018).

10.53*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 1, 2018, by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 2, 2018)

10.54*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2017 Award) (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

Exhibit Number	Description

10.55*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2018 Award) (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.56*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2017 Award) (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.57*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2018 Award) (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.58*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 19, 2018, by and between StoneMor GP LLC and Mark L. Miller (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.59*†	Form of 2017 Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.60*†	Form of Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.61*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.62*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.63*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.64*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.65*†	Employment Agreement by and between Austin K. So and StoneMor GP LLC, dated June 15, 2018 (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.66*†	Employment Agreement by and between Joseph M. Redling and StoneMor GP LLC, dated June 29, 2018 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 3, 2018).

10.67*†	Executive Restricted Unit Award Agreement dated July 18, 2018 by and between StoneMor GP LLC and Joseph M. Redling (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 24, 2018).

Exhibit Number	Description

10.68*†	Agreement dated July 26, 2018 by and between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 30, 2018).

10.69*†	Letter Agreement, dated September 5, 2018, by and between StoneMor GP LLC and Jeffrey DiGiovanni (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 11, 2018).

10.70*†	StoneMor Amended and Restated 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 21, 2018).

10.71*	Voting and Support Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 28, 2018).

10.72*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.73*†	Letter Agreement dated October 12, 2018 between StoneMor Partners L.P. and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.74*	First Amendment to Voting and Support Agreement, dated February 4, 2019, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on February 4, 2019).

10.75	Merger and Reorganization Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP Holdings LLC, StoneMor GP LLC and Hans Merger Sub, LLC.

10.76*†	StoneMor Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-k filed on April 2, 2019).

16.1*	Letter from Deloitte & Touche LLP date December 6, 2018 (incorporated by reference to Exhibit 16.1 of Registrant’s Current Report on Form 8-k filed on December 6, 2018).

21.1	Subsidiaries of Registrant.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Deloitte & Touche LLP.

31.1	Certification pursuant to Exchange Act Rule 13a-14(a) of Joseph M. Redling, President and Chief Executive Officer.

31.2	Certification pursuant to Exchange Act Rule 13a-14(a) of Mark L. Miller, Chief Financial Officer and Senior Vice President.

32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Joseph M. Redling, President and Chief Executive Officer (furnished herewith).

32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Mark L. Miller, Chief Financial Officer and Senior Vice President (furnished herewith).

99.1*	Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, entered into by StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

Exhibit Number	Description

99.2*	Amendment No. 1, dated as of November 17, 2015, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, entered into by StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.2 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

99.3*	Amendment No. 2, dated as of May 17, 2017, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.3 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

99.4*	Amendment No. 3, dated as of March 19, 2018, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.4 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

101	Attached as Exhibit 101 to this report are the following Interactive Data Files formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2017 and 2016; (ii) Consolidated Statements of Operations for the years ended December 31, 2017, 2016 and 2015; (iii) Consolidated Statements of Partners’ Capital; (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2017, 2016 and 2015; and (v) Notes to the Consolidated Financial Statements. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of StoneMor Partners L.P.

*	Incorporated by reference, as indicated
†	Management contract, compensatory plan or arrangement

ITEM 16.	FORM 10-K SUMMARY

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STONEMOR PARTNERS L.P.

By: StoneMor GP LLC, its General Partner

April 2, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph M. Redling Joseph M. Redling (Principal Executive Officer)	President and Chief Executive Officer	April 2, 2019

/s/ Mark L. Miller Mark L. Miller (Principal Financial Officer)	Chief Financial Officer and Senior Vice President	April 2, 2019

/s/ Jeffrey DiGiovanni Jeffrey DiGiovanni (Principal Accounting Officer)	Chief Accounting Officer	April 2, 2019

/s/ Robert B. Hellman, Jr. Robert B. Hellman, Jr.	Director	April 2, 2019

/s/ Martin R. Lautman, Ph.D. Martin R. Lautman, Ph.D.	Director	April 2, 2019

/s/ Leo J. Pound Leo J. Pound	Director	April 2, 2019

/s/ Stephen J. Negrotti Stephen J. Negrotti	Director	April 2, 2019

/s/ Robert A. Sick Robert A. Sick	Director	April 2, 2019

/s/ Fenton R. Talbott Fenton R. Talbott	Director	April 2, 2019

/s/ Patricia D. Wellenbach Patricia D. Wellenbach	Director	April 2, 2019

Exhibit 10.75

Execution Version

MERGER AND REORGANIZATION AGREEMENT

by and among

STONEMOR PARTNERS L.P.

STONEMOR GP HOLDINGS LLC

STONEMOR GP LLC

AND

HANS MERGER SUB, LLC

Dated as of September 27, 2018

MERGER AND REORGANIZATION AGREEMENT

This MERGER AND REORGANIZATION AGREEMENT, dated as of September 27, 2018 (this “Agreement”), is entered into by and among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“Merger Sub”).

RECITALS

WHEREAS, the Conflicts Committee (the “Conflicts Committee”) of the board of directors of GP (the “GP Board”) by unanimous vote (a) determined that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the Partnership and the holders of common units representing limited partner interests (the “Common Units”) in the Partnership (the “Unitholders”) (other than GP and Unitholders affiliated with GP), (b) approved this Agreement and the transactions contemplated hereby, including the Merger (the foregoing constituting Special Approval), (c) directed that this Agreement be submitted to a vote of the Unitholders, and (d) resolved its recommendation of adoption of this Agreement by the Unitholders;

WHEREAS, each of (i) the Board of Directors of GP Holdings, on behalf of GP Holdings, in its individual capacity and in its capacity as the sole member of GP, and immediately following the Conversion (as hereinafter defined), as the sole stockholder of the Company, and (ii) the GP Board on behalf of GP and in its capacity as the sole member of Merger Sub, has approved this Agreement and the transactions contemplated hereby;

WHEREAS, the parties intend that, as more particularly described herein, GP Holdings shall contribute the 2,332,878 Common Units owned by it (the “GP Holdings’ Common Units”) to GP and immediately following receipt thereof, GP shall contribute the GP Holdings’ Common Units to StoneMor LP Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“LP Sub”), GP shall convert into a Delaware corporation (the “Conversion”) to be named “StoneMor Inc.” (following the Conversion, GP is referred to herein as the “Company”) and all of the limited liability company interests of GP held by GP Holdings prior to the Conversion shall be cancelled in accordance with this Agreement and (iii) Merger Sub shall be merged with and into the Partnership (the “Merger”) with the Partnership surviving and with the Company as its sole general partner and LP Sub as its sole holder of Common Units and each Outstanding (as defined below) Common Unit (other than those held by LP Sub) being converted into the right to receive one share of common stock, par value $0.01 per share, of the Company (the “Company Shares”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the parties’ willingness to enter into this Agreement, the Partnership, GP and certain Unitholders (the “Supporting Unitholders”) are entering into a voting and support agreement, pursuant to which, among other things, the Supporting Unitholders have agreed, subject to the terms and conditions set forth therein, to vote (or cause the vote of, as applicable) all of the Common Units owned by them in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1    Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“2004 Director Deferred Phantom Unit Award” has the meaning set forth in Section 3.7(a).

“2004 Partnership Equity Plan” means the StoneMor Partners L.P. Long-Term Incentive Plan (as amended April 19, 2010).

“2014 Director Deferred Phantom Unit Award” has the meaning set forth in Section 3.7(b).

“2014 Partnership Equity Plan” means the StoneMor Partners L.P. 2014 Long-Term Incentive Plan.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement, GP Holdings, GP, the Partnership and their respective Subsidiaries shall not be considered Affiliates of the Company and its Subsidiaries.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Book-Entry Units” has the meaning set forth in Section 3.1(b).

“Business Day” means any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York, New York.

“Bylaws” has the meaning specified in Section 2.1(b).

“Certificate” has the meaning set forth in Section 3.1(b).

“Certificate of Conversion” has the meaning set forth in Section 2.1(b).

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of the State of Delaware on April 2, 2004.

“Certificate of Merger” has the meaning set forth in Section 2.2(b).

“Change in Recommendation” has the meaning set forth in Section 5.2(b).

“Charter” has the meaning specified in Section 2.1(b).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Units” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Long-Term Incentive Plan” means the StoneMor Amended and Restated 2018 Long-Term Incentive Plan.

“Company Shares” has the meaning set forth in the recitals to this Agreement.

“Conflicts Committee” has the meaning set forth in the recitals to this Agreement.

“Contribution” has the meaning set forth in Section 2.1(a).

“Conversion” has the meaning set forth in the recitals to this Agreement.

“Conversion Effective Time” has the meaning set forth in Section 2.1(b).

“Converted Director Deferred Phantom Unit Award” has the meaning set forth in Section 3.7(b).

“Converted Phantom Unit Award” has the meaning set forth in Section 3.7(c).

“Converted UAR” has the meaning set forth in Section 3.7(e).

“Credit Agreement” has the meaning set forth in Section 6.7.

“Credit Agreement Amendment” has the meaning set forth in Section 6.7.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Deferred Phantom Unit Award” has the meaning set forth in Section 3.7(a).

“DLLCA” means the Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. §17-101 et seq.

“Effective Time” has the meaning set forth in Section 2.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Exchange Agent” means such entity as may be mutually selected by the Company and the Partnership pursuant to Section 3.3(a).

“Exchange Fund” has the meaning set forth in Section 3.3(a).

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“Governmental Authority” means any applicable national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, or any arbitrator.

“GP” has the meaning set forth in the introductory paragraph of this Agreement.

“GP Board” has the meaning set forth in the recitals to this Agreement.

“GP Holdings” has the meaning set forth in the introductory paragraph of this Agreement.

“GP Holdings’ Common Units” has the meaning set forth in the recitals to this Agreement.

“GP LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, as amended as of November 17, 2015, May 17, 2017 and March 19, 2018.

“Incentive Distribution Rights” has the meaning set forth in the Partnership Agreement.

“Indemnitees” has the meaning set forth in Section 5.8(a).

“Law” means any law, rule, regulation, directive, ordinance, code, governmental determination, guideline, judgment, order, treaty, convention, governmental certification requirement or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“LP Sub” has the meaning set forth in the recitals to this Agreement

“Material Adverse Effect” means, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on a StoneMor Party’s results of operations, operating business or financial condition in a manner that would impact a decision to conduct the ongoing business in corporate juridical form as opposed to continuing in partnership form; provided, however, that “Material Adverse Effect” shall not include any change, effect, event or occurrence resulting from (i) entering into this Agreement or the announcement of the transactions contemplated by this Agreement, (ii) general market, economic, financial, regulatory or political conditions, (iii) any outbreak of hostilities, war, or terrorism, (iv) any earthquakes, hurricanes, tornadoes, floods or other natural disasters, (v) any effect that generally affects the death care industry or (vi) any changes in applicable Laws.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the introductory paragraph in this Agreement.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“NYSE” means the New York Stock Exchange.

“Outstanding” has the meaning set forth in the Partnership Agreement.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 9, 2008, as amended as of November 3, 2017.

“Partnership Conflicts Committee Recommendation” has the meaning set forth in Section 5.2(b).

“Partnership Equity Plans” means the 2004 Partnership Equity Plan and the 2014 Partnership Equity Plan, each as amended.

“Partnership Proxy Statement” has the meaning set forth in Section 5.2(a).

“Partnership SEC Documents” means all reports, schedules, forms, certifications, prospectuses and registration, proxy and other statements required to be filed or furnished by the Partnership or any Unitholder with the SEC and publicly available prior to the date of this Agreement.

“Partnership Unitholder Approval” has the meaning set forth in Section 6.1.

“Partnership Unitholder Meeting” has the meaning set forth in Section 5.2(b).

“Person” means any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Phantom Units” has the meaning set forth in Section 3.7(a).

“Pre-Closing Transactions” has the meaning set forth in Section 2.1.

“Registration Statement” has the meaning set forth in Section 5.2(a).

“Reorganization” means, collectively, this Agreement and the transactions contemplated hereby, including the Pre-Closing Transactions and the Merger.

“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Required Approvals” has the meaning set forth in Section 4.1(f).

“Restricted Units” has the meaning set forth in Section 3.7(d).

“Restricted Unit Award” has the meaning set forth in Section 3.7(d).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Special Approval” has the meaning set forth in the Partnership Agreement.

“StoneMor Parties” means the Partnership, GP and GP Holdings, each acting in its individual capacity.

“Subsidiaries” has the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act, except, in the case of the Partnership, the Company or the GP (as applicable) and its respective Subsidiaries shall not be deemed to be Subsidiaries of the Partnership (unless otherwise specifically provided in this Agreement).

“Supporting Unitholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Entity” has the meaning set forth in Section 2.2(a).

“Takeover Laws” has the meaning set forth in Section 4.1(c)(iii).

“UAR” has the meaning set forth in Section 3.7(e).

“UAR Award” has the meaning set forth in Section 3.7(e).

“Unitholders” has the meaning set forth in the recitals to this Agreement.

ARTICLE II

CONTRIBUTION AND MERGER

Section 2.1 Pre-Effective Time Transactions. The following shall occur immediately prior to the Effective Time on the Closing Date (collectively, the “Pre-Closing Transactions”) with such Pre-Closing Transactions to take effect in the order set forth below on the Closing Date:

(a) Contribution. GP Holdings shall and, effective as of 12:01 a.m. Eastern time on the Closing Date, does hereby contribute, grant, transfer, assign and convey to the GP, and the GP shall and, effective as of 12:01 a.m. Eastern time on the Closing Date, does hereby accept, all right, title and interest in and to the GP Holdings Common Units, and immediately following receipt thereof, GP shall and does hereby contribute, grant, transfer, assign and convey to LP Sub, and GP shall cause LP Sub to accept, all right, title and interest in and to the GP Holdings’ Common Units (the “Contribution”) and LP Sub shall be admitted as a limited partner of the Partnership; and

(b) Conversion

(c) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA and DGCL, GP shall file or cause to be filed with the Secretary of State of the State of Delaware a properly executed certificate of conversion (the “Certificate of Conversion”), pursuant to which GP shall be converted into a Delaware corporation named “StoneMor Inc.”, and a certificate of incorporation of the Company substantially in the form attached hereto as Exhibit A (the “Charter”), and shall make or cause to be made all other filings or recordings required under the DGCL and DLLCA in connection with the Conversion. The Certificate of Conversion will provide that the Conversion shall become effective at 12:05 a.m. (Eastern time) upon the Closing Date or at such other time as is agreed to by the parties to this Agreement and specified in the Certificate of Conversion (the time at which the Conversion becomes effective is herein referred to as the “Conversion Effective Time”). From and after the Conversion Effective Time, the Charter shall be the certificate of incorporation of the Company and the Bylaws of the Company attached hereto as Exhibit B (the “Bylaws”), shall be the bylaws of the Company, in each case, until duly amended in accordance with the terms thereof and applicable Law, consistent with the obligations set forth in Section 5.8. As of the Conversion Effective Time and before giving effect to the transactions contemplated by the Merger, GP Holdings shall be the sole stockholder of the Company and shall receive as a result of the Conversion and as consideration for the Pre-Closing Transactions and the Merger, 5,282,878 Company Shares, subject to adjustment pursuant to Section 3.5 as if GP Holdings held 5,282,878 Common Units immediately prior to the Effective Time representing 2,332,878 GP Holdings’ Common Units owned by LP Sub and the agreed upon valuation (in Common Units) of 2,950,000 Common Units in exchange for the 1.04% General Partner Interest, the Incentive Distribution Rights and for the governance and all other economic and other rights associated with the General Partnership Interest held indirectly by GP Holdings immediately prior to the Conversion. The Conversion shall have all of the effects prescribed in the DGCL and the DLLCA.

Section 2.2 Merger.

(a) The Surviving Entity. Subject to the terms and conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Partnership, the separate existence of Merger Sub shall cease and the Partnership shall survive and continue to exist as a Delaware limited partnership (the Partnership, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

(b) Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VI in accordance with this Agreement, the Merger shall become effective upon the later to occur of: (i) the filing with the Secretary of State of the State of Delaware of a properly executed certificate of merger (the “Certificate of

Merger”); and (ii) such later date and time as may be set forth in the Certificate of Merger (such later date, the “Effective Time”), which shall be no earlier than the Conversion Effective Time, in accordance with the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA. At the Closing, the Company will cause the Certificate of Merger to be duly filed with the Secretary of State of the State of Delaware.

(c) Effects of the Merger. The Merger shall have the effects prescribed in the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA.

(d) Organizational Documents of the Surviving Entity. At the Effective Time, the Certificate of Limited Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with the terms thereof and applicable Law.

Section 2.3 Directors and Officers of the Company.

(a) Directors. The initial number of directors shall be nine (9) following the Effective Time and such initial directors of the Company shall be the Persons identified by GP by written notice to the Parties following the date hereof. Such persons shall include two (2) designees of Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC, one (1) designee of Axar Capital Management, LP or its Affiliates and the Chief Executive Officer of the Company . Such directors shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

(b) Officers. The officers of GP immediately prior to the Effective Time shall remain the officers of the Company from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

Section 2.4 Closing. Subject to the satisfaction or waiver of the conditions as set forth in Article VI in accordance with this Agreement, the closing of the Pre-Closing Transactions, the Merger and the other transactions contemplated hereby (the “Closing”) shall occur on (a) the third Business Day after the day on which the last of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which the parties may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas at 9:00 a.m. Central Time on the Closing Date, unless another time, date or place is agreed to in writing by the parties. In lieu of a physical closing, the parties agree that all requisite closing documents may be exchanged electronically at the Closing, and that documents so exchanged shall be binding for all purposes.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Partnership, Merger Sub, LP Sub or any holder of Common Units:

(a) Each Outstanding Common Unit, including Phantom Units that will be treated as Common Units pursuant to Section 3.7(a) of this Agreement but excluding any Common Units held by LP Sub, shall be converted into the right to receive one Company Share, which shall have been duly authorized and shall be validly issued, fully paid and nonassessable. The Company Shares issued hereunder are referred to herein as the “Merger Consideration.”

(b) All Common Units (excluding any Common Units held by LP Sub), when converted as a result of and pursuant to the Merger, shall cease to be outstanding and shall automatically be canceled and cease to exist. At the Effective Time, each holder of a certificate representing Common Units (a “Certificate”) and each holder of non-certificated Common Units represented by book-entry (“Book-Entry Units”), other than LP Sub, shall cease to be a unitholder of the Partnership and (except as set forth in Section 3.2) cease to have any rights with respect thereto, except the right to receive (i) such holder’s portion of the Merger Consideration and (ii) any distributions in accordance with Section 3.3(c), and in each case, to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with Section 3.2 without interest.

(c) All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become limited partner interests in the Surviving Entity, which limited partner interests shall be duly authorized and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA), such that following the Effective Time, LP Sub shall be the sole holder of Common Units of the Surviving Entity.

(d) The general partner interest in the Partnership issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company shall continue to be the sole general partner of the Partnership.

(e) The Incentive Distribution Rights issued and outstanding immediately prior to Effective Time shall remain outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company shall continue to own 100% of the Incentive Distribution Rights.

(f) All of the limited liability company interest of GP shall be cancelled.

Section 3.2 Rights As Unitholders; Unit Transfers. At the Effective Time, holders of Common Units (other than LP Sub) shall cease to be, and shall have no rights as, unitholders of the Partnership, other than to receive (a) any distribution with respect to such Common Units with a record date occurring prior to the Effective Time that may have been declared or made by the Partnership on such Common Units in accordance with the terms of this Agreement and which remains unpaid at the Effective Time and (b) the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the unit transfer books of the Partnership with respect to such Common Units.

Section 3.3 Exchange Procedures.

(a) Exchange Agent. Promptly after the Effective Time, the Company shall deposit or shall cause to be deposited with the Exchange Agent for the benefit of the holders of such Common Units, for exchange in accordance with this Article III, through the Exchange Agent, the Company Shares issuable upon due surrender of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 3.3(g)) or Book-Entry Units pursuant to this Article III. The Partnership agrees to deposit with the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.2(a) and Section 3.3(c). Any cash and Company Shares deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated by this Agreement to be issued or paid for Common Units pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 3.3(c), the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time, the Company shall instruct the Exchange Agent to mail to each record holder of Common Units as of the Effective Time (other than LP Sub) (i) a letter of transmittal (which shall specify that in respect of certificated units, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form and agreed to by the Company and the Partnership prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration issuable or payable in respect of the Common Units represented by such Certificates or Book-Entry Units. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be reasonably required pursuant to such instructions, the holders of Common Units (other than LP Sub) shall be entitled to receive in exchange therefor (A) Company Shares representing, in the aggregate, the number of Company Shares that such holder has the right to receive pursuant to this Article III (after taking into account all Common Units then held by such holder) and (B) a check in the amount equal to the aggregate amount of cash, if any, that such holder has the right to receive pursuant to Section 3.3(c). No interest shall be paid or accrued on any Merger Consideration or on any unpaid distributions payable to holders of Certificates or Book-Entry Units. In the event of a transfer of ownership of Common Units that is not registered in the transfer records of the Partnership, the Merger Consideration issuable or payable in respect of such Common Units may be issued or paid to a transferee, if the Certificate representing such Common Units or evidence of ownership of the Book-Entry Units are presented to the Exchange Agent, and in the case of both certificated and book-entry Common Units, accompanied by all documents required to evidence and effect such transfer and the Person requesting such exchange shall (i) pay to the Exchange Agent in advance, any amounts required to be withheld and any transfer taxes or other similar taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such Common Units, or (ii) shall establish to the satisfaction of the Exchange Agent that any amounts required to be withheld, any transfer taxes or other similar taxes have been paid or are not payable. Until the required documentation has been delivered and Certificates, if any, have been surrendered, as contemplated by this Section 3.3, each Certificate or Book-Entry Unit shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration issuable or payable in respect of the Common Units (excluding those held by LP Sub) and any distributions to which such holder is entitled pursuant to Section 3.2.

(c) Distributions with Respect to Unexchanged Common Units. No distributions declared or made with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any Common Units with respect to the Company Shares that such holder would be entitled to receive in accordance herewith until such holder shall deliver the required documentation and surrender any Certificate as contemplated by this Section 3.3. Subject to applicable Law, following compliance with the requirements of Section 3.3(b), there shall be paid to such holder of the Company Shares issuable in exchange therefor, without interest, (i) promptly after the time of such compliance, the amount of distributions with a record date after the Effective Time theretofore paid with respect to the Company Shares and payable with respect to such Company Shares and (ii) at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such compliance payable with respect to such Company Shares.

(d) Further Rights in Common Units. The Merger Consideration issued or paid upon conversion of a Common Unit in accordance with the terms hereof (including any cash paid pursuant to Section 3.2 or Section 3.3(c)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Common Unit.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund constituting Company Shares or cash that remains unclaimed by the holders of such Common Units after 180 days following the Effective Time shall be returned to the Company upon demand by the Company and, from and after such delivery, any former holders of Common Units who have not theretofore complied with this Article III shall thereafter look only to the Company for the Merger Consideration payable in respect of such Common Units, any distributions with respect to the Common Units to which they are entitled pursuant to Section 3.3(c), in each case, without any interest thereon. Any amounts remaining unclaimed by holders of such Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity shall, to the extent permitted by applicable Law, become the property of the Company, free and clear of any Liens, claims or interest of any Person previously entitled thereto.

(f) No Liability. To the fullest extent permitted by Law, none of the Company, the Merger Sub nor the Partnership shall be liable to any holder of Common Units for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond, in such reasonable amount as the Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue or pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration issuable or payable in respect of the Common Units represented by such Certificate and any distributions to which the holders thereof are entitled pursuant to Section 3.2.

(h) Withholding. The Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise issuable or payable pursuant to this Agreement to any holder of Common Units such amounts as the Surviving Entity or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local or foreign tax Law, with respect to the making of such issuance or payment. To the extent that amounts are so deducted and withheld by the Surviving Entity or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been issued or paid to the holder of Common Units in respect of whom such deduction and withholding was made by the Surviving Entity or the Exchange Agent, as the case may be.

Section 3.4 Book Entry Company Shares. All Company Shares to be issued in connection with the Conversion and Merger or exchanged for Common Units in connection with the Merger shall be distributed in book-entry form, without physical certificates.

Section 3.5 Anti-Dilution Provisions. In the event of any subdivisions, reclassifications, recapitalizations, splits, combinations or distributions in the form of equity interests with respect to the Common Units or the Company Shares prior to the Effective Time, the number of Company Shares to be distributed in connection with the Pre-Closing Transactions and the Merger will be correspondingly adjusted to provide the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 3.6 No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Section 3.7 Treatment of Equity Awards and Partnership Equity Plans. Effective immediately prior to the Conversion Effective Time, the GP Board will adopt resolutions, and will take all other actions as may be necessary or required in accordance with applicable Law and each Partnership Equity Plan (including the award agreements in respect of awards granted thereunder) and this Section 3.7, to provide that:

(a) Treatment of 2004 Director Deferred Phantom Units Awards. Immediately prior to the Effective Time, any then outstanding award of phantom units (“Phantom Units”) granted to a member of the GP Board under the 2004 Partnership Equity Plan pursuant to a Phantom Unit agreement that provides for the deferral of the receipt of such Phantom Units (a “2004 Director Deferred Phantom Unit Award”) shall, without any action on the part of the holder thereof, vest, to the extent unvested, and be paid out pursuant to the terms of the applicable award agreement. Immediately prior to the Effective Time, without any action on the part of the holder thereof, each Phantom Unit granted pursuant to such 2004 Director Deferred Phantom Unit Award shall be treated as a Common Unit for all purposes of this Agreement, including the right to receive the Merger Consideration in accordance with the terms hereof.

(b) Treatment of 2014 Director Deferred Phantom Units Awards. Immediately prior to the Effective Time, any then outstanding award of Phantom Units granted to a member of the GP Board under the 2014 Partnership Equity Plan pursuant to a Phantom Unit agreement that provides for the deferral of the receipt of such Phantom Units (a “2014 Director Deferred Phantom Unit Award”) shall, without any action on the part of the holder thereof, be assumed by the Company and converted into an award denominated in Company Shares (a “Converted Director Deferred Phantom Unit Award”). Each Converted Director Deferred Phantom Unit Award shall continue to have and be subject to the same terms and conditions as were applicable to such 2014 Director Deferred Phantom Unit Award immediately before the Effective Time and each Converted Director Deferred Phantom Unit Award shall cover the number of Company Shares equal to the number of Common Units underlying such 2014 Director Deferred Phantom Unit Award.

(c) Treatment of Phantom Units. Immediately prior to the Effective Time, any then outstanding award of Phantom Units that is not a 2004 Director Deferred Phantom Unit Award or a 2014 Director Deferred Phantom Unit Award granted under either of the Partnership Equity Plans shall, without any required action on the part of any holder or beneficiary thereof, be assumed by the Company and converted into an award denominated in Company Shares (a “Converted Phantom Unit Award”). Each Converted Phantom Unit Award shall continue to have and be subject to the same terms and conditions as were applicable to such Phantom Unit Award immediately before the Effective Time and each Converted Phantom Unit Award shall cover the number of Company Shares equal to the number of Common Units underlying such Phantom Unit Award.

(d) Treatment of Restricted Units. Immediately prior to the Effective Time, any award of then outstanding restricted units (“Restricted Units”) granted prior to the Effective Time under the 2014 Partnership Equity Plan (a “Restricted Unit Award”) shall, without any required action on the part of any holder or beneficiary thereof, be assumed by GP and converted into an award denominated in Company Shares (a “Converted Restricted Unit Award”). Each Converted Restricted Unit Award shall continue to have and be subject to the same terms and conditions as were applicable to such Restricted Unit Award immediately before the Effective Time and each Converted Restricted Unit Award shall cover the number of Company Shares equal to the number of Common Units underlying such Restricted Unit Award.

(e) Treatment of Unit Appreciation Rights. Immediately prior to the Effective Time, any then outstanding award of unit appreciation rights (“UARs”) under the 2004 Partnership Equity Plan (a “UAR Award”) shall, without any required action on the part of any holder or beneficiary thereof, immediately vest and any forfeiture restrictions applicable to such UAR Award shall immediately lapse. Immediately prior to the Effective Time, such UAR Award shall be assumed by the Company and converted into a stock appreciation right denominated in Company Shares (a “Converted UAR”). Each Converted UAR shall continue to have and be subject to the same terms and conditions as were applicable to such UAR immediately before the Effective Time, including the exercise price.

(f) Treatment of Partnership Equity Plans. Upon the Effective Time, the Partnership Equity Plans will be assumed by the Company, with the securities covered by the Partnership Equity Plans no longer being Common Units, but Company Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Parties. Except as otherwise specifically provided in this Article IV, each party hereto represents and warrants to the other parties hereto, to the extent applicable, as follows:

(a) Organization, Standing and Authority. Such party is a corporation, limited liability company or limited partnership, as the case may be, validly existing and in good standing under the jurisdiction of its organization and has the corporate, limited liability company or limited partnership power and authority, as the case may be, to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its obligations hereunder.

(b) Capitalization.

(i) As of the close of business on September 27, 2018, the Partnership had no partnership interests or equity interests issued and outstanding other than (A) 37,958,645 Common Units, (B) the Incentive Distribution Rights, (C) the 1.04% General Partner Interest, (D) 219,307 Phantom Units and 58,646 UARs that settle in Common Units pursuant to the 2004 Partnership Equity Plan, and (E) 780,949 Restricted Units and 274,076 Phantom Units which settle in Common Units pursuant to the 2014 Partnership Equity Plan. All outstanding equity interests of the Partnership are, and all Common Units issuable pursuant to the Phantom Units, the Restricted Unit Awards and the UAR Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of preemptive rights (except as set forth in the Partnership Agreement).

(ii) GP is the sole general partner of the Partnership. GP is the sole record and beneficial owner of the General Partner Interest and the Incentive Distribution Rights, and such General Partner Interest has been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement.

(iii) GP Holdings is the record and beneficial holder of 100% of the limited liability company interests of GP and, as of the close of business on September 27, 2018, was the record and beneficial holder of 2,332,878 Common Units.

(iv) Immediately prior to the Effective Time (after giving effect to the Conversion), the authorized capital stock of the Company will consist of 200,000,000 Company Shares, of which 5,282,878 Company Shares will be issued and outstanding and owned beneficially and of record by GP Holdings, and 10,000,000 shares of preferred stock, none of which will be issued or outstanding. All of the issued and outstanding Company Shares were duly authorized for issuance and are validly issued, fully paid and nonassessable and free of preemptive rights. When issued pursuant to the terms of this Agreement, all Company Shares issued pursuant to the Conversion or constituting any part of the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(v) As of the date hereof and immediately prior to the Effective Time (after giving effect to the Conversion), all of the issued and outstanding limited liability company interests of Merger Sub are beneficially owned by the Company. Except for the transactions contemplated by this Agreement, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Merger Sub to issue, transfer or sell any equity interest of Merger Sub, or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not incurred and will not incur, directly or indirectly, any obligations and has not engaged and will not engage in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(vi) As of the date hereof and immediately prior to the Effective Time (after giving effect to the Conversion), all of the issued and outstanding limited liability company interests of LP Sub are beneficially owned by the Company. Except for the transactions contemplated by this Agreement, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating LP Sub to issue, transfer or sell any equity interest of Merger Sub, or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, LP Sub has not incurred and will not incur prior to the Effective Time, directly or indirectly, any obligations and has not engaged and will not engage in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(vii) Except for the transactions contemplated by this Agreement, as disclosed in the Partnership SEC Documents or as set forth above in this Section 4.1(b), as of the date of this Agreement, there are not, and, as of the Conversion Effective Time with respect to GP and the Effective Time with respect to the Company, there will not be (A) partnership interests, limited liability company interests or other equity securities of the Partnership, the Company or the GP, as applicable, issued or authorized and reserved for issuance, (B) outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Partnership, the Company or the GP, as applicable, to issue, transfer or sell any equity interest of the Partnership, the Company or the GP, as applicable, respectively, or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, or (C) contractual obligations of the Partnership, the Company or the GP, as applicable, to repurchase, redeem or otherwise acquire any other equity interest in the Partnership or the Company or the GP, as applicable, respectively or any such securities or agreements listed in clause (B) of this sentence.

(viii) Neither the Partnership or GP nor any of their respective Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Unitholders or stockholders of the Company on any matter.

(ix) Except as disclosed in the Partnership SEC Documents or on Schedule 4.1(g), there are no voting trusts or other agreements or understandings to which the Partnership or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Partnership or any of its Subsidiaries. Except as set forth on Schedule 4.1(g), there are no voting trusts or other agreements or understandings to which GP or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of GP or the Company, as applicable.

(x) GP is, and at all times has been, in compliance with Section 7.5(a) of the Partnership Agreement.

(c) Approvals.

(i) Such party has taken all corporate, limited partnership and limited liability company, as applicable, action, subject to the Partnership Unitholder Approval, in the case of the Partnership, as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations hereunder and this Agreement constitutes a legal, valid and binding obligation of such party (assuming the due execution and delivery by, or with respect to, the other parties hereto), enforceable against such party in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(ii) In the case of the Partnership, as of the date hereof, the Conflicts Committee has (A) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Partnership and the Unitholders (other than GP and the Unitholders affiliated with GP); (B) approved this Agreement and the transactions contemplated hereby, including the Merger (the foregoing constituting Special Approval), (C) directed that this Agreement be submitted to a vote of the Unitholders, and (D) resolved its recommendation of adoption of this Agreement by the Unitholders.

(iii) The Partnership Unitholder Approval is the only vote or approval of the holders of any class or series of partnership interests in the Partnership that is necessary to approve and adopt this Agreement on behalf of the Partnership and the transactions contemplated by this Agreement. The GP Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “fair price,” “control share” or similar Law applicable to GP (or the Company, as applicable) or any of its Subsidiaries (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 203 of the DGCL) under Section 203 of the DGCL) (“Takeover Laws”) do not, and will not, apply to this Agreement and the consummation of the transactions contemplated this Agreement, including the Merger, the Conversion and the issuance of Company Shares pursuant to the Merger.

(iv) The GP Board, on behalf of GP, in its capacity as the sole member of Merger Sub, has approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement.

(v) The GP Board, on behalf of GP, has (i) approved the Conversion and the issuance of Company Shares pursuant to the Merger, and (ii) recommended to the Board of Directors of GP Holdings, in its own capacity and in its capacity as the sole member of GP, that it approve the Conversion and the issuance of Company Shares pursuant to the Merger.

(vi) The Board of Directors of GP Holdings, on behalf of GP Holdings, in its individual capacity and in its capacity as the sole member of GP, and immediately following the Conversion, as the sole stockholder of the Company, has approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including, upon the recommendation of the GP Board, as applicable, the Conversion and the issuance of Company Shares pursuant to the Merger.

(d) No Conflicts. Subject to the filing and declaration of the effectiveness, as applicable, of the Partnership Proxy Statement and the Registration Statement, and assuming Partnership Unitholder Approval, the Credit Agreement Amendment, required filings under federal and state securities laws and the rules of the NYSE or any other National Securities Exchange, and the other consents, authorizations, filings and approvals contemplated by Article VI are duly obtained, none of the execution and delivery hereof, the performance of such party’s obligations hereunder nor the consummation of the transactions contemplated by this Agreement will violate or contravene (i) the organizational documents of such party (or any of its Subsidiaries), (ii) any material Law applicable to such party (or any of its Subsidiaries); or (iii) except where such violation or contravention has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party (or any of its Subsidiaries, or, in the case of GP, on the Partnership) or any material agreement to which such party (or any of its Subsidiaries) is a party or by which its assets are bound.

(e) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

(f) Regulatory Approvals. No approval of any Governmental Authority is necessary to consummate the transactions contemplated by this Agreement, including the Merger, the Conversion and the Contribution, other than (i) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing and declaration of effectiveness, as applicable, of the Partnership Proxy Statement and the Registration Statement, and applicable state securities and “blue sky” laws, (ii) the filing of the Certificate of Merger, the Charter and the Certificate of Conversion with the Secretary of State of the State of Delaware, or (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE or any other National Securities Exchange (collectively, the “Required Approvals”), and no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated by this Agreement, other than the Required Approvals and such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions.

(g) Transactions with Unitholders. Except as disclosed on Schedule 4.1(g) hereto or in any Partnership SEC Documents, neither GP nor its Affiliates (other than the Partnership and its Subsidiaries) are a party to any agreement, contract or arrangement between themselves, on the one hand, and any Unitholder in its capacity as such, on the other hand.

Section 4.2 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, none of the parties nor any other Person makes or has made any express or implied representation or warranty with respect to such party or with respect to any other information provided to the other parties in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, no party will have or be subject to any liability or other obligation to the other parties or any other Person resulting from the distribution to the other parties or the other Parties’ use of, any such information, including any information, documents, projections, forecasts or other materials made available to the parties in expectation of the Reorganization, unless any such information is the subject of an express representation or warranty set forth in Article IV.

ARTICLE V

COVENANTS

Section 5.1 Commercially Reasonable Efforts; Third Party Approvals. Subject to the terms and conditions of this Agreement, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to permit consummation of the Reorganization promptly and otherwise to enable consummation of the transactions contemplated hereby, including the Merger, the Conversion and the Contribution. Each party hereto shall cooperate and use its commercially reasonable efforts to (i) prepare all documentation, (ii) effect all filings, (iii) obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the transactions contemplated by this Agreement, including the Merger, the Conversion and Contribution, (iv) comply with the terms and conditions of such permits, consents, approvals and authorizations, (v) cause the Reorganization to be consummated as expeditiously as practicable and (vi) defend against any proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

Section 5.2 Preparation of the Registration Statement and the Partnership Proxy Statement; Partnership Unitholder Meeting.

(a) As promptly as practicable following the date of this Agreement, the Partnership and GP shall jointly prepare and file with the SEC a registration statement on Form S-4 (the “Registration Statement”), in which a proxy statement, which the Partnership and GP will jointly prepare and file with the SEC (the “Partnership Proxy Statement”), will be included as a prospectus. Each of the Partnership and GP shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. Each of the Partnership and GP shall use its commercially reasonable efforts to cause the Partnership Proxy Statement to be mailed to the Unitholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, including by incorporation by reference, the Registration Statement or the Partnership Proxy Statement will be made by any party without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or GP or the Company, as applicable, or any of their respective Affiliates, directors or officers, is discovered by the Partnership or GP or the Company, as applicable, that should be set forth in an amendment or supplement to either the Registration Statement or the Partnership Proxy Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Unitholders.

(b) The Partnership shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Unitholders (the “Partnership Unitholder Meeting”) for the purpose of obtaining the Partnership Unitholder Approval. The Partnership shall, through the Conflicts Committee, recommend to the Unitholders approval of this Agreement (the “Partnership Conflicts Committee Recommendation”) unless the Conflicts Committee has concluded that recommending to the Unitholders approval of this Agreement would be inconsistent with its duties to the holders of Units under the Partnership Agreement or applicable Law, and the Partnership shall use commercially reasonable efforts to obtain from the Unitholders the Partnership Unitholder Approval. Notwithstanding the foregoing, at any time prior to obtaining the Partnership Unitholder Approval, the Conflicts Committee may withdraw, modify or qualify in any manner adverse to any party to this Agreement the Partnership Conflicts Committee Recommendation (any such action, a “Change in Recommendation”) if the Conflicts Committee shall have concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the failure to make a Change in Recommendation would be inconsistent with its duties under the Partnership Agreement or applicable Law; provided, however, that the Conflicts Committee shall not be entitled to exercise its rights to make a Change in Recommendation pursuant to this sentence unless the Partnership has provided to GP Holdings five Business Days’ prior written notice advising GP Holdings that the Conflicts Committee intends to take such action and specifying the reasons therefor in reasonable detail. For the avoidance of doubt, any Change in Recommendation will not (i) change the approval of this Agreement and the transactions contemplated hereby or any other approval of the Conflicts Committee or (ii) relieve the Partnership of any of its obligations under this Agreement, including its obligation to hold the Partnership Unitholder Meeting. The Partnership Proxy Statement shall include the Partnership Conflicts Committee Recommendation including any Change in Recommendation. Without limiting the generality of the foregoing, the Partnership’s obligations pursuant to the first sentence of this Section 5.2(b) shall not be affected by the withdrawal or modification of the Partnership Conflicts Committee Recommendation or the Special Approval of this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Partnership may postpone or adjourn the Partnership Unitholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (ii) for the absence of quorum, and (iii) to the extent reasonably necessary to ensure that any supplement or amendment to the Partnership Proxy Statement that the GP Board has determined after consultation with outside legal counsel is necessary under applicable Law is provided to the Unitholders within the minimum amount of time reasonably practicable prior to the Partnership Unitholder Meeting. Without the written consent of the Conflicts Committee, no matter shall be submitted for action at the Partnership Unitholder Meeting except (i) the approval of this Agreement and the Merger, (ii) matters reasonably related to the approval of this Agreement and the Merger and (iii) matters related to financing in connection with this Agreement or the Merger.

(c) Unless this Agreement is validly terminated in accordance with Article VII, the Partnership shall submit this Agreement to the Unitholders for approval at the Partnership Unitholder Meeting.

Section 5.3 Access to Information. Upon reasonable advance notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the other party and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and its Subsidiaries’ properties, commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. No party shall be required to provide access to or to disclose any information that is subject to attorney-client privilege.

Section 5.4 Press Releases. Prior to the termination of this Agreement pursuant to Article VII, each of the parties will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable Law or the rules of the NYSE or any applicable National Securities Exchange, in which case it will consult with the other party before issuing any such press release or written statement.

Section 5.5 Section 16 Matters. Prior to the Effective Time, the Partnership and GP shall take all reasonable steps to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Partnership (including derivative securities) or acquisitions of Company Shares in connection with this Agreement and the transactions contemplated hereby, by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.6 Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Partnership.

Section 5.7 Takeover Statutes. If prior to the Effective Time any Takeover Law shall become applicable to this Agreement, the Merger or the other transactions contemplated hereby or related thereto, each of the Partnership, GP Holdings, GP and the Conflicts Committee shall grant such approvals and shall use commercially reasonable efforts to take such actions so that the transactions contemplated hereby, including the Conversion and the Merger, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use commercially reasonable efforts to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby, including the Conversion and the Merger.

Section 5.8 Indemnification.

(a) All rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Merger existing as of the date of this Agreement in favor of the Indemnitees (as defined in the Partnership Agreement) as provided in the Partnership Agreement (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Partnership’s Subsidiaries) and indemnification agreements of the Partnership, GP or any of their Subsidiaries (the “Indemnitees”) shall as of the Effective Time be assumed by the Company in the transactions contemplated by this Agreement, without further action, and shall survive the transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms.

(b) For a period of not less than six (6) years after the Merger, the bylaws of the Company shall contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the Partnership Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of not less than six (6) years after the Merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger, were Indemnitees, unless such modification shall be required by Law and then only to the minimum extent required by Law.

(c) This Section 5.8 shall survive the consummation of the Reorganization and is intended to be for the benefit of, and shall be enforceable by, the Indemnitees and their respective heirs and personal representatives, and shall be binding on GP, the Company and their successors and assigns.

Section 5.9 Conduct of the StoneMor Parties. From and after the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, GP, GP Holdings and their respective controlling Affiliates will not enter into any agreement, transaction or arrangement with the Partnership or any of its Subsidiaries without the prior written consent of the Conflicts Committee except (i) actions taken by GP solely in its capacity as the general partner of the Partnership, (ii) as otherwise provided in this Agreement or (iii) for any such agreement, transaction or arrangement entered into in the ordinary course of business consistent with past practice.

Section 5.10 Prompt Notification. From the date of this Agreement until the Closing Date, each of GP Holdings and the Partnership shall, and shall cause its Subsidiaries to, promptly notify the other party and the Conflicts Committee in writing of (i) any event, condition or circumstance that could reasonably be expected to result in any of the conditions set forth in Article VI not being satisfied at the Effective Time, and (ii) any material breach by the notifying party of any covenant, obligation, or agreement contained in this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the notified party.

Section 5.11 Conflicts Committee. Prior to the earlier of the Effective Time and the termination of this Agreement, neither the GP Board nor GP Holdings shall, without the consent of the Conflicts Committee, eliminate the Conflicts Committee, or revoke or diminish the authority of the Conflicts Committee, or, except in the event of a material breach of his or her obligations as a director of GP or for cause, remove or cause the removal of any director of the GP Board that is a member of the Conflicts Committee either as a member of such board or such committee, or appoint any additional director to the GP Board or the Conflicts Committee, in each case without the affirmative vote of the GP Board, including the affirmative vote of a majority of members of the Conflicts Committee. For the avoidance of doubt, this Section 5.11 shall not apply to the filling of any vacancies caused by the death, incapacity or resignation of any director in accordance with the provisions of the GP LLC Agreement.

Section 5.12 Registration Rights Agreement. GP shall use commercially reasonable efforts to enter into a customary registration rights agreement with the Supporting Unitholders prior to the Closing, consistent with the term sheet attached as Exhibit C.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

The obligations of each party hereto to consummate the Reorganization is conditioned upon the satisfaction at or prior to the Closing of each of the following:

Section 6.1 Partnership Unitholder Vote. This Agreement and the transactions contemplated thereby, including the Merger, the Conversion and Contribution, shall have been approved and adopted by the affirmative vote or consent of holders of a majority of Outstanding Common Units (“Partnership Unitholder Approval”) in accordance with applicable Law and the Partnership Agreement.

Section 6.2 No Injunction. No order, decree or injunction of any Governmental Authority shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated hereby.

Section 6.3 Representations, Warranties and Covenants of the StoneMor Parties. In the case of Merger Sub’s obligations to consummate the Reorganization:

(a) each of the representations and warranties contained herein of the StoneMor Parties shall be true and correct in all material respects as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

(b) each of the covenants of the StoneMor Parties to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects by the StoneMor Parties; and

(c) the Company shall have received a certificate signed by an authorized person of GP Holdings, dated the Closing Date, to the effect, as applicable, set forth in Section 6.3(a) and Section 6.3(b).

Section 6.4 Representations, Warranties and Covenants of Merger Sub. In the case of each of the StoneMor Parties’ obligation to consummate the Reorganization:

(a) each of the representations and warranties contained herein of Merger Sub shall be true and correct in all material respects as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date;

(b) each of the covenants of Merger Sub to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with by Merger Sub in all material respects; and

(c) the Partnership shall have received a certificate signed by an executive officer of Merger Sub, dated the Closing Date, to the effect, as applicable, set forth in Section 6.4(a) and Section 6.4(b).

Section 6.5 Effective Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 6.6 NYSE Listing. The Company Shares shall have been approved for listing on the NYSE or any other National Securities Exchange, subject to official notice of issuance.

Section 6.7 Credit Agreement Amendment. The Credit Agreement, dated as of August 4, 2016, among StoneMor Operating LLC, the other borrowers party thereto, the lenders party thereto, Capital One, National Association, as administrative agent and the other agents party thereto (the “Credit Agreement”) and any other documents entered into in connection with the Credit Agreement, shall have been amended, amended and restated, or otherwise modified in a manner that permits the consummation of the Reorganization and the other transactions contemplated by this Agreement (the “Credit Agreement Amendment”).

Section 6.8 Company Long-Term Incentive Plan. The GP Board or a committee thereof shall have adopted the Company Long-Term Incentive Plan as of the Effective Time and authorized all equity awards granted thereunder as of the Effective Time.

Section 6.9 Frustration of Closing Conditions.

(a) None of the StoneMor Parties (other than the Partnership) may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was due to the failure of any of the StoneMor Parties (other than the Partnership) to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such party prior to the Closing.

(b) Merger Sub may not rely on the failure of any condition set forth in this Article VI, as the case may be, to be satisfied if such failure was due to the failure of such party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing.

ARTICLE VII

TERMINATION

Section 7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby, including the Conversion and the Merger, may be abandoned at any time prior to the Effective Time whether before or after Partnership Unitholder Approval:

(a) by either the Partnership or Merger Sub upon written notice to the other, if:

(i) the Closing has not been consummated on or before June 30, 2019 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(a)(i) shall not be available to the Partnership or Merger Sub, as applicable, whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Closing and the transactions contemplated hereby to have been consummated on or before such date;

(ii) the Partnership Unitholder Meeting and any postponements or adjournments thereof shall have concluded and the Partnership Unitholder Approval shall not have been obtained;

(iii) any Governmental Authority has issued an order, decree or injunction that is in effect enjoining, prohibiting or otherwise making illegal the consummation of the Merger or any of the other transactions contemplated hereby; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(a)(iii) shall not be available to the Partnership or Merger Sub, as applicable, whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, such issuance;

(iv) there has been a material breach in any of the representations or warranties set forth in this Agreement on the part of any of the other parties (treating the StoneMor Parties as one party and Merger Sub as one party for the purposes of this Section 7.1), which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(a)(iv) unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by this Agreement under Section 6.4 (in the case of a breach of representation or warranty by Merger Sub) or Section 6.3 (in the case of a breach of representation or warranty by the StoneMor Parties);

(v) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any of the other parties, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(a)(v) unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by this Agreement under Section 6.4 (in the case of a breach of covenants or agreements by Merger Sub) or Section 6.3 (in the case of a breach of covenants or agreements by the StoneMor Parties);

(b) by the Partnership upon written notice to GP Holdings, if the Conflicts Committee has made a Change in Recommendation; provided, however, that the Partnership shall not have the right to terminate this Agreement pursuant to this if the Partnership Unitholder Approval shall have been obtained prior to the time of such termination; or

(c) by GP, upon written notice to the Partnership and Merger Sub, (i) if GP shall have concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the consummation of the Reorganization would be inconsistent with its duties under the Partnership Agreement or applicable Law, or (ii) if there has been a Material Adverse Effect on the Partnership.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 7.2 and Section 7.3, this Agreement (other than Section 5.6, this Section 7.2 and Article VIII) shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of any party hereto; provided, however, that nothing herein shall relieve any party from any liability or obligation with respect to any fraud or intentional breach of this Agreement.

Section 7.3 Termination Expenses. Notwithstanding Section 5.6 or any other provision herein to the contrary, if this Agreement is terminated pursuant to Section 7.1(a)(i) and (a) none of the circumstances described in Section 7.1(a)(ii), (iii), (iv) or (v), Section 7.1(b), Section 7.1(c) otherwise exist, and (b) there has not been (i) a change in tax Law that could reasonably be expected to have a Material Adverse Effect, or (ii) any other event or occurrence not reasonably within the control of GP or its Affiliates that has had or would reasonably be expected to have a material adverse effect on the Partnership’s ability to consummate the transactions contemplated hereby (it being understood and agreed by the parties that the failure of the Registration Statement to be declared effective shall be deemed to be not within the control of GP or its Affiliates so long as the Partnership and GP have used commercially reasonable efforts to have it declared effective prior to the termination of this Agreement), then GP and GP Holdings shall reimburse to the Partnership all out-of-pocket costs and expenses (including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses) incurred by the Partnership in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Waiver; Amendment. Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement may be (a) waived in writing by the party or parties benefited by the provision and approved by the Conflicts Committee in the case of the Partnership and executed in the same manner as this Agreement, or (b) amended or modified at any time, whether before or after the Partnership Unitholder Approval, by an agreement in writing between the parties hereto approved by the Conflicts Committee in the case of the Partnership and executed in the same manner as this Agreement, provided, that after the Partnership Unitholder Approval, no amendment shall be made that requires further Partnership Unitholder Approval without such approval.

Section 8.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 8.3 Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

Section 8.4 Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or through electronically transmission or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

if to the Partnership, at

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Attention: General Counsel, Austin K. So

Email: aso@stonemor.com

With a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: David P. Oelman

Email: doelman@velaw.com

Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103

Attention: F. Douglas Raymond, III

Email: douglas.raymond@dbr.com

if to GP, GP Holdings or Merger Sub, at

StoneMor GP LLC

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

Attention: General Counsel, Austin K. So

Email: aso@stonemor.com

With copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: David P. Oelman

Email: doelman@velaw.com

Notices will be deemed to have been received (i) on the date of receipt if delivered by hand or nationally recognized overnight courier service, (ii) in the case of electronic transmission, on the date receipt of such electronic transmission is confirmed in writing or by electronic transmission or (iii) on the date five (5) Business Days after dispatch by certified or registered mail.

Section 8.5 Entire Understanding; No Third Party Beneficiaries. This Agreement and any certificates delivered by any party pursuant to this Agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), the provisions of Section 5.8 and Section 8.13 and the right of the Unitholders to receive the applicable Merger Consideration after the Closing (a claim by the Unitholders with respect to which may not be made unless and until the Closing shall have occurred).

Section 8.6 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 8.7 Titles and Headings. The article, section and paragraph headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.8 Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. Each party agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.4 shall be deemed effective service of process on such party.

Section 8.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent any breach of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11 Interpretation; Definitions. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The phrase “beneficial ownership” and words of similar import when used in this Agreement shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(1) under the Exchange Act. Except as otherwise expressly provided herein, all references in this Agreement to “$” are intended to refer to U.S. dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Reference to any agreement or instrument means the agreement or instrument as amended, restated, modified or supplemented from time to time. References to a Person are also to its permitted successors and assigns. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

Section 8.12 Survival. All representations, warranties, agreements and covenants contained in this Agreement shall terminate at the Effective Time or, except as provided in Section 7.2, at the termination of this Agreement pursuant to Section 7.1; provided, however, that if the Closing occurs, the agreements of the parties in Article I, Article II, Article III, Article VIII, Section 5.6, Section 5.8, Section 7.3 and any other agreement in this Agreement (or any instrument or other document delivered pursuant to this Agreement) that contemplates performance after the Effective Time shall survive the Effective Time.

Section 8.13 No-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Person other than the parties to this Agreement (and their respective successors and assigns) shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any Affiliate of any party or any of such party’s or its Affiliates’ respective (i) former, current or future directors, officers, agents, managers, advisors, subadvisors, assignees, incorporators, controlling Persons, fiduciaries, representatives or employees (or any of their successors or permitted assignees), (ii) former, current, or future general or limited partners, managers, stockholders or members (or any of their successors or permitted assignees), or (iii) any former, current or future directors, officers, agents, employees, managers, advisors, subadvisors, assignees, incorporators, controlling Persons, fiduciaries, representatives, general or limited partners, stockholders, managers or members of any of the foregoing, or in each case, any financing sources of any of the foregoing, but in each case not including the parties to this Agreement (and their respective successors and assigns), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against such persons and entities, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, or in connection or contemplation hereof, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation; provided, however, that nothing in this Section 8.13 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

Section 8.14 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other party, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any Subsidiary of the Company, but no such assignment shall relieve the Company or Merger Sub of any of its obligations hereunder, and any such purported assignment in violation of this Section 8.14 shall be void ab initio.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its general partner

	By:	/s/ Joseph M. Redling
	Name:	Joseph M. Redling
	Title:	President and Chief Executive Officer

STONEMOR GP LLC

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer

STONEMOR GP HOLDINGS LLC

By:	/s/ Robert B. Hellman, Jr.
Name:	Robert B. Hellman, Jr.
Title:	Authorized Person

HANS MERGER SUB, LLC

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer

Signature Page to

Merger and Reorganization Agreement

Schedule 4.1(g)

Transactions with Unitholders

Voting and Support Agreement dated as of September 27, 2018 by and among Axar Capital Management, LP, a Delaware limited partnership, Axar GP LLC, a Delaware limited liability company, Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership, StoneMor Partners L.P., a Delaware limited partnership, Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries and StoneMor GP Holdings LLC.

Nomination and Director Voting Agreement dated as of September 27, 2018 by and among StoneMor GP LLC, a Delaware limited liability company, Axar Capital Management, LP, a Delaware limited partnership, Axar GP LLC, a Delaware limited liability company, Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership, and Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries.

Memorandum of Understanding dated July 31, 2018 by and among GP Holdings, Axar Capital Management, LP, a Delaware limited partnership, and Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries.

Exhibit A

Certificate of Incorporation of the Company

Attached.

Exhibit B

Bylaws of the Company

Attached.

Exhibit C

Registration Rights Term Sheet

This term sheet is intended for illustrative and discussion purposes only and will not give rise to any legally binding obligation on the part of any party or any of their affiliates until such parties have executed and delivered to each other the definitive, binding written agreement contemplated by this term sheet. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger and Reorganization Agreement (the “Merger Agreement”).

Parties

StoneMor Inc. (“StoneMor Inc.”);

Axar Capital Management, LP, Axar GP, LLC, Axar Master Fund, Ltd. (collectively, “Axar”);

Robert B. Hellman, Jr. (in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC) (“AIM”); and

StoneMor GP Holdings LLC (“GP Holdings” and together with AIM and Axar, the “Holders”).

Registration Statement

As soon as reasonably practicable after it is eligible to use Form S-3, StoneMor Inc. will file a Form S-3 shelf registration statement covering the resale of the StoneMor Inc. Company Shares and use all commercially reasonable efforts to have the registration statement declared effective within 90 days of filing.

If StoneMor Inc. is not Form S-3 eligible on or following the first anniversary of the effective date of the Reorganization, then each of AIM and Axar shall be entitled to request that StoneMor Inc. file a S-1 registration statement . StoneMor Inc. shall not be required to keep such registration statement in effect for a period of more than 180 days.

Right to demand registration

Each of AIM and Axar shall be entitled to request (an “Underwritten Offering Request”) that StoneMor Inc. file a prospectus supplement to the shelf registration statement and otherwise facilitate an underwritten offering of a specified amount of Registrable Securities (an “Underwritten Offering”); provided, however, that the aggregate value of Registrable Securities to be included in each Underwritten Offering Request (based on the VWAP of the StoneMor Inc. Company Shares for the 30 days prior to the date of the Underwritten Offering Request) must exceed $10 million.

Each of AIM and Axar will be entitled to two (2) Underwritten Offering Requests (or one Underwritten Offering request in addition to any S-1 registration that has been effected as provided above); provided, that, Underwritten Offering Requests may not be exercised more than one time in any 6-month period. Any Underwritten Offering will not count against such number of Underwritten Offering Requests if such offering is closed or withdrawn (other than at the request of the requesting Holder). The requesting Holder will have the right to select the lead underwriters for the Underwritten Offering, to be reasonably acceptable to StoneMor Inc. AIM and GP Holdings will share in any Underwritten Offering Requests.

For purposes hereof, “Registrable Securities” shall mean all StoneMor Inc. Company Shares acquired by Axar and AIM pursuant to the Merger and Reorganization Agreement (including shares received as liquidated damages and shares received with respect to Registrable Securities pursuant to stock splits, dividends, combinations, reorganizations and the like). Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; or (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

Participation in Underwritten Offerings	Each Holder shall have the right to participate in any Underwritten Offering of StoneMor Inc., subject to customary notice procedures (which shall include truncated notice procedures for overnight, bought-deal or similar offerings); provided, that the value (based on the VWAP of the Company for the 30 business days prior to the date of the Underwritten Offering Request) of such Holder’s Registrable Securities must be at least $5 million.

Underwritten Offering cutback	If the managing underwriter advises StoneMor Inc. that a reduction in the size of any Underwritten Offering is necessary or advisable, each participating Holder’s allocation shall be proportionately reduced based on the amount of Registrable Securities each participating Holder proposed to include.

Registration expenses	Underwriting discounts and commissions and fees and expenses of Holders’ counsel will be borne by Holders. All other expenses relating to registration will be borne by Stonemor Inc.

Lock-up	Each Holder agrees to enter into customary lock-up agreements not to exceed 90 days for any Underwritten Offering or other registered offering by Stonemor Inc., if requested by the managing underwriter.

Other provisions	The definitive registration rights agreement will contain such other provisions as are customary for a transaction of this nature and as may be agreed up on Stonemor Inc. and Holders.

Exhibit 21.1

Subsidiaries (or Managed Entities*) of StoneMor Partners L.P.

(StoneMor GP LLC general partner) as of December 31, 2018

Subsidiary (or Managed Entity*) Name	Jurisdiction of Formation
Alleghany Memorial Park LLC	Virginia
Alleghany Memorial Park Subsidiary, Inc.	Virginia
Altavista Memorial Park LLC	Virginia
Altavista Memorial Park Subsidiary, Inc.	Virginia
Arlington Development Company	New Jersey
Augusta Memorial Park Perpetual Care Company	Virginia
Bethel Cemetery Association*	New Jersey
Beth Israel Cemetery Association of Woodbridge, New Jersey*	New Jersey
Birchlawn Burial Park LLC	Virginia
Birchlawn Burial Park Subsidiary, Inc.	Virginia
Bronswood Cemetery, Inc.	Illinois
Cedar Hill Funeral Home, Inc.	Maryland
Cemetery Investments LLC	Virginia
Cemetery Investments Subsidiary, Inc.	Virginia
Cemetery Management Services, L.L.C.	Delaware
Cemetery Management Services of Ohio, L.L.C.	Delaware
Chapel Hill Associates, Inc.	Michigan
Chapel Hill Funeral Home, Inc.	Indiana
Clover Leaf Park Cemetery Association*	New Jersey
CMS West LLC	Pennsylvania
CMS West Subsidiary LLC	Pennsylvania
Columbia Memorial Park LLC	Maryland
Columbia Memorial Park Subsidiary, Inc.	Maryland
Cornerstone Family Insurance Services, Inc.	Delaware
Cornerstone Family Services of New Jersey, Inc.	New Jersey
Cornerstone Family Services of West Virginia LLC	West Virginia
Cornerstone Family Services of West Virginia Subsidiary, Inc.	West Virginia
Cornerstone Funeral and Cremation Services LLC	Delaware
Cornerstone Trust Management Services LLC	Delaware
Covenant Acquisition LLC	Virginia
Covenant Acquisition Subsidiary, Inc.	Virginia
Covington Memorial Funeral Home, Inc.	Indiana
Covington Memorial Gardens, Inc.	Indiana
Crown Hill Cemetery Association*	Ohio
Eloise B. Kyper Funeral Home, Inc.	Pennsylvania
Forest Lawn Gardens, Inc.	Pennsylvania
Forest Lawn Memorial Chapel, Inc.	Indiana
Forest Lawn Memory Gardens, Inc.	Indiana
Glen Haven Memorial Park LLC	Delaware
Glen Haven Memorial Park Subsidiary, Inc.	Maryland
Henlopen Memorial Park LLC	Delaware
Henlopen Memorial Park Subsidiary LLC	Delaware
Henry Memorial Park LLC	Virginia
Henry Memorial Park Subsidiary, Inc.	Virginia
Highland Memorial Park, Inc.*	Ohio
Hillside Memorial Park Association, Inc.*	Ohio
Juniata Memorial Park LLC	Pennsylvania

Subsidiary (or Managed Entity*) Name	Jurisdiction of Formation
Kingwood Memorial Park Association*	Ohio
KIRIS LLC	Virginia
KIRIS Subsidiary, Inc.	Virginia
Kirk & Nice, Inc.	Pennsylvania
Kirk & Nice Suburban Chapel, Inc.	Pennsylvania
Lakewood/Hamilton Cemetery LLC	Tennessee
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Tennessee
Lakewood Memory Gardens South LLC	Georgia
Lakewood Memory Gardens South Subsidiary, Inc.	Georgia
Laurel Hill Memorial Park LLC	Virginia
Laurel Hill Memorial Park Subsidiary, Inc.	Virginia
Laurelwood Holding Company	Pennsylvania
Legacy Estates, Inc.	New Jersey
Locustwood Cemetery Association*	New Jersey
Loewen [Virginia] LLC	Virginia
Loewen [Virginia] Subsidiary, Inc.	Virginia
Lorraine Park Cemetery LLC	Delaware
Lorraine Park Cemetery Subsidiary, Inc.	Maryland
Modern Park Development LLC	Maryland
Modern Park Development Subsidiary, Inc.	Maryland
Northlawn Memorial Gardens*	Ohio
Oak Hill Cemetery LLC	Virginia
Oak Hill Cemetery Subsidiary, Inc.	Virginia
Ohio Cemetery Holdings, Inc.*	Ohio
Osiris Holding Finance Company	Delaware
Osiris Holding of Maryland LLC	Delaware
Osiris Holding of Maryland Subsidiary, Inc.	Maryland
Osiris Holding of Pennsylvania LLC	Pennsylvania
Osiris Holding of Rhode Island LLC	Rhode Island
Osiris Holding of Rhode Island Subsidiary, Inc.	Rhode Island
Osiris Management, Inc.	New Jersey
Osiris Telemarketing Corp.	New York
Perpetual Gardens.Com, Inc.	Delaware
Plymouth Warehouse Facilities LLC	Delaware
Prince George Cemetery Corporation	Virginia
PVD Acquisitions LLC	Virginia
PVD Acquisitions Subsidiary, Inc.	Virginia
Rockbridge Memorial Gardens LLC	Virginia
Rockbridge Memorial Gardens Subsidiary Company	Virginia
Rolling Green Memorial Park LLC	Pennsylvania
Rose Lawn Cemeteries LLC	Virginia
Rose Lawn Cemeteries Subsidiary, Incorporated	Virginia
Roselawn Development LLC	Virginia
Roselawn Development Subsidiary Corporation	Virginia
Russell Memorial Cemetery LLC	Virginia
Russell Memorial Cemetery Subsidiary, Inc.	Virginia
Shenandoah Memorial Park LLC	Virginia
Shenandoah Memorial Park Subsidiary, Inc.	Virginia
Sierra View Memorial Park	California
Southern Memorial Sales LLC	Virginia
Southern Memorial Sales Subsidiary, Inc.	Virginia
Springhill Memory Gardens LLC	Maryland
Springhill Memory Gardens Subsidiary, Inc.	Maryland

Subsidiary (or Managed Entity*) Name	Jurisdiction of Formation
Star City Memorial Sales LLC	Virginia
Star City Memorial Sales Subsidiary, Inc.	Virginia
Stephen R. Haky Funeral Home, Inc.	Pennsylvania
Stitham LLC	Virginia
Stitham Subsidiary, Incorporated	Virginia
StoneMor Alabama LLC	Alabama
StoneMor Alabama Subsidiary, Inc.	Alabama
StoneMor Arkansas Subsidiary LLC	Arkansas
StoneMor California, Inc.	California
StoneMor California Subsidiary, Inc.	California
StoneMor Cemetery Products LLC	Pennsylvania
StoneMor Colorado LLC	Colorado
StoneMor Colorado Subsidiary LLC	Colorado
StoneMor Florida LLC	Florida
StoneMor Florida Subsidiary LLC	Florida
StoneMor Georgia LLC	Georgia
StoneMor Georgia Subsidiary, Inc.	Georgia
StoneMor Hawaiian Joint Venture Group LLC	Hawaii
StoneMor Hawaii LLC	Hawaii
StoneMor Hawaii Subsidiary, Inc.	Hawaii
StoneMor Holding of Pennsylvania LLC	Pennsylvania
StoneMor Illinois LLC	Illinois
StoneMor Illinois Subsidiary LLC	Illinois
StoneMor Indiana LLC	Indiana
StoneMor Indiana Subsidiary LLC	Indiana
StoneMor Iowa LLC	Iowa
StoneMor Iowa Subsidiary LLC	Iowa
StoneMor Kansas LLC	Kansas
StoneMor Kansas Subsidiary LLC	Kansas
StoneMor Kentucky LLC	Kentucky
StoneMor Kentucky Subsidiary LLC	Kentucky
StoneMor Michigan LLC	Michigan
StoneMor Michigan Subsidiary LLC	Michigan
StoneMor Mississippi LLC	Mississippi
StoneMor Mississippi Subsidiary LLC	Mississippi
StoneMor Missouri LLC	Missouri
StoneMor Missouri Subsidiary LLC	Missouri
StoneMor North Carolina LLC	North Carolina
StoneMor North Carolina Subsidiary LLC	North Carolina
StoneMor North Carolina Funeral Services, Inc.	North Carolina
StoneMor Ohio LLC	Ohio
StoneMor Ohio Subsidiary, Inc.	Ohio
StoneMor Oklahoma LLC	Oklahoma
StoneMor Oklahoma Subsidiary LLC	Oklahoma
StoneMor Operating LLC	Delaware
StoneMor Oregon LLC	Oregon
StoneMor Oregon Subsidiary LLC	Oregon
StoneMor Pennsylvania LLC	Pennsylvania
StoneMor Pennsylvania Subsidiary LLC	Pennsylvania
StoneMor Puerto Rico LLC	Puerto Rico
StoneMor Puerto Rico Cemetery and Funeral, Inc.	Puerto Rico
StoneMor Puerto Rico Subsidiary LLC	Puerto Rico
StoneMor South Carolina LLC	South Carolina

Subsidiary (or Managed Entity*) Name	Jurisdiction of Formation
StoneMor South Carolina Subsidiary LLC	South Carolina
StoneMor Tennessee Subsidiary, Inc.	Tennessee
StoneMor Washington, Inc.	Washington
StoneMor Washington Subsidiary LLC	Washington
StoneMor Wisconsin LLC	Wisconsin
StoneMor Wisconsin Subsidiary LLC	Wisconsin
Sunset Memorial Gardens LLC	Virginia
Sunset Memorial Gardens Subsidiary, Inc.	Virginia
Sunset Memorial Park LLC	Maryland
Sunset Memorial Park Subsidiary, Inc.	Maryland
Temple Hill LLC	Virginia
Temple Hill Subsidiary Corporation	Virginia
The Valhalla Cemetery Company LLC	Alabama
The Valhalla Cemetery Subsidiary Corporation	Alabama
Tioga County Memorial Gardens LLC	Pennsylvania
Virginia Memorial Service LLC	Virginia
Virginia Memorial Service Subsidiary Corporation	Virginia
WNCI LLC	Delaware
W N C Subsidiary, Inc.	Maryland
Wicomico Memorial Parks LLC	Maryland
Wicomico Memorial Parks Subsidiary, Inc.	Maryland
Willowbrook Management Corp.	Connecticut
Woodlawn Memorial Park Subsidiary LLC	Pennsylvania

*Entity is not a StoneMor Partners L.P. subsidiary, but is a controlled nonprofit corporation, or a nonprofit corporation in which a StoneMor Partners L.P. subsidiary holds a voting interest, and to which management or operating services are provided by contract with a StoneMor Partners L.P. subsidiary.

Exhibit 31.1

CERTIFICATION

I, Joseph M. Redling, certify that:

1.	I have reviewed this annual report on Form 10-K, for the fiscal year ended December 31, 2018, of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 2, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Mark L. Miller, certify that:

1.	I have reviewed this annual report on Form 10-K, for the fiscal year ended December 31, 2018, of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 2, 2019	By:	/s/ Mark L. Miller
Mark L. Miller
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to the Annual Report of the Partnership on Form 10-K for the year ended December 31, 2018 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 2, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to the Annual Report of the Partnership on Form 10-K for the year ended December 31, 2018 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 2, 2019	By:	/s/ Mark L. Miller
Mark L. Miller
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

STONEMOR PARTNERS L.P.

3600 HORIZON BLVD

TREVOSE, PA 19053

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 19, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 19, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The conflicts committee of the board of directors of Stonemor GP LLC (“GP”), the general partner of Stonemor Partners L.P. (the Partnership”) recommends you vote FOR proposals 1 and 2.	For	Against	Abstain

1.  Approve the Merger and Reorganization Agreement, dated September 27, 2018 by and among the partnership, GP, StoneMor GP Holdings LLC, and Hans Merger Sub, LLC (as amended to date, the “Merger Agreement”).

	☐	☐	☐

2. Approve the adjournment of the Partnership Unitholder Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000419799_1

Important Notice Regarding the Availability of Proxy Materials for the Partnership Unitholder Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com

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STONEMOR PARTNERS L.P.

Partnership Unitholder Meeting

This proxy is solicited by the StoneMor GP LLC Board of

Directors

The unitholder(s) hereby appoint(s) Joseph M. Redling and Jeffrey DiGiovanni, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common units of StoneMor Partners L.P. that the unitholder(s) is/are entitled to vote at the Partnership Unitholder Meeting to be held Courtyard Philadelphia Bensalem, 3280 Tillman Road, Bensalem, PA 19020 on December 20, 2019 at 10 a.m., local time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the conflicts committee of the board of directors of GP.

Continued and to be signed on reverse side

0000419799_2